As filed with the Securities and Exchange Commission on September 18, 2025.
Registration No. 333-289532

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Amendment No. 1 to

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TUHURA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	2834	99-0360497
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
10500 University Center Drive, Suite 110
Tampa, Florida 33612
(813)
875-6600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Bianco
Chief Executive Officer
TuHURA Biosciences, Inc.
10500 University Center Drive, Suite 110
Tampa, Florida 33612
(813)
875-6600
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Curt P. Creely
Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, Florida 33602
(813)
229-2300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 18, 2025

PROSPECTUS

4,570,629 Shares of Common Stock

Up to 4,750,916 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus under the caption “Selling Stockholders,” or the Selling Stockholders, of up to 9,321,545 shares of our common stock, par value $0.001 per share, comprising up to (i) 4,570,629 shares of our common stock and (ii) 4,750,916 shares of our common stock issuable upon the exercise of warrants. We will not receive any proceeds from the sale of shares being sold by the selling stockholders. We will, however, receive proceeds on the exercise by the selling stockholders of outstanding warrants for shares of our common stock covered by this prospectus if the warrants are exercised for cash.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of the shares. The selling stockholders identified in this prospectus may offer the shares from time to time through public or private transactions at fixed prices, at prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section titled “Plan of Distribution” beginning on page 145 of this prospectus.

Our common stock is listed on the NASDAQ Capital Market (“NASDAQ”) under the symbol “HURA.” The last reported sale price of the common stock on September 17, 2025 was $2.43 per share.

Investing in shares of our common stock involves risks. See “Risk Factors” beginning on page 5 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025

Please read this prospectus carefully. It describes our business, financial condition, results of operations and prospects, among other things. We are responsible for the information contained in this prospectus and in any free-writing prospectus we have authorized. Neither we nor the underwriters have authorized anyone to provide you with different information, and neither we nor the underwriters take responsibility for any other information others may give you. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. You should not assume that the information contained in this prospectus is accurate as of any date other than its date.

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ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “Company,” “TuHURA,” “we,” “us,” “our,” and “ours” refer to TuHURA Biosciences, Inc., and its subsidiaries where the context so requires.

This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus of up to 9,321,545 shares of common stock. The exhibits to the registration statement of which this prospectus is a part contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to acquire or purchase common stock offered by this prospectus, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the section entitled “Where You Can Find More Information.”

This prospectus only provides you with a general description of the common stock that the selling stockholders may offer, which is not meant to be a complete description of the common stock. Each time a selling stockholder sells common stock, such selling stockholder will provide a prospectus and any related prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any related prospectus supplement together with the additional information described under the section entitled “Where You Can Find More Information.”

The selling stockholders may offer the common stock directly or through one or more underwriters, broker-dealers or agents. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of common stock. See “Plan of Distribution.”

You should rely only on the information contained in prospectus or in any related free writing prospectus filed by us with the Securities and Exchange Commission, or SEC. We and the selling stockholders have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus is only accurate as of the date hereof. Our business, financial condition, results of operations and prospects may have changed materially since such date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential”, or “continue” or the negative of these terms or other similar expressions. In particular, statements about the markets in which we operate, including growth of our various markets, and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions, or future events or performance contained in this prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in this prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price. Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to, the following:

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

•	our ability to raise funds for general corporate purposes and operations, including our research activities and clinical studies;

•	our ability to realize the anticipated benefits of the merger (the “Kineta Merger”) with Kineta, Inc. (“Kineta”);

•	the effects of the Kineta Merger on our business relationships, operating results and business generally;

•	expectations regarding the strategies, prospects, plans, expectations and objectives of our management for future operations of our company following the closing of the Kineta Merger;

•	unexpected costs, charges or expenses resulting from the Kineta Merger;

•	our ability to recruit qualified management and technical personnel;

•	the cost, timing, scope and results of our clinical studies;

•	existing regulations and regulatory developments in the United States and other jurisdictions;

•	our ability to attract and retain key scientific, medical, commercial and management personnel;

•	our ability to obtain and maintain required regulatory approvals for our products;

•	our expectations regarding the use of our existing cash;

•	the therapeutic potential of IFx-Hu2.0, IFx-Hu3.0, TBS-2025 and future product candidates;

•

the regulatory approval processes of the U.S. Food and Drug Administration and other comparable foreign regulatory authorities are lengthy, time-consuming and inherently unpredictable. If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals for our product candidates, we will not be able to commercialize, or will be delayed in commercializing, such product candidates, and our ability to generate revenue will be materially impaired;

•	our ability to obtain or maintain patents or other appropriate protection for the intellectual property utilized in our current and planned products;

•	our ability to develop and commercialize products without infringing the intellectual property rights of third parties; and

•	the other factors discussed in the “Risk Factors” section and elsewhere in this prospectus.

Given the risks and uncertainties set forth in this prospectus, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this prospectus are not guarantees of future performance and our actual results of operations, financial condition, and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained in this prospectus, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement. Except as required by federal securities laws, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

PROSPECTUS SUMMARY

The following summary highlights selected information about our company and this offering that is included elsewhere in this prospectus in greater detail. It does not contain all of the information that you should consider before investing in our common stock. Before investing in our common stock, you should read this entire prospectus carefully, including the information presented under the heading “Risk Factors” and in our financial statements and notes thereto. Unless otherwise stated or the context otherwise indicates, references to “TuHURA,” the “Company,” “we,” “our,” “us,” or similar terms refer to TuHURA Biosciences, Inc. and our wholly-owned subsidiaries.

The Company

We are a clinical stage immuno-oncology company with three distinct technologies focused on the development of novel therapeutics designed to overcome primary and acquired resistance to cancer immunotherapies.

Our proprietary Immune FxTM technology platform, or IFx, is an innate immune agonist technology designed to “trick” the body’s immune system to attack tumor cells by making tumor cells look like bacteria. Our lead product candidate, IFx2.0, is an innate immune agonist designed to overcome primary resistance to checkpoint inhibitors. In June 2025, we initiated a single randomized placebo-controlled Phase 3 registration trial of IFx-2.0 administered as an adjunctive therapy to Keytruda® (pembrolizumab) in first line treatment for patients with advanced or metastatic Merkel cell carcinoma who are checkpoint inhibitor naïve utilizing the FDA’s accelerated approval pathway.

In addition to our IFx technology platform, in June 2025 we acquired the rights to TBS-2025, a novel VISTA-inhibiting monoclonal antibody formerly known as KVA1213, through our acquisition of Kineta, Inc. (“Kineta”) on June 30, 2025. VISTA (otherwise referred to as V-domain Ig suppressor of T cell activation) is an immune checkpoint highly expressed on myeloid cells that is believed to be a strong driver of immunosuppression in the tumor microenvironment and is believed to be a primary mechanism by which leukemic blasts escape immune recognition contributing to low relapse rates and high rates of recurrence in acute myeloid leukemia, or AML. Following our acquisition of Kineta, we are currently planning on investigating TBS-2025 in a randomized Phase 2 trial in combination with a menin inhibitor vs menin inhibitor alone in mutated NPM1 (mutNPM1) AML.

In addition to our IFx and TBS-2025 technologies, we are leveraging our Delta Opioid Receptor technology to develop tumor microenvironment modulators in the form of first-in-class bi-specific antibody-peptide conjugates (“APCs”) and antibody-drug conjugates (“ADCs”) targeting Myeloid Derived Suppressor Cells (“MDSCs”). Our APCs and ADCs are being developed to inhibit the immune-suppressing effects of MDSCs on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

TuHURA’s principal executive offices are located at 10500 University Center Drive, Suite 110, Tampa, Florida 33612. TuHURA’s telephone number is (813) 875-6600. TuHURA’s principal website address is www.tuhurabio.com. The information contained on, or that can be accessed through, TuHURA’s website is deemed not to be incorporated in this prospectus or to be part of this prospectus. You should not consider information contained on its website to be part of this prospectus.

The Private Placement

On June 2, 2025, the Company and the selling stockholders (the “Purchasers”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to issue to the Purchasers, in a private placement (the “Offering”), an aggregate of 4,759,309 shares of common stock together with warrants to purchase an equal number of shares of common stock at an exercise price of $3.3125 (the “Warrants”), for an aggregate offering amount of approximately $12.6 million. The combined effective offering price for each share and accompanying Warrant in the Offering was $2.65.

Pursuant to the Securities Purchase Agreement, each Purchaser was obligated to purchase such Purchaser’s respective investment in the Offering in four equal tranches, as follows:

•	$2.23 million was purchased on June 2, 2025 (the “Initial Closing”);

•

$2.23 million was purchased on June 9, 2025, following the Company’s notification to the Purchasers that the Food and Drug Administration (FDA) has notified the Company that the Company is no longer subject to the partial clinical hold set forth in the FDA’s Partial Clinical Hold letter to the Company dated January 24, 2024, with respect to the Company’s planned Phase 3 trial of IFx-2.0;

•	$2.23 million was purchased on June 24, 2025, following the Company’s notification to the Purchasers that the Phase 3 trial for IFx-Hu2.0 (the “Phase 3 Trial”) had been initiated; and

•

$2.23 million was purchased on June 30, 2025, following the Company’s notification to the Purchasers that all material conditions for the closing of the Company’s merger transaction with Kineta have been satisfied (other than conditions that cannot be satisfied until on or immediately before the closing of the Kineta Merger) and that the Company is prepared to close the Kineta Merger.

In addition to the approximately $8.9 million that was purchased in four tranches through July 24, 2025, under the Securities Purchase Agreement, approximately $3.7 million of the Offering (the “Final Tranche Offering Amount”) was required under the Securities Purchase Agreement to be purchased and funded by December 31, 2025 by four Purchasers who had the right defer the purchase of a portion of their Common Stock and Warrants until such time (the “Deferral Investors”). The Deferral Investors were Pranabio Investments LLC, Garden Street House, LLC, Thomas C. Mollick, and Matthew Nachtrab.

On September 5, 2025, each of Deferral Investors and the Company entered into an agreement (the “Final Purchase Agreements”) pursuant to which they agreed to immediately purchase an aggregate of $3.2 million of the Final Tranche Offering Amount in exchange for the Company’s agreement, set forth in a Warrant Amendment Agreement between the Company and each Deferral Investor (the “Warrant Amendment Agreements”), to extend the expiration dates of certain warrants to purchase an aggregate of 1.5 million shares of Company common stock that were issued by the Company’s predecessor in a 2024 private placement of convertible notes (the “2024 Warrants”). Under the Warrant Amendment Agreements, the expiration dates of the 2024 Warrants were extended to December 31, 2030.

The Company currently plans to use the net proceeds from the Offering for cash requirements to fund expenses acquired in connection with the acquisition of Kineta, to fund the initiation of the Phase 3 Trial for IFx-2.0, to fund the advancement of TBS-2025 to a Phase 2 trial and for other working capital needs.

The Warrants have an exercise price per share equal to $3.3125 and will expire on the fifth (5th) anniversary of December 3, 2025. The exercise price of the Warrants is subject to proportional adjustment for stock splits, reverse stock splits, and similar transactions.

The shares, Warrants and the shares of common stock issuable upon exercise of the Warrants were issued in a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

The Company agreed to file this registration statement to register the resale of the shares and shares of common stock underlying the Warrants no later than 60 calendar days following the date of the Initial Closing and to use reasonable efforts to cause such registration statement to become effective within 120 calendar days following the date of the Initial Closing.

Closing of Kineta Merger

On June 30, 2025, the Company completed the previously announced acquisition contemplated by the Agreement and Plan of Merger, dated December 11, 2024, and as amended by that certain First Amendment to Agreement and Plan of Merger, dated May 5, 2025 (as amended, the “TuHURA-Kineta Merger Agreement”), by and among the Company, Hura Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub I”), Hura Merger Sub II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of the Company (“Merger Sub II”), Kineta, and Craig Philips, solely in his capacity as the representative, agent and attorney-in-fact of the stockholders of Kineta. Pursuant to the terms of the TuHURA-Kineta Merger Agreement, among other things, Merger Sub I (a) merged with and into Kineta (the “First Merger”), with Kineta being the surviving corporation of the First Merger, also known as the “Surviving Entity” and (b) immediately following the First Merger, the Surviving Entity merged with and into Merger Sub II (the “Second Merger”, and together with the First Merger, the “Kineta Merger”), with Merger Sub II being the surviving company of the Second Merger.

Upon completion of the Kineta Merger, pursuant to the terms and conditions of the TuHURA-Kineta Merger Agreement, each share of Kineta common stock, par value $0.001 per share (each, a “Share”), issued and outstanding immediately prior to the First Merger, was converted into the right to receive 0.185298 shares of the Company’s common stock, par value $0.001 per share (“TuHURA common stock”), for an aggregate of approximately 2,868,169 shares of TuHURA common stock. Also pursuant to the terms and conditions of the TuHURA-Kineta Merger Agreement, each Share is also entitled to (i) its pro rata portion of approximately 1,129,885 shares of TuHURA common stock to be issued after six months following the closing of the Kineta Merger, subject to adjustment for losses incurred or accrued during the six month period from the closing of the Kineta Merger, and (ii) the right to its pro rata share of cash consideration received by Kineta pursuant to disposed asset payments related to legacy Kineta assets. Such payments, if any, will be made at a later date and in accordance with the terms of the TuHURA-Kineta Merger Agreement. In each case, in lieu of the issuance of any fractional shares of TuHURA common stock, we will pay an amount equal to the product of (A) such fractional share and (B) $5.7528.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

The Offering

Common stock offered by the selling stockholders	Up to 9,321,545 shares of our common stock, par value $0.001 per share, or the Shares, comprising up to (i) 4,570,629 shares of our common stock and (ii) 4,750,916 shares of our common stock issuable upon the exercise of warrants.

Shares of common stock outstanding before this offering	51,103,535 shares as of September 11, 2025.

Terms of the offering	The selling stockholders will determine when and how to sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of shares being sold by the selling stockholders. We will, however, receive proceeds on the exercise by the selling stockholders of outstanding warrants for shares of our common stock covered by this prospectus if the warrants are exercised for cash. See “Use of Proceeds.”

Nasdaq Capital Market Symbol	“HURA”.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of factors you should carefully consider before investing in our common stock.

The number of shares of common stock to be outstanding after the Offering is based on 51,103,535 shares of common stock outstanding at September 11, 2025 (assuming exercise by the selling stockholders of all warrants being offering), excludes the following as of September 11, 2025:

•	6,488,116 shares of common stock issuable upon the exercise of stock options outstanding at a weighted exercise price of $5.13 per share;

•	9,328,113 shares of common stock reserved for future issuance under our TuHURA Biosciences, Inc. 2024 Equity Incentive Plan;

•	13,197,640 shares of common stock issuable upon the exercise of warrants outstanding at a weighted exercise price of $4.58 per share;

•

up to 1,539,958 shares of common stock reserved for issuance that may be issued pursuant to the terms of the Contingent Value Rights Agreement, dated as of October 18, 2024, between the Company (f/k/a Kintara Biosciences, Inc.) and Equiniti Trust Company, LLC; and

•

up to 1,129,885 shares reserved for issuance as delayed merger consideration to the Kineta stockholders, subject to adjustment for certain losses incurred or accrued during the six-month period following the closing of the Kineta Merger.

RISK FACTORS

SUMMARY OF RISK FACTORS

The following is a summary of the principal risks and uncertainties that could materially adversely affect our business, results of operations, financial condition, cash flows, prospects and/or the price of our outstanding securities and make an investment in our securities speculative or risky. You should read this summary together with the more detailed description of each risk factor contained below.

•	We have incurred significant losses since our inception. We expect to incur losses over the next several years and may never achieve or maintain profitability.

•

We may need substantial additional funding to allow us to support through clinical development and commercial launch, and if we are unable to raise capital when needed, we could be forced to delay, reduce or eliminate our product development programs or commercialization efforts.

•	Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

•	We are a clinical stage biopharmaceutical company and have a limited operating history upon which to base an investment decision.

•	We will face intense competition and may not be able to compete successfully.

•	We may incur substantial product liability or indemnification claims relating to the use of our product candidates

•	Our product candidates are at an early stage of development and may not be successfully developed or commercialized.

•

Any product candidates we advance into and through clinical development are subject to extensive regulation, which can be costly and time consuming, cause unanticipated delays or prevent the receipt of the required approvals to commercialize our product candidates.

•	If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

•

Because the results of preclinical studies and early clinical trials are not necessarily predictive of future results, any product candidate we advance into clinical trials may not have favorable results in later clinical trials, if any, or receive regulatory approval.

•

If we breach our license or other intellectual property-related agreements for our product candidates or otherwise experience disruptions to our business relationships with our licensor, we could lose the ability to continue the development and commercialization of our product candidates.

•	Our success will depend upon intellectual property, proprietary technologies and regulatory market exclusivity periods, and we may be unable to protect our intellectual property.

•	We may not realize the anticipated benefits from the Kineta Merger.

Investing in shares of our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus before investing in shares of our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that affect us. If any of the following risks occur, our business, operating results and prospects could be materially harmed. In that event, the price of our common stock could decline, and you could lose part or all of your investment

Risks Relating to TuHURA’s Business and Industry

TuHURA is a clinical-stage company and has a limited operating history, which may make it difficult to evaluate TuHURA’s current business and predict its future performance.

TuHURA is a clinical-stage pharmaceutical company and has no products approved for commercial sale. TuHURA employs a multi-indication immunomodulator platform (ImmuneFx) that utilizes both cell and gene therapies, together, to stimulate the immune system to recognize and combat tumor cells. Although there have been significant advances in cell and gene-based immunotherapies, TuHURA’s immunomodulatory platforms are new and largely unproven. TuHURA’s operations to date have been limited to organizing and staffing the company, business planning, raising capital, developing its technology, identifying potential product candidates, undertaking preclinical studies, and conducting clinical trials. If one of TuHURA’s product candidates received regulatory approval, TuHURA would need to transition from a company with a research and development focus to a company capable of supporting commercial activities. TuHURA may not be successful in such a transition. In addition, TuHURA’s limited operating history, particularly in light of the rapidly evolving cancer immunotherapy field, may make it difficult to evaluate its current business and predict its future performance. TuHURA will encounter risks and difficulties frequently experienced by early-stage companies in rapidly evolving fields. If it does not address these risks successfully, TuHURA’s business will suffer.

TuHURA has incurred significant losses since inception and expects to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future.

TuHURA is not profitable and has incurred significant losses in each period since TuHURA’s inception, including net losses of $22.6 million and $29.3 million for the years ended December 31, 2024, and 2023, respectively, (which includes the expensing of the entire $16.2 million purchase price for the assets of TuHURA Biopharma, Inc., of which $15 million was paid in the form of common stock), and $16.2 million and $10.1 million for the six months ended June 30, 2025 and 2024, respectively. As of June 30, 2025, we had an accumulated deficit of $127.3 million. To date, TuHURA has financed its operations primarily through private placements of its preferred stock and convertible notes. TuHURA has not commercialized any products and has never generated any revenue from product sales. TuHURA expects these losses to increase as it continues to incur significant research and development and other expenses related to TuHURA’s ongoing operations, seeks regulatory approvals for TuHURA’s product candidates, scales-up manufacturing capabilities and hires additional personnel to support the development of its product candidates and to enhance its operational, financial and information management systems.

A critical aspect of TuHURA’s strategy is to invest significantly in its technology platform to improve the efficacy and safety of its product candidates. To become and remain profitable, TuHURA must develop and eventually commercialize products with significant market potential, which it may never achieve. Even if TuHURA succeeds in commercializing one or more of these product candidates, TuHURA will continue to incur losses for the foreseeable future relating to its substantial research and development expenditures to develop TuHURA’s technologies. TuHURA may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect its business. The size of TuHURA’s future net losses will depend, in part, on the rate of future growth of its expenses and its ability to generate revenue. TuHURA’s prior losses and expected future losses have had and will continue to have an adverse effect on its stockholders’ equity and working capital. Further, the net losses TuHURA incurs may fluctuate significantly from quarter to quarter and year to year, such that a period-to-period comparison of its results of operations may not be a good indication of TuHURA’s future performance. If TuHURA does not achieve profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis. TuHURA’s failure to become and remain profitable would decrease the value of the company and could impair its ability to raise capital, maintain its discovery and preclinical and clinical development efforts, expand its business or continue its operations and may require TuHURA to raise additional capital that may dilute your ownership interest. A decline in the value of TuHURA could also cause you to lose all or part of your investment.

TuHURA’s recurring losses from operations and financial condition raise substantial doubt about its ability to continue as a going concern.

TuHURA’s recurring losses from operations and financial condition raise substantial doubt about its ability to continue as a going concern. In TuHURA’s financial statements for the six months ended June 30, 2025, and the year ended December 31, 2024 and 2023, TuHURA concluded that its recurring losses from operations and need for additional financing to fund future operations raise substantial doubt about TuHURA’s ability to continue as a going concern. Similarly, TuHURA’s independent registered public accounting firm included an explanatory paragraph in its report on TuHURA’s financial statements for the year ended December 31, 2024 with respect to this uncertainty. TuHURA’s ability to continue as a going concern will require it to obtain additional funding. If TuHURA is unable to obtain sufficient funding, its business, prospects, financial condition and results of operations will be materially and adversely affected, and TuHURA may be unable to continue as a going concern. If TuHURA is unable to raise capital when needed or on acceptable terms, it would be forced to delay, limit, reduce or terminate its product development or future commercialization efforts of one or more of its product candidates, or may be forced to reduce or terminate its operations. If TuHURA is unable to continue as a going concern, TuHURA may have to liquidate its assets and may receive less than the value at which those assets are carried on its audited financial statements, and it is likely that investors will lose all or part of their investment. If TuHURA seeks additional financing to fund its business activities in the future and there remains substantial doubt about its ability to continue as a going concern, investors and other financing sources may be unwilling to provide additional funding to it on commercially reasonable terms, if at all.

TuHURA has never generated any revenue from product sales for its human drug candidates and its ability to generate revenue from product sales and become profitable depends significantly on its success in numerous endeavors.

TuHURA has no products approved for commercial sale, has not generated any revenue from product sales, and does not anticipate generating any revenue from product sales until sometime after TuHURA has received regulatory approval for the commercial sale of a product candidate. TuHURA’s ability to generate revenue and achieve profitability depends significantly on its success in many endeavors, including:

•	completing research regarding, and nonclinical and clinical development of, TuHURA’s product candidates;

•	obtaining regulatory approvals and marketing authorizations for product candidates for which TuHURA completes clinical trials;

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developing a sustainable and scalable manufacturing process for TuHURA’s product candidates, including establishing and maintaining commercially viable supply relationships with third parties and establishing TuHURA’s own manufacturing capabilities and infrastructure;

•	launching and commercializing product candidates for which TuHURA obtains regulatory approvals and marketing authorizations, either directly or with a collaborator or distributor;

•	obtaining market acceptance of TuHURA’s product candidates as viable treatment options;

•	addressing any competing technological and market developments;

•	identifying, assessing, acquiring and/or developing new product candidates;

•	negotiating favorable terms in any collaboration, licensing, or other arrangements into which TuHURA may enter;

•	maintaining, protecting, and expanding TuHURA’s portfolio of intellectual property rights, including patents, trade secrets, and know-how; and

•	attracting, hiring, and retaining qualified personnel.

Because of the numerous risks and uncertainties associated with biopharmaceutical product development, TuHURA is unable to accurately predict the timing or amount of increased expenses or when, or if, TuHURA will be able to achieve profitability. If TuHURA is required by the U.S. Food and Drug Administration (the “FDA”), or other regulatory agencies, domestic or foreign, or other comparable foreign authorities, to perform preclinical studies or clinical trials in addition to those TuHURA currently anticipates, or if there are any delays in completing its clinical trials or the development of any of its product candidates, TuHURA’s expenses could increase and revenue could be further delayed.

Even if one or more of the product candidates that TuHURA develops is approved for commercial sale, TuHURA anticipates incurring significant costs associated with commercializing any approved product candidate. TuHURA’s expenses could increase beyond expectations if TuHURA is required by the FDA or other regulatory agencies, domestic or foreign, to change its manufacturing processes or assays, or to perform clinical, nonclinical, or other types of studies in addition to those that TuHURA currently anticipates. If TuHURA is successful in obtaining regulatory approvals to market of one or more of its product candidates, its revenue will be dependent, in part, upon the size of the markets in the territories for which TuHURA gains regulatory approval, the accepted price for the product, the ability to get reimbursement at any price, and whether TuHURA owns the commercial rights for that territory. If the number of TuHURA’s addressable disease patients is not as significant as it estimates, the indication approved by regulatory authorities is narrower than it expects, or the reasonably accepted population for treatment is narrowed by competition, physician choice or treatment guidelines, TuHURA may not generate significant revenue from sales of such products, even if approved. If TuHURA is not able to generate revenue from the sale of any approved products, TuHURA may never become profitable.

TuHURA will require substantial additional capital to finance its operations in the future. If TuHURA fails to obtain additional financing on acceptable terms or at all, it may be unable to complete the development and commercialization of its product candidates.

TuHURA’s operations have required substantial amounts of cash since inception. TuHURA expects to continue to spend substantial amounts to continue the clinical development of its product candidates, particularly as TuHURA advances the development of its lead product candidate IFx-Hu2.0 as a potential treatment for patients with melanoma, bladder and cervical cancers. Additionally, as a result of the acquisition of Kineta in June 2025, TuHURA will require additional capital for the investigation of TBS-2025 in a Phase 2 trial with a menin inhibitor in NPM1 mutated AML. If TuHURA obtains orphan drug designation and marketing approval for IFx, TBS-2025 or any of TuHURA’s product candidates, TuHURA expects to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution.

As of June 30, 2025, TuHURA had cash and cash equivalents of $8.5 million. TuHURA will continue to incur costs associated with its operations, as well as additional costs associated with operating as a public company. Accordingly, TuHURA will require substantial additional funding to continue its operations. Based on its current operating plan, TuHURA believes that its existing cash, cash equivalents and short-term investments should be sufficient to fund its operations through late fourth quarter of 2025. This estimate is based on assumptions that may prove to be materially wrong, and TuHURA could use its available capital resources sooner than it currently expects because of circumstances beyond its control. TuHURA may require additional capital for the further development and commercialization of TuHURA’s product candidates and may need to raise additional funds sooner if TuHURA chooses to pursue additional indications or geographies for its product candidates or otherwise expand more rapidly than it presently anticipates. Any additional fundraising efforts may divert TuHURA’s management from their day-to-day activities, which may adversely affect TuHURA’s ability to develop and commercialize its product candidates.

TuHURA cannot be certain that additional funding will be available on acceptable terms, or at all. TuHURA’s ability to raise additional funding will depend on financial, economic and market conditions and other factors, over which TuHURA may have no or limited control. In addition, TuHURA’s ability to obtain future funding when needed through equity financings, debt financings or strategic collaborations may be particularly challenging in light of the uncertainties and circumstances resulting from the ongoing military conflict between Russian and Ukraine, as well as the ongoing conflict between Israel and Hamas, and the global impacts of such conflicts. TuHURA has no committed source of additional capital and if it is unable to raise additional capital in sufficient amounts or on terms acceptable to the company, TuHURA may have to significantly delay, scale back or discontinue the development or commercialization of its product candidates or other research and development initiatives. TuHURA’s license and collaboration agreements may also be terminated if it is unable to meet the payment obligations under the agreements. TuHURA could be required to seek collaborators for its product candidates at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available or relinquish or license on unfavorable terms TuHURA’s rights to its product candidates in markets where it otherwise would seek to pursue development or commercialization itself.

Any of the above events could significantly harm TuHURA’s business, prospects, financial condition, and results of operations and cause the price of shares of TuHURA common stock to decline.

The biotechnology and immunotherapy industries are characterized by rapid technological developments and a high degree of competition. TuHURA may be unable to compete with more substantial enterprises.

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and a high degree of competition. As a result, TuHURA’s actual or proposed immunotherapies could become obsolete before TuHURA recoups any portion of TuHURA’s related research and development and commercialization expenses. Competition in the biopharmaceutical industry is based significantly on scientific and technological factors. These factors include the availability of patent and other protection for technology and products, the ability to commercialize technological developments and the ability to obtain governmental approval for testing, manufacturing, and marketing. TuHURA competes with specialized biopharmaceutical firms in the United States, Europe and elsewhere, as well as a growing number of large pharmaceutical companies that are applying biotechnology to their operations. Many biopharmaceutical companies have focused their development efforts in the human therapeutics area, including cancer. Many major pharmaceutical companies have developed or acquired internal biotechnology capabilities or made commercial arrangements with other biopharmaceutical companies. These companies, as well as academic institutions, governmental agencies and private research organizations, also compete with TuHURA in recruiting and retaining highly qualified scientific personnel and consultants. TuHURA’s ability to compete successfully with other companies in the pharmaceutical field will also depend to a considerable degree on the continuing availability of capital to the company.

TuHURA is aware of certain investigational new drugs under development or approved products by competitors that are used for the prevention, diagnosis, or treatment of certain diseases TuHURA has targeted for drug development. Various companies are developing biopharmaceutical products that have the potential to directly compete with TuHURA’s immunotherapies even though their approach may be different. The competition comes from both biotechnology firms and from major pharmaceutical companies. Many of these companies have substantially greater financial, marketing, and human resources than TuHURA. TuHURA also experiences competition in the development of its immunotherapies from universities, other research institutions and others in acquiring technology from such universities and institutions.

In addition, certain of TuHURA’s immunotherapies may be subject to competition from investigational new drugs and/or products developed using other technologies, some of which have completed numerous clinical trials.

The successful development of immunotherapies is highly uncertain.

Successful development of biopharmaceuticals is highly uncertain and depends on numerous factors, many of which are beyond TuHURA’s control. Immunotherapies that appear promising in the early phases of development may fail to reach the market for several reasons including:

•	clinical study results that may show the immunotherapy to be less effective than expected (e.g., the study failed to meet its primary endpoint) or to have unacceptable side effects;

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failure to receive the necessary regulatory approvals or a delay in receiving such approvals. Among other things, such delays may be caused by slow enrollment in clinical studies, length of time to achieve study endpoints, additional time requirements for data analysis, or preparation of Biologics License Application (“BLA”), discussions with the FDA, an FDA request for additional preclinical or clinical data, or unexpected safety or manufacturing issues;

•	manufacturing costs, formulation issues, pricing or reimbursement issues, or other factors that make the immunotherapy uneconomical; and

•	the proprietary rights of others and their competing products and technologies that may prevent the immunotherapy from being commercialized.

Success in preclinical and early clinical studies does not ensure that large-scale clinical studies will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit, or prevent regulatory approvals. The length of time necessary to complete clinical studies and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly from one immunotherapy to the next and may be difficult to predict. The evidence of clinical response rates received to date for IFx-2.0, TuHURA’s principal product candidate, as well as the other clinical activity and results described in this prospectus, does not mean that IFx-2.0 or any other product candidate has demonstrated, or that such clinical response data will predict, sufficient clinical efficacy and prove the required level of safety in order to receive FDA approval or any other required regulatory approval.

In addition, we have entered into a Special Protocol Assessment (“SPA”) with the FDA for a single Phase 3 randomized placebo and injection controlled trial for IFx-2.0, our lead innate immune agonist, as an adjunctive therapy to pembrolizumab (Keytruda®) in the first line treatment of patients with advanced or metastatic Merkel cell carcinoma, who are checkpoint inhibitor-naïve utilizing the FDA’s accelerated approval pathway. A Special Protocol Assessment agreement is a binding written agreement between the FDA and a trial sponsor that indicates the study’s design and analysis are adequate to support an application submission. A Special Protocol Assessment agreement does not increase the likelihood of marketing approval for the product and may not lead to a faster or less costly development, review, or approval process. We initiated the Phase 3 trial in June 2025.

Even if TuHURA is successful in getting market approval, commercial success of any of its product candidates will also depend in large part on the availability of coverage and adequate reimbursement from third-party payors, including government payors such as the Medicare and Medicaid programs and managed care organizations, which may be affected by existing and future health care reform measures designed to reduce the cost of health care. Third-party payors could require TuHURA to conduct additional studies, including post-marketing studies related to the cost effectiveness of a product, to qualify for reimbursement, which could be costly and divert TuHURA’s resources. If government and other health care payors were not to provide adequate coverage and reimbursement levels for any of TuHURA’s products once approved, market acceptance and commercial success would be reduced.

TuHURA’s technology platforms, including its proprietary, multi-indication immunomodulatory platform (ImmuneFx IFx, and Delta receptor targeting ADCs) technologies are a new approach to treat cancer and other immune-related diseases that present significant challenges.

TuHURA has concentrated its research and development efforts on advancing a new generation of immunotherapies based on the IFx and Delta receptor antibody drug conjugates (“ADC”) platforms, and its future success is highly dependent on the successful development of its product candidates, which target cancer and other immune-related diseases. TuHURA cannot be sure that its IFx or Delta receptor ADC platforms will yield satisfactory products that are safe and effective, scalable, or profitable.

TuHURA’s technology could become subject to many of the challenges and risks that gene therapies face, including:

•	regulatory requirements governing gene and cell therapy products have changed frequently and may continue to change in the future;

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the FDA could recommend follow-up observation period of up to 15 years for all patients who receive TuHURA’s treatment. TuHURA may need to adopt such an observation period for its product candidates; and

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clinical trials using genetically modified cells conducted at institutions that receive funding for recombinant DNA research from the U.S. National Institutes of Health (the “NIH”) are subject to review by the NIH Office of Biotechnology Activities’ Recombinant DNA Advisory Committee (the “RAC”). Although the FDA decides whether individual protocols may proceed, the RAC review process can impede the initiation of a clinical trial, even if the FDA has reviewed the study and approved its initiation.

Moreover, public perception of therapy safety issues, including adoption of new therapeutics or novel approaches to treatment, may adversely influence the willingness of subjects to participate in clinical trials, or if approved, of physicians to subscribe to the novel treatment mechanics. Physicians, hospitals and third-party payors often are slow to adopt new products, technologies and treatment practices that require additional upfront costs and training. Physicians may not be willing to undergo training to adopt this novel and personalized therapy, may decide the therapy is too complex to adopt without appropriate training and may choose not to administer the therapy. Based on these and other factors, hospitals and payors may decide that the benefits of this new therapy do not or will not outweigh its costs.

TuHURA’s near-term ability to generate product revenue is dependent on the success of one or more of its product candidates, each of which are at an early stage of development and will require significant additional clinical testing before it can seek regulatory approval and begin commercial sales.

TuHURA’s near-term ability to generate product revenue is highly dependent on its ability to obtain regulatory approval of and successfully commercialize one or more of its product candidates. IFx-2.0 and IFx-Hu3.0 are in late and early stages, respectively, of development and will require additional clinical and nonclinical development, regulatory review, and approval in each jurisdiction in which TuHURA intends to market the products, substantial investment, access to sufficient commercial manufacturing capacity, and significant marketing efforts before it can generate any revenue from product sales. Additionally, TuHURA is investigating TBS-2025 in a randomized Phase 2 trial and will require additional capital before it can generate any revenue from product sales. Before obtaining marketing approval from regulatory authorities for the sale of TuHURA’s product candidates, TuHURA must conduct extensive clinical trials to demonstrate the safety, purity, and potency of the product candidates in humans. TuHURA cannot be certain that any of its product candidates will be successful in clinical trials and they may not receive regulatory approval even if they are successful in clinical trials.

Before TuHURA can generate any revenues from sales of its lead product candidates, it must complete the following activities for each of them, any one of which it may not be able to successfully complete:

•	conduct additional preclinical and clinical development with successful outcomes;

•	manage preclinical, manufacturing, and clinical activities;

•	obtain regulatory approval from the FDA and other comparable foreign regulatory authorities;

•	establish manufacturing relationships for the clinical and post-approval supply of the applicable drug candidate in compliance with all regulatory requirements;

•	build a commercial sales and marketing team, either internally or by contract with third parties;

•	establish and maintain patent and trade secret protection or regulatory exclusivity for TuHURA’s product candidates;

•	develop and implement marketing strategies for successful commercial launch of TuHURA’s product candidates, if, and when, approved;

•	secure and maintain acceptance of TuHURA’s products, if, and when approved, by patients, from the relevant medical communities and from third-party payors;

•	compete effectively with other therapies;

•	establish and maintain adequate health care coverage and reimbursement from third-party payors;

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ensure continued compliance with any post-marketing requirements imposed by regulatory authorities, including any required post-marketing clinical trials or the elements of any post-marketing Risk Evaluation and Mitigation Strategy (“REMS”), that may be required by the FDA or comparable requirements in other jurisdictions to ensure the benefits of the product outweigh its risks;

•	maintain continued acceptable safety profile of the product candidates following approval; and

•	invest significant additional cash in each of the above activities.

If TuHURA is unable to address one or more of these factors in a timely manner or at all, it could experience significant delays in the successful commercialization of, or an inability to successfully commercialize, TuHURA’s product candidates, which would materially harm its business. If TuHURA does not receive regulatory approvals for one or more of its product candidates, TuHURA may not be able to continue its operations. Even if TuHURA successfully obtains regulatory approvals to manufacture and market its product candidates, its revenues will be dependent, in part, upon the size of the markets in the territories for which it gains regulatory approval and has commercial rights. If the markets for patient subsets that TuHURA is targeting are not as significant as it estimates, TuHURA may not generate significant revenues from sales of such products, if approved.

TuHURA may encounter substantial delays in its clinical trials or may not be able to conduct its trials on the timelines it expects.

Clinical testing is expensive, time consuming, and subject to uncertainty. TuHURA cannot guarantee that any clinical trials will be conducted as planned or completed on schedule, if at all. A failure of one or more clinical trials can occur at any stage of testing, and TuHURA’s future clinical trials may not be successful. Events that may prevent successful or timely completion of clinical development include:

•	inability to generate sufficient preclinical, toxicology, or other in vivo or in vitro data to support the initiation of clinical trials;

•	delays in reaching a consensus with regulatory agencies on trial design;

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the FDA may not allow TuHURA to use the clinical trial data from a research institution to support an investigational new drug (“IND”) application if TuHURA cannot demonstrate the comparability of its product candidates with the product candidate used by the relevant research institution in its clinical trials;

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TuHURA’s INDs have been approved in a timely manner thus far, however, the FDA may not agree with TuHURA’s approach and strategy, which could result in potential delays and changes to its regulatory strategy;

•	TuHURA may be required to complete additional preclinical studies in human leukocyte antigens before it can proceed with its INDs;

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delays in reaching agreement on acceptable terms with prospective contract research organizations (“CROs”), and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical trial sites;

•	delays in obtaining required Institutional Review Board (“IRB”) approval at each clinical trial site;

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imposition of a temporary or permanent clinical hold by regulatory agencies for a number of reasons, including after review of an IND application or amendment, or equivalent application or amendment; as a result of a new safety finding that presents unreasonable risk to clinical trial participants; a negative finding from an inspection of TuHURA’s clinical trial operations or trial sites; developments on clinical trials conducted by competitors for related technology that raises FDA concerns about risk to patients of the technology broadly; or if FDA finds that the investigational protocol or plan is clearly deficient to meet its stated objectives;

•	delays in recruiting suitable patients to participate in TuHURA’s clinical trials;

•	failure by TuHURA’s CROs, other third parties, or TuHURA to adhere to clinical trial requirements;

•	failure to perform in accordance with the FDA’s current good clinical practice regulations (“cGCPs”), requirements, or similar applicable regulatory guidelines in other countries;

•	delays in patients completing participation in a trial or returning for post-treatment follow-up;

•	patients dropping out of a trial;

•	occurrence of adverse events associated with the product candidate that are viewed to outweigh its potential benefits;

•	changes in regulatory requirements and guidance that require amending or submitting new clinical protocols;

•	changes in the standard of care on which a clinical development plan was based, which may require new or additional trials;

•	the cost of clinical trials of TuHURA’s product candidates being greater than TuHURA anticipates;

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clinical trials of TuHURA’s product candidates producing negative or inconclusive results, which may result in TuHURA deciding, or regulators requiring it, to conduct additional clinical trials or abandon product development programs;

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delays in developing TuHURA’s manufacturing processes and transferring to new third-party facilities to support future development activities and commercialization that are operated by contract manufacturing organizations (“CMOs”), in a manner compliant with all regulatory requirements; and

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delays in manufacturing, testing, releasing, validating, or importing/exporting sufficient stable quantities of TuHURA’s product candidates for use in clinical trials or the inability to do any of the foregoing.

For example, TuHURA’s IND for its planned Phase 3 trial for IFx-2.0 contemplated by its SPA agreement with the FDA was subject to a partial clinical trial hold as described in a January 2024 letter from the FDA that relates to certain CMC matters for the trial. The FDA lifted the partial clinical hold and TuHURA initiated the Phase 3 trial in June 2025. A partial clinical hold means that the FDA suspends part of the clinical work requested under an IND (i.e., a specific protocol or part of a protocol is not allowed to proceed). The partial hold requires TuHURA to provide additional CMC information from its contract manufacturers for the Phase 3 trial, complete and qualify a potency assay, and qualify the mixing process for IFx-2.0 at the clinical site prior to initiating the trial. Although TuHURA currently is working with its contract manufacturers to provide the additional required information, and has planned and is undertaking ongoing in vitro testing, development, and validation intended to address the other requirements, there is no assurance that TuHURA will be able to complete these requirements on a timely basis, which could delay TuHURA’s expected timetable to complete the trial, or if TuHURA is unable to complete these requirements, TuHURA will not be able to proceed with the trial.

Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of marketing approval for TuHURA’s product candidates.

Any inability to successfully complete preclinical and clinical development could result in additional costs to TuHURA or impair its ability to generate revenue. In addition, if TuHURA makes manufacturing or formulation changes to its product candidates, TuHURA may be required to, or it may elect to, conduct additional trials to bridge its modified product candidates to earlier versions. Clinical trial delays could also shorten any periods during which TuHURA’s products have patent protection and may allow its competitors to bring products to market before TuHURA does, which could impair its ability to successfully commercialize its product candidates and may harm its business and results of operations.

If TuHURA does not achieve its projected development and commercialization goals in accordance with its expected and announced timeframes, the commercialization of any of its product candidates may be delayed, and its business will be harmed.

TuHURA has provided timing estimates regarding the initiation of clinical trials and clinical development milestones, and the expected availability of data resulting from these trials for certain of TuHURA’s product candidates. TuHURA expects to continue to estimate the timing of these types of development milestones and its expected timing for the accomplishment of various other scientific, clinical, regulatory, and other product development objectives. From time to time, TuHURA may publicly announce the expected timing of some of these events. However, the achievement of many of these milestones and events may be outside of TuHURA’s control. These timing estimations are based on a variety of assumptions TuHURA makes, which may cause the actual timing of these events to differ from the timing it expects, including:

•	TuHURA’s available capital resources and its ability to obtain additional funding as needed;

•	the rate of progress, costs, and results of its clinical trials and research and development activities;

•	TuHURA’s ability to identify and enroll patients who meet clinical trial eligibility criteria;

•	TuHURA’s receipt of approvals by the FDA, European Medicines Agency (“EMA”), and other regulatory authorities and the timing of these approvals;

•	TuHURA’s ability to access sufficient, reliable, and affordable supplies of materials used in the manufacture of TuHURA’s product candidates;

•	the efforts with respect to the commercialization of TuHURA’s product candidates;

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securing of costs related to, and timing issues associated with, manufacturing TuHURA’s therapeutic candidates and, if any of TuHURA’s product candidates are approved, sales and marketing activities and the commercial manufacture of its product candidates; and

•	circumstances arising from global supply chain issues, TuHURA’s manufacturers and the availability of raw materials needed for the research and development of TuHURA’s product candidates.

If TuHURA fails to timely achieve announced milestones, the commercialization of any of its product candidates may be delayed, and its business and results of operations may be harmed.

Failure to successfully identify, develop, and commercialize additional therapeutics or product candidates could impair TuHURA’s ability to grow.

Although a substantial amount of TuHURA’s efforts will focus on the continued preclinical and clinical testing and potential approval of the product candidates in the company’s current pipeline, TuHURA expects to continue to innovate and potentially expand its portfolio. Research programs to identify product candidates may require substantial additional technical, financial, and human resources and may not result in any new potential product candidates being identified. TuHURA’s success may depend, in part, upon its ability to identify, select, and develop promising product candidates and therapeutics. TuHURA may expend resources and ultimately fail to discover and generate additional product candidates suitable for further development. All product candidates are prone to risks of failure typical of biotechnology product development, including the possibility that a product candidate may not be suitable for clinical development due to its harmful side effects, limited efficacy, or other characteristics indicating that it is unlikely to receive approval by the FDA, the EMA, and other comparable foreign regulatory authorities and achieve market acceptance. If TuHURA does not successfully develop and commercialize new product candidates it has identified and explored, TuHURA’s business, prospects, financial condition, and results of operations could be adversely affected.

The FDA or comparable foreign regulatory authorities may disagree with TuHURA’s regulatory plans and TuHURA may fail to obtain regulatory approval of TuHURA’s product candidates.

The FDA standard for regular approval of a biologic generally requires two well-controlled Phase 3 studies or one large and robust, well-controlled Phase 3 study in the patient population being studied that provides substantial evidence that a biologic is safe and effective for its proposed indication. Phase 3 clinical trials typically involve hundreds of patients, have significant costs, and take years to complete. Product candidates studied for their safety and effectiveness in treating serious or life-threatening illnesses and that provide meaningful therapeutic benefit over existing treatments may be eligible for accelerated approval and may be approved on the basis of adequate and well-controlled clinical trials establishing that the product candidate has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity or prevalence of the condition and the availability or lack of alternative treatments. As a condition of accelerated approval, the FDA may require a sponsor of a drug or biologic receiving accelerated approval to perform post-marketing studies to verify and describe the predicted effect on irreversible morbidity or mortality or other clinical endpoint, and the drug or biologic may be subject to withdrawal procedures by the FDA that are more accelerated than those available for regular approvals. Recently, TuHURA entered into the SPA agreement with the FDA for a single Phase 3 randomized placebo and injection controlled trial for IFx-2.0. TuHURA initiated the Phase 3 trial in June 2025. If TuHURA’s efforts to obtain approval for IFx-2.0 or any other product candidate is not successful, then TuHURA may be required to conduct additional clinical trials beyond those it contemplates, which would likely result in a longer time period to potential approval and commercialization of such product candidate (if approved) and would likely increase the cost of development of such product candidate, all of which could harm the company’s competitive position in the marketplace and shorten the remaining term of applicable patent coverage after product approval.

As part of its marketing authorization process, the EMA may grant marketing authorizations on the basis of less complete data than is normally required, when, for certain categories of medicinal products, doing so may meet unmet medical needs of patients and serve the interest of public health. In such cases, it is possible for the Committee for Medicinal Products for Human Use (“CHMP”), to recommend the granting of a marketing authorization, subject to certain specific obligations to be reviewed annually, which is referred to as a conditional marketing authorization. This may apply to medicinal products for human use that fall under the jurisdiction of the EMA, including those that aim at the treatment, the prevention, or the medical diagnosis of seriously debilitating diseases or life-threatening diseases and those designated as orphan medicinal products.

A conditional marketing authorization may be granted when the CHMP finds that, although comprehensive clinical data referring to the safety and efficacy of the medicinal product have not been supplied, all the following requirements are met:

•	the risk-benefit balance of the medicinal product is positive;

•	it is likely that the applicant will be in a position to provide the comprehensive clinical data;

•	unmet medical needs will be fulfilled; and

•	the benefit to public health of the immediate availability on the market of the medicinal product concerned outweighs the risk inherent in the fact that additional data are still required.

The granting of a conditional marketing authorization is restricted to situations in which only the clinical part of the application is not yet fully complete. Incomplete nonclinical or quality data may only be accepted if duly justified and only in the case of a product intended to be used in emergency situations in response to public-health threats.

Conditional marketing authorizations are valid for one year, on a renewable basis. The holder will be required to complete ongoing studies or to conduct new studies with a view to confirming that the benefit-risk balance is positive. In addition, specific obligations may be imposed in relation to the collection of pharmacovigilance data.

The granting of a conditional marketing authorization will allow medicines to reach patients with unmet medical needs earlier than might otherwise be the case and will ensure that additional data on a product are generated, submitted, assessed, and acted upon. Although TuHURA may seek a conditional marketing authorization for one or more of TuHURA’s product candidates by the EMA, the EMA or CHMP may ultimately not agree that the requirements for such conditional marketing authorization have been satisfied.

TuHURA’s clinical trial results may also not support approval, whether accelerated approval, conditional marketing authorizations, or regular approval. The results of preclinical studies and clinical trials may not be predictive of the results of later-stage clinical trials, and product candidates in later stages of clinical trials may fail to show the desired safety and efficacy despite having progressed through preclinical studies and initial clinical trials. In addition, TuHURA’s product candidates could fail to receive regulatory approval for many reasons, including the following:

•	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of TuHURA’s clinical trials;

•	the population studied in the clinical program may not be sufficiently broad or representative to assure safety in the full population for which TuHURA seeks approval;

•	TuHURA may be unable to demonstrate that its product candidates’ risk-benefit ratios for their proposed indications are acceptable;

•	the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval;

•	TuHURA may be unable to demonstrate that the clinical and other benefits of its product candidates outweigh their safety risks;

•	the FDA or comparable foreign regulatory authorities may disagree with TuHURA’s interpretation of data from preclinical studies or clinical trials;

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the data collected from clinical trials of TuHURA’s product candidates may not be sufficient to the satisfaction of the FDA or comparable foreign regulatory authorities to support the submission of a BLA or other comparable submission in foreign jurisdictions or to obtain regulatory approval in the United States or elsewhere;

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the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes, TuHURA’s own manufacturing facilities, or a third-party manufacturer’s facilities with which TuHURA contracts for clinical and commercial supplies; and

•	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering TuHURA’s clinical data insufficient for approval.

Further, failure to obtain approval for any of the above reasons may be made more likely due to the novel nature of TuHURA’s technology. Failure to obtain regulatory approval to market any of TuHURA’s product candidates would significantly harm its business, results of operations, and prospects.

TuHURA’s clinical trials may fail to demonstrate adequately the safety and efficacy of its product candidates, which would prevent or delay regulatory approval and commercialization.

The clinical trials of TuHURA’s product candidates are, and the manufacturing and marketing of its products will be, subject to extensive and rigorous review and regulation by numerous government authorities in the United States and in other countries where TuHURA intends to test and market its product candidates. Before obtaining regulatory approvals for the commercial sale of any of its product candidates, TuHURA must demonstrate through lengthy, complex, and expensive preclinical testing and clinical trials that its product candidates are both safe and effective for use in each target indication. In particular, because its product candidates are subject to regulation as biological drug products, TuHURA will need to demonstrate that they are safe, pure, and potent for use in their target indications. Each product candidate must demonstrate an adequate risk versus benefit profile in its intended patient population and for its intended use. The risk/benefit profile required for product licensure will vary depending on these factors and may include not only the ability to show tumor shrinkage, but also adequate duration of response, a delay in the progression of the disease, and/or an improvement in survival. For example, response rates from the use of TuHURA’s product candidates may not be sufficient to obtain regulatory approval unless TuHURA can also show an adequate duration of response. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. The results of preclinical studies and early clinical trials of TuHURA’s product candidates may not be predictive of the results of later-stage clinical trials. The results of studies in one set of patients or line of treatment may not be predictive of those obtained in another. TuHURA expects there may be greater variability in results for products processed and administered on a patient-by-patient basis, as anticipated for its product candidates, than for “off-the-shelf” products, like small molecule drugs which are not personalized for each patient. There is typically an extremely high rate of attrition from the failure of product candidates proceeding through clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy profile despite having progressed through preclinical studies and initial clinical trials. Many companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or unacceptable safety issues, notwithstanding promising results in earlier trials. Most product candidates that begin clinical trials are never approved by regulatory authorities for commercialization.

In addition, even if TuHURA’s clinical trials are successfully completed, TuHURA cannot guarantee that the FDA or foreign regulatory authorities will interpret the results as TuHURA does, and more trials could be required before TuHURA submits its product candidates for approval. To the extent that the results of the trials are not satisfactory to the FDA or foreign regulatory authorities for support of a marketing application, TuHURA may be required to expend significant resources, which may not be available to it, to conduct additional trials in support of potential approval of its product candidates.

TuHURA’s product candidates may cause undesirable side effects or have other properties that could halt their clinical development, prevent their regulatory approval, limit their commercial potential, or result in significant negative consequences.

As with most biological products, use of TuHURA’s product candidates could be associated with side effects or adverse events, which can vary in severity from minor reactions to death and in frequency from infrequent to prevalent. Undesirable side effects or unacceptable toxicities caused by TuHURA’s product candidates could cause TuHURA or regulatory authorities to interrupt, delay, or halt clinical trials.

The FDA or comparable foreign regulatory authorities could delay or deny approval of TuHURA’s product candidates for any or all targeted indications and negative side effects could result in a more restrictive label for any product that is approved. Side effects such as toxicity or other safety issues associated with the use of TuHURA’s product candidates could also require TuHURA or its collaborators to perform additional studies or halt development or sale of these product candidates.

If one or more of TuHURA’s product candidates receives marketing approval, and TuHURA or others later identify undesirable side effects caused by such products, including during any long-term follow-up observation period recommended or required for patients who receive treatment using TuHURA’s products, many potentially significant negative consequences could result, including:

•	regulatory authorities may withdraw or limit their approvals of such products;

•	regulatory authorities may require the addition of labeling statements, specific warnings or a contraindications;

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TuHURA may be required to create a REMS plan, which could include a medication guide outlining the risks of such side effects for distribution to patients, a communication plan for healthcare providers, and/or other elements to assure safe use;

•	TuHURA may be required to change the way such products are distributed or administered, or change the labeling of the products;

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the FDA or a comparable foreign regulatory authority may require TuHURA to conduct additional clinical trials or costly post-marketing testing and surveillance to monitor the safety and efficacy of the products;

•	TuHURA may decide to recall such products from the marketplace after they are approved;

•	TuHURA could be sued and held liable for harm caused to individuals exposed to or taking its products; and

•	TuHURA’s reputation may suffer.

In addition, adverse side effects caused by any therapeutics that may be similar in nature to TuHURA’s product candidates could delay or prevent regulatory approval of TuHURA’s product candidates, limit the commercial profile of an approved label for TuHURA’s product candidates, or result in significant negative consequences for its product candidates following marketing approval.

TuHURA believes that any of these events could prevent it from achieving or maintaining market acceptance of the affected product candidates and could substantially increase the costs of commercializing TuHURA’s product candidates, if approved, and significantly impact TuHURA’s ability to successfully commercialize its product candidates and generate revenues.

If TuHURA encounters difficulties enrolling patients in its clinical trials, its clinical development activities could be delayed or otherwise adversely affected.

The timely completion of clinical trials in accordance with their protocols depends, among other things, on TuHURA’s ability to enroll a sufficient number of patients who remain in the trial until its conclusion. TuHURA may experience difficulties in patient enrollment in its clinical trials for a variety of reasons, including:

•	the size and nature of the patient population;

•	the patient eligibility criteria defined in the protocol;

•	the size of the study population required for analysis of the trial’s primary endpoints;

•	the proximity of patients to trial sites;

•	the design of the trial;

•	TuHURA’s ability to recruit clinical trial investigators with the appropriate competencies and experience;

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clinicians’ and patients’ perceptions as to the potential advantages and side effects of the product candidate being studied in relation to other available therapies, including any new drugs or treatments that may be approved for the indications TuHURA is investigating;

•	TuHURA’s ability to obtain and maintain patient consents; and

•	the risk that patients enrolled in clinical trials will not complete a clinical trial.

In addition, TuHURA’s clinical trials will compete with other clinical trials for product candidates that are in the same therapeutic areas as TuHURA’s product candidates, and this competition will reduce the number and types of patients available to TuHURA, because some patients who might have opted to enroll in TuHURA’s trials may instead opt to enroll in a trial being conducted by one of its competitors. Because the number of qualified clinical investigators is limited, TuHURA may conduct some of its clinical trials at the same clinical trial sites that some of its competitors use, which will reduce the number of patients who are available for TuHURA’s clinical trials at such clinical trial sites. Moreover, because TuHURA’s product candidates represent a departure from more commonly used methods for cancer treatment, potential patients and their doctors may be inclined to use conventional therapies, such as chemotherapy and hematopoietic cell transplantation, rather than enroll patients in any future clinical trial.

Even if TuHURA can enroll a sufficient number of patients in its clinical trials, delays in patient enrollment may result in increased costs or may affect the timing or outcome of the planned clinical trials, which could prevent completion of these trials and adversely affect TuHURA’s ability to advance the development of its product candidates.

Clinical trials are expensive, time-consuming, and difficult to design and implement, and TuHURA’s clinical trial costs may be higher than those for more conventional therapeutic technologies or drug products.

Clinical trials are expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. Because TuHURA’s product candidates are based on new technologies and manufactured on a patient-by-patient basis, TuHURA expects that they will require extensive research and development and have substantial manufacturing costs. In addition, costs to treat patients with relapsed/refractory cancer and to treat potential side effects that may result from TuHURA’s product candidates can be significant. Accordingly, TuHURA’s clinical trial costs are likely to be significantly higher per patient than those of more conventional therapeutic technologies or drug products.

In addition, one of TuHURA’s early-stage product candidates that is currently in preclinical development is for a novel class of injectable biologics. Development of the underlying technology may be affected by unanticipated technical, regulatory, manufacturing, or other problems, among other research and development issues, and the possible insufficiency of funds needed to complete development of this product candidate.

TuHURA’s proposed personalized product candidates involve several complex and costly manufacturing and processing steps, the costs of which will be borne by us. Depending on the number of patients TuHURA ultimately enrolls in its trials, and the number of trials TuHURA may need to conduct, its overall clinical trial costs may be higher than for more conventional treatments.

TuHURA’s product candidates are biologics and the manufacture of its product candidates is complex and TuHURA may encounter difficulties in production, particularly with respect to process development or scaling-out of TuHURA’s manufacturing capabilities. If TuHURA or any of its third-party manufacturers encounter such difficulties, TuHURA’s ability to provide supply of its product candidates for clinical trials or its products for patients, if approved, could be delayed or stopped, or TuHURA may be unable to maintain a commercially viable cost structure.

TuHURA’s product candidates are biologics and the process of manufacturing its products is complex, highly regulated, and subject to multiple risks. The manufacture of TuHURA’s product candidates involves complex processes, and, as a result of the complexities, the cost to manufacture biologics in general is generally higher than traditional small molecule chemical compounds, and the manufacturing process is less reliable and is more difficult to reproduce. TuHURA’s manufacturing process will be susceptible to product loss or failure due to logistical issues. Even minor deviations from normal manufacturing processes could result in reduced production yields, product defects, and other supply disruptions. Further, as product candidates are developed through preclinical to late-stage clinical trials towards approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods, are altered along the way in an effort to optimize processes and results. Such changes carry the risk that they will not achieve these intended objectives, and any of these changes could cause TuHURA’s product candidates to perform differently and affect the results of planned clinical trials or other future clinical trials.

In addition, the manufacturing process for any products that TuHURA may develop is subject to FDA and foreign regulatory authority approval process, and TuHURA will need to contract with manufacturers who can meet all applicable FDA and foreign regulatory authority requirements on an ongoing basis. If TuHURA or its CMOs are unable to reliably produce products to specifications acceptable to the FDA or other regulatory authorities, TuHURA may not obtain or maintain the approvals TuHURA needs to commercialize such products. Even if TuHURA obtains regulatory approval for any of its product candidates, there is no assurance that either TuHURA or its CMOs will be able to manufacture the approved product to specifications acceptable to the FDA or other regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential launch of the product, or to meet potential future demand. Any of these challenges could delay completion of clinical trials, require bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of TuHURA’s product candidate, impair commercialization efforts, increase its cost of goods, and have an adverse effect on its business, financial condition, results of operations and growth prospects.

TuHURA relies on third parties to manufacture its clinical product supplies, and TuHURA intends to rely on third parties for at least a portion of the manufacturing process of its product candidates, if approved. TuHURA’s business could be harmed if those third parties fail to provide it with sufficient quantities of product or fail to do so at acceptable quality levels or prices or fail to maintain or achieve satisfactory regulatory compliance.

TuHURA does not currently own any facility that may be used as its clinical-scale manufacturing and processing facility and currently relies on several outside vendors to manufacture supplies and process TuHURA’s product candidates. TuHURA has not yet caused its product candidates to be manufactured or processed on a commercial scale and may not be able to do so for any of its product candidates.

Although in the future TuHURA does intend to develop its own manufacturing facility, it also intends to use third parties as part of its manufacturing process and may, in any event, never be successful in developing its own manufacturing facility. TuHURA’s anticipated reliance on a limited number of third-party manufacturers exposes it to the following risks:

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TuHURA may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited and the FDA must approve any manufacturers. This approval would require new testing and good manufacturing practices compliance inspections by FDA. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of TuHURA’s products;

•	TuHURA’s third-party manufacturers might be unable to timely manufacture its product or produce the quantity and quality required to meet its clinical and commercial needs, if any;

•	Contract manufacturers may not be able to execute TuHURA’s manufacturing procedures and other logistical support requirements appropriately;

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TuHURA’s future contract manufacturers may not perform as agreed, may not devote sufficient resources to its products, or may not remain in the contract manufacturing business for the time required to supply its clinical trials or to successfully produce, store, and distribute its products;

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TuHURA’s future contract manufacturers may not perform as agreed, may not devote sufficient resources to its products, or may not remain in the contract manufacturing business for the time required to supply its clinical trials or to successfully produce, store, and distribute its products;

•	Manufacturers are subject to ongoing periodic unannounced inspection by the FDA and corresponding state agencies to ensure strict compliance with current good manufacturing practices, or cGMP, current

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good tissue practices, or cGTP, if applicable and other government regulations and corresponding foreign standards. TuHURA does not have control over third-party manufacturers’ compliance with these regulations and standards;

•	TuHURA may not own, or may not solely own, the intellectual property rights to improvements made by its third-party manufacturers in the manufacturing process for its products;

•	TuHURA’s third-party manufacturers could breach or terminate their agreement with the company;

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Raw materials and components used in the manufacturing process, particularly those for which TuHURA has no other source or supplier, may not be available or may not be suitable or acceptable for use due to material or component defects;

•	TuHURA’s contract manufacturers and critical reagent suppliers may be subject to inclement weather, as well as natural or man-made disasters; and

•	TuHURA’s contract manufacturers may have unacceptable or inconsistent product quality success rates and yields.

Each of these risks could delay or prevent the completion of TuHURA’s clinical trials or the approval of any of its product candidates by the FDA, result in higher costs or adversely impact commercialization of TuHURA’s product candidates. In addition, TuHURA will rely on third parties to perform certain specification tests on its product candidates prior to delivery to patients. If these tests are not appropriately done and test data are not reliable, patients could be put at risk of serious harm and the FDA could place significant restrictions on TuHURA until deficiencies are remedied.

Although TuHURA’s agreements with its CMOs require them to perform according to certain cGMP and, if applicable, cGTP requirements such as those relating to quality control, quality assurance, and qualified personnel, TuHURA cannot control the conduct of its CMOs to implement and maintain these standards. If any of TuHURA’s CMOs cannot successfully manufacture material that conforms to its specifications and the regulatory requirements of the FDA, EMA, or other comparable foreign authorities, TuHURA would be prevented from obtaining regulatory approval for its drug candidates unless and until TuHURA engages a substitute CMO that can comply with such requirements, which it may not be able to do. Any such failure by any of TuHURA’s CMOs would significantly impact its ability to develop, obtain regulatory approval for, or market TuHURA’s drug candidates, if approved.

The manufacture of biological drug products is complex and requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls.

Manufacturers of biologic products often encounter difficulties in production, particularly in scaling up or out, validating the production process, and assuring high reliability of the manufacturing process (including the absence of contamination). These problems include logistics and shipping, difficulties with production costs and yields, quality control, including stability of the product, product testing, operator error, availability of qualified personnel, as well as compliance with strictly enforced federal, state, and foreign regulations. Furthermore, if contaminants are discovered in TuHURA’s supply of its product candidates or in the manufacturing facilities, such manufacturing facilities may need to be closed for an extended period to investigate and remedy the contamination. TuHURA cannot assure you that any stability failures or other issues relating to the manufacture of its product candidates will not occur in the future. Additionally, TuHURA’s manufacturers may experience manufacturing difficulties due to resource constraints, labor disputes, or unstable political environments. If TuHURA’s manufacturers were to encounter any of these difficulties, or otherwise fail to comply with their contractual obligations, its ability to provide its product candidate to patients in clinical trials would be jeopardized. Any delay or interruption in the supply of clinical trial supplies could delay the completion of clinical trials, increase the costs associated with maintaining clinical trial programs, and, depending upon the period of delay, require TuHURA to begin new clinical trials at additional expense or terminate clinical trials completely.

TuHURA’s third-party manufacturers may be unable to successfully scale up manufacturing of its product candidates in sufficient quality and quantity, which would delay or prevent TuHURA from developing its product candidates and commercializing any approved product candidates.

TuHURA’s manufacturing partners may be unable to successfully increase the manufacturing capacity for its product candidates in a timely or cost-effective manner, or at all, as needed for its development efforts or, if its product candidates are approved, its commercialization efforts. Quality issues may also arise during scale-up activities. If TuHURA, or any manufacturing partners, are unable to successfully scale up the manufacture of TuHURA’s product candidates in sufficient quality and quantity, the development, testing, and clinical trials of its product candidates may be delayed or infeasible, and regulatory approval or commercial launch of any resulting therapeutic may be delayed or not obtained, which could significantly harm TuHURA’s business.

Cell-based therapies rely on the availability of reagents, specialized equipment, and other specialty materials, which may not be available to TuHURA on acceptable terms or at all. For some of these reagents, equipment, and materials, TuHURA relies or may rely on sole source vendors or a limited number of vendors, which could impair TuHURA’s ability to manufacture and supply its products.

Manufacturing TuHURA’s product candidates will require many reagents, which are substances used in TuHURA’s manufacturing processes to bring about chemical or biological reactions, and other specialty materials and equipment, some of which are manufactured or supplied by small companies with limited resources and experience to support commercial biologics production. TuHURA currently depends on a limited number of vendors for certain materials and equipment used in the manufacture of its product candidates. Some of these suppliers may not have the capacity to support commercial products manufactured under cGMP by biopharmaceutical firms or may otherwise be ill-equipped to support TuHURA’s needs. TuHURA also does not have supply contracts with many of these suppliers and may not be able to obtain supply contracts with them on acceptable terms or at all. Accordingly, TuHURA may experience delays in receiving key materials and equipment to support clinical or commercial manufacturing.

For some of these reagents, equipment, and materials, TuHURA relies and may in the future rely on sole source vendors or a limited number of vendors. An inability to continue to source product from any of these suppliers, which could be due to regulatory actions or requirements affecting the supplier, adverse financial or other strategic developments experienced by a supplier, labor disputes or shortages, unexpected demands, or quality issues, could adversely affect TuHURA’s ability to satisfy demand for its product candidates, which could adversely and materially affect its product sales and operating results or its ability to conduct clinical trials, either of which could significantly harm its business.

As TuHURA continues to develop and scale its manufacturing process, TuHURA expects that it will need to obtain rights to and supplies of certain materials and equipment to be used as part of that process. TuHURA may not be able to obtain rights to such materials on commercially reasonable terms, or at all, and if it is unable to alter its process in a commercially viable manner to avoid the use of such materials or find a suitable substitute, it would have a material adverse effect on its business.

TuHURA relies and will rely on third parties to conduct its clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines or comply with regulatory requirements, TuHURA may not be able to obtain regulatory approval of or commercialize its product candidates.

TuHURA depends and will depend upon independent investigators and collaborators to conduct its clinical trials under agreements with universities, medical institutions, CROs, strategic partners, and others. TuHURA expects to have to negotiate budgets and contracts with CROs and trial sites, which may result in delays to TuHURA’s development timelines and increased costs.

TuHURA relies and will rely heavily on third parties over the course of its clinical trials, and as a result will have limited control over the clinical investigators and limited visibility into its day-to-day activities. Nevertheless, TuHURA is responsible for ensuring that each of its trials is conducted in accordance with the applicable protocol and legal, regulatory, and scientific standards, and TuHURA’s reliance on third parties does not relieve it of its regulatory responsibilities. TuHURA and these third parties are required to comply with good clinical practices (“GCP”), which are regulations and guidelines enforced by the FDA and comparable foreign regulatory authorities for product candidates in clinical development. Regulatory authorities enforce these GCP through periodic inspections of trial sponsors, principal investigators, and trial sites. If TuHURA or any of these third parties fails to comply with applicable GCP regulations, the clinical data generated in TuHURA’s clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require TuHURA to perform additional nonclinical or clinical trials before approving its marketing applications. TuHURA cannot be certain that, upon inspection, such regulatory authorities will determine that any of its clinical trials comply with the applicable GCP regulations. In addition, TuHURA’s clinical trials must be conducted with biologic product produced under cGMP, and likely cGTP regulations and will require a large number of test patients. TuHURA’s failure or any failure by these third parties to comply with these regulations or to recruit a sufficient number of patients may require TuHURA to repeat clinical trials, which would delay the regulatory approval process. Moreover, TuHURA’s business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.

Any third parties conducting TuHURA’s clinical trials are not and will not be its employees and, except for remedies available to TuHURA under its agreements with such third parties, TuHURA cannot control whether or not they devote sufficient time and resources to its ongoing preclinical, clinical, and nonclinical programs. These third parties may also have relationships with other commercial entities, including TuHURA’s competitors, for whom they may also be conducting clinical trials or other drug development activities, which could affect their performance on TuHURA’s behalf. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to TuHURA’s clinical protocols or regulatory requirements or for other reasons, TuHURA’s clinical trials may be extended, delayed, or terminated and TuHURA may not be able to complete development of, obtain regulatory approval of or successfully commercialize its product candidates. As a result, TuHURA’s financial results and the commercial prospects for its product candidates would be harmed, its costs could increase, and its ability to generate revenue could be delayed.

Any agreements governing TuHURA’s relationships with CROs or other contractors with whom TuHURA currently engages or may engage in the future may provide those outside contractors with certain rights to terminate a clinical trial under specified circumstances. If any of TuHURA’s relationships with these third-party CROs terminate, TuHURA may not be able to enter into arrangements with alternative CROs or do so on commercially reasonable terms. Switching or adding additional CROs involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO begins work. As a result, delays occur, which can materially impact TuHURA’s ability to meet its desired clinical development timelines. Though TuHURA carefully manages its relationships with its CROs, there can be no assurance that TuHURA will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on its business, financial condition, and prospects.

TuHURA plans to seek orphan drug status for some or all of its product candidates, but TuHURA may be unable to obtain such designations or to maintain the benefits associated with orphan drug status, including market exclusivity, which may cause its revenue, if any, to be reduced.

Under the Orphan Drug Act, the FDA may grant orphan designation to a drug or biologic intended to treat a rare disease or condition, defined as a disease or condition with a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States when there is no reasonable expectation that the cost of developing and making available the drug or biologic in the United States will be recovered from sales in the United States for that drug or biologic. Orphan drug designation must be requested before submitting a BLA. In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages, and user-fee waivers. After the FDA grants orphan drug designation, the generic identity of the drug and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

If a product that has orphan drug designation subsequently receives the first FDA approval for a particular active ingredient for the disease for which it has such designation, the product is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications, including a BLA, to market the same biologic for the same indication for seven years, except in limited circumstances such as a showing of clinical superiority to the product with orphan drug exclusivity or if FDA finds that the holder of the orphan drug exclusivity has not shown that it can assure the availability of sufficient quantities of the orphan drug to meet the needs of patients with the disease or condition for which the drug was designated. As a result, even if one of TuHURA’s drug candidates receives orphan exclusivity, the FDA can still approve other drugs that have a different active ingredient for use in treating the same indication or disease. Furthermore, the FDA can waive orphan exclusivity if TuHURA is unable to manufacture sufficient supply of its product.

TuHURA plans to seek orphan drug designation for some or all of its product candidates in specific orphan indications in which there is a medically plausible basis for the use of these products, but exclusive marketing rights in the United States may be limited if TuHURA seeks approval for an indication broader than the orphan designated indication and may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition. In addition, although TuHURA intends to seek orphan drug designation for other product candidates, TuHURA may never receive such designations.

The review processes of regulatory authorities are lengthy, time consuming, expensive and inherently unpredictable. If TuHURA is unable to obtain approval for its product candidates from applicable regulatory authorities, it will not be able to market and sell those product candidates in those countries or regions and TuHURA’s business could be substantially harmed.

The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of drug products are, and will remain, subject to extensive regulation by the FDA in the United States and by the respective regulatory authorities in other countries where regulations differ. TuHURA is not permitted to market its biological product candidates in the United States until TuHURA receives the respective approval of a BLA from the FDA, or in any foreign countries until TuHURA receives the requisite approval from the respective regulatory authorities in such countries. The time required to obtain approval, if any, by the FDA, EMA and comparable foreign authorities is unpredictable, but typically takes many years following the commencement of clinical trials, if approval is obtained at all, and depends upon numerous factors, including the substantial discretion of the regulatory authorities and the type, complexity and novelty of the product candidates involved. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that TuHURA’s data is insufficient for approval and require additional nonclinical studies or clinical trials. TuHURA has limited experience in planning and conducting the clinical trials required for marketing approvals, and TuHURA has and expects to continue to rely on third-party CROs to assist TuHURA in this process.

Obtaining marketing approval requires the submission of extensive nonclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish the product candidate’s safety and efficacy. Securing marketing approval also requires the submission of information about the product manufacturing process, and in many cases the inspection of manufacturing, processing, and packaging facilities by the regulatory authorities. TuHURA’s product candidates may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude TuHURA’s obtaining marketing approval or prevent or limit commercial use, or there may be deficiencies in cGMP compliance by TuHURA or by its CMOs that could result in the candidate not being approved. Moreover, TuHURA has not obtained regulatory approval for any drug candidate in any jurisdiction and it is possible that none of its existing drug candidates or any drug candidates TuHURA may seek to develop in the future will ever obtain regulatory approval.

TuHURA’s biological product candidates could fail to receive, or could be delayed in receiving, regulatory approval for many reasons, including any one or more of the following:

•	the FDA, EMA or comparable foreign regulatory authorities may disagree with the design or implementation of TuHURA’s clinical trials;

•	TuHURA may be unable to demonstrate to the satisfaction of the FDA, EMA or comparable foreign regulatory authorities that a product candidate is safe and effective for its proposed indication;

•	the results of clinical trials may not meet the level of statistical significance required by the FDA, EMA or comparable foreign regulatory authorities for approval;

•	TuHURA may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks;

•	the FDA, EMA or comparable foreign regulatory authorities may disagree with TuHURA’s interpretation of data from preclinical studies or clinical trials;

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the data collected from clinical trials of TuHURA product candidates may not be sufficient to support the submission of a BLA or other submission or to obtain regulatory approval in the United States or elsewhere;

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upon review of TuHURA’s clinical trial sites and data, the FDA or comparable foreign regulatory authorities may find TuHURA’s record keeping or the record keeping of its clinical trial sites to be inadequate;

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the manufacturing processes or facilities of third-party manufacturers with which TuHURA contracts for clinical and commercial supplies may fail to meet the requirements of the FDA, EMA or comparable foreign regulatory authorities;

•	the FDA, EMA or comparable foreign regulatory authorities may fail to approve the companion diagnostics TuHURA contemplates developing internally or with partners; and

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the change of the medical standard of care or the approval policies or regulations of the FDA, EMA or comparable foreign regulatory authorities may significantly change in a manner that renders TuHURA’s clinical data insufficient for approval.

Even if TuHURA was able to obtain regulatory approval in one or more jurisdictions, regulatory authorities may approve any of its product candidates for fewer or more limited indications than TuHURA requests, may not approve prices TuHURA may propose to charge for its products, may grant approval contingent on the performance of costly post-marketing clinical trials (referred to as “conditional” or “accelerated” approval depending on the jurisdiction), or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that drug candidate. Any of the foregoing circumstances could materially harm the commercial prospects for TuHURA’s drug candidates.

TuHURA currently has no marketing and sales organization and has no experience in marketing products. If TuHURA is unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell its product candidates, TuHURA may not be able to generate product revenue.

TuHURA currently has no sales, marketing, or commercial product distribution capabilities and has no experience in marketing products. TuHURA intends to develop an in-house marketing organization and sales force, which will require significant capital expenditures, management resources, and time. TuHURA will have to compete with other pharmaceutical and biotechnology companies to recruit, hire, train, and retain marketing and sales personnel.

If TuHURA is unable or decide not to establish internal sales, marketing and commercial distribution capabilities for any or all products TuHURA develops, it will likely pursue collaborative arrangements regarding the sales and marketing of its products. However, there can be no assurance that TuHURA will be able to establish or maintain such collaborative arrangements, or if TuHURA is able to do so, that they will have effective sales forces. Any revenue TuHURA receives will depend upon the efforts of such third parties, which may not be successful. TuHURA may have little or no control over the marketing and sales efforts of such third parties, and TuHURA’s revenue from product sales may be lower than if it had commercialized its product candidates itself. TuHURA also faces competition in its search for third parties to assist it with the sales and marketing efforts of its product candidates.

There can be no assurance that TuHURA will be able to develop in-house sales and commercial distribution capabilities or establish or maintain relationships with third-party collaborators to successfully commercialize any product in the United States or overseas, and as a result, TuHURA may not be able to generate product revenue.

TuHURA may form or seek collaborations or strategic alliances or enter into additional licensing arrangements in the future, and TuHURA may not realize the benefits of such alliances or licensing arrangements.

TuHURA may form or seek strategic alliances, create joint ventures or collaborations, or enter into additional licensing arrangements with third parties that TuHURA believes will complement or augment its development and commercialization efforts with respect to its product candidates and any future product candidates that TuHURA may develop. Any of these relationships may require TuHURA to incur non-recurring and other charges, increase TuHURA’s near and long-term expenditures, issue securities that dilute its existing stockholders, or disrupt its management and business. In addition, TuHURA faces significant competition in seeking appropriate strategic partners and the negotiation process is time-consuming and complex. Moreover, TuHURA may not be successful in its efforts to establish a strategic partnership or other alternative arrangements for TuHURA’s product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view TuHURA’s product candidates as having the requisite potential to demonstrate safety and efficacy.

Further, collaborations involving TuHURA’s product candidates, such as TuHURA’s collaborations with third-party research institutions, are subject to numerous risks, which may include the following:

•	collaborators have significant discretion in determining the efforts and resources that they will apply to a collaboration;

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collaborators may not pursue development and commercialization of TuHURA’s product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in their strategic focus due to the acquisition of competitive products, availability of funding, or other external factors, such as a business combination that diverts resources or creates competing priorities;

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collaborators may delay clinical trials, provide insufficient funding for a clinical trial, stop a clinical trial, abandon a product candidate, repeat or conduct new clinical trials, or require a new formulation of a product candidate for clinical testing;

•	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with TuHURA’s products or product candidates;

•	a collaborator with marketing and distribution rights to one or more products may not commit sufficient resources to their marketing and distribution;

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collaborators may not properly maintain or defend TuHURA’s intellectual property rights, or may use its intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate TuHURA’s intellectual property or proprietary information or expose TuHURA to potential liability;

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disputes may arise between TuHURA and a collaborator that cause the delay or termination of the research, development or commercialization of TuHURA’s product candidates, or that result in costly litigation or arbitration that diverts management attention and resources;

•	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates; and

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collaborators may own or co-own intellectual property covering TuHURA’s products that results from its collaborations with them, and in such cases, TuHURA would not have the exclusive right to commercialize such products.

As a result, if TuHURA enters into collaboration agreements and strategic partnerships or licenses its products or businesses, it may not be able to realize the benefit of such transactions if it is unable to successfully integrate them with TuHURA’s existing operations and company culture, which could delay TuHURA’s timelines or otherwise adversely affect its business. TuHURA also cannot be certain that, following a strategic transaction or license, it will achieve the revenue or specific net income that justifies such transaction. Any delays in entering into new collaborations or strategic partnership agreements related to TuHURA’s product candidates could delay the development and commercialization of TuHURA’s product candidates in certain geographies for certain indications, which would harm TuHURA’s business prospects, financial condition, and results of operations.

If TuHURA engages in future acquisitions or strategic partnerships, this may increase TuHURA’s capital requirements, dilute its stockholders, cause TuHURA to incur debt or assume contingent liabilities, and subject it to other risks.

TuHURA may evaluate various acquisitions and strategic partnerships, including licensing or acquiring complementary products, intellectual property rights, technologies, or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:

•	increased operating expenses and cash requirements;

•	the assumption of additional indebtedness or contingent liabilities;

•	assimilation of operations, intellectual property and products of an acquired company, including difficulties associated with integrating new personnel;

•	TuHURA’s inability to achieve desired efficiencies, synergies or other anticipated benefits from such acquisitions or strategic partnerships;

•	the diversion of TuHURA’s management’s attention from its existing product programs and initiatives in pursuing such a strategic merger or acquisition;

•	retention of key employees, the loss of key personnel, and uncertainties in TuHURA’s ability to maintain key business relationships;

•	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and regulatory approvals; and

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TuHURA’s inability to generate revenue from acquired technology and/or products sufficient to meet its objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

In addition, if TuHURA undertakes future acquisitions, it may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expense. Moreover, TuHURA may not be able to locate suitable acquisition opportunities and this inability could impair TuHURA’s ability to grow or obtain access to technology or products that may be important to the development of its business.

If TuHURA, its CROs or its CMOs use hazardous and biological materials in a manner that causes injury or violates applicable law, TuHURA may be liable for damages.

TuHURA’s research and development activities involve the controlled use of potentially hazardous substances, including chemical and biological materials, by TuHURA or third parties, such as CROs and CMOs. TuHURA and such third parties are subject to federal, state, and local laws and regulations in the United States governing the use, manufacture, storage, handling, and disposal of medical and hazardous materials. Although TuHURA believes that its and such third parties’ procedures for using, handling, storing, and disposing of these materials comply with legally prescribed standards, TuHURA cannot completely eliminate the risk of contamination or injury resulting from medical or hazardous materials. As a result of any such contamination or injury, TuHURA may incur liability or local, city, state, or federal authorities may curtail the use of these materials and interrupt its business operations. In the event of an accident, TuHURA could be held liable for damages or penalized with fines, and the liability could exceed its resources. TuHURA does not have any insurance for liabilities arising from medical or hazardous materials. Compliance with applicable environmental laws and regulations is expensive, and current or future environmental regulations may impair TuHURA’s research, development and production efforts, which could harm its business, prospects, financial condition, or results of operations.

TuHURA’s internal computer systems, or those used by its third-party research institution collaborators, CROs or other contractors or consultants, may fail or suffer security breaches.

Despite the implementation of security measures, TuHURA’s internal computer systems and those of its future CROs and other contractors and consultants are vulnerable to damage from computer viruses and unauthorized access. Although to TuHURA’s knowledge it has not experienced any such material system failure or security breach to date, if such an event were to occur and cause interruptions in TuHURA’s operations, it could result in a material disruption of its development programs and TuHURA’s business operations. For example, the loss of clinical trial data from completed or future clinical trials could result in delays in TuHURA’s regulatory approval efforts and significantly increase TuHURA’s costs to recover or reproduce the data. Likewise, TuHURA relies on its third-party research institution collaborators for research and development of its product candidates and other third parties for the manufacture of TuHURA’s product candidates and to conduct clinical trials, and similar events relating to their computer systems could also have a material adverse effect on its business. To the extent that any disruption or security breach were to result in a loss of, or damage to, TuHURA’s data or applications, or inappropriate disclosure of confidential or proprietary information, TuHURA could incur liability and the further development and commercialization of its product candidates could be delayed.

Although TuHURA takes reasonable steps to help protect confidential and other sensitive information from unauthorized access or disclosure, TuHURA also could be the target of phishing attacks seeking confidential information regarding its employees. Furthermore, while TuHURA has implemented data privacy and security measures in an effort to comply with applicable laws and regulations relating to privacy and data protection, some PHI and other PII or confidential information may be transmitted to TuHURA by third parties, who may not implement adequate security and privacy measures, and it is possible that laws, rules and regulations relating to privacy, data protection, or information security may be interpreted and applied in a manner that is inconsistent with TuHURA’s practices or those of third parties who transmit PHI and other PII or confidential information to TuHURA.

To the extent TuHURA or these third parties are found to have violated such laws, rules or regulations or that any disruption or security breach were to result in a loss of, or damage to, TuHURA’s or its third-party vendors’, collaborators’ or other contractors’ or consultants’ data or applications, or inappropriate disclosure of confidential or proprietary information, TuHURA could incur liability including litigation exposure, penalties and fines, TuHURA could become the subject of regulatory action or investigation, its competitive position could be harmed and the further development and commercialization of its product candidates could be delayed. Any of the above could have a material adverse effect on TuHURA’s business, financial condition, results of operations or prospects.

TuHURA’s immuno-oncology product candidates are based on novel technologies that target the tumor microenvironment (“TME”), which makes it difficult to predict the results, timing and cost of product candidate development and likelihood of obtaining regulatory approval.

TuHURA’s TBS-2025, acquired in the acquisition of Kineta in June 2025, target the TME which is highly immunosuppressive. TuHURA has not yet succeeded and may not succeed in demonstrating efficacy and safety for any product candidates based on its platform technologies in clinical trials or in obtaining marketing approval thereafter, and use of TuHURA’s platform technologies may not ever result in marketable products.

In addition, the clinical trial requirements of the FDA and other regulatory authorities and the criteria these regulators use to determine the safety and efficacy of a product candidate vary substantially according to the type, complexity, novelty and intended use and market of the potential products. The regulatory approval process for novel product candidates such as TuHURA’s can be less predictable, more expensive and longer than for other, better known or extensively studied pharmaceutical or other product candidates.

The immuno-oncology industry is also rapidly developing, and TuHURA’s competitors may introduce new technologies improving the immune response to cancer that render TuHURA’s technologies obsolete or less attractive. New technology could emerge at any point in the development cycle of TuHURA’s product candidates.

If TuHURA’s clinical trials with its immune-oncology product TBS-2025 does not show any functionality in the ME tumor microenvironment (“TME”), TuHURA’s development plans, financial position, results of operations and prospects may be materially adversely affected.

While TuHURA plans to develop product candidates for use in solid tumors, including TBS-2025 acquired in the Kineta Merger, TuHURA’s immuno-oncology product candidate may not show any functionality in the TME. The cellular environment in which solid tumor cells thrive is generally hostile to T cells due to factors such as the presence of immunosuppressive cells, humoral factors and limited access to nutrients. TuHURA’s product candidates may not be able to access the solid tumor, and even if they do, they may not be able to exert anti-tumor effects in a hostile TME. In addition, the safety profile of TuHURA’s product candidates may differ in a solid tumor setting. As a result, TuHURA’s product candidate may not demonstrate efficacy in solid tumors. If TuHURA is unable to make its immuno-oncology product candidate function in tumors, TuHURA’s development plans, financial position, results of operations and prospects may be materially adversely affected.

TuHURA’s Risks Relating to Government Regulation

The FDA regulatory approval process is lengthy, time-consuming, and inherently unpredictable, and TuHURA may experience significant delays in the clinical development and regulatory approval, if any, of its product candidates.

The research, testing, manufacturing, labeling, approval, selling, import, export, adverse event reporting, record keeping, advertising, promotion, and distribution of drug products, including biologics, are subject to extensive regulation by the FDA and other regulatory authorities in the United States. TuHURA is not permitted to market any biological drug product in the United States until TuHURA receives a Biologics License from the FDA. TuHURA has not previously submitted a BLA to the FDA, or similar approval filings to comparable foreign authorities. However, A BLA must include extensive preclinical and clinical data and supporting information to establish that the product candidate is safe, pure, potent, and effective for each desired indication. The BLA must also include significant information regarding the chemistry, manufacturing, and controls for the product, and the manufacturing facilities must complete a successful pre-license inspection. TuHURA expects the novel nature of its product candidates to create further challenges in obtaining regulatory approval. The FDA may also require a panel of experts, referred to as an Advisory Committee, to deliberate on the adequacy of the safety and efficacy data to support licensure. The opinion of the Advisory Committee, although not binding, may have a significant impact on TuHURA’s ability to obtain licensure of the product candidates based on the completed clinical trials. Accordingly, the regulatory approval pathway for TuHURA’s product candidates may be uncertain, complex, expensive, and lengthy, and approval may not be obtained.

In addition, clinical trials can be delayed or terminated for a variety of reasons, including delays or failures related to:

•	obtaining regulatory approval to begin a trial, if applicable;

•	the availability of financial resources to begin and complete the planned trials;

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reaching agreement on acceptable terms with prospective CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	obtaining approval at each clinical trial site by an IRB;

•	recruiting suitable patients to participate in a trial in a timely manner;

•	having patients complete a trial or return for post-treatment follow-up;

•	clinical trial sites deviating from trial protocol, not complying with GCP, or dropping out of a trial;

•	addressing any patient safety concerns that arise during the course of a trial;

•	addressing any conflicts with new or existing laws or regulations;

•	adding new clinical trial sites; or

•	manufacturing qualified materials under cGMP for use in clinical trials.

TuHURA’s third-party research institution collaborators may also experience similar difficulties in completing ongoing clinical trials and conducting future clinical trials of product candidates. Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of TuHURA’s product candidates.

Future legislative and regulatory proposals may materially impact the ability of the FDA and other regulatory agencies to operate as they have historically operated. TuHURA cannot be sure whether additional legislative changes or executive orders will be enacted, or whether any of the FDA’s regulations, guidance or interpretations will be changed, or what the impact of such changes on the agency and its scientific review staff, if any, may be. For example, the next FDA user fee reauthorization package entered stakeholder negotiations in mid-2025, with any agreement to be sent to Congress in early 2027 for purposes of initiating the legislative process. Reauthorization of the prescription drug user fee program would need to be finalized by Congress by the end of September 2027 in order to avoid a disruption in FDA’s review goals for NDAs and other activities supported by user fees assessed against industry.

Disruptions at the FDA and other agencies may also slow the time necessary for new product candidates to be reviewed and/or approved by necessary government agencies, which would adversely affect TuHURA’s business. For example, over the last several years, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical FDA, SEC and other government employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on TuHURA’s business. Further, future government shutdowns could impact TuHURA’s ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations. Future government shutdowns or slowdowns could also result in delays in the TuHURA’s interactions with the SEC and other government agencies, which could impact the TuHURA’s ability to access the public markets and obtain necessary capital in order to properly capitalize and continue its operations.

Obtaining and maintaining regulatory approval of TuHURA’s product candidates in one jurisdiction does not mean that TuHURA will be successful in obtaining regulatory approval of its product candidates in other jurisdictions.

Obtaining and maintaining regulatory approval of TuHURA’s product candidates in one jurisdiction does not guarantee that TuHURA will be able to obtain or maintain regulatory approval in any other jurisdiction, but a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. For example, even if the FDA grants marketing approval of a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion of the product candidate in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional preclinical studies or clinical trials as clinical studies conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that TuHURA intends to charge for its products is also subject to approval.

Obtaining foreign regulatory approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for TuHURA and could delay or prevent the introduction of its products in certain countries. If TuHURA fails to comply with the regulatory requirements in international markets and/or to receive applicable marketing approvals, its target market will be reduced and its ability to realize the full market potential of its product candidates will be harmed.

Even if TuHURA receives regulatory approval of its product candidates, it will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and TuHURA may be subject to penalties if it fails to comply with regulatory requirements or experience unanticipated problems with its product candidates.

If TuHURA’s product candidates are approved, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies, and submission of safety, efficacy, and other post-market information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities.

Manufacturers and manufacturers’ facilities are required to comply with extensive FDA, and comparable foreign regulatory authority, requirements, including ensuring that quality control and manufacturing procedures conform to current Good Manufacturing Practices, or cGMP, and in certain cases Good Tissue Practices (“cGTP”), regulations. As such, TuHURA and its contract manufacturers will be subject to continual review and inspections to assess compliance with cGMP and cGTp and adherence to commitments made in any BLA, other marketing application, and previous responses to inspection observations. Accordingly, TuHURA and others with whom it works must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production, and quality control.

Any regulatory approvals that TuHURA receives for its product candidates may be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including phase 4 clinical trials and surveillance to monitor the safety and efficacy of the product candidate. The FDA may also require a REMS program as a condition of approval of TuHURA’s product candidates, which could entail requirements for long-term patient follow-up, a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or a comparable foreign regulatory authority approves TuHURA’s product candidates, TuHURA will have to comply with requirements including submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with cGMPs, cGTP and cGCPs for any clinical trials that TuHURA conducts post-approval.

Later discovery of previously unknown problems with TuHURA’s product candidates, including adverse events of unanticipated severity or frequency, or with TuHURA’s third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in the following among other things:

•	restrictions on the manufacturing of the product, the approved manufacturers or the manufacturing process;

•	restrictions on the labeling or marketing of a product;

•	restrictions on product distribution or use;

•	requirements to conduct post-marketing studies or clinical trials;

•	withdrawal of the product from the market;

•	product recalls;

•	warning or untitled letters from the FDA or comparable notice of violations from foreign regulatory authorities;

•	refusal of the FDA or other applicable regulatory authority to approve pending applications or supplements to approved applications;

•	fines, restitution or disgorgement of profits or revenues;

•	suspension or withdrawal of marketing approvals;

•	suspension of any of TuHURA’s ongoing clinical trials;

•	product seizure or detention or refusal to permit the import or export of products; and

•	consent decrees, injunctions or the imposition of civil or criminal penalties.

The FDA strictly regulates marketing, labeling, advertising, and promotion of products that are placed on the market. Drugs may be promoted only for the approved indications and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability.

Non-compliance with European Union requirements regarding safety monitoring or pharmacovigilance can also result in significant financial penalties. Similarly, failure to comply with the European Union’s requirements regarding the protection of personal information can also lead to significant penalties and sanctions.

The policies of the FDA and of other regulatory authorities may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of TuHURA’s product candidates. TuHURA cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If TuHURA is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if TuHURA is not able to maintain regulatory compliance, TuHURA may lose any marketing approval that it may have obtained and it may not achieve or sustain profitability.

In addition, if TuHURA was able to obtain accelerated approval of any of TuHURA’s product candidates, the FDA would require TuHURA to conduct a confirmatory study to verify the predicted clinical benefit and additional safety studies. The results from the confirmatory study may not support the clinical benefit, which would result in the approval being withdrawn. While operating under accelerated approval, TuHURA will be subject to certain restrictions that it would not be subject to upon receiving regular approval.

Even if TuHURA obtains regulatory approval of its product candidates, the products may not gain market acceptance among physicians, patients, hospitals, cancer treatment centers, and others in the medical community.

TuHURA’s products may not become broadly accepted by physicians, patients, hospitals, cancer treatment centers, and others in the medical community. Several factors will influence whether TuHURA’s product candidates are accepted in the market, including:

•	the clinical indications for which TuHURA’s product candidates are approved;

•	physicians, hospitals, cancer treatment centers, and patients considering TuHURA’s product candidates as a safe and effective treatment;

•	the potential and perceived advantages of TuHURA’s product candidates over alternative treatments;

•	the prevalence and severity of any side effects;

•	any restrictions on concomitant TuHURA of other medications;

•	product labeling or product insert requirements of the FDA or other regulatory authorities;

•	limitations or warnings contained in the labeling approved by the FDA;

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the size of the market for such drug candidate, based on the size of the patient subsets that TuHURA is targeting, in their territories for which TuHURA gains regulatory approval and have commercial rights;

•	the safety of the drug candidate as demonstrated through broad commercial rights;

•	the adequacy of supply of TuHURA’s product candidates;

•	the timing of market introduction of TuHURA’s product candidates as well as competitive products;

•	the cost of treatment in relation to alternative treatments;

•	the amount of upfront costs or training required for physicians to administer TuHURA’s product candidates;

•	the availability of adequate coverage, reimbursement, and pricing by third-party payors and government authorities;

•	the willingness of patients to pay out-of-pocket in the absence of coverage and reimbursement by third-party payors and government authorities;

•	support from patient advocacy groups;

•	relative convenience and ease of administration, including as compared to alternative treatments and competitive therapies; and

•	the effectiveness of TuHURA’s sales and marketing efforts.

TuHURA’s ability to negotiate, secure and maintain third-party coverage and reimbursement for its product candidates may be affected by political, economic and regulatory developments in the United States, the European Union and other jurisdictions. Governments continue to impose cost containment measures, and third-party payors are increasingly challenging prices charged for medicines and examining their cost effectiveness, in addition to their safety and efficacy. These and other similar developments could significantly limit the degree of market acceptance of any product candidate of ours that receives marketing approval in the future.

Even if TuHURA’s products achieve market acceptance, TuHURA may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favorably received than its products, are more cost effective or render TuHURA’s products obsolete.

TuHURA is and will be subject to stringent privacy laws, cybersecurity laws, regulations, policies and contractual obligations related to privacy and security, and changes in such laws, regulations, policies or how they are interpreted or changes in related contractual obligations could adversely affect TuHURA’s business.

TuHURA is subject to data privacy and protection laws and regulations that apply to the collection, transmission, processing, storage and use of personally-identifying information including comprehensive regulatory systems in the U.S. and EU, which, among other things, impose certain requirements relating to the privacy, security and transmission of personal information. The legislative and regulatory landscape for privacy and data protection continues to evolve worldwide, and there has been an increasing focus on privacy and data protection issues with the potential to affect TuHURA’s business. Failure to comply with any of these laws and regulations by TuHURA or third parties to whom TuHURA contracts certain types of work (like clinical trials) could result in enforcement action against TuHURA or such third parties, including fines, imprisonment of company officials and public censure, claims for damages by affected individuals, damage to TuHURA’s reputation and loss of goodwill, any of which could have a material adverse effect on its business, financial condition, results of operations or prospects.

There are numerous U.S. federal and state laws and regulations related to the privacy and security of personal information. In particular, regulations promulgated pursuant to the HIPAA, establish privacy and security standards that limit the use and disclosure of individually identifiable health information, or protected health information, and require the implementation of administrative, physical and technological safeguards to protect the privacy of protected health information and ensure the confidentiality, integrity and availability of electronic protected health information. Determining whether protected health information has been handled in compliance with applicable privacy standards and its contractual obligations can be complex and may be subject to changing interpretation.

If TuHURA is unable to properly protect the privacy and security of protected health information or other personal, sensitive, or confidential information in its possession, TuHURA could be found to have breached its contracts. Further, if TuHURA fails to comply with applicable privacy laws, including applicable HIPAA privacy and security standards, TuHURA could face significant administrative, civil and criminal penalties. Enforcement activity can also result in financial liability and reputational harm, and responses to such enforcement activity can consume significant internal and outside resources. In addition, state attorneys general are authorized to bring civil actions seeking either injunctions or damages in response to violations that threaten the privacy of state residents. In addition to the risks associated with enforcement activities and potential contractual liabilities, TuHURA’s ongoing efforts to comply with evolving laws and regulations at the federal and state level may be costly and require ongoing modifications to its policies, procedures and systems.

In the EU, TuHURA may be subject to the General Data Protection Regulation (“GDPR”) which went into effect in May 2018 and which imposes obligations on companies that operate in TuHURA’s industry with respect to the processing of personal data and the cross-border transfer of such data. The GDPR imposes onerous accountability obligations requiring data controllers and processors to maintain a record of their data processing and policies. If TuHURA’s or TuHURA’s partners’ or service providers’ privacy or data security measures fail to comply with the GDPR requirements, TuHURA may be subject to litigation, regulatory investigations, enforcement notices requiring TuHURA to change the way TuHURA uses personal data and/or fines of up to 20 million Euros or up to 4% of the total worldwide annual turnover of the preceding financial year, whichever is higher, as well as compensation claims by affected individuals, negative publicity, reputational harm and a potential loss of business and goodwill.

The GDPR may also impose additional compliance obligations relating to the transfer of data between TuHURA and its subsidiaries or other business partners. For example, the European Court of Justice recently invalidated the EU-U.S. Privacy Shield as a basis for transfers of personal data from the EU to the U.S. and raised questions about the continued validity of one of the primary alternatives to the EU-U.S. Privacy Shield, namely the European Commission’s Standard Contractual Clauses. Some customers or other service providers may respond to these evolving laws and regulations by asking TuHURA to make certain privacy or data-related contractual commitments that TuHURA is unable or unwilling to make. This could lead to the loss of current or prospective customers or other business relationships.

While TuHURA continues to address the implications of the recent changes to EU data privacy regulations, data privacy remains an evolving landscape at both the domestic and international level, with new regulations coming into effect and continued legal challenges, and TuHURA’s efforts to comply with the evolving data protection rules may be unsuccessful. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with TuHURA’s practices. TuHURA must devote significant resources to understanding and complying with this changing landscape. Failure to comply with laws regarding data protection would expose TuHURA to risk of enforcement actions taken by data protection authorities in the EU and elsewhere and carries with it the potential for significant penalties if TuHURA is found to be non-compliant. Similarly, failure to comply with federal and state laws in the United States regarding privacy and security of personal information could expose TuHURA to penalties under such laws. Any such failure to comply with data protection and privacy laws could result in government-imposed fines or orders requiring that TuHURA changes its practices, claims for damages or other liabilities, regulatory investigations and enforcement action, litigation and significant costs for remediation, any of which could adversely affect TuHURA’s business.

Even if TuHURA is not determined to have violated these laws, government investigations into these issues typically require the expenditure of significant resources and generate negative publicity, which could harm its business, financial condition, results of operations or prospects.

Coverage and reimbursement may be limited or unavailable in certain market segments for TuHURA’s product candidates, which could make it difficult for TuHURA to sell its product candidates profitably.

Successful sales of TuHURA’s product candidates, if approved, depend on the availability of adequate coverage and reimbursement from third-party payors. In addition, because TuHURA’s product candidates represent new approaches to treat cancer and other immune-related diseases, TuHURA cannot accurately estimate the potential revenue from its product candidates.

Patients who are provided medical treatment for their conditions generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. Adequate coverage and reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payors are critical to new product acceptance.

Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which drugs and treatments they will cover and the amount of reimbursement. Coverage and reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that use of a product is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.

In the United States, no uniform policy of coverage and reimbursement for products exists among third-party payors. As a result, obtaining coverage and reimbursement approval of a product from a government or other third-party payor is a time-consuming and costly process that could require TuHURA to provide to each payor supporting scientific, clinical and cost-effectiveness data for the use of TuHURA’s products on a payor-by-payor basis, with no assurance that coverage and adequate reimbursement will be obtained. Even if TuHURA obtains coverage for a given product, the resulting reimbursement payment rates might not be adequate for TuHURA to achieve or sustain profitability or may require co-payments that patients find unacceptably high. Additionally, third-party payors may not cover, or provide adequate reimbursement for, long-term follow-up evaluations required following the use of TuHURA’s products. Patients are unlikely to use TuHURA’s product candidates unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of TuHURA’s product candidates. Because TuHURA’s product candidates have a higher cost of goods than conventional therapies, and may require long-term follow up evaluations, the risk that coverage and reimbursement rates may be inadequate for TuHURA to achieve profitability may be greater.

TuHURA intends to seek approval to market its product candidates in both the United States and in selected foreign jurisdictions. If TuHURA obtains approval in one or more foreign jurisdictions for its product candidates, TuHURA will be subject to rules and regulations in those jurisdictions. In some foreign countries, particularly those in the EU, the pricing of biologics is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after obtaining marketing approval of a product candidate. In addition, market acceptance and sales of TuHURA’s product candidates will depend significantly on the availability of adequate coverage and reimbursement from third-party payors for TuHURA’s product candidates and may be affected by existing and future health care reform measures.

TuHURA’s employees, independent contractors, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

TuHURA is exposed to the risk of fraud, misconduct or other illegal activity by its employees, independent contractors, consultants, commercial partners and vendors. Misconduct by these parties could include intentional, reckless and negligent conduct that fails to: comply with applicable laws and regulations of the FDA and other similar foreign regulatory bodies; provide true, complete and accurate information to the FDA and other similar foreign regulatory bodies; comply with manufacturing standards TuHURA has established; comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws; or report financial information or data accurately or to disclose unauthorized activities to TuHURA. If TuHURA obtains FDA approval of any of its product candidates and begins commercializing those products in the United States, TuHURA’s potential exposure under such laws will increase significantly, and its costs associated with compliance with such laws are also likely to increase. These laws may impact, among other things, TuHURA’s current activities with principal investigators and research patients, as well as proposed and future sales, marketing and education programs. In particular, the promotion, sales and marketing of healthcare items and services, as well as certain business arrangements in the healthcare industry, are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, structuring and commission(s), certain customer incentive programs and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of patient recruitment for clinical trials, which could result in significant regulatory sanctions and cause serious harm to TuHURA’s reputation. It is not always possible to identify and deter misconduct by employees and other parties, and the precautions TuHURA takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting TuHURA from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against TuHURA, and TuHURA is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business, including the imposition of significant fines or other sanctions.

TuHURA’s relationships with prescribers, purchasers, third-party payors and patients will be subject to applicable anti-kickback, fraud and abuse and other health care laws and regulations, which could expose TuHURA to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Although TuHURA does not currently have any products on the market, upon commercialization of its drug candidates, if approved, TuHURA will be subject to additional health care statutory and regulatory requirements and oversight by federal and state governments in the United States as well as foreign governments in the jurisdictions in which TuHURA conducts its business. Physicians, other health care providers and third-party payors will play a primary role in the recommendation, prescription and use of any product candidates for which TuHURA obtains marketing approval. TuHURA’s future arrangements with such third parties may expose TuHURA to broadly applicable fraud and abuse and other health care laws and regulations that may constrain TuHURA’s business or financial arrangements and relationships through which TuHURA markets, sells and distributes any products for which TuHURA may obtain marketing approval. Restrictions under applicable domestic and foreign health care laws and regulations include, but are not limited to, the following:

•

the U.S. federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under a federal health care program such as Medicare and Medicaid; a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•

U.S. federal false claims, false statements and civil monetary penalties laws, including the US False Claims Act, which impose criminal and civil penalties against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government; actions may be brought by the government or a whistleblower and may include an assertion that a claim for payment by federal health care programs for items and services which results from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

•

HIPAA, which imposes criminal and civil liability for executing a scheme to defraud any health care benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for health care benefits, items or services; similar to the U.S. federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•

analogous state and foreign laws and regulations relating to health care fraud and abuse, such as state anti-kickback and false claims laws, that may apply to sales or marketing arrangements and claims involving health care items or services reimbursed by non-governmental third-party payors, including private insurers;

•	the FCPA and other anti-corruption laws and regulations pertaining to TuHURA’s financial relationships and interactions with foreign government officials;

•

the U.S. federal physician payment transparency requirements, sometimes referred to as the “Sunshine Act,” which requires manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid, or the Children’s Health Insurance Program to report to the Centers for Medicare & Medicaid Services (“CMS”), information related to physician payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals as well as the ownership and investment interests of physicians and their immediate family members. Beginning in 2022, applicable manufacturers are required to report such information regarding its relationships with physician assistants, nurse practitioners, clinical nurse specialists, certified registered nurse anesthetists and certified nurse midwives during the previous year;

•

analogous state and foreign laws that require pharmaceutical companies to track, report and disclose to the government and/or the public information related to payments, gifts, and other transfers of value or remuneration to physicians and other health care providers, marketing activities or expenditures, or product pricing or transparency information, or that require pharmaceutical companies to implement compliance programs that meet certain standards or to restrict or limit interactions between pharmaceutical manufacturers and members of the health care industry;

•

the U.S. federal laws that require pharmaceutical manufacturers to report certain calculated product prices to the government or provide certain discounts or rebates to government authorities or private entities, often as a condition of reimbursement under federal health care programs;

•

HIPAA, which imposes obligations on certain covered entity health care providers, health plans, and health care clearinghouses and their business associates that perform certain services involving the use or disclosure of individually identifiable health information as well as their covered subcontractors, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information; and

•

state and foreign laws that govern the privacy and security of health information in certain circumstances, including state security breach notification laws, state health information privacy laws and federal and state consumer protection laws, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of TuHURA’s business activities could be subject to challenge under one or more of such laws. In addition, recent health care reform legislation has strengthened these laws. For example, the Affordable Care Act (the “ACA”), among other things, amends the intent requirement of the federal Anti-Kickback Statute and criminal healthcare fraud statutes. As a result of such amendment, a person or entity no longer needs to have actual knowledge of these statutes or specific intent to violate them in order to have committed a violation. Moreover, the ACA provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act.

Efforts to ensure that TuHURA’s business arrangements will comply with applicable healthcare laws may involve substantial costs. It is possible that governmental and enforcement authorities will conclude that TuHURA’s business practices may not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If any such actions are instituted against TuHURA, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business, including the imposition of significant civil, criminal and administrative penalties, damages, disgorgement, monetary fines, imprisonment, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of TuHURA’s operations, any of which could adversely affect its ability to operate its business and its results of operations. In addition, the approval and commercialization of any of TuHURA’s product candidates outside the United States will also likely subject TuHURA to foreign equivalents of the healthcare laws mentioned above, among other foreign laws. If any of the physicians or other health care providers or entities with whom TuHURA expects to do business is found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from federal health care programs.

Risks Relating to TuHURA’s Intellectual Property

TuHURA could be unsuccessful in obtaining or maintaining adequate patent protection for one or more of its products or product candidates.

TuHURA anticipates that it will file additional patent applications both in the United States and in other countries, as appropriate. However, TuHURA cannot predict:

•	if and when any patents will issue;

•	the degree and range of protection any issued patents will afford TuHURA against competitors, including whether third parties will find ways to invalidate or otherwise circumvent its patents;

•	whether others will apply for or obtain patents claiming aspects similar to those covered by TuHURA’s patents and patent applications; or

•	whether TuHURA will need to initiate litigation or administrative proceedings to defend its patent rights, which may be costly whether TuHURA wins or loses.

For biological and pharmaceutical products, claims directed to compositions of matter are generally considered to be the strongest form of intellectual property protection. Such claims are not directed to any particular use of the product, and therefore encompass all uses. TuHURA cannot be certain, however, that the claims in its pending patent applications covering the composition of matter of its product candidates will be considered patentable by the United States Patent and Trademark Office (“USPTO”) or foreign patent offices, or that TuHURA’s issued claims will be considered valid and enforceable by U.S. or foreign courts.

Claims directed to methods of use protect the use of a product for the specified method. This type of claim does not prevent a competitor from making and marketing a product that is identical to the product for a specific use that falls outside the scope of the patented method. Moreover, even if competitors do not actively promote their product for TuHURA’s targeted indications, physicians may prescribe these products “off-label” for those uses that are covered by TuHURA’s method claims. Although off-label prescriptions may infringe or contribute to the infringement of method claims, the practice is common and such infringement is difficult to prevent or prosecute. Many of TuHURA’s issued claims cover methods for making its cell therapy products.

Claims directed to methods of making a product protect the process by which a product is made. This type of claim does not prevent a competitor from marketing a product that is identical to TuHURA’s product, if the competitor’s product is made by a process outside the scope of the patented method.

The strength of patents in the biotechnology and pharmaceutical field can be uncertain, and evaluating the scope of such patents involves complex legal and scientific analyses. The patent applications that TuHURA owns or in-license may fail to result in issued patents with claims that cover its product candidates, methods of making its product candidates, or uses thereof in the United States or in other foreign countries. Even if the patents do successfully issue, third parties may challenge the validity, enforceability, or scope thereof, which may result in such patents being narrowed, invalidated, or held unenforceable. Furthermore, even if they are unchallenged, TuHURA’s patents and patent applications may not adequately protect its intellectual property or prevent others from designing their products to avoid being covered by its claims. If the breadth or strength of protection provided by the patents and patent applications TuHURA holds with respect to its product candidates is threatened, this could dissuade companies from collaborating with TuHURA to develop, and could threaten TuHURA’s ability to commercialize, TuHURA’s product candidates. Further, if TuHURA encounters delays in its clinical trials, the period of time during which TuHURA could market its product candidates under patent protection would be reduced. Because patent applications in the United States and most other countries are confidential for a period of time after filing, TuHURA cannot be certain that it was the first to file any patent application related to its product candidates.

Confidentiality agreements with employees and third parties may not prevent unauthorized disclosure of trade secrets and other proprietary information.

In addition to the protection afforded by patents, TuHURA seeks to rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that TuHURA elects not to patent, processes for which patents are difficult to enforce, and any other elements of its product discovery and development processes that involve proprietary know-how, information, or technology that is not covered by patents. Trade secrets, however, may be difficult to protect. TuHURA seeks to protect its proprietary processes, in part, by entering into confidentiality agreements with its employees, consultants, outside scientific advisors, contractors, and collaborators. Although TuHURA uses reasonable efforts to protect its trade secrets, its employees, consultants, outside scientific advisors, contractors, and collaborators might intentionally or inadvertently disclose its trade secret information to competitors. In addition, competitors may otherwise gain access to TuHURA’s trade secrets or independently develop substantially equivalent information and techniques. Furthermore, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, TuHURA may encounter significant problems in protecting and defending its intellectual property both in the United States and abroad. If TuHURA is unable to prevent unauthorized material disclosure of its intellectual property to third parties, or misappropriation of TuHURA’s intellectual property by third parties, TuHURA will not be able to establish or maintain a competitive advantage in its market, which could materially adversely affect its business, operating results, and financial condition.

Third-party claims of intellectual property infringement against TuHURA or its collaborators may prevent or delay its product discovery and development efforts.

TuHURA’s commercial success depends in part on it avoiding infringement of the patents and proprietary rights of third parties. There is a substantial amount of litigation involving patents and other intellectual property rights in the biotechnology and pharmaceutical industries, as well as administrative proceedings for challenging patents, including interference, derivation, and reexamination proceedings before the USPTO or oppositions and other comparable proceedings in foreign jurisdictions. Recently, due to changes in U.S. law referred to as patent reform, procedures including inter parties review and post-grant review have been implemented. As stated above, this reform adds uncertainty to the possibility of challenge to TuHURA’s patents in the future.

Numerous U.S. and foreign issued patents and pending patent applications owned by third parties exist in the fields in which TuHURA is developing its product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that TuHURA’s product candidates may give rise to claims of infringement of the patent rights of others.

TuHURA may not be able to protect its intellectual property rights throughout the world.

Filing, prosecuting, maintaining, and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and TuHURA’s intellectual property rights in some countries outside the United States can have a different scope and strength than do those in the United States. To date, in addition to the United States, TuHURA has filed patent applications in Australia, Brazil, Canada, China, Europe (via European Patent Office), Hong Kong, India, Israel, Japan, Russian Federation, South Korea, Mexico, and Singapore. In addition, the laws of some foreign countries, such as China, Brazil, Russia, and India, do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, TuHURA may not be able to prevent third parties from practicing its inventions in all countries outside the United States, or from selling or importing products made using TuHURA’s inventions in and into the United States or other jurisdictions. Competitors may use TuHURA’s technologies in jurisdictions where TuHURA has not obtained patent protection to develop their own products and further, may export otherwise infringing products to territories where TuHURA has patent protection, but enforcement against importation of infringing products is challenging or legal remedies are insufficient. These products may compete with TuHURA’s products and its patents or other intellectual property rights may not be effective or adequate to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, such as China, Brazil, Russia, and India, do not favor the enforcement of patents, trade secrets and other intellectual property, particularly those relating to biopharmaceutical products, which could make it difficult in those jurisdictions for TuHURA to stop the infringement or misappropriation of its patents or other intellectual property rights, or the marketing of competing products in violation of TuHURA’s proprietary rights. Proceedings to enforce TuHURA’s patent and other intellectual property rights in foreign jurisdictions could result in substantial costs and divert its efforts and attention from other aspects of its business. Furthermore, such proceedings could put TuHURA’s patents at risk of being invalidated, held unenforceable, or interpreted narrowly, could put its patent applications at risk of not issuing, and could provoke third parties to assert claims of infringement or misappropriation against TuHURA. TuHURA may not prevail in any lawsuits that it initiates, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, TuHURA’s efforts to enforce its intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that TuHURA develops or licenses.

TuHURA may be involved in lawsuits to protect or enforce its patents or the patents of its licensors, which could be expensive, time-consuming, and unsuccessful.

Competitors may infringe TuHURA’s patents or the patents of its licensors. To cease such infringement or unauthorized use, TuHURA may be required to file patent infringement claims, which can be expensive and time-consuming. In addition, in an infringement proceeding or a declaratory judgment action against TuHURA, a court may decide that one or more of TuHURA’s patents is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that TuHURA’s patents do not cover the technology in question. An adverse result in any litigation or defense proceeding could put one or more of TuHURA’s patents at risk of being invalidated, held unenforceable, or interpreted narrowly and could put its patent applications at risk of not issuing. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from TuHURA’s business.

Interference or derivation proceedings provoked by third parties or brought by the USPTO may be necessary to determine the priority of inventions with respect to, or the correct inventorship of, TuHURA’s patents or patent applications or those of its licensors. An unfavorable outcome could result in a loss of TuHURA’s current patent rights and could require TuHURA to cease using the related technology or to attempt to license rights to it from the prevailing party. TuHURA’s business could be harmed if the prevailing party does not offer TuHURA a license on commercially reasonable terms. Litigation, interference, or derivation proceedings may result in a decision adverse to TuHURA’s interests and, even if it is successful, may result in substantial costs and distract its management and other employees.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of TuHURA’s confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of shares of TuHURA common stock.

Issued patents covering TuHURA’s product candidates could be found invalid or unenforceable if challenged in court or before the USPTO or comparable foreign authority.

If TuHURA or one of its licensing partners initiate legal proceedings against a third party to enforce a patent covering one of TuHURA’s product candidates, the defendant could counterclaim that the patent covering TuHURA’s product candidate is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace, and there are numerous grounds upon which a third party can assert invalidity or unenforceability of a patent. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, inter partes review, post-grant review, and equivalent proceedings in foreign jurisdictions, such as opposition or derivation proceedings. Such proceedings could result in revocation or amendment to TuHURA’s patents in such a way that they no longer cover and protect its product candidates. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity of TuHURA’s patents, for example, TuHURA cannot be certain that there is no invalidating prior art of which it, its patent counsel, and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, TuHURA would lose at least part, and perhaps all, of the patent protection on its product candidates. Such a loss of patent protection could have a material adverse impact on TuHURA’s business.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing TuHURA’s ability to protect its products.

As is the case with other biopharmaceutical companies, TuHURA’s success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves, both technological and legal complexity, and is therefore costly, time-consuming, and inherently uncertain. In addition, the United States has recently enacted and is currently implementing wide-ranging patent reform legislation. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to TuHURA’s ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken TuHURA’s ability to obtain new patents or to enforce its existing patents and patents that TuHURA might obtain in the future. For example, in, Assoc. for Molecular Pathology v. Myriad Genetics, Inc., the U.S. Supreme Court held that certain claims to naturally-occurring substances are not patentable. Although TuHURA does not believe that any of the patents owned or licensed by TuHURA will be found invalid based on this decision, TuHURA cannot predict how future decisions by the courts, the U.S. Congress or the USPTO may impact the value of its patents.

TuHURA may be subject to claims that its employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties.

TuHURA has received confidential and proprietary information from third parties. In addition, TuHURA employs individuals who were previously employed at other biotechnology or pharmaceutical companies. TuHURA may be subject to claims that it or its employees, consultants, or independent contractors have inadvertently or otherwise used or disclosed confidential information of these third parties or TuHURA’s employees’ former employers. Litigation may be necessary to defend against these claims. Even if TuHURA is successful in defending against these claims, litigation could result in substantial cost and be a distraction to TuHURA’s management and employees.

TuHURA may face competition from biosimilars, which may have a material adverse impact on the future commercial prospects of its product candidates.

Even if TuHURA is successful in achieving regulatory approval to commercialize a product candidate faster than its competitors, TuHURA may face competition from biosimilars. The Patient Protection and Affordable Care Act, which was signed into law in March 2010, included a subtitle called the Biologics Price Competition and Innovation Act of 2009 (the “BPCIA”). The BPCIA established a regulatory scheme authorizing the FDA to approve biosimilars and interchangeable biosimilars. While certain biosimilar products have been approved by the FDA for use in the United States, none of these have been cell therapy products and none have been interchangeable biosimilars. The FDA has issued several guidance documents outlining an approach to review and approval of biosimilars. Additional guidance is expected to be finalized by the FDA in the near term.

Under the BPCIA, a manufacturer may submit an application for licensure of a biologic product that is “biosimilar to” or “interchangeable with” a previously approved biological product or “reference product.” In order for the FDA to approve a biosimilar product, it must find that the product is “highly similar” to the reference product notwithstanding minor differences in clinically inactive components and that there are no clinically meaningful differences between the reference product and proposed biosimilar product in terms of safety, purity, and potency. For the FDA to approve a biosimilar product as interchangeable with a reference product, the agency must find that the biosimilar product can be expected to produce the same clinical results as the reference product, and, for products administered multiple times, that the biologic and the reference biologic may be switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic.

Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date of approval of the reference product. The FDA may not approve a biosimilar product until 12 years from the date on which the reference product was approved. Even if a product is considered to be a reference product eligible for exclusivity, another company could market a competing version of that product if the FDA approves a full BLA for such product containing the sponsor’s own non-clinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity, and potency of their product. The BPCIA also created certain exclusivity periods for biosimilars approved as interchangeable products. At this juncture, it is unclear whether products deemed “interchangeable” by the FDA will, in fact, be readily substituted by pharmacies, which are governed by state pharmacy law.

If competitors are able to obtain marketing approval for biosimilars referencing TuHURA’s products, TuHURA’s products may become subject to competition from such biosimilars, with the attendant competitive pressure and consequences.

TuHURA may be subject to claims challenging the inventorship of its patents and other intellectual property.

Although TuHURA is not currently experiencing any claims challenging the inventorship of its patents or ownership of its intellectual property, it may in the future be subject to claims that former employees, collaborators, or other third parties have an interest in its patents or other intellectual property as an inventor or co-inventor. For example, TuHURA may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing its product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship. If TuHURA fails in defending any such claims, in addition to paying monetary damages, it may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on TuHURA’s business. Even if TuHURA is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Risks Relating to the Commercialization of TuHURA’s Product Candidates

TuHURA’s product candidates have never been manufactured on a commercial scale, and there are risks associated with scaling up manufacturing to commercial scale.

TuHURA’s product candidates have never been manufactured on a commercial scale, and there are risks associated with scaling up manufacturing to commercial scale including, among others, cost overruns, potential problems with process scale-up, process reproducibility, stability issues, lot consistency and timely availability of raw materials. There is no assurance that TuHURA’s manufacturers will be successful in establishing a larger-scale commercial manufacturing process for its product candidates that achieves its objectives for manufacturing capacity and cost of goods. Even if TuHURA could otherwise obtain regulatory approval for any product candidate, there is no assurance that its manufacturers will be able to manufacture the approved product to specifications acceptable to the FDA or other regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential launch of the product or to meet potential future demand. If TuHURA’s manufacturers are unable to produce sufficient quantities of the approved product for commercialization, its commercialization efforts would be impaired, which would have an adverse effect on its business, financial condition, results of operations and growth prospects.

Even if TuHURA is able to commercialize any of its product candidates, such products may become subject to unfavorable pricing regulations, third-party reimbursement practices or health care reform initiatives, which would harm TuHURA’s business.

The regulations that govern marketing approvals, pricing, coverage and reimbursement for new drug and biological products vary widely from country to country. Current and future legislation may change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product marketing approval is granted and, in some markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, TuHURA may obtain marketing approval for a product in a particular country, but then be subject to price regulations that delay its commercial launch of the product, possibly for lengthy time periods, and negatively impact the revenues TuHURA is able to generate from the sale of the product in that country. Adverse pricing limitations may hinder TuHURA’s ability to recoup its investment in one or more product candidates, even if its product candidates obtain marketing approval.

TuHURA’s ability to commercialize any product candidates successfully also will depend in part on the extent to which coverage and reimbursement for these product candidates and related treatments will be available from government authorities, private health insurers and other organizations. In the United States, reimbursement varies from payor to payor. Reimbursement agencies in Europe may be more conservative than federal health care programs or private health plans in the United States. For example, a number of cancer drugs are generally covered and paid for in the United States, but have not been approved for reimbursement in certain European countries. A primary trend in the U.S. health care industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of payments for particular products. For example, payors may limit coverage to specific drug or biological products on an approved list, also known as a formulary, which might not include all of the FDA-approved drugs or biologics for a particular indication. Payors may require use of alternative therapies or a demonstration that a product is medically necessary for a particular patient before use of a product will be covered. Additionally, payors may seek to control utilization by imposing prior authorization requirements.

Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for products. TuHURA cannot be sure that coverage will be available for any product candidate that it commercializes and, if coverage is available, what the level of reimbursement will be. Reimbursement may impact the demand for, or the price of, any product candidate for which TuHURA obtains marketing approval. Patients are unlikely to use TuHURA’s products, if they are approved for marketing, unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of such products. If reimbursement is not available or is available only to limited levels, TuHURA may not be able to successfully commercialize any product candidate for which TuHURA obtains marketing approval.

There may be significant delays in obtaining coverage and reimbursement for newly approved drugs and biologics, and coverage may be more limited than the purposes for which the drug is approved by the FDA or comparable foreign regulatory authorities. Moreover, eligibility for reimbursement does not imply that any drug will be paid for in all cases or at a rate that covers TuHURA’s costs, including research, development, manufacture, sale and distribution. Interim reimbursement levels for new drugs, if applicable, may also not be sufficient to cover TuHURA’s costs and may not be made permanent. Reimbursement rates may vary according to the use of the drug and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost drugs and may be incorporated into existing payments for other services. Net prices for drugs may be reduced by mandatory discounts or rebates required by federal health care programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. In the United States, third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies. In the European Union, reference pricing systems and other measures may lead to cost containment and reduced prices. TuHURA’s inability to promptly obtain coverage and profitable payment rates from both government-funded and private payors for any approved products that TuHURA develops could have a material adverse effect on its operating results, its ability to raise capital needed to commercialize products and its overall financial condition.

Further, there have been, and may continue to be, legislative and regulatory proposals at the U.S. federal and state levels and in foreign jurisdictions directed at broadening the availability and containing or lowering the cost of healthcare including plans announced by the Trump Administration to reform the U.S. pharmaceutical pricing system significantly through rulemaking and executive orders. In addition, existing legislation aimed at patient affordability in the United States such as the ACA may be repealed or replaced. The continuing efforts of the government, insurance companies, managed care organizations and other third-party payors to contain or reduce costs of healthcare may adversely affect TuHURA’s ability to set prices for its products that would allow it to achieve or sustain profitability. In addition, governments may impose price controls on any of TuHURA’s products that obtain marketing approval, which may adversely affect TuHURA’s future profitability.

In some foreign countries, particularly the member states of the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can be a long and expensive process after the receipt of marketing approval for a product candidate. In addition, there can be considerable pressure by governments and other stakeholders on prices and reimbursement levels, including as part of cost containment measures. Political, economic and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after reimbursement has been obtained. Reference pricing used by various EU member states and parallel distribution, or arbitrage between low-priced and high-priced member states, can further reduce prices. In some countries, TuHURA may be required to conduct additional clinical trials that compare the cost-effectiveness of its product candidates to other available therapies in order to obtain reimbursement or pricing approval. Publication of discounts by third-party payors or authorities may lead to further pressure on prices or reimbursement levels within the country of publication and other countries. If reimbursement of TuHURA’s products is unavailable or limited in scope or amount in a particular country, or if pricing is set at unsatisfactory levels, TuHURA may be unable to achieve or sustain profitability for sales of any of its product candidates that are approved for marketing in that country and its business could be adversely affected.

TuHURA has no experience selling, marketing or distributing products and currently have no internal marketing and sales force. If TuHURA is unable to establish effective marketing and sales capabilities or enter into agreements with third parties to market and sell its product candidates, it may not be able to effectively market and sell its product candidates, if approved, or generate product revenues.

TuHURA currently has no sales, marketing or distribution capabilities and have no experience as a company in the sale or marketing of pharmaceutical products. There can be no assurance that TuHURA will be able to market and sell its products in the United States or overseas. In order to commercialize any product candidates, TuHURA must build on a territory-by-territory basis marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services, and TuHURA may not be successful in doing so. Therefore, with respect to the commercialization of all or certain of TuHURA’s product candidates, TuHURA may choose to collaborate, either globally or on a territory-by-territory basis, with third parties that have direct sales forces and established distribution systems, either to augment its own sales force and distribution systems or in lieu of its own sales force and distribution systems. If so, TuHURA’s success will depend, in part, on its ability to enter into and maintain collaborative relationships for such capabilities, such collaborators’ strategic interest in the products under development and such collaborators’ ability to successfully market and sell any such products.

If TuHURA is unable to enter into such arrangements when needed on acceptable terms or at all, TuHURA may not be able to successfully commercialize any of its product candidates that receive regulatory approval, or any such commercialization may experience delays or limitations. Further, to the extent that TuHURA depends on third parties for marketing and distribution, any revenues TuHURA receives will depend upon the efforts of such third parties, and there can be no assurance that such efforts will be successful.

To the extent that TuHURA decides not to, or is unable to, enter into collaborative arrangements with respect to the sales and marketing of its products, TuHURA may in the future need to establish an internal sales and marketing team with technical expertise and supporting distribution capabilities to commercialize its product candidates, which could be expensive, time-consuming and requiring significant attention of its executive officers to manage. Further, TuHURA may not have sufficient resources to allocate to the sales and marketing of its products.

Any failure or delay in the development of sales, marketing and distribution capabilities, through collaboration with one or more third parties or through internal efforts, would adversely impact the commercialization of any of TuHURA’s products that TuHURA obtains approval to market. As a result, TuHURA’s future product revenue will suffer and TuHURA may incur significant additional losses.

Risks Related to the Kineta Merger

The market price of TuHURA common stock may decline in the future as a result of the sale of shares of TuHURA common stock held by former Kineta stockholders or current TuHURA stockholders.

Following their receipt of shares of TuHURA common stock as merger consideration (the “Merger Consideration”), former Kineta stockholders may seek to sell the shares of TuHURA common stock delivered to them, and, other than former directors and executive officers of Kineta who are subject to a lock-up of one-third of the shares of TuHURA common stock they receive as Merger Consideration, which lock-up expires on December 27, 2025, the TuHURA-Kineta Merger Agreement contains no restriction on the ability of former Kineta stockholders to sell such shares of TuHURA common stock following consummation of the Kineta Merger. Other stockholders of TuHURA common stock may also seek to sell shares of TuHURA common stock held by them following the consummation of the Kineta Merger. These sales (or the perception that these sales may occur), coupled with the increase in the outstanding number of shares of TuHURA common stock, may affect the market for, and the market price of, TuHURA common stock in an adverse manner.

The unaudited pro forma financial statements relating to the Kineta Merger are based on assumptions and estimates and may not reflect actual future results.

The pro forma financial statements included in this prospectus give effect to the Kineta Merger and are presented for illustrative purposes only. They are not necessarily indicative of TuHURA’s actual financial position or results of operations that would have occurred had the merger been completed on the dates assumed, nor are they predictive of our future financial condition or operating results. The preparation of pro forma financial information involves a number of significant assumptions, including estimates of purchase price allocation, transaction costs, synergies, and other adjustments that may not be realized or may differ materially from actual results. In addition, the integration of Kineta’s business with ours is ongoing, and actual performance may be influenced by factors that were not or could not have been accounted for in the pro forma data. Accordingly, you should not place undue reliance on the pro forma financial statements as an indication of our future performance or financial condition.

TuHURA will incur significant costs in connection with the Kineta Merger.

TuHURA has incurred and expects to incur a number of non-recurring costs associated with combining the operations of the two companies, as well as transaction fees and other costs related to the Kineta Merger. These costs and expenses include fees paid to financial, legal and accounting advisors, facilities and systems consolidation costs, severance and other potential employment-related costs, including retention and severance payments that may be made to certain TuHURA employees and Kineta employees, filing fees, printing and mailing expenses and other related charges.

TuHURA will also incur integration costs in connection with the Kineta Merger. There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Kineta Merger and the integration of the two companies’ businesses.

TuHURA’s products may not be compatible or integrate effectively with TBS-2025 (formerly known as KVA12123), which could adversely affect TuHURA’s business, operations or growth prospects.

There can be no assurance that TuHURA’s products will function as intended with TBS-2025 or that future updates, configurations, or technical requirements of TBS-2025 will remain compatible with TuHURA’s solutions. If integration with TBS-2025 does not occur as expected or if interoperability is impaired, delayed, or requires unanticipated development effort, TuHURA may experience reduced customer satisfaction, increased costs, delays in product deployment, or lost revenue opportunities. In addition, TuHURA’s reliance on TBS-2025 for key functionalities or use cases may expose us to risks outside of TuHURA’s control, including changes made by third parties without notice. Any failure of our products to integrate or perform as expected with TBS-2025 could materially and adversely affect TuHURA’s business, reputation, and financial results.

General Risk Factors Related to TuHURA

TuHURA’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the markets in which TuHURA competes achieve the forecasted growth, its business may not grow at similar rates, or at all.

TuHURA’s market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Its estimates and forecasts relating to size and expected growth of its target market may prove to be inaccurate. Even if the markets in which TuHURA ultimately competes meet its size estimates and growth forecasts, its business may not grow at similar rates, or at all. TuHURA’s growth is subject to many factors, including its success in implementing its business strategy, which is subject to many risks and uncertainties.

TuHURA’s revenue will depend, in part, upon the size of the markets in the territories for which TuHURA gains regulatory approval, the accepted price for its products, the ability to obtain coverage and reimbursement and whether TuHURA owns the commercial rights for that territory. If the number of its addressable patients is not as significant as TuHURA estimates, the indication approved by regulatory authorities is narrower than TuHURA expects or the treatment population is narrowed by competition, physician choice, or treatment guidelines, TuHURA may not generate significant revenue from sales of such products, even if approved.

TuHURA’s business could be adversely affected by economic downturns, inflation, increases in interest rates, natural disasters, public health crises, political crises, geopolitical events, or other macroeconomic conditions, which could have a material and adverse effect on its results of operations and financial condition.

The global economy, including credit and financial markets, has experienced extreme volatility and disruptions, including, among other things, diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, supply chain shortages, increases in inflation rates, higher interest rates, and uncertainty about economic stability. The Federal Reserve has raised interest rates multiple times in response to concerns about inflation and it may raise them again.

Higher interest rates, coupled with reduced government spending and volatility in financial markets, may increase economic uncertainty and affect consumer spending. Any such volatility and disruptions may adversely affect its business or the third parties on whom TuHURA relies. If the equity and credit markets deteriorate, it may make any necessary debt or equity financing more costly, more dilutive, or more difficult to obtain in a timely manner or on favorable terms, if at all. Increased inflation rates can adversely affect TuHURA by increasing its costs, including labor and employee benefit costs.

TuHURA may in the future experience disruptions as a result of such macroeconomic conditions, including delays or difficulties in initiating or expanding clinical trials and manufacturing sufficient quantities of materials. Any one or a combination of these events could have a material and adverse effect on its results of operations and financial condition.

TuHURA’s articles of incorporation, as amended, allow for TuHURA’s Board of Directors to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

TuHURA’s Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. TuHURA’s Board of Directors has the authority to issue up to 5,000,000 shares of our preferred stock without further stockholder approval. As a result, the Board of Directors could authorize the issuance of additional series of preferred stock that would grant to holders the preferred right to TuHURA’s assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of TuHURA common stock. In addition, TuHURA’s Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock, or that is convertible into TuHURA common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although TUHURA has no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, TuHURA may issue such shares in the future.

TuHURA’s bylaws designate a state court located in the State of Nevada and, to the extent enforceable, the U.S. federal district courts in Nevada as the exclusive forums for substantially all disputes between TuHURA and its stockholders, which will restrict the ability of former Kineta stockholders to choose the judicial forum for disputes with TuHURA or its directors, officers or employees.

TuHURA’s bylaws provide that, unless TuHURA consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of TuHURA, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of TuHURA to the TuHURA or TuHURA’s stockholders, (iii) any action asserting a claim against TuHURA or any director or officer or other employee of TuHURA arising pursuant to any provision of Chapter 78 or Chapter 92A of the NRS or TuHURA’s articles of incorporation or bylaws, or (iv) any action asserting a claim against TuHURA or any director or officer or other employee of TuHURA governed by the internal affairs doctrine shall be a state court located within the State of Nevada (or, if no state court located within the State of Nevada has jurisdiction, the federal district court for the District of Nevada). Nothing in the TuHURA’s articles of incorporation or bylaws, would preclude stockholders that assert claims under the Exchange Act from bringing such claims in federal court to the extent the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law of the Securities Act creates concurrent jurisdiction for federal and state courts over all Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. Nevada statutes expressly authorize forum selection provisions in bylaws and charters.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares being sold by the selling stockholders. We will, however, receive proceeds on the exercise by the selling stockholders of warrants for shares of our common stock covered by this prospectus if the warrants are exercised for cash.

The selling stockholders will pay any underwriting discounts, selling commissions and stock transfer taxes applicable to the securities that it incurs in disposing of the common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the common stock covered by this prospectus. These may include, without limitation, all registration and filing fees, NASDAQ listing fees, fees and expenses of our counsel and accountants, and any blue sky fees and expenses.

DIVIDEND POLICY

We currently do not anticipate paying any cash dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations and to finance the growth and development of our business. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. In addition, if we were to enter into a credit facility in the future, we anticipate that the terms of such facility could limit or prohibit our ability to pay dividends.

BUSINESS

Overview

We are a clinical stage immuno-oncology company with three distinct technologies focused on the development of novel therapeutics designed to overcome primary and acquired resistance to cancer immunotherapies.

Our proprietary Immune FxTM technology platform, or IFx, is an innate immune agonist technology designed to “trick” the body’s immune system to attack tumor cells by making tumor cells look like bacteria. Our lead product candidate, IFx2.0, is an innate immune agonist designed to overcome primary resistance to checkpoint inhibitors. In June 2025, we initiated a single randomized placebo-controlled Phase 3 registration trial of IFx-2.0 administered as an adjunctive therapy to Keytruda® (pembrolizumab) in first line treatment for patients with advanced or metastatic Merkel cell carcinoma who are checkpoint inhibitor naïve utilizing the FDA’s accelerated approval pathway.

In addition to our IFx technology platform, in June 2025 we acquired the rights to TBS-2025, a novel VISTA-inhibiting monoclonal antibody formerly known as KVA1213, through our acquisition of Kineta, Inc. (“Kineta”) on June 30, 2025. VISTA (otherwise referred to as V-domain Ig suppressor of T cell activation) is an immune checkpoint highly expressed on myeloid cells that is believed to be a strong driver of immunosuppression in the tumor microenvironment and is believed to be a primary mechanism by which leukemic blasts escape immune recognition contributing to low relapse rates and high rates of recurrence in acute myeloid leukemia, or AML. Following our acquisition of Kineta, we are currently planning on investigating TBS-2025 in a randomized Phase 2 trial in combination with a menin inhibitor vs menin inhibitor alone in mutated NPM1 (mutNPM1) AML.

In addition to our IFx and TBS-2025 technologies, we are leveraging our Delta Opioid Receptor technology to develop tumor microenvironment modulators in the form of first-in-class bi-specific antibody-peptide conjugates (“APCs”) and antibody-drug conjugates (“ADCs”) targeting Myeloid Derived Suppressor Cells (“MDSCs”). Our APCs and ADCs are being developed to inhibit the immune-suppressing effects of MDSCs on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

IFx Innate Immune Agonist Development Program

We have developed Immune FxTM, or IFx, as an innate immune agonist technology designed to “trick” the body’s immune system to attack tumor cells by making tumor cells look like bacteria and to thereby harness the natural power of innate immunity by leveraging natural mechanisms conserved throughout evolution to recognize threats from foreign pathogens like bacteria or viruses. Our innate immune agonist product candidates are delivered either via intratumoral injection (in the case of the Company’s pDNA innate immune agonist) or tumor targeted via intravenous or autologous whole-cell administration (in the case of our mRNA innate immune agonist).

Our IFx-2.0 innate immune agonist, our company’s lead product candidate, is comparatively simple to administer and involves only the injection into a patient’s tumor, or lymph node, of a relatively small amount of pDNA that is designed to encode for an immunogenic gram positive bacterial protein that gets expressed on the surface of the patient’s tumor so that the surface of the tumor looks like a bacterium.

Bacteria, like all pathogens, have molecular patterns or motifs that are conserved through evolution and that are recognized by specific pattern-recognition receptors on immune cells of our innate immune system. This is an individual’s primary line of defense against pathogens that the individual is born with, and the innate immune system has no choice but to recognize the tumor as it would a gram-positive bacteria or any pathogen. Gram-

positive bacterial proteins are recognized by Toll Like Receptor-2 (TLR-2) on antigen presenting cells, or APCs, which engulf and ingest the entire intact tumor cell packaging all the foreign tumor neoantigens presenting them to and educating tumor killing T cells and B cells. In doing so, IFx-2.0 harnesses the power of the innate immune response to produce activated tumor-specific T cells where they previously didn’t exist overcoming primary resistance to checkpoint inhibitor therapy.

We have entered into a Special Protocol Assessment agreement with the FDA for a single Phase 3 randomized placebo and injection-controlled trial for IFx-2.0, our lead innate immune agonist, as an adjunctive therapy to pembrolizumab (Keytruda®) in the first line treatment of patients with advanced or metastatic Merkel cell carcinoma, who are checkpoint inhibitor-naïve utilizing the FDA’s accelerated approval pathway. A Special Protocol Assessment agreement is a binding written agreement between the U.S. Food and Drug Administration (FDA) and a trial sponsor that indicates the FDA has agreed to the study’s design, charters, and statistical analysis plan, and if the study endpoints are met within the context of the SPA Agreement, such results would be adequate to support accelerated and regular approval. A Special Protocol Assessment agreement does not increase the likelihood of marketing approval for the product and may not lead to a faster or less costly development, review, or approval process. We initiated the Phase 3 trial in June 2025.

In designing the Phase 3 trial for IFx-2.0, we worked with the deputy director of the FDA’s Oncology Center of Excellence (OCE) on what we believe is a unique trial design. Consistent with the FDA’s Project Front Runner initiative, the FDA recommended investigating IFx-2.0 in the front-line treatment setting rather than in patients who are progressing on checkpoint inhibitor therapy. In doing so, data from a primary endpoint of objective response rate, or ORR, that is of sufficient magnitude and duration and with a favorable risk/benefit profile could be sufficient to support accelerated approval. Furthermore, OCE requested that the Company consider incorporating a key secondary endpoint that is of clinical benefit such that results from a key secondary endpoint of progression-free survival, or PFS, that is adequately powered with statistical assumptions in the statistical analysis plan provided to the FDA, if achieved without a detrimental effect on overall survival, or OS, could be adequate to support conversion to regular approval satisfying the requirement for a confirmatory trial.

We anticipate that enrollment for the Phase 3 will take approximately 14 – 18 months from the initiation of the trial, with top-line data potentially being available 6 to 7 months following the last patient enrolled. If successful, this Phase 3 trial would form the basis of a Biologics License Application, or BLA.

We previously announced that we were pursuing development of a product candidate referred to as IFx-3.0, an mRNA innate immune agonist candidate for intravenous or autologous whole cell administration for blood-related cancers. However, with the acquisition of Kineta, we have determined not to advance the development of IFx-3.0 until the results of the IFx-2.0 Phase 3 trial in Merkel cell carcinoma are known and have reallocated resources to the below-described planned trial for TBS-2025.

TBS-2025 Development Program

As a result of our acquisition of Kineta in June 2025, we acquired the rights to TBS-2025, a novel VISTA-inhibiting monoclonal antibody formerly known as KVA1213. Unlike other checkpoints, which are mostly present on activated T cells, VISTA is predominately expressed on myeloid cells, notably MDSCs, and on quiescent T cells. Research has demonstrated that when mutated, NPM1 and DNM3TA, two of the most common mutations in AML and typically co-mutated in myelodysplasia (MDS), result in high expression of VISTA on the surface of leukemic blasts. The presence of VISTA on these cells is believed to be the primary mechanism by which leukemic cells escape immune recognition and attack, resulting in a low treatment response rate and a high level of relapse in AML.

TBS-2025 was previously investigated in a dose escalation Phase 1/2 trial, both as a monotherapy and in combination with pembrolizumab, in patients with relapsed and/or treatment-refractory advanced solid tumors. TBS-2025 was well tolerated when administered every 2 weeks at doses up to 1,000mg both in the monotherapy arm (n=24) or in the pembrolizumab combination therapy arm (n=16). Pharmacokinetic and pharmacodynamic data demonstrated greater than 90% receptor occupancy across the every two- week dosing interval. Immunocytokine analysis was consistent with the mechanism of action for VISTA inhibition on immune cells.

We believe that, in a relatively inexpensive, small Phase 2 study, we can determine if TBS-2025 can augment the response rates seen with menin inhibitors and decrease the rate of relapse in patients with mutNMP1 relapsed or refractory AML where menin inhibitors are the current standard of care. Accordingly, we are currently planning on investigating TBS-2025 in a Phase 2 trial in combination with a menin inhibitor in mutNMP1 AML.

DOR Technology Development Program

In addition to its innate immune agonist product candidates, we are using proprietary Delta Opioid Receptor (DOR) technology to develop peptidomimetic or small molecule bi-specific/bi-functional immune modulating APCs and ADCs designed to inhibit the immune suppressing effects of tumor associated MDSCs on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors. The Company’s DOR technology was developed by scientists at Moffitt Cancer Center and TuHURA Biopharma, Inc., a separate company whose intellectual property assets we acquired in January 2023 (“TuHURA Biopharma”) We believe the DOR represents a novel target to inhibit the immunosuppressive capacity of MDSCs through its control of the production of multiple immunosuppressive soluble factors, chemokines and direct cell-cell interactions.

The tumor microenvironment is the tissue surrounding a tumor, including the normal cells, blood vessels, and molecules that surround and feed a tumor cell and shield it from immune attack and eradication. MDSCs are a heterogeneous group of immature myeloid cells, which when recruited from the bone marrow to the tumor microenvironment, they transform to tumor-associated MDSCs which are characterized by their ability to suppress both innate and adaptive immune responses. Tumor associated MDSCs are generally believed to be a major contributor to T cell exhaustion (which is the loss of ability of T cells to proliferate and to kill cancer cells) and for acquired resistance to checkpoint inhibitors and cellular therapies like T cell therapies. The presence of tumor associated MDSCs in the tumor microenvironment or circulating in the bloodstream is highly correlated with poor prognosis and outcome in a wide variety of solid tumors and blood related cancers.

We believe we are the first company developing immune modulating APC/ADCs targeting the Delta Opioid Receptor on MDSCs. We are developing peptidomimetic or small molecule DOR-selective inhibitors to incorporate into our bi-specific, bi-functional APCs and ADCs, which we believe represents a paradigm shift from conventional APCs or ADCs that are currently in development or being marketed. Traditional ADCs are a class of drugs in which a monoclonal antibody is chemically linked to a cancer-fighting substance. The antibody carries the cancer fighting payload to the tumor cell improving the selectivity of the resulting anti-cancer activity. Next generation ADCs incorporate non-chemotherapeutic technologies to interfere with tumor cell cycle growth or to carry with the antibody a checkpoint inhibitor (so called “checkpoint ADCs”). In contrast, our APCs or ADCs do not target tumor associated receptor targets but rather target the Delta Opioid Receptor on MDSCs while carrying with them an immune effector to target a second receptor target like VISTA with a VISTA inhibiting antibody or other checkpoint inhibitor(s) producing novel bi-specific, bi-functional conjugates. These two functions are intended to work together with the goal of overcoming acquired resistance, preventing T cell exhaustion and allowing checkpoint inhibitors and cellular therapies to be safer and more effective while interfering with the tumor’s ability to invade and spread throughout the body.

Our Pipeline

Our pipeline focuses on acquiring and developing technologies designed to overcome tumor-intrinsic mechanisms underlying primary resistance to checkpoint inhibitors. We also focus on technologies to overcome acquired resistance to cancer immunotherapies related to the immune suppressing characteristics of the tumor microenvironment. We are leveraging our technology platforms to advance several diversified product candidates, including principally the following, each of which is described in more detail in this prospectus:

Our History and Team

We were originally incorporated in Nevada on June 24, 2009 under the name Berry Only Inc. On January 25, 2013, TuHURA entered into and closed an exchange agreement, with Del Mar Pharmaceuticals (BC) Ltd. (“Del Mar (BC)”), 0959454 B.C. Ltd. (“Callco”), and 0959456 B.C. Ltd. (“Exchangeco”) and the security holders of Del Mar (BC). Upon completion of the exchange agreement, Del Mar (BC) became a wholly-owned subsidiary of TuHURA. On August 19, 2020, TuHURA completed its merger with Adgero Biopharmaceuticals Holdings, Inc., a Delaware corporation (“Adgero”), in which Adgero continued its existence under Delaware law and became a direct, wholly-owned subsidiary of TuHURA. Following the completion of the merger, TuHURA changed its name from Del Mar Pharmaceuticals, Inc. to Kintara Therapeutics, Inc. and began trading on Nasdaq under the symbol “KTRA.”

On October 18, 2024, TuHURA completed a reverse merger transaction contemplated by its Agreement and Plan of Merger, dated April 2, 2024 (the “TuHURA-Kintara Merger Agreement”), with TuHURA Biosciences, Inc., a Delaware corporation (“Legacy TuHURA”), and Kayak Mergeco, Inc., a Delaware corporation and wholly-owned subsidiary of TuHURA (“Kintara Merger Sub”). Pursuant to the TuHURA-Kintara Merger Agreement, Kintara Merger Sub merged with and into Legacy TuHURA with Legacy TuHURA surviving the merger (the “Kintara Merger”) and becoming TuHURA’s direct, wholly-owned subsidiary. TuHURA completed the merger on October 18, 2024, and changed its name on such date from Kintara Therapeutics, Inc. to “TuHURA Biosciences, Inc.” and begin trading on Nasdaq under the symbol “HURA.”

Legacy TuHURA’s predecessor company was formed as Morphogenesis, Inc. in 1995 by Drs. Patricia and Michael Lawman. Our IFx technology was developed in the laboratory of Dr. Michael Lawman at the Walt Disney Memorial Cancer Institute, where Dr. Michael Lawman was formerly a Director of the Institute, and Dr. Patricia Lawman was formerly Division Director of Cancer Molecular Biology at the Institute. Dr. Michael Lawman is a Fellow of the Royal Society of Biology, former Associate Professor at University of South Florida, and former Scientific Research Director of Pediatric Hematology/Oncology at St. Joseph’s Children’s Hospital. Dr. Patricia Lawman also serves as an Adjunct Professor at University of South Florida. Drs. Patricia and Michael Lawman are each inventors on numerous U.S. and foreign patents.

Our Delta Opioid Receptor APC and ADC technology was developed in the laboratory of Dr. Mark McLaughlin at the Moffitt Cancer Center and at the West Virginia University Research Corporation. Dr. McLaughlin was previously a Senior Member of the Drug Discovery Department at the Moffitt Cancer Center and previously Professor of Medicinal Chemistry and Member WVU Cancer Institute, where his research focused on protein-protein interaction inhibitor design and molecular targeted immunotherapy. The discovery that the Delta receptor is highly expressed on MDSCs was jointly discovered by scientists at Moffitt Cancer Center and TuHURA Biopharma, a separate company whose intellectual property assets we acquired in January 2023.

Our CEO, Dr. James Bianco, is a 33-year veteran of the biopharmaceutical industry. Dr. Bianco is the principal founder of CTI Biopharma, where he served as its CEO from 1992 to October 2016. Dr. Bianco’s experience spans all aspects of drug development from phase I-IV clinical trials, regulatory approval, and pricing reimbursement to sales and marketing. He has extensive experience in financing, negotiating and execution of pharmaceutical development and commercial license agreements. During his tenure at CTI Biopharma, Dr. Bianco was responsible for strategic portfolio development and identifying, acquiring, licensing, purchasing, or acquiring through international merger and acquisition, five drug candidates, four of which have since been approved by the FDA and with three receiving accelerated or conditional regulatory approval in the U.S. and/or E.U. In 2013, Dr. Bianco led CTI Biopharma in the identification and negotiation of the asset purchase for VONJO® (pacritinib), a novel JAK2 selective tyrosine kinase inhibitor. He also led CTI Biopharma in the negotiation of the development and commercial license agreement with Baxalta. As CEO of CTI Biopharma, Dr. Bianco was also responsible for the PERSIST-2 Phase 3 trial design and conduct, the successful results of which served as the basis for the 2022 FDA accelerated approval of Vonjo® (pacritinib) and the subsequent acquisition of CTI Biopharma by SOBI for $1.75 billion

Our Strategy

Our goal is to become a leading immuno-oncology company by developing novel therapeutics designed to overcome primary and acquired resistance to cancer immunotherapies, thereby broadening the impact of therapies such as checkpoint inhibitors. Our strategy is focused on leveraging our current technologies and novel product candidates and development programs in order to advance our current product candidates and expand our portfolio of products and technologies. The key elements of this strategy include:

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Shorten the time and cost to product registration. We are working to shorten the time and cost to product registration by focusing on patient populations that qualify for accelerated approval, such as patients with advanced and metastatic Merkel cell carcinoma in our Phase 3 trial for IFx-2.0. We believe this trial could significantly reduce the time and cost to potential approval and the cost associated with precluding the need for a postmarketing confirmatory trial.

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Acquire and develop novel immunomodulatory technologies or product candidates targeting blood related cancers. Currently there are no cancer immunotherapies approved in blood-related cancers like AML or MDS, which presents an opportunity to develop novel agents to address such unmet medical needs. We believe we are uniquely positioned to identify, evaluate and potentially acquire novel drug candidates that focus on blood-related cancers that provide a strategic fit within our product pipeline and or with our DOR technology platforms. Our acquisition of TBS-2025 is consistent with this acquisition strategy and also provides synergy with our DOR technology providing the antibody for our ADC program.

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Parallel development of differentiated drug product candidates within a therapeutic strategic focus on diseases with unmet medical needs like blood-related cancers. We believe a development program leveraging distinct technologies across a pipeline of differentiated drug candidates offers an efficient model of how small biotech companies can align capital and clinical development execution while managing technology and regulatory risks. We will continue to be opportunistic in acquiring drug candidates that are within our therapeutic strategic focus, like our recent acquisition of TBS-2025. In addition to providing a Phase 2 ready candidate to advance to clinical studies in mutNPM1 AML, we are investigating TBS-2025 when conjugated to a DOR inhibitor as our lead APC or ADC candidate in preclinical development.

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Establish a leadership position in developing immune modulating bi-functional, bi-specific APCs and ADCs. We believe that we may be the first company to identify that the Delta Opioid Receptor is highly expressed on tumor-associated MDSCs and that it controls the regulation of multiple immune suppressive functions of MDSCs, the primary contributor to tumor microenvironment immunosuppression. We believe that inhibiting MDSC functionality may represent a novel way to overcome acquired resistance to immunotherapies. Our immune modulating bi-specific, bi-functional APCs and ADCs represent a paradigm shift in this important class of therapeutics and have the potential to position TuHURA to take the lead on advancing these novel immunomodulatory bi-specific, bi-functional ADCs and APCs to clinical trials.

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Establish Development and Commercial License Collaborations. Leveraging our CEO’s track record of successfully establishing development and commercial partnerships with large multi-national pharmaceutical or biotechnology companies, we intend to seek and establish partnerships as a source of non-dilutive capital and funding to advance the global development of our product candidates.

Cancer Immunotherapies and IFx Technology

The Cancer-Immunity Cycle

For an anti-cancer immune response to lead to effective killing of cancer cells a series of stepwise events must be initiated and allowed to proceed and expand iteratively. These steps, which are illustrated in the graphic below, are referred to as the “cancer-immunity cycle”. The human immune system is comprised of the innate immune system and adaptive immune system. The innate immune response, through evolution, has developed to protect us from our surrounding environment. It is the defense system with which we are born and serves as the body’s first defense mechanism against pathogens like bacteria or viruses and alerts the immune system to those threats. It works together with its complementary arm, the adaptive immune system, to address threats in the body, including cancer.

In the first step of the cycle, foreign proteins called “neoantigens” are created by cancer-related genes and are released and captured by dendritic cells (“DCs”) for processing. In order for this step to lead to a tumor killing T cell response, it must be accompanied by signals that specify immunity, or otherwise tolerance to the tumor antigens will be induced. Such immunogenic signals might include proinflammatory cytokines and factors released by dying tumor cells. During the next step, DCs present the captured neoantigens on MHCI and MHCII molecules to T cells, resulting in the priming and activation of tumor cell killing or cytotoxic, T cell responses against these cancer-specific neoantigens, which are viewed as foreign. Finally, the activated cytotoxic T cells traffic to and infiltrate the tumor bed, specifically recognizing and binding to cancer cells through the interaction between its T cell receptor (“TCR”) and its cognate antigen bound to MHCI and kill their target cancer cell. Killing of the cancer cell releases additional tumor-associated neoantigens repeating the first step of the cancer-immunity cycle, to increase the breadth and depth of the response in subsequent revolutions of the cycle.

In cancer patients, the cancer-immunity cycle does not perform optimally. In order for an innate response to be activated against a tumor, the tumor must appear foreign to the immune system. Tumor neoantigens may not be detected due to low neoantigen load or mutational burden, DCs and T cells may treat antigens as self rather than foreign thereby creating T regulatory cell responses rather than cytotoxic responses, T cells may not properly home to tumors, may be inhibited from infiltrating the tumor, or, importantly, factors in the tumor microenvironment might suppress those effector T cells that are produced. The goal of cancer immunotherapy is to initiate and reinitiate a self-sustaining cycle of cancer immunity, enabling it to amplify and propagate.

Trafficking of
T cells to tumors
(CTLs)
4
Priming and activation
(APCs & T cells)
3
5
Infiltration of T cells
into tumors
(CTLs, endothelial cells)
blood
vessel
lymph node
tumor
Cancer antigen
presentation
(dendritic cells/ APCs)
2
6
Recognition of
cancer cells by T cells
(CTLs, cancer cells)
1
Release of
cancer cell antigens
(cancer cell death)
7
Killing of cancer cells
(Immune and cancer cells)

Source: Oncology Meets Immunology: The Cancer-Immunity Cycle, Immunity, Volume 39, July 2013

IFx Technology

The goal of cancer immunotherapies generally is to initiate an immune response to tumor neoantigens, which are the abnormal proteins that tumor-associated genetic mutations cause the cells to produce. There are a number of approaches that attempt to make a tumor look foreign to the immune system. The optimal cancer immunotherapy would make a patient’s entire tumor appear foreign and activate an innate immune response through the comprehensive and efficient packaging of tumor neoantigens which are presented to cytotoxic T cells, leading to their priming, activation, and proliferation of an immune attack against the tumor. TuHURA’s IFx Technology is designed to accomplish this goal.

TuHURA’s IFx platform technology utilizes a proprietary plasmid DNA (“pDNA”) or messenger RNA (“mRNA”) which, when introduced into a tumor cell, results in the expression of a highly immunogenic gram positive bacterial protein (Emm55) from a rare variant of Streptococcus pyogenes on the surface of the tumor cell. This is graphically demonstrated above. By mimicking a bacterium, TuHURA’s technology makes a tumor cell look like bacteria. By making a tumor look like a bacterium, the molecular pattern of the bacterial protein is recognized by specific receptors on immune cells called pattern recognition receptors, also referred to as toll-like receptors or TLRs. These receptors are pre-programmed over evolution to recognize specific molecular patterns or motifs on pathogens like bacteria and activate and harness the power of the body’s innate immune response.

IFx is designed to harness the body’s natural innate immune response making the patients entire tumor appear foreign. This causes antigen presenting cells like DCs to phagocytize (which is the process of “eating” and “digesting”) the tumor cell, thinking they are bacteria. DCs present the captured neoantigens on MHCI and MHCII molecules to T cells, resulting in the priming and activation of cytotoxic T cell responses against these cancer-specific neoantigens, which are viewed as foreign. This is referred to as “primary epitope spreading.” Epitopes are the region/part of tumor antigens that are recognized by the immune system, specifically by antibodies, B cells and T cells. In doing so the first step of the cancer-immunity cycle is activated and restored.

Plasmid DNA, or plasmids, are small, circular, double-stranded DNA molecules that are separate from a cell’s chromosomal DNA and can replicate independently. Plasmids are most commonly found in bacteria, but can also be found in archaea and eukaryotic organisms. They can range in length from about 1,000 to hundreds of thousands of DNA base pairs. Plasmids often carry genes that can benefit the survival of an organism, such as antibiotic resistance. When a bacterium divides, all of the plasmids in the cell are copied, so each daughter cell receives a copy of each plasmid. Plasmids can also be transmitted horizontally to other bacteria in some cases. Scientists have taken advantage of plasmids to use them as tools to clone, transfer, and manipulate genes.

Other Types of Cancer Immunotherapies

To date, most cancer immunotherapies, such as those described below, have utilized a number of different approaches to initiate an innate immune response to generate tumor specific activated T cells.

Oncolytic Virus Vaccines. Oncolytic virus vaccines are designed to preferentially induce viral replication-dependent oncolysis (viral induced killing) in tumors in an effort to stimulate antitumor immune responses. Intratumoral injection is thought to trigger both local and systemic immunological responses leading to tumor cell lysis, the release of tumor-associated antigens into the tumor microenvironment where they need to be recognized by antigen presenting cells leading to subsequent activation of innate and adaptive immune systems to induce tumor antigen-specific effector T-cell antitumor immunity.

Tumor-associated antigen vaccines. Another approach is to utilize Tumor-Associated Antigens (“TAAs”), some of which may also be similar to self-antigens, although preferentially overexpressed on tumor cells. However, these TAAs may also be displayed by normal healthy cells or cancer testis antigens that are only expressed by tumor cells and adult reproductive tissues. T and B cells with high affinity toward these TAAs also target self-antigens leading to the removal of these T and B cells from the immune repertoire by central and peripheral tolerance. Thus, a potent vaccine must break tolerance for them to work. To date, this approach has had limited success.

Individual Neoantigen Therapy. Tumor-Specific Antigens (“TSAs”) differ from tumor-associated antigens since they are not shared with similar self-antigens. They are typically de novo epitopes expressed by cancer-causing viruses (or oncoviruses) or private neoantigens encoded by somatic mutations. TSAs are truly tumor specific with no central tolerance. Deciding which TSAs to select and how to configure such multivalent vaccines is itself a daunting challenge. It may be insufficient to rely entirely on sequencing the expressed tumor genome looking for point mutations, translocation fusions, or CT antigens. Not only might this vary from patient to patient or even from cell to cell within a single patient’s tumor, expression at the messenger RNA or protein level does not assure that predicted antigenic peptides will be generated and expressed as peptide-MHCI complexes, especially in the face of the allelic complexity in the MHC. Several groups are actively approaching this problem by using a combination of informatics and mass spectroscopy of peptides eluted from MHCI molecules. Early clinical trials used as neo-adjuvant therapy in combination with checkpoint inhibitors among patients with potentially surgically curable disease at risk for relapse has yielded encouraging results, although how best to deliver them to patients remains a critical unknown.

Potential Advantages of IFx Innate Immune Agonist Technology

IFx’s approach is designed to naturally harness the power of the innate immune response leveraging Pathogen Associated Molecular Patterns (PAMP) or motifs present on pathogens, like bacteria and conserved through evolution. These patterns are recognized by pattern recognition receptors on antigen presenting and other immune cells of our innate immune system. By expressing a bacterial protein on the surface of a tumor cell the intact tumor cell is digested and the full complement of foreign tumor neoantigens are packaged and presented to newly produced T and B cells producing activated tumor specific T cells, the primary target allowing checkpoint inhibitors to work where they previously failed,

TuHURA believes that its IFx technology avoids problems associated with trying to predict which tumor-specific antigens are important and avoids the challenges associated with selection, analysis, production and delivery that accompanies individual neoantigen therapy approaches. Unlike oncolytic viral therapies which lyse the tumor cell disseminating tumor neoantigens throughout the tissue surrounding the tumor relying on antigen presenting cells in the vicinity to recognize, digest and present neoantigens to naïve T and B cells, IFx technology presents the full complement of tumor neoantigens from the intact tumor cell providing more optimal neoantigen presentation and inter-antigenic epitope spreading more effectively than oncolytic viral therapy or individual neoantigen therapy approaches.

Importantly, IFx is not an oncolytic viral technology. Oncolytic viral technologies which work by “exploding” the tumor cell resulting in the random dissemination of tumor neoantigens into the tumor microenvironment where immune cells can potentially see and digest them. In contrast, IFx presents the full complement of tumor neoantigens packaged inside the intact tumor cell providing much more optimal neoantigen presentation and more efficient inter-antigenic epitope spreading.

Clinical Rationale for TBS-2025

TBS-2025 (f/k/a KVA-12123), a VISTA inhibiting antibody, was initially investigated by Kineta in a large Phase 1 trial either as monotherapy (n=24) or in combination with pembrolizumab (n=15) among patients with advanced, therapy refractory cancers, including, breast, lung, colorectal and ovarian cancer. The drug demonstrated a favorable safety profile at the highest dose level of 1,000mg administered every two weeks. No significant anti-tumor activity was observed among the 39 patients treated in the trial.

VISTA is a novel checkpoint expressed on quiescent (resting) T cells and highly expressed on myeloid cells. While VISTA is expressed on a wide variety of solid tumor cancers, its role in resistance or failure of cancer- immunotherapy is not well established. Emerging scientific evidence demonstrates that mutNPM1 and mutDNM3TA, two of the most common mutations in AML and other myeloid (blood related) malignancies, drive the expression of VISTA on leukemic blasts in AML and are reported to be the primary mechanism by which AML has a poor response to and high relapse rate following current therapies. VISTA expression is linked to high relapse rate in AML due to its ability to allow leukemic blasts to evade immune recognition and attack by the patient’s immune system. When VSIR, the gene that encodes for VISTA is silenced, an immune response is observed and survival is enhanced in murine models of mutNPM1 AML

Recently, several new drugs called menin inhibitors have received accelerated approval in patients with relapsed and refractory mutNPM1. Menin is the “carrier” protein that exerts the proliferative effect on leukemic blasts. While the response rates of 25% to 30% that are seen following therapy with menin inhibitors are encouraging, they are short of short duration followed by leukemia recurrence and subsequent short survival. We believe adding TBS-2025 in treatment of patients with mutNPM1 r/r AML who are receiving a menin inhibitor may improve both response rate and duration of response by allowing immune recognition and attack against leukemic cells. We plan on investigating menin +/- TBS-2025 in mutNPM1 in r/r AML in a proof of concept study among 30 patients. If positive, this application of TBS-2025 would address an unmet medical need, and we believe it may qualify for development under the FDA’s accelerated approval pathway. We intend to start this Phase 2 randomized trial late in the fourth quarter of 2025.

DOR Technology and Bi-functional, bi-specific APCs and ADCs: Inhibiting MDSC immune suppressing functions

MDSCs

MDSCs are among the most common cells present in the tumor microenvironment, which is the tissue surrounding the tumor, where they are a major regulator of suppression of the immune system. MDSCs are normally produced during pregnancy where they migrate to and populate the placenta, creating an immunologic sanctuary for the fetus. Since half of the genetic make-up of the fetus comes from the father, this is necessary to prevent the mother’s immune system from attacking the fetus. They are also produced in settings of chronic inflammation or autoimmune disease as a mechanism to decrease inflammation or autoimmunity. Under normal conditions MDSCs represent less than 2% of circulating peripheral blood mononuclear cells (PBMCs) and lack potent immune suppressing characteristics.

In cancer, MDSCs are hijacked by tumors, being recruited to and creating an immunosuppressive environment in the tissues in which the tumor lives. Multiple effector molecules and signaling pathways are used by MDSCs to regulate immune suppression. One main mechanism involves depletion of necessary amino acids like arginine through production of arginase (“Arg-1”), or “destruction” of inflammatory cytokines via production of inducible nitric oxide (“iNOS”), in addition to anti-inflammatory prostaglandins (“COX2”), immune suppressing cytokines like transforming growth factor beta (“TGF-®”) or Interleukin 10 (“IL-10”) and recruitment and induction of immune inhibitory cells such as regulatory T cells (T regs) . In addition to these mechanisms to affect T cell functionality, they also exert a direct effect on T cells, thereby inhibiting their proliferation. Accumulating evidence demonstrates that the enrichment and activation of MDSCs correlates with tumor progression, metastasis and recurrence. In addition, MDSCs circulating in the blood of patients with cancer is highly correlated to poor clinical outcome.

We believe that inhibiting and reprograming MDSC function represents a promising novel approach to overcome MDSC-induced tumor microenvironment immunosuppression and acquired resistance to cancer immunotherapies. Various companies are focusing on several strategies, including blocking MDSC recruitment to the microenvironment or inhibiting their production in the bone marrow. Another potential strategy is inhibiting MDSC-mediated immunosuppression by developing inhibitors to individual MDSC-related immune suppressing compounds such as IDO, iNOS or COX2 inhibitors.

TuHURA’s Delta Opioid Receptor (DOR) inhibitors: bi-specific, bi-functional antibody peptide or drug conjugates (APC, ADCs)

The Delta Opioid Receptor, or DOR, is the first cloned G protein-coupled receptor. Many recent studies on Delta Opioid Receptor functions have determined that the Delta Opioid Receptor is involved in the regulation of malignant transformation and tumor progression in multiple cancers.

While Delta Opioid Receptor overexpression and its role in tumor biology has been studied, we believe that TuHURA, along with scientists at Moffitt Cancer Center, are the first to describe the high differential expression of the Delta Opioid Receptor on tumor-associated MDSCs compared to bone marrow (BM) or spleen derived MDSCs either in tumor free or tumor bearing models. (See figures below; source: TuHURA research files)

MDSC: MDSC isolated from BM, spleen and tumor. * p ≤ 0.05, ** p ≤ 0.01

As a previously unrecognized target to reprogram tumor associated MDSCs immunosuppressive functions on the tumor microenvironment, developing non-immunogenic peptidomimetic antagonists or small molecule antagonists with high specificity and avidity for the Delta Opioid Receptor represents a novel approach to reprograming MDSC functionality to overcome acquired resistance to checkpoint inhibitors and other cancer immunotherapies.

Inhibition of the Delta Opioid Receptor on tumor-associated MDSCs is designed to block MDSC production of multiple immunosuppressing factors through a single point of intervention. TuHURA’s bi-specific, bi-functional APCs consists, among other diverse candidates, a patented peptidomimetic Delta Opioid Receptor specific inhibitor conjugated to a checkpoint inhibitor like anti-PD-1 antibody. Moffitt Cancer Center scientists demonstrated that, in Delta Opioid Receptor-expressing PD-1 resistant murine lung cancer models, treatment with its APC accumulated in the tumor microenvironment and resulted in a significant and dramatic improvement in survival when compared to treatment with two times higher dose of the anti-PD-1 antibody alone. The Company has established multiple functional assay screens to investigate the effects of both novel peptidomimetic or small molecule Delta Opioid Receptor specific inhibitors of tumor-associated MDSC functionality to guide its selection of both APCs and ADCs for further invitro and in vivo characterization and development. The Company anticipates utilizing TBS-2025, its VISTA inhibiting antibody, as the first APC or ADC to enter preclinical development.

The Company believes that its tumor associated MDSC-targeting APCs and ADCs have a number of potential benefits over current approaches to overcoming acquired resistance to cancer immunotherapies, including the following:

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Inhibiting tumor associated MDSC production of multiple immune suppressing factors. The Delta Opioid Receptor on tumor-associated MDSCs functions like a “master switch” controlling the regulation of multiple immune suppressing factors such as, iNOS, Arg-1, IDO, TGF-b, S100A9 and COX2. Inhibiting the receptor results in “shutting off” production of these and other immune suppressing factors as compared to the industry focus of developing inhibitors targeting a single factor.

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Blocking tumor-associated MDSC recruitment to the microenvironment. To exhibit their immunosuppressive phenotype, MDSCs have to be recruited to the tumor site, transitioning to tumor-associated MDSCs which display maximum immunosuppressive properties. This process is mediated mainly by chemokines secreted in the tumor microenvironment and chemokine receptors expressed on MDSCs. There are a number of strategies to prevent the recruitment of MDSCs to the microenvironment through the development of inhibitors of chemokines such as CCL2/CCR2 blockade. However, brain, heart, kidney, liver, lung, ovary, pancreas, spinal cord, spleen, and thymus also express CCR2, introducing the potential for off-target side effects with this approach. Inhibiting the Delta Opioid Receptor prevents the proliferation and production of tumor-associated MDSC-monocyte subpopulations (M-MDSC), promoting repolarizing M2 to M1 phenotype decreasing Th-2 cytokines while increasing Th-1 (g-IFN, IL-2) cytokines. Thus, changing the immunosuppressive phenotype of the tumor microenvironment to an immunogenic phenotype more favorable to cancer immunotherapies.

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Immune modulation of tumor microenvironment/potentiating the effects of checkpoint inhibitors To date the prior and future development of ADCs, ADC-checkpoint inhibitors, ADC-degraders or bi-specific ADCs all have one thing in common: they target tumor-associated receptors with a tumor receptor-specific antibody which carries with it either a payload toxin or other tumor cell cycle disruptors or checkpoint inhibitor. To our knowledge, we are the only company developing APCs or ADCs targeting MDSCs where our APCs and ADCs are designed to be bi-specific/ bi-functional, i.e., affecting two targets and having two functions: inhibiting tumor associated MDSC-related immune suppression and thereby making tumor susceptible to attack, while localizing a checkpoint inhibitor, like TBS-2025, where the tumor resides. These two functions are intended to work together with the goal of overcoming acquired resistance, preventing T cell exhaustion and allowing checkpoint inhibitors and cellular therapies to be safer and more effective.

TuHURA’s IFx Clinical Development Program

For purposes of the below descriptions of TuHURA’s Phase 1 and 1b clinical trials, the response rates for IFx-2.0 are determined under best clinical practice by the principal investigators, evaluating and confirming clinical progression prior to or during therapy utilizing conventional and appropriate radiographic or metabolic (Positron Emission Tomography – PET) methodologies. Response determination utilizes conventional terminologies under standardized response evaluation criteria. A “complete response”, or CR, is deemed to be disappearance of all lesions. A “partial response”, or PR, is at least a 30% decrease in the sum of the size of the target lesions. “Progressive disease”, or PD, is at least a 20% increase in the sum of the longest diameter or the appearance of new lesions. “Stable disease”, or SD, means that the patient has neither sufficient shrinkage in the lesions to qualify for PR nor sufficient increase to qualify for PD. The term “objective response rate”, or ORR, is defined as the proportion of patients who have a partial or complete response to therapy. Furthermore, the term “pCR” refers to a pathological complete response, which is the absence of signs of cancer in tissue samples removed during surgery or biopsy after treatment. “Progression-free survival”, or PFS, means the length of time after the treatment that a patient lives without disease progression.

Accelerated Approval Phase 3 Trial for IFx-2.0

TuHURA has entered into a Special Protocol Assessment agreement with the FDA for a single Phase 3 randomized placebo and injection controlled trial for IFx-2.0, its lead innate immune agonist, as adjunctive therapy to pembrolizumab (Keytruda®) in the first line treatment of patients with advanced or metastatic Merkel cell carcinoma, who are checkpoint inhibitor-naïve utilizing the FDA’s accelerated approval pathway. The Company has worked the deputy director of the FDA’s Oncology Center of Excellence (OCE) on a unique trial design. Consistent with the FDA’s Project Front Runner initiative, the FDA recommended the Company consider investigating IFx-2.0 in the front line treatment setting rather than in patients who are progressing on checkpoint inhibitor therapy, the latter of which was the conduct in the phase 1b trial. In doing so, data from a primary endpoint of objective response rate, or ORR, that is of sufficient magnitude and duration and with a favorable risk/benefit profile could be sufficient to support accelerated approval. ORR is considered to be a surrogate likely to predict clinical benefit, OCE requested that the Company also consider incorporating a key secondary endpoint that is not a surrogate for but an endpoint recognized to be of true clinical benefit such that results from a key secondary endpoint of progression-free survival, or PFS, that is adequately powered with statistical assumptions in the statistical analysis plan provided to the FDA, if achieved without a detrimental effect on overall survival, or OS, could be adequate to support conversion to regular approval satisfying the requirement for a confirmatory trial.

We anticipate that enrollment for the Phase 3 will take approximately 14 – 18 months, with topline data potentially being available 6 to 7 months following the last patient enrolled. If successful, this Phase 3 trial would form the basis of a Biologics License Application, or BLA. A Special Protocol Assessment agreement is a binding written agreement between the U.S. Food and Drug Administration (FDA) and a trial sponsor that indicates the FDA has agreed to the study’s design, charters, and statistical analysis plan and if the study endpoints are met within the context of the SPA Agreement such results would be adequate to support accelerated and regular approval. A Special Protocol Assessment agreement does not increase the likelihood of marketing approval for the product and may not lead to a faster or less costly development, review, or approval process. The study population, dose, schedule, and study design for the trial are based on the response rates observed in the Company’s Phase 1b trial in checkpoint inhibitor naïve patients with advanced Merkel cell carcinoma who exhibited primary resistance to anti PD(L)-1 checkpoint inhibitors such as Keytruda® The clinical study design for the Phase 3 registration trial is presented below. Based on correspondence with the FDA, patients with advanced Merkel cell carcinoma represent a patient population with an unmet medical need. TuHURA’s study, is designed to determine if IFx-2.0 can increase the objective response rate when used as adjunctive therapy to Keytruda in first line treatment of checkpoint inhibitor naïve patients with advanced Merkel cell carcinoma when compared to Keytruda alone.

Note: “FPI” means first patient in, “LPI” means last patient in, and “TLR” means top-line results. Progression Free Survival, or PFS, is defined as the time from randomization until first evidence of disease progression or death, and Overall Survival, or OS, is defined as the time between randomization to death.

Phase 1b Trial in Metastatic Merkel Cell Carcinoma and Cutaneous Squamous Cell Carcinoma

TuHURA has completed enrollment in a multicenter Phase 1b dose and schedule finding trial for TuHURA’s IFx-Hu2.0 innate immune agonist candidate in patients with advanced Merkel cell carcinoma or cutaneous Squamous cell carcinoma (cSCC). This study follows a two-stage design with a primary goal to assess the safety and feasibility of repeated dosing schemas of IFx-2.0. In the first stage (exposure escalation), a 3+3 trial design was utilized to assess safety of repeated weekly intratumoral injections using a fixed dose of IFx-2.0 weekly for 1, 2 or 3 weeks (for cohorts 1, 2 or 3 respectively). Following safety evaluation the protocol was amended to include an expansion stage to increase the total study sample size to 20. A total of 23 patients were enrolled. As of June 2024, follow-up data was available on all evaluable patients.

The primary objective of the trial was to determine the safety, tolerability, and optimal dose and schedule of IFx-2.0 when administered intratumoral in up to three lesions injected across three different administration schedules. Safety was evaluated for up to 28 days following IFx-2.0 administration. Secondary objectives include tumor shrinkage (injected and non-injected lesions) and correlative immune response analysis (transcriptomic, proteomic, humoral and cellular), pre-and post-IFx-2.0 administration to guide the choice of dose and schedule for the Company’s Phase 3 registration directed trial.

Twenty-three (23) patients were enrolled: Merkel cell carcinoma (13), cSCC (10). Among the thirteen (13) patients with Merkel cell carcinoma, twelve (12) completed treatment and the protocol directed 28 day safety evaluation follow up period; One (1) patient experienced a serious adverse event, or SAE, deemed possibly related to study drug. This patient experienced a Grade 3, or G3, adverse event, which is defined as an adverse event that is a severe or medically significant event that is not immediately life threatening, which in the case of this patient was a G3 autoimmune hepatitis that resolved with steroid treatment, and such patent has been recently treated with checkpoint inhibitors prior to study enrollment. Among the ten (10) patients with cSCC one (1) patient experienced an SAE unrelated to study drug and did not complete treatment nor the 28 day safety evaluation follow up period. All patients had received prior anti-PD(L)1 based treatment with disease progression being the reason for CPI discontinuation in all patients but one. Intra-tumoral (IT) IFx-2.0 was well tolerated at all dose schedules evaluated. As to efficacy, in the 21 patients that completed the study, best overall disease response to trial therapy was PR in 1 patient (including both injected and non-injected tumor sites), SD in 4, and PD in 16. The response assessment limited to the injected site(s) only was PR in 2 patients, SD in 8, and PD in 9. Two additional patients were not evaluable at the injected site(s) due to clinically challenging to measure dermal lesions that were not radiographically measurable. The study achieved the primary safety endpoint of the study demonstrating no grade 3 or greater toxicity in any of the 3 dose levels examined, and as a result, a recommended phase 2 dose was determined. The study also achieved its secondary endpoint of efficacy analysis demonstrating a disease control rate of 48% among injected lesions within the first 28 days post injection, and, as described below, a post-protocol efficacy analysis demonstrated an overall objective response rate of 64% (7 of 11 patients with Merkel cell carcinoma) after rechallenge with immune checkpoint inhibitors.

After protocol specified IT therapy, eleven (11) Merkel cell carcinoma patients and six (6) cSCC pts were treated with anti-PD(L)1 based therapy as the immediate post-protocol treatment. Five (5) of nine (9) (56%) evaluable Merkel cell carcinoma patients and one (1) of six (6) (17%) cSCC patients experienced an objective response to this ICI rechallenge, with duration of response ongoing in four (4) patients (6+, 19+, 21+, 23+ months) and the two other responses lasting 23 and 33 months. The two (2) remaining Merkel cell carcinoma patients were not evaluable for response from IO rechallenge due to radiation administered to the only measurable disease site(s), but both remain progression free at 11+ and 13+ months with previously progressive disease.

Of the twelve (12) patients with advanced Merkel cell carcinoma who completed treatment and protocol-directed 28-day safety evaluation follow-up period, seven patients exhibited primary resistance to first line treatment with a checkpoint inhibitor who did not receive subsequent therapies prior to receiving IFx-2.0. Five of seven patients received single agent anti-PD(L)-1 as initial therapy while two of seven patients received multiple CPIs as initial therapy including anti-PD-1, followed by anti-PD-1/anti-CTLA-4 therapy. All seven patients exhibited primary resistance to checkpoint inhibitor therapy progressing on average 3.3 months while receiving CPI therapy. These seven patients are graphically presented below:

This data demonstrating the potential for IFx-2.0 to overcome primary resistance to anti-PD(L)-1 therapy and formed the clinical rationale for examining IFx-2.0 as adjunctive therapy with Keytruda® (anti-PD-1) in first line therapy among checkpoint inhibitor naïve patients with advanced or metastatic Merkel cell carcinoma. Unlike the phase 1b where IFx-2.0 was administered after patients progressing on anti-PD(L)-1 therapy, we believe IFx-2.0 could potentially provide a higher response rate to Keytruda® when administered prior to patients progressing failing Keytruda®.

The remaining seven (7) patients received multiple checkpoint inhibitor therapy including anti-CTLA-4/anti-PD-1 therapy and/or investigational agent(s) and or chemotherapy as 2nd or 3rd line therapy prior to treatment with IFx-2.0. This patient population is not representative of patients to be enrolled in the Phase 3 trial.

Importantly, IFx-2.0 is not an intratumoral therapy like oncolytic viral therapies whose anti-tumor activity is limited to accessible, injected lesions in limited stages of cancer. In contrast, IFx-2.0’s mechanism of action is to prime and activate an innate immune response in injected lesions leading to a systemic anti-tumor response. The Company chose to examine IFx-2.0 in cutaneous malignancies because human skin has a high density of DCs which are very efficient in presenting foreign antigens to immune cells. Local injection of IFx-2.0 into cutaneous lesion(s) has resulted in immune cell infiltration, and in the context of MHCI and MHCII, tumor neoepitope presentation to naïve B and T cells followed by activation of tumor specific B and T cells. The immune response has not been localized to just injected lesions but rather systemic as demonstrated by production of Emm55 (pDNA encoded bacterial protein expressed on the surface of the tumor cell) and tumor specific IgM and IgG antibodies in the plasma of patients post IFx-2.0 administration.

Patients Merkel cell carcinoma-03 and Merkel cell carcinoma-05 below demonstrate the abscopal effect of adjunctive IFx-2.0 therapy, These patients exhibited primary resistance to checkpoint inhibitor therapy, and subsequently achieved durable anti-tumor responses following IFx-2.0 and rechallenge with checkpoint inhibitor therapy.

Case study (MCC-005)

Patient was treated for multifocal in-transit recurrence of Merkel cell carcinoma in left leg with avelumab x 6 doses (12 weeks) with continued rapid clinical progression as well as development of liver metastatic disease on this therapy. Subsequently the patient was enrolled on IFx-2.0 protocol and received 3 weekly injections of IFx-2.0 without complication but continued clinical progression (additional in-transit sites). Disease status at time of last injection shown on the left. Following completion of IFx-2.0 protocol therapy, subject was rechallenged with pembrolizumab, a checkpoint inhibitor, and experienced an obvious clinical response initially apparent approximately 3-4 weeks into therapy. Clinical response at 3 months (middle photo below) and 6 months (right photo below) are shown in the photos below. Concordant (near-complete) radiographic response of liver metastases has also been observed and response has been maintained to date (19 months)

Case study (MCC-002)

Subject was treated with adjuvant pembrolizumab for stage II Merkel cell carcinoma on the STAMP trial but developed (nodal) progression after receiving 6 doses. Subject underwent salvage surgery/XRT but developed widespread metastatic disease ~3 months later (nodal, dermal, and intramuscular sites of disease). Subject was then enrolled on IFx-2.0 protocol and received 2 weekly injections to 3 nodal/dermal metastatic sites but experienced continued rapid progression (both injected and non-injected sites) including bulky diffuse adenopathy and numerous widespread subcutaneous/dermal nodules. Representative imaging from the time of completion of protocol therapy is shown on left in photo below including several subcutaneous sites (as noted by the arrows) and bulky retroperitoneal (“RP”) conglomerate lymph node (“LN”) metastases. Post-protocol, subject was started on checkpoint inhibitor rechallenge with avelumab and experienced deep partial response that has been maintained to date (33 months). Representative images from post-checkpoint rechallenge restaging shown below on right (complete remission of subcutaneous nodules, partial response in retroperitoneal sites).

IFx-2.0 Phase 1b/2a Study of IFx-Hu2.0 as an Adjunctive Therapy to Keytruda® (pembrolizumab) in First Line Treatment for Metastatic Merkel Cell Carcinoma of Unknown Primary Origin (MCCUP)

In May 2025, we initiated a Phase 1b/2a trial designed to evaluate the safety and feasibility of IFx-Hu2.0 in combination with Keytruda® when administered via Interventional Radiology (IR) in patients with deep- seated tumors without associated cutaneous tumors. Unlike our Phase 3 study, these are patients without skin lesions who present with metastatic deep-seated tumors in the liver, lungs or retropertitoneum (abdomen). Up to 30% of patients with MCC present without primary lesions in the skin, so this trial will not only provide safety, feasibility, and efficacy data, but may also expand the potential number of addressable patients who may benefit from IFx-Hu2.0,

If feasibility and safety is demonstrated for IFx-Hu2.0 and Keytruda® when radiologically administered to deep-seated tumors, we plan to extend enrollment to a variety of non-MCC cancers that are known not to respond or respond poorly to CPIs. This is termed a “Basket Trial.” Since the underlying biology of why tumors don’t respond to CPIs is for the most part the same, then we believe that the mechanism of how IFx-Hu2.0 overcomes that resistance to CPIs should be independent of the type of cancer treated. We have previously demonstrated that IFx-Hu2.0 can overcome CPI resistance in melanoma, squamous cell, and Merkel cell carcinoma, three unrelated types of skin cancers. If successful, this trial could expand the potential benefit of IFx-Hu2.0 to a wide variety of cancers.

Phase 1 Trial in Advanced, (Stage IIIC-IV) Cutaneous Melanoma

TuHURA has also conducted a Phase 1 trial at the Moffitt Cancer Center in seven (7) patients with advanced (Stage IIIc/IV) cutaneous melanoma, six (6) of whom were eligible for evaluation post-IFx-2.0 therapy. The primary objective of the trial was to determine the safety and tolerability of IFx-2.0 when administered intratumorally with up to three lesions injected at a single time point. Safety was evaluated for 28 days following IFx-2.0 administration. Secondary objectives included tumor shrinkage, transcriptomic, proteomic, humoral, and cellular immune response pre and post IFx-2.0 administration. IFx-2.0 was well tolerated. Mild pain and swelling among injected lesions were most common reported side effect < Grade 2 in severity. Four (4) of the six (6) patients exhibited primary resistance to, and failed checkpoint inhibitor trials prior to IFx-2.0. Following IFx-2.0 administration three (3) of four (4) patients subsequently responded to rechallenge with checkpoint inhibitor(s). One patient achieved stable disease (“SD”) and 2 experienced a partial response (“PR”). As of the last follow up responses are ongoing at 1337, 608, 313 days. Two (2) patients (SD and PR) underwent surgical resections following checkpoint inhibitor therapy. Immunologic profiling data (pre-and post-IFx-2.0) demonstrated a robust systemic immune response with (i) activation of tumor specific B cells with tumor specific IgM/IgG antibody production recognizing hundreds of previously unrecognized melanoma tumor neoepitopes and (ii) gene signature, consistent with innate response in injected lesions, a gene signature consistent with adaptive response in un-injected lesions as well as increased expression (up to 11 fold) of genes known to be predictive of response to checkpoint inhibitors following IFx-2.0 therapy but prior to checkpoint inhibitor rechallenge.

TuHURA’s TBS-2025 VISTA Inhibiting Antibody Clinical Development Program

TBS-2025 (f/k/a KVA-12123), a VISTA inhibiting antibody, was initially investigated by Kineta in a large Phase 1 trial either as monotherapy (n=24) or in combination with pembrolizumab (n=15) among patients with advanced, therapy refractory cancers, including, breast, lung, colorectal and ovarian cancer. The Phase 1 was an open-label, multi-center, dose-escalation trial, utilizing an accelerated Bayesian Optimal Interval (BOIN) dosing design designed to evaluate the safety, tolerability, pharmacokinetics (“PK”), immunogenicity, and tumor response of TBS-2025. TBS-2025 demonstrated a favorable safety profile at the highest dose level of 1,000 mg administered every two weeks. In this trial among patients with treatment-refractory solid tumors, no significant anti-tumor activity was observed among the 39 patients treated in the trial.

An overview of the study results is shown below:

Clinical collaboration with Merck

Kineta previously entered into a clinical trial collaboration and supply agreement with Merck (known as MSD outside the U.S. and Canada) that we have assumed as a part of the Kineta acquisition. Under this collaboration, we are evaluating the safety, tolerability, PK. and anti-tumor activity of TBS-2025 alone and in combination with KEYTRUDA® (pembrolizumab), Merck’s anti-PD-1 therapy, in patients with advanced solid tumors.

Pharmacokinetics (PK) and Receptor Occupancy (RO)

Pharmacokinetics, or PK, is the study of how the body interacts with TBS-2025 for the entire duration of exposure after administration. TBS-2025 exhibited a greater than dose-proportional pharmacokinetic profile in drug exposure across all doses, consistent with target-mediated drug disposition at lower doses and target saturation at higher doses.

To guide the recommended Phase 2 dose decision, Kineta developed a proprietary assay to evaluate VISTA receptor occupancy (“RO”) on immune cells from patients treated with TBS-2025. This is an important metric for evaluating how well TBS-2025 is blocking the VISTA target. TBS-2025 achieved a greater than 90% VISTA RO at the 30 mg dose and a complete saturation of the target between two-dosing intervals was achieved at 1000 mg. Based on these data. the Company believes the Recommended Phase 2 Dose (RP2D) should be 750mg every two weeks.

Biomarkers

In drug development and clinical trials, biomarkers may be useful to identify patient populations for a study, monitor therapeutic response, and identify side effects. TBS-2025 demonstrated dose-proportional on-target biomarker immune responses involved in anti-tumor activity. TBS-2025 demonstrated significant efficacy-related, dose-dependent cytokine induction of CXCL10, IFNg, CCL2 (MCP1), CCL3 (MIP1α), CCL4 (MIP1ß) and CXCL8 (IL8), which are involved in immune cell activation and recruitment to the tumor microenvironment. Additionally, increases in anti-tumor immune cell subpopulations including nonclassical monocytes with an activated phenotype (increased of cell surface expression of HLA-DR and CD80), NK cells, CD4+ T cells and CD8+ T cells were observed during treatment.

TBS-2025 demonstrated induction of pro-inflammatory myeloid-derived cytokines/chemokines involved in immune cell activation and recruitment in the tumor microenvironment. Changes in these key biomarkers and immune cell populations are indicative of the anti-tumor effects of blocking VISTA that is consistent with data from preclinical models (NHP and KO mice). These data validate their use as potential biomarker of VISTA target engagement with TBS-2025

Phase 2 Randomized controlled trial of menin inhibitor +/- TBS-2025 in mutNPM1 r/r AML

VISTA is a novel checkpoint expressed on quiescent (resting) T cells and highly expressed on myeloid cells. While VISTA is expressed on a wide variety of solid tumor cancers, its role in resistance or failure of cancer- immunotherapy is not well established. Emerging scientific evidence demonstrates that mutNPM1 and mutDNM3TA, two of the most common mutations in AML and other myeloid (blood related) malignancies, drive the expression of VISTA on leukemic blasts in AML and are reported to be the primary mechanism by which AML has a poor response to and high relapse rate following current therapies. VISTA expression is linked to high relapse rate in AML due to its ability to allow leukemic blasts to evade immune recognition and attack by the patient’s immune system. When VSIR, the gene that encodes for VISTA is silenced, an immune response is observed, and survival is enhanced in murine models of mutNPM1 AML

Recently, several new drugs called menin inhibitors have received accelerated approval in patients with relapsed and refractory mutNPM1. Menin is the “carrier” protein that exerts the proliferative effect on leukemic blasts. While the response rates of 25% to 30% that are seen following therapy with menin inhibitors are encouraging, they are short of short duration followed by leukemia recurrence and subsequent short survival. We believe adding TBS-2025 in treatment of patients with mutNPM1 r/r AML who are receiving a menin inhibitor may improve both response rate and duration of response by allowing immune recognition and attack against leukemic cells. We plan on investigating menin +/- TBS-2025 in mutNPM1 in r/r AML in a proof of concept Phase 2 trial among 30 patients. If positive, this application of TBS-2025 would address an unmet medical need, and we believe it may qualify for development under the FDA’s accelerated approval pathway. We intend to start this Phase 2 randomized trial late in fourth in the fourth quarter 2025.

TuHURA’s Manufacturing Strategy

TuHURA maintains established relationships with contract development and manufacturing organizations (CDMOs) to manufacture and test IFx-Hu2.0 clinical trial material (“CTM”), including drug substance and drug products required for registration trials.

IFx-Hu2.0 is comprised of 1) the Plasmid DNA (pAc/emm55) in TE Buffer Drug Product (DP) with 10% Dextrose Injection. and 2) the Cationic Polymer DP with 10% Dextrose Injection. The Plasmid DNA (pAc/emm55) in TE Buffer DP utilizes the Cationic Polymer DP as a transfectant agent excipient, and IFx-Hu2.0 is complexed at the site prior to patient administration. TuHURA has completed the FDA-required mixing studies demonstrating the mixing process consistently produces a product that meets a set of quality attributes. IFx-Hu2.0 preparation instructions are included in the pharmacy manual to ensure mixing at the site prior to administration results in reliably produced drug product with consistent material properties. In addition, the FDA-required potency and stability assays have been developed, qualified, and/or validated supporting product release and stability, which meets cGMP requirements for use in our Phase 3 registration trial.

TuHURA assumed from Kineta a manufacturing agreement with Samsung Biologics to provide manufacturing services, including CTM drug substance and drug product manufacturing and stability testing for TBS-2025. Samsung has no commercial rights to TBS-2025 or any other assets acquired from Kineta.

Intellectual Property

Intellectual property is of vital importance in TuHURA’s field and in biotechnology generally. The company seeks to protect and enhance proprietary technology, inventions, and improvements that are commercially important to the development of TuHURA’s—business by seeking, maintaining, and defending patent rights, whether developed internally or licensed from third parties. TuHURA also seeks to rely on regulatory protection afforded through inclusion in expedited development and review, data exclusivity, market exclusivity and patent term extensions where available. TuHURA has sought patent protection in the United States and internationally related to its IFx-Hu2.0 platform technology as well as its IFx-Hu3.0 technology, and TuHURA licenses from third parties the patents and patent applications relating to its tumor microenvironment modulators technology.

TuHURA expects to file additional patent applications in support of current and new clinical candidates, as well as new platform and core technologies. TuHURA’s commercial success will depend in part on obtaining and maintaining patent protection and trade secret protection of TuHURA’s current and future product candidates and the methods used to develop and manufacture them, as well as successfully defending any such patents against third-party challenges and operating without infringing on the proprietary rights of others. TuHURA’s ability to stop third parties from making, using, selling, offering to sell or importing its product candidates will depend on the extent to which TuHURA has rights under valid and enforceable patents or trade secrets that cover these activities.

The terms of individual patents depend upon the statutory term of the patents in the countries in which they are issued. In most countries in which TuHURA files, including the United States, the patent term is 20 years from the earliest filing of a non-provisional patent application. In the United States, a patent term may be lengthened by patent term adjustment (“PTA”), which compensates a patentee for administrative delays by the USPTO in examining and granting a patent. Conversely, a patent term may be shortened if a patent is terminally disclaimed over an earlier filed patent. In the United States, the term of a patent that covers an FDA-approved drug may also be eligible for extension, which permits patent term restoration to account for the patent term lost during the FDA regulatory review process. The Hatch-Waxman Act permits a patent term extension of up to five years beyond the expiration of the patent. The length of the patent term extension is related to the length of time the subject drug candidate is under regulatory review. Patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent applicable to an approved drug may be extended and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. Similar provisions to extend the term of a patent that covers an approved drug are available in Europe and other foreign jurisdictions. In the future, if and when TuHURA’s products receive FDA approval, TuHURA expects to apply for patent term extensions on patents covering those products. TuHURA plans to seek patent term extensions to any issued patents TuHURA may obtain in any jurisdiction where such patent term extensions are available, however there is no guarantee that the applicable authorities, including the FDA in the United States, will agree with TuHURA’s assessment that such extensions should be granted, and if granted, the length of such extensions.

In some instances, TuHURA has submitted and expects to submit patent applications directly to the USPTO as provisional patent applications. Corresponding non-provisional patent applications must be filed not later than 12 months after the provisional application filing date. While TuHURA intends to timely file non-provisional patent applications relating to TuHURA’s provisional patent applications, TuHURA cannot predict whether any such patent applications will result in the issuance of patents that provide TuHURA with any competitive advantage.

TuHURA expects to file U.S. non-provisional applications and Patent Cooperation Treaty, or PCT, applications that claim the benefit of the priority date of earlier filed provisional applications, when applicable. The PCT system allows a single application to be filed within 12 months of the original priority date of the patent application and to designate all of the PCT member states in which national patent applications can later be pursued based on the international patent application filed under the PCT. A designated authority performs an initial search and issues a non-binding opinion as to the patentability of the subject matter. The opinion may be used to evaluate the chances of success of national phase applications in various jurisdictions, thereby informing the development of a global filing strategy.

Although a PCT application does not itself issue as a patent, it allows the applicant to conveniently file applications in any of the member states through national-phase applications. At the end of a period of 30-31 months from the earliest priority date of the patent application (varies by jurisdiction), individual applications can be filed in any of the PCT member states/regions. Use of the PCT system is more cost-effective than direct foreign filings and permits applicants greater flexibility with respect to budgeting and the selection of foreign jurisdictions.

For all patent applications, TuHURA determines claiming strategy on a case-by-case basis. Advice of counsel and TuHURA’s business model and needs are always considered. TuHURA seeks to file patents containing claims for protection of all useful applications of TuHURA’s proprietary technologies and any products, as well as all new applications and/or uses TuHURA discovers for existing technologies and products, assuming these are strategically valuable. TuHURA continuously reassess the number and type of patent applications, as well as the pending and issued patent claims to pursue maximum coverage and value for TuHURA’s processes, and compositions, given existing patent office rules and regulations. Further, claims may be modified during patent prosecution to meet TuHURA’s intellectual property and business needs.

TuHURA recognizes that the ability to obtain patent protection and the degree of such protection depends on a number of factors, including the extent of the prior art, the novelty and non-obviousness of the invention, and the ability to satisfy the enablement requirement of the patent laws. In addition, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted or further altered even after patent issuance. Consequently, TuHURA may not obtain or maintain adequate patent protection for any of TuHURA’s future product candidates or for TuHURA’s technology platform. TuHURA cannot predict whether the patent applications it is currently pursuing will issue as patents in any particular jurisdiction or whether the claims of any issued patents will provide sufficient proprietary protection from competitors. Any patents that TuHURA holds may be challenged, circumvented or invalidated by third parties.

The patent positions of biotechnology companies are generally uncertain and involve complex legal, scientific and factual questions. TuHURA’s commercial success will also depend in part on not infringing upon the proprietary rights of third parties. Third-party patents could require TuHURA to alter its development or commercial strategies, or TuHURA’s products or processes, obtain licenses or cease certain activities. TuHURA’s breach of any license agreements or its failure to obtain a license to proprietary rights required to develop or commercialize TuHURA’s future products may have a material adverse impact on the company.

If third parties prepare and file patent applications in the United States that also claim technology to which TuHURA has rights, TuHURA may have to participate in interference or derivation proceedings in the USPTO to determine priority of invention. For more information, see “Risk Factors — Risks Relating to TuHURA – Risks Relating to TuHURA’s Intellectual Property.”

When available to expand market exclusivity, TuHURA’s strategy is to obtain, or license additional intellectual property related to current or contemplated development platforms, core elements of technology and/or clinical candidates.

Company-owned Intellectual Property

As of December 31, 2024, TuHURA had 33 issued patents over 13 jurisdictions, and 9 pending applications (2 U.S. utility patent applications and 7 foreign patent applications). Most of such patents and patent applications relate to TuHURA’s IFx technology platform. The following is a summary of TuHURA’s issued patents and pending patent applications as of December 31, 2024 by patent family.

Patent Family	Description	Application/ Publication/ Patent Number	Filing Date	Issue Date/Status	Earliest Expected Expiration Date	Type of Parent Protection
DNA Vector and Transformed Tumor Cell Vaccines	Whole cell and DNA cancer vaccines	PCT/US2015/018688 (WO 2015/134577)	03/04/2015	Nationalized in CH, DE, DK, EP, FR, GB, HK, IE, NL, NO, SE, US	3/4/2035	Use Composition Composition
		US 9,555,088 US 9,839,680 US 10,391,158 US 10,751,400	07/07/2016 01/30/2017 12/11/2017 08/26/2019	Issued 01/31/2017 Issued 12/12/2017 Issued 08/27/2019 Issued 08/25/2020	3/4/2035 3/4/2035 3/4/2035 3/4/2035	Use

Cancer Vaccine Comprising mRNA Encoding a M- Like-Protein	Next generation cancer vaccine using mRNA encoding a bacterial antigen to prime anti-cancer immune responses	PCT/US2016/033235 (WO 2016/187407)	05/19/2016	Nationalized in AU, CA, CH, CN, DE, DK, EP, FR, GB, HK, IE, JP, NL, NO, SE, US	5/19/2036	Use Composition Composition/ use
		US 9,636,388 US 10,682,401 US 18/060,605	07/28/2016 05/01/2017 12/01/2022	Issued 05/02/2017 Issued 06/16/2020 pending	5/19/2036 5/19/2036 5/19/2036

Modified mRNA for Multicell Transformation	Next generation cancer vaccine using mRNA encoding a bacterial antigen to prime anti-cancer immune responses	PCT/US2021/031204 (WO 2021/226413)	5/7/2021	Nationalized in CN, JP, CA, IN, AU, EP, KR To be filed in HK	5/7/2041

Exosome Delivery of Cancer Therapeutics	Production and use of exosome preparations to systemically deliver pDNA and/or	US 18/055,724 (US 2023-0183690)	11/15/2022	Published/ pending		Composition /use

Intellectual Property Acquired in Kineta Merger

As of September 11, 2025, our patent portfolio acquired from Kineta as it pertains to TBS-2025 included fourteen (14) national phase applications in the KVA-001 patent family related to TBS-2025. The countries are as follows: U.S., Australia, Brazil, Canada, China, Europe (European Patent Office (“EPO”)), Hong Kong, Israel, India, Japan, Korea, Mexico, Russia, and Singapore. Its estimated expiration date without any patent term adjustment or extension is 20 years from filing, i.e., February 18, 2042.

The table below summarizes the high-level filing strategy of our existing patent portfolio for the TBS-2025 related assets acquired from Kineta:

VISTA patents (TBS-2025 f/k/a KVA12123)
Patent Family	KVA-001
Composition of matter	Y
Methods of Manufacturing	Y
Sequences/Structure	Y
Indications	Y
Specification on use (mono or combo)	Y
Binding characteristics	Y
Immune cell regulation	Y
Physiologic properties	Y
Discovery Candidates	To be added on a rolling basis

Kineta strives to protect the proprietary technologies that it believes are important to its business, including by seeking, maintaining and defending patent rights, whether developed internally or in conjunction with or in-licensed from third parties. Kineta also relies on trade secrets relating to its monoclonal antibodies, know-how, continuing technological innovation and in-licensing opportunities to develop, strengthen and maintain its proprietary position in the field of innate immunity and fully human antibodies.

As more fully described above, as of September 11, 2025, our patent portfolio related to TBS-2025 included 14 U.S. and foreign applications, which entered national phase in 2023.

Licensed Intellectual Property Rights Relating to DOR Technology

TuHURA licenses the intellectual property rights relating to its DOR technology platform under exclusive license agreements with H. Lee Moffitt Cancer Center and Research Institute (“Moffitt Cancer Center”) and the West Virginia University Research Corporation (“WVURC”). In particular, TuHURA is a party to a March 2019 Exclusive License Agreement with Moffitt Cancer Center under which, as amended, we license patent rights co-owned by Moffitt and University of South Florida relating to ADCs for immunotherapy and Delta receptor targeted agents for molecular imaging and immunotherapy of lung cancer. TuHURA is a party to a second Exclusive License Agreement entered into in April 2021 under which, as amended, we license Moffitt’s interest in certain patent rights relating to the applicability of TuHURA’s Delta receptor technology to the tumor microenvironment (these patent rights are co-owned by Moffitt and us). TuHURA is a party to a September 2022 Restated and Amended Exclusive License Agreement with WVURC pursuant to which TuHURA licenses from WVURC certain patent rights (including WVURC’s rights under one patent that is jointly owned by WVURC and the company) relating to Delta receptor targeted agents for molecular imaging and cancer immunotherapy. These license agreements were originally entered into with Moffitt and WVURC by TuHURA Biopharma which assigned its interest under the agreements to TuHURA as a part of the acquisition of certain TuHURA Biopharma assets in January 2023. The following are summaries of the material terms of these license agreements:

2019 License Agreement with Moffitt Cancer Center

In March 2019, TuHURA Biopharma, as predecessor in interest to the company, entered into an Exclusive License Agreement with Moffitt Cancer Center, which agreement was amended in September 2019, April 2021 and August 2022 (as amended, the “2019 Moffitt Agreement”), for the worldwide, exclusive license of patents for the development, commercialization and marketing of products derived from Moffitt’s rights to patents entitled “Conjugates for Immunotherapy” and “A Delta-Opioid Receptor Targeted Agent For Molecular Imaging And Immunotherapy Of Lung Cancer” (the “2019 Moffitt Licensed Patents”). The exclusive nature of the granted licenses are subject to customary reservations by Moffitt for non-commercial research, development, and academic purposes. The licenses granted by Moffitt are sublicensable by TuHURA to affiliates and third parties, subject to certain requirements, including providing Moffitt with a copy of each executed sublicense agreement and ensuring that the sublicensee complies with the terms of the 2019 Moffitt Agreement.

Pursuant to the terms of the 2019 Moffitt Agreement, in partial consideration of Moffitt’s grant of the rights and licenses, TuHURA Biopharma paid to Moffitt one-time, non-refundable license issue fees of $100,000 and $30,000. Additionally, TuHURA Biopharma issued shares of its common stock to Moffitt as additional consideration, which were exchanged for 146,397 shares of the company’s common stock (after giving effect to the exchange ratio in the Kintara Merger) as a part of the TuHURA Biopharma asset acquisition. The company is obligated to pay Moffitt an annual license maintenance fee not in excess of $50,000 per year until annual minimum royalty payments commence following commercial sales of licensed products.

Also under the 2019 Moffit Agreement, TuHURA is required to make the following additional payments:

•

Various milestone royalty payments based on specified development, approval, commercialization, and sales milestones, which payments range from $150,000 to $400,000 for milestones relating to the commencement of clinical trials up to $3.0 million to $5.0 million based on sales thresholds in excess of $1.0 billion in sales;

•

Running royalties based on net sales of licensed products with a royalty percentage in the middle-single digit and with escalating minimum annual royalties that do not exceed $0.5 million per year; and

•	Payment of all patent prosecution and maintenance costs and fees for the licensed patents.

The term of the 2019 Moffitt Agreement will be until the later of (i) the date on which the last of the licensed patents expire, or (ii) twenty (20) years after the date of the 2019 Moffitt Agreement. TuHURA may unilaterally terminate the 2019 Moffitt Agreement at any time on six (6) months’ notice to Moffitt, provided that all payments due by TuHURA at that time have been made through the effective date of termination. Additionally, TuHURA may terminate the agreement with written notice to Moffitt in the event Moffitt commits a material breach and such breach is not cured within sixty (60) days following Moffitt’s receipt of such notice. Moffitt has the right to terminate, or convert all exclusive licenses to nonexclusive licenses in the event TuHURA: (x) fails to make payments due under the agreement within thirty (30) days following notice from Moffitt; (y) commits a material breach that is not cured, or capable of being cured, within sixty (60) days after receipt of notice from Moffitt; (z) or challenges the validity of any of the 2019 Moffitt Licensed Patents before a court or other administrative agency in any jurisdiction. Upon any termination prior to the expiration of the agreement for any reason, all licenses and rights granted pursuant to the agreement will automatically terminate. At the request of Moffitt, TuHURA is obligated to provide all materials, clinical results, regulatory submissions, registrations and any other related filings for the 2019 Moffitt Licensed Patents, and all data used to support the same, to Moffitt.

2021 License Agreement with Moffitt Cancer Center

In April 2021, TuHURA Biopharma, as predecessor in interest to the company, entered into an Exclusive License Agreement with Moffitt, which agreement was amended in August 2022 (collectively, the “2021 Moffitt Agreement”), for the worldwide, exclusive, license to Moffitt’s rights under a jointly-owned patent entitled “Delta Opioid Receptor Antagonist Reprogram Immunosuppressive Microenvironment to Boost Immunotherapy” (the “2021 Moffitt Licensed Patent”) for the development, commercialization and marketing of products from covered claims of the 2021 Moffitt Licensed Patent. The exclusive nature of the licenses granted are subject to customary reservations by Moffitt for non-commercial research, development, and academic purposes. The licenses granted by Moffitt are sublicensable by the company to affiliates and third parties, subject to certain requirements, including providing Moffitt with a copy of each executed sublicense agreement, and ensuring that the sublicensee comply with the terms of the 2021 Moffitt Agreement.

Pursuant to the terms of the 2021 Moffitt Agreement, in partial consideration of Moffitt’s grant of the rights and licenses, TuHURA Biopharma paid to Moffitt a one-time, non-refundable license issue fee of $12,500. Additionally, TuHURA Biopharma issued shares of its common stock to Moffitt as additional consideration, which were exchanged for 195,465 shares of the company’s common stock as a part of the TuHURA Biopharma asset acquisition. TuHURA is obligated to pay Moffitt an annual license maintenance fee not in excess of $25,000 per year until annual minimum royalty payments commence following commercial sales of licensed products.

TuHURA is also required to make the following additional payments:

•

Various milestone royalty payments based on specified development, approval, commercialization, and sales milestones, which payments range from $37,500 to $100,000 for milestones relating to the commencement of clinical trials up to $750,000 to $1.25 million based on sales thresholds in excess of $1.0 billion in sales; and

•

Running royalties based on net sales of licensed products with a royalty percentage in the middle-single digit and with escalating minimum annual royalties that do not exceed $0.1 million per year; and

•	Payment of all patent prosecution and maintenance costs and fees for the licensed patents.

The term of the 2021 Moffitt Agreement will be until the later of (i) the date on which the last of the patents expire, or (ii) twenty (20) years after the date of the 2021 Moffitt Agreement. TuHURA may unilaterally terminate the 2021 Moffitt Agreement at any time on six (6) months’ notice to Moffitt, provided that all payments due by TuHURA at that time have been made through the effective date of termination. Additionally, TuHURA may terminate the agreement with written notice to Moffitt in the event Moffitt commits a material breach and such breach is not cured within sixty (60) days following Moffitt’s receipt of such notice. Moffitt has the right to terminate, or convert all exclusive licenses to nonexclusive licenses in the event we: (x) fail to make payments due under the agreement within thirty (30) days following notice from Moffitt; (y) commit a material breach that is not cured, or capable of being cured, within sixty (60) days after receipt of notice from Moffitt; (z) or challenge the validity of any of the 2021 Moffitt Licensed Patent before a court or other administrative agency in any jurisdiction. Upon any termination prior to the expiration of the agreement for any reason, all licenses and rights granted pursuant to the agreement will automatically terminate. At the request of Moffitt, TuHURA is obligated to provide all materials, clinical results, regulatory submissions, registrations and any other related filings for the 2021 Moffitt Licensed Patent, and all data used to support the same, to Moffitt.

License Agreement with West Virginia University Research Corporation

In January 2023 but with an effective date of September 2022, TuHURA Biopharma, as predecessor in interest of the company, entered into a Restated and Amended Exclusive License Agreement with WVURC (the “WVU Agreement”), which terminated and replaced the prior agreement between WVURC and TuHURA Biopharma. The WVU Agreement provides for the exclusive commercialization rights relating to Delta receptor targeted agents for WVURC patent rights relating to molecular imaging and cancer immunotherapies (the “WVU Patents”). Under the WVU Agreement, among other rights, WVURC granted TuHURA a worldwide, exclusive right, with limited sublicense rights, to develop and commercialize the WVU Patents in accordance with the milestone schedule therein.

As partial consideration for the rights granted under the WVU Agreement, TuHURA Biopharma previously paid a non-refundable, upfront fee of $50,000. Under the terms of the WVU Agreement, TuHURA is required to pay WVURC a tiered running royalty in the low-to-mid single digit percentages based on levels of net sales of licensed products, including the net sales of sublicensees, with customary anti-stacking provisions. TuHURA is also required to pay annual fees of $30,000 or less and is required to fund all patent prosecution and maintenance costs and fees for the licensed patents.

The term of the WVU Agreement will expire on the later of: (i) the expiration of the date of the last to expire of the WVU Patents or (ii) twenty (20) years from the first commercial sale of a licensed product derived from the WVU Patents, unless earlier terminated pursuant to its terms. TuHURA may unilaterally terminate the WVU Agreement upon written notice to WVURC at any time on six (6) months’ notice to WVURC, provided that all payments due by TuHURA at that time have been made through the effective date of termination. Additionally, TuHURA may terminate the agreement with written notice to WVURC in the event WVURC commits a material breach and such breach is not cured within sixty (60) days following WVURC’s receipt of such notice. WVURC has the right to terminate, or convert all exclusive licenses to nonexclusive licenses in the event TuHURA fails to make payments due under the agreement within thirty (30) days following notice from WVURC; commits a material breach that is not cured, or capable of being cured, within ninety (90) days after receipt of notice from WVURC; or challenges the validity of any of the WVU Patents before a court or other administrative agency in any jurisdiction. Upon any termination prior to the expiration of the WVU Agreement for any reason, all licenses and rights granted pursuant to the agreement will automatically terminate.

The following is a summary of the patent rights licensed from Moffitt Cancer Center and WVURC:

Patents Under License Agreement with West Virginia University Research Corporation

PCT/US2022/070893 (filed 3/1/2022) – “A Delta-Opioid Receptor Targeted Agent for

Molecular Imaging and Immunotherapy of Cancer”

Applicant: West Virginia University Board of Governors on behalf of West Virginia University

Summary: Relates to molecular conjugates of anticancer compounds and imaging agents and methods of use as a cancer therapy comprising an antagonist of a cell surface opioid receptor such as a delta opioid receptor (DOR), specific to a target cell, an imaging agent, and an immune modulatory molecule, such as a T cell modulator, conjugated to the DOR antagonist.

Earliest Expected Expiration Date: 3/1/2042

Country	App. No.	Filing Date	Grant Date	Patent No.	Status
AU	2022229527	8/23/2023			Pending
CA	3209499	8/23/2023			Pending
CN	202280018635.7	10/8/2023			Pending
HK	62024085712.3	1/19/2024			Pending
EPO	22764254.3	9/28/2023			Pending
IN	202317063261	9/20/2023			Pending
JP	2023-553656	8/31/2023			Pending
KR	10-2023-7033553	9/27/2023			Pending
US	18/548724	9/1/2023			Pending

PCT/US2022/070894 (filed 3/1/2022) – “A Delta-Opioid Receptor Targeted Agent for

Molecular Imaging and Immunotherapy of Cancer”

Applicants: West Virginia University Board of Governors on behalf of West Virginia University and TuHURA Biopharma Inc.

Summary: Relates to molecular conjugates of anticancer compounds and imaging agents and methods of use as a cancer therapy comprising an antagonist of a cell surface opioid receptor such as a DOR or agents that are kinase inhibitors or JAK/STAT3 inhibitors, specific to a target cell, an imaging agent, and an immune modulatory molecule, such as a T cell modulator, conjugated to the DOR antagonist or kinase inhibitors or JAK/STAT3 inhibitors.

Earliest Expected Expiration Date: 3/1/2042

Country	App. No.	Filing Date	Grant Date	Patent No.	Status
AU	2022231182	8/23/2023			Pending
CA	3210556	8/31/2023			Pending
CN	202280018634.2	10/20/2023			Pending
EPO	22764255.0	9/28/2023			Pending
IN	202317062268	9/15/2023			Pending
JP	2023-553657	8/31/2023			Pending
KR	10-2023-7033611	9/27/2023			Pending
US	18/548729	9/1/2023			Pending

Patents Under License Agreements with H. Lee Moffitt Cancer Center

PCT/US2017/030962 (filed 5/4/2017) – “A Delta-Opioid Receptor Targeted Agent for

Molecular Imaging and Immunotherapy of Cancer”

Applicants: University of South Florida and the H. Lee Moffitt Cancer Center

Summary: Relates to compounds comprising at least one delta-opioid receptor ligand, such as Dmt-Tic, conjugated to an anti-PDl checkpoint inhibitor antibody and Dmt-Tic-antibody conjugates and methods of use thereof to treat cancer.

Earliest Expected Expiration Date: 5/4/2037

Country	App. No.	Filing Date	Grant Date	Patent No.	Status
US	16/098906	11/5/2018	10/1/2019	10426843	Granted
US	16/587720	9/30/2019			Inactive
US	17/830781	6/2/2022	1/7/2025	12186404	Granted
US	19/011258	1/6/2025			Pending

PCT/US2015/038057 (filed 6/26/2015) – “Conjugates for Immunotherapy”

Applicants: University of South Florida and the H. Lee Moffitt Cancer Center

Summary: Relates to molecular conjugates comprising agonists of cell surface receptors specific to a target cell, such as DOR agonists, and an immune effector, such as a T cell modulator, compositions comprising the same and methods of treating a disease, such as cancer, by administering the molecular conjugates.

Earliest Expected Expiration Date: 6/26/2035

Country	App. No.	Filing Date	Grant Date	Patent No.	Status
US	15/321316	12/22/2016	10/22/2019	10449227	Granted
US	16/659207	10/21/2019			Inactive
US	17/889456	8/17/2022			Inactive
US	18/130049	4/3/2023			Pending

PCT/US2021/022464 (filed 3/16/2021) – “Delta opioid receptor antagonists reprogram immunosuppressive microenvironment to boost immunotherapy”

Applicants: H. Lee Moffitt Cancer Center

Summary: Relates to (a) methods of stimulating endogenous T cells, increasing the efficacy of adoptive immunotherapy, or reprogramming immunosuppressive tumor microenvironments, immunosuppressive myelopoiesis, or myeloid-derived suppressor cells by administering a DOR antagonist; (b) combination immunotherapies comprising an adoptive immunotherapy or an immune system activator and a DOR antagonist and methods of using the same to treat cancer; (c) methods of treating autoimmune disease or microbial infection by administering a DOR agonist, optionally with an immunosuppressor; and (d) combination therapies comprising a DOR agonist and an immunosuppressor.

Earliest Expected Expiration Date: 3/16/2041

Country	App. No.	Filing Date	Grant Date	Patent No.	Status
US	17/912300	9/16/2022			Pending

Employees and Human Capital Resources

As of September 11, 2025, TuHURA had 22 full-time employees and no part-time employees. Of these employees, 18 were engaged in research and development activities. The majority of TuHURA’s employees are based in Tampa, Florida. None of TuHURA’s employees are represented by labor unions or covered by collective bargaining agreements. TuHURA considers its relationship with its employees to be good.

TuHURA’s human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating TuHURA’s existing and new employees, advisors and consultants. The principal purposes of TuHURA’s equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, in order to increase stockholder value and the success of the company by motivating such individuals to perform to the best of their abilities and achieve its objectives.

Facilities

TuHURA’s principal office is located in Tampa, Florida. TuHURA currently leases approximately 12,199 square feet of office and laboratory space under a lease that is due to expire in March 2026. TuHURA believes that such office and laboratory space will be sufficient for TuHURA’s planned operations for the foreseeable future.

Government Regulation and Product Approval

Therapeutic products are subject to rigorous regulation by the FDA and other governmental agency regulations in the United States and in foreign countries. Noncompliance with applicable requirements can result in import detentions, fines, civil monetary penalties, injunctions, suspensions or losses of regulatory approvals or licenses, recall or seizure of products, operating restrictions, denial of export applications, governmental prohibitions on entering into supply contracts, and criminal penalties and prosecution. Failure to obtain regulatory approvals or the restriction, suspension or revocation of regulatory approvals or licenses, as well as any other failure to comply with regulatory requirements, would have a material adverse effect on TuHURA’s business, financial condition and results of operations. In connection with seeking therapeutic approval, TuHURA will have to comply with the many regulations and requirements associated with the conduct of preclinical and clinical trials, the FDA application process, the terms of any pre-certification protocols and agreements, FDA manufacturing requirements for investigational products, and testing. Upon approval of a Biologics License Application, or BLA, and similar approvals in other jurisdictions, there will be additional regulations that must be complied with, including regulations relating to the packaging, distribution, marking, marketing and claims of TuHURA’s potential products. These later regulations are not only found in federal regulation but many states and, of course, foreign countries.

The U.S. FDA Process

The FDA regulates the clinical testing and design of therapeutics to ensure that medical products distributed in the United States are safe and effective for their intended uses. The application process for a new therapeutic is highly regulated.

As a biopharmaceutical company that operates in the United States, TuHURA is subject to extensive regulation by relevant authorities, including the FDA. TuHURA’s potential products will be regulated as biologics. With this classification, commercial production of its potential products will need to occur in registered and licensed facilities in compliance with current good manufacturing practices (cGMP) established by the FDA for biologics. The FDA categorizes human cell- or tissue-based products as either minimally manipulated or more than minimally manipulated, and has determined that more than minimally manipulated products require clinical trials to demonstrate product safety and efficacy and the submission of a BLA for marketing authorization.

Government authorities in the United States (at the federal, state and local levels) and in other countries extensively regulate, among other things, the research, development, testing, manufacturing, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of biopharmaceutical products such as those TuHURA is developing. TuHURA’s candidates must be approved by the FDA before they may be legally marketed in the United States and by the appropriate foreign regulatory agency before they may be legally marketed in a foreign country. Generally, TuHURA’s activities in other countries will be subject to regulation that is similar in nature and scope as that imposed in the United States, although there can be important differences. Additionally, some significant aspects of regulation in Europe are addressed in a centralized way, but country-specific regulation remains essential in many respects. The process for obtaining regulatory marketing approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources.

U.S. Product Development Process

In the United States, the FDA regulates pharmaceutical and biological products under the Federal Food, Drug, and Cosmetic Act, or FDCA, the Public Health Service Act, or PHSA, and their respective implementing regulations. Products are also subject to other federal, state and local statutes and regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval, may subject an applicant to administrative or judicial sanctions. FDA sanctions could include, among other actions, refusal to approve pending applications, withdrawal of an approval, a clinical hold, warning letters, product recalls or withdrawals from the market, product seizures, total or partial suspension of production or distribution injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on TuHURA. The FDA has limited experience with commercial development of T cell therapies for cancer, including direct-injectable technologies such as AIM INJ. The process required by the FDA before a biological product may be marketed in the United States generally involves the following:

•

completion of nonclinical laboratory tests and animal studies according to Good Laboratory Practices, or GLPs, and applicable requirements for the humane use of laboratory animals or other applicable regulations;

•	submission to the FDA of an investigational new drug, or IND, application, which must become effective before human clinical trials may begin;

•	approval by an independent institutional review board, or IRB, or ethics committee at each clinical trial site before each clinical trial may be initiated;

•

performance of adequate and well-controlled human clinical trials according to the FDA’s regulations commonly referred to as Good Clinical Practice, or GCP, and any additional requirements for the protection of human research patients and their health information, to establish the safety and efficacy of the proposed biological product for its intended use;

•	submission to the FDA of a BLA for marketing approval that includes substantive evidence of safety, purity, and potency from results of nonclinical testing and clinical trials;

•

satisfactory completion of an FDA inspection of the manufacturing facility or facilities where the biological product is produced to assess compliance with cGMP to assure that the facilities, methods and controls are adequate to preserve the biological product’s identity, strength, quality and purity and, if applicable, the FDA’s current Good Tissue Practices, or cGTPs, for the use of human cellular and tissue products;

•	potential FDA audit of the trial and clinical trial sites that generated the data in support of the BLA; and

•	FDA review and approval, or licensure, of the BLA.

Preclinical studies

Before testing any biological product candidate, including TuHURA’s drug candidates, in humans, the drug candidate enters the preclinical testing stage. Preclinical tests, also referred to as nonclinical studies, include laboratory evaluations of product chemistry, toxicity and formulation, as well as animal studies to assess the potential safety and activity of the drug candidate. The conduct of the preclinical tests must comply with federal regulations and requirements, including GLP. The clinical trial sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data, any available clinical data or literature and a proposed clinical protocol, to the FDA as part of the IND. Some preclinical testing may continue even after the IND is submitted. An IND is a request for authorization from the FDA to administer an investigational product to humans, and must become effective before human clinical trials may begin.

Human clinical trials in support of a BLA

Clinical trials involve the administration of the biological product candidate to human research subjects under the supervision of qualified investigators, generally licensed physicians not employed by or under the trial sponsor’s control. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection, inclusion and exclusion criteria, and the parameters to be used to monitor subject safety, including stopping rules that assure a clinical trial will be stopped if certain adverse events should occur. Each protocol and any amendments to the protocol must be submitted to the FDA as part of the IND. An IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA raises concerns or questions regarding the proposed clinical trials and places the trial on a clinical hold within that 30-day time period. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. The FDA may also impose clinical holds on a biological product candidate at any time before or during a clinical trial due to safety concerns or non-compliance. If the FDA imposes a clinical hold, the trial may not recommence without FDA authorization and then only under terms authorized by the FDA. Accordingly, TuHURA cannot be sure that submission of an IND will result in the FDA allowing clinical trials to begin or that, once begun, issues will not arise that suspend or terminate such trials.

Clinical trials must be conducted and monitored in accordance with the FDA’s regulations comprising the GCP requirements, including the requirement that all research participants provide informed consent. Further, each clinical trial must be reviewed and approved by an independent institutional review board, or IRB, at or servicing each institution at which the clinical trial will be conducted. An IRB is charged with protecting the welfare and rights of trial participants and considers such items as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the form and content of the informed consent form that must be signed by each clinical trial subject or the participant’s legal representative and must monitor the clinical trial until completed. For certain clinical trials involving biologics, they also must be reviewed by an institutional biosafety committee, or IBC, a local institutional committee that reviews and oversees basic and clinical research conducted at that institution. The IBC assesses the safety of the research and identifies any potential risk to public health or the environment.

Information about certain clinical trials, including details of the protocol and eventually study results, also must be submitted within specific timeframes to the National Institutes of Health, or NIH, for public dissemination on the ClinicalTrials.gov data registry. Information related to the investigational product, patient population, phase of investigation, study sites and investigators and other aspects of the clinical trial is made public as part of the registration of the clinical trial. Sponsors are also obligated to disclose the results of their clinical trials after completion. Disclosure of the results of these trials can be delayed in some cases for up to two years after the date of completion of the trial.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

•

phase 1. The investigational biological product candidate is initially introduced into human subjects to test for safety, dosage tolerance, absorption, metabolism, distribution and excretion. The initial human testing is often conducted in patients, rather than in healthy volunteers, in the case of products for severe or life-threatening diseases.

•

phase 2. The biological product is evaluated in a limited patient population to identify possible safety risks (adverse effects), optimize dosing and preliminarily evaluate the efficacy of the product for specific targeted diseases.

•

phase 3. Clinical trials are undertaken in an expanded patient population to further evaluate dosage, clinical efficacy, and safety, often at geographically dispersed trial sites. These clinical trials are intended to establish the overall risk to benefit ratio of the investigational product and provide, if appropriate, an adequate basis for product labeling. These trials may include comparisons with placebo and/or other comparator treatments. The duration of treatment is often extended to mimic the actual use of a product during marketing.

Post-approval clinical trials, sometimes referred to as phase 4 clinical trials, may be conducted after initial marketing approval. These clinical trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication, particularly for long-term safety follow-up. In certain instances, the FDA may mandate the performance of phase 4 clinical trials as a condition of approval of a BLA.

Progress reports detailing the results of the clinical trial must be submitted at least annually to the FDA and more frequently if serious adverse events, or SAEs, occur. The FDA or the trial sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research participants are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the clinical protocol, GCP, or other IRB requirements, or if the investigational product has been associated with unexpected serious harm to patients. Additionally, some trials are overseen by an independent group of qualified experts organized by the trial sponsor known as the data safety monitoring board or committee. This group provides authorization for whether a trial may move forward at designated checkpoints.

During the development of a new drug or biological product, sponsors have the opportunity to meet with the FDA at certain points, including prior to submission of an IND, at the end of phase 2, and before submission of a

BLA. These meetings can provide an opportunity for the sponsor to share information about the data gathered to date, for the FDA to provide guidance, and for the sponsor and the FDA to reach agreement on the next phase of development. Sponsors typically use the end of phase 2 meeting to discuss their phase 2 clinical results with the agency and to present their plans for the pivotal phase 3 studies that they believe will support approval of the new drug or biological product.

Human immunotherapy products are a new category of therapeutics. Because this is a relatively new and expanding area of novel therapeutic interventions, there can be no assurance as to the length of the clinical trial period, the number of participants the FDA will require to be enrolled in the trials in order to establish the safety, efficacy, purity and potency of immunotherapy products, or that the data generated in these trials will be acceptable to the FDA to support marketing approval.

Concurrently with clinical trials, companies usually complete additional studies and must also develop additional information about the physical characteristics of the biological product as well as finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. To help reduce the risk of the introduction of adventitious agents with use of biological products, the PHSA emphasizes the importance of manufacturing control for products whose attributes cannot be precisely defined. The manufacturing process must be capable of consistently producing quality batches of the drug candidate and, among other things, the sponsor must develop methods for testing the identity, strength, quality, potency and purity of the final biological product. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the biological drug candidate does not undergo unacceptable deterioration over its shelf life.

U.S. Review and Approval Processes

Assuming successful completion of the required clinical testing, the results of the preclinical studies and clinical trials, along with information relating to the product’s chemistry, manufacturing, and controls and proposed labeling, are submitted to the FDA as part of a BLA requesting approval to market the product for one or more indications. A BLA in particular must contain proof of the biological product candidate’s safety, purity, potency and efficacy for its proposed indication or indications. Data may come from company-sponsored clinical trials intended to test the safety and efficacy of a product’s use or from a number of alternative sources, including studies initiated by investigators. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety and efficacy of the investigational product to the satisfaction of the FDA. The testing and approval processes require substantial time and effort and there can be no assurance that the FDA will accept the BLA for filing and, even if filed, that any approval will be granted on a timely basis, if at all.

Under the Prescription Drug User Fee Act, as amended, or PDUFA, each BLA must be accompanied by a significant user fee, and the sponsor of an approved BLA is also subject to an annual program fee. The FDA adjusts the PDUFA user fees on an annual basis. Fee waivers or reductions are available in certain circumstances, including a waiver of the application fee for the first application filed by a small business. Additionally, no user fees are assessed on BLAs for products designated as orphan drugs, unless the product also includes a non-orphan indication.

According to the goals and policies for original BLAs agreed to by the FDA under PDUFA, the FDA has ten months from the accepted for filing date in which to complete its initial review of a standard application and respond to the applicant, and six months from the filing date for an application with priority review. For all BLAs, the ten and six-month time periods run from the filing date; for most other original applications, the ten and six-month time periods run from the submission date. Despite these review goals, it is not uncommon for FDA review of a BLA to extend beyond the goal date.

Within 60 days following submission of the application, the FDA reviews a BLA submitted to determine if it is substantially complete before the agency accepts it for filing. The FDA may refuse to file any BLA that it deems incomplete or not properly reviewable at the time of submission and may request additional information. In this event, the BLA must be resubmitted with the additional information. The resubmitted application also is subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth substantive review of the BLA. The FDA reviews the BLA to determine, among other things, whether the proposed product is safe, potent, and/or effective for its intended use, and has an acceptable purity profile, and whether the product is being manufactured in accordance with cGMP to assure and preserve the product’s identity, safety, strength, quality, potency and purity. The review process may be extended by the FDA for three additional months to consider new information or in the case of a clarification provided by the applicant to address an outstanding deficiency identified by the FDA following the original submission.

The FDA may refer applications for novel biological products or biological products that present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making final decisions on approval. The FDA likely will re-analyze the clinical trial data, which could result in extensive discussions between the FDA and the applicant during the review process. The FDA also may require submission of a risk evaluation and mitigation strategy, or REMS, if it determines that a REMS is necessary to ensure that the benefits of the drug outweigh its risks and to assure the safe use of the drug or biological product. The REMS could include medication guides, physician communication plans, assessment plans and/or elements to assure safe use, such as restricted distribution methods, patient registries or other risk minimization tools. The FDA determines the requirement for a REMS, as well as the specific REMS provisions, on a case-by-case basis. If the FDA concludes a REMS is needed, the sponsor of the BLA must submit a proposed REMS. The FDA will not approve a BLA without a REMS, if required.

Before approving a BLA, the FDA will typically conduct a pre-approval inspection of the facilities at which the product is manufactured. The FDA will not approve the product unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. For immunotherapy products, the FDA also will not approve the product if the manufacturer is not in compliance with the cGTPs, to the extent applicable. These are FDA regulations and guidance documents that govern the methods used in, and the facilities and controls used for, the manufacture of human cells, tissues, and cellular and tissue based products (HCT/Ps), which are human cells or tissue intended for implantation, transplant, infusion, or transfer into a human recipient. The primary intent of the cGTP requirements is to ensure that cellular tissue-based products are manufactured in a manner designed to prevent the introduction, transmission and spread of communicable disease. Additionally, before approving a BLA, the FDA will typically inspect one or more clinical sites to assure that the clinical trials were conducted in compliance with IND trial requirements and GCP requirements. To assure cGMP, cGTP and GCP compliance, an applicant must incur significant expenditure of time, money and effort in the areas of training, record keeping, production, and quality control.

In addition, under the Pediatric Research Equity Act, or PREA, a BLA or supplement to a BLA must contain data to assess the safety and effectiveness of the product for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The FDA may grant deferrals for submission of data or full or partial waivers. A sponsor who is planning to submit a marketing application for a product that includes a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration is required to submit an initial Pediatric Study Plan, or iPSP, within sixty days of an end-of-phase 2 meeting or, if there is no such meeting, as early as practicable before the initiation of the phase 3 or phase 2/3 clinical trial. The iPSP must include an outline of the pediatric study or studies that the sponsor plans to conduct, including trial objectives and design, age groups, relevant endpoints and statistical approach, or a justification for not including such detailed information, and any request for a deferral of pediatric assessments or a full or partial waiver of the requirement to provide data from pediatric studies along with supporting information. The FDA and the sponsor must reach an agreement on the iPSP. A sponsor can submit amendments to an agreed upon iPSP at any time if changes to the pediatric plan need to be considered based on data collected from preclinical studies, early phase clinical trials or other clinical development programs. Unless otherwise required by regulation, the PREA does not apply to any product for an indication for which orphan designation has been granted. However, if only one indication for a product has orphan designation, a pediatric assessment may still be required for any applications to market that same product for the non-orphan indication(s).

Notwithstanding the submission of relevant data and information, the FDA may ultimately decide that the BLA does not satisfy its regulatory criteria for approval and deny approval or may require additional clinical or other data and information. Data obtained from clinical trials are not always conclusive and the FDA may interpret data differently than TuHURA interprets the same data. On the basis of the FDA’s evaluation of the BLA and accompanying information, including the results of the inspection of the manufacturing facilities, the FDA may issue either an approval letter or a Complete Response Letter, or CRL. An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. A CRL indicates that the review cycle of the application is complete and the application will not be approved in its present form. A CRL generally outlines the deficiencies in the submission and may require substantial additional testing or information in order for the FDA to reconsider the application. The CRL may require additional clinical or other data, additional pivotal phase 3 clinical trial(s) and/or other significant and time-consuming requirements related to clinical trials, preclinical studies or manufacturing. If a CRL is issued, the applicant may choose to either resubmit the BLA addressing all of the deficiencies identified in the letter, or withdraw the application. If and when those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the BLA, the FDA will issue an approval letter. The FDA has committed to reviewing such resubmissions in response to an issued CRL in either two or six months depending on the type of information included. Even with the submission of this additional information, however, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

If a product receives regulatory approval from the FDA, the approval is limited to the conditions of use (e.g., patient population, indication) described in the application. Further, depending on the specific risk(s) to be addressed, the FDA may require that contraindications, warnings or precautions be included in the product labeling, require that post-approval trials, including phase 4 clinical trials, be conducted to further assess a product’s safety after approval, require testing and surveillance programs to monitor the product after commercialization, or impose other conditions, including distribution and use restrictions or other risk management mechanisms under a REMS, which can materially affect the potential market and profitability of the product. The FDA may prevent or limit further marketing of a product based on the results of post-marketing trials or surveillance programs. After approval, some types of changes to the approved product, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further testing requirements and FDA review and approval.

Fast Track, Breakthrough Therapy and Priority Review Designations

The FDA is authorized to designate certain products for expedited development or review if they are intended to address an unmet medical need in the treatment of a serious or life-threatening disease or condition. These programs include fast track designation, Breakthrough Therapy Designation and priority review designation and regenerative medicine advanced therapy designation.

To be eligible for a fast track designation, the FDA must determine, based on the request of a sponsor, that a product is intended to treat a serious or life-threatening disease or condition and demonstrates the potential to address an unmet medical need by providing a therapy where none exists or a therapy that may be potentially superior to existing therapy based on efficacy or safety factors. Fast track designation provides opportunities for more frequent interactions with the FDA review team to expedite development and review of the product. The FDA may also review sections of the BLA for a fast track product on a rolling basis before the complete application is submitted, if the sponsor and the FDA agree on a schedule for the submission of the application sections and the sponsor pays any required user fees upon submission of the first section of the NDA or BLA. In addition, fast track designation may be withdrawn by the sponsor or rescinded by the FDA if the designation is no longer supported by data emerging from the clinical trial process.

In addition, with the enactment of the Food and Drug Administration Safety and Innovation Act, or FDASIA, in 2012, Congress created a new regulatory program for product candidates designated by FDA as “breakthrough therapies” upon a request made by the IND sponsors. A breakthrough therapy is defined as a drug or biologic that is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug or biologic may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Drugs or biologics designated as breakthrough therapies are also eligible for accelerated approval of their respective marketing applications. The FDA must take certain actions with respect to breakthrough therapies, such as holding timely meetings with and providing advice to the product sponsor, which are intended to expedite the development and review of an application for approval of a breakthrough therapy.

Next, the FDA may designate a product for priority review if it is a drug or biologic that treats a serious condition and, if approved, would provide a significant improvement in safety or effectiveness. The FDA determines at the time that the marketing application is submitted, on a case-by-case basis, whether the proposed drug represents a significant improvement in treatment, prevention or diagnosis of disease when compared with other available therapies. Significant improvement may be illustrated by evidence of increased effectiveness in the treatment of a condition, elimination or substantial reduction of a treatment-limiting drug reaction, documented enhancement of patient compliance that may lead to improvement in serious outcomes, or evidence of safety and effectiveness in a new subpopulation. A priority review designation is intended to direct overall attention and resources to the evaluation of such applications, and to shorten the FDA’s goal for taking action on a marketing application from ten months to six months for an original BLA from the date of filing.

Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened. Furthermore, fast track designation, breakthrough therapy designation and priority review do not change the standards for approval and may not ultimately expedite the development or approval process.

As part of the 21st Century Cures Act, congress created an accelerated approval pathway for regenerative medicine advanced therapies, or RMATs, which includes therapeutic tissue engineered products, human cell and tissue products, cell therapies and combination products using any such therapies. The program is intended to facilitate expedited development and review of RMATs intended to address serious diseases or conditions.

A sponsor may request a RMAT designation from the FDA concurrently with or any time after the IND submission. The FDA has 60 calendar days to determine if the drug product meets the required criteria. Preliminary clinical evidence that the product has the potential to address a serious unmet need or condition is expected, is not required to indicate that the drug product may offer significant improvement over current therapies. The RMAT designation provides the same benefits of the fast track and breakthrough designation programs and programs may be eligible for priority review. Products with the RMAT designation may also be eligible for accelerated approval if pre-agreed criteria are met.

Accelerated Approval Pathway

In addition, products studied for their safety and effectiveness in treating serious or life-threatening illnesses and that provide meaningful therapeutic benefit over existing treatments may receive accelerated approval from the FDA and may be approved on the basis of adequate and well-controlled clinical trials establishing that the drug product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit. The FDA may also grant accelerated approval for such a drug or biologic when the product has an effect on an intermediate clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality, or IMM, and that is reasonably likely to predict an effect on IMM or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. As a condition of approval, the FDA may require that a sponsor of a drug receiving accelerated approval perform post-marketing clinical trials to verify and describe the predicted effect on IMM or other clinical endpoint, and the product may be subject to expedited withdrawal procedures. Drugs and biologics granted accelerated approval must meet the same statutory standards for safety and effectiveness as those granted traditional approval.

For the purposes of accelerated approval, a surrogate endpoint is a marker, such as a laboratory measurement, radiographic image, physical sign, or other measure that is thought to predict clinical benefit, but is not itself a measure of clinical benefit. Surrogate endpoints can often be measured more easily or more rapidly than clinical endpoints. An intermediate clinical endpoint is a measurement of a therapeutic effect that is considered reasonably likely to predict the clinical benefit of a drug, such as an effect on IMM. The FDA has limited experience with accelerated approvals based on intermediate clinical endpoints, but has indicated that such endpoints generally may support accelerated approval when the therapeutic effect measured by the endpoint is not itself a clinical benefit and basis for traditional approval, if there is a basis for concluding that the therapeutic effect is reasonably likely to predict the ultimate long-term clinical benefit of a drug.

The accelerated approval pathway is most often used in settings in which the course of a disease is long and an extended period of time is required to measure the intended clinical benefit of a drug, even if the effect on the surrogate or intermediate clinical endpoint occurs rapidly. For example, accelerated approval has been used extensively in the development and approval of drugs for treatment of a variety of cancers in which the goal of therapy is generally to improve survival or decrease morbidity and the duration of the typical disease course requires lengthy and sometimes large clinical trials to demonstrate a clinical or survival benefit.

The accelerated approval pathway is usually contingent on a sponsor’s agreement to conduct, in a diligent manner, additional post-approval confirmatory studies to verify and describe the drug’s clinical benefit. As a result, a product candidate approved on this basis is subject to rigorous post-marketing compliance requirements, including the completion of phase 4 or post-approval clinical trials to confirm the effect on the clinical endpoint. Failure to conduct required post-approval studies, or to confirm the predicted clinical benefit of the product during post-marketing studies, would allow the FDA to withdraw approval of the drug. All promotional materials for product candidates being considered and approved under the accelerated approval program are subject to prior review by the FDA.

Orphan Drug Designation and Exclusivity

Under the Orphan Drug Act, the FDA may grant orphan drug designation to a drug or biologic product intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making available in the United States a drug or biologic for this type of disease or condition will be recovered from sales in the United States for that drug or biologic. Orphan drug designation must be requested before submitting an NDA or BLA. After the FDA grants orphan drug designation, the identity of the therapeutic agent and its potential orphan use will be disclosed publicly by the FDA; the posting will also indicate whether the drug or biologic is no longer designated as an orphan drug. More than one product candidate may receive an orphan drug designation for the same indication. Orphan drug designation does not convey any advantage in or shorten the duration of the regulatory review and approval process.

If a product that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to seven years of orphan product exclusivity. During the seven-year exclusivity period, the FDA may not approve any other applications to market a product containing the same active moiety for the same disease, except in very limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity. A product is clinically superior if it is safer, more effective or makes a major contribution to patient care. Thus, orphan drug exclusivity could block the approval of one of TuHURA’s potential products for seven years if a competitor obtains approval of the same product as defined by the FDA and TuHURA is not able to show the clinical superiority of its product candidate or if its product candidate’s indication is determined to be contained within the competitor’s product orphan indication. In addition, the FDA will not recognize orphan drug exclusivity if a sponsor fails to demonstrate upon approval that the product is clinically superior to a previously approved product containing the same active moiety for the same orphan condition, regardless of whether or not the approved product was designated an orphan drug or had orphan drug exclusivity.

Patent Term Restoration

Depending upon the timing, duration and specifics of FDA approval of TuHURA’s biological products, some of TuHURA’s US patents may be eligible for limited patent term extension. These patent term extensions permit a patent restoration term of up to five years as compensation for any patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. The patent term restoration period is generally one-half the time between the effective date of an IND, and the submission date of a BLA, plus the time between the submission date of a BLA and the approval of that application. Only one patent applicable to an approved biological product is eligible for the extension, and the extension must be applied for prior to expiration of the patent. The United States Patent and Trademark Office, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration.

Pediatric Exclusivity

Pediatric exclusivity is a type of non-patent marketing exclusivity available in the United States and, if granted, it provides for the attachment of an additional six months of marketing protection to the term of any existing regulatory exclusivity or listed patents. This six-month exclusivity may be granted if a sponsor submits pediatric data that fairly respond to a written request from the FDA for such data. The data do not need to show the product to be effective in the pediatric population studied; rather, if the clinical trial is deemed to fairly respond to the FDA’s request, the additional protection is granted. If reports of requested pediatric studies are submitted to and accepted by the FDA within the statutory time limits, whatever statutory or regulatory periods of exclusivity or patent protection cover the product are extended by six months. This is not a patent term extension, but it effectively extends the regulatory period during which the FDA cannot approve another application. The issuance of a Written Request does not require the sponsor to undertake the described studies.

Reference Product Exclusivity for Biological Products

In March 2010, the Patient Protection and Affordable Care Act was enacted in the United States and included the Biologics Price Competition and Innovation Act of 2009, or the BPCIA. The BPCIA amended the PHSA to create an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with an FDA-licensed reference biological product. To date, the FDA has approved a number of biosimilars, and numerous biosimilars have been approved in Europe. The FDA has also issued several guidance documents outlining its approach to reviewing and approving biosimilars and interchangeable biosimilars.

A biosimilar product is defined as one that is highly similar to a reference product notwithstanding minor differences in clinically inactive components and for which there are no clinically meaningful differences between the biological product and the reference product in terms of the safety, purity and potency of the product. An interchangeable product is a biosimilar product that can be expected to produce the same clinical results as the reference product in any given patient and, for products administered multiple times to an individual, that the product and the reference product may be alternated or switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biological product without such alternation or switch. Upon licensure by the FDA, an interchangeable biosimilar may be substituted for the reference product without the intervention of the health care provider who prescribed the reference product.

The biosimilar applicant must demonstrate that the product is biosimilar based on data from (i) analytical studies showing that the biosimilar product is highly similar to the reference product; (ii) animal studies (including toxicity); and (iii) one or more clinical studies to demonstrate safety, purity and potency in one or more appropriate conditions of use for which the reference product is approved. In addition, the applicant must show that the biosimilar and reference products have the same mechanism of action for the conditions of use on the label, route of administration, dosage and strength, and the production facility must meet standards designed to assure product safety, purity and potency.

A reference biological product is granted 12 years of regulatory exclusivity from the time of first licensure of the product, and the first approved interchangeable biologic product to a reference product will be granted an exclusivity period of up to one year after it is first commercially marketed. If pediatric studies are performed and accepted by the FDA as responsive to a Written Request, the 12-year exclusivity period will be extended for an additional six months. In addition, the FDA will not accept an application for a biosimilar or interchangeable product based on the reference biological product until four years after the date of first licensure of the reference product. “First licensure” typically means the initial date the particular product at issue was licensed in the United States. Date of first licensure does not include the date of licensure of (and a new period of exclusivity is not available for) a supplement for the reference product for a subsequent application filed by the same sponsor or manufacturer of the reference product (or licensor, predecessor in interest or other related entity) for a change (not including a modification to the structure of the biological product) that results in a new indication, route of administration, dosing schedule, dosage form, delivery system, delivery device or strength or for a modification to the structure of the biological product that does not result in a change in safety, purity or potency. Therefore, one must determine whether a new product includes a modification to the structure of a previously licensed product that results in a change in safety, purity or potency to assess whether the licensure of the new product is a first licensure that triggers its own period of exclusivity. Whether a subsequent application, if approved, warrants exclusivity as the “first licensure” of a biological product is determined on a case-by-case basis with data submitted by the sponsor.

The BPCIA is complex and is still being interpreted and implemented by the FDA. In addition, recent government proposals have sought to reduce the 12-year reference product exclusivity period. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. As a result, the ultimate impact, implementation and meaning of the BPCIA is subject to continued uncertainty.

Post-Approval Requirements

Any potential products for which TuHURA receives FDA approvals are subject to continuing regulation by the FDA, including, among other things, record-keeping requirements, reporting of adverse experiences with the product, providing the FDA with updated safety and efficacy information, product sampling and distribution requirements, and complying with FDA promotion and advertising requirements, which include, among others, standards for direct-to-consumer advertising, restrictions on promoting products for uses or in patient populations that are not described in the product’s approved uses (known as off-label use), limitations on industry-sponsored scientific and educational activities, and requirements for promotional activities involving the internet. Although physicians may prescribe legally available products for off-label uses, if the physicians deem to be appropriate in their professional medical judgment, it is FDA’s position that manufacturers may not market or promote such off-label uses. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability, including liability under federal fraud and abuse and civil and criminal false claims laws. If there are any modifications to the product, including changes in indications, labeling or manufacturing processes or facilities, the applicant may be required to submit and obtain FDA approval of a new BLA or a supplement, which may require the applicant to develop additional data or conduct additional preclinical studies and clinical trials. The FDA may also place other conditions on approvals including the requirement for a REMS to assure the safe use of the product. A REMS could include medication guides, physician communication plans or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. Any of these limitations on approval or marketing could restrict the commercial promotion, distribution, prescription or dispensing of products. Product approvals may be withdrawn for non-compliance with regulatory standards or if problems occur following initial marketing.

In addition, quality control and manufacturing procedures must continue to conform to applicable manufacturing requirements after approval to ensure the quality and long-term stability of the product. TuHURA expects to rely on third parties for the production of clinical and commercial quantities of TuHURA’s potential products in accordance with cGMP regulations. The cGMP regulations include requirements relating to organization of personnel, buildings and facilities, equipment, control of components and drug product containers and closures, production and process controls, packaging and labeling controls, holding and distribution, laboratory controls, records and reports and returned or salvaged products. The manufacturing facilities for TuHURA’s product candidates must meet cGMP requirements and satisfy the FDA or comparable foreign regulatory authorities before any product is approved and TuHURA’s commercial products can be manufactured. TuHURA relies, and expects to continue to rely, on third parties for the production of clinical and commercial quantities of TuHURA’s products in accordance with cGMP regulations. These manufacturers must comply with cGMP regulations that require, among other things, quality control and quality assurance, the maintenance of records and documentation and the obligation to investigate and correct any deviations from cGMP. Manufacturers and other entities involved in the manufacture and distribution of approved products are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP and other laws. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain cGMP compliance. Future inspections by the FDA and other regulatory agencies may identify compliance issues at the facilities of TuHURA’s contract manufacturing organizations, or CMOs, that may disrupt production or distribution or require substantial resources to correct. In addition, the discovery of conditions that violate these rules, including failure to conform to cGMP regulations, could result in enforcement actions, and the discovery of problems with a product after approval may result in restrictions on a product, manufacturer, or holder of an approved BLA, including, among other things, voluntary recall and regulatory sanctions as described below.

Once an approval of a product is granted, the FDA may withdraw the approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in mandatory revisions to the approved labeling to add new safety information; imposition of post-market or clinical trials to assess new safety risks; or imposition of distribution or other restrictions under a REMS program. Other potential consequences include, among other things:

•	restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;

•	fines, warning letters or other enforcement-related letters or clinical holds on post-approval clinical trials;

•	refusal of the FDA to approve pending BLAs or supplements to approved BLAs, or suspension or revocation of product approvals;

•	product seizure or detention, or refusal to permit the import or export of products;

•	injunctions or the imposition of civil or criminal penalties; and

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consent decrees, corporate integrity agreements, debarment, or exclusion from federal health care programs; or mandated modification of promotional materials and labeling and the issuance of corrective information.

In addition, the Drug Supply Chain Security Act, or DSCSA, was enacted with the aim of building an electronic system to identify and trace certain prescription drugs distributed in the United States, including most biological products. The DSCSA mandates phased-in and resource-intensive obligations for pharmaceutical manufacturers, wholesale distributors, and dispensers over a 10-year period that has been extended an additional year to be implemented in November 2024. In the Fall of 2024, the FDA granted an additional extension to 2025 based on the type of activities being performed. From time to time, new legislation and regulations may be implemented that could significantly change the statutory provisions governing the approval, manufacturing and marketing of products regulated by the FDA. It is impossible to predict whether further legislative or regulatory changes will be enacted, or FDA regulations, guidance or interpretations changed or what the impact of such changes, if any, may be.

Regulation Outside of the United States

In addition to regulations within the United States, TuHURA will be subject to a variety of foreign regulations governing clinical trials and the commercial sale and distribution of TuHURA’s products outside of the United States. Whether or not TuHURA obtains FDA approval for a product candidate, TuHURA must obtain approval by the comparable regulatory authorities of foreign countries or economic areas, such as the 27-member European Union, before TuHURA may commence clinical trials or market products in those countries or areas. The approval process and requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly between countries and jurisdictions and can involve additional testing and additional administrative review periods. The time required to obtain approval in other countries and jurisdictions might differ from and be longer than that required to obtain FDA approval. Regulatory approval in one country or jurisdiction does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country or jurisdiction may negatively impact the regulatory process in others.

European Union drug development, review and approval

In the European Union, TuHURA’s product candidates also may be subject to extensive regulatory requirements. As in the United States, medicinal products can be marketed only if a marketing authorization from the competent regulatory agencies has been obtained. Similar to the United States, the various phases of preclinical and clinical research in the European Union are subject to significant regulatory controls.

The Clinical Trials Directive 2001/20/EC, the Directive 2005/28/EC on GCP, and the related national implementing provisions of the individual EU Member States govern the system for the approval of clinical trials in the European Union. Under this system, an applicant must obtain prior approval from the competent national authority of the EU Member States in which the clinical trial is to be conducted. Furthermore, the applicant may only start a clinical trial at a specific study site after the competent ethics committee has issued a favorable opinion. The clinical trial application must be accompanied by, among other documents, an IMPD (the Common Technical Document) with supporting information prescribed by Directive.

2001/20/EC, Directive 2005/28/EC, where relevant the implementing national provisions of the individual EU Member States and further detailed in applicable guidance documents. All suspected unexpected serious adverse reactions to the investigated drug that occur during the clinical trial have to be reported to the competent national authority and the Ethics Committee of the Member State where they occurred.

In April 2014, the new Clinical Trials Regulation, (EU) No 536/2014 (Clinical Trials Regulation) was adopted and came into application in January 2022. The Clinical Trials Regulation is directly applicable in all the EU Member States, repealing the prior Clinical Trials Directive 2001/20/EC.

The new Clinical Trials Regulation simplifies and streamlines the approval of clinical trials in the European Union. The main characteristics of the regulation include: a streamlined application procedure via a single entry point, the “EU portal”; a single set of documents to be prepared and submitted for the application as well as simplified reporting procedures for clinical trial sponsors; and a harmonized procedure for the assessment of applications for clinical trials, which is divided in two parts. Part I is assessed by the competent authorities of all EU Member States in which an application for authorization of a clinical trial has been submitted (Member States concerned). Part II is assessed separately by each Member State concerned. Strict deadlines have been established for the assessment of clinical trial applications. The role of the relevant ethics committees in the assessment procedure will continue to be governed by the national law of the concerned EU Member State. However, overall related timelines will be defined by the Clinical Trials Regulation.

To obtain a marketing authorization of a drug in the European Union, TuHURA may submit marketing authorization applications, or MAA, either under the so-called centralized or national authorization procedures.

Centralized Procedure

The centralized procedure provides for the grant of a single marketing authorization following a favorable opinion by the European Medicines Agency, or EMA, that is valid in all 27 European Union member states, or EU member states, as well as Iceland, Liechtenstein and Norway. The centralized procedure is compulsory for medicines produced by specified biotechnological processes, products designated as orphan medicinal products, advanced-therapy medicines (such as gene-therapy, somatic cell-therapy or tissue-engineered medicines) and products with a new active substance indicated for the treatment of specified diseases, such as HIV/AIDS, cancer, diabetes, neurodegenerative disorders or autoimmune diseases and other immune dysfunctions and viral diseases. The centralized procedure is optional for products that represent a significant therapeutic, scientific or technical innovation, or whose authorization would be in the interest of public health. Under the centralized procedure the maximum timeframe for the evaluation of an MAA by the EMA is 210 days, excluding clock stops, when additional written or oral information is to be provided by the applicant in response to questions asked by the Committee for Medicinal Products for Human Use, or the CHMP. Accelerated assessment might be granted by the CHMP in exceptional cases, when a medicinal product is expected to be of a major public health interest, particularly from the point of view of therapeutic innovation. The timeframe for the evaluation of an MAA under the accelerated assessment procedure is of 150 days, excluding stop-clocks.

National authorization procedures

There are also two other possible routes to authorize medicinal products in several EU countries, which are available for investigational medicinal products that fall outside the scope of the centralized procedure:

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Decentralized procedure. Using the decentralized procedure, an applicant may apply for simultaneous authorization in more than one EU country of medicinal products that have not yet been authorized in any EU country and that do not fall within the mandatory scope of the centralized procedure.

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Mutual recognition procedure. In the mutual recognition procedure, a medicine is first authorized in one EU Member State, in accordance with the national procedures of that country. Following this, further marketing authorizations can be sought from other EU countries in a procedure whereby the countries concerned agree to recognize the validity of the original, national marketing authorization.

Under the above-described procedures, before granting the marketing authorization, the EMA or the competent authorities of the Member States of the EEA make an assessment of the risk-benefit balance of the product on the basis of scientific criteria concerning its quality, safety and efficacy.

Conditional Approval

In specific circumstances, E.U. legislation (Article 14(7) Regulation (EC) No 726/2004 and Regulation (EC) No 507/2006 on Conditional Marketing Authorizations for Medicinal Products for Human Use) enables applicants to obtain a conditional marketing authorization prior to obtaining the comprehensive clinical data required for an application for a full marketing authorization. Such conditional approvals may be granted for product candidates (including medicines designated as orphan medicinal products) if (i) the risk-benefit balance of the product candidate is positive, (ii) it is likely that the applicant will be in a position to provide the required comprehensive clinical trial data, (iii) the product fulfills unmet medical needs and (iv) the benefit to public health of the immediate availability on the market of the medicinal product concerned outweighs the risk inherent in the fact that additional data are still required. A conditional marketing authorization may contain specific obligations to be fulfilled by the marketing authorization holder, including obligations with respect to the completion of ongoing or new studies, and with respect to the collection of pharmacovigilance data. Conditional marketing authorizations are valid for one year, and may be renewed annually, if the risk-benefit balance remains positive, and after an assessment of the need for additional or modified conditions or specific obligations. The timelines for the centralized procedure described above also apply with respect to the review by the CHMP of applications for a conditional marketing authorization.

Pediatric Studies

Prior to obtaining a marketing authorization in the European Union, applicants have to demonstrate compliance with all measures included in an EMA-approved Pediatric Investigation Plan, or PIP, covering all subsets of the pediatric population, unless the EMA has granted a product-specific waiver, a class waiver, or a deferral for one or more of the measures included in the PIP. The respective requirements for all marketing authorization procedures are set forth in Regulation (EC) No 1901/2006, which is referred to as the Pediatric Regulation. This requirement also applies when a company wants to add a new indication, pharmaceutical form or route of administration for a medicine that is already authorized. The Pediatric Committee of the EMA, or PDCO, may grant deferrals for some medicines, allowing a company to delay development of the medicine in children until there is enough information to demonstrate its effectiveness and safety in adults. The PDCO may also grant waivers when development of a medicine in children is not needed or is not appropriate, such as for diseases that only affect the elderly population.

Before a marketing authorization application can be filed, or an existing marketing authorization can be amended, the EMA determines that companies actually comply with the agreed studies and measures listed in each relevant PIP.

European Union Regulatory Exclusivity

In the European Union, new products authorized for marketing (i.e., reference products) qualify for eight years of data exclusivity and an additional two years of market exclusivity upon marketing authorization. The data exclusivity period prevents generic or biosimilar applicants from relying on the preclinical and clinical trial data contained in the dossier of the reference product when applying for a generic or biosimilar marketing authorization in the European Union during a period of eight years from the date on which the reference product was first authorized in the European Union. The market exclusivity period prevents a successful generic or biosimilar applicant from commercializing its product in the EU until ten years have elapsed from the initial authorization of the reference product in the EU. The ten-year market exclusivity period can be extended to a maximum of eleven years if, during the first eight years of those ten years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are held to bring a significant clinical benefit in comparison with existing therapies. In 2024, the European Parliament voted to adopt a new draft Regulation and draft Directive from the European Commission. These proposals set out significant amendments to the rules regarding regulatory data exclusivity and market protection for new medicines in Europe. The draft legislation will need to be approved by the European Council, before implementation in the EU. Once implemented, the Regulation will take effect in all EU Member States on a defined date, likely to be approximately in three to four years.

European Union Orphan Designation and Exclusivity

The criteria for designating an orphan medicinal product in the European Union, are similar in principle to those in the United States. Under Article 3 of Regulation (EC) 141/2000, a medicinal product may be designated as orphan if (i) it is intended for the diagnosis, prevention or treatment of a life-threatening or chronically debilitating condition; (ii) either (a) such condition affects no more than five in 10,000 persons in the European Union when the application is made, or (b) the product, without the benefits derived from orphan status, would not generate sufficient return in the European Union to justify investment; and (iii) there exists no satisfactory method of diagnosis, prevention or treatment of such condition authorized for marketing in the European Union, or if such a method exists, the product will be of significant benefit to those affected by the condition, as defined in Regulation (EC) 847/2000. Orphan medicinal products are eligible for financial incentives such as reduction of fees or fee waivers and are, upon grant of a marketing authorization, entitled to ten years of market exclusivity for the approved therapeutic indication. The application for orphan designation must be submitted before the application for marketing authorization. The applicant will receive a fee reduction for the marketing authorization application if the orphan designation has been granted, but not if the designation is still pending at the time the marketing authorization is submitted. Orphan designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

The ten-year market exclusivity in the European Union may be reduced to six years if, at the end of the fifth year, it is established that the product no longer meets the criteria for orphan designation, for example, if the product is sufficiently profitable not to justify maintenance of market exclusivity. Additionally, marketing authorization may be granted to a similar product for the same indication at any time if:

•	the second applicant can establish that its product, although similar, is safer, more effective or otherwise clinically superior;

•	the applicant consents to a second orphan medicinal product application; or

•	the applicant cannot supply enough orphan medicinal product.

PRIME Designation

The EMA grants access to the Priority Medicines, or PRIME, program to investigational medicines for which it determines there to be preliminary data available showing the potential to address an unmet medical need and bring a major therapeutic advantage to patients. As part of the program, EMA provides early and enhanced dialogue and support to optimize the development of eligible medicines and speed up their evaluation, aiming to bring promising treatments to patients sooner.

Periods of Authorization and Renewals

A marketing authorization is valid for five years in principle and the marketing authorization may be renewed after five years on the basis of a re-evaluation of the risk-benefit balance by the EMA or by the competent authority of the authorizing member state. To this end, the marketing authorization holder must provide the EMA or the competent authority with a consolidated version of the file in respect of quality, safety and efficacy, including all variations introduced since the marketing authorization was granted, at least six months before the marketing authorization ceases to be valid. Once renewed, the marketing authorization is valid for an unlimited period, unless the European Commission or the competent authority decides, on justified grounds relating to pharmacovigilance, to proceed with one additional five-year renewal. Any authorization which is not followed by the actual placing of the drug on the EU market (in case of centralized procedure) or on the market of the authorizing member state within three years after authorization ceases to be valid (the so-called sunset clause).

Rest of the World Regulation

For other countries outside of the European Union and the United States, such as countries in Eastern Europe, Latin America or Asia, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from jurisdiction to jurisdiction. Additionally, the clinical trials must be conducted in accordance with GCP requirements and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.

If TuHURA fails to comply with applicable foreign regulatory requirements, TuHURA may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Coverage, Pricing and Reimbursement

Sales of pharmaceutical products approved by the FDA will depend, in significant part, on the availability of third-party coverage and reimbursement for the products. Third-party payors include government healthcare programs in the United States such as Medicare and Medicaid, managed care providers, private health insurers and other organizations. These third-party payors are increasingly challenging the prices of products and examining the cost-effectiveness of medical products and services. In addition, significant uncertainty exists as to the reimbursement status of newly approved healthcare products. The process for determining whether a payor will provide coverage for a product may be separate from the process for setting the price or reimbursement rate that the payor will pay for the product once coverage is approved. Further, there is no uniform policy for coverage and reimbursement in the United States by third-party payors. Third-party payors may limit coverage to specific products on an approved list, or formulary, which might not include all of the approved products for a particular indication. TuHURA may need to conduct expensive pharmacoeconomic studies to demonstrate the medical necessity and cost-effectiveness of its products, in addition to the costs required to obtain FDA or other comparable regulatory approvals.

Moreover, a payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Third-party reimbursement may not be sufficient to maintain price levels high enough to realize an appropriate return on investment in product development. TuHURA’s product candidates may not be considered cost-effective. It is time consuming and expensive to seek coverage and reimbursement from third-party payors. Coverage and reimbursement may not be available or sufficient to allow TuHURA to sell its products on a competitive and profitable basis.

In addition, in some foreign countries, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. Some countries provide that drug products may be marketed only after a reimbursement price has been agreed. Some countries may require the completion of additional studies that compare the cost-effectiveness of TuHURA’s product candidate to currently available therapies (so called health technology assessment, or HTA) in order to obtain reimbursement or pricing approval. For example, the European Union provides options for its member states to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. An EU Member State may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the Company placing the medicinal product on the market. Other EU Member States allow companies to fix their own prices for drug products but monitor and control prescription volumes and issue guidance to physicians to limit prescriptions. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of TuHURA’s products. Historically, products launched in the European Union do not follow price structures of the United States and generally tend to be significantly lower.

The downward pressure on health care costs in general, particularly prescription drugs, has become intense. As a result, increasingly high barriers are being erected to the entry of new products. In addition, there can be considerable pressure by governments and other stakeholders on prices and reimbursement levels, including as part of cost containment measures. Political, economic and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after reimbursement has been obtained. Reference pricing used by various EU Member States and parallel distribution (arbitrage between low-priced and high-priced member states) can further reduce prices. Any country that has price controls or reimbursement limitations for drug products may not allow favorable reimbursement and pricing arrangements.

Other U.S. Health Care Laws and Regulations

Although TuHURA currently does not have any products on the market, TuHURA’s current and future arrangements with healthcare professionals, investigators, consultants, customers and third-party payors expose TuHURA to broadly applicable healthcare regulation and enforcement by the U.S. federal government and the states and foreign governments in which TuHURA conducts its business, such as fraud and abuse laws, transparency and health information privacy rules and regulations. These laws include, without limitation:

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The federal Anti-Kickback Statute – or AKS, 42 U.S.C. § 1320a-7b(b): the federal AKS is a criminal law which, prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or paying remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for the furnishing of any item or service, or for purchasing, leasing, ordering, or arranging for or recommending purchasing, leasing, or ordering any good or service, for which payment may be made, in whole or in part, under a federal health care program such as Medicare and Medicaid. Remuneration includes anything of value and can take many forms besides cash, such as free rent, expensive hotel stays and meals, and excessive compensation for medical directorships or consultancies. The AKS covers the payers of kickbacks-those who offer or pay remuneration- as well as the recipients of kickbacks-those who solicit or receive remuneration. While each party’s intent is a key element of their liability under the AKS, a person or entity can be found guilty of violating the statute without actual knowledge of the statute or specific intent to violate it. A conviction for violation of the AKS can result in criminal fines and/or imprisonment and requires mandatory exclusion from participation in federal healthcare programs;

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many US states have laws and regulations analogous to US federal fraud and abuse laws, such as individual state anti-kickback, fee-splitting and false claims laws, which may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payers;

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The Federal civil and criminal false claims laws, including the civil False Claims Act, or the FCA,— 31 U.S.C. § § 3729-3733, which prohibits individuals or entities from knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government, and provides for civil whistleblower or qui tam actions that allow a private individual to file a lawsuit on behalf of the United State and entitles the whistleblower to a percentage of any recoveries. Under the FCA it is illegal to submit claims for payment to Medicare or Medicaid that an individual knows or should know are false or fraudulent; no specific intent to defraud is required. The civil FCA defines “knowing” to include not only actual knowledge but also instances in which the person acted in deliberate ignorance or reckless disregard of the truth or falsity of the information. Filing false claims may result in fines of up to three times the programs’ loss plus $11,000 per claim filed. Under the civil FCA, each instance of an item or a service billed to Medicare or Medicaid counts as a claim. The fact that a claim results from a kickback or is made in violation of the Stark law also may render it false or fraudulent, creating liability under the civil FCA as well as the AKS or Stark law. Under the criminal FCA (18 U.S.C. § 287) penalties for submitting false claims include imprisonment and criminal fines; the OIG also may impose administrative civil monetary penalties for false or fraudulent claims;

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the federal civil monetary penalties law, or CMP (42 U.S.C. § 1320a-7a), prohibits a person from presenting or causing to be presented a claim that the provider knows or should know is improper, presenting a claim that the person knows or should know is for an item or service for which payment may not be made, and violating the AKS. The Office of Inspector General, or OIG of the US Department of Health and Human Services, or DHHS, may seek civil monetary penalties and sometimes exclusion for a wide variety of conduct and is authorized to seek different amounts of penalties and assessments based on the type of violation at issue;

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the federal Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, or HIPAA, imposes criminal and civil liability for executing a scheme to defraud any health care benefit program or making false statements relating to health care matters;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH Act, and its implementing regulations, also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information, for covered entities, including certain healthcare providers, health plans, and healthcare clearinghouses, and their business associates and covered subcontractors that provide services to, or on behalf of, the covered entity that involve individually identifiable health information;

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The Physician Payments Sunshine Act (42 USC 1320a-7h) as known as “Open Payments” is a national disclosure program created by the Affordable Care Act, or ACA, that increases transparency into financial relationships between the health care industry (such as medical device manufacturers and pharmaceutical companies) and physicians or teaching hospitals. Drug, device, biological, and medical supply manufacturers, and group purchasing organizations are required to report payments or other transfers of value they make to physicians or teaching hospitals, as well as ownership or investment interests that a physician or his or her family members have in those entities. The Centers for Medicare & Medicaid Services, or CMS, collects data annually, and makes it publicly available and searchable online at openpaymentsdata.cms.gov. Applicable manufacturers are also required to report information related to payments and other transfers of value provided in the previous year to physician assistants, nurse practitioners, clinical nurse specialists, certified registered nurse anesthetists, and certified nurse midwives. Individual states have their own “sunshine act reporting laws” which vary from state to state;

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the U.S. Foreign Corrupt Practices Act, or FCPA, and other anti-corruption laws and regulations pertaining to TuHURA’s financial relationships and interactions with foreign government officials, which prohibit U.S. companies and their employees, officers, and representatives from paying, offering to pay, promising, or authorizing the payment of anything of value to any foreign government official (including, potentially, healthcare professionals in countries in which TuHURA operates or may sell its products), government staff member, political party, or political candidate to obtain or retain business or to otherwise seek favorable treatment;

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per the Exclusion Statute (42 U.S.C. § 1320a-7) the OIG is legally required to exclude from participation in all Federal health care programs individuals and entities convicted of the following types of criminal offenses: (1) Medicare or Medicaid fraud, as well as any other offenses related to the delivery of items or services under Medicare or Medicaid; (2) patient abuse or neglect; (3) felony convictions for other health-care-related fraud, theft, or other financial misconduct; and (4) felony convictions for unlawful manufacture, distribution, prescription, or dispensing of controlled substances. OIG has discretion to exclude individuals and entities on several other grounds, including misdemeanor convictions related to health care fraud other than Medicare or Medicaid fraud or misdemeanor convictions in connection with the unlawful manufacture, distribution, prescription, or dispensing of controlled substances; suspension, revocation, or surrender of a license to provide health care for reasons bearing on professional competence, professional performance, or financial integrity; provision of unnecessary or substandard services; submission of false or fraudulent claims to a Federal health care program; engaging in unlawful kickback arrangements; and defaulting on health education loan or scholarship obligations. If a person or entity is excluded by OIG from participation in the Federal health care programs, then Medicare, Medicaid, and other Federal health care programs, such as TRICARE and the Veterans Health Administration, will not pay for items or services that are furnished, ordered, or prescribed. Excluded physicians may not bill directly for treating Medicare and Medicaid patients, nor may their services be billed indirectly through an employer or a group practice. In addition, if you furnish services to a patient on a private-pay basis, no order or prescription that you give to that patient will be reimbursable by any Federal health care program;

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the Physician Self-Referral Law, or the Stark Law - 42 U.S.C. § 1395nn, prohibits the submission, or causing the submission, of claims in violation of the law’s restrictions on referrals. The Stark Law prohibits a physician from referring Medicare patients to an entity (including pharmacies) for the furnishing of “designated health services,” if the physician or a member of the physician’s immediate family has a direct or indirect “financial relationship” with the entity, unless a specific exception applies. Financial relationships include both ownership/investment interests and compensation arrangements. The law further prohibits the entity from billing for any services that arise out of such prohibited referrals. Certain of these provisions are applicable to the referral of Medicaid patients as well. Designated health services include outpatient prescription drug services; clinical laboratory services; physical therapy, occupational therapy, and outpatient speech-language pathology services; radiology and certain other imaging services; radiation therapy services and supplies; DME and supplies; parenteral and enteral nutrients, equipment, and supplies; prosthetics, orthotics, and prosthetic devices and supplies; home health services; and inpatient and outpatient hospital services. The Stark Law is a strict liability statute thus the prohibition applies regardless of the rationale for the financial relationship and the reason for ordering the service; and

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analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving health care items or services reimbursed by nongovernmental third-party payors, including private insurers.

Some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines, such as the PhRMA Code, or the relevant compliance guidance promulgated by the federal government, in addition to requiring drug manufacturers to report information related to payments to physicians and other health care providers or marketing expenditures to the extent that those laws impose requirements that are more stringent than the Physician Payments Sunshine Act. In addition, state and local laws may require the registration of pharmaceutical sales representatives. State and foreign laws also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Violations of any of such laws or any other governmental regulations that apply to us, may subject TuHURA to significant penalties, including, without limitation, civil, criminal and administrative penalties, damages, fines, disgorgement, additional reporting requirements and oversight if the Company becomes subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, the curtailment or restructuring of TuHURA’s operations, exclusion from participation in federal and state healthcare programs and imprisonment, any of which could adversely affect TuHURA’s ability to operate its business.

Health Care Reform in the United States and Potential Changes to Health Care Laws

The FDA’s and other regulatory authorities’ policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of TuHURA’s product candidates. If TuHURA is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if TuHURA is not able to maintain regulatory compliance, TuHURA may lose any marketing approval that TuHURA otherwise may have obtained and may not achieve or sustain profitability, which would adversely affect its business, prospects, financial condition and results of operations.

As previously mentioned, a primary trend in the U.S. health care industry and elsewhere is cost containment. Government authorities and other third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medical products and services, implementing reductions in Medicare and other health care funding and applying new payment methodologies. For example, in March 2010, the ACA was enacted, which, among other things, increased the minimum Medicaid rebates owed by most manufacturers under the Medicaid Drug Rebate Program; introduced a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected; extended the Medicaid Drug Rebate Program to utilization of prescriptions of individuals enrolled in Medicaid managed care plans; imposed mandatory discounts for certain Medicare Part D beneficiaries as a condition for manufacturers’ outpatient drugs coverage under Medicare Part D; and established a Center for Medicare Innovation at CMS to test innovative payment and service delivery models to lower Medicare and Medicaid spending.

In addition, other legislative changes have been proposed and adopted in the United States since the ACA that affect health care expenditures. There has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries, presidential executive orders and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs and reform government program reimbursement methodologies for pharmaceutical and biologic products. Notably, on December 20, 2019, President Trump signed the Further Consolidated Appropriations Act for 2020 into law (P.L. 116-94) that includes a piece of bipartisan legislation called the Creating and Restoring Equal Access to Equivalent Samples Act of 2019 or the “CREATES Act.” The CREATES Act aims to address the concern articulated by both the FDA and others in the industry that some brand manufacturers have improperly restricted the distribution of their products, including by invoking the existence of a REMS for certain products, to deny generic and biosimilar product developers access to samples of brand products. Because generic and biosimilar product developers need samples to conduct certain comparative testing required by the FDA, some have attributed the inability to timely obtain samples as a cause of delay in the entry of generic and biosimilar products. To remedy this concern, the CREATES Act establishes a private cause of action that permits a generic or biosimilar product developer to sue the brand manufacturer to compel it to furnish the necessary samples on “commercially reasonable, market-based terms.” Whether and how generic and biosimilar product developments will use this new pathway, as well as the likely outcome of any legal challenges to provisions of the CREATES Act, remain highly uncertain and its potential effects on TuHURA’s future commercial products are unknown. The FDA also released a final rule on September 24, 2020 providing guidance for states to build and submit importation plans for drugs from Canada. This final rule became effective November 30, 2020. In January 2024, FDA authorized the state of Florida’s Section 804 Importance Program to allow Florida to import drugs from Canada for a period of two years. The ongoing impact of this and potentially other state programs is still unclear.

TuHURA cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative or executive action, either in the United States or abroad. TuHURA expects that additional state and federal health care reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for health care products and services.

Legal Proceedings

From time to time, TuHURA may be involved in various disputes and litigation matters that arise in the ordinary course of business. As of the date of this prospectus, TuHURA is not party to any material legal matters or claims.

Corporate Information

TuHURA’s principal executive offices are located at 10500 University Center Drive, Suite 110, Tampa, Florida 33612. TuHURA’s telephone number is (813) 875-6600. TuHURA’s principal website address is www.tuhurabio.com. The information contained on, or that can be accessed through, TuHURA’s website is deemed not to be incorporated in this prospectus or to be part of this prospectus. You should not consider information contained on its website to be part of this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus. This discussion and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties, such as statements regarding our plans, objectives, expectations, intentions and projections. Our actual results could differ materially from those described in or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the “TuHURA Risk Factors” section of this prospectus.

In this section, we discuss our financial condition, changes in financial condition and results of our operations for the year ended December 31, 2024 compared to the year ended December 31, 2023, and for the three and six months ended June 30, 2025 compared to the three and six months ended June 30, 2024. References to “TuHURA” refers to TuHURA Biosciences, Inc., a Delaware corporation (“Legacy TuHURA”) for periods prior to the closing of the Kintara Merger, and to TuHURA Biosciences, Inc. (formerly Kintara Therapeutics, Inc.) for all other periods, as the context requires.

Overview

We are a clinical stage immuno-oncology company with three distinct technologies focused on the development of novel therapeutics designed to overcome primary and acquired resistance to cancer immunotherapies.

Our proprietary Immune FxTM technology platform, or IFx, is an innate immune agonist technology designed to “trick” the body’s immune system to attack tumor cells by making tumor cells look like bacteria. Our lead product candidate, IFx2.0, is an innate immune agonist designed to overcome primary resistance to checkpoint inhibitors. In June 2025, we initiated a single randomized placebo-controlled Phase 3 registration trial of IFx-2.0 administered as an adjunctive therapy to Keytruda® (pembrolizumab) in first line treatment for patients with advanced or metastatic Merkel cell carcinoma who are checkpoint inhibitor naïve utilizing the FDA’s accelerated approval pathway.

In addition to our IFx technology platform, in June 2025 we acquired the rights to TBS-2025, a novel VISTA-inhibiting monoclonal antibody formerly known as KVA1213, through our acquisition of Kineta, Inc. (“Kineta”) on June 30, 2025. VISTA (otherwise referred to as V-domain Ig suppressor of T cell activation) is an immune checkpoint highly expressed on myeloid cells that is believed to be a strong driver of immunosuppression in the tumor microenvironment and is believed to be a primary mechanism by which leukemic blasts escape immune recognition contributing to low relapse rates and high rates of recurrence in acute myeloid leukemia, or AML. Following our acquisition of Kineta, we are currently planning on investigating TBS-2025 in a randomized Phase 2 trial in combination with a menin inhibitor vs menin inhibitor alone in mutated NPM1 (mutNPM1) AML.

In addition to our IFx and TBS-2025 technologies, we are leveraging our Delta Opioid Receptor technology to develop tumor microenvironment modulators in the form of first-in-class bi-specific antibody-peptide conjugates (“APCs”) and antibody-drug conjugates (“ADCs”) targeting Myeloid Derived Suppressor Cells (“MDSCs”). Our APCs and ADCs are being developed to inhibit the immune-suppressing effects of MDSCs on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

To date, we have devoted substantially all of our resources to organizing and staffing, business planning, raising capital, identifying and developing product candidates, enhancing our intellectual property portfolio, undertaking research, conducting preclinical studies and clinical trials, and securing manufacturing for our development programs. We do not have any products approved for sale and have not generated any revenue from product sales. We have funded our operations primarily through the private placement of capital stock and convertible notes.

We are not profitable and has incurred significant operating losses in each period since its inception, our net losses were $22.6 million for the year ended December 31, 2024 and $29.3 million for the year ended December 31, 2023 (which includes the expensing of the entire $16.2 million purchase price for the assets of TuHURA Biopharma, Inc. (“TuHURA Biopharma”), of which $15.0 million was paid in the form of Legacy TuHURA common stock), and $16.2 million and $10.1 million for the six months ended June 30, 2025 and 2024, respectively. As of June 30, 2025, we had an accumulated deficit of $127.3 million. Our operating losses may fluctuate significantly from quarter- to-quarter and year-to-year as a result of several factors, including the timing of our preclinical studies and clinical trials and the expenditures related to other research and development activities. We expect to continue to incur operating losses. We anticipate these losses will increase substantially as it advances our product candidates through preclinical and clinical development, develops additional product candidates and seeks regulatory approvals for our product candidates. We do not expect to generate any revenues from product sales unless and until we successfully complete development and obtains regulatory approval for one or more product candidates. In addition, if we obtain marketing approval for any product candidate, we expect to incur pre-commercialization expenses and significant commercialization expenses related to marketing, sales, manufacturing and distribution. We may also incur expenses in connection with the in-licensing of additional product candidates. Furthermore, we expect to incur additional costs associated with operating as a public company, including significant legal, accounting, investor relations, compliance and other expenses that we did not previously incur as a private company.

As a result, we will need substantial additional funding to support our continuing operations and pursue our growth strategy. Until such time as we can generate significant revenue from sales of our product candidates, if ever, we expect to finance our cash needs through public or private equity offerings, debt financings, collaborations and licensing arrangements or other capital sources. However, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition and could force it to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market our product candidates that we would otherwise prefer to develop and market itself.

Because of the numerous risks and uncertainties associated with pharmaceutical product development, we are unable to accurately predict the timing or amount of increased expenses or when or if we will be able to achieve or maintain profitability. Even if we are able to generate product sales, we may not become profitable. If we fail to become profitable or are unable to sustain profitability on a continuing basis, we may be unable to continue our operations at planned levels and be forced to reduce or terminate our operations.

As of June 30, 2025, we had cash and cash equivalents of $8.5 million. See “ — Liquidity and Capital Resources” below.

Recent Developments

June 2025 Private Placement

On June 2, 2025, we entered into with the selling stockholders (the “Purchasers”) a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which we agreed to issue to the Purchasers, in a private placement (the “Offering”), an aggregate of 4,759,309 shares of common stock together with warrants to purchase an equal number of shares of common stock at an exercise price of $3.3125 (the “Warrants”), for an aggregate offering amount of approximately $12.6 million. The combined effective offering price for each share and accompanying Warrant in the Offering was $2.65.

Pursuant to the Securities Purchase Agreement, each Purchaser was obligated to purchase such Purchaser’s respective investment in the Offering in four equal tranches, as follows:

•	$2.23 million was purchased on June 2, 2025 (the “Initial Closing”);

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$2.23 million was purchased on June 9, 2025, following our notification to the Purchasers that the Food and Drug Administration (FDA) has notified us that we are no longer subject to the partial clinical hold set forth in the FDA’s Partial Clinical Hold letter to us dated January 24, 2024, with respect to our planned Phase 3 trial of IFx-2.0;

•	$2.23 million was purchased on June 24, 2025, following our notification to the Purchasers that the Phase 3 trial for IFx-Hu2.0 (the “Phase 3 Trial”) had been initiated; and

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$2.23 million was purchased on June 30, 2025, following our notification to the Purchasers that all material conditions for the closing of our merger transaction with Kineta have been satisfied (other than conditions that cannot be satisfied until on or immediately before the closing of the Kineta Merger) and that we were prepared to close the Kineta Merger.

In addition to the approximately $8.9 million that was purchased in four tranches through July 24, 2025, under the Securities Purchase Agreement, approximately $3.7 million of the Offering (the “Final Tranche Offering Amount”) was required under the Securities Purchase Agreement to be purchased and funded by December 31, 2025 by four Purchasers who had the right defer the purchase of a portion of their Common Stock and Warrants until such time (the “Deferral Investors”). The Deferral Investors were Pranabio Investments LLC, Garden Street House, LLC, Thomas C. Mollick, and Matthew Nachtrab.

On September 5, 2025, each of Deferral Investors and the Company entered into an agreement (the “Final Purchase Agreements”) pursuant to which they agreed to immediately purchase an aggregate of $3.2 million of the Final Tranche Offering Amount in exchange for the Company’s agreement, set forth in a Warrant Amendment Agreement between the Company and each Deferral Investor (the “Warrant Amendment Agreements”), to extend the expiration dates of certain warrants to purchase an aggregate of 1.5 million shares of Company common stock that were issued by the Company’s predecessor in a 2024 private placement of convertible notes (the “2024 Warrants”). Under the Warrant Amendment Agreements, the expiration dates of the 2024 Warrants was extended to December 31, 2030.

We currently plan to use the net proceeds from the Offering for cash requirements to fund expenses acquired in connection with the acquisition of Kineta, to fund the initiation of the Phase 3 Trial for IFx-2.0, to fund the advancement of TBS-2025 to a Phase 2 trial and for other working capital needs.

The Warrants have an exercise price per share equal to $3.3125 and will expire on the fifth (5th) anniversary of December 3, 2025. The exercise price of the Warrants is subject to proportional adjustment for stock splits, reverse stock splits, and similar transactions.

The shares, Warrants and the shares of common stock issuable upon exercise of the Warrants were issued in a private placement and have not been registered under the Securities Act of 1933, and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

We agreed to file this registration statement to register the resale of the shares and shares of common stock underlying the Warrants no later than 60 calendar days following the date of the Initial Closing and to use reasonable efforts to cause such registration statement to become effective within 120 calendar days following the date of the Initial Closing.

Closing of Kineta Merger

On June 30, 2025, we completed the previously announced acquisition contemplated by the Agreement and Plan of Merger, dated December 11, 2024, and as amended by that certain First Amendment to Agreement and Plan of Merger, dated May 5, 2025 (as amended, the “TuHURA-Kineta Merger Agreement”), by and among us, Hura Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of ours (“Merger Sub I”),

Hura Merger Sub II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of ours (“Merger Sub II”), Kineta, and Craig Philips, solely in his capacity as the representative, agent and attorney-in-fact of the stockholders of Kineta. Pursuant to the terms of the TuHURA-Kineta Merger Agreement, among other things, Merger Sub I (a) merged with and into Kineta (the “First Merger”), with Kineta being the surviving corporation of the First Merger, also known as the “Surviving Entity” and (b) immediately following the First Merger, the Surviving Entity merged with and into Merger Sub II (the “Second Merger”, and together with the First Merger, the “Kineta Merger”), with Merger Sub II being the surviving company of the Second Merger.

Upon completion of the Kineta Merger, pursuant to the terms and conditions of the TuHURA-Kineta Merger Agreement, each share of Kineta common stock, par value $0.001 per share (each, a “Share”), issued and outstanding immediately prior to the First Merger, was converted into the right to receive 0.185298 shares of our common stock, par value $0.001 per share, for an aggregate of approximately 2,868,169 shares of our common stock. Also pursuant to the terms and conditions of the TuHURA-Kineta Merger Agreement, each Share is also entitled to (i) its pro rata portion of approximately 1,129,885 shares of our common stock to be issued after six months following the closing of the Kineta Merger, subject to adjustment for losses incurred or accrued during the six month period from the closing of the Kineta Merger, and (ii) the right to its pro rata share of cash consideration received by Kineta pursuant to disposed asset payments related to legacy Kineta assets. Such payments, if any, will be made at a later date and in accordance with the terms of the TuHURA-Kineta Merger Agreement. In each case, in lieu of the issuance of any fractional shares of our common stock, we will pay an amount equal to the product of (A) such fractional share and (B) $5.7528.

Components of Results of Operations

Revenue

We did not generate any revenue and does not expect to generate any revenue from the sale of products in the near future.

Research and Development Expenses

To date, our research and development expenses have related primarily to development of IFx-Hu2.0, manufacturing, clinical studies, and other early pre-clinical activities related to our portfolio. Research and development expenses are recognized as incurred, and payments made prior to the receipt of goods or services to be used in research and development are capitalized until the goods or services are received.

Research and development expenses include:

•	salaries, payroll taxes, employee benefits

•	external research and development expenses incurred under agreements with contract research organizations (“CROs”), and consultants to conduct our clinical studies;

•	laboratory supplies;

•	costs related to manufacturing product candidates, including fees paid to third-party manufacturers and raw material suppliers;

•	stock-based compensation charges for those individuals involved in research and development efforts; and

•	facilities, depreciation, and other allocated expenses, which include direct and allocated expenses for rent.

Clinical trial costs are a significant component of research and development expenses and include costs associated with third-party contractors. We outsource a substantial portion of our clinical trial activities, utilizing external entities such as CROs, independent clinical investigators and other third-party service providers to assist us with the execution of our clinical trials.

We plan to substantially increase our research and development expenses for the foreseeable future as we continue the development of our product candidates and seeks to discover and develop new product candidates. Due to the inherently unpredictable nature of preclinical and clinical development, we cannot determine with certainty the timing of the initiation, duration or costs of future clinical trials and preclinical studies of product candidates. Clinical and preclinical development timelines, the probability of success and the amount of development costs can differ materially from expectations. We anticipate that we will make determinations as to which product candidates and development programs to pursue and how much funding to direct to each product candidate or program on an ongoing basis in response to the results of ongoing and future preclinical studies and clinical trials, regulatory developments and our ongoing assessments as to each product candidate’s commercial potential. In addition, we cannot forecast which product candidates may be subject to future collaborations, when such arrangements will be secured, if at all, and to what degree such arrangements would affect our development plans and capital requirements.

Our future clinical development costs may vary significantly based on factors such as:

•	per-patient trial costs;

•	the number of trials required for regulatory approval;

•	the number of sites included in the trials;

•	the countries in which the trials are conducted;

•	the length of time required to enroll eligible patients;

•	the number of patients that participate in the trials;

•	the number of doses that patients receive;

•	the drop-out or discontinuation rates of patients;

•	potential additional safety monitoring requested by regulatory agencies;

•	the phase of development of the product candidate; and

•	the efficacy and safety profile of the product candidate.

•	Acquired In-Process Research and Development (“IPR&D”)

Acquired in-process research and development expenses consist of existing research and development projects at the time of the acquisition. Projects that qualify as IPR&D assets represent those that have not yet reached technological feasibility and have no alternative future use. Our acquisitions of assets have included IPR&D assets that had not yet reached technological feasibility and had no alternative future use, which resulted in a write-off of these IPR&D assets to acquired in-process research and development expenses in our consolidated statement of operations.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and employee-related costs, including stock-based compensation, for personnel in our executive, finance, and other administrative functions. Other significant costs include facility related costs, legal fees relating to intellectual property and corporate matters, professional fees for accounting and consulting services and insurance costs. We anticipate that its general and administrative expenses will increase in the future to support our continued research and development activities, and, if any product candidates receive marketing approval, commercialization activities. We also anticipate increased expenses related to audit, legal, regulatory, and tax-related services associated with maintaining compliance with exchange listing and SEC requirements, director and officer insurance premiums and investor relations costs associated with operating as a public company.

Other Income (Expense)

Other income (expense) consists of interest income on our cash and cash equivalents, interest expense on borrowings under our convertible note agreements, and non-cash changes in the fair value of our derivative liability associated with the make-whole premium on our convertible notes. Other income (expense) also included grant income from our NIH-funded research grants completed in May 2023, employee retention tax credit for companies with employees affected during the COVID-19 pandemic, and forgiveness of a paycheck protection program loan in April 2022.

Preferred Series A Cash Dividend

Preferred Series A cash dividend represents a cash dividend payable to Valent Technologies, LLC, the holder of our Series A Preferred Stock. Effective September 30, 2014, Kintara filed a Certificate of Designation of Series A Preferred Stock with the Secretary of State of Nevada, pursuant to which, Kintara designated and thereafter issued 278,530 shares of preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have a stated value of $1.00 per share (the “Series A Stated Value”) and are not convertible into shares of our common stock. The holder of the Series A Preferred Stock is entitled to dividends at the rate of 3% of the Series A Stated Value, payable quarterly in arrears. The dividend has been recorded as a direct increase in accumulated deficit.

Warrant modification

Warrant modification represents an extension of the exercise period of common stock purchase warrants issued in connection with Legacy TuHURA Series A Preferred Stock (the “Series A Warrants”) for an additional six months, with a new expiration date of February 12, 2025. The warrant modification has been recorded as a direct increase in accumulated deficit.

Results of Operations

Comparisons for the Years Ended December 31, 2024, and December 31, 2023

	Year ended December 31,		Change
	2024	2023
Operating expenses:
Research and development	$13,335,316	$9,402,417	$3,932,899
Acquired in process research and development (“IPR&D”)	—	16,217,655	(16,217,655)
General and administrative	4,314,176	4,144,648	169,528

Total operating expenses	17,649,492	29,764,720	(12,115,228)
Loss from operations	(17,649,492)	(29,764,720)	12,115,228

	Year ended December 31,		Change
	2024	2023
Other income (expense)
Employee retention tax credit	—	334,443	(334,443)
Grant income	57,627	42,466	15,161
Interest expense	(4,138,301)	(18,688)	(4,119,613)
Interest income	361,632	89,673	271,959
Change in fair value of derivative liability	(313,772)	—	(313,772)

Total other income (expense)	(4,032,814)	447,894	(4,146,265)
Net loss	$(21,682,306)	$(29,316,826)	$7,968,963

Series A Preferred cash dividend	(2,089)	—	(2,089)
Warrant modification	(965,177)	—	(965,177)

Net loss attributable to common shareholders	$(22,649,572)	$(29,316,826)	$6,667,254

Research and Development Expenses. The following table summarizes our research and development expenses by program for the periods presented.

	Year ended December 31,		Change
	2024	2023
Direct program costs:
IFx-2.0	$7,286,319	$5,679,869	$1,606,450
Preclinical research costs	702,627	316,178	386,449
Indirect program costs:
Personnel and facilities related costs	5,346,370	3,406,370	1,940,000

Total research and development expenses	$13,335,316	$9,402,417	$3,932,899

Research and development expenses were $13.3 million and $9.4 million for the years ended December 31, 2024, and 2023, respectively. The increase of $3.9 million related to the following.

•	an increase of approximately $1.6 million due to ongoing clinical development of IFx-2.0;

•	an increase of $0.4 million due to preclinical research of IFx-3.0 and MDSCs; and

•	an increase of $1.9 million in facilities, salary and personnel related costs.

Acquired in process research and development (“IPR&D”). On January 26, 2023, we acquired certain assets of TuHURA Biopharma, for $1.2 million in cash and 4.1 million shares of Legacy TuHURA common stock. The common shares issued to TuHURA Biopharma had an estimated fair market value of $15.0 million. We performed the “screen test” and determined that substantially all of the fair value of the gross assets acquired in the TuHURA Biopharma acquisition was concentrated in a single identifiable asset or group of similar identifiable assets. As such, the TuHURA Biopharma acquisition has been accounted for as an asset acquisition. As the underlying asset is in-process research and development, we immediately expensed the entire $16.2 million purchase price for the year ended December 31, 2023, in accordance with FASB ASC Topic 730.

General and Administrative Expenses. General and administrative expenses were $4.3 million and $4.1 million for the years ended December 31, 2024, and 2023, respectively. The increase of $0.2 million was primarily due to increases in non-cash stock compensation expense and costs associated with being a public company incurred in 2024 offset by decrease in legal fees associated with the subsequently abandoned proposed merger with CohBar, Inc. which were incurred in 2023.

Employee Retention Tax Credit. The IRS provided a refundable tax credit for businesses that had employees that were affected during the COVID-19 pandemic. In October 2022, we applied for a credit under this program and in May 2023, we received notice that the credit would be $0.3 million of which $0.1 million was received in 2024.

Grant Income. Grant income was $0.1 million and less than $0.1 million for the years ended December 31, 2024 and 2023, respectively. In April 2021, we received approval from the Department of Health and Human Services for a $0.4 million grant to study cervical cancer and received reimbursements for related expenses associated with the grant. We received the final payment under this grant in May 2023. Additionally, in October 2024, we assumed the Kintara Health and Human Services grant on REM-001 and received reimbursements for related expenses associated with the grant.

Interest Expense. From December 2023 to September 2024, as part of our private placement financing under which we offered and sold convertible promissory note (the “TuHURA Notes”), we issued convertible notes totaling $31,253,000. The convertible notes included interest at 20% per annum, accretion to maturity date, and amortization of debt discount. Upon the completion of the Kintara Merger, all principal and accrued and unpaid interest and make-whole amounts under the TuHURA Notes automatically converted into shares of our common stock at a conversion price $3.80 per share of our common stock. There was no cash paid for interest in the TuHURA Notes.

Interest Income. For the years ended December 31, 2024 and 2023, interest income was earned on deposits at various banks.

Change in fair value of derivative liability. For the year ended December 31, 2024, there was a loss of $0.3 million associated with the bifurcated embedded derivative liability related to the make-whole premium on the TuHURA Notes.

Preferred Stock Series A cash dividend. The holder of our Series A Preferred Stock received dividends payable quarterly in arrears, at an annual rate of 3% of the Series A Stated Value.

Warrant modification. For the year ended December 31, 2024, there was a $1.0 million deemed dividend due to extending the exercise period on certain of the Series A Warrants for an additional six months.

Comparisons for the Three Months Ended June 30, 2025, and June 30, 2024

	Three months ended June 30,		Change
	2025	2024
Operating expenses:
Research and development	$4,926,936	$2,823,064	$2,103,872
General and administrative	4,949,020	795,660	4,153,360

Total operating expenses	9,875,956	3,618,724	6,257,232
Loss from operations	(9,875,956)	(3,618,724)	(6,257,232)
Other income (expense)
Grant income	322,655	—	322,655
Interest expense	—	(1,357,458)	1,357,458
Interest income	29,466	58,040	(28,574)
Change in fair value of derivative liability	—	(347,093)	347,093

Total other income (expense)	352,121	(1,646,511)	1,998,632
Net loss	$(9,523,835)	$(5,265,235)	$(4,258,600)

Series A Preferred cash dividend	(2,089)	—	(2,089)

Net loss attributable to common shareholders	$(9,525,924)	$(5,265,235)	$(4,260,689)

Research and Development Expenses. The following table summarizes our research and development expenses by program for the periods presented.

	Three months ended June 30,		Change
	2025	2024
Direct program costs:
IFx-2.0	$1,999,543	$1,480,745	$518,798
Preclinical research costs	593,490	228,919	364,571
Indirect program costs:
Personnel and facilities related costs	2,333,903	1,113,400	1,220,503

Total research and development expenses	$4,926,936	$2,823,064	$2,103,872

Research and development expenses were $4.9 million and $2.8 million for the three months ended June 30, 2025, and 2024, respectively. The increase of $2.1 million related to the following.

•	an increase of approximately $0.5 million due to ongoing clinical development of IFx-2.0;

•	an increase of approximately $0.4 million due to preclinical research of IFx-3.0 and MDSCs; and

•	an increase of approximately $1.2 million in facilities, salary and personnel related costs due to increases in headcount and non-cash stock compensation expense.

General and Administrative Expenses. General and administrative expenses were $4.9 million and $0.8 million for the three months ended June 30, 2025, and 2024, respectively. The increase of $4.1 million was primarily due to increases in non-cash stock compensation expense, merger transaction costs related to the Kineta acquisition, and costs associated with being a public company.

Grant Income. Grant income was $0.3 million for the three months ended June 30, 2025. In October 2024, we assumed the Kintara Health and Human Services grant on REM-001 and received reimbursements for related expenses associated with the grant.

Interest Expense. Interest expense was $1.4 million for the three months ended June 30, 2024. From December 2023 to September 2024, as part of our private placement financing under which we offered and sold convertible promissory note (the “TuHURA Notes”), we issued convertible notes totaling $31.3 million. The TuHURA Notes included interest at 20% per annum, accretion to maturity date, and amortization of debt discount. Upon the completion of the Kintara Merger, all principal and accrued and unpaid interest and make-whole amounts under the TuHURA Notes automatically converted into shares of our common stock at a conversion price $3.80 per share of our common stock. There was no cash paid for interest in the TuHURA Notes.

Interest Income. Interest income was less than $0.1 million for the three months ended June 30, 2025 and 2024, respectively, related primarily to interest income earned on deposits at various banks.

Change in fair value of derivative liability. For the three months ended June 30, 2024, there was a loss of $0.3 million associated with the bifurcated embedded derivative liability related to the make-whole premium on the TuHURA Notes.

Preferred Stock Series A cash dividend. The holder of our Series A Preferred Stock received cash dividends payable quarterly in arrears, at an annual rate of 3% of the Series A Stated Value.

Comparisons for the Six Months Ended June 30, 2025, and June 30, 2024

	Six months ended June 30,		Change
	2025	2024
Operating expenses:
Research and development	$9,508,608	$6,412,077	$3,096,531
General and administrative	7,384,371	1,812,401	5,571,970

Total operating expenses	16,892,979	8,224,478	8,668,501
Loss from operations	(16,892,979)	(8,224,478)	(8,668,501)
Other income (expense)
Grant income	575,209	—	575,209
Interest expense	—	(1,612,580)	1,612,580
Interest income	129,564	64,682	64,882
Change in fair value of derivative liability	—	(335,001)	335,001

Total other income (expense)	704,773	(1,882,899)	2,587,672
Net loss	$(16,188,206)	$(10,107,377)	$(6,080,829)

Series A Preferred cash dividend	(4,178)	—	(4,178)

Net loss attributable to common shareholders	$(16,192,384)	$(10,107,377)	$(6,085,007)

Research and Development Expenses. The following table summarizes our research and development expenses by program for the periods presented.

	Six months ended June 30,		Change
	2025	2024
Direct program costs:
IFx-2.0	$4,080,386	$3,771,625	$308,761
Preclinical research costs	1,019,046	439,836	579,210
Indirect program costs:
Personnel and facilities related costs	4,409,176	2,200,616	2,208,560

Total research and development expenses	$9,508,608	$6,412,077	$3,096,531

Research and development expenses were $9.5 million and $6.4 million for the six months ended June 30, 2025, and 2024, respectively. The increase of $3.1 million related to the following.

•	an increase of approximately $0.3 million due to ongoing clinical development of IFx-2.0;

•	an increase of approximately $0.6 million due to preclinical research of IFx-3.0 and MDSCs; and

•	an increase of approximately $2.2 million in facilities, salary and personnel related costs due to increases in headcount and non-cash stock compensation expense.

General and Administrative Expenses. General and administrative expenses were $7.4 million and $1.8 million for the six months ended June 30, 2025, and 2024, respectively. The increase of $5.6 million was primarily due to increases in non-cash stock compensation expense, merger transaction costs related to the Kineta acquisition, and costs associated with being a public company.

Grant Income. Grant income was $0.6 million for the six months ended June 30, 2025. In October 2024, we assumed the Kintara Health and Human Services grant on REM-001 and received reimbursements for related expenses associated with the grant.

Interest Expense. Interest expense was $1.6 million for the six months ended June 30, 2024. From December 2023 to September 2024, as part of our private placement financing under which we offered and sold convertible promissory note (the “TuHURA Notes”), we issued convertible notes totaling $31.3 million. The TuHURA Notes included interest at 20% per annum, accretion to maturity date, and amortization of debt discount. Upon the completion of the Kintara Merger, all principal and accrued and unpaid interest and make-whole amounts under the TuHURA Notes automatically converted into shares of our common stock at a conversion price $3.80 per share of our common stock. There was no cash paid for interest in the TuHURA Notes.

Interest Income. Interest income was $0.1 million and less than $0.1 million for the six months ended June 30, 2025 and 2024, respectively, related primarily to interest income earned on deposits at various banks.

Change in fair value of derivative liability. For the six months ended June 30, 2024, there was a loss of $0.3 million associated with the bifurcated embedded derivative liability related to the make-whole premium on the TuHURA Notes.

Preferred Stock Series A cash dividend. The holder of our Series A Preferred Stock received cash dividends payable quarterly in arrears, at an annual rate of 3% of the Series A Stated Value

Liquidity and Capital Resources

We have incurred net losses and negative cash flows from operations since our inception and we anticipate that we will continue to incur net losses for the foreseeable future. We incurred net losses of $22.6 million and $29.3 million for the years ended December 31, 2024, and 2023, respectively, and incurred net losses of $16.2 and $10.1 million for the six months ended June 30, 2025 and 2024, respectively Additionally, we used $14.7 million and $12.0 million of cash from our operating activities for the years ended December 31, 2024, and 2023, respectively, and used $11.0 million and $8.9 million from our operating activities for the six months ended June 30, 2025 and 2024 respectively. As of June 30, 2025, we had an accumulated deficit of $127.3 million. The $29.3 million loss for the year ended December 31, 2023, included the expensing of the entire $16.2 million purchase price for the assets of TuHURA Biopharma, of which $15.0 million was paid in the form of Legacy TuHURA common stock.

June 30, 2025, we had cash and cash equivalents of $8.5 million. In July 2025, we received approximately $3.0 million in gross proceeds under the Securities Purchase Agreement. We invest our cash and cash equivalents in liquid money market accounts.

Sources of Liquidity

To date, we have financed our operations principally through private placements of our common and preferred stock (which, in the case of Legacy TuHURA, have all since been converted into shares of Legacy TuHURA common stock and exchanged for shares of Kintara common stock in connection with the completion of the Kintara Merger) and issuance of convertible notes that were converted into Legacy TuHURA common stock prior the Kintara Merger). Since inception, Legacy TuHURA raised approximately $41.6 million in net proceeds through the sale of its preferred stock and approximately $36.0 million in aggregate principal amount through the issuance of convertible notes.

Warrant Exercise Notes

On February 12, 2025, four holders (the “Makers”) of common stock purchase warrants (the “Warrants”) of the Company made and issued to the Company secured promissory notes (the “Warrant Exercise Notes”) in the aggregate principal amount of $3,011,373 as payment of the exercise price of an aggregate of

1,034,836 Warrants held by the Makers. The Makers were comprised of KP Biotech Group, LLC, CA Patel F&F Investments, LLC, Dr. Kiran C. Patel and Donald Wojnowski. Upon the exercise of the Warrants, the Company issued to the Makers an aggregate of 1,034,836 Warrant Shares, all of which are “restricted securities” within the meaning of the federal securities laws. The Warrant Exercise Notes were collected in the second quarter of 2025.

Securities Purchase Agreement

On June 2, 2025, the Company and the Purchasers entered into the Securities Purchase Agreement pursuant to which the Company agreed to issue and sell to the Purchasers, in a private placement (the “June 2025 Private Placement”), an aggregate of 4,759,309 shares (the “Shares”) of the Company’s common stock, together with warrants to purchase an equal number of shares of common stock at an exercise price of $3.3125 (the “Warrants”), for an aggregate offering amount of $12,612,169. The combined effective offering price for each Share and accompanying Warrant in the June 2025 Private Placement was $2.65.

Preferred Stock Financings by Legacy TuHURA

During the period from August 2017 through December 2020, Legacy TuHURA engaged in a series of preferred stock financings that resulted in aggregate net proceeds of $41.6 million, which preferred stock was converted into shares of Kintara common stock as a part of the Kintara Merger. As a part of such preferred stock financings, Legacy TuHURA issued warrants to purchase Legacy TuHURA common stock that were converted as a part of the Kintara Merger into warrants purchase an aggregate of approximately 8.1 million shares of our common stock.

Legacy TuHURA Note Financing

On April 2, 2024, we completed a private placement under which we offered and sold the TuHURA Notes to approximately 40 accredited investors during the period from December 2023 through April 2, 2024 (the “TuHURA Note Financing”). In the transaction, we received subscriptions for an aggregate principal amount of $31.3 million of TuHURA Notes, of which the entire amount was funded as of September 30, 2024.

The TuHURA Notes were general unsecured obligations of ours that had a maturity date of December 1, 2025, and that bore interest at a rate of 20% per annum, simple interest. The TuHURA Notes contained a make-whole provision under which, upon payment or conversion of the TuHURA Notes, the holders of the notes were to receive additional interest equal to the amount of interest that would have accrued through the first anniversary of the initial closing of the TuHURA Note Financing (if the notes were paid or converted prior to such first anniversary), through the 18-month anniversary of the initial closing (if the notes are paid or converted on or after the first anniversary and before the 18-month anniversary), or though the maturity date (if the notes are paid or converted after the 18-month anniversary of the initial closing).

Pursuant to the term of the TuHURA Notes, upon the completion of the Kintara Merger, all principal and accrued and unpaid interest and make-whole amounts under the TuHURA Notes automatically converted into shares of Legacy TuHURA common stock at a conversion price $3.80 per share.

In the TuHURA Note Financing, the investors that purchased at least $4.0 million in principal amount of TuHURA Notes, together with their affiliates, were issued warrants to purchase additional shares of Legacy TuHURA common stock, which warrants were converted in the Kintara Merger into warrants to purchase an aggregate of approximately 3.4 million additional shares of Kintara common stock (the “TuHURA Common Warrants”). The TuHURA Common Warrants have an exercise price of $5.70 per share of our common stock and have an expiration date of three years following the respective issue dates of the warrants. The TuHURA Common Warrants are exercisable at any time prior to the expiration date of the warrants, and the warrants are exercisable for cash and, at such time as there is no registration statement covering the resale of the shares issuable upon the exercise of the warrants, on a cashless basis. The TuHURA Common Warrants contain customary adjustments to the exercise price and number of underlying warrant shares by reason of stock splits, stock dividends, reverse stock split, and the like.

In connection with the TuHURA Note Financing, an aggregate of approximately 0.1 million shares of our common stock (calculated on a post-Kintara Merger basis) were issued to a placement agent for the private placement of the TuHURA Note Financing.

Private Placement of Common Stock by Legacy TuHURA

In July 2024, approximately 0.7 million shares of our common stock (calculated on a post-Kintara Merger basis) were issued and sold in a private offering by Legacy TuHURA with a purchase price of $5.0 million to an existing stockholder.

Cash Flows

The following table sets forth a summary of the net cash flow activity for the years ended December 31, 2024 and 2023, respectively:

	Year Ended December 31,
	2024	2023
Net cash provided by (used in):
Operating activities	$(14,728,138)	$(11,950,856)
Investing activities	(6,052,409)	(1,296,879)
Financing activities	29,772,693	2,660,249

Net increase (decrease) in cash	$8,992,146	$(10,587,486)

The following table sets forth a summary of the net cash flow activity for the six months ended June 30, 2025 and 2024, respectively.:

	Six Months Ended June 30,
	2025	2024
Net cash provided by (used in):
Operating activities	$(10,986,584)	$(8,900,053)
Investing activities	(1,307,511)	(36,498)
Financing activities	8,149,741	17,582,805

Net increase (decrease) in cash	$(4,144,354)	$8,646,254

Operating Activities

For the six months ended June 30, 2025, net cash used in operating activities was $11.0 million, which primarily consisted of a net loss of $16.2 million, a change in net operating assets and liabilities of $2.3 million, and non-cash charges of $2.9 million. The net non-cash charges were primarily related to depreciation and amortization expense of less than $0.1 million, and stock-based compensation of $2.8 million. The $2.3 million net change in operating assets and liabilities is primarily due to increases in accounts payable and accrued expenses of approximately $2.3 million due to timing of invoices and vendor payments, and an increase in current and non-current assets of approximately less than $0.1 million.

For the six months ended June 30, 2024, net cash used in operating activities was $8.9 million, which primarily consisted of a net loss of $10.1 million and a change in net operating assets and liabilities of $0.3 million, and non-cash charges of $1.5 million. The net non-cash charges were primarily related, depreciation and amortization expense of less than $0.1 million, stock-based compensation of $0.6 million, amortization of debt discount and change in fair value of the derivative liability of $0.8 million associated with the TuHURA Note Financing. The $0.3 million change in net operating assets and liabilities was due to a decrease in accounts payable and accrued expenses of approximately $0.4 million due to timing of invoices and vendor payments, and an increase in current and non-current assets of $0.1 million.

For the year ended December 31, 2024, net cash used in operating activities was $14.7 million, which primarily consisted of a net loss of $21.7 million, a change in net operating assets and liabilities of $3.3 million, and by non-cash charges of $3.7 million. The net non-cash charges were primarily related to a $0.3 million change in fair value of derivative liability, amortization of debt discount of $1.3 million, depreciation and amortization expense of $0.1 million, and stock-based compensation of $2.0 million. The $3.3 million net change in operating assets and liabilities is primarily due to increases in accounts payable and accrued expenses of approximately $3.6 million due to timing of invoices and vendor payments, and a decrease in current and non-current assets of approximately $0.3 million.

For the year ended December 31, 2023, net cash used in operating activities was $11.9 million, which primarily consisted of a net loss of $29.3 million and a change in net operating assets and liabilities of $0.5 million, partially offset by non-cash charges of $16.9 million. The net non-cash charges were primarily related to a $16.2 million write-off of in-process research and development expense on the asset acquisition of TuHURA Biopharma, depreciation and amortization expense of $0.2 million, and stock-based compensation of $0.5 million. The $0.5 million change in net operating assets and liabilities was due to an increase in accounts payable and accrued expenses of approximately $0.3 million due to timing of invoices and vendor payments, and a decrease in current and non-current assets of approximately $0.2 million.

Investing Activities

For the six months ended June 30, 2025, net cash used in investing activities was $1.3 million, which consisted of purchases of property and equipment and deposits and payments in connection with the Kineta acquisition.

For the year ended December 31, 2024, net cash used in investing activities was $6.1 million, which consisted of purchases of property and equipment and deposits and exclusivity payments in connection with the planned business acquisition of Kineta.

For the year ended December 31, 2023, net cash used in investing activities was $1.3 million. On January 26, 2023, we acquired certain assets of TuHURA Biopharma, for $1.2 million in cash and approximately 4.1 million common shares. The cash component of the transaction is considered an investing activity. The entire transaction was valued at $16.2 million.

Financing Activities

For the six months ended June 30, 2025, net cash provided by financing activities was $8.1 million, which consisted of $3.6 million proceeds from warrants exercises, $5.9 million in gross proceeds from the issuance of common stock attributable to the Securities Purchase Agreement, offset by $0.3 million in payments for deferred offering costs attributable to the Securities Purchase Agreement and $1.1 million in merger transaction costs and net liabilities attributable to Kintara. For the six months ended June 30, 2024, net cash provided by financing activities was $17.6 million, which consisted of $18.0 million net proceeds from convertible notes issued as part of the TuHURA Note Financing, offset by deferred offering costs attributable to the merger with Kintara.

For the year ended December 31, 2024, net cash provided by financing activities was $29.8 million, which consisted of $27.5 million net proceeds from convertible notes issued as part of the TuHURA Note Financing, $4.7 million net proceeds from the Legacy TuHURA private placement in July 2024, and $2.0 million proceeds from stock options and warrants exercises, offset by $4.4 million in merger transaction costs and net liabilities attributable to Kintara.

For the year ended December 31, 2023, net cash provided by financing activities was $2.7 million, which primarily consisted of net proceeds from convertible notes issued as part of the TuHURA Note Financing.

Funding Requirements

We expect to incur additional costs associated with operating as a public company. In addition, we anticipate that we will need substantial additional funding in connection with our development programs and continuing operations. We believe that our existing cash and cash equivalents, together with the payment of the Warrant Exercise Notes and the financing from the Securities Purchase Agreement with the accredited investors, will be sufficient to meet our anticipated cash requirements through late into the fourth quarter of 2025.

Our forecast of the period through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially. Management based projections of operating capital requirements on our current operating plan, which includes several assumptions that may prove to be incorrect, and we may deplete our available capital resources sooner than management expects. Our future capital requirements will depend on many factors, including:

•	the initiation, progress, timing, costs and results of drug discovery, preclinical studies and clinical trials of IFx-Hu2.0, IFx-Hu3.0 and any other future product candidates;

•	the costs associated with hiring additional personnel and consultants as our preclinical and clinical activities increase;

•	the outcome, timing and costs of seeking regulatory approvals;

•	the cost of manufacturing IFx-Hu2.0 and IFx-Hu3.0 and future product candidates for clinical trials in preparation for marketing approval and in preparation for commercialization;

•	the emergence of competing therapies and other adverse market developments;

•	the ability to establish and maintain strategic licensing or other arrangements and the financial terms of such agreements; and

•	the costs of operating as a public company.

Until such time, if ever, as we can generate substantial product revenues to support our capital requirements, we expect to finance its cash needs through a combination of public or private equity offerings, debt financings, collaborations and licensing arrangements or other capital sources. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be or could be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of holders of our common stock. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends. If we raise funds through collaborations, or other similar arrangements with third parties, we may need to relinquish valuable rights to our product candidates, future revenue streams or research programs or may have to grant licenses on terms that may not be favorable to us and/or may reduce the value of our common stock. If we are unable to raise additional funds through equity or debt financings as and when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market our product candidates even if we would otherwise prefer to develop and market such product candidates themselves.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in our financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to accrued expenses and stock-based compensation. We base our estimates on historical experience, known trends and events, and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in Note 2 of our financial statements appearing elsewhere in this prospectus, we believe the following accounting policies and estimates to be most critical to the preparation of our financial statements.

Accrued Research and Development Expenses

As part of the process of preparing our financial statements, we are required to estimate its accrued expenses as of each balance sheet date. This process involves reviewing open contracts and purchase orders, communicating with our personnel to identify services that have been performed on our behalf and estimating the level of service performed and the associated cost incurred for the service when we have not yet been invoiced or otherwise notified of the actual cost. We make estimates of our accrued expenses as of each balance sheet date based on facts and circumstances known to us at that time. We periodically confirm the accuracy of our estimates with the service providers and adjusts, if necessary. The significant estimates in our accrued research and development expenses include the costs incurred for services performed by our vendors in connection with research and development activities for which we have not yet been invoiced.

We base our expenses related to research and development activities on our estimates of the services received and efforts expended pursuant to quotes and contracts with vendors that conduct research and development on our behalf. The financial terms of these agreements are subject to negotiation, vary from contract-to-contract and may result in uneven payment flows. There may be instances in which payments made to our vendors will exceed the level of services provided and result in a prepayment of the research and development expense. In accruing service fees, we estimate the time period over which services will be performed and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from our estimate, we adjust the accrual or prepaid expense accordingly. Advance payments for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made.

Although we do not expect our estimates to be materially different from amounts actually incurred, if our estimates of the status and timing of services performed differ from the actual status and timing of services performed, it could result in us reporting amounts that are too high or too low in any particular period. To date, there have been no material differences between our estimates of such expenses and the amounts actually incurred.

Stock-Based Compensation Expense

Stock-based compensation expense represents the cost of the grant date fair value of equity awards recognized over the requisite service period of the awards (usually the vesting period) on a straight-line basis. We estimate the fair value of equity awards using the Black-Scholes option pricing model and recognizes forfeitures as they occur. Estimating the fair value of equity awards as of the grant date using valuation models, such as the Black-Scholes option pricing model, is affected by assumptions regarding a number of variables, including the risk-free interest rate, the expected stock price volatility, the expected term of stock options, the expected dividend yield and the fair value of the underlying common stock on the date of grant. Changes in the assumptions can materially affect the fair value and ultimately how much stock-based compensation expense is recognized. These inputs are subjective and generally require significant analysis and judgment to develop. See Note 2 of our financial statements for information concerning certain of the specific assumptions we used in applying the Black-Scholes option pricing model to determine the estimated fair value of our stock options granted.

Common stock valuations

We are required to estimate the fair value of the common stock underlying our equity awards when performing fair value calculations. The fair value of the common stock underlying our equity awards was determined on each grant taking into account input from management and taking into account the pricing offered in our equity raises. All options to purchase shares of our common stock are intended to be granted with an exercise price per share no less than the fair value per share of our common stock underlying those options on the date of grant, based on the information known to us on the date of grant. In the absence of a public trading market for our common stock, on each grant date we develop an estimate of the fair value of our common stock in order to determine an exercise price for the option grants. Our determination of the fair value of our common stock were made by considering the prices of preferred stock sold to investors in arm’s length transactions and the rights, preferences and privileges of our preferred stock relative to those of its common stock.

In determining the fair value of shares of our common stock underlying stock option grants for the years ended December 31, 2024 and 2023, we used the market approach by reference to the closest round of equity financing, preceding the date of valuation and analysis of the trading values of publicly traded companies deemed comparable to us.

In determining the fair value of shares of our underlying stock option grants prior to our reverse merger with Kintara, for the three months ended June 30, 2024, we used the market approach by reference to the closest round of equity financing, preceding the date of valuation and analysis of the trading values of publicly traded companies deemed comparable to us.

Following our reverse merger with Kintara, the fair value of our common stock will be determined based on the quoted market price of our common stock. In connection with our reverse merger with Kintara, all outstanding shares of our preferred stock were converted into shares of our common stock.

Kineta Acquisition and Valuation of Intangible Assets

On June 30, 2025 we completed the business combination contemplated by the TuHURA-Kineta Merger Agreement, pursuant to which the Company acquired Kineta in a cash and stock transaction through a series of merger transactions, with Kineta surviving the mergers as a wholly-owned subsidiary of ours.

Upon completion of the Kineta Merger, pursuant to the terms and conditions of the TuHURA-Kineta Merger Agreement, each Share issued and outstanding immediately prior to the First Merger, was converted into the right to receive 0.185298 shares of our common stock for an aggregate of approximately 2,868,169 shares of our common stock. Also pursuant to the terms and conditions of the TuHURA-Kineta Merger Agreement, each Share is also entitled to (i) its pro rata portion of approximately 1,129,885 shares of our common stock to be issued after six months following the closing of the Kineta Merger, subject to adjustment for losses incurred or accrued during the six month period from the closing of the Kineta Merger, and (ii) the right to its pro rata share of cash consideration received by Kineta pursuant to disposed asset payments related to legacy Kineta assets. Such payments, if any, will be made at a later date and in accordance with the terms of the TuHURA-Kineta Merger Agreement. In each case, in lieu of the issuance of any fractional shares of our common stock, we will pay an amount equal to the product of (A) such fractional share and (B) $5.7528.

The estimated fair value of the aggregate share component of the Kineta Merger was calculated using the closing stock price on the date of Kineta Merger.

We recognized in-process research and development (“IPR&D”) in connection with the acquisition. The preliminary fair value of the acquired IPR&D intangible assets was determined based on the market capitalization of Kineta, as previously traded on the Nasdaq capital market.

Goodwill and other intangible assets comprised of IPR&D on our balance sheet as of June 30, 2025 were in connection with the Kineta Merger.

In a business combination, the fair value of acquired IPR&D is capitalized and accounted for as indefinite-lived intangible assets, and not amortized until the underlying project receives regulatory approval, at which point the intangible assets will be accounted for as definite-lived intangible assets or discontinued. If discontinued, the intangible assets will be written off. R&D costs incurred after the acquisition are expensed as incurred.

We will engage a third-party valuation firm to assist us with the valuation of the IPR&D. The valuation of our acquired IPR&D has significant measurement uncertainty given the lack of historical data on which to base assumptions. Assumptions are difficult to make accurately and were mainly derived from life science studies, industry data, and peer company information that our management believes represent appropriate comparable data.

We test indefinite-lived intangible assets for impairment by first assessing qualitative factors to determine whether it is more likely than not that the fair value is less than its carrying amount. If we conclude it is more likely than not that the fair value is less than its carrying amount, a quantitative impairment test is performed.

Recently Issued and Adopted Accounting Pronouncements

A description of recently issued and adopted accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 to our financial statements.

Off-Balance Sheet Arrangements

During the periods presented, we did not have, nor do we currently have, any off-balance sheet arrangements as defined under SEC rules.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business. These risks primarily include interest rate risks and inflation risks. Periodically, we maintain deposits in accredited financial institutions in excess of federally insured limits. We deposit our cash in financial institutions that we believe has high credit quality and have not experienced any losses on such accounts and does not believe we are exposed to any unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Interest Rate Risk

Our cash consists of cash in readily-available checking accounts. We may also invest in short-term money market fund investments. Such interest-earning instruments carry a degree of interest rate risk; however, historical fluctuations in interest income have not been significant.

Inflation Risk

Inflation generally affects us by increasing our cost of labor and research and development contract costs. We do not believe inflation has had a material effect on our results of operations during the periods presented.

MANAGEMENT

Management and the Board of Directors

The following table sets forth the persons who serve as TuHURA’s executive officers and directors, and their ages as of September 11, 2025:

Name	Age	Position(s)
Executive Officers
James Bianco, M.D.	69	Chief Executive Officer and Director
Dan Dearborn	58	Chief Financial Officer

Non-Employee Directors
James Manuso, Ph.D., MBA	76	Director and Chairman of the Board
Alan List, M.D.	70	Director
George Ng	51	Director
Robert E. Hoffman Craig Tendler, M.D.	59 66	Director Director

Executive Officers

James Bianco, M.D. has served as Legacy TuHURA’s Chief Executive Officer and as a director of Legacy TuHURA since July 1, 2021, and was appointed Chief Executive Officer of TuHURA and a director on the TuHURA Board of Directors following the completion of the Kintara Merger. Dr. Bianco was also the founder, Chief Executive Officer and Chairman of Morphogenesis Biopharma, Inc., a biotechnology company, from its inception in November 2018 through its dissolution in January 2023, following the transfer of its assets to TuHURA. Dr. Bianco is a 30-year veteran of the biopharmaceutical industry. In 1991, Dr. Bianco founded CTI Biopharma, Inc. (“CTI”) and from 1992 to 2016 was the Chief Executive Officer of CTI. During his tenure at CTI, Dr. Bianco was responsible for strategic portfolio development and identifying, acquiring, licensing, purchasing, or acquiring through international merger and acquisition, five drug candidates, four of which have since been approved by the FDA and with three receiving accelerated or conditional regulatory approval in the U.S. and/or E.U.

Dr. Bianco earned his M.D. from the Mount Sinai Icahn School of Medicine and completed his residency and chief residency at the Mount Sinai Medical Center in New York City. He completed his fellowship in Hematology/Oncology at the University of Washington/Fred Hutchinson Cancer Research Center (FHCRC) where he was appointed Assistant Professor of Medicine, Assistant Member FHCRC and Director of the Bone Marrow Transplant Unit at a “Hutch” affiliate (SVAMC).

Dan Dearborn joined Legacy TuHURA in 2018 as its Chief Financial Officer. Mr. Dearborn is a CPA with over 25 years of finance experience exclusively with health care and biotechnology companies. Prior to TuHURA, from 2015 to 2017, Mr. Dearborn was Chief Financial Officer at MYMD Pharmaceuticals, Inc., an emerging biotechnology firm. Mr. Dearborn is an alumnus of Loyola University in Maryland and joined Ernst & Young early in his career. He was with Pharmerica, a long-term care pharmaceutical company, for fifteen years and advanced quickly to a Director role. He then moved to BioDelivery Sciences International as Controller. During his time at BioDelivery Sciences International, the company signed two very large commercial partnership agreements and was listed on Nasdaq. Mr. Dearborn later joined Welldyne, Inc. (“Welldyne”) as its Chief Financial Officer. Welldyne is a pharmacy benefit manager that also had several related health care businesses and employed associates in Florida and Colorado. During his time with Welldyne, the company was sold to Carlyle Group, Inc., one of the largest private equity firms in the world.

Non-Employee Directors

James S. Manuso, Ph.D., MBA, has served as a director of Legacy TuHURA since November 2022, and was appointed as a director and Chairman of the TuHURA Board of Directors following the completion of the Kintara Merger. Dr. Manuso has also served as Chairman and Chief Executive Officer of Talfinium Investments,

Inc., an investment entity and financial consultancy, since 2014. Since 2018, Dr. Manuso has served as managing member of Laurelside LLC, a family office, which he founded. Dr. Manuso has served on the board of Ocuphire Pharma, Inc., a public company (NASDAQ:OCUP) developing Nyxol in advanced clinical trials for the treatment of multiple visual disorders, since November 2020. From 2015 until 2018, Dr. Manuso served as President, Chief Executive Officer and Vice Chairman of RespireRx Pharmaceuticals Inc. (OTC QB:RSPI), a Phase 3-ready, clinical-stage respiratory and neurological pharmaceutical company. From July 2011 until October 2013, Dr. Manuso served as Chairman and Chief Executive Officer of Astex Pharmaceuticals, Inc. (Nasdaq:ASTX) and led the sale of Astex Pharmaceuticals, Inc. to Otsuka Pharmaceutical Co., Ltd. (“Otsuka Pharmaceutical”). In 2013, he was a senior mergers and acquisitions advisor to Otsuka Pharmaceuticals’ executive management. Dr. Manuso has served as board chairman and chairman of the audit, governance and nominating, pricing and compensation committees of multiple companies’ boards, including Biotechnology Industry Organization, Novelos Therapeutics, Inc., Merrion Pharmaceuticals Ltd. (MERR:IEX; Dublin, Ireland), Inflazyme Pharmaceuticals, Inc. (IZP-TSE; Vancouver, Canada), Symbiontics, Inc., which he co-founded (sold to BioMarin Pharmaceutical Inc. as ZyStor, Inc.), Montigen Pharmaceuticals, Inc., Quark Pharmaceuticals, Inc., Galenica Pharmaceuticals, Inc., Supratek Pharma, Inc., EuroGen, Ltd. (London, UK), where he was chairman, and the Greater San Francisco Bay Area Leukemia & Lymphoma Society, where he also served as vice president.

Dr. Manuso holds a B.A. with honors in Economics and Chemistry from New York University, a Ph.D. in Experimental Psychology and Genetics from the New School University, and an Executive M.B.A. from Columbia Business School. Dr. Manuso is the author of numerous chapters, articles and books on topics including health care cost containment and biotechnology company management.

George Ng has served as a director of Legacy TuHURA since February 2020, and was appointed as a director on the TuHURA Board of Directors following the completion of the Kintara Merger. Mr. Ng has also served as a director of Calidi Biotherapeutics, Inc. (NYSE American: CLDI) since October 2019 and as its President and Chief Operating Officer since February 1, 2022, as well as a director and Chief Executive Officer of Processa Pharmaceuticals, Inc. (Nasdaq: PCSA) since August 8, 2023. In addition, Mr. Ng is currently a partner at PENG Life Science Ventures since September 2013, a director, co-founder, and chief business officer at IACTA Pharmaceuticals, Inc. since January 2020. Mr. Ng’s experience further includes serving in various executive-level positions for multiple publicly-traded and private global biotechnology and pharmaceutical firms. Mr. Ng previously served as a director of Inflammatory Response Research, Inc. from May 2019 to April 2020, as a director of Invent Medical Corp from July 2019 to January 2020, as a director of ImmuneOncia Therapeutics Inc. from June 2016 to 2019, and as a director of Virttu Biologics Limited from April 2017 to April 2019. Mr. Ng was also the Executive Vice President and Chief Administrative Officer of Sorrento Therapeutics, Inc. (Nasdaq: SRNE) from March 2015 to April 2019, the Co-Founder and President, Business of Scilex Pharmaceuticals Inc. from September 2012 to April 2019, and the Senior Vice President and General Counsel of BioDelivery Sciences International Inc. (Nasdaq: BDSI) from December 2012 to March 2015. Mr. Ng holds a JD degree from the University of Notre Dame School of Law, as well as a B.AS double degree in Biochemistry and Economics from the University of California, Davis.

Alan List, M.D. has served as a director of Legacy TuHURA since November 2022, and was appointed as a director on the TuHURA Board of Directors following the completion of the Kintara Merger. Dr. List has also served as Chief Medical Officer of Precision BioSciences, Inc. (Nasdaq: DTIL) (“Precision BioSciences”), a clinical stage gene editing company, since April 2021 and, prior to that, had been a strategic clinical advisor to Precision BioSciences and its board since April 2020, providing advice regarding its clinical stage and pre-clinical allogeneic CAR T programs. Prior to joining Precision BioSciences, Dr. List served in various roles at the Moffitt Cancer Center, including as President and Chief Executive Officer from 2012 to December 2019, Executive Vice President, Physician in Chief from 2008 to 2012 and Chief of the Malignant Hematology Division from 2003 to 2008. Prior to joining the Moffitt Cancer Center, Dr. List held academic and clinical appointments at the University of Arizona. Dr. List is internationally recognized for his many contributions in the development of effective treatment strategies for myelodysplastic syndrome (“MDS”) and acute myeloid leukemia. His pioneering work led to the development of Revlimid (lenalidomide), a transformational treatment for patients with MDS and multiple myeloma.

Dr. List is the author of numerous peer-reviewed articles and books. He previously served as the President for the Society of Hematologic Oncology as well as a member of the MDS Foundation Board of Directors. Dr. List is also an active member of the American Society of Clinical Oncology, the American Society of Hematology and the American Association for Cancer Research. He is a Charter Fellow in the National Academy of Inventors, an inductee in the Florida Inventors Hall of Fame. Dr. List received B.S. and M.S. degrees from Bucknell University and earned his M.D. from the University of Pennsylvania. He is board certified in internal medicine, hematology, and medical oncology.

Robert E. Hoffman served as a director of Kintara since April 2018, as Chairman of Kintara since June 2018, as Chief Executive Officer and President of Kintara since November 2021, and as interim Chief Financial Officer of Kintara since June 1, 2023. Mr. Hoffman served in each of such positions through the completion of the Kintara Merger, as such time he was appointed as a member of the TuHURA Board of Directors. He has served as a member of board of directors of ASLAN Pharmaceuticals, Inc. (Nasdaq: ASLN), a publicly-held, clinical-stage immunology focused biopharmaceutical company, since October 2018, and as a member of the board of directors of FibroGenesis, a clinical-stage regenerative medicine company, since April 2021. He has also served as a member of board of directors, on the audit committee, and on the Human Resources and compensation committee of Antibe Therapeutics Inc. (“Antibe”), a publicly-held clinical-stage biotechnology company, since November 2020, and as Chairman of Antibe’s board of directors from May 2022 to April 2024. Mr. Hoffman served as Senior Vice President and Chief Financial Officer of Heron Therapeutics, Inc., a publicly-held pharmaceutical company, from April 2017 to October 2020. From July 2015 to September 2016, Mr. Hoffman served as Chief Financial Officer of AnaptysBio, Inc., a publicly-held biotechnology company. From June 2012 to July 2015, Mr. Hoffman served as the Senior Vice President, Finance and Chief Financial Officer of Arena Pharmaceuticals, Inc. (“Arena”), a biopharmaceutical company, prior to its acquisition by Pfizer Inc. in March 2022. From August 2011 to June 2012 and previously from December 2005 to March 2011, he served as Arena’s Vice President, Finance and Chief Financial Officer and in a number of various roles of increasing responsibility from 1997 to December 2005. Mr. Hoffman formerly served as a member of the board of directors of Saniona AB, a biopharmaceutical company, from September 2021 to May 2022, and as a member of the board of directors of Kura Oncology, Inc., a cancer research company, from March 2015 to August 2021. He also previously served as a member of the board of directors of CombiMatrix Corporation, a molecular diagnostics company, MabVax Therapeutics Holdings, Inc., a biopharmaceutical company, and Aravive, Inc., a clinical stage biotechnology company. Mr. Hoffman serves as a member of the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman formerly served as a director and President of the San Diego Chapter of Financial Executives International and was an advisor to the Financial Accounting Standard Board (FASB) for 10 years (2010 to 2020) advising the United States accounting rulemaking organization on emerging issues and new financial guidance. Mr. Hoffman holds a B.B.A. from St. Bonaventure University.

Craig Tendler was appointed as a member of the TuHURA Board of Directors on March 10, 2025. Dr. Tendler is an experienced pharmaceutical and biotech industry professional. From January 2010 through December 2024, Dr. Tendler served as the Vice President, Oncology Clinical Development, Diagnostics, and Global Medical Affairs of Johnson & Johnson Innovative Medicine Research & Development where was responsible for creating and overseeing robust development plans, including optimal integration of biomarkers and diagnostics, and comprehensive data generation activities for all products in the oncology portfolio. During his tenure at Johnson & Johnson, Dr. Tendler and his team worked in collaboration with the FDA and the European Medicines Agency to secure worldwide approvals of transformational treatment in prostate cancer, hematologic malignancies, as well as for lunch and bladder cancer. He played an instrumental role in achieving 13 FDA breakthrough designations for accelerating the early development of promising investigational medicines intended for the treatment of serious oncology conditions.

Prior to joining Johnson & Johnson Innovative Medicine, Dr. Tendler served as the Vice President of Oncology Clinical Research and Chair of the Oncology Licensing Committee at the Schering-Plough Research Institute. In addition to his pharmaceutical industry experience, Dr. Tendler has served as Co-Chair of the Friends of Cancer Research Corporate Council, member of the Bloomberg New Economy International Cancer

Coalition, and member of the Admissions Committee, Mount Sinai School of Medicine. Dr. Tendler was an Assistant Professor of Pediatrics/Hematology-Oncology at the Mount Sinai School of Medicine and a NIH physician-scientist grant recipient and research fellow at the National Cancer Institute in Bethesda, Maryland. Dr. Tendler earned his undergraduate degree from Cornell University and graduated from the Mount Sinai School of Medicine, New York City, with high honors and induction into the Alpha Omega Alpha Medical Society.

Director Independence

Based on information provided by each director concerning his background, employment and affiliations, each of the directors on the TuHURA Board of Directors, other than Dr. James Bianco and Robert E. Hoffman, qualify as independent directors, as defined under Nasdaq listing rules (the “Nasdaq listing rules”), and the TuHURA Board of Directors consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, TuHURA is subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of certain committees of the TuHURA Board of Directors, as discussed below

TuHURA Board of Directors Committees

The TuHURA Board of Directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which operate pursuant to a charter adopted by the TuHURA Board of Directors. The TuHURA Board of Directors may also establish other committees from time to time to assist TuHURA and the TuHURA Board of Directors.

Audit Committee

The audit committee oversees and monitors TuHURA’s financial reporting process and internal control system, reviews and evaluates the audit performed by TuHURA’s registered independent public accountants and reports to the TuHURA Board of Directors any substantive issues found during the audit. The audit committee is directly responsible for the appointment, compensation and oversight of the work of TuHURA’s registered independent public accountants. The audit committee reviews and approves all transactions with affiliated parties.

The audit committee consists of James Manuso, Ph.D., MBA (chairman), Alan List, M.D., and George Ng. The TuHURA Board of Directors has also reviewed the education, experience and other qualifications of each member of the audit committee and based upon such review, has determined that Dr. Manuso is an “audit committee financial expert”, as defined by the rules of the SEC.

To qualify as independent to serve on TuHURA’s audit committee, listing standards of Nasdaq and the applicable SEC rules require that a director not accept any consulting, advisory or other compensatory fee from TuHURA, other than for service as a director, or be an affiliated person of TuHURA.

Compensation Committee

The compensation committee assists the TuHURA Board of Directors in fulfilling its oversight responsibilities relating to (i) corporate governance practices and policies and (ii) compensation matters, including compensation of the directors and senior management of TuHURA and the administration of compensation plans of TuHURA.

The compensation committee of TuHURA consists of Alan List, M.D. (chairman) and James Manuso, Ph.D., MBA. Each member of TuHURA’s compensation committee is a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and independent within the meaning of the independent director guidelines of Nasdaq.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee assesses potential candidates to fill perceived needs on the TuHURA Board of Directors for required skills, expertise, independence and other factors. A director candidate recommended by TuHURA’s stockholders will be considered in the same manner as a nominee recommended by a board member, management or other sources. Stockholders wishing to recommend a candidate for nomination should contact TuHURA’s Secretary in writing at Corporate Secretary, c/o TuHURA at 10500 University Center Drive, Suite 110, Tampa, FL 33612. The nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

The nominating and corporate governance committee of TuHURA consists of George Ng (chairman), Craig Tendler, M.D., and Alan List, M.D. We believe that the composition of the nominating and corporate governance committee meets the requirements for independence under, and the functioning of such nominating and corporate governance committee complies with, any applicable requirements of the rules and regulations of Nasdaq.

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors

TuHURA has adopted a Code of Ethics and Conduct that applies to all of TuHURA’s executive officers, financial and accounting officers, TuHURA’s directors, financial managers and all of TuHURA’s employees. Each of the members of the TuHURA Board of Directors are committed to a high standard of corporate governance practices and, through their respective oversight roles, encourage and promote a culture of ethical business conduct. A copy of TuHURA’s Code of Ethics and Conduct is posted under the “Investors” tab on our website, which is located at www.tuhurabio.com.

Insider Trading Policy

The TuHURA Board of Directors has adopted an Insider Trading Policy, which applies to all of the members of the TuHURA Board of Directors, officers and employees, as well as their family members and entities under their control. The policy prohibits such persons and entities from engaging in hedging transactions involving our equity securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of TuHURA’s equity securities.

Board Leadership Structure

TuHURA has structured its TuHURA Board of Directors in a way that TuHURA believes effectively serves its objectives of corporate governance and management oversight. TuHURA separates the roles of President and Chairman of the board of directors in recognition of the differences between the two roles. TuHURA believes that the President should be responsible for the day-to-day leadership and performance of TuHURA, while the Chairman of the board of directors should work with the President and the rest of the board of directors to set the strategic direction for TuHURA and provide guidance to, and oversight of the President. The Chairman also sets the agenda for meetings of the board of directors and presides over them.

Dr. Manuso, who is an independent director, was elected Chairman of the TuHURA Board of Directors in 2024 in connection with the completion of the Kintara Merger. In this capacity, Dr. Manuso, among other things, calls and presides over board meetings, including meetings of the independent directors, and sets meeting agendas. In this role, Dr. Manuso can effectively coordinate between the TuHURA Board of Directors and management regarding risk management issues and the implementation of appropriate responses, and can help ensure the effective independent functioning of the TuHURA Board of Directors in its oversight responsibilities. Accordingly, the Chairman has substantial ability to shape the work of the TuHURA Board of Directors

Role of the Board of Directors in Risk Oversight and Risk Management

One of key functions of TuHURA’s Board of Directors informed oversight of TuHURA’s risk management process. The TuHURA Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the TuHURA Board of Directors as a whole, as well as through various standing committees of the TuHURA Board of Directors that address risks inherent in their respective areas of oversight.

Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance

Following the completion of the Kintara Merger that closed on October 18, 2024, the TuHURA Board of Directors met two times in 2024, the TuHURA audit committee met one time in 2024, the TuHURA compensation committee met one time in 2024, and the TuHURA nominating and corporate governance committee met one time in 2024. All then current TuHURA board members attended 75% or more of the meetings of the TuHURA Board of Directors and of the committees on which they served during 2024. In addition, TuHURA encourages all of its directors and nominees for director to attend TuHURA’s annual meeting of stockholders, but attendance is not mandatory. On June 23, 2025, TuHURA held its first meeting of TuHURA’s stockholders following the Kintara Merger at its 2025 special meeting in lieu of annual meeting of the stockholder (the “Special Meeting”). At the Special Meeting, five members of the TuHURA Board of Directors attended.

Election of Board of Directors

Directors are elected by a plurality vote of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors at TuHURA’s annual stockholders’ meetings.

Communications with the Board

Any securityholder or any other interested party who desires to communicate with the TuHURA Board of Directors, TuHURA’s non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the Secretary, TuHURA Biosciences, Inc., 10500 University Center Dr., Suite 110, Tampa, Florida 33612. The Secretary will forward the communication to the appropriate director or directors as appropriate.

Family Relationships

There are no family relationships amongst the TuHURA directors and executive officers, or persons nominated or chosen by TuHURA to become a director.

Involvement in Certain Legal Proceedings

There have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of TuHURA directors or executive officers, or in which any director, officer, nominee or principal stockholder, or any affiliate thereof, is a party adverse to TuHURA or has a material interest adverse to TuHURA.

TUHURA EXECUTIVE COMPENSATION

On October 18, 2024, Legacy TuHURA completed its merger with Kintara. At the effective time of the Kintara Merger, TuHURA’s management was replaced with the management of Legacy TuHURA. Unless otherwise indicated, the disclosures in this section regarding TuHURA common stock or securities convertible into TuHURA common stock for periods or as of a date that precedes the closing of the Kintara Merger have been adjusted to give effect to the Kintara exchange ratio and reverse stock split.

This section sets forth historical compensation for the following executive officers of TuHURA as of December 31, 2024, which are referred to herein as the “TuHURA named executive officers” or “TuHURA NEOs,” each of whom is an executive officer of TuHURA:

•	James Bianco, M.D., President and Chief Executive Officer;

•	Dan Dearborn, Chief Financial Officer;

•	Robert Hoffman, Former President, Chief Executive Officer and Interim Chief Financial Officer; and

•	Dennis Yamashita, Ph.D., Former Chief Scientific Officer

Summary Compensation Table

The following table summarizes the compensation earned by, awarded to or paid to the TuHURA named executive officers in the years ended December 31, 2024 and 2023:

Name and Principal Position	Fiscal year	Salary ($)	Bonus(1)	Stock Awards ($)	Option Awards(2)	All Other Compensation ($)(3)		Total ($)
Dr. James Bianco	2024	463,734	579,668	—	4,900,000	80,000		$6,023,402
President and Chief Executive Officer	2023	439,834	579,668	—	192,000	83		$1,211,585
Dan Dearborn	2024	339,101	339,101	—	2,200,000	—		$2,878,202
Chief Financial Officer	2023	339,101	254,326	—	42,240	108		$635,775
Dennis Yamashita(4)	2024	320,833	—	—	588,000	—		$908,833
Former Chief Scientific Officer	2023	—	—	—	—	—		$—
Robert Hoffman(5)	2024	717,544	397,669	—	—	1,326,016	(6)	$2,441,229
Former President, Chief Executive Officer and Interim Chief Financial Officer	2023	589,600	178,380	255,923	160,460	—		$1,184,363

(1)

Amounts in this column for 2024 and 2023 represent discretionary annual incentive bonuses earned for performance in fiscal 2024 and 2023, which were paid in 2025 and 2024, respectively. For more information regarding the annual bonuses, see “—Narrative Disclosure to Summary Compensation Table — Annual Bonuses” below.

(2)

Amounts in this column represent the aggregate grant date fair value of stock options awarded during 2024 and 2023, computed in accordance with FASB Accounting Standards Codification Topic 718. For more information regarding the assumptions used in this calculation, see Note 10 to TuHURA’s financial statements included in this prospectus.

(3)

Amounts in this column represent life insurance premiums paid by us on behalf of Dr. Bianco, Mr. Dearborn and Mr. Yamashita. For more information regarding other compensation awarded or paid to the NEOs, see “— Narrative Disclosure to Summary Compensation Table — Other Compensation” below.

(4)	Mr. Yamashita ceased serving as an officer as of December 16, 2024.

(5)

Mr. Hoffman, TuHURA’s former President, Chief Executive Officer and Interim Chief Financial Officer, and TuHURA were parties to a certain Executive Employment Agreement dated November 8, 2021 (the “Hoffman Employment Agreement”). On October 4, 2024, prior to the completion of the Kintara Merger, TuHURA entered into an amendment to the Hoffman Employment Agreement (the “Hoffman Amendment”), pursuant to which, all outstanding stock options previously granted to Mr. Hoffman vested in full on October 4, 2024 in exchange for Mr. Hoffman agreeing to extend the non-competition restrictions of the Hoffman Employment Agreement for a period of twelve months following the date that his employment terminates. Mr. Hoffman’s employment was terminated on October 18, 2024 in connection with the completion of the Kinara Merger. Mr. Hoffman was appointed to the TuHURA Board of Directors in connection with the completion of the Kintara Merger.

(6)

The amounts included in the column above reflect (i) cumulative payment of $1,307,014 in severance payable to Mr. Hoffman pursuant to the Hoffman Employment Agreement and (ii) $19,002 in taxable compensation received upon the vesting and conversion of restricted stock units.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Dr. James Bianco. On March 29, 2024, TuHURA entered into a second amended and restated employment agreement with Dr. Bianco under which Dr. Bianco serves as TuHURA’s President and Chief Executive Officer for an initial term of two years, unless earlier terminated. Dr. Bianco’s employment agreement provides that he will serve as the President and Chief Executive Officer of TuHURA. Upon the expiration of the initial two-year term, the term of Dr. Bianco’s employment agreement will automatically extend, upon the same terms and conditions, for additional periods of one year, unless, either party gives 90 days’ prior notice of its intention not to extend the term. Dr. Bianco’s annual base salary is $463,734, to be reviewed periodically by the TuHURA Board of Directors or any compensation committee thereof. Dr. Bianco is also eligible for consideration to receive an annual incentive bonus of up to 125% of his base salary and a discretionary bonus. The amount of any incentive bonus is to be established annually based on objectives determined by TuHURA Board of Directors or any compensation committee thereof, and the timing and amount of any discretionary bonus is to be determined at the sole discretion of the TuHURA Board of Directors or any compensation committee thereof. Dr. Bianco must remain employed on the date any bonus is to be paid to receive such bonus. Dr. Bianco’s employment agreement also provides that TuHURA will pay for a $2,000,000 term life insurance policy for the benefit of Dr. Bianco’s designated beneficiaries. Dr. Bianco’s employment agreement provides that if Dr. Bianco’s employment is terminated for any reason, Dr. Bianco shall receive any base salary that had accrued but not been paid, payment of accrued and unused vacation time, and any reimbursement due to him pursuant to his employment agreement (“Accrued Obligations”). Additionally, if Dr. Bianco is terminated without cause, including by notice of non-extension of his employment agreement, or he resigns for good reason, as such terms are defined in his employment agreement, and he executes a release of claims in the form prescribed by TuHURA within 30 days of the termination, (A) TuHURA is obligated to pay to Dr. Bianco (i) his Accrued Obligations, (ii) two years of his base salary plus an amount equal to the average of his two prior years’ bonuses, paid in one lump sum within 30 days of the separation, and (iii) reimbursement for monthly premiums to continue health insurance for two years or until other health insurance is obtained by Dr. Bianco and (B) any unvested portion of any outstanding options or unvested shares of TuHURA common stock granted to Dr. Bianco will immediately vest and become exercisable and will remain exercisable for a period of seven years following the date of his separation. If Dr. Bianco’s termination occurs upon the same circumstances, except that it occurs immediately prior to, upon, or within two years following a Change of Control (as defined in Dr. Bianco’s employment agreement), Dr. Bianco’s bonus payment will instead be an amount equal to the greater of the average of the two prior years’ bonuses or 50% of his base salary.

Dan Dearborn. On March 29, 2024, TuHURA entered into a second amended and restated employment agreement with Mr. Dearborn under which Mr. Dearborn serves as TuHURA’s Chief Financial Officer for an initial term of two years, unless earlier terminated. Mr. Dearborn’s employment agreement also provides that he will serve as the Chief Financial Officer of TuHURA. Upon the expiration of the initial two-year term, the term of Mr. Dearborn’s employment agreement will automatically extend, upon the same terms and conditions, for additional periods of one year, unless, either party gives 90 days’ prior notice of its intention not to extend the term. Mr. Dearborn’s annual base salary is $339,101, to be reviewed periodically by the TuHURA Board of Directors or any compensation committee thereof. Mr. Dearborn is also eligible for consideration to receive an annual incentive bonus up to 100% of his base salary and a discretionary bonus. The amount of any incentive bonus is to be established annually based on objectives determined by the TuHURA Board of Directors or any compensation committee thereof, and the timing and amount of any discretionary bonus is to be determined at the sole discretion of the TuHURA Board or any compensation committee thereof. Mr. Dearborn must remain employed on the date any bonus is to be paid to receive such bonus. Mr. Dearborn’s employment agreement provides that if Mr. Dearborn’s employment is terminated for any reason, Mr. Dearborn shall receive his Accrued Obligations. Additionally, if Mr. Dearborn is terminated without cause, including by notice of non-extension of his employment agreement, or he resigns for good reason, as such terms are defined in his employment agreement, and he executes a release of claims in the form prescribed by TuHURA within 30 days of the termination, (A) TuHURA is obligated to pay to Mr. Dearborn (i) his Accrued Obligations, (ii) one year of his base salary plus an amount equal to the average of his two prior years’ bonuses, paid in one lump sum within 30 days of the separation, and (iii) reimbursement for monthly premiums to continue health insurance for one year or until other health insurance is obtained by Mr. Dearborn and (B) any unvested portion of any outstanding options or unvested shares of TuHURA common stock granted to Mr. Dearborn will immediately vest and become exercisable and will remain exercisable for a period of seven years following the date of his separation. If Mr. Dearborn’s termination occurs upon the same circumstances, except that it occurs immediately prior to, upon, or within two years following a Change of Control (as defined in Mr. Dearborn’s employment agreement), Mr. Dearborn’s bonus payment will instead be an amount equal to the greater of the average of the two prior years’ bonuses or 50% of his base salary.

Dr. Dennis Yamashita. On December 19, 2023, TuHURA entered into an employment agreement with Mr. Yamashita under which Mr. Yamashita serves as TuHURA’s Chief Scientific Officer for an initial term of two years, unless earlier terminated. Upon the expiration of the initial two-year term, the term of Mr. Yamashita’s employment agreement will automatically extend, upon the same terms and conditions, for additional periods of one year, unless, either party gives 90 days’ prior notice of its intention not to extend the term. Mr. Yamashita’s annual base salary is $350,000, to be reviewed periodically by the TuHURA Board of Directors or any compensation committee thereof. Mr. Yamashita also received options to purchase 1,100,000 shares of TuHURA common stock. Such options expire ten years from the date of the grant and vest over three years. Mr. Yamashita is also eligible for consideration to receive an annual incentive bonus up to 68% of his base salary and a discretionary bonus. The amount of any incentive bonus is to be established annually based on objectives determined by the TuHURA Board of Directors or any compensation committee thereof, and the timing and amount of any discretionary bonus is to be determined at the sole discretion of the TuHURA Board of Directors or any compensation committee thereof. Mr. Yamashita must remain employed on the date any bonus is to be paid to receive such bonus. Mr. Yamashita’s employment agreement provides that if Mr. Yamashita employment is terminated for any reason, Mr. Dearborn shall receive his Accrued Obligations. Additionally, if Mr. Yamashita is terminated without cause, including by notice of non-extension of his employment agreement, or he resigns for good reason, as such terms are defined in his employment agreement, and he executes a release of claims in the form prescribed by TuHURA within 30 days of the termination, (A) TuHURA is obligated to pay to Mr. Yamashita (i) his Accrued Obligations, (ii) one year of his base salary plus an amount equal to the average of his two prior years’ bonuses, paid in one lump sum within 30 days of the separation, and (iii) reimbursement for monthly premiums to continue health insurance for one year or until other health insurance is obtained by Mr. Yamashita and (B) any unvested portion of any outstanding options or unvested shares of TuHURA common stock granted to Mr. Yamashita will immediately vest and become exercisable and will remain exercisable for a period of seven years following the date of his separation. If Mr. Yamashita’s termination occurs upon the same circumstances, except that it occurs immediately prior to, upon, or within two years following a Change of Control (as defined in Mr. Yamashita’s employment agreement), Mr. Yamashita’s bonus payment will instead be an amount equal to the greater of the average of the two prior years’ bonuses or 50% of his base salary.

Base Salaries

The base salaries for Dr. Bianco, Mr. Dearborn, Mr. Hoffman and Dr. Yamashita for fiscal 2024 were established in connection with their employment agreements. The table below sets forth the base salary as of December 31, 2024, for each TuHURA NEO.

Name	Base Salary (as of 12/31/2024)
Dr. James Bianco	$463,764
Dan Dearborn	$339,101
Dr. Dennis Yamashita	$—	(1)
Robert Hoffman	$594,600	(2)

(1)	Dr. Yamashita is no longer employed with TuHURA as of December 16, 2024.
(2)	Mr. Hoffman’s employment was terminated in connection with the completion of the Kintara Merger.

Annual Bonuses

Each TuHURA NEO is eligible to receive an annual incentive bonus based on objectives determined by the TuHURA Board of Directors or any compensation committee thereof.

A target annual bonus, as a percentage of base salary, is established for each TuHURA NEO, as set forth in the table below. Following review of individual performance during fiscal 2024, the TuHURA Board of Directors (or the compensation committee, as applicable) determined that it was appropriate to award the following annual bonuses for fiscal 2024.

Name	Target Bonus (% of Salary)	2024 Annual Bonus
Dr. James Bianco	100%	$463,764
Dan Dearborn	50%	$169,551
Dennis Yamashita	68%	$—
Robert Hoffman	67%	$397,669

Equity Awards

TuHURA has historically provided long-term incentive compensation to the TuHURA named executive officers through grants of stock options to purchase shares of TuHURA common stock under the TuHURA Amended and Restated 2019 Equity Incentive Plan (the “2019 Plan”) and the TuHURA 2024 Equity Incentive Plan (the “2024 Plan”).

Retirement Plans

TuHURA maintains a 401(k) plan for employees, although it does not currently make matching contributions to such plan. Except for the 401(k) plan, TuHURA has not had and currently does not have a pension or other retirement plan or a nonqualified deferred compensation plan.

Other Compensation

All TuHURA named executive officers are eligible to participate in TuHURA’s employee benefit plans, including its medical, dental, vision, life and disability insurance plans, in each case on the same basis as all other employees of TuHURA, provided that the company pays all premiums for the medical, dental, and vision plans for TuHURA executive officers. For the TuHURA’s NEO’s, the company pays for and on behalf of each TuHURA NEO life insurance premiums. TuHURA generally does not provide perquisites or personal benefits to its named executive officers, except in limited circumstances.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding stock options held by TuHURA named executive officers as of December 31, 2024.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Dr. James Bianco	357,801		—		$3.69	7/1/2031
President and Chief Executive Officer	23,853		47,707	(1)	$3.69	4/7/2033
	191,281	(3)			$4.14	2/28/2034
	1,065,990	(4)			$4.94	11/12/2034
Dan Dearborn	190,000		—		$2.42	1/17/2026
Chief Financial Officer	382,550		—		$2.42	12/20/2026
	433,333		77,525	(2)	$3.69	11/15/2032
	—		5,284	(1)	$3.69	4/7/2033
	66,659	(3)			$4.14	2/28/2034
	489,848	(4)			$4.94	11/12/2034
Dennis Yamashita			196,791		$4.14	2/28/2034
Chief Scientific Officer
Robert Hoffman	2		—		$18,550.00	4/13/2028
Former President, Chief Executive Officer and Interim Chief Financial Officer(5)	2		—		$10,673.25	11/8/2028
	20		—		$1,067.50	9/5/2029
	22		—		$1,067.50	9/5/2029
	68		—		$2,975.00	9/15/2030
	57		—		$2,170.00	9/22/2031
	2,010		—		$1,680.00	11/8/2031
	686		—		$307.48	8/1/2032
	661		—		$162.93	8/30/2033

(1)	This option vests, in arrears, in three equal annual installments over three years from the grant date of April 7, 2023, subject to his continuous service on each vesting date.
(2)	This option vests, in arrears, in three equal annual installments over three years from the grant date of November 15, 2022, subject to his continuous service on each vesting date.
(3)	This option vests, in arrears, in three equal annual installments over three years from the grant date of February 28, 2023, subject to his continuous service on each vesting date.
(4)	This option vests, in arrears, in three equal annual installments over three years from the grant date of November 12, 2024, subject to his continuous service on each vesting date.
(5)	Pursuant to the Hoffman Amendment, all of Mr. Hoffman’s outstanding options vested in full on October 4, 2024.

Additional Narrative Disclosure

Potential Payments Upon Termination or Change in Control

Under the employment agreements with the TuHURA NEOs, in the event the TuHURA NEO is terminated by TuHURA other than for “Cause” or by the TuHURA NEO for “Good Reason,” the TuHURA NEO will be eligible for the following severance benefits if he executes a release of claims in the form prescribed by TuHURA within 30 days of the termination: (A) payment of (i) employee’s Accrued Obligations, (ii) two years of base salary plus an amount equal to the greater of the average of such employee’s two prior years’ bonuses or 50% of such employee’s then-base salary, paid in one lump sum within 30 days of the separation, and (iii) reimbursement for monthly premiums to continue health insurance for two years or until other health insurance is obtained by such employee and (B) any unvested portion of any outstanding options or unvested shares of TuHURA common stock granted to such employee will immediately vest and become exercisable and will remain exercisable for a period of seven years following the date of such employee’s separation. If the termination of the TuHURA NEO occurs upon the same circumstances, except that it occurs immediately prior to, upon, or within two years following a Change of Control (as defined in the TuHURA NEO’s employment agreements), the TuHURA NEO’s bonus payment will instead be an amount equal to the greater of the average of the two prior years’ bonuses or 50% of his base salary. The Mergers are not deemed a Change of Control for purposes of the TuHURA NEO employment agreements.

For purposes of the employment agreements and the outstanding stock options: “Cause” is defined as (i) gross negligence or willful misconduct in the performance of employee’s duties to TuHURA after written notice to employee and the failure to cure same within ten business days after receipt of written notice; (ii) refusal or failure to act in accordance with any lawful specific direction or order of the TuHURA Board of Directors after written notice to employee of such refusal or failure and failure to cure the same within ten days after receipt of written notice; (iii) commission of any act of fraud with respect to TuHURA; (iv) employee’s material breach of any written agreement or material policy of TuHURA after written notice to employee of such breach and failure to cure, if curable, the same within ten business days after receipt of written notice; and (v) employee’s conviction of, or plea of nolo contendre to, a crime which adversely affects TuHURA’s business or reputation, in each case as determined by the TuHURA Board of Directors; (vi) employee’s willful unauthorized disclosure of Confidential Information (as defined in TuHURA’s confidential disclosure policy); (vii) continued or excessive absences or tardiness, after an official warning has been issued and failure to cure (not including authorized leaves of absence, FMLA leave, or absences that are a result of an accommodation under ADA).

Policy Relating to Recovery of Erroneously Awarded Compensation (Clawback Policy)

TuHURA has instituted a clawback policy in accordance with the Nasdaq’s final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, effective October 2, 2023 to support a culture of focused, diligent and responsible management that discourages conduct detrimental to our growth. The policy applies to each person who serves as an executive officer of TuHURA, as defined in Rule 10D-1(d) under the Exchange Act, which include TuHURA’s named executive officers (each, a “covered employee”). In the event of a qualifying financial restatement, a covered employee will be required to forfeit erroneously awarded incentive compensation to TuHURA to the extent required under applicable law.

Policies and Practices Regarding Long-Term Incentive Awards

TuHURA’s compensation committee and senior management monitor TuHURA’s equity grant practices to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. When making regular annual equity grants, the TuHURA compensation committee’s practice is to approve them at its meeting in January of each year as part of the annual compensation review and after results for the preceding fiscal year become available. Because the TuHURA compensation committee’s regular meeting schedule is determined in the prior fiscal year, the proximity of any awards to other significant corporate events is coincidental. In addition, the TuHURA compensation committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions or for general retentive or incentive needs. TuHURA attempts to make equity awards during periods when it does not have material non-public information (“MNPI”) that could impact TuHURA’s stock price and TuHURA’s does not time the release of MNPI based on equity grant dates.

During 2024, no stock option grants were made to any of TuHURA’s named executive officers during any period beginning four business days before the filing or furnishing of a periodic report or current report (other than a current report on Form 8-K disclosing a material new option award grant under Item 5.02(e) of that form) and ending one business day after the filing or furnishing of any such report with the SEC.

Summary Description of the TuHURA Equity Plans

TuHURA (f/k/a Morphogenesis, Inc.) 2019 Amended and Restated Equity Incentive Plan

The TuHURA (f/k/a Morphogenesis, Inc.) 2019 Equity Incentive Plan (the “2019 Plan”) was approved by the TuHURA Board of Directors and its stockholders in January 2019. The 2019 Plan, which amended and restated the TuHURA 2016 Stock Option Plan, provided for the issuance of up to 20,000,000 shares of TuHURA common stock, which includes the amount of outstanding awards made pursuant to the TuHURA 2016 Stock Option Plan. The 2019 Plan allowed for awards of incentive stock options to TuHURA’s employees, nonqualified stock options to TuHURA’s directors, restricted stock, restricted stock units, and other stock-based awards. In connection with the closing of the Kintara Merger, TuHURA (f/ka Kintara Therapeutics, Inc.) assumed all outstanding awards under the 2019 Plan. No further grants will be made under the 2019 Plan.

TuHURA 2024 Equity Incentive Plan

In connection with the Kintara Merger, the Board of Directors of TuHURA (f/k/a Kintara Therapeutics, Inc.) adopted the TuHURA 2024 Equity Incentive Plan (the “2024 Plan”) on August 7, 2024 and subsequently approved at a special meeting of the stockholders of TuHURA (f/k/a Kintara Therapeutics, Inc.) held on October 4, 2024. The 2024 Plan replaced the Kintara Therapeutics, Inc. 2017 Omnibus Equity Incentive Plan, as amended (the “Legacy Kintara Plan”), of which no further grants will be made. The following is a summary of certain terms and conditions of the 2024 Plan.

Administration. The TuHURA Board of Directors or the compensation committee of the board of directors, or any successor committee with similar authority that TuHURA’s Board of Director’s may appoint, (the “Committee”) will administer the 2024 Plan (the “Administrator”). The 2024 Plan authorizes the Administrator to interpret the provisions of the 2024 Plan and award agreements; prescribe, amend and rescind rules and regulations relating to the 2024 Plan; correct any defect, supply any omission, or reconcile any inconsistency in the 2024 Plan, any award or any agreement covering an award; and make all other determinations necessary or advisable for the administration of the 2024 Plan, in each case in its sole discretion.

Eligibility. The Administrator may designate any of the following as a participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of TuHURA or its affiliates; any individual who we or one of our affiliates has engaged to become an officer or employee; any consultant or advisor who provides services to the TuHURA or its affiliates; or any director, including a non-employee director.

Types of Awards. The 2024 Plan permits the grant of stock options (including incentive stock options), stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, cash incentives and other types of awards authorized under the 2024 Plan. These award types are described in further detail below.

Stock Subject to the 2024 Plan. The 2024 Plan provides that 11,000,000 shares of TuHURA common stock are reserved for issuance under the 2024 Plan, all of which may be issued pursuant to the exercise of incentive stock options. The aggregate number of shares of TuHURA common stock reserved for issuance under the 2024 Plan increases annually on the first day of each fiscal year of TuHURA after the consummation of the Kintara Merger, commencing on the first day of TuHURA’s fiscal year 2025 and with a final increase on the first day of the 2034 fiscal year, by a number of shares of common stock of the TuHURA (“Evergreen Shares”) equal to the lesser of: (i) 5.0% of the outstanding shares of all classes of TuHURA common stock as of the last day of the immediately preceding fiscal year or (ii) such other number of shares (which may be zero) as the TuHURA Board of Directors may determine. Evergreen shares may not be issued pursuant to the exercise of incentive stock options. The number of shares reserved under the 2024 Plan will be depleted on the date of the grant of an award by the maximum number of shares, if any, with respect to which such award is granted. An award that may be settled solely in cash shall not cause any depletion of the 2024 Plan’s share reserve at the time such award is granted. In general, if an award granted under the 2024 Plan lapses, expires, terminates or is canceled without the issuance of shares under the award, if it is determined during or at the conclusion of the term of an award that all or some portion of the shares under the award will not be issuable on the basis that the conditions for such issuance will not be satisfied, if shares are forfeited under an award or if shares are issued under any award and TuHURA reacquires them pursuant to rights reserved upon the issuance of the shares, then such shares will again be available for issuance under the 2024 Plan, except that shares reacquired pursuant to reserved rights may not be issued pursuant to incentive stock options. Shares of TuHURA common stock not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right, shares tendered or withheld in payment of the exercise price of an option, shares tendered or withheld to satisfy tax withholding obligations and shares purchased by us using proceeds from option exercises may not be re-credited to the reserve.

Director Award Limit. The maximum number of shares that may be subject to awards granted during a single fiscal year to any individual non-employee director, subject to appropriate adjustments in accordance with the 2024 Plan, may not exceed the number of shares that has a grant date fair value of, when added to any cash compensation received by such non-employee director, $1,000,000, except that such limit will be $2,000,000 for the first fiscal year that the non-employee director serves on the board.

Options. The Administrator will generally determine all terms and conditions of each option. However, the grant date may not be any day prior to the date that the Administrator approves the grant, the exercise price may not be less than the fair market value of the shares subject to the option as determined on the date of grant (110% of the fair market value in the case of an incentive stock option granted to a 10% stockholder) and the option must terminate no later than ten years after the date of grant (five years in the case of an incentive stock option granted to a 10% stockholder). If a participant disposes of shares issued pursuant to the exercise of an incentive stock option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), that participant must notify TuHURA of such disposition within 10 days. To the extent previously approved by the Administrator (in an award agreement or in administrative rules), and subject to such procedures as the Administrator may specify, the payment of the exercise price of options may be made by payment in cash or previously owned shares, through a broker-dealer assisted sell-to-cover transaction, by withholding shares otherwise deliverable upon exercise, or a combination of the foregoing. Except to the extent otherwise set forth in an award agreement, a participant will have no rights as a holder of TuHURA common stock as a result of the grant of an option until the option is exercised, the exercise price and applicable withholding taxes are paid and the shares subject to the option are issued thereunder.

Stock Appreciation Rights. The Administrator will generally determine all terms and conditions of each stock appreciation right. A stock appreciation right is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of TuHURA common stock during a specified period of time. However, the grant date may not be any day prior to the date that the Administrator approves the grant, the grant price may not be less than the fair market value of the shares subject to the stock appreciation right as determined on the date of grant and the stock appreciation right must terminate no later than ten years after the date of grant.

Performance and Stock Awards. The Administrator will generally determine all terms and conditions of each award of shares, restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of TuHURA common stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. A restricted stock unit means the right to receive a payment equal to the fair market value of one share of TuHURA common stock. Performance shares means the right to receive shares of TuHURA common stock, including restricted stock, to the extent performance goals are achieved (or other requirements are met). A performance unit means the right to receive a cash payment or shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of TuHURA common stock, to the extent performance goals are achieved (or other requirements are met). The Administrator will determine the length of the vesting and/or performance period.

Any participant who holds restricted stock has the right to vote their shares, unless the Administrator provides otherwise. Any participant who holds other types of awards does not have any rights as a stockholder of TuHURA, unless the Administrator provides otherwise.

Cash Incentive Awards. The Administrator has the authority to grant cash incentive awards. A cash incentive award is the right to receive a cash payment to the extent performance goals are achieved. The Administrator will determine all of the terms and conditions of each cash incentive award, including the performance goals, the performance period, the potential amount payable and the timing of payment.

Other Stock-Based Awards. The Administrator may grant a participant shares of unrestricted stock as a replacement for other compensation to which the participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of compensation right or as a bonus.

Transferability of Awards. Awards under the 2024 Plan may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a participant to: (1) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death; (2) transfer an award to the former spouse of the participant as required by a domestic relations order incident to a divorce; or (3) transfer an award (provided the participant may not receive consideration for such transfer), provided that in each case, the assignee cannot further transfer the award. Any permitted transfer shall be subject to compliance with applicable securities laws.

Adjustments. Under the terms of the 2024 Plan, if any of the following occurs:

•	TuHURA is involved in a merger or other transaction in which its common stock is changed or exchanged;

•	TuHURA subdivides or combines its common stock or declares a dividend payable in its common stock, other securities or other property;

•

TuHURA effects a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of TuHURA’s stock at the time the dividend is declared, or TuHURA effects any other dividend or other distribution on its common stock in the form of cash, or a repurchase of shares of its common stock, that the TuHURA Board of Directors determines is special or extraordinary in nature or that is in connection with a transaction that TuHURA characterizes publicly as a recapitalization or reorganization involving its common stock; or

•

Any other event occurs, which, in the judgment of the TuHURA Board of Directors or committee thereof, necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2024 Plan;

then the Administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2024 Plan and subject to certain provisions of the Code, adjust the number and type of shares of TuHURA common stock subject to the 2024 Plan and which may, after the event, be made the subject of awards; the number and type of shares of TuHURA common stock subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award. The Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award (without the consent of the holder of an award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective).

Repricing Prohibited. Neither the Administrator nor any other person may, without stockholder approval: (1) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights; (2) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights; or (3) cancel outstanding stock options or stock appreciation rights with an exercise price above the current share price in exchange for cash or other securities.

Backdating Prohibited. The Administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Term of Plan. Unless the TuHURA Board of Directors terminates the 2024 Plan on an earlier date, the 2024 Plan will terminate, and no further awards can be granted thereunder, after the 10th anniversary of the latest date on which the 2024 Plan, or any amendment thereto or restatement thereof, has been approved by the TuHURA stockholders.

Termination and Amendment of the 2024 Plan. The Administrator may amend or terminate the 2024 Plan at any time, except that (1) TuHURA’s Board of Directors must approve any amendment that it is required to approve by reason of applicable law or prior action of the board, (2) stockholders must approve any amendments if such approval is required by any applicable law or the listing requirements of any principal securities exchange on which TuHURA’s shares are then traded, and (3) stockholders must approve any amendments that would diminish the backdating or repricing restrictions contained in the 2024 Plan.

Amendment, Modification, Cancellation and Disgorgement of Awards. Subject to exceptions specified in the 2024 Plan, the Administrator may amend or cancel an award granted under the 2024 Plan at any time, or waive any restrictions or conditions applicable to any award or the exercise of the award. In addition, the Administrator will have full power and authority to terminate or cause a participant to forfeit an award, and require the participant to disgorge any gains attributable to an award, if the participant engages in any action constituting, as determined by the Administrator in its discretion, cause for termination or a breach of a material policy, any award agreement or any other agreement concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations. All awards, and any shares issued or cash paid pursuant to an award, are also subject to any applicable recoupment or clawback policy adopted by TuHURA or any recoupment or similar requirement contained in applicable law, regulation or the listing requirements of the exchange or system on which TuHURA’s stock is principally traded.

TUHURA DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of the TuHURA Board of Directors (including the non-employee directors of Kintara prior to the consummation of the Kintara Merger) and received compensation for such service during the fiscal year ended December 31, 2024. During the fiscal year ended December 31, 2024, Mr. Toth and Mmes Johnson and Favorito served as members of the board of directors of Kintara until their resignation effective in connection with the closing of the Kintara Merger on October 18, 2024. Messrs Manuso, List and Ng were appointed as members of the TuHURA Board of Directors on October 18, 2024 in connection with the consummation of the Kintara Merger. Mr. Hoffman was a director on the board of directors of Kintara as well as the TuHURA Board of Directors during the fiscal year ended December 31, 2024. Dr. James Bianco, TuHURA’s Chief Executive Officer, did not receive any compensation for his service as a member of the TuHURA Board of Directors for the fiscal year ended December 31, 2024. Dr. Bianco’s compensation for service as an employee for fiscal year 2024 is presented in the section titled “TuHURA Executive Compensation—Summary Compensation Table” above.

Name	Year	Fees Earned or Paid in Cash ($)	Option Awards ($)(8)	Total ($)
James Manuso, Ph.D(1)	2024	$14,750	$—	$14,750
Alan List, M.D.(2)	2024	$13,875	$—	$13,875
George Ng(3)	2024	$14,125	$—	$14,125
Robert Hoffman(4)	2024	$11,408	$—	$11,408
Robert J. Toth, Jr.(5)	2024	$49,101	$—	$49,101
Laura Johnson (6)	2024	$48,302	$—	$48,302
Tamara A. Favorito(7)	2024	$51,097	$—	$51,097

(1)	Dr. Manuso was appointed as Chair of the TuHURA Board of Directors on October 18, 2024 in connection with the consummation of the Kintara Merger.
(2)	Dr. List was appointed to the TuHURA Board of Directors on October 18, 2024 in connection with the consummation of the Kintara Merger.
(3)	Mr. Ng was appointed to the TuHURA Board of Directors on October 18, 2024 in connection with the consummation of the Kintara Merger.
(4)

Mr. Hoffman served as a director on the board of directors of Kintara prior to the consummation of the Kintara Merger and was subsequently appointed to the TuHURA Board of Directors on October 18, 2024 in connection with the Kintara Merger.

(5)

Mr. Toth served as a director on the board of directors of Kintara prior to the consummation of the Kintara Merger and ceased serving on the board of directors in connection with the consummation of the Kintara Merger.

(6)

Ms. Johnson served as a director on the board of directors of Kintara prior to the consummation of the Kintara Merger and ceased serving on the board of directors in connection with the consummation of the Kintara Merger.

(7)

Ms. Favorito served as a director on the board of directors of Kintara prior to the consummation of the Kintara Merger and ceased serving on the board of directors in connection with the consummation of the Kintara Merger.

(8)	TuHURA did not make any stock option awards to its directors during the fiscal year ended December 31, 2024.

On November 26, 2024, the TuHURA Board of Directors approved of a Non-Employee Director Compensation Program, effective beginning January 1, 2025.

Each of TuHURA’s non-employee directors as of December 31, 2024 held the following outstanding options:

Name(1)	Shares Subject to Outstanding Options
James Manuso, Ph.D	27,106
Alan List, M.D.	27,106
George Ng	62,891

(1)

Does not include the number of shares subject to outstanding options held by Mr. Toth, Ms. Johnson or Ms. Favorito, each of whom who ceased serving on the TuHURA Board of Directors in connection with the consummation of the Kintara Merger.

TUHURA EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information regarding TuHURA’s equity compensation plans in effect as of December 31, 2024:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted- average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders	6,403,934	$5.11	4,596,066
Equity compensation plans not approved by security holders	—	$—	—
Total	6,403,934	$5.11	4,596,066

(1)

Includes the following plans: the Legacy Kintara Plan, the 2019 Plan and the 2024 Plan. Includes 6,345 options outstanding under the Legacy Kintara Plan, 3,269,825 options outstanding under the 2019 Plan, 3,127,648 options outstanding under the 2024 Plan and 114 RSUs outstanding under the 2024 Legacy Kintara Plan.

(2)	The weighted average exercise price is calculated based solely on outstanding stock options.
(3)

As of December 31, 2024, a total of 11,000,000 shares were reserved for issuance pursuant to the 2024 Plan. Following the Kintara Merger, we did not grant any awards under the 2019 Plan or the Legacy Kintara Plan, but all outstanding awards under such plans continue to be governed by their existing terms. The 2024 Plan has an evergreen provision that allows for an annual increase annually on the first day of each fiscal year, commencing with fiscal year 2025 and with a final increase on the first day of the 2034 fiscal year, by a number of shares of our common stock equal to the lesser of: (i) 5.0% of the outstanding shares of all classes of our common stock as of the last day of the immediately preceding fiscal year or (ii) such other number of shares (which may be zero) as our board of directors may determine. The number of shares available for future issuance under the 2024 Plan increased by 2,116,187 as of January 1, 2025, due to the effect of this evergreen provision.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with TuHURA’s directors and executive officers, including those discussed in the section titled “TuHURA Executive Compensation,” in this prospectus, the following is a description of each transaction involving TuHURA since January 1, 2023 and each currently proposed transaction in which:

•	TuHURA has been or is to be a participant;

•	the amounts involved exceeded or will exceed the lesser of $120,000 and 1% of the average of TuHURA’s total assets at year-end for the last two completed fiscal years, as applicable; and

•

any of TuHURA’s directors, executive officers or holders of more than 5% of TuHURA’s capital stock, or an affiliate or immediate family member of the foregoing persons, had or will have a direct or indirect material interest.

June 2025 Private Placement

On June 2, 2025, TuHURA and certain qualified investors entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which TuHURA agreed to issue to the Purchasers, in a private placement (the “Offering”), an aggregate of 4,759,309 shares of common stock together with warrants to purchase an equal number of shares of common stock at an exercise price of $3.3125 (the “Warrants”), for an aggregate offering amount of approximately $12.6 million. The combined effective offering price for each share and accompanying Warrant in the Offering was $2.65.

Samir Patel, a beneficial holder of more than 5% of TuHURA’s capital stock, participated in the Offering through his entities Pranabio Investments, LLC (“Pranabio”) and Garden Street House, LLC (“Garden Street”), subscribing for an aggregate of 679,244 shares of TuHURA common stock in the Offering, together with warrants to purchase an equal number of shares of common stock at an exercise price of $3.3125. The warrants have an exercise price per share equal to $3.3125 and will expire on the fifth (5th) anniversary of December 3, 2025. The exercise price of the warrants is subject to proportional adjustment for stock splits, reverse stock splits, and similar transactions. Each of Pranabio and Garden Street’s purchase price for the securities in the Offering was $900,000, payable in four equal tranches of 25% based on the milestones set forth in the Securities Purchase Agreement, provided that TuHURA and each of Pranabio and Garden Street agreed to defer payment of approximately $600,000 of their respective purchase price until on or before December 31, 2025.

Final Purchase Agreements

On September 5, 2025, each of Pranabio and Garden Street entered into a Final Purchase Agreement pursuant to which (i) Pranabio agreed to purchase 181,134 shares of common stock required to be purchased in the Final Tranche Offering Amount on September 5, 2025 for an aggregate purchase price of $480,005,10 and the remaining 45,284 shares of the Final Tranche Offering Amount for an aggregate purchase price of $120,002.60 within five business days following the effectiveness of the registration statement of which this prospectus is a part, and (ii) Garden Street agreed to purchase 181,134 shares of common stock required to be purchased in the Final Tranche Offering Amount on September 5, 2025 for an aggregate purchase price of $480,005.10 and the remaining 45,284 shares of the Final Tranche Offering Amount within five business days following the effectiveness of the registration statement of which this prospectus is a part in exchange for the Company’s agreement, set forth in the Warrant Amendment Agreement between the Company and Pranabio, to extend the expiration date of an aggregate of 694,888 of the 2024 Warrants. However, subsequent to the Final Purchase Agreement, and before the effectiveness of the registration statement of which this prospectus is a part, Pranabio and Garden Street did end up purchasing all of the shares in their respective Final Tranche Offering Amount. Under the Warrant Amendment Agreement, the expiration date of the 2024 Warrants was extended to December 31, 2030.

In addition, Matthew Nachtrab (“Nachtrab”), a beneficial owner of more than 5% of the TuHURA’s capital stock, entered into a Final Purchase Agreement with the Company whereby Nachtrab agreed to purchase 452,832 shares in his Final Tranche Offering Amount on September 5, 2025 for an aggregate purchase price of $1,200,004.80, and will purchase the remaining 113,208 shares in his Final Tranche Offering Amount (the “Remaining Shares”) on or before December 31, 2025 for an aggregate purchase price of $300,001.20, in exchange for the extension of the expiration date of an aggregate of 526,179 of the 2024 Warrants to December 31, 2030. Under Nachtrab’s Final Purchase Agreement, the Company and Nachtrab agreed that the Company will not be required to register for resale either (i) the 113,208 Remaining Shares or (ii) the 113,208 warrants to purchase shares of common stock to be issued at the time of the purchase of the Remaining Shares.

Warrant Exercise Promissory Notes

On February 12, 2025, KP Biotech Group, LLC and CA Patel F&F Investments, LLC (the “Makers”), holders of more than 5% of TuHURA’s capital stock and holder of certain common stock purchase warrants (the “Common Stock Warrants”), made and issued to TuHURA secured promissory notes (the “Warrant Exercise Promissory Notes”) in the aggregate principal amount of $1,301,445.12 per note as payment of the exercise price of a 447,232 Warrants held by each Maker. TuHURA issued to each Maker 447,232 shares of its common stock in connection with the Warrant Exercise Promissory Notes. The Warrant Exercise Promissory Notes bore an interest at a rate of 12% per annum, simple interest. All interest and principal under the Warrant Exercise Promissory Notes was paid by the Makers as of May 30, 2025.

Consulting Agreements

On July 1, 2021, in connection with Dr. Bianco becoming CEO, Dr. Michael Lawman and Dr. Patricia Lawman ceased to be employees and officers of TuHURA and an entity (the “Consultant”) that they own became a consultant and entered into a consulting agreement, as amended by that certain amendment dated February 14, 2022, with TuHURA for a period beginning July 1, 2021 through December 31, 2023, unless earlier terminated. Dr. Patricia Lawman and Dr. Michael Lawman served as directors of TuHURA during its fiscal years ended December 31, 2022 and 2023. Through this consulting agreement, TuHURA paid to the Consultant an annual fee of $533,000 and Dr. Michael Lawman and Dr. Patricia Lawman provided services as consultants to TuHURA. During the term of the consulting agreement, the Consultant was reimbursed for all reasonable and necessary business expenses that Consultant incurred while performing the services, including reimbursement related to continued coverage under the Consolidated Omnibus Budget Reconciliation Act. TuHURA reimbursed a total of $21,747 and $14,720 for COBRA costs in 2023 and 2022, respectively. Additionally, Consultant was granted stock options in the same amount and on the same terms as executive officers of TuHURA were granted stock options during the term of the agreement. In April 2023, Dr. Michael Lawman was granted options to purchase 42,936 shares of Legacy TuHURA common stock (as adjusted by the exchange ratio in the Kintara Merger) and Dr. Patricia Lawman was granted options to purchase 52,418 shares of Legacy TuHURA common stock (as adjusted by the exchange ratio in the Kintara Merger). This consulting agreement expired on December 31, 2023 pursuant to its contractual term. On November 12, 2024, each of Dr. Patricia Lawman and Dr. Michael Lawman were granted 138,325 options to purchase shares of TuHURA common stock as final compensation under the consulting agreement.

On March 18, 2024, TuHURA entered into a consulting agreement with Dr. Patricia Lawman in her individual capacity, for consulting services related to clinical strategy, technical consulting and other support systems related to TuHURA’s IFx-2.0 and IFx-3.0 clinical products. Through this consulting agreement, TuHURA pays Dr. Patricia Lawman $500 per hour for such services, with a total monthly fee not to exceed $25,000. This consulting agreement with Dr. Patricia Lawman expired on April 1, 2025.

Notes Receivable

On June 13, 2022, Dr. James Bianco, the President, Chief Executive Officer and a director of TuHURA executed and delivered to TuHURA a note in the principal amount $100,000 to evidence loans made to him by the company. These notes carried an interest rate of 3.0% per annum simple interest and were to be due and payable at the earlier of March 31, 2023 or the date of a Qualified Termination (as defined in the note), provided that if a Milestone Event (as defined in the note) occurs before the maturity date, then the principal and interest under the note will be waived and forgiven. In May 2023, TuHURA entered into a payoff letter with Dr. Bianco, pursuant to which all outstanding principal and interest under the note was offset and deducted from Dr. Bianco’s cash bonus earned for fiscal year 2022 and the note was deemed forgiven.

Acquisition of Certain Assets of TuHURA Biopharma, Inc.

On January 26, 2023, TuHURA (f/k/a Morphogenesis, Inc.) acquired certain assets of TuHURA Biopharma, Inc., for $1.2 million in cash and 4.1 million shares of private TuHURA common stock (after giving effect to the exchange ratio in the Kintara Merger) pursuant to that certain Asset Purchase Agreement by and between TuHURA BioPharma, Inc. and TuHURA, dated January 26, 2023. Dr. Bianco, President, Chief Executive Officer, and a director of TuHURA, was also the Chief Executive Officer and majority shareholder of TuHURA Biopharma, Inc. at the time of the acquisition of certain of its assets by TuHURA.

TuHURA Note Financing

On April 2, 2024, K&V Investment One, LLC (“K&V Investment”), a holder of more than 5% of the fully diluted capital stock of TuHURA, participated in the TuHURA Note Financing and executed and delivered to TuHURA a subscription agreement, for $10.0 million in TuHURA convertible notes (the “K&V Investment Note”).

In connection with the closing of the TuHURA-Kintara Merger, the K&V Investment Note converted into 3,157,059 shares of Legacy TuHURA common stock (as adjusted by the exchange ratio in the Kintara Merger), subject to the terms therein. K&V Investment’s subscription agreement provided for the initial funding of $500,000 on April 2, 2024, with the remaining $9.5 million funded in August 2024. In addition, and in connection with the TuHURA Note Financing, TuHURA issued a warrant to K&V Investment to purchase 1,315,441 shares of Legacy TuHURA common stock (as adjusted by the exchange ratio in the Kintara Merger).

TuHURA Series A Warrant Extension

Dr. Kiran Patel, a former director of TuHURA that resigned in connection with the closing of the Kintara Merger accepted a six month extension to the expiration date of certain warrants to purchase common stock of TuHURA held by Dr. Patel (the “Series A Warrants”). In connection therewith, Dr. Patel entered into a TuHURA Warrant Amendment Agreement, effective August 9 2024, to extend the expiration date of the Series A Warrants for a period of six (6) months to February 12, 2025. Dr. Patel holds in the aggregate 94,611 Series A Warrants to purchase TuHURA common stock (as adjusted by the exchange ratio in the Kintara Merger).

PRINCIPAL STOCKHOLDERS

To TuHURA’s knowledge, the following table sets forth certain information regarding the beneficial ownership of TuHURA common stock as of September 11, 2025 (except as indicated below) by:

•	all persons known by TuHURA to own beneficially 5% or more of outstanding TuHURA common stock;

•	each member of the TuHURA Board of Directors;

•	each of the named executive officers of TuHURA; and

•	all members of the TuHURA Board of Directors and TuHURA’s executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by a footnote, and subject to community property laws where applicable, TuHURA believes based on the information provided to TuHURA that the persons and entities named in the table below have sole voting and investment power with respect to all shares of TuHURA Common Stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 51,103,535 shares of TuHURA common stock outstanding as of September 11, 2025. The number of shares beneficially owned includes shares of TuHURA common stock that each person has the right to acquire within 60 days of September 11, 2025, including upon the exercise of stock options, warrants and the settlement of restricted stock units. These stock options, warrants and restricted stock units shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of TuHURA common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of TuHURA common stock owned by any other person.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned	%
Directors and Named Executive Officers
James Bianco, M.D.(2)	2,792,575	5.4%
Dan Dearborn(3)	295,440	*
George Ng(4)	62,886	*
Alan List, M.D.(5)	27,106	*
James Manuso, Ph.D.(6)	27,106	*
Robert E. Hoffman(7)	5,411	*
Craig Tendler, M.D.(8)	—	*
All Officers and Directors as a group (7 Total)	3,210,542	6.2%
Greater than 5% Stockholders
Vijay Patel(9)	12,364,430	22.3%
Samir Patel(10)	3,461,330	6.7%
Matthew Nachtrab(11)	2,838,055	5.5%

*	Represents beneficial ownership of less than 1%.
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o TuHURA Biosciences, Inc., 10500 University Center Dr., Suite 110, Tampa, FL 33612.
(2)	Consists of (i) 2,323,307 shares of TuHURA common stock and (ii) 469,268 options to purchase TuHURA common stock held directly by Dr. Bianco exercisable within 60 days after September 11, 2025.
(3)	Consists of 295,440 options to purchase TuHURA common stock held directly by Mr. Dearborn exercisable within 60 days after September 11, 2025.

(4)	Consists of 62,886 options to purchase TuHURA common stock held directly by Mr. Ng exercisable within 60 days after September 11, 2025.
(5)	Consists of 27,106 options to purchase TuHURA common stock held directly by Dr. List exercisable within 60 days after September 11, 2025.
(6)	Consists of 27,106 options to purchase TuHURA common stock held directly by Dr. Manuso exercisable within 60 days after September 11, 2025.
(7)	Consists of (i) 1,880 shares of TuHURA common stock and (ii) 3,531 shares issuable upon the exercise of vested stock options within 60 days of September 11, 2025.
(8)	Dr. Tendler was appointed to the TuHURA Board of Directors effective March 10, 2025.
(9)

Consists of (i) 7,999,557 shares of TuHURA common stock held by K&V Investment One LLC (“K&V Investment”) and (ii) 4,364,873 shares of TuHURA common stock issuable pursuant to currently exercisable warrants that are held by K&V Investment. Mr. Vijay Patel is the manager of K&V Investment and may therefore be deemed to have voting and dispositive power over the shares held by such entity. Mr. Patel disclaims beneficial ownership of the shares held by K&V Investment except to the extent of his pecuniary interest therein.

(10)

Consists of (i) 2,111,118 shares of TuHURA common stock held directly by Pranabio Investments, LLC (“Pranabio”), (ii) 694,885 shares of TuHURA common stock issuable pursuant to currently exercisable warrants that are held by Pranabio, and (iii) 655,327 shares of TuHURA common stock held directly by Garden Street House LLC (“Garden Street”). Mr. Samir Patel is the sole manager and member of Pranabio and Garden Street. Mr. Samir Patel disclaims beneficial ownership of the shares held by Pranabio and Garden Street except to the extent of his pecuniary interest therein.

(11)

Consists of (i) 2,311,876 shares of TuHURA common stock directly held by the Matthew Joseph Nachtrab Revocable Trust dated December 18, 2014 (the “Nachtrab Trust”), and (ii) 526,179 shares of TuHURA common stock issuable pursuant to currently exercisable warrants that are held by the Nachtrab Trust. Matthew Nachtrab is the sole trustee of the Nachtrab Trust and may therefore be deemed to have voting and dispositive power of the shares held by the Nachtrab Trust. Mr. Nachtrab disclaims beneficial ownership of the shares held by the Nachtrab Trust except to the extent of his pecuniary interest therein.

DESCRIPTION OF CAPITAL STOCK

The following summary of TuHURA’s capital stock is not intended to be a complete summary of the rights and preferences of such securities and may not contain all the information you should consider before investing in our common stock. You should refer to our Articles of Incorporation, or the Charter, and our Bylaws, both of which are filed as exhibits to this prospectus, for additional information. The summary below is qualified by provisions of applicable law.

Authorized Stock

As of the date of this prospectus, TuHURA is authorized to issue up to 205,000,000 shares of capital stock, including 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

The additional shares of TuHURA authorized stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our Board of Directors to issue additional shares of stock could enhance our Board of Director’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management.

Common Stock

Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. All actions required or permitted to be taken by stockholders at an annual or annual meeting of the stockholders must be effected at a duly called meeting, with a quorum present of a majority in voting power of the shares entitled to vote thereon. Annual meetings of the stockholders may only be called by our Board of Directors acting pursuant to a resolution approved by the affirmative majority of the entire board of directors. Stockholders may not take action by written consent. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Charter.

Subject to preferences which may be applicable to any outstanding shares of preferred stock from time to time, holders of common stock have equal ratable rights to such dividends as may be declared from time to time by our Board of Directors out of funds legally available therefor. In the event of any liquidation, dissolution or winding-up of affairs, holders of common stock will be entitled to share ratably in the remaining assets after provision for payment of amounts owed to creditors and preferences applicable to any outstanding shares of preferred stock. All outstanding shares of common stock are fully paid and nonassessable. Holders of common stock do not have preemptive rights.

The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any outstanding shares of preferred stock.

Preferred Stock

Our Board of Directors is authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, 4,721,470 of which shares are undesignated, with such designations, rights and preferences as may be determined from time to time by the board of directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of common stock.

Series A Preferred Stock

Our Board of Directors previously established a series of preferred stock designated as Series A Preferred Stock (“Series A Preferred Stock”), comprising 278,530 shares of preferred stock, of which all shares remain outstanding as of September 11, 2025. Subject to superior rights of any other outstanding preferred stock from time to time each outstanding share of Series A Preferred Stock is entitled to receive, in preference to common stock, cumulative dividends, payable quarterly in arrears, at an annual rate of 3% of $1.00 per share (the “Series A Stated Value”). We have never paid dividends on shares of common stock and we do not intend to do so for the foreseeable future. Series A Preferred Stock does not have any voting rights. In the event of liquidation, each share of Series A Preferred Stock is entitled to receive, in preference to common stock, a liquidation payment equal to the Series A Stated Value (as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series A Preferred Stock), plus any accrued and unpaid dividends. If there are insufficient funds to permit full payment, the assets legally available for distribution will be distributed pro rata among the holders of the Series A Preferred Stock. The Series A Preferred Stock cannot be transferred without our prior written consent.

Special Meetings

Special meetings of the stockholders may only be called by our Board of Directors acting pursuant to a resolution approved by the affirmative majority of the entire Board of Directors, certain officers or any stockholder holding at least 20% of the stock issued and outstanding and entitled to vote thereat.

Business Combinations Act

The Business Combinations Act, Sections 78.411 to 78.444 of the NRS, restricts the ability of a Nevada “resident domestic corporation” having at least 200 stockholders of record to engage in any “combination” with an “interested stockholder” for two (2) years after the date that the person first became an interested stockholder, unless the combination meets all of the requirements of the articles of incorporation of the resident domestic corporation and (i) the purchase of shares by the interested stockholder is approved by our Board of Directors before that date or (ii) the combination is approved by the board of directors of the resident domestic corporation and, at or after that time, the combination is approved at an annual or annual meeting of the stockholders of the resident domestic corporation, and not by written consent, by the affirmative vote of the holders of stock representing at least sixty percent (60%) of the outstanding voting power of the resident domestic corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

If this approval is not obtained, then after the expiration of the two (2) year period, the business combination may still not be consummated unless it is a combination meeting all of the requirements of the articles of incorporation of the resident domestic corporation and either the “fair price” requirements specified in NRS 78.441 to 78.444, inclusive are satisfied or the combination is (a) a combination or transaction by which the person first became an interested stockholder is approved by our Board of Directors of the resident domestic corporation before the person first became an interested stockholder, or (b) a combination approved by a majority of the outstanding voting power of the resident domestic corporation not beneficially owned by the interested stockholder, or any affiliate or associate of the interested stockholder.

“Interested stockholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (b) an affiliate or associate of the resident domestic corporation and at any time within two years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

A “combination” is broadly defined and includes, for example, any merger or consolidation of a corporation or any of its subsidiaries with (i) an interested stockholder or (ii) any other entity that after and as a result of the merger or consolidation would be an affiliate or associate of the interested stockholder; or any sale, lease, exchange, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with an interested stockholder having: (x) an aggregate market value equal to more than 5% of the aggregate market value of the assets of a corporation, (y) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of a corporation, or (z) representing more than 10% of the earning power or net income of a corporation.

The provisions of Nevada law, our Charter and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other shareholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. TuHURA does not have a provision in our Charter pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do apply to us.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of management. In addition, our Board of Directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Nevada Revised Statute and subject to any limitations set forth in our Charter. The purpose of authorizing our Board of Directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of outstanding voting stock.

Transfer Agent

The transfer agent and registrar for shares of our common stock is Equiniti Trust Company, LLC.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders consist of 9,321,545 shares of our common stock, par value $0.001 per share, comprising up to (i) 4,570,629 shares of our common stock and (ii) 4,750,916 shares of our common stock issuable upon the exercise of warrants. The shares of common stock have been issued or are issuable in connection (i) the Securities Purchase Agreement dated as of June 2, 2025, (ii) a selling stockholder’s exercise of warrants to purchase 45,765 shares of common stock, and (iii) placement agent warrants issued in connection with the Offering. See “Prospectus Summary – The Private Placement” for additional information. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time in accordance with the terms of the purchase and sale agreement.

When we refer to “selling stockholders” in this prospectus, we mean persons listed in the table below, as well as such person’s transferees, pledgees or donees or its or their respective successors. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders.

The table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholder as of September 11, 2025. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The fifth column lists the percentage of common stock owned by each selling stockholder, assuming the sale of all of the shares offered by such selling stockholder pursuant to this prospectus. In calculating the percentage of shares beneficially owned by the selling stockholders after the Offering, we have based our calculations on 51,103,535 shares of our common stock outstanding as of September 11, 2025.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name and Address of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering(1)
Lars Bader 1236 N. Stafford St Arlington, VA 22201	188,680	(2)	377,360	0	*
Michael Chieco 1 Serenity Lane Cos Cob, CT 06807	21,130	(3)	18,872	11,694	*
Ghassan Gheith 156 86th St Brooklyn, NY 11209	29,289	(4)	40,000	9,289	*
Patrick Keogh 1127 9000 Divide Road, Unit 205 Frisco, CO 80443	75,472	(5)	150,944	0	*
Geoffrey Keller 6022 Berwynd Ct Fairfax, VA 22030	37,736	(6)	75,472	0	*
Robert Burke Forster 54 Deepdale Dr Great Neck, NY 11021	94,340	(7)	188,680	0	*

Name and Address of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering(1)
Eric Borell 1455 Guinea Lane Warrington, PA 18976	168,208	(8)	226,416	55,000	*
Joseph Errico 10113 Calumet Lane Lake Worth, FL 33467	374,838	(9)	301,888	223,894	*
Thomas Errico 4500 Monserrate St. Coral Gables, FL 33146	260,699	(10)	150,944	171,631	*
James D. Kollefrath 2017 Irrevocable Trust(11) 212 S. Maine Ave. Ste. 131 Sioux Falls, SD 57104	37,736	(12)	75,472	0	*
Christopher Morrison 795 Collany Road, Unit 302 Tierra Verde, FL 33715	118,939	(13)	188,680	24,598	*
Norton Capital LLC(14) 670 Glades Road, Suite 200 Boca Raton, FL 33431	37,736	(15)	75,472	0	*
RAJK Family Limited Partners LLC(16) 10692 Bright Willow Lane Vienna, VA 22181	275,895	(17)	301,888	124,951	*
Tapper Ventures Inc.(18) 12191 W Linebaugh Ave # 788 Tampa, FL 33626	662,239	(19)	377,360	473,559	*
Nick Amaro & Sabrena Amaro 222 Poinciana Lane Largo, FL 33770	76,662	(20)	75,472	38,926	*
Kerry Dustin 1625 Ixora Drive Naples, FL 34102	329,020	(21)	452,832	102,604	*
KMS Health LLP(22) 28965 Wesley Chapel Boulevard Wesley Chapel, FL 33543	37,736	(23)	75,472	0	*
David Lam & Kristi Lam 205 Palm Island SW Clearwater Beach, FL 33767	36,304	(24)	56,608	8,000	*
Lee M. Barlas & Irini Barlas Living Trust(25) 1383 Playmoor Dr Palm Harbor, FL 34683	188,680	(26)	377,360	0	*
William K. Lovelace 2950 W Bay Drive #55 Belleair Bluffs, FL 33770	94,340	(27)	188,680	0	*
Ryan McCarty 232 Rue Des Lacs Tarpon Springs, FL 34688	37,736	(28)	75,472	0	*

Name and Address of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering(1)
L. Don Miller & Dana Miller 2110 Pine Valley Dr. Houston, TX 77019	242,656	(29)	301,888	91,712	*
Jaime Wong & Faye Routledge Wong JTWROS 974 Louise Ave San Jose, CA 95125	3,736	(30)	75,472	0	*
Robert G. Smith & Gail E. Smith 31 Water Front Avenue Lakeway, TX 78734	94,340	(31)	188,680	0	*
Paul Arnold & Mary Jo Arnold 990 Cypress Cove Way Tarpon Springs, FL 34688	131,278	(32)	75,472	93,542	*
3i, LP(33) 2 Wooster St. Fl. 2 New York, NY 10013	188,680	(34)	377,360	0	*
Alta Partners, LLC(35) 1205 Franklin Avenue, Suite 320 Garden City, NY 11530	37,736	(36)	75,472	0	*
Warberg WF XII LP(37) 716 Oak St. Winnetka IL 60093	30,024	(38)	60,048	0	*
Warberg Special Situations Fund LP(39) 716 Oak St Winnetka IL 60093	30,024	(40)	60,048	0	*
Thomas Mollick 10325 Happy Hollow Avenue Odessa, FL, 33556	1,640,040	(41)	981,130	1,300,419	2.5%
Matthew Joseph Nachtrab Revocable Trust dated December 18, 2014(42) 116 Adalia Ave. Tampa, FL 33606	2,838,055	(43)	1,660,376	2,234,283	4.3%
Garden Street House, LLC(44) 1701 Chicon St. Austin, TX 78702	655,327	(45)	679,244	315,705	*
Pranabio Investments LLC(46) 1701 Chicon St. Austin, TX 78702	2,806,003	(47)	679,244	2,466,381	4.8%
Robert Ammon 4403 Charleston Court Tampa, Florida 33609	22,936	(48)	18,872	13,500	*
Thomas Lee P.O. Box 2743 Brandon, FL 33509	42,868	(49)	37,736	24,000	*
Kurt Osborn 12127 Oakwood Dr Hudson, FL 34669	34,436	(50)	18,872	25,000	*
Donald Wojnowski 3507 Casablanca Ave. St. Pete Beach, FL 33706	60,000	(51)	109,624	60,000	*

Name and Address of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering(1)
Hazem Algendi 38 6th Ave, Apt. 2107 Brooklyn, NY 11217	3,755	(52)	4,111	3,755	*
Amal Amin 2245 Covert Rd. Glenview, IL 60025	1,292	(53)	1,958	1,292	*
John Cassels 441 3rd St. S. St. Petersburg, FL 33701	0	(54)	19,586	0	*
Christopher Clark 3075 NW Montara Loop Portland, OR 97229	3,446	(55)	5,222	3,446	*
Phillip Conway 150 2nd Ave. N., Suite 150 St. Petersburg, FL 33701	0	(56)	302	0	*
Trent Davis 16395 McDonald Rd. Nehalem, OR 97131	0	(57)	1,958	0	*
Peter Fogarty 3268 Brookwood Drive Layafette, CA 94549	0	(58)	755	0	*
John Linder 836 NW Wintergreen Drive McMinnville, OR 97128	0	(59)	1,133	0	*
Terrence Lynch 4490 Burgess Hill Lane Alpharetta, GA 30022	0	(60)	2,162	0	*
Michael Nadler 40 Wall St., 39th Fl. New York, NY 10005	2	(61)	755	2	*
Thomas Parigian 20 Mahoras Drive Ocean, NJ 07712	51,494	(62)	5,222	51,494	*
Kathleen Rasmussen 7047 SE 64th Ave. Portland, OR 97206	0	(63)	587	0	*
Robert Setteducati 547 Princeton Ave. Brick, NJ 08724	0	(64)	5,222	0	*
Malcom Alexander Winks 1054 S. Bedford Street, Apt. 302 Los Angeles, CA 90035	1,292	(65)	1,958	1,292	*
Marta Wypych 43 Herbert St., Apt. 1D Brooklyn, NY 11222	6,496	(66)	2,690	6,496	*
Paulson Investment Company, LLC (67) 9171 Wilshire Blvd., Suite 500 Beverly Hills, CA 90210	7,068	(68)	17,042	7,068	*

*	Less than 1%.

(1)

Represents the number of shares of common stock that will be beneficially owned by the selling stockholders after completion of this offering based on the assumptions that (i) all of the shares of common stock registered for resale by the registration statement of which this prospectus is a part will be sold and (ii) no other shares of common stock will be acquired or sold by the applicable selling stockholders before completion of this offering. However, the selling stockholders may sell all, part or none of their shares of common stock offered pursuant to this prospectus and may sell all, part or none of their common stock pursuant to one or more exemptions from the registration provisions of the Securities Act.

(2)	Excludes, for beneficial ownership purposes, 188,680 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(3)	Excludes, for beneficial ownership purposes, 9,436 warrants to purchase common stock purchased in the (1) Offering that are not exercisable until December 3, 2025.
(4)	Excludes, for beneficial ownership purposes, 20,000 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(5)	Excludes, for beneficial ownership purposes, 75,472 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(6)	Excludes, for beneficial ownership purposes, 37,736 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(7)	Excludes, for beneficial ownership purposes, 94,340 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(8)	Excludes, for beneficial ownership purposes, 113,208 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(9)	Excludes, for beneficial ownership purposes, 150,944 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(10)	Excludes, for beneficial ownership purposes, 75,472 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(11)

The securities reported are held directly by the James D. Kollefrath 2017 Irrevocable Trust, and may be deemed to be beneficially owned by Caroline Nyberg, as trustee. Caroline Nyberg disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.

(12)	Excludes, for beneficial ownership purposes, 37,736 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(13)	Excludes, for beneficial ownership purposes, 94,340 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(14)

The reported securities are held directly by Norton Capital LLC (“Norton Capital”), and may be deemed to be beneficially owned by Robert Norton, as the Manager of Norton Capital. Robert Norton disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(15)	Excludes, for beneficial ownership purposes, 37,736 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(16)

The reported securities are held directly by RAJK Family Limited Partners LLC (“RAJK”), and may be deemed to be beneficially owned by Amita Patel, as the Manager of RAJK. Amita Patel disclaims beneficial ownership of these securities except to the extent of their pecuniary interest therein.

(17)	Excludes, for beneficial ownership purposes, 150,944 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(18)

The reported securities are held directly by Tapper Ventures Inc. and may be deemed to be beneficially owned by Thomas Pepin, who has sole voting and investment power. Thomas Pepin disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(19)	Excludes, for beneficial ownership purposes 188,680 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(20)	Excludes, for beneficial ownership purposes, 37,736 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(21)	Excludes, for beneficial ownership purposes, 226,416 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.

(22)

The reported securities are held directly by KMS Health LLP (“KMS Health”) and may be deemed to be beneficially owned by Zacharias Kalarickal, Manager of KMS Health. Zacharias Kalarickal disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(23)	Excludes, for beneficial ownership purposes, 37,736 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(24)	Excludes, for beneficial ownership purposes, 28,304 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(25)

The reported securities are held directly by the Lee M. Barlas and Irini Barlas Living Trust. Lee Barlas, as trustee, has sole voting and investment power and may be deemed the beneficial owner thereunder. Lee Barlas disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(26)	Excludes, for beneficial ownership purposes, 188,680 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(27)	Excludes, for beneficial ownership purposes, 94,340 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(28)	Excludes, for beneficial ownership purposes, 37,736 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(29)	Excludes, for beneficial ownership purposes, 150,944 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(30)	Excludes, for beneficial ownership purposes, 37,736 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(31)	Excludes, for beneficial ownership purposes, 94,340 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(32)	Excludes, for beneficial ownership purposes, 37,736 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(33)

The reported securities are held directly by 3i, LP (“3i”) and may be deemed to be beneficially owned by Maier Tarlow, Manager of 3i. Maier Tarlow disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(34)	Excludes, for beneficial ownership purposes, 188,680 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(35)

The reported securities are held directly by Alta Partners, LLC (“Alta Partners”) and may be deemed to be beneficially owned by Stephen Cohen, Managing Member of Alta Partners. Stephen Cohen disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(36)	Excludes, for beneficial ownership purposes, 94,340 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(37)

The reported securities are held directly by Warberg WF XII LP (“Warberg WF”) and may be deemed to be beneficially owned by Daniel Warsh, Manager of Warberg WF. Daniel Warsh disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(38)	Excludes, for beneficial ownership purposes, 30,024 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(39)

The reported securities are held directly by Warberg Special Situations Fund LP (“WSSF”) and may be deemed to be beneficially owned by Daniel Warsh, Manager of WSSF. Daniel Warsh disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(40)	Excludes, for beneficial ownership purposes, 30,024 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(41)

Excludes, for beneficial ownership purposes, 490,565 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025 and (ii) 75,472 shares of common stock subscribed for in the Offering, but to be purchased by Thomas Mollick on or before December 31, 2025 pursuant to the terms of the Securities Purchase Agreement, dated as of June 2, 2025, between TuHURA and Thomas Mollick, as amended by a closing agreement, dated as of September 5, 2025, between TuHURA and Thomas Mollick.

(42)

The securities reported are held directly by the Matthrew Joseph Nachtrab Revocable Trust dated December 18, 2014 (the “Nachtrab Trust”). Matthew Nachtrab, as trustee, has sole voting and investment power and may be deemed the beneficial owner thereunder. Matthew Nachtrab disclaims beneficial ownership of these securities except to the extent of his pecuniary interests therein.

(43)

Excludes (i) 830,188 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025 and (ii) 113,208 shares of common stock subscribed for in the Offering, but to be purchased by the Nachtrab Trust on or before December 31, 2025 pursuant to the terms of the Securities Purchase Agreement, dated as of June 2, 2025, between TuHURA and the Nachtrab Trust, as amended by a closing agreement, dated as of September 5, 2025, between TuHURA and Matthew Nachtrab.

(44)

The securities reported are held directly by Garden Street House, LLC (“Garden Street”). Samir Patel, the sole Member and Manager of Garden Street, may be deemed the beneficial owner thereunder. Samir Patel disclaims beneficial ownership of these securities except to the extent of his pecuniary interests therein. See “Principal Stockholders” for additional information regarding the beneficial ownership of Samir Patel.

(45)	Excludes, for beneficial ownership purposes, 339,622 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(46)

The securities reported are held directly by Pranabio Investments LLC (“Pranabio”). Samir Patel, the sole Member and Manager of Pranabio, may be deemed the beneficial owner thereunder. Samir Patel disclaims beneficial ownership of these securities except to the extent of his pecuniary interests therein. See “Principal Stockholders” for additional information regarding the beneficial ownership of Samir Patel.

(47)	Excludes for beneficial ownership purposes, 339,622 warrants to purchase common stock that are not exercisable until December 3, 2025.
(48)	Excludes, for beneficial ownership purposes, 9,436 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(49)	Excludes, for beneficial ownership purposes, 18,868 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(50)	Excludes, for beneficial ownership purposes, 9,436 warrants to purchase common stock purchased in the Offering that are not exercisable until December 3, 2025.
(51)	Excludes, for beneficial ownership purposes, 109,624 placement agent warrants to purchase common stock issued by TuHURA in connection with the Offering that are not exercisable until December 3, 2025.
(52)	Excludes, for beneficial ownership purposes, 4,111 placement agent warrants to purchase common stock issued by TuHURA in connection with the Offering that are not exercisable until December 3, 2025.
(53)	Excludes, for beneficial ownership purposes, 1,958 placement agent warrants to purchase common stock issued by TuHURA in connection with the Offering that are not exercisable until December 3, 2025.
(54)	Excludes, for beneficial ownership purposes, 19,586 placement agent warrants to purchase common stock issued by TuHURA in connection with the Offering that are not exercisable until December 3, 2025.
(55)	Excludes, for beneficial ownership purposes, 5,222 placement agent warrants to purchase common stock issued by TuHURA in connection with the Offering that are not exercisable until December 3, 2025.
(56)	Excludes, for beneficial ownership purposes, 302 placement agent warrants to purchase common stock issued by TuHURA in connection with the Offering that are not exercisable until December 3, 2025.
(57)	Excludes, for beneficial ownership purposes, 1,985 placement agent warrants to purchase common stock issued by TuHURA in connection with the Offering that are not exercisable until December 3, 2025.
(58)	Excludes, for beneficial ownership purposes, 755 placement agent warrants to purchase common stock issued by TuHURA in connection with the Offering that are not exercisable until December 3, 2025.

(59)	Excludes, for beneficial ownership purposes, 1,133 placement agent warrants to purchase common stock issued by TuHURA in connection with the Offering that are not exercisable until December 3, 2025.
(60)	Excludes, for beneficial ownership purposes, 2,162 placement agent warrants to purchase common stock issued by TuHURA in connection with the Offering that are not exercisable until December 3, 2025.
(61)	Excludes, for beneficial ownership purposes, 755 placement agent warrants to purchase common stock issued by TuHURA in connection with the Offering that are not exercisable until December 3, 2025.
(62)	Excludes, for beneficial ownership purposes, 5,222 placement agent warrants to purchase common stock issued by TuHURA in connection with the Offering that are not exercisable until December 3, 2025.
(63)	Excludes, for beneficial ownership purposes, 587 placement agent warrants to purchase common stock issued by TuHURA in connection with the Offering that are not exercisable until December 3, 2025.
(64)	Excludes, for beneficial ownership purposes, 5,222 placement agent warrants to purchase common stock issued by TuHURA in connection with the Offering that are not exercisable until December 3, 2025.
(65)	Excludes, for beneficial ownership purposes, 1,958 placement agent warrants to purchase common stock issued by TuHURA in connection with the Offering that are not exercisable until December 3, 2025.
(66)	Excludes, for beneficial ownership purposes, 2,690 placement agent warrants to purchase common stock issued by TuHURA in connection with the Offering that are not exercisable until December 3, 2025.
(67)

The securities reported are held by Paulson Investment Company, LLC (“Paulson”). Malcolm Alexander Winks directly has the power to vote or dispose of the securities reported and may be deemed to the beneficial owner thereunder. Malcolm Alexander Winks disclaims beneficial ownership of these securities except to the extent of his pecuniary interests therein.

(68)	Excludes, for beneficial ownership purposes, 17,042 placement agent warrants to purchase common stock issued by TuHURA in connection with the Offering that are not exercisable until December 3, 2025.

PLAN OF DISTRIBUTION

The selling stockholders may sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The securities may be distributed from time to time in one or more transactions:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Upon our being notified in writing by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the method of distribution, the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to the selling stockholders, if applicable, and any other required information.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, the selling stockholders or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

The selling stockholders, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. The selling stockholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any shares of common stock being offered by this prospectus will be listed on the Nasdaq Capital Market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with the selling stockholders, or perform services for the selling stockholders, in the ordinary course of business for which they receive compensation.

We have advised the selling stockholders that it is required to comply with Regulation M promulgated under the Securities and Exchange Act during such time as it may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until all securities under such registration statement cease to be registrable securities or such shorter period upon which all shareholders with registrable securities included in such registration statement have notified us that such registrable securities have actually been sold.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Foley & Lardner LLP, Tampa, Florida.

EXPERTS

The consolidated financial statements of TuHURA as of December 31, 2024 and 2023, and for each of the years then ended, have been included in this prospectus, which is referred to and made a part of this Registration Statement on Form S-1, have been audited by Cherry Bekaert LLP, independent registered accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of TuHURA (formerly known as Kintara Therapeutics, Inc.) as of June 30, 2024 and 2023, and for the years then ended, included in this prospectus, which is referred to and made a part of this Registration Statement on Form S-1, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Kineta as of December 31, 2024 and 2023, and for each of the years then ended, have been included in this prospectus, which is referred to and made a part of this Registration Statement on Form S-1, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement, or other document are summaries of all material information about the documents summarized but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We file periodic reports, proxy statements and other information with the SEC. These periodic reports, and other information are available for inspection and copying at the website of the SEC referred to above. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We maintain a corporate website at www.tuhurabio.com. Information contained in, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations.

INDEX TO FINANCIAL STATEMENTS
TUHURA (F/K/A KINTARA THERAPEUTICS, INC.) FINANCIAL STATEMENTS

TUHURA FINANCIAL STATEMENTS

F-1

KINETA FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Statements of Operations for the Period Ended June 29, 2025	F-181
Unaudited Pro Forma Condensed Combined Statements of Operations for the Year ended December 31, 2024	F-182
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-183

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Kintara Therapeutics, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Kintara Therapeutics, Inc. (the “Company”) as of June 30, 2024 and 2023, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended June 30, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2024, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph – Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging,

F-3

subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.
Accruals for Research and Development Expenses and Clinical Trials
Description of the Matter
As discussed in Note 2 to the consolidated financial statements, the Company records accruals for research and development expenses and clinical trials based upon estimates of costs incurred through the balance sheet date that have yet to be invoiced by the contract research organizations (“CRO”) and other third-party vendors.
The Company accounts for these expenses according to the progress of the trial as measured by patient progression and the timing of various aspects of the trial. Estimated accruals are determined based on reviewing contractual terms and through communications with internal clinical personnel and external service providers including CRO’s as to the progress or state of its trials. The principal consideration for our determination that performing procedures related to the clinical trial expenses, specifically related to the year-end
accrual for clinical trial costs, is a critical audit matter is that there was significant judgment by management in determining the progress of the activities included in the individual clinical trial agreements based on internal and external information.
How We Addressed the Matter in Our Audit
To evaluate the accruals for research and development expenses and clinical trials, our audit procedures included, among others, testing the completeness and accuracy of the underlying data used in the estimates and evaluating the significant assumptions including, but not limited, to obtaining an understanding of the Company’s estimation process, corroborating the progress of clinical trials with the Company’s clinical teams, obtaining confirmations directly from third parties and obtaining third party invoices related to the performance of the services provided. We also tested a sample of subsequent payments to assess the reasonableness of the Company’s accruals.
/s/ Marcum
LLP
Marcum
LLP
We have served as the Company’s auditor since 2019.
San Francisco, CA
October 7, 2024

F-4

Kintara Therapeutics, Inc.
Consolidated Balance Sheets
(In thousands, except par value amounts)

		June 30, 2024	June 30, 2023
	Note	$	$
Assets
Current assets
Cash and cash equivalents		4,909	1,535
Prepaid expenses, deposits and other		414	660
Clinical trial deposit	3	205	1,075

Total current assets		5,528	3,270
Property and equipment, net	5	674	709

Total assets		6,202	3,979

Liabilities
Current liabilities
Accounts payable and accrued liabilities		2,207	2,784
Related party payables	6	52	298

Total current liabilities		2,259	3,082
Milestone payment liability	7	186	166

Total liabilities		2,445	3,248

Stockholders’ equity
Preferred stock
Authorized
5,000 shares, $0.001 par value
Issued and outstanding
279 Series A shares at June 30, 2024 (June 30, 2023 – 279)	6,8	279	279
14 Series C shares at June 30, 2024 (June 30, 2023 – 14)	8	9,973	10,366
Common stock
Authorized
75,000 shares at June 30, 2024 (June 30, 2023 - 75,000), $0.001 par value
Issued and outstanding
55,305 issued at June 30, 2024 (June 30, 2023 – 1,692)	8	55	2
Additional paid-in capital	8	153,305	141,438
Accumulated deficit		(159,876)	(151,375)
Accumulated other comprehensive income		21	21

Total stockholders’ equity		3,757	731

Total liabilities and stockholders’ equity		6,202	3,979

Nature of operations, corporate history, going concern and management plans (note 1)
Commitments and contingencies (note 10)
Subsequent events (note 13)
The accompanying notes are an integral part of these consolidated financial statements.

F-5

Kintara Therapeutics, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

		For the years ended June 30,
	Note	2024	2023
Expenses
Research and development		$2,663	$9,311
General and administrative		5,788	5,485

		(8,451)	(14,796)

Other income / (loss)
Foreign exchange		(8)	10
Interest, net		139	137

		131	147

Net loss for the year		(8,320)	(14,649)

Computation of basic loss per share
Net loss for the year		(8,320)	(14,649)
Series A Preferred cash dividend	6, 8	(8)	(8)
Series C Preferred stock dividend	6, 8	(173)	(362)

Net loss for the year attributable to common stockholders		$(8,501)	$(15,019)

Basic and fully diluted loss per share		(0.32)	(9.27)

Basic and fully diluted weighted average number of shares		26,352	1,620

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Kintara Therapeutics, Inc.
Consolidated Statements of Stockholders’ Equity
For the years ended June 30, 2024 and 2023
(In thousands)

	Number of shares	Common stock $	Additional paid-in capital $	Accumulated other comprehensive income $	Preferred stock $	Accumulated deficit $	Total Stockholders’ equity $
Balance - June 30, 2022	1,311	1	135,575	21	12,554	(136,356)	11,795
Issuance of shares and warrants - net of issue costs	262	1	1,902	—	—	—	1,903
Issuance of shares for services	16	—	110	—	—	—	110
Conversion of Series C Preferred stock to common stock	45	—	1,909	—	(1,909)	—	—
Additional shares issued on reverse stock split	15	—	—	—	—	—	—
Stock option expense	—	—	1,490	—	—	—	1,490
Restricted stock unit expense	—	—	90	—	—	—	90
Series A Preferred cash dividend	—	—	—	—	—	(8)	(8)
Series C Preferred stock dividend	43	—	362	—	—	(362)	—
Net loss for the year	—	—	—	—	—	(14,649)	(14,649)

Balance - June 30, 2023	1,692	2	141,438	21	10,645	(151,375)	731

Issuance of shares and warrants - net of issue costs	53,551	53	10,523	—	—	—	10,576
Issuance of shares on vesting of restricted stock units	4	—	—	—	—	—	—
Conversion of Series C Preferred stock to common stock	9	—	393	—	(393)	—	—
Stock option expense	—	—	607	—	—	—	607
Restricted stock unit expense	—	—	171	—	—	—	171
Series A Preferred cash dividend	—	—	—	—	—	(8)	(8)
Series C Preferred stock dividend	49	—	173	—	—	(173)	—
Net loss for the year	—	—	—	—	—	(8,320)	(8,320)

Balance - June 30, 2024	55,305	55	153,305	21	10,252	(159,876)	3,757

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Kintara Therapeutics, Inc.
Consolidated Statements of Cash Flows
For the years ended June 30, 2024 and 2023 June
(In thousands)

		For the years ended June 30,
		2024	2023
	Note	$	$
Cash flows from operating activities
Net loss for the year		(8,320)	(14,649)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation of property and equipment	4	55	60
Amortization of clinical trial deposit	3	—	3,225
Change in fair value of milestone liability		20	3
Restricted stock units and shares issued for services	8	171	200
Stock option expense	8	607	1,490
Changes in operating assets and liabilities
Prepaid expenses, deposits and other		246	371
Clinical trial deposits	3	870	(1,700)
Accounts payable and accrued liabilities		(577)	(442)
Related party payables		(248)	(423)

Net cash used in operating activities		(7,176)	(11,865)

Cash flows from investing activities
Purchase of equipment		(20)	(232)

Net cash used in investing activities		(20)	(232)

Cash flows from financing activities
Net proceeds from the issuance of shares and warrants	8	10,576	1,903
Payment of prior year issuance costs		—	(43)
Series A preferred cash dividend	8	(6)	(8)

Net cash provided by financing activities		10,570	1,852

Increase (decrease) in cash and cash equivalents		3,374	(10,245)
Cash and cash equivalents – beginning of year		1,535	11,780

Cash and cash equivalents – end of year		4,909	1,535

Supplementary information (note 11)
The accompanying notes are an integral part of these consolidated financial statements.

F-8

Kintara Therapeutics, Inc.
Notes to Consolidated Financial Statements
For the years ended June 30, 2024 and 2023
(In thousands)
1. Nature of operations, corporate history, and going concern and management plans
Nature of operations
Kintara Therapeutics, Inc. (the “Company”) is a clinical-stage drug development company with a focus on the development of novel cancer therapies for patients with unmet medical needs. The Company is developing one late-stage therapeutics -
REM-001
for cutaneous metastatic breast cancer (“CMBC”). In order to accelerate the Company’s development timelines, it leverages existing preclinical and clinical data from a wide range of sources. The Company may seek marketing partnerships in order to potentially offset clinical costs and to generate future royalty revenue from approved indications of its product candidates.
Corporate history
The Company is a Nevada corporation formed on June 24, 2009, under the name Berry Only, Inc. On January 25, 2013, the Company entered into and closed an exchange agreement (the “Exchange Agreement”), with Del Mar Pharmaceuticals (BC) Ltd. (“Del Mar (BC)”), 0959454 B.C. Ltd. (“Callco”), and 0959456 B.C. Ltd. (“Exchangeco”) and the security holders of Del Mar (BC). Upon completion of the Exchange Agreement, Del Mar (BC) became a wholly-owned subsidiary of the Company (the “Reverse Acquisition”).
On August 19, 2020, the Company completed its merger with Adgero Biopharmaceuticals Holdings, Inc., a Delaware corporation (“Adgero”) in which Adgero continued its existence under Delaware law and became a direct, wholly-owned subsidiary of the Company. Following the completion of the merger, the Company changed its name from DelMar Pharmaceuticals, Inc. to Kintara Therapeutics, Inc. and began trading on The Nasdaq Capital Market LLC (“Nasdaq”) under the symbol “KTRA”.
Kintara Therapeutics, Inc. is the parent company of Del Mar (BC), a British Columbia, Canada corporation and Adgero which are clinical-stage companies with a focus on the development of drugs for the treatment of cancer. The Company is also the parent company to Callco and Exchangeco which are British Columbia, Canada corporations. Callco and Exchangeco were formed to facilitate the Reverse Acquisition. In connection with the Adgero merger, the Company also became the parent company of Adgero Biopharmaceuticals, Inc. (“Adgero Bio”), formerly a wholly-owned subsidiary of Adgero. The Company is also the parent company to Kayak Mergeco, Inc. (“Kayak Mergeco”), a Delaware company, formed to facilitate the proposed merger with TuHURA Biosciences, Inc. as described below.
References to the Company refer to the Company and its wholly-owned subsidiaries.
Going concern and management plans
These consolidated financial statements have been prepared on a going concern basis which assumes that the Company will continue its operations for the foreseeable future and contemplates the realization of assets and the settlement of liabilities in the normal course of business.
For the year ended June 30, 2024, the Company reported a loss of $8,320 and a negative cash flow from operations of $7,176. The Company had an accumulated deficit of $159,876 and had cash and cash equivalents of $4,909 as of June 30, 2024. The Company is in the clinical stage and has not generated any revenues to date. The Company does not have the prospect of achieving revenues until such time that its product candidates are commercialized, or partnered, which may not ever occur. On August 2, 2022, the Company entered into a stock purchase agreement under which the Company has issued 662 shares of common stock for $2,008 in net

F-
9

proceeds as of June 30, 2024. In addition, on June 28, 2023, the Company announced that it had been awarded approximately $2,000 in grant funding to be received over a two-year
period for its
REM-001
project. During the year ended June 30, 2024, the Company issued an additional 53,151 shares of common stock for net proceeds of $10,471 from its at-the-market
(“ATM”) facility, issued an additional 400 shares of common stock for net proceeds of $105 from its Lincoln Park Purchase Agreement (Note 8), and announced that it is suspending the development of
VAL-083.
Even with the proceeds from the grant funding, the stock purchase financing, and the ATM sales, the Company will require additional funding to maintain its clinical trials, research and development projects, and for general operations.
These circumstances indicate substantial doubt exists about the Company’s ability to continue as a going concern within one year from the date of filing of these condensed consolidated interim financial statements.
On April 2, 2024, the Company entered into a merger agreement with TuHURA Biosciences, Inc.
Consequently, management is pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern. Management plans to continue to pursue opportunities to secure the necessary financing through the issue of new equity, debt, and/or entering into strategic partnership arrangements. However, the Company’s ability to raise additional capital could be affected by various risks and uncertainties including, but not limited to, global unrest. The Company may not be able to raise sufficient additional capital and may tailor its drug candidate development programs based on the amount of funding the Company is able to raise in the future. Nevertheless, there is no assurance that these initiatives will be successful.
These consolidated financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.
Merger with TuHURA Biosciences, Inc.
On April 2, 2024, the Company, Kayak Mergeco, a wholly-owned subsidiary of Kintara incorporated in the State of Delaware, and TuHURA Biosciences, Inc., a Delaware corporation (“TuHURA”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Kayak Mergeco will merge with and into TuHURA, with TuHURA surviving the merger and becoming a direct, wholly-owned subsidiary of the Company (the “Merger”). Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each then-outstanding share of TuHURA common stock, par value $0.001 per share (the “TuHURA Common Stock”) (other than any shares held in treasury and Dissenting Shares (as defined in the Merger Agreement)) will be converted into shares of the Company’s common stock equal to the Exchange Ratio, as such term is defined in the Merger Agreement, (ii) each then-outstanding TuHURA stock option will be assumed and converted into an option to purchase shares of the Company’s common stock, subject to certain adjustments as set forth in the Merger Agreement, and (iii) each then-outstanding warrant to purchase shares of TuHURA Common Stock (the “TuHURA Warrants”) will be assumed and converted into and exchangeable for a warrant of like tenor entitling the holder to purchase shares of the Company’s common stock, subject to certain adjustments as set forth in the Merger Agreement. In addition to the foregoing, the Merger Agreement provides that, at the closing of the Merger, the corporate name of the Company will be changed to “TuHURA Biosciences, Inc.” Existing Company stockholders will receive contingent value rights (“CVR”), entitling them to receive shares of the Company’s common stock upon achievement of enrollment of a minimum of 10 patients in the
REM-001
clinical trial, with such patients each completing 8 weeks of follow-up
on or before December 31, 2025.
Under the terms of the Merger Agreement, on a pro forma basis, post-merger Company stockholders are expected to collectively own approximately 2.85%, or approximately 5.45% including the shares underlying the CVR, of the common stock of the post-merger combined company on a pro forma fully diluted basis. TuHURA stockholders are expected to collectively own approximately 97.15%, or 94.55% assuming the distribution of the CVR shares, of the common stock of the combined company on a pro forma fully diluted basis.

F-
10

The transaction is anticipated to close in the fourth calendar quarter of 2024 and remains subject to regulatory approval as of October 7, 2024.
Termination Fees Payable by Kintara
If the Merger Agreement is terminated by either the Company or TuHURA under certain circumstances, the Company must pay TuHURA a termination fee of $1,000.
If TuHURA terminates the Merger Agreement under certain circumstances, the Company must reimburse TuHURA for expenses incurred by TuHURA in connection with the Merger Agreement and the transactions contemplated thereby, up to a maximum of $750.
Termination Fees Payable by TuHURA
If the Merger Agreement is terminated by either the Company or TuHURA under certain circumstances, TuHURA must pay the Company a termination fee of $1,000.
If the Company terminates the Merger Agreement under certain circumstances, TuHURA must reimburse the Company for expenses incurred by the Company in connection with the Merger Agreement and the transactions contemplated thereby, up to a maximum of $750.
2. Significant accounting policies
Reverse stock split
On November 10, 2022, the Company filed a Certificate of Change to the Company’s Articles of Incorporation, as amended, in order to effectuate a 1:50 reverse stock split (the “Reverse Stock Split”) of its issued and outstanding common stock as well as its authorized shares of common stock. As a result of the Reverse Stock Split, every 50 shares of issued and outstanding common stock were converted into one share of common stock with a proportionate reduction in the Company’s authorized shares of common stock. Any fractional shares of common stock resulting from the Reverse Stock Split were rounded up to the nearest whole post-Reverse Stock Split share. The Reverse Stock Split did not change the par value of the Company’s common stock. All outstanding securities entitling their holders to acquire shares of common stock were adjusted as a result of the Reverse Stock Split. All common share and per share data are retrospectively restated to give effect to the Reverse Stock Split for all periods presented herein.
Basis of presentation
The consolidated financial statements of the Company have been prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) and are presented in United States dollars. The functional currency of the Company and each of its subsidiaries is the United States dollar.
The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Adgero, Adgero Bio, Del Mar (BC), Callco, and Exchangeco. All intercompany balances and transactions have been eliminated in consolidation.
The principal accounting policies applied in the preparation of these consolidated financial statements are set out below and have been consistently applied to all periods presented.
Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Adgero, Adgero Bio, Del Mar BC, Callco, Exchangeco, and Kayak Mergeco as of, and for the years ended June 30, 2024, and 2023. All intercompany balances and transactions have been eliminated in consolidation.

F-1
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Use of estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, expenses, contingent assets, and contingent liabilities as at the end of, or during, the reporting period. Actual results could significantly differ from those estimates. Significant areas requiring management to make estimates include the valuation of equity instruments issued for services, the milestone payment liability, and clinical trial accruals. Further details of the nature of these assumptions and conditions may be found in the relevant notes to these consolidated financial statements.
Cash and cash equivalents
Cash and cash equivalents consist of cash and highly liquid investments with original maturities from the purchase date of three months or less that can be readily convertible into known amounts of cash. Cash and cash equivalents are held at recognized Canadian and United States financial institutions. Interest earned is recognized in the consolidated statement of operations.
Foreign currency translation
The functional currency of the Company at June 30, 2024, is the United States dollar. Transactions that are denominated in a foreign currency are remeasured into the functional currency at the current exchange rate on the date of the transaction. Any foreign-currency denominated monetary assets and liabilities are subsequently remeasured at current exchange rates, with gains or losses recognized as foreign exchange losses or gains in the consolidated statement of operations.
Non-monetary
assets and liabilities are translated at historical exchange rates. Expenses are translated at average exchange rates during the period. Exchange gains and losses are included in consolidated statement of operations for the period.
Property and equipment
Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over its estimated useful life of three
to seven years. Depreciation expense is recognized from the date the equipment is put into use.
Income taxes
The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to the differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. To the extent that deferred tax assets cannot be recognized under the preceding criteria, the Company establishes valuation allowances, as necessary, to reduce deferred tax assets to the amounts expected to be realized.
As of June 30, 2024, and 2023, all deferred tax assets were fully offset by a valuation allowance. The realization of deferred tax assets is dependent upon future federal, state and foreign taxable income. The Company’s judgments regarding deferred tax assets may change due to future market conditions, as the Company expands into international jurisdictions, due to changes in U.S. or international tax laws and other factors.
These changes, if any, may require material adjustments to the Company’s deferred tax assets, resulting in a reduction in net income or an increase in net loss in the period in which such determinations are made. The Company recognizes the impact of uncertain tax positions based upon a two-step
process. To the extent that a tax

F-1
2

position does not meet a
more-likely-than-not
level of certainty, no impact is recognized in the consolidated financial statements. If a tax position meets the more-likely-than-not
level of certainty, it is recognized in the consolidated financial statements at the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company’s policy is to analyze the Company’s tax positions taken with respect to all applicable income tax issues for all open tax years in each respective jurisdiction. Interest and penalties with respect to uncertain tax positions would be included in income tax expense. As of June 30, 2024, the Company concluded that there were no uncertain tax provisions required to be recognized in its consolidated financial statements.
The Company does not record U.S. income taxes on the undistributed earnings of its foreign subsidiaries based upon the Company’s intention to permanently reinvest undistributed earnings to ensure sufficient working capital and further expansion of existing operations outside the United States. As June 30, 2024, the Company’s foreign subsidiaries operated at a cumulative deficit for U.S. earnings and profit purposes. In the event the Company is required to repatriate funds from outside of the United States, such repatriation would be subject to local laws, customs, and tax consequences. Determination of the amount of unrecognized deferred tax liability related to these earnings is not practicable.
Financial instruments
The Company has financial instruments that are measured at fair value. To determine the fair value, the Company uses the fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use to value an asset or liability and are developed based on market data obtained from independent sources. Unobservable inputs are inputs based on assumptions about the factors market participants would use to value an asset or liability. The three levels of inputs that may be used to measure fair value are as follows:

•	Level one - inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

•
Level two - inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

•	Level three - unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.
Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy. As of June 30, 2024, the Company’s milestone payment liability was measured using level 3 inputs.
The Company’s financial instruments consist of cash and cash equivalents, other receivables, accounts payable, and related party payables. The carrying values of cash and cash equivalents, other receivables, accounts payable and related party payables approximate their fair values due to the immediate or short-term maturity of these financial instruments.
Intangible assets
Patents
Expenditures associated with the filing, or maintenance of patents, licensing or technology agreements are expensed as incurred. Costs previously recognized as an expense are not recognized as an asset in subsequent periods. If the Company achieves regulatory approval, patent costs will be deferred and amortized over the remaining life of the related patent.

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Accruals for research and development expenses and clinical trials
As part of the process of preparing its financial statements, the Company is required to estimate its expenses resulting from its obligations under contracts with vendors, clinical research organizations and consultants, and under clinical site agreements in connection with conducting clinical trials. The financial terms of these contracts are subject to negotiations, which vary from contract to contract and may result in payment terms that do not match the periods over which materials or services are provided under such contracts. The Company’s objective is to reflect the appropriate expenses in its financial statements by matching those expenses with the period in which services are performed and efforts are expended. The Company accounts for these expenses according to the timing of various aspects of the expenses. The Company determines accrual estimates by taking into account discussion with applicable personnel and outside service providers as to the progress of clinical trials, or the services completed. During the course of a clinical trial, the Company adjusts its clinical expense recognition if actual results differ from its estimates. The Company makes estimates of its accrued expenses as of each balance sheet date based on the facts and circumstances known to it at that time. The Company’s clinical trial accruals are dependent upon the timely and accurate reporting of contract research organizations and other third-party vendors. Although the Company does not expect its estimates to be materially different from amounts actually incurred, its understanding of the status and timing of services performed relative to the actual status and timing of services performed may vary and may result in it reporting amounts that are too high or too low for any particular period. For the years ended June 30, 2024, and 2023, there were no material adjustments to the Company’s prior period estimates of accrued expenses for clinical trials.
Warrants and shares issued for services
The Company has issued equity instruments for services provided by employees and non-employees.
The equity instruments are valued at the fair value of the instrument issued.
Stock options
The Company recognizes compensation costs resulting from the issuance of stock-based awards to employees, non-employees
and directors as an expense in the statement of operations over the service period based on a measurement of fair value for each stock-based award. Prior to our adoption of Accounting Standards Update (“ASU”)
2018-07,
Compensation-Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting (“ASU
2018-07”),
stock options granted to
non-employee
consultants were revalued at the end of each reporting period until vested using the Black-Scholes option-pricing model and the changes in their fair value were recorded as adjustments to expense over the related vesting period. For the years ended June 30, 2024, and 2023, the determination of grant-date fair value for stock option awards was estimated using the Black-Scholes model, which includes variables such as the expected volatility of our share price, the anticipated exercise behavior of its grantee, interest rates, and dividend yields. For years ended June 30, 2024, and 2023, the Company utilized the plain vanilla method to determine the expected life of stock options. These variables are projected based on our historical data, experience, and other factors. Changes in any of these variables could result in material adjustments to the expense recognized for share-based payments. Such value is recognized as expense over the requisite service period, net of actual forfeitures, using the accelerated attribution method. The Company recognizes forfeitures as they occur. The estimation of stock awards that will ultimately vest requires judgment, and to the extent actual results, or updated estimates, differ from current estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised.
Restricted stock units
The Company recognizes compensation costs resulting from the issuance of restricted stock units (“RSUs”) as an expense in the statement of operations over the service period based on a measurement of fair value for each RSU award. The RSUs are valued using the closing price of the Company’s common stock on the date of issuance with the total expense being recognized over the vesting period of the respective RSUs.

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Loss per share
Income or loss per share is calculated based on the weighted average number of common shares outstanding. For the years ended June 30, 2024, and 2023, diluted loss per share does not differ from basic loss per share since the effect of the Company’s warrants, stock options, restricted stock units, and convertible preferred shares is anti-dilutive. As of June 30, 2024, potential common shares of 677 (2023 – 713) related to outstanding common share warrants, 42 (2023 – 42) related to outstanding Series C preferred stock warrants, 222 (2023 – 198) related to stock options, 66 (2023 - 78) related to restricted stock units, and 235 (2023 – 245) relating to outstanding Series C convertible preferred shares were excluded from the calculation of net loss per common share.
Segment information
The Company identifies its operating segments based on business activities, management responsibility and geographical location. The Company operates within a single
operating segment being the research and development of cancer indications, and operates primarily in one geographic area, being North America. The Company previously conducted one clinical trial in China but the expenses incurred over the course of the study were not significant. All of the Company’s assets are located in either Canada or the United States.
Recent accounting pronouncements
From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date.
In November 2023, the FASB issued ASU
2023-07,
“Segment Reporting (Topic 280)” (“ASU
2023-07”).
The amendments in ASU
2023-07
improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU
2023-07
do not change or remove those disclosure requirements. The amendments in ASU
2023-07
also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU
2023-07
are effective for years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. Management considers that the guidance does not have a significant impact on the disclosures set out in these consolidated financial statements.
In December 2023, FASB issued Accounting Standards Update (“ASU”)
2023-09,
“Income Taxes (Topic 740)” (“ASU
2023-09”).
The amendments in ASU
2023-09
address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. One of the amendments in ASU
2023-09
includes disclosure of, on an annual basis, a tabular rate reconciliation of (i) the reported income tax expense (or benefit) from continuing operations, to (ii) the product of the income (or loss) from continuing operations before income taxes and the applicable statutory federal income tax rate of the jurisdiction of domicile using specific categories, including separate disclosure for any reconciling items within certain categories that are equal to or greater than a specified quantitative threshold of 5%. ASU
2023-09
also requires disclosure of, on an annual basis, the
year-to-date
amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign jurisdictions, including additional disaggregated information on income taxes paid (net of refunds received) to an individual jurisdiction equal to or greater than 5% of total income taxes paid (net of refunds received). The amendments in
ASU2023-09
are effective for annual periods beginning after December 15, 2024, and should be applied prospectively. The Company is currently evaluating the impact of the update on the Company’s consolidated financial statements and related disclosures.

F-1
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Except as disclosed elsewhere, there have been no new, or existing, recently issued accounting pronouncements that are of significance, or potential significance, that impact the Company’s consolidated financial statements.
3. Clinical trial deposit
In October 2020, the Company announced that it had entered into a final agreement with a contract research organization (“CRO”) for the management of the Company’s registrational study of
VAL-083
for glioblastoma. Under the agreement, the Company supplied the drug for the study and the CRO managed all operational aspects of the study including site activation and patient enrollment. The Company was required to make certain payments under the agreement related to patient enrollment milestones. For the year ended June 30, 2024, the Company has recognized an expense of $563 (2023 - $5,065), respectively, for this study in relation to clinical site initiation and patient enrollment.
On October 31, 2023, the Company announced that preliminary topline results from this registrational study for
VAL-083
did not perform better than the current standards of care in glioblastoma. As a result, the Company announced that it has terminated the development of
VAL-083.
In the year ended June 30, 2024, the remaining deposit of $1,075 was offset against amounts owing to the CRO and the agreement with the CRO was terminated with an additional final cost of $1,000, which was paid in the year ended June 30, 2024.
In the year ended June 30, 2024, the Company recorded $205 as a deposit with a CRO for the management of the Company’s
15-patient
study of
REM-001
for cutaneous metastatic breast cancer (“CMBC”).
4. Clinical trials grant
Effective July 1, 2023, the Company was awarded a $2,000 Small Business Innovation Research grant from the National Institutes of Health (“NIH”) to support the clinical development of
REM-001
for the treatment of cutaneous metastatic breast cancer. The grant will be received in two tranches: approximately $1,250 for the period July 1, 2023, to June 30, 2024, and approximately $750 for the period July 1, 2024, to June 30, 2025. As a result of receiving the grant, the
REM-001,
15-patient
clinical trial was
re-started.
The grant is expended to the Company as a reimbursement of expenditures incurred. During the year ended June 30, 2024, the Company received $827 (2023 -
nil
) for grants received against research and development expenditures in the period.
The grant is subject to various performance conditions and funding risk where the financial conditions of the NIH may change from time to time. The Company recognizes the grant only to the extent there is reasonable assurance the grant will be funded to the
Company
.
5. Property and equipment, net

$ (thousands)
Balance, June 30, 2022	90
Additions	679
Less depreciation	(60)

Balance, June 30, 2023	709
Additions	20
Less depreciation	(55)

Balance, June 30, 2024	674

At June 30, 2024, the total capitalized cost of property and equipment was $879 (June 30, 2023 - $859), of which $499 is not in use. The Company has recognized $55 (2023 - $60) in depreciation expense for the year ended June 30, 2024, on equipment in use.

F-1
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6. Related party transactions
Valent Technologies, LLC Agreements
On November 20, 2023, Dr. Brown was terminated from his position as the Company’s Chief Scientific Officer as a result of cost-cutting measures adopted by the Company; he remains a consultant to the Company. Dr. Brown is a principal of Valent Technologies, LLC (“Valent”) and as a result Valent is a related party to the Company.
On September 12, 2010, the Company entered into a Patent Assignment Agreement (the “Valent Assignment Agreement”) with Valent pursuant to which Valent transferred to the Company all its right, title and interest in, and to, the patents for
VAL-083
owned by Valent. The Company now owns all rights and title to
VAL-083
and is responsible for further development and commercialization. In accordance with the terms of the Valent Assignment Agreement, Valent is entitled to receive a future royalty on all revenues derived from the development and commercialization of
VAL-083.
In the event that the Company terminates the agreement, the Company may be entitled to receive royalties from Valent’s subsequent development of
VAL-083
depending on the development milestones the Company has achieved prior to the termination of the Valent Assignment Agreement.
On September 30, 2014, the Company entered into an exchange agreement (the “Valent Exchange Agreement”) with Valent and Del Mar (BC). Pursuant to the Valent Exchange Agreement, Valent exchanged its loan payable in the outstanding amount of $279 (including aggregate accrued interest to September 30, 2014, of $29), issued to Valent by Del Mar (BC), for 279 shares of the Company’s Series A Preferred Stock. The Series A Preferred Stock has a stated value of $1.00 per share (the “Series A Stated Value”) and is not convertible into common stock. The holder of the Series A Preferred Stock is entitled to dividends at the rate of 3% of the Series A Stated Value per year, payable quarterly in arrears. For the year ended June 30, 2024, the Company recorded $8 (2023 - $8
) related to the dividends paid to Valent. The dividends have been recorded as a direct increase in accumulated deficit.
On February 13, 2024, the Company sent an
Opt-Out
Notice to Valent under the Valent Assignment Agreement whereby the Company assigned all rights, title and interest in and to the patents for
VAL-083
to Valent. As a result, the Company granted Valent a
non-exclusive,
fully-paid, royalty-free, perpetual, worldwide and
non-transferable
license, subject to limited exceptions. The Company is entitled to receive royalties from Valent’s subsequent commercialization of
VAL-083
equal to 5% of Valent Net Sales (as defined in the Valent Assignment Agreement).
Related party payables
At June 30, 2024 there is an aggregate amount of $52 (2023 - $298) payable to the Company’s officers and directors for fees, expenses, and accrued bonuses and other liabilities.
7. Milestone payment liability
The milestone payment liability relates to an asset purchase agreement with St. Cloud Investments, LLC (“St. Cloud”) that the Company has relating to the acquisition of
REM-001.
The agreement, as amended, is dated November 26, 2012 (the “St. Cloud Agreement”). Pursuant to the terms of the St. Cloud Agreement, the Company is obligated to make certain payments under the agreement. The future contingent amounts payable under that agreement are as follows:

•
Upon the earlier of (i) a subsequent equity financing to take place after the Company conducts a Phase 2B clinical study in which fifty patients complete the study and their clinical data can be evaluated or (ii) the commencement of a clinical study intended to be used as a definitive study for market approval in any country, the Company is obligated to pay an aggregate amount of $300 in cash or an equivalent amount of common stock, with $240 to St. Cloud and $60 to an employee of the Company; and

F-1
7

•
Upon receipt of regulatory approval of
REM-001
Therapy, the Company is obligated to pay an aggregate amount of $700 in cash or an equivalent amount of common stock, with $560 to St. Cloud and $140 to an employee of the Company.

With respect to the $300 and $700 potential milestone payments referenced above (each a “Milestone Payment”), if either such Milestone Payment becomes payable, and in the event the Company elects to pay either such Milestone Payment in shares of its common stock, the value of the common stock will equal the average of the closing price per share of the Company’s common stock over the twenty (20) trading days following the first public announcement of the applicable event described above.
The milestone payment liability has been estimated using a scenario-based method (or “SBM”). An SBM is an income-based approach under which possible outcomes are identified, the contingent consideration payoff of each outcome is probability weighted, and then a suitable discount rate is used to arrive at the expected present value of the contingent consideration at the valuation date. The probability used in the valuation was based on published research for the probability of success of oncology companies at a similar stage of development as the Company. The discount rate was based on published rates for corporate bonds and the term was based on an estimate of the planned timing of completion of the respective development achievement that would result in payment of the respective milestones.

$ (in thousands)
Balance – June 30, 2022	163
Change in fair value estimate	3

Balance – June 30, 2023	166
Change in fair value estimate	20

Balance – June 30, 2024	186

8. Stockholders’ equity
Preferred stock
Series C Preferred Stock

	Series C Preferred Stock
	Number of shares	$ (in thousands)
Balance – June 30, 2022	16,838	12,275
Conversion of Series C Preferred stock to common stock	(2,630)	(1,909)

Balance – June 30, 2023	14,208	10,366
Conversion of Series C Preferred stock to common stock	(540)	(393)

Balance – June 30, 2024	13,668	9,973

In August 2020, the Company issued 25,028 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) in three separate closings of a private placement (Series
C-1,
C-2,
and
C-3).
Each share of Series C Preferred Stock was issued at a purchase price of $1,000 per share and is convertible into shares of common stock based on the respective conversion prices which were determined at the closing of each round of the private placement. The conversion prices for the Series
C-1
Preferred Stock, Series
C-2
Preferred Stock, and the Series
C-3
Preferred Stock are $58.00, $60.70, and $57.50, respectively. Subject to ownership limitations, the owners of the Series
C-1
Preferred Stock, the Series
C-2
Preferred Stock, and the Series
C-3
Preferred Stock are entitled to receive dividends, payable in shares of common stock at a rate of 10%, 15%, 20% and 25%,

F-1
8

respectively, of the number of shares of common stock issuable upon conversion of the Series C Preferred Stock, on the 12 th
, 24
th
, 36
th
and 48
th
month, anniversary of the initial closing of the private placement. The Company paid the 12 th
, 24
th
, 36
th
, and 48
th
month anniversary dividends of 10%, 15%, 20%, and 25% common stock dividends on August 19, 2021, 2022, 2023, and 2024, respectively.
The Series C Preferred Stock dividends do not require declaration by the board of directors and are accrued annually as of the date the dividend is earned in an amount equal to the fair value of the Company’s common stock on the dates the respective dividends are paid. The fair value of the Series C Preferred Stock dividend paid on August 19, 2023, was determined by multiplying the dividends paid of 49 shares of common stock by the Company’s closing share price on August 19, 2023, of $3.53 per share for a total fair value of $173. Any outstanding shares of Series C Preferred Stock were automatically converted to shares of common stock on August 19, 2024 (Note 13). In addition, as part of the Series C Preferred financing, the Company issued warrants to the placement agent (“Series C Agent Warrants”), which expired on August 19, 2024.
The Series C Preferred Stock shall with respect to distributions of assets and rights upon the occurrence of a liquidation, rank (i) senior to the Company’s common stock and (ii) senior to any other class or series of capital stock of the Company hereafter created which does not expressly rank pari passu with, or senior to, the Series C Preferred Stock. The Series C Preferred Stock is pari passu in liquidation to the Company’s Series A Preferred Stock. The liquidation value of the Series C Preferred Stock at June 30, 2024, is the stated value of $9,973 (June 30, 2023 - $10,366).
The Company’s Series C Preferred Stock outstanding, conversion shares, and future dividends as of June 30, 2024, are as follows:

Series	Number	Conversion Price $	Number of conversion shares (in thousands)	Dividend Shares (in thousands)
Series 1	10,925	58.00	188	151
Series 2	898	60.70	15	10
Series 3	1,845	57.50	32	24

	13,668		235	185

Series C Dividends	Dividend Shares (in thousands)
10% - August 19, 2021 (actual)	34
15% - August 19, 2022 (actual)	43
20% - August 19, 2023 (actual)	49
25% - August 19, 2024 (actual)	59

185

Series A Preferred Stock
Effective September 30, 2014, the Company filed a Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of Nevada. Pursuant to the Series A Certificate of Designation, the Company designated 279 shares of preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have a stated value of $1.00 per share (the “Series A Stated Value”) and are not convertible into common stock. The holder of the Series A Preferred Stock is entitled to dividends at the rate of 3% of the Series A Stated Value per year, payable quarterly in arrears. Upon any liquidation of the Company, the holder of the Series A Preferred Stock will be entitled to be paid, out of any assets of the Company available for distribution to stockholders, the Series A Stated Value of the shares of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends thereon, prior to any payments being made with respect to the common stock. The Series A Preferred Stock is held by Valent (note 5).

9

The Series A Preferred Stock shall with respect to distributions of assets and rights upon the occurrence of a liquidation, rank (i) senior to the Company’s common stock, and (ii) senior to any other class or series of capital stock of the Company hereafter created which does not expressly rank pari passu with, or senior to, the Series A Preferred Stock. The Series A Preferred Stock is pari passu in liquidation to the Company’s Series C Preferred Stock. The liquidation value of the Series A Preferred stock at June 30, 2024, is its stated value of $279 (June 30, 2023 - $279).
There was no change to the Series A Preferred stock for the years ended June 30, 2024, or 2023.
Common stock
Amended articles of incorporation
On June 30, 2023, the Company amended its articles of incorporation to increase the number of authorized shares of common stock from 5,500 to 75,000 shares.
Stock issuances
Year ended June 30, 2024
On September 19, 2023, the Company entered into a Sales Agreement, (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Agent”) pursuant to which the Company may offer and sell, from time to time, through the Agent, as sales agent and/or principal, shares of common stock having an aggregate offering price of up to $2,850 (the “ATM Facility”), subsequently increased to $10,900 on December 18, 2023. From October 31, 2023, until June 30, 2024, the Company raised $10,471 in net proceeds, after deducting share issuance costs of $435, from the sale of 53,151 shares of its common stock at a weighted average price of $0.21 per share under the ATM Facility. On February 22, 2024, the Company determined that it had concluded utilization of the ATM Facility.
Sales of the shares of common stock made under the ATM Facility may be made in negotiated transactions, or by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The Nasdaq Capital Market or sales made to or through a market maker other than on an exchange. Pursuant to the Sales Agreement, the Company has the right, in its sole discretion, to present the Agent with a placement notice directing the Agent to purchase a number of shares of common stock under the ATM Facility, subject to the terms and conditions of the Sales Agreement. The purchase price per share under the ATM Facility will be based on market prices of the common stock on the applicable purchase date for such purchases. The Agent is entitled to a commission rate of 3.0% of the gross sales price per share sold under the Sales Agreement.
During the year ended June 30, 2024, the Company sold 400 shares of common stock at a weighted average price of $0.23 per share for total net proceeds of approximately $105 under the Purchase Agreement with Lincoln Park (as defined below).
During the year ended June 30, 2024, the Company issued 4 shares of common stock on vesting of restricted stock units during the period. On February 22, 2024, the Company determined that it had concluded utilization of the equity facility pursuant to the terms of the Purchase Agreement with Lincoln Park.
Year ended June 30, 2023
On August 2, 2022, the Company entered into a stock purchase agreement, dated as of August 2, 2022, (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park committed to purchase up to a maximum of $20,000 of shares of the Company’s common stock (the “Purchase Shares”). Concurrently with entering into the Purchase Agreement, the Company also entered into a registration

F-
20

rights agreement with Lincoln Park, pursuant to which it agreed to take certain actions relating to the registration of the offer and sale of the Purchase Shares available for issuance under the Purchase Agreement. Upon execution of the Purchase Agreement, the Company issued 33 shares of common stock to Lincoln Park as a commitment fee in connection with entering into the Purchase Agreement.
Pursuant to the Purchase Agreement, the Company has the right, in its sole discretion, to present Lincoln Park with a purchase notice directing Lincoln Park to purchase up to 10 Purchase Shares provided that the closing sale price of the common stock on the purchase date is not below a threshold price set forth in the Purchase Agreement (a “Regular Purchase”). The Company and Lincoln Park may mutually agree to increase the Regular Purchase amount with respect to any Regular Purchase under the Purchase Agreement, provided that Lincoln Park’s maximum committed purchase obligation under any single Regular Purchase shall not exceed $2,000. The purchase price per share for each Regular Purchase is based on prevailing market prices of the common stock immediately preceding the time of sale as computed in accordance with the terms set forth in the Purchase Agreement. There are no upper limits on the price per share that Lincoln Park must pay for the Purchase Shares under the Purchase Agreement.
If the Company directs Lincoln Park to purchase the maximum number of shares of common stock that the Company may sell in a Regular Purchase, then in addition to such Regular Purchase, and subject to certain conditions and limitations in the Purchase Agreement, the Company may direct Lincoln Park to purchase additional shares of common stock in an “accelerated purchase” (each, an “Accelerated Purchase”) and an “additional accelerated purchase” (each, an “Additional Accelerated Purchase”) (including multiple Additional Accelerated Purchases on the same trading day) as provided in the Purchase Agreement. The purchase price per share for each Accelerated Purchase and Additional Accelerated Purchase will be based on market prices of the common stock on the applicable purchase date for such Accelerated Purchases and such Additional Accelerated Purchases.
The aggregate number of shares that the Company can issue or sell to Lincoln Park under the Purchase Agreement may in no case exceed 262 shares of the common stock (which is equal to approximately 19.99% of the shares of the common stock outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless (i) stockholder approval is obtained to issue Purchase Shares above the Exchange Cap, in which case the Exchange Cap will no longer apply, or (ii) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $10.12 per share (which represents the lower of (A) the official closing price of the Company’s common stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and (B) the average official closing price of the Company’s common stock on Nasdaq for the five consecutive trading days ending on the trading day on the date of the Purchase Agreement, adjusted such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules). The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty, by giving one business day notice to Lincoln Park to terminate the Purchase Agreement.
During the year ended June 30, 2023, the Company sold 229 shares of common stock for total net proceeds of approximately $1,903 under the Purchase Agreement. As of June 30, 2024, the sales made under the Purchase Agreement are the maximum amounts available due to ownership limitations under Nasdaq rules.
Shares issued for services
During the year ended June 30, 2023, the Company issued 16 shares of common stock for services for a total value of $110.

F-2
1

2017 Omnibus Incentive Plan
As subsequently approved by the Company’s stockholders at an annual meeting of stockholders, on April 11, 2018, the Company’s board of directors approved the adoption of the Company’s 2017 Omnibus Equity Incentive Plan (the “2017 Plan”), as amended. The board of directors also approved a form of Performance Stock Unit Award Agreement to be used in connection with grants of performance stock units (“PSUs”) as well as a Restricted Stock Unit (“RSU”) award under the 2017 Plan. As approved by the Company’s stockholders on June 21, 2022, the number of common shares available under the 2017 Plan as of June 30, 2024, is 440 shares, less the number of shares of common stock issued under the Del Mar (BC) 2013 Amended and Restated Stock Option Plan (the “Legacy Plan”), or that are subject to grants of stock options made, or that may be made, under the Legacy Plan, or that have been previously exercised.
The following table sets forth the aggregate information on all equity compensation plans as of June 30, 2024:

Plan Category (in thousands, except per share amounts)	Number of shares of common stock to be issued upon exercise of outstanding stock options and rights (a)	Weighted-average exercise price of stock options and rights $	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders - 2017 Plan (1)	288	$21.40	144
Equity compensation plans not approved by security holders - Del Mar (BC) 2013 Amended and Restated Stock Option Plan	—	$2,060.08	—

Totals	288	$30.70	144

(1)	The Del Mar (BC) 2013 Amended and Restated Stock Option Plan refers to the Company’s previous equity compensation plan.
(2)	The balance of 144 shares of common stock available for issuance under the 2017 Plan as of June 30, 2024, is net of stock options previously exercised.
The maximum number of shares of Company common stock with respect to which any one participant may be granted awards during any calendar year is 8% of the Company’s fully diluted shares of common stock on the date of grant (excluding the number of shares of common stock issued under the 2017 Plan and/or the Legacy Plan or subject to outstanding awards granted under the 2017 Plan and/or the Legacy Plan). No award will be granted under the 2017 Plan on, or after, July 7, 2027.
Stock options
During the year ended June 30, 2024, a total of 89 stock options to purchase shares of common stock were granted to directors and officers of the Company. The 89 options granted have an exercise price of $4.655 per share and vest as to 25% on August 30, 2024, with the remaining portion vesting in equal monthly installments over a period of 36 months from September 30, 2024 to September 30, 2027. All of the options to purchase shares of common stock granted have a
10-year
term and are subject to cancellation upon the grantees’ termination of service for the Company, with certain exceptions.

F-2
2

The following table sets forth changes in stock options outstanding under all plans:

	Number of stock options outstanding (in thousands)	Weighted average exercise price
Balance – June 30, 2022	176	87.05
Granted	78	8.79
Expired	(56)	102.65

Balance – June 30, 2023	198	51.71
Granted	89	4.66
Expired	(34)	107.69
Forfeited	(31)	8.26

Balance – June 30, 2024	222	30.70

The following table summarizes stock options outstanding and exercisable under all plans at June 30, 2024:

Exercise price $	Number Outstanding at June 30, 2024 (in thousands)	Weighted average remaining contractual life (years)	Number exercisable at June 30, 2024 (in thousands)
4.655	79	9.17	21
6.04	9	8.64	3
8.79	34	8.09	17
12.75 to 16.25	6	8.27	6
30.50 to 48.00	73	7.31	48
62.00 to 68.50	13	6.81	13
85	7	6.21	7
304.95 to 2,660.00	1	1.93	1

	222		116

Stock options issued during the years ended June 30, 2024, and 2023, have been valued using a Black-Scholes pricing model with the following assumptions:

	June 30, 2024	June 30, 2023
Dividend rate	—%	—%
Volatility	91.4%	91.4%
Risk-free rate	4.24%	2.67%
Term – years	6.1	6.1
The estimated volatility of the Company’s common stock at the date of issuance of the stock options is based on the historical volatility of the Company. The risk-free interest rate is based on rates published by the government for bonds with a maturity similar to the expected remaining life of the stock options at the valuation date. The expected life of the stock options has been estimated using the plain vanilla method.

F-2
3

The Company has recognized the following amounts as stock option expense for the periods noted:

	$		$
	Years ended June 30,
	2024 $		2023 $
Research and development		187		451
General and administrative		420		1,039

		607		1,490

All of the stock option expense for the periods ended June 30, 2024, and 2023, has been recognized as additional paid in capital. The aggregate intrinsic value of stock options outstanding at June 30, 2024, was nil (2023 - nil) and the aggregate intrinsic value of stock options exercisable at June 30, 2024, was nil (2023 - nil). As of June 30, 2024, there was $322 in unrecognized compensation expense that will be recognized over the next 2.02 years.
The following table sets forth changes in unvested stock options under all plans:

	Number of options (in thousands)	Weighted average exercise price $
Unvested at June 30, 2022	84	51.23
Granted	78	8.79
Vested	(44)	48.53

Unvested at June 30, 2023	118	24.12
Granted	89	4.66
Vested	(70)	19.44
Forfeited	(31)	8.26

Unvested at June 30, 2024	106	15.57

The aggregate intrinsic value of unvested stock options at June 30, 2024 was nil (2023 - nil). The unvested stock options have a remaining weighted average contractual term of 7.72 (2023 – 8.83) years.
Restricted stock units
On August 1, 2022, the Company issued 18 RSUs to its officers. Subject to providing continuous service to the Company, the RSUs vest in four equal annual installments commencing August 1, 2023. The RSUs were valued using the closing price of the Company’s common stock on the date of issuance with the total expense of $155 being recognized over the vesting period of four years.
On June 1, 2023, the Company issued 60 RSU to one of its officers. Subject to providing continuous service to the Company, the RSUs all fully vest on June 1, 2024. The RSUs were valued using the closing price of the Company’s common stock on the date of issuance with the total expense of $186 being recognized over the vesting period of one year.
As of June 30, 2024, 4 RSU had vested and were converted to common shares, and 60 RSU had vested but were converted to common shares subsequent to June 30, 2024.

F-2
4

During the year ended June 30, 2024, the Company recognized a total of $171 (2023 - $90) related to RSU.

Number of RSU (in thousands)
Balance – June 30, 2022	—
Issuance	78

Balance – June 30, 2023	78
Vested and converted to common shares	(4)
Forfeited	(8)

Balance – June 30, 2024	66

Common stock warrants
The following table sets forth changes in outstanding warrants:

	Number of warrants (in thousands)	Weighted average exercise price $
Balance – June 30, 2022	720	49.36
Expiry of 2018 Investor and Agent warrants	(7)	625.68

Balance – June 30, 2023	713	43.55
Expiry of warrants issued for services	(20)	71.53
Expiry of 2019 Investor and Agent warrants	(16)	157.25

Balance – June 30, 2024	677	39.99

The following table summarizes the Company’s outstanding warrants as of June 30, 2024:

Description of warrants	Number (in thousands)	Exercise price $	Expiry date
2022 April Investor warrants	325	20.50	April 14, 2027
2022 Investor warrants	240	62.50	March 28, 2025
2020 Investor warrants	65	50.00	August 16, 2024
NBTS Warrants	3	54.50	June 19, 2025
2022 April Agent warrants	32	33.12	October 14, 2026
2022 Agent warrants	12	78.12	March 28, 2025

	677

Series C preferred stock warrants
In connection with the Series C Preferred Stock private placement, the Company issued 2,504 Series C Agent Warrants. The Series C Agent Warrants have an exercise price of $1,000 per share, provide for a cashless exercise feature, and are exercisable for a period of four years from August 19, 2020. The Series C Preferred Stock issuable upon exercise of the Series C Agent Warrants is convertible into shares of common stock in the same manner as each respective underlying series of outstanding Series C Preferred Stock and will be entitled to the same dividend rights as each respective series.

F-2
5

The following table sets forth changes in outstanding Series C Agent Warrants:

	Balance, June 30, 2023	Number of Warrants Issued	Number of Warrants Exercised	Balance, June 30, 2024	Exercise price $
Issuance of Preferred Series C-1 Agent Warrants	1,929	—	—	1,929	58.00
Issuance of Preferred Series C-2 Agent Warrants	219	—	—	219	60.70
Issuance of Preferred Series C-3 Agent Warrants	296	—	—	296	57.50

	2,444	—	—	2,444

The following table summarizes the Company’s outstanding Series C Agent Warrants as of June 30, 2024:

Series C Agent Warrants	Number	Conversion price $	Number of conversion shares (in thousands)	Cumulative common stock dividends (in thousands)
Series 1	1,929	58.00	33	23
Series 2	219	60.70	4	3
Series 3	296	57.50	5	4

	2,444		42	30

The Series C Agent Warrants expired unexercised subsequent to June 30, 2024, on August 19, 2024.
9. Income taxes
For the years ended June 30, 2024, and 2023, the Company did not record a provision for deferred income taxes due to a full valuation allowance against the deferred tax assets.
Significant components of the Company’s deferred tax assets and deferred tax liabilities are shown below:

	June 30, 2024 $	June 30, 2023 $
Deferred tax assets:
Non-capital losses carried forward	27,911	29,204
Stock-based compensation	1,149	982
Capital losses carried forward	—	18
Financing costs	—	326
Bonus - compensation	375	37
Scientific research and development	806	895
Scientific research and development – Investment Tax Credits (“ITC”)	685	769
Capitalized research and development expenses	604	265

	31,530	32,496
Deferred tax liabilities:
Scientific research and development – ITC	(114)	(127)
Fixed Assets	(71)	—

	31,345	32,369
Valuation allowance	(31,345)	(32,369)

Net future tax assets	—	—

F-2
6

The income tax benefit of these tax attributes has not been recorded in these consolidated financial statements because of the uncertainty of their recovery. The Company’s effective income tax rate differs from the statutory income tax rate of 21% (2023 – 21%).
The differences arise from the following items:

	June 30, 2024 $	June 30, 2023 $
Tax recovery at statutory income tax rates	(1,747)	(3,076)
Permanent differences	389	(1,095)
Rate change	(17)	—
Effect of rate differentials between jurisdictions	(110)	(127)
Effect of foreign exchange rates	441	66
Scientific research and development – ITC	—	(61)
Adjustment to prior year’s provision versus statutory tax returns	2,075	(106)
Other	(7)	13
Change in valuation allowance	(1,024)	4,386

Current income tax expense	—	—

The Company does not have any current income tax expense for the year ended June 30, 2024, as there was a taxable loss for this period. The components of the Company’s loss before income taxes for the year ended June 30, 2024, were allocated as follows: $6,500 in the U.S. and $1,800 in Canada. As of June 30, 2024, the Company had combined U.S. and Canadian net operating loss (“NOL”) carryforwards of $109,300 (2023 – $109,300). The U.S. federal NOL carryforwards consist of $15,800 generated before July 1, 2018, which begin expiring on June 30, 2028, and $33,600 that can be carried forward indefinitely, but are subject to the annual 80% taxable income limitation. The Canadian NOL carryforwards of $59,900 begin expiring in 2030. In addition, the Company has non-refundable
Canadian federal investment tax credits of $421 (2023 - $470) that expire between 2031 and 2042 and non-refundable
British Columbia investment tax credits of $264 (2023 – $299) that expire between 2024 and 2032. The Company also has Canadian scientific research and development tax incentives of $3,100 (2023 – $3,300) that do not expire.
The Company files U.S. federal, state, and Canadian income tax returns with varying statutes of limitations. For U.S. federal income tax purposes, the tax years ending June 30, 2021, to June 30, 2023, remain open to federal examination and the state income tax years ending June 30, 2020 to June 30, 2023 remain open to state examination. Under Internal Revenue Code (“IRC”) section 7602(a), the IRS may redetermine NOLs generated in closed tax years if these NOLs are applied to an open tax year. For Canadian income tax purposes, the calendar tax years from
2020 to 2023
remain open to examination. The Company currently is not under examination by any tax authority.
IRC sections 382 and 383 place a limitation on the amount of taxable income that can be offset by NOL and credit carryforwards after a change in control (generally greater than 50% change in ownership within a three-year period) of a loss corporation. Generally, after a change in control, a loss corporation cannot deduct NOL and credit carryforwards in excess of the IRC section 382 and 383 limitations. The limitation in the federal and state NOL and research and development credit carryforwards do not impact the deferred tax assets but note that the deferred tax assets are offset by a full valuation allowance. The limitation can result in the expiration of the NOLs and research and development credit carryforwards available. The Company has performed an IRC section 382 and 383 analysis and determined there was an ownership change in 2013. The Company has not performed any IRC section 382 and 383 analyses since 2013. An assessed change in ownership subsequent to 2013 could limit future use of NOL and research and development credit carryforwards. The acquisition of Adgero Biopharmaceuticals Holdings, Inc. also triggers IRC section 382 on the pre-acquisition
NOLs. An analysis for IRC section 382 has not been performed at this time on the pre-acquisition
NOLs.

F-2
7

10. Commitments and contingencies
The Company has the following obligations over the next five fiscal years ending June 30, 2028:
Clinical development
The remaining commitments relating to contracts for drug manufacturing, clinical study management and safety for contracts the Company has entered into for its clinical trials as of June 30, 2024, is $1,852. Pursuant to the commitments for clinical trials, the Company has paid a total of $205 in deposits related to study initiation and certain study costs (note 3). These deposits are available to be applied against invoices received from the contract research organization but have not been netted against the Company’s commitments for the fiscal year ended June 30, 2024.
Office lease
The Company currently rents its shared head office on a
one-year
renewable lease at $2.4 per year and until January 2024, rented its administrative offices on a month-to-month
basis at a total rate of $1.90 (CA $2.5 per month) per month. During the year ended June 30, 2024, the Company recorded a total of $14 as rent expense (2023 - $39).
11. Supplementary statement of cash flows information

	Year ended June 30, 2024	Year ended June 30, 2023
Series C Preferred Stock common stock dividend (note 8)	173	362
Series A Preferred Stock cash dividend in accounts payable	2	—
Non-cash issue costs (note 8)	—	289
Equipment additions reclassified from prepaid expenses	—	447
Conversion of Series C Preferred Stock to common stock (note 8)	393	—
Income taxes paid	—	—
Interest paid	—	—
12. Financial risk management
Market risk
Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or valuation of its financial instruments.
The Company is exposed to financial risk related to fluctuation of foreign exchange rates. Foreign currency risk is limited to the portion of the Company’s business transactions denominated in currencies other than the United Sates dollar, primarily general and administrative expenses incurred in Canadian dollars. The Company believes that the results of operations, financial position and cash flows would be affected by a sudden change in foreign exchange rates but would not impair or enhance its ability to pay its Canadian dollar accounts payable. The Company manages foreign exchange risk by converting its US$ to CA$ as needed. The Company maintains the majority of its cash in US$. As of June 30, 2024, net Canadian dollar denominated accounts payable and accrued liabilities exposure in US$ totaled $36.

F-2
8

a) Foreign exchange risk
Foreign exchange risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. If foreign exchange rates were to fluctuate within
+/-10%
of the closing rate at
year-end,
the maximum exposure is $4.
Balances in foreign currencies at June 30, 2024, and 2023, were as follows:

	June 30, 2024 balances CA$	June 30, 2023 balances CA$
Trade payables	63	51
Cash	5	13
Interest, taxes, and other receivables	9	8
b) Interest rate risk
The Company is subject to interest rate risk on its cash and cash equivalents and believes that the results of operations, financial position and cash flows would not be significantly affected by a sudden change in market interest rates relative to the investment interest rates due to the short-term nature of the investments. As of June 30, 2024, cash and cash equivalents held by the Company were $4,909. The Company’s cash balance currently earns interest at standard bank rates. If interest rates were to fluctuate within
+/-10%
of the closing rate at year end the impact of the Company’s interest-bearing accounts will not be significant due to the current low market interest rates.
The only financial instruments that expose the Company to interest rate risk are its cash and cash equivalents.
Liquidity risk
Liquidity risk is the risk that the Company will encounter difficulty in raising funds to meet cash flow requirements associated with financial instruments. The Company continues to manage its liquidity risk based on the outflows experienced for the period ended June 30, 2024, and is undertaking efforts to conserve cash resources wherever possible. The maximum exposure of the Company’s liquidity risk is $2,283 as of June 30, 2024.
Credit risk
Credit risk arises from cash and cash equivalents, deposits with banks, financial institutions, and contractors as well as outstanding receivables. The Company limits its exposure to credit risk, with respect to cash and cash equivalents, by placing them with high quality credit financial institutions. The Company’s cash equivalents consist primarily of operating funds with commercial banks. Of the amounts on deposit with financial institutions, the following table summarizes the amounts at risk should the financial institutions with which the deposits are held cease trading:
The maximum exposure of the Company’s credit risk is $65 at June 30, 2024, relating to interest, taxes, and other receivables. The credit risk related to uninsured cash and cash equivalents balances is $4,382 at June 30, 2024.

Cash and cash equivalents $	Insured amount $	Non- insured amount $
4,909	527	4,382

9

Concentration of credit risk
Financial instruments that subject the Company to credit risk consist primarily of cash and cash equivalents.
The Company places its cash and cash equivalents in accredited financial institutions and therefore the Company’s management believes these funds are subject to minimal credit risk. The Company has no significant off-balance
sheet concentrations of credit risk such as foreign currency exchange contracts, option contracts or other hedging arrangements.
13. Subsequent events
The Company has evaluated its subsequent events from June 30, 2024, through the date these consolidated financial statements were issued and has determined that there are no subsequent events requiring disclosure in these consolidated financial statements other than the items noted below.
Series C Preferred Stock
On August 19, 2024, the Company recorded the common stock dividend on its Series C Preferred Stock as well as the Series C Agent Warrants. The common stock dividend corresponds to the 25% dividend payable on the fourth anniversary of the initial closing of the Series C Preferred Stock which occurred on August 19, 2020. The 25% stock dividend was payable on August 19, 2024, to the holders of the Series C Preferred Stock on that date. The 25% dividend is not payable on Series C Preferred Stock or Series C Agent Warrants that were converted, or exercised, prior to August 19, 2024. The dividend resulted in 59 shares of common stock being issued to the Series C Preferred Stockholders. In addition, on August 19, 2024, the Company issued 235 shares of common stock to the holders of the Series C Preferred Stock upon the automatic conversion of the outstanding Series C Preferred Stock. On August 19, 2024, the Series C Agent Warrants expired unexercised.
Amendment to Hoffman Employment Agreement
Robert E. Hoffman, Chief Executive Officer and Interim Chief Financial Officer of the Company, and the Company are parties to a certain Executive Employment Agreement dated November 8, 2021 (the “Hoffman Employment Agreement”). On October 4, 2024, the Company and Mr. Hoffman entered into an amendment to the Hoffman Employment Agreement (the “Amendment to the Hoffman Employment Agreement”). Pursuant to the Amendment to the Hoffman Employment Agreement, all outstanding stock options previously granted to Mr. Hoffman by the Company vested in full on October 4, 2024 in exchange for Mr. Hoffman agreeing to extend the non-competition
restrictions of the Hoffman Employment Agreement for a period of twelve months following the date that his employment terminates with the Company.
Proposed Merger
On October 4, 2024, at the Company’s Special Meeting of Stockholders, the Company’s stockholders approved the requisite proposals to effect the completion of the proposed Merger with TuHURA. The proposed Merger is expected to be consummated in mid-October
2024, subject to regulatory approval and the satisfaction of the remaining closing conditions under the Merger Agreement.

F-
30

Kintara Therapeutics, Inc.
Condensed Consolidated Interim Balance Sheets
(In thousands, except par value amounts)

		September, 2024	June 30, 2024
	Note	$	$
		(unaudited)
Assets
Current assets
Cash and cash equivalents		3,020	4,909
Prepaid expenses, taxes and other receivables		258	414
Clinical trial deposit	3	205	205

Total current assets		3,483	5,528
Property and equipment, net	5	657	674

Total assets		4,140	6,202

Liabilities
Current liabilities
Accounts payable and accrued liabilities	6	2,207	2,207
Related party payables	7	50	52

Total current liabilities		2,257	2,259
Milestone payment liability	10	188	186

Total liabilities		2,445	2,445

Stockholders’ equity
Preferred stock
Authorized
5,000 shares, $0.001 par value
Issued and outstanding
279 Series A shares at September 30, 2024 (June 30, 2024 – 279)	8	279	279
Nil Series C shares at September 30, 2024 (June 30, 2024 – 14)	8	—	9,973
Common stock
Authorized
75,000 shares at September 30, 2024 (June 30, 2024 – 75,000), $0.001 par value
Issued and outstanding
1,590 issued at September 30, 2024 (June 30, 2024 – 1,579)	8	2	2
Additional paid-in capital	8	163,445	153,358
Accumulated deficit		(162,052)	(159,876)
Accumulated other comprehensive income		21	21

Total stockholders’ equity		1,695	3,757

Total liabilities and stockholders’ equity		4,140	6,202

Nature of operations, corporate history, going concern and management plans (note 1)
Subsequent events (note 10)
The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

F-3
1

Kintara Therapeutics, Inc.
Condensed Consolidated Interim Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

		Three months ended September 30,
	Note	2024	2023
Expenses
Research and development		$252	$1,859
General and administrative		1,957	1,103

		(2,209)	(2,962)

Other income (loss)
Foreign exchange		(1)	(2)
Interest, net		49	2

		48	0

Net loss for the period		(2,161)	(2,962)

Computation of basic loss per share
Net loss for the period		(2,161)	(2,962)
Series A Preferred cash dividend	8	(2)	(2)
Series C Preferred stock dividend	8	(13)	(173)

Net loss for the period attributable to common stockholders		$(2,176)	$(3,137)

Basic and fully diluted loss per share		$(1.37)	$(63.92)

Basic and fully diluted weighted average number of shares		1,586	49

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

F-3
2

Kintara Therapeutics, Inc.
Condensed Consolidated Interim Statements of Stockholders’ Equity (Deficiency)
(Unaudited)
For the three months ended September 30, 2024
(In thousands)

	Number of shares	Common stock $	Additional paid-in capital $	Accumulated other comprehensive income $	Preferred stock $	Accumulated deficit $	Total stockholders’ equity (deficiency) $
Balance - June 30, 2024	1,579	2	153,358	21	10,252	(159,876)	3,757
Issuance of shares on vesting of restricted stock units	2	—	—	—	—	—	—
Conversion of Series C Preferred stock to common stock	7	—	9,973	—	(9,973)	—	—
Stock option expense	—	—	98	—	—	—	98
Restricted stock unit expense	—	—	3	—	—	—	3
Series A Preferred cash dividend	—	—	—	—	—	(2)	(2)
Series C Preferred stock dividend	2	—	13	—	—	(13)	—
Loss for the period	—	—	—	—	—	(2,161)	(2,161)

Balance - September 30, 2024	1,590	2	163,445	21	279	(162,052)	1,695

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

F-3
3

Kintara Therapeutics, Inc.
Condensed Consolidated Interim Statements of Stockholders’ Equity
(Unaudited)
For the nine months ended September 30, 2023
(In thousands)

	Number of shares	Common stock $	Additional paid-in capital $	Accumulated other comprehensive income $	Preferred stock $	Accumulated deficit $	Total stockholders’ equity (deficiency) $
Balance - June 30, 2023	48	1	141,439	21	10,645	(151,375)	731
Conversion of Series C Preferred stock to common stock	—	—	37	—	(37)	—	—
Stock option expense	—	—	160	—	—	—	160
Restricted stock unit expense	—	—	47	—	—	—	47
Series A Preferred cash dividend	—	—	—	—	—	(2)	(2)
Series C Preferred stock dividend	1	—	173	—	—	(173)	—
Loss for the period	—	—	—	—	—	(2,962)	(2,962)

Balance - September 30, 2023	49	1	141,856	21	10,608	(154,512)	(2,026)

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

F-3
4

Kintara Therapeutics, Inc.
Condensed Consolidated Interim Statements of Cash Flows
(Unaudited)
(In thousands)

		Three months ended September 30,
		2024	2023
	Note	$	$
Cash flows from operating activities
Loss for the period		(2,161)	(2,962)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation of property and equipment	5	17	15
Change in fair value of milestone liability		2	1
Stock option expense	7	98	160
Restricted stock unit expense	7	3	47
Changes in operating assets and liabilities
Prepaid expenses, taxes and other receivables		156	93
Clinical trial deposit		—	1,075
Accounts payable and accrued liabilities		—	214
Related party payables		(4)	40

Net cash used in operating activities		(1,889)	(1,317)

Cash flows from financing activities
Series A Preferred cash dividend	6	—	(2)

Net cash provided by financing activities		—	(2)

Decrease in cash and cash equivalents		(1,889)	(1,319)
Cash and cash equivalents – beginning of period		4,909	1,535

Cash and cash equivalents – end of period		3,020	216

Supplementary information (note 9)
The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

F-3
5

Kintara Therapeutics, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)
September 30, 2024
(expressed in US dollars and in thousands, except par value and per share amounts, unless otherwise noted)
1 Nature of operations, corporate history, and going concern and management plans
Nature of operations
Kintara Therapeutics, Inc., a Nevada corporation (“Kintara” or, the “Company”) is a clinical-stage drug development company with a focus on the development of novel cancer therapies for patients with unmet medical needs. The Company is developing one late-stage therapeutic -
REM-001
for cutaneous metastatic breast cancer (“CMBC”). In order to accelerate the Company’s development timelines, it leverages existing preclinical and clinical data from a wide range of sources. The Company may seek marketing partnerships in order to potentially offset clinical costs and to generate future royalty revenue from approved indications of its current and future product candidates.
Merger with TuHURA Biosciences, Inc.
On April 2, 2024, the Company entered into a definitive Agreement and Plan of Merger with TuHURA Biosciences, Inc., a Delaware corporation (“TuHURA”), and Kayak Mergeco, Inc., a Delaware corporation wholly owned subsidiary the Company (“Merger Sub”), for an all-stock
merger transaction (the “Merger”) forming a company with expertise and resources to advance a risk diversified late-stage oncology pipeline (the “Merger Agreement”). The Merger Agreement provided that, upon completion of the Merger, the former TuHURA stockholders would own the majority of the shares of the Company. The Merger and other transactions contemplated by the Merger Agreement closed on October 18, 2024 (see note 10). Unless context otherwise requires, the use of “we,” “us,” “our,” and the “Company” in this Report refers to Kintara Therapeutics, Inc., a Nevada corporation pre-Merger
and its wholly owned subsidiaries.
Corporate history
The Company is a Nevada corporation formed on June 24, 2009, under the name Berry Only, Inc. On January 25, 2013, the Company entered into and closed an exchange agreement (the “Exchange Agreement”), with Del Mar Pharmaceuticals (BC) Ltd. (“Del Mar (BC)”), 0959454 B.C. Ltd. (“Callco”), and 0959456 B.C. Ltd. (“Exchangeco”) and the security holders of Del Mar (BC). Upon completion of the Exchange Agreement, Del Mar (BC) became a wholly-owned subsidiary of the Company (the “Reverse Acquisition”).
On August 19, 2020, the Company completed its merger with Adgero Biopharmaceuticals Holdings, Inc., a Delaware corporation (“Adgero”) in which Adgero continued its existence under Delaware law and became a direct, wholly-owned subsidiary of the Company. Following the completion of the merger, the Company changed its name from DelMar Pharmaceuticals, Inc. to Kintara Therapeutics, Inc. and began trading on The Nasdaq Capital Market LLC (“Nasdaq”) under the symbol “KTRA”.
Kintara Therapeutics, Inc. is the parent company of Del Mar (BC), a British Columbia, Canada corporation and Adgero, which are clinical-stage companies with a focus on the development of drugs for the treatment of cancer. The Company is also the parent company to Callco and Exchangeco which are British Columbia, Canada corporations. Callco and Exchangeco were formed to facilitate the Reverse Acquisition. In connection with the Adgero merger, the Company also became the parent company of Adgero Biopharmaceuticals, Inc. (“Adgero Bio”), formerly a wholly-owned subsidiary of Adgero.
On October 18, 2024, the Company completed its merger with TuHURA and Merger Sub pursuant to the terms of the Merger Agreement. In connection with the Merger, Merger Sub merged with and into TuHURA with TuHURA surviving the Merger as a wholly owned subsidiary of the Company. Following the completion of the Merger, the Company changed its corporate name to “TuHURA Biosciences, Inc.”

F-3
6

References to the Company refer to the Company and its wholly-owned subsidiaries.
Going concern and management plans
These condensed consolidated interim financial statements have been prepared on a going concern basis which assumes that the Company will continue its operations for the foreseeable future and contemplates the realization of assets and the settlement of liabilities in the normal course of business.
For the three months ended September 30, 2024, the Company reported a loss of $2,161 and a negative cash flow from operations of $1,889. The Company had an accumulated deficit of $162,052 and had cash and cash equivalents of $3,020 as of September 30, 2024. The Company is in the clinical stage and has not generated any revenues to date. The Company does not have the prospect of achieving revenues until such time that its product candidate is commercialized, or partnered, which may not ever occur. On August 2, 2022, the Company entered into a stock purchase agreement under which the Company has issued 19 shares of common stock for $2,008 in net proceeds as of September 30, 2024. In addition, on June 28, 2023, the Company announced that it had been awarded approximately $2,000 in grant funding to be received over a two-year
period for its
REM-001
project. During the year ended June 30, 2024, the Company issued an additional 1,519 shares of common stock for net proceeds of $10,471 from its at-the-market
(“ATM”) facility, and announced that it is suspending the development of
VAL-083.
Even with the proceeds from the grant funding, the stock purchase financing, and the ATM sales, the Company will require additional funding to maintain its clinical trials, research and development projects, and for general operations.
These circumstances indicate substantial doubt exists about the Company’s ability to continue as a going concern within one year from the date of filing of these condensed consolidated interim financial statements.
On October 18, 2024, the Company completed the Merger with TuHURA, on and subject to the terms of the Merger Agreement (Note 11).
Consequently, management is pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern. Management plans to continue to pursue opportunities to secure the necessary financing through the issue of new equity, including debt, entering into strategic partnership arrangements, and/or pursuing additional strategic transactions. However, the Company’s ability to raise additional capital could be affected by various risks and uncertainties including, but not limited to, global unrest. The Company may not be able to raise sufficient additional capital and may need to tailor its drug candidate development programs based on the amount of funding the Company is able to raise in the future. Nevertheless, there is no assurance that these initiatives will be successful.
These condensed consolidated interim financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern, that may or may not be material to these condensed consolidated interim financial statements.
2 Significant accounting policies
Reverse stock split
On November 10, 2022, the Company filed a Certificate of Change to the Company’s Articles of Incorporation, as amended, in order to effectuate a 1:50 reverse stock split (the “Reverse Stock Split”) of its issued and outstanding common stock as well as its authorized shares of common stock. As a result of the Reverse Stock Split, every 50 shares of issued and outstanding common stock were converted into one share of common stock with a proportionate reduction in the Company’s authorized shares of common stock. Any fractional shares of common stock resulting from the Reverse Stock Split were rounded up to the nearest whole post-Reverse Stock Split share. The Reverse Stock Split did not change the par value of the Company’s common

F-3
7

stock. All outstanding securities entitling their holders to acquire shares of common stock were adjusted as a result of the Reverse Stock Split. All common share and per share data
are retrospectively restated to give effect to the Reverse Stock Split for all periods presented herein.
Basis of presentation
The condensed consolidated interim financial statements of the Company have been prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) and are presented in United States dollars. The functional currency of the Company and each of its subsidiaries is the United States dollar.
The accompanying condensed consolidated interim financial statements include the accounts of the Company and its wholly-owned subsidiaries, Adgero, Adgero Bio, Del Mar (BC), Callco, and Exchangeco. All intercompany balances and transactions have been eliminated in consolidation.
The principal accounting policies applied in the preparation of these condensed consolidated interim financial statements are set out below and have been consistently applied to all periods presented.
Unaudited interim financial data
The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial information. Accordingly, they do not include all of the information and the notes required by U.S. GAAP for complete financial statements. These unaudited condensed consolidated interim financial statements should be read in conjunction with the June 30, 2024, audited consolidated financial statements of the Company included in the Company’s Form
10-K
filed with the SEC on October 7, 2024. In the opinion of management, the unaudited condensed consolidated interim financial statements reflect all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation. The results for three months ended September 30, 2024, are not necessarily indicative of the results to be expected for the fiscal year ending June 30, 2025, or for any other future annual or interim period.
Use of estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, expenses, contingent assets, and contingent liabilities as at the end of, or during, the reporting period. Actual results could significantly differ from those estimates. Significant areas requiring management to make estimates include the valuation of equity instruments issued for services, milestone payment liability, and clinical trial accruals. Further details of the nature of these assumptions and conditions may be found in the relevant notes to these condensed consolidated interim financial statements.
Loss per share
Loss per share is calculated based on the weighted average number of common shares outstanding. For the three-month periods ended September 30, 2024, and 2023, diluted loss per share does not differ from basic loss per share since the effect of the Company’s warrants, stock options, restricted stock units, and convertible preferred shares is anti-dilutive. As of September 30, 2024, potential common shares of 17 (2023 - 20) related to outstanding common share warrants, nil (2023 - 1
) related to outstanding Series C preferred stock warrants,
6 (2023 - 8
) related to stock options, nil (2023 -
2
) related to restricted stock units, and nil (2023 -
7
) relating to outstanding Series C convertible preferred shares were excluded from the calculation of net loss per common share.
Government assistance
Government grants, including grants from similar bodies, are recognized when there is reasonable assurance that the Company has met the requirements of the approved grant program and there is reasonable assurance that

F-3
8

the grant will be received. Grants that compensate the Company for expenses incurred are recognized in income or loss in reduction thereof in the same period in which the expenses are recognized. The Company uses a net presentation basis whereby the grant offsets the research and development expenses as it is being recovered under the grant program.
Recently issued accounting standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated interim financial statements.
3 Clinical trial deposit
In October 2020, the Company announced that it had entered into a final agreement with a contract research organization (“CRO”) for the management of the Company’s registrational study of
VAL-083
for glioblastoma. Under the agreement, the Company supplied the drug for the study and the CRO managed all operational aspects of the study including site activation and patient enrollment. The Company was required to make certain payments under the agreement related to patient enrollment milestones. For the three months ended September 30, 2024, the Company has recognized an expense of $nil (2023 - $1,075) for this study in relation to clinical site initiation and patient enrollment.
On October 31, 2023, the Company announced that preliminary topline results from this registrational study for
VAL-083
did not perform better than the current standards of care in glioblastoma. As a result, the Company announced that it has terminated the development of
VAL-083.
In the year ended June 30, 2024, the remaining deposit of $1,075 was offset against amounts owing to the CRO and the agreement with the CRO was terminated with an additional final cost of $1,000, which was paid in the year ended June 30, 2024.
As of June 30, 2024, and September 30, 2024, the Company has recorded $205 as a deposit with a CRO for the management of the Company’s
15-patient
study of
REM-001
for cutaneous metastatic breast cancer (“CMBC”).
4 Clinical trials grant
Effective July 1, 2023, the Company was awarded a $2,000 Small Business Innovation Research grant from the National Institutes of Health (“NIH”) to support the clinical development of
REM-001
for the treatment of CMBC. The grant will be received in two tranches: approximately $1,250 for the period July 1, 2023, to June 30, 2024, and approximately $750 for the period July 1, 2024, to June 30, 2025. As a result of receiving the grant, the
REM-001,
15-patient
clinical trial was restarted. The grant is expended to the Company as a reimbursement of expenditures incurred. During the three months ended September 30, 2024, the Company received $236
(2023 - $13)
for grants received against research and development expenditures in the period.
The grant is subject to various performance conditions and funding risk where the financial conditions of the NIH may change from time to time. The Company recognizes the grant only to the extent there is reasonable assurance the grant will be funded to the Company.
5 Property and equipment, net

$ (thousands)
Balance, June 30, 2024	674
Depreciation	(17)

Balance, September 30, 2024	657

9

At September 30, 2024, the total capitalized cost of property and equipment was $879 (June 30,
2024 - $879),
of which $499 is not in use. The Company has recognized $17 (2023 - $15) in depreciation expense in the three months ended September 30, 2024, on equipment in use.
6 Accounts payable and accrued liabilities

	September 30, 2024 $ (in thousands)	June 30, 2024 $ (in thousands)
Trade payables	1,871	1,464
Accrued liabilities	336	743

Balance	2,207	2,207

7 Related party transactions
Valent Technologies, LLC Agreements
On November 20, 2023, Dr. Brown was terminated from his position as the Company’s Chief Scientific Officer as a result of cost-cutting measures adopted by the Company; he remains a consultant to the Company. Dr. Brown is a principal of Valent Technologies, LLC (“Valent”) and as a result Valent is a related party to the Company.
On September 12, 2010, the Company entered into a Patent Assignment Agreement (the “Valent Assignment Agreement”) with Valent pursuant to which Valent transferred to the Company all its right, title and interest in, and to, the patents for
VAL-083
owned by Valent. The Company now owns all rights and title to
VAL-083
and is responsible for further development and commercialization. In accordance with the terms of the Valent Assignment Agreement, Valent is entitled to receive a future royalty on all revenues derived from the development and commercialization of
VAL-083.
In the event that the Company terminates the agreement, the Company may be entitled to receive royalties from Valent’s subsequent development of
VAL-083
depending on the development milestones the Company has achieved prior to the termination of the Valent Assignment Agreement.
On September 30, 2014, the Company entered into an exchange agreement (the “Valent Exchange Agreement”) with Valent and Del Mar (BC). Pursuant to the Valent Exchange Agreement, Valent exchanged its loan payable in the outstanding amount of $279 (including aggregate accrued interest to September 30, 2014, of $29), issued to Valent by Del Mar (BC), for 279 shares of the Company’s Series A Preferred Stock. The Series A Preferred Stock has a stated value of $1.00 per share (the “Series A Stated Value”) and is not convertible into common stock. The holder of the Series A Preferred Stock is entitled to dividends at the rate of 3% of the Series A Stated Value per year, payable quarterly in arrears. For the three months ended September 30, 2024, the Company recorded $2 (2023 - $2
) related to the dividends paid to Valent. The dividends have been recorded as a direct increase in accumulated deficit.
On February 13, 2024, the Company sent an
Opt-Out
Notice to Valent under the Valent Assignment Agreement whereby the Company assigned all rights, title and interest in and to the patents for
VAL-083
to Valent. As a result, the Company granted Valent a
non-exclusive,
fully-paid, royalty-free, perpetual, worldwide and
non-transferable
license, subject to limited exceptions. The Company is entitled to receive royalties from Valent’s subsequent commercialization of
VAL-083
equal to 5% of Valent Net Sales (as defined in the Valent Assignment Agreement).
Related party payables
As of September 30, 2024, there is an aggregate amount of $50 (June 30, 2024 - $52) payable to the Company’s officers and directors for fees, expenses, and other liabilities.

F-
40

8 Stockholders’ equity
Preferred stock
Series C Preferred Stock

	Series C Preferred Stock
	Number of shares	$ (in thousands)
Balance - June 30, 2024	13,668	9,973
Conversion of Series C Preferred stock to common stock	(13,668)	(9,973)

Balance - September 30, 2024	—	—

In August 2020, the Company issued 25,028 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) in three separate closings of a private placement (Series
C-1,
C-2,
and
C-3).
Each share of Series C Preferred Stock was issued at a purchase price of $1,000 per share and is convertible into shares of common stock based on the respective conversion prices which were determined at the closing of each round of the private placement. The conversion prices for the Series
C-1
Preferred Stock, Series
C-2
Preferred Stock, and the Series
C-3
Preferred Stock were $2,030.00, $2,124.50, and $2,012.50, respectively. Subject to ownership limitations, the owners of the Series
C-1
Preferred Stock, the Series
C-2
Preferred Stock, and the Series
C-3
Preferred Stock were entitled to receive dividends, payable in shares of common stock at a rate of 10%, 15%, 20% and 25%, respectively, of the number of shares of common stock issuable upon conversion of the Series C Preferred Stock, on the 12th, 24th, 36th and 48th month, anniversary of the initial closing of the private placement. The Company paid the 12th, 24th, 36th, and 48th month anniversary dividends of 10%, 15%, 20%, and 25% common stock dividends on August 19, 2021, 2022, 2023, and 2024, respectively.
The Series C Preferred Stock dividends did not require declaration by the board of directors and were accrued annually as of the date the dividend was earned in an amount equal to the fair value of the Company’s common stock on the dates the respective dividends were paid. The fair value of the Series C Preferred Stock dividend paid on August 19, 2024, was determined by multiplying the dividends paid of 2 shares of common stock by the Company’s closing share price on August 18, 2024, of $7.93 per share for a total fair value of $13. All outstanding shares of Series C Preferred Stock were automatically converted to an aggregate of 7 shares of common stock on August 19, 2024. In addition, as part of the Series C Preferred financing, the Company issued warrants to the placement agent (“Series C Agent Warrants”), which expired unexercised on August 19, 2024.
The Series C Preferred Stock, with respect to distributions of assets and rights upon the occurrence of a liquidation, ranked (i) senior to the Company’s common stock and (ii) senior to any other class or series of capital stock of the Company hereafter created which did not expressly rank pari passu with, or senior to, the Series C Preferred Stock. The Series C Preferred Stock was pari passu in liquidation to the Company’s Series A Preferred Stock. The liquidation value of the Series C Preferred Stock at September 30, 2024, is the stated value of $nil (June 30, 2024 - $9,973).
The Company’s Series C Preferred Stock aggregate dividends as of September 30, 2024, were as follows:

Series C Dividends	Dividend Shares (in thousands)
10% - August 19, 2021 (actual)	1
15% - August 19, 2022 (actual)	1
20% - August 19, 2023 (actual)	1
25% - August 19, 2024 (actual)	2

5

F-4
1

Series A Preferred Stock
Effective September 30, 2014, the Company filed a Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of Nevada. Pursuant to the Series A Certificate of Designation, the Company designated 279 shares of preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have a stated value of $1.00 per share (the “Series A Stated Value”) and are not convertible into common stock. The holder of the Series A Preferred Stock is entitled to dividends at the rate of 3% of the Series A Stated Value per year, payable quarterly in arrears. Upon any liquidation of the Company, the holder of the Series A Preferred Stock will be entitled to be paid, out of any assets of the Company available for distribution to stockholders, the Series A Stated Value of the shares of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends thereon, prior to any payments being made with respect to the common stock. The Series A Preferred Stock is held by Valent (note 7).
The Series A Preferred Stock shall with respect to distributions of assets and rights upon the occurrence of a liquidation, rank (i) senior to the Company’s common stock, and (ii) senior to any other class or series of capital stock of the Company hereafter created which does not expressly rank pari passu with, or senior to, the Series A Preferred Stock. The Series A Preferred Stock was pari passu in liquidation to the Company’s Series C Preferred Stock. The liquidation value of the Series A Preferred stock at September 30, 2024, is its stated value of $279 (June 30, 2024 - $279).
There was no change to the Series A Preferred stock for the three months ended September 30, 2024, or 2023.
Common stock
Common stock issuances during the three months ended September
 30, 2024
During the three months ended September 30, 2024, the Company issued 2 shares of common stock on vesting of restricted stock units during the period. The Company also issued 2 and 7 shares of common stock, representing the Series C Preferred Stock 25% dividend and automatic conversion of outstanding Series C Preferred Stock, respectively, on the fourth anniversary of issuance.
Common stock issuances during the three months ended September
 30, 2023
During the three months ended September 30, 2023, the Company issued 2 shares of common stock, representing the Series C Preferred Stock 20% dividend the third anniversary of issuance.
2017 Omnibus Incentive Plan
As subsequently approved by the Company’s stockholders at an annual meeting of stockholders, on April 11, 2018, the Company’s board of directors approved the adoption of the Company’s 2017 Omnibus Equity Incentive Plan (the “2017 Plan”), as amended. The board of directors also approved a form of Performance Stock Unit Award Agreement to be used in connection with grants of performance stock units (“PSUs”) as well as a Restricted Stock Unit (“RSU”) award under the 2017 Plan. As approved by the Company’s stockholders on June 21, 2022, the number of common shares available under the 2017 Plan as of September 30, 2024, is 13 shares, less the number of shares of common stock issued under the Del Mar (BC) 2013 Amended and Restated Stock Option Plan (the “Legacy Plan”), or that are subject to grants of stock options made, or that may be made, under the Legacy Plan, or that have been previously exercised.

F-4
2

The following table sets forth the aggregate information on all equity compensation plans as of September 30, 2024:

Plan (in thousands, except per share amounts)	Number of shares of common stock to be issued upon exercise of outstanding stock options and rights (a)	Weighted-average exercise price of stock options and rights $	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders - 2017 Plan (1)	6	749.16	4
Equity compensation plans not approved by security holders - Del Mar (BC) 2013 Amended and Restated Stock Option Plan	—	73,881.30	—

Totals	6	1,074.40	4

(1)	The Del Mar (BC) 2013 Amended and Restated Stock Option Plan refers to the Company’s previous equity compensation plan.
(2)	The balance of 4 shares of common stock available for issuance under the 2017 Plan as of September 30, 2024, is net of stock options previously exercised.
The maximum number of shares of Company common stock with respect to which any one participant may be granted awards during any calendar year is 8% of the Company’s fully diluted shares of common stock on the date of grant (excluding the number of shares of common stock issued under the 2017 Plan and/or the Legacy Plan or subject to outstanding awards granted under the 2017 Plan and/or the Legacy Plan). No award will be granted under the 2017 Plan on, or after, July 7, 2027.
Stock options
There were no changes in stock options during the three months ended September 30, 2024.
The following table summarizes stock options outstanding and exercisable under all plans at September 30, 2024:

Exercise price $	Number Outstanding at September 30, 2024 (in thousands)	Weighted average remaining contractual life (years)	Number exercisable at September 30, 2024 (in thousands)
162.93	2	8.92	1
307.65	1	7.84	1
1,067.50 to 1,680.00	2	7.36	2
2,170.00 to 2,397.50	1	2.43	—

	6		4

The Company has recognized the following amounts as stock option expense for the periods noted (in thousands):

	Three months ended September 30,
	2024 $	2023 $
Research and development	37	69
General and administrative	61	91

	98	160

F-4
3

All of the stock option expense for the periods ended September 30, 2024, and 2023, has been recognized as additional paid in capital. The aggregate intrinsic value of stock options outstanding as well as stock options exercisable was nil as of September 30, 2024, and 2023, respectively. As of September 30, 2024, there was $224 in unrecognized compensation expense that will be recognized over the next 1.8 years.
The following table sets forth changes in unvested stock options under all plans:

	Number of Options (in thousands)	Weighted average exercise price $
Unvested at June 30, 2024	3	545.01
Vested	(1)	435.36

Unvested at September 30, 2024	2	579.79

The aggregate intrinsic value of unvested stock options at September 30, 2024, was nil (2023 - nil). The unvested stock options have a remaining weighted average contractual term of 7.16 years (2023 - 9.26).
Restricted stock units
During the three months ended September 30, 2024, the Company recognized a total of $3 (2023 - $47) in compensation expense related to RSUs.

Number of RSU (in thousands)
Balance - June 30, 2024	2
Vesting of restricted stock units	(2)

Balance - September 30, 2024	—

Common stock warrants
The following table sets forth changes in outstanding common stock warrants:

	Number of Warrants (in thousands)	Weighted average exercise price $
Balance - June 30, 2024	19	1,399.72
Expiry of warrants issued for services	(2)	1,750.00

Balance - September 30, 2024	17	1,362.41

The following table summarizes the Company’s outstanding common stock warrants as of September 30, 2024:

Description of warrants	Number (in thousands)	Exercise price $	Expiry date
2022 April Investor warrants	9	717.50	April 14, 2027
2022 Investor warrants	7	2,187.50	March 28, 2025
2022 April Agent warrants	1	1,159.20	October 14, 2026

	17

F-4
4

Series C Preferred Stock warrants
In connection with the Series C Preferred Stock private placement, the Company issued 2,504 Series C Agent Warrants. The Series C Agent Warrants had an exercise price of $1,000 per share, provide for a cashless exercise feature, and wee exercisable for a period of four years from August 19, 2020. The Series C Agent Warrants expired unexercised on August 19, 2024. The Series C Preferred Stock issuable upon exercise of the Series C Agent Warrants were convertible into shares of common stock in the same manner as each respective underlying series of outstanding Series C Preferred Stock and were entitled to the same dividend rights as each respective series.
The following table sets forth changes in outstanding Series C Agent Warrants:

	Balance June 30, 2024	Number of Warrants Expired	Balance, September 30, 2024	Conversion price $
Preferred Series C-1 Agent Warrants	1,929	(1,929)	—	2,030.00
Preferred Series C-2 Agent Warrants	219	(219)	—	2,124.50
Preferred Series C-3 Agent Warrants	296	(296)	—	2,012.50

	2,444	(2,444)	—

9 Supplementary statement of cash flows information
The Company incurred the following
non-cash
investing and financing transactions (in thousands):

	Three months ended September 30,
	2024 $	2023 $
Series C Preferred Stock common stock dividend (note 8)	13	173
Series A Preferred Stock cash dividend in accounts payable and accrued liabilities	2	—
Conversion of Series C Preferred Stock to common stock (note 8)	9,973	37
Income taxes paid	—	—
Interest paid	—	—
10 Financial instruments
The Company’s financial instruments are measured at fair value as determined by using the fair value hierarchy for inputs that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use to value an asset or liability and are developed based on market data obtained from independent sources. Unobservable inputs are inputs based on assumptions about the factors market participants would use to value an asset or liability. The three levels of inputs that may be used to measure fair value are as follows:

•	Level one - inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

•
Level two - inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

F-4
5

•	Level three - unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.
Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy. As of September 30, 2024, the Company’s milestone payment liability was measured using level three inputs. The milestone payment liability relates to contingent milestone payments for the
REM-001
program that was acquired in the Adgero merger (note 1).

	September 30, 2024
Liability	Level 1	Level 2	Level 3
Milestone payment liability	—	—	188

$ (in thousands)
Balance - June 30, 2024	186
Change in fair value estimate	2

Balance - September 30, 2024	188

The Company’s financial instruments consist of cash and cash equivalents, other receivables, accounts payable, and related party payables. The carrying values of cash and cash equivalents, other receivables, accounts payable and related party payables approximate their fair values due to the immediate or short-term maturity of these financial instruments.
11 Subsequent events
The Company has evaluated its subsequent events from September 30, 2024, through the date these condensed consolidated interim financial statements were issued and has determined that there are no subsequent events requiring disclosure in these condensed consolidated interim financial statements other than the items noted below.
Amendment to Hoffman Employment Agreement
Robert E. Hoffman, former Chief Executive Officer and Interim Chief Financial Officer of the Company, and the Company are parties to a certain Executive Employment Agreement dated November 8, 2021 (the “Hoffman Employment Agreement”). On October 4, 2024, the Company and Mr. Hoffman entered into an amendment to the Hoffman Employment Agreement (the “Hoffman Amendment”). Pursuant to the Hoffman Amendment, all outstanding stock options previously granted to Mr. Hoffman by the Company vested in full on October 4, 2024 in exchange for Mr. Hoffman agreeing to extend the non-competition
restrictions of the Hoffman Employment Agreement for a period of twelve months following the date that his employment terminates with the Company.
Merger with TuHURA Biosciences, Inc.
On October 4, 2024, at the Company’s Special Meeting of Stockholders, the Company’s stockholders approved the requisite proposals to effect the completion of the Merger pursuant to the Merger Agreement, whereby Merger Sub merged with and into TuHURA, with TuHURA surviving the Merger and becoming direct, wholly owned subsidiary of the Company. Effective at 12:01 a.m. Eastern Time on October 18, 2024, the Company effected the Reverse Stock Split, whereby every 35 shares of issued and outstanding common stock were converted into one share of common stock. Any fractional shares of common stock resulting from the Reverse Stock Split were rounded up to the nearest whole post-Reverse Stock Split share. The Reverse Stock Split did not change the par value of the Company’s common stock or the amount of authorized common stock. Effective at 12:03 a.m. Eastern Time on October 18, 2024, the Company completed the Merger, and effective at 12:04 a.m. Eastern Time on October 18, 2024, the Company changed its name to “TuHURA Biosciences, Inc.”

F-4
6

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each then-outstanding share of TuHURA common stock, par value $0.001 per share (the “TuHURA Common Stock”) (other than any shares held in treasury and Dissenting Shares (as defined in the Merger Agreement)) were converted into shares of the Company’s common stock equal to an exchange ratio of 0.1789 (after giving effect to the Reverse Stock Split), (ii) each then-outstanding TuHURA stock option were assumed and converted into an option to purchase shares of the Company’s common stock, subject to certain adjustments as set forth in the Merger Agreement, and (iii) each then-outstanding warrant to purchase shares of TuHURA Common Stock”) was assumed and converted into and exchangeable for a warrant of like tenor entitling the holder to purchase shares of the Company’s common stock, subject to certain adjustments as set forth in the Merger Agreement. Existing Company stockholders received one CVR for each share of common stock held by such stockholder (or, in the case of warrants, each share of common stock of the Company for which such warrant is exercisable into), entitling them to receive, in the aggregate, approximately 1,539,918 shares of the Company’s common stock (collectively, the “CVR Shares”) upon achievement of enrollment of a minimum of 10 patients in the
REM-001
clinical trial, with such patients each completing 8 weeks of follow-up
on or before December 31, 2025 (the “Milestone”).
Immediately following the Merger, TuHURA stockholders as of immediately prior to the Merger owned, in aggregate and on a fully-diluted basis, approximately 97.15% of the Company (or 94.55% of the Company after giving effect to the issuance of the CVR Shares assuming the Milestone has been achieved) and Company securityholders as of immediately prior to the Merger owned, in aggregate and on a fully-diluted basis, approximately 2.85% of the Company (or 5.45% of the Company after giving effect to the issuance of the CVR Shares assuming the Milestone has been achieved).
On
October
18, 2024, effective immediately prior to the consummation of the Merger, the Company completed a
1-for-35
reverse stock split (the “2024 Reverse Stock Split”) of its issued and outstanding common stock in connection with the Merger Agreement with TuHURA. As a result of the 2024 Reverse Stock Split, every 35 shares of issued and outstanding common stock were converted into one share of common stock. Any fractional shares of common stock resulting from the 2024 Reverse Stock Split were rounded up to the nearest whole post-2024 Reverse Stock Split share. The 2024 Reverse Stock Split did not change the par value of the Company’s common stock or the amount of authorized common stock. All outstanding securities entitling their holders to acquire shares of common stock were adjusted as a result of the 2024 Reverse Stock Split. All common share and per share data are retrospectively restated to give effect to the 2024 Reverse Stock Split for all periods presented herein.

F-4
7

Kintara Therapeutics, Inc.
Condensed Consolidated Interim Balance Sheets
(In thousands, except par value amounts)

	Note	December 31, 2023 $	June 30, 2023 $
		(unaudited)
Assets
Current assets
Cash and cash equivalents		658	1,535
Subscriptions receivable	7	103	—
Prepaid expenses, taxes and other receivables		311	660
Clinical trial deposit	3	114	1,075

Total current assets		1,186	3,270
Property and equipment, net	5	699	709

Total assets		1,885	3,979

Liabilities
Current liabilities
Accounts payable and accrued liabilities		1,722	2,784
Related party payables	6	148	298

Total current liabilities		1,870	3,082
Milestone payment liability	9	179	166

Total liabilities		2,049	3,248

Stockholders’ equity
Preferred stock
Authorized
5,000 shares, $0.001 par value
Issued and outstanding
279 Series A shares at December 31, 2023 (June 30, 2023 - 279)	7	279	279
14 Series C shares at December 31, 2023 (June 30, 2023 - 14)	7	9,973	10,366
Common stock
Authorized
75,000 shares at December 31, 2023 (June 30, 2023 - 75,000), $0.001 par value
Issued and outstanding
10,167 issued at December 31, 2023 (June 30, 2023 - 1,692)	7	10	2
Additional paid-in capital	7	145,090	141,438
Accumulated deficit		(155,537)	(151,375)
Accumulated other comprehensive income		21	21

Total stockholders’ equity		(164)	731

Total liabilities and stockholders’ equity		1,885	3,979

Nature of operations, corporate history, going concern and management plans (note 1)
Subsequent events (note 10)
The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-4
8

Kintara Therapeutics, Inc.
Condensed Consolidated Interim Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

		Three months ended December 31,		Six months ended December 31,
	Note	2023	2022	2023	2022
Expenses
Research and development		$111	$2,059	$1,970	$5,230
General and administrative		908	1,440	2,011	2,915

		(1,019)	(3,499)	(3,981)	(8,145)

Other income (loss)
Foreign exchange		(6)	0	(8)	11
Interest, net		2	45	4	84

		(4)	45	(4)	95

Net loss for the period		(1,023)	(3,454)	(3,985)	(8,050)

Computation of basic loss per share
Net loss for the period		(1,023)	(3,454)	(3,985)	(8,050)
Series A Preferred cash dividend	7	(2)	(2)	(4)	(4)
Series C Preferred stock dividend	7	—	—	(173)	(362)

Net loss for the period attributable to common stockholders		$(1,025)	$(3,456)	$(4,162)	$(8,416)

Basic and fully diluted loss per share		$(0.24)	$(2.10)	$(1.37)	$(5.42)

Basic and fully diluted weighted average number of shares		4,337	1,643	3,027	1,554

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

9

Kintara Therapeutics, Inc.
Condensed Consolidated Interim Statements of Stockholders’ Equity (Deficiency)
(Unaudited)
For the six months ended December 31, 2023
(In thousands)

	Number of shares	Common stock $	Additional paid-in capital $	Accumulated other comprehensive income $	Preferred stock $	Accumulated deficit $	Total stockholders’ equity (deficiency) $
Balance - June 30, 2023	1,692	2	141,438	21	10,645	(151,375)	731
Issuance of shares on vesting of restricted stock units	4	—	—	—	—	—	—
Conversion of Series C Preferred stock to common stock	1	—	37	—	(37)	—	—
Stock option expense	—	—	160	—	—	—	160
Restricted stock unit expense	—	—	47	—	—	—	47
Series A Preferred cash dividend	—	—	—	—	—	(2)	(2)
Series C Preferred stock dividend	49	—	173	—	—	(173)	—
Loss for the period	—	—	—	—	—	(2,962)	(2,962)

Balance - September 30, 2023	1,746	2	141,855	21	10,608	(154,512)	(2,026)

Issuance of shares pursuant to equity line - net of issue costs	400	—	105	—	—	—	105
Issuance of shares pursuant to ATM - net of issue costs	8,013	8	2,571	—	—	—	2,579
Conversion of Series C Preferred stock to common stock	8	—	356	—	(356)	—	—
Stock option expense	—	—	165	—	—	—	165
Restricted stock unit expense	—	—	38	—	—	—	38
Series A Preferred cash dividend	—	—	—	—	—	(2)	(2)
Loss for the period	—	—	—	—	—	(1,023)	(1,023)

Balance - December 31, 2023	10,167	10	145,090	21	10,252	(155,537)	(164)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-
5
0

Kintara Therapeutics, Inc.
Condensed Consolidated Interim Statements of Stockholders’ Equity
(Unaudited)
For the six months ended December 31, 2022
(In thousands)

	Number of shares	Common stock $	Additional paid-in capital $	Accumulated other comprehensive income $	Preferred stock $	Accumulated deficit $	Total stockholders’ equity $
Balance - June 30, 2022	1,311	66	135,510	21	12,554	(136,356)	11,795
Issuance of shares - net of issue costs	262	13	1,890	—	—	—	1,903
Stock option expense	—	—	518	—	—	—	518
Series A Preferred cash dividend	—	—	—	—	—	(2)	(2)
Series C Preferred stock dividend	43	2	360	—	—	(362)	—
Loss for the period	—	—	—	—	—	(4,596)	(4,596)

Balance - September 30, 2022	1,616	81	138,278	21	12,554	(141,316)	9,618

Conversion of Series C Preferred stock to common stock	42	—	1,778	—	(1,778)	—	—
Additional shares issued on reverse stock split	15	—	—	—	—	—	—
Stock option expense	—	—	436	—	—	—	436
Series A Preferred cash dividend	—	—	—	—	—	(2)	(2)
Loss for the period	—	—	—	—	—	(3,454)	(3,454)

Balance - December 31, 2022	1,673	81	140,492	21	10,776	(144,772)	6,598

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-5
1

Kintara Therapeutics, Inc.
Condensed Consolidated Interim Statements of Cash Flows
(Unaudited)
(In thousands)

		Six months ended December 31,
		2023	2022
	Note	$	$
Cash flows from operating activities
Loss for the period		(3,985)	(8,050)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of clinical trial deposit	3	—	1,075
Depreciation of property and equipment	5	30	30
Change in fair value of milestone liability		13	(83)
Stock option expense	7	325	954
Restricted stock unit expense	7	85	—
Changes in operating assets and liabilities
Prepaid expenses, taxes and other receivables		349	(48)
Clinical trial deposit		961	(1,700)
Accounts payable and accrued liabilities		(1,062)	(535)
Related party payables		(150)	(173)

Net cash used in operating activities		(3,434)	(8,530)

Cash flows from investing activities
Purchase of equipment	5	(20)	(232)

Net cash used in investing activities		(20)	(232)

Cash flows from financing activities
Net proceeds from the issuance of shares - equity line	7	105	1,860
Net proceeds from the issuance of shares - ATM	7	2,476	—
Series A Preferred cash dividend	6	(4)	(4)

Net cash provided by financing activities		2,577	1,856

Decrease in cash and cash equivalents		(877)	(6,906)
Cash and cash equivalents - beginning of period		1,535	11,780

Cash and cash equivalents - end of period		658	4,874

Supplementary information (note 8)
The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-5
2

Kintara Therapeutics, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)
December 31, 2023
(expressed in US dollars and in thousands, except par value and per share amounts, unless otherwise noted)

1	Nature of operations, corporate history, and going concern and management plans
Nature of operations
Kintara Therapeutics, Inc. (the “Company”) is a clinical-stage drug development company with a focus on the development of novel cancer therapies for patients with unmet medical needs. The Company is developing one late-stage therapeutic -
REM-001
for cutaneous metastatic breast cancer (“CMBC”). In order to accelerate the Company’s development timelines, it leverages existing preclinical and clinical data from a wide range of sources. The Company may seek marketing partnerships in order to potentially offset clinical costs and to generate future royalty revenue from approved indications of its current and future product candidates.
Corporate history
The Company is a Nevada corporation formed on June 24, 2009, under the name Berry Only, Inc. On January 25, 2013, the Company entered into and closed an exchange agreement (the “Exchange Agreement”), with Del Mar Pharmaceuticals (BC) Ltd. (“Del Mar (BC)”), 0959454 B.C. Ltd. (“Callco”), and 0959456 B.C. Ltd. (“Exchangeco”) and the security holders of Del Mar (BC). Upon completion of the Exchange Agreement, Del Mar (BC) became a wholly-owned subsidiary of the Company (the “Reverse Acquisition”).
On August 19, 2020, the Company completed its merger with Adgero Biopharmaceuticals Holdings, Inc., a Delaware corporation (“Adgero”) in which Adgero continued its existence under Delaware law and became a direct, wholly-owned subsidiary of the Company. Following the completion of the merger, the Company changed its name from DelMar Pharmaceuticals, Inc. to Kintara Therapeutics, Inc. and began trading on The Nasdaq Capital Market LLC (“Nasdaq”) under the symbol “KTRA”.
Kintara Therapeutics, Inc. is the parent company of Del Mar (BC), a British Columbia, Canada corporation and Adgero which are clinical-stage companies with a focus on the development of drugs for the treatment of cancer. The Company is also the parent company to Callco and Exchangeco which are British Columbia, Canada corporations. Callco and Exchangeco were formed to facilitate the Reverse Acquisition. In connection with the Adgero merger, the Company also became the parent company of Adgero Biopharmaceuticals, Inc. (“Adgero Bio”), formerly a wholly-owned subsidiary of Adgero.
References to the Company refer to the Company and its wholly-owned subsidiaries.
Going concern and management plans
These condensed consolidated interim financial statements have been prepared on a going concern basis which assumes that the Company will continue its operations for the foreseeable future and contemplates the realization of assets and the settlement of liabilities in the normal course of business.
For the six months ended December 31, 2023, the Company reported a loss of $3,985 and a negative cash flow from operations of $3,434. The Company had an accumulated deficit of $155,537 and had cash and cash equivalents of $658 as of December 31, 2023. The Company is in the clinical stage and has not generated any revenues to date. The Company does not have the prospect of achieving revenues until such time that its product candidate is commercialized, or partnered, which may not ever occur. On August 2, 2022, the Company entered into a stock purchase agreement under which the Company has issued 662 shares of common stock for $2,008 in

F-5
3

Kintara Therapeutics, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)
December 31, 2023
(expressed in US dollars and in thousands, except par value and per share amounts, unless otherwise noted)

net proceeds as of December 31, 2023. In addition, on June 28, 2023, the Company announced that it had been awarded approximately $2.0 million in grant funding to be received over a two-year
period for its
REM-001
project. During the six months ended December 31, 2023, the Company issued an additional 8,013 shares of common stock for net proceeds of $2,579 from its at-the-market
(“ATM”) facility, and announced that it is suspending the development of
VAL-083.
Even with the proceeds from the grant funding, the stock purchase financing, and the ATM sales, the Company will require additional funding to maintain its clinical trials, research and development projects, and for general operations. These circumstances indicate substantial doubt exists about the Company’s ability to continue as a going concern within one year from the date of filing of these condensed consolidated interim financial statements.
Consequently, management is pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern. Management plans to continue to pursue opportunities to secure the necessary financing through the issue of new equity, including its ATM facility, debt, and/or entering into strategic partnership arrangements. However, the Company’s ability to raise additional capital could be affected by various risks and uncertainties including, but not limited to, global unrest. The Company may not be able to raise sufficient additional capital and may need to tailor its drug candidate development programs based on the amount of funding the Company is able to raise in the future. Nevertheless, there is no assurance that these initiatives will be successful.
These condensed consolidated interim financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

2	Significant accounting policies
Reverse stock split
On November 10, 2022, the Company filed a Certificate of Change to the Company’s Articles of Incorporation, as amended, in order to effectuate a 1:50 reverse stock split (the “Reverse Stock Split”) of its issued and outstanding common stock as well as its authorized shares of common stock. As a result of the Reverse Stock Split, every 50 shares of issued and outstanding common stock were converted into one share of common stock with a proportionate reduction in the Company’s authorized shares of common stock. Any fractional shares of common stock resulting from the Reverse Stock Split were rounded up to the nearest whole post-Reverse Stock Split share. The Reverse Stock Split did not change the par value of the Company’s common stock. All outstanding securities entitling their holders to acquire shares of common stock were adjusted as a result of the Reverse Stock Split. All common share and per share data are retrospectively restated to give effect to the Reverse Stock Split for all periods presented herein.
Basis of presentation
The condensed consolidated interim financial statements of the Company have been prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) and are presented in United States dollars. The functional currency of the Company and each of its subsidiaries is the United States dollar.

F-5
4

Kintara Therapeutics, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)
December 31, 2023
(expressed in US dollars and in thousands, except par value and per share amounts, unless otherwise noted)

The accompanying condensed consolidated interim financial statements include the accounts of the Company and its wholly-owned subsidiaries, Adgero, Adgero Bio, Del Mar (BC), Callco, and Exchangeco. All intercompany balances and transactions have been eliminated in consolidation.
The principal accounting policies applied in the preparation of these condensed consolidated interim financial statements are set out below and have been consistently applied to all periods presented.
Unaudited interim financial data
The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial information. Accordingly, they do not include all of the information and the notes required by U.S. GAAP for complete financial statements. These unaudited condensed consolidated interim financial statements should be read in conjunction with the June 30, 2023, audited consolidated financial statements of the Company included in the Company’s Form
10-K
filed with the SEC on September 18, 2023. In the opinion of management, the unaudited condensed consolidated interim financial statements reflect all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation. The results for six months ended December 31, 2023, are not necessarily indicative of the results to be expected for the fiscal year ending June 30, 2024, or for any other future annual or interim period.
Use of estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, expenses, contingent assets, and contingent liabilities as at the end of, or during, the reporting period. Actual results could significantly differ from those estimates. Significant areas requiring management to make estimates include the valuation of equity instruments issued for services, milestone payment liability, and clinical trial accruals. Further details of the nature of these assumptions and conditions may be found in the relevant notes to these condensed consolidated interim financial statements.
Loss per share
Income or loss per share is calculated based on the weighted average number of common shares outstanding. For the six-month
periods ended December 31, 2023, and 2022, diluted loss per share does not differ from basic loss per share since the effect of the Company’s warrants, stock options, restricted stock units, and convertible preferred shares is anti-dilutive. As of December 31, 2023, potential common shares of 700 (2022 - 714) related to outstanding common share warrants, 42 (2022 - 42) related to outstanding Series C preferred stock warrants, 237 (2022 - 241) related to stock options, 66 (2022 - nil) related to restricted stock units, and 235 (2022 - 244) relating to outstanding Series C convertible preferred shares were excluded from the calculation of net loss per common share.
Government assistance
Government grants, including grants from similar bodies, are recognized when there is reasonable assurance that the Company has met the requirements of the approved grant program and there is reasonable assurance that

F-5
5

Kintara Therapeutics, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)
December 31, 2023
(expressed in US dollars and in thousands, except par value and per share amounts, unless otherwise noted)

the grant will be received. Grants that compensate the Company for expenses incurred are recognized in income or loss in reduction thereof in the same period in which the expenses are recognized. The Company uses a net presentation basis whereby the grant offsets the research and development expenses as it is being recovered under the grant program.
Recently issued accounting standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated interim financial statements.

3	Clinical trial deposit
In October 2020, the Company announced that it had entered into a final agreement with a contract research organization (“CRO”) for the management of the Company’s registrational study of
VAL-083
for glioblastoma. Under the agreement, the Company supplied the drug for the study and the CRO managed all operational aspects of the study including site activation and patient enrollment. The Company was required to make certain payments under the agreement related to patient enrollment milestones. For the three and six months ended December 31, 2023, the Company has recognized a recovery of $512 (2022 - $1,075 expense) and an expense of $563 (2022 - $1,075), respectively, for this study in relation to clinical site initiation and patient enrollment.
On October 31, 2023, the Company announced that preliminary topline results from this registrational study for
VAL-083
did not perform better than the current standards of care in glioblastoma. As a result, the Company announced that it has terminated the development of
VAL-083.
In the six months ended December 31, 2023, the remaining deposit of $1,075 was offset against amounts owing to the CRO and the agreement with the CRO was terminated with an additional final cost of $1,000, of which $600 was paid at December 31, 2023, and $400 was paid subsequent to December 31, 2023.
In the six months ended December 31, 2023, the Company paid $114 as a deposit with a CRO for the management of the Company’s
15-patient
study of
REM-001
for cutaneous metastatic breast cancer (“CMBC”).

4	Clinical trials grant
Effective July 1, 2023, the Company was awarded a $2,000 Small Business Innovation Research grant from the National Institutes of Health (“NIH”) to support the clinical development of
REM-001
for the treatment of cutaneous metastatic breast cancer. The grant will be received in two tranches: approximately $1,250 for the period July 1, 2023, to June 30, 2024, and approximately $750 for the period July 1, 2024, to June 30, 2025. As a result of receiving the grant, the
REM-001,
15-patient
clinical trial will be
re-started.
The grant is expended to the Company as a reimbursement of expenditures incurred. During the three and six months ended December 31, 2023, the Company received $197 (2022 - nil) and $210 (2022 - nil), respectively, for grants received against research and development expenditures in the period.
The grant is subject to various performance conditions and funding risk where the financial conditions of the NIH may change from time to time. The Company recognizes the grant only to the extent there is reasonable assurance the grant will be funded to the Company.

F-5
6

Kintara Therapeutics, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)
December 31, 2023
(expressed in US dollars and in thousands, except par value and per share amounts, unless otherwise noted)

5	Property and equipment, net

$ (thousands)
Balance, June 30, 2023	709
Additions	20
Depreciation	(30)

Balance, December 31, 2023	699

At December 31, 2023, the total capitalized cost of property and equipment was $879 (June 30, 2023 - $859), of which $699 is not in use. The Company has recognized $30 in depreciation expense, respectively, for each of the six months ended December 31, 2023, and 2022, on equipment in use.

6	Related party transactions
Valent Technologies, LLC Agreements
On November 20, 2023, Dr. Brown was terminated from his position as the Company’s Chief Scientific Officer as a result of cost-cutting measures adopted by the Company; he remains a consultant to the Company. Dr. Brown is a principal of Valent Technologies, LLC (“Valent”) and as a result Valent is a related party to the Company.
On September 12, 2010, the Company entered into a Patent Assignment Agreement (the “Valent Assignment Agreement”) with Valent pursuant to which Valent transferred to the Company all its right, title and interest in, and to, the patents for
VAL-083
owned by Valent. The Company now owns all rights and title to
VAL-083
and is responsible for further development and commercialization. In accordance with the terms of the Valent Assignment Agreement, Valent is entitled to receive a future royalty on all revenues derived from the development and commercialization of
VAL-083.
In the event that the Company terminates the agreement, the Company may be entitled to receive royalties from Valent’s subsequent development of
VAL-083
depending on the development milestones the Company has achieved prior to the termination of the Valent Assignment Agreement.
On September 30, 2014, the Company entered into an exchange agreement (the “Valent Exchange Agreement”) with Valent and Del Mar (BC). Pursuant to the Valent Exchange Agreement, Valent exchanged its loan payable in the outstanding amount of $279 (including aggregate accrued interest to September 30, 2014, of $29), issued to Valent by Del Mar (BC), for 279 shares of the Company’s Series A Preferred Stock. The Series A Preferred Stock has a stated value of $1.00 per share (the “Series A Stated Value”) and is not convertible into common stock. The holder of the Series A Preferred Stock is entitled to dividends at the rate of 3% of the Series A Stated Value per year, payable quarterly in arrears. For the three and six months ended December 31, 2023, the Company recorded $2 (2022 - $2
)
and
$
4
(2022
- $
4
),
respectively, related to the dividends paid to Valent. The dividends have been recorded as a direct increase in accumulated deficit.
Related party payables
As of December 31, 2023, there is an aggregate amount of $148 (June 30, 2023 - $298) payable to the Company’s officers and directors for fees, expenses, and accrued bonuses and other liabilities.

F-5
7

Kintara Therapeutics, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)
December 31, 2023
(expressed in US dollars and in thousands, except par value and per share amounts, unless otherwise noted)

7	Stockholders’ equity
Preferred stock
Series C Preferred Stock

	Series C Preferred Stock
	Number of shares	$ (in thousands)
Balance - June 30, 2023	14,208	10,366
Conversion of Series C Preferred stock to common stock	(540)	(393)

Balance - December 31, 2023	13,668	9,973

In August 2020, the Company issued 25,028 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) in three separate closings of a private placement (Series
C-1,
C-2,
and
C-3).
Each share of Series C Preferred Stock was issued at a purchase price of $1,000 per share and is convertible into shares of common stock based on the respective conversion prices which were determined at the closing of each round of the private placement. The conversion prices for the Series
C-1
Preferred Stock, Series
C-2
Preferred Stock, and the Series
C-3
Preferred Stock are $58.00, $60.70, and $57.50, respectively. Subject to ownership limitations, the owners of the Series
C-1
Preferred Stock, the Series
C-2
Preferred Stock, and the Series
C-3
Preferred Stock are entitled to receive dividends, payable in shares of common stock at a rate of 10%, 15%, 20% and 25%, respectively, of the number of shares of common stock issuable upon conversion of the Series C Preferred Stock, on the 12th, 24th, 36th and 48th month, anniversary of the initial closing of the private placement. The Company paid the 12th, 24th, and 36th month anniversary dividends of 10%, 15%, and 20% common stock dividends on August 19, 2021, 2022, and 2023, respectively.
The Series C Preferred Stock dividends do not require declaration by the board of directors and are accrued annually as of the date the dividend is earned in an amount equal to the fair value of the Company’s common stock on the dates the respective dividends are paid. The fair value of the Series C Preferred Stock dividend paid on August 19, 2023, was determined by multiplying the dividends paid of 49 shares of common stock by the Company’s closing share price on August 18, 2023, of $3.53 per share for a total fair value of $173. Any outstanding shares of Series C Preferred Stock will automatically convert to shares of common stock on August 19, 2024. In addition, as part of the Series C Preferred financing, the Company issued warrants to the placement agent (“Series C Agent Warrants”).
The Series C Preferred Stock shall with respect to distributions of assets and rights upon the occurrence of a liquidation, rank (i) senior to the Company’s common stock and (ii) senior to any other class or series of capital stock of the Company hereafter created which does not expressly rank pari passu with, or senior to, the Series C Preferred Stock. The Series C Preferred Stock is pari passu in liquidation to the Company’s Series A Preferred Stock. The liquidation value of the Series C Preferred Stock at December 31, 2023, is the stated value of $9,973 (June 30, 2023 - $10,366).

F-5
8

Kintara Therapeutics, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)
December 31, 2023
(expressed in US dollars and in thousands, except par value and per share amounts, unless otherwise noted)

The Company’s Series C Preferred Stock outstanding, conversion shares, and aggregate dividends as of December 31, 2023, are as follows:

Series	Number	Conversion price $	Number of conversion shares (in thousands)	Dividend Shares (in thousands)
Series 1	10,925	58.00	188	151
Series 2	898	60.70	15	10
Series 3	1,845	57.50	32	24

	13,668		235	185

Series C Dividends	Dividend Shares (in thousands)
10% - August 19, 2021 (actual)	34
15% - August 19, 2022 (actual)	43
20% - August 19, 2023 (actual)	49
25% - August 19, 2024 (estimated)	59

185

Series A Preferred Stock
Effective September 30, 2014, the Company filed a Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of Nevada. Pursuant to the Series A Certificate of Designation, the Company designated 279 shares of preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have a stated value of $1.00 per share (the “Series A Stated Value”) and are not convertible into common stock. The holder of the Series A Preferred Stock is entitled to dividends at the rate of 3% of the Series A Stated Value per year, payable quarterly in arrears. Upon any liquidation of the Company, the holder of the Series A Preferred Stock will be entitled to be paid, out of any assets of the Company available for distribution to stockholders, the Series A Stated Value of the shares of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends thereon, prior to any payments being made with respect to the common stock. The Series A Preferred Stock is held by Valent (note 6).
The Series A Preferred Stock shall with respect to distributions of assets and rights upon the occurrence of a liquidation, rank (i) senior to the Company’s common stock, and (ii) senior to any other class or series of capital stock of the Company hereafter created which does not expressly rank pari passu with, or senior to, the Series A Preferred Stock. The Series A Preferred Stock is pari passu in liquidation to the Company’s Series C Preferred Stock. The liquidation value of the Series A Preferred stock at December 31, 2023, is its stated value of $279 (June 30, 2023 - $279).
There was no change to the Series A Preferred stock for the six months ended December 31, 2023, or 2022.
Common stock
Common stock issuances during the six months ended December
 31, 2023
On September 19, 2023, the Company entered into a Sales Agreement, (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Agent”) pursuant to which the Company may offer and sell, from time to

9

Kintara Therapeutics, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)
December 31, 2023
(expressed in US dollars and in thousands, except par value and per share amounts, unless otherwise noted)

time, through the Agent, as sales agent and/or principal, shares of common stock having an aggregate offering price of up to $2.85 million (the “ATM Facility”), subsequently increased to $10.9 million on December 18, 2023. From October 31, 2023, until December 31, 2023, the Company raised $2,579 in net proceeds, after deducting share issuance costs of $97, from the sale of 8,013 shares of its common stock at a weighted average price of $0.33 per share under the ATM Facility. As of December 31, 2023, the Company has collected net proceeds of $2.5 million for the issuance of 7,430 shares of common stock and the remaining $103 million of net proceeds for the issuance of 581 shares of common stock are recorded as subscriptions receivable.
During the six months ended December 31, 2023, the Company sold 400 shares of common stock at a weighted average price of $0.23 per share for total net proceeds of approximately $105 under the Purchase Agreement with Lincoln Park.
During the six months ended December 31, 2023, the Company issued 4 shares of common stock on vesting of restricted stock units during the period.
Common stock issuances during the six months ended December
 31, 2022
On August 2, 2022, the Company entered into a stock purchase agreement, dated as of August 2, 2022, (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park committed to purchase up to a maximum of $20,000 of shares of the Company’s common stock (the “Purchase Shares”). Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Lincoln Park, pursuant to which it agreed to take certain actions relating to the registration of the offer and sale of the Purchase Shares available for issuance under the Purchase Agreement. Upon execution of the Purchase Agreement, the Company issued 33 shares of common stock to Lincoln Park as a commitment fee in connection with entering into the Purchase Agreement.
Pursuant to the Purchase Agreement, the Company has the right, in its sole discretion, to present Lincoln Park with a purchase notice directing Lincoln Park to purchase up to 10 Purchase Shares provided that the closing sale price of the common stock on the purchase date is not below a threshold price set forth in the Purchase Agreement (a “Regular Purchase”). The Company and Lincoln Park may mutually agree to increase the Regular Purchase amount with respect to any Regular Purchase under the Purchase Agreement, provided that Lincoln Park’s maximum committed purchase obligation under any single Regular Purchase shall not exceed $2,000. The purchase price per share for each Regular Purchase is based on prevailing market prices of the common stock immediately preceding the time of sale as computed in accordance with the terms set forth in the Purchase Agreement. There are no upper limits on the price per share that Lincoln Park must pay for the Purchase Shares under the Purchase Agreement.
If the Company directs Lincoln Park to purchase the maximum number of shares of common stock that the Company may sell in a Regular Purchase, then in addition to such Regular Purchase, and subject to certain conditions and limitations in the Purchase Agreement, the Company may direct Lincoln Park to purchase additional shares of common stock in an “accelerated purchase” (each, an “Accelerated Purchase”) and an “additional accelerated purchase” (each, an “Additional Accelerated Purchase”) (including multiple Additional Accelerated Purchases on the same trading day) as provided in the Purchase Agreement. The purchase price per share for each Accelerated Purchase and Additional Accelerated Purchase will be based on market prices of the common stock on the applicable purchase date for such Accelerated Purchases and such Additional Accelerated Purchases.

F-
60

Kintara Therapeutics, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)
December 31, 2023
(expressed in US dollars and in thousands, except par value and per share amounts, unless otherwise noted)

During the six months ended December 31, 2023, the Company received stockholder approval to issue 20% or more of its outstanding shares as of the date the Company entered into the Purchase Agreement with Lincoln Park. The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty, by giving one business day notice to Lincoln Park to terminate the Purchase Agreement.
During the six months ended December 31, 2022, the Company sold 229 shares of common stock for total net proceeds of approximately $1,903 under this Purchase Agreement.
2017 Omnibus Incentive Plan
As subsequently approved by the Company’s stockholders at an annual meeting of stockholders, on April 11, 2018, the Company’s board of directors approved the adoption of the Company’s 2017 Omnibus Equity Incentive Plan (the “2017 Plan”), as amended. The board of directors also approved a form of Performance Stock Unit Award Agreement to be used in connection with grants of performance stock units (“PSUs”) as well as a Restricted Stock Unit (“RSU”) award under the 2017 Plan. As approved by the Company’s stockholders on June 21, 2022, the number of common shares available under the 2017 Plan as of December 31, 2023, is 440 shares, less the number of shares of common stock issued under the Del Mar (BC) 2013 Amended and Restated Stock Option Plan (the “Legacy Plan”), or that are subject to grants of stock options made, or that may be made, under the Legacy Plan, or that have been previously exercised.
The following table sets forth the aggregate information on all equity compensation plans as of December 31, 2023:

Plan (in thousands, except per share amounts)	Number of shares of common stock to be issued upon exercise of outstanding stock options and rights (a)	Weighted-average exercise price of stock options and rights $	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders - 2017 Plan(1)	236	21.16	129
Equity compensation plans not approved by security holders - Del Mar (BC) 2013 Amended and Restated Stock Option Plan	1	2,175.08	—

Totals	237	32.92	129

(1)	The Del Mar (BC) 2013 Amended and Restated Stock Option Plan refers to the Company’s previous equity compensation plan.
(2)	The balance of 91 shares of common stock available for issuance under the 2017 Plan as of December 31, 2023, is net of stock options previously exercised.

F-6
1

Kintara Therapeutics, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)
December 31, 2023
(expressed in US dollars and in thousands, except par value and per share amounts, unless otherwise noted)

The maximum number of shares of Company common stock with respect to which any one participant may be granted awards during any calendar year is 8% of the Company’s fully diluted shares of common stock on the date of grant (excluding the number of shares of common stock issued under the 2017 Plan and/or the Legacy Plan or subject to outstanding awards granted under the 2017 Plan and/or the Legacy Plan). No award will be granted under the 2017 Plan on, or after, July 7, 2027.
Stock options
During the six months ended December 31, 2023, a total of 89 stock options to purchase shares of common stock at an exercise price of $4.655 per share were granted to directors and officers of the Company. The 26 options granted to non-employee
directors vest pro rata monthly over 12 months commencing on December 31, 2023. The remaining 63 options granted to executive officers, employees and consultants vest as to 25% on the first anniversary of grant with the remaining portion vesting pro rata monthly thereafter over 36 months. All of the options to purchase shares of common stock granted have a
10-year
term and are subject to cancellation upon the grantees’ termination of service for the Company, with certain exceptions.
The following table sets forth changes in stock options outstanding under all plans:

	Number of stock options outstanding (in thousands)	Weighted average exercise price
Balance - June 30, 2023	198	51.71
Granted	89	4.66
Expired	(19)	140.20
Forfeited	(31)	8.26

Balance - December 31, 2023	237	32.92

The following table summarizes stock options outstanding and exercisable under all plans at December 31, 2023:

Exercise price $	Number Outstanding at December 31, 2023 (in thousands)	Weighted average remaining contractual life (years)	Number exercisable at December 31, 2023 (in thousands)
4.66	79	9.67	8
6.04	9	9.14	—
8.79	39	7.63	16
12.75 to 16.25	6	8.78	6
30.50 to 48.00	80	7.14	47
62.00 to 68.50	14	6.81	14
85.00	9	5.43	9
304.95 to 2,660.00	1	2.33	1

	237		101

F-6
2

Kintara Therapeutics, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)
December 31, 2023
(expressed in US dollars and in thousands, except par value and per share amounts, unless otherwise noted)

Stock options granted during the six months ended December 31, 2023, have been valued using a Black-Scholes pricing model with the following assumptions:

December 31, 2023
Dividend rate	—%
Estimated volatility	91.40%
Risk-free interest rate	4.24%
Expected term - years	6.08
The estimated volatility of the Company’s common stock at the date of issuance of the stock options is based on the historical volatility of the Company. The risk-free interest rate is based on rates published by the government for bonds with a maturity similar to the expected remaining term of the stock options at the valuation date. The expected term of the stock options has been estimated using the plain vanilla method.
The Company has recognized the following amounts as stock option expense for the periods noted (in thousands):

	Three months ended December 31,		Six months ended December 31,
	2023 $	2022 $	2023 $	2022 $
Research and development	24	134	93	274
General and administrative	141	302	232	680

	165	436	325	954

All of the stock option expense for the periods ended December 31, 2023, and 2022, has been recognized as additional paid in capital. The aggregate intrinsic value of stock options outstanding as well as stock options exercisable was nil as of December 31, 2023, and 2022, respectively. As of December 31, 2023, there was $603 in unrecognized compensation expense that will be recognized over the next 2.36 years.
The following table sets forth changes in unvested stock options under all plans:

	Number of Options (in thousands)	Weighted average exercise price $
Unvested at June 30, 2023	118	24.12
Granted	89	4.66
Vested	(40)	19.68
Forfeited	(31)	8.26

Unvested at December 31, 2023	136	16.33

The aggregate intrinsic value of unvested stock options at December 31, 2023, was nil (2022 - nil). The unvested stock options have a remaining weighted average contractual term of 9.00 years (2022 - 9.18).

F-6
3

Kintara Therapeutics, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)
December 31, 2023
(expressed in US dollars and in thousands, except par value and per share amounts, unless otherwise noted)

Restricted stock units
During the six months ended December 31, 2023, the Company recognized a total of $85 (2022 - nil) in compensation expense related to RSUs.

Number of RSU (in thousands)
Balance - June 30, 2023	78
Issuance of restricted stock units	—
Vesting of restricted stock units	(4)
Forfeiture of restricted stock units	(8)

Balance - December 31, 2023	66

Common stock warrants
The following table sets forth changes in outstanding common stock warrants:

	Number of Warrants (in thousands)	Weighted average exercise price $
Balance - June 30, 2023	713	43.55
Expiry of warrants issued for services	(13)	89.80

Balance - December 31, 2023	700	43.12

The following table summarizes the Company’s outstanding common stock warrants as of December 31, 2023:

Description of warrants	Number (in thousands)	Exercise price $	Expiry date
2022 April Investor warrants	325	20.50	April 14, 2027
2022 Investor warrants	240	62.50	March 28, 2025
2020 Investor warrants	65	50.00	August 16, 2024
2019 Investor warrants	15	155.00	June 5, 2024
NBTS Warrants	3	54.50	June 19, 2025
Warrants issued for services	7	32.00 to 137.50	January 7, 2024 to February 25, 2024
2022 April Agent warrants	32	33.12	October 14, 2026
2022 Agent warrants	12	78.12	March 28, 2025
2019 Agent warrants	1	193.75	June 3, 2024

	700

F-6
4

Kintara Therapeutics, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)
December 31, 2023
(expressed in US dollars and in thousands, except par value and per share amounts, unless otherwise noted)

Series C Preferred Stock warrants
In connection with the Series C Preferred Stock private placement, the Company issued 2,504 Series C Agent Warrants. The Series C Agent Warrants have an exercise price of $1,000 per share, provide for a cashless exercise feature, and are exercisable for a period of four years from August 19, 2020. The Series C Preferred Stock issuable upon exercise of the Series C Agent Warrants is convertible into shares of common stock in the same manner as each respective underlying series of outstanding Series C Preferred Stock and will be entitled to the same dividend rights as each respective series.
The following table sets forth changes in outstanding Series C Agent Warrants:

	Balance June 30, 2023	Number of Warrants Issued	Number of Warrants Exercised	Balance, December 31, 2023	Conversion price $
Preferred Series C-1 Agent Warrants	1,929	—	—	1,929	58.00
Preferred Series C-2 Agent Warrants	219	—	—	219	60.70
Preferred Series C-3 Agent Warrants	296	—	—	296	57.50

	2,444	—	—	2,444

The following table summarizes the Company’s outstanding Series C Agent Warrants as of December 31, 2023:

Series C Agent Warrants	Number	Conversion price $	Number of conversion shares (in thousands)	Cumulative common stock dividends (in thousands)
Series 1	1,929	58.00	33	23
Series 2	219	60.70	4	3
Series 3	296	57.50	5	4

	2,444		42	30

8	Supplementary statement of cash flows information
The Company incurred the following
non-cash
investing and financing transactions (in thousands):

	Six months ended December 31,
	2023 $	2022 $
Series C Preferred Stock common stock dividend (note 7)	173	362
Non-cash issue costs (note 7)	—	289
Subscriptions receivable (note 7)	103	—
Equipment additions reclassified from prepaid expenses	—	447
Income taxes paid	—	—
Interest paid	—	—

F-6
5

Kintara Therapeutics, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)
December 31, 2023
(expressed in US dollars and in thousands, except par value and per share amounts, unless otherwise noted)

9	Financial instruments
The Company’s financial instruments are measured at fair value as determined by using the fair value hierarchy for inputs that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use to value an asset or liability and are developed based on market data obtained from independent sources. Unobservable inputs are inputs based on assumptions about the factors market participants would use to value an asset or liability. The three levels of inputs that may be used to measure fair value are as follows:

•	Level one - inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

•
Level two - inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

•	Level three - unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.
Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy. As of December 31, 2023, the Company’s milestone payment liability was measured using level 3 inputs. The milestone payment liability relates to contingent milestone payments for the
REM-001
program that was acquired in the Adgero merger (note 1).

	December 31, 2023
Liability	Level 1	Level 2	Level 3
Milestone payment liability	—	—	179

$ (in thousands)
Balance - June 30, 2023	166

Change in fair value estimate	13

Balance - December 31, 2023	179

The Company’s financial instruments consist of cash and cash equivalents, other receivables, accounts payable, and related party payables. The carrying values of cash and cash equivalents, other receivables, accounts payable and related party payables approximate their fair values due to the immediate or short-term maturity of these financial instruments.

10	Subsequent events
The Company has evaluated its subsequent events from December 31, 2023, through the date these condensed consolidated interim financial statements were issued and has determined that there are no subsequent events requiring disclosure in these condensed consolidated interim financial statements other than the items noted below.

F-6
6

Kintara Therapeutics, Inc.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)
December 31, 2023
(expressed in US dollars and in thousands, except par value and per share amounts, unless otherwise noted)

Proceeds from the Company’s
At-The-Market
(
“
ATM
”
) facility
From January 1, 2024 until February 12, 2024, the Company raised $6,108 in net proceeds from the sale of 28,870 shares of its common stock under the ATM Facility.
Final CRO payment
On January 9, 2024, the Company paid $400 pursuant to the termination agreement with the CRO (Note 3).
Initiation of
REM-001
Clinical Study
On February 12, 2024, the Company announced the initiation of a
REM-001
15-patient
clinical trial in CMBC patients.
Opt-Out
Notice to Valent for
VAL-083
On February 13, 2024, the Company sent an
Opt-Out
Notice to Valent under the Valent Assignment Agreement whereby the Company assigned all rights, title, and interest in and to the patents for
VAL-083
to Valent. As a result, the Company granted Valent a
non-exclusive,
fully-paid, royalty-free, perpetual, worldwide and
non-transferable
license, subject to limited exceptions. The Company is entitled to receive royalties from Valent’s subsequent commercialization equal to 5% of Valent Net Sales (as defined in the Valent Assignment Agreement).

F-6
7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors
TuHURA Biosciences, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of TuHURA Biosciences, Inc. (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, stockholders’ (deficit) equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
The Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our

F-6
8

opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.
Accounting for Reverse Recapitalization
As discussed in Note 1 of the accompanying financial statements, on October 18, 2024, the Nevada corporation formerly known as Kintara Therapeutics, Inc. (“Kintara”) consummated a merger transaction by and among Kintara, Kayak Mergeco, Inc., a Delaware corporation and direct wholly owned subsidiary of Kintara (“Merger Sub”), and TuHURA Biosciences, Inc., a Delaware corporation (“TuHURA”), pursuant to which, Merger Sub merged with and into TuHURA, with TuHURA surviving as a direct wholly owned subsidiary of Kintara and the surviving corporation of the merger (the “Merger”). Immediately following the Merger, Kintara changed its name to TuHURA Biosciences, Inc. The Merger was accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), in which TuHURA was determined to be the accounting acquirer based upon the terms of the Merger and other certain factors.
We identified the accounting for the reverse recapitalization as a critical audit matter because of the complexity in the determination of the proper treatment of the transaction in accordance with U.S. GAAP, including judgments made by management to arrive at the proper conclusion. This required a high degree of auditor judgment and increased level of effort when performing audit procedures.
Our audit procedures related to the Company’s accounting for the reverse recapitalization included the following, among others:

•	Obtained the relevant agreements and compared the underlying terms and conditions to management’s analysis and supporting documentation.

•
Evaluated management’s analysis and conclusions regarding the accounting treatment of the transaction, including determination of the accounting acquirer and whether the acquiree was considered to be a business.

•	Tested the conversion of TuHURA convertible notes and preferred stock issued in connection with the reverse recapitalization.
/s/
Cherry Bekaert LLP
We have served as the Company’s auditor since 2018.
Tampa, Florida
March 31, 2025

9

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Consolidated balance sheets
For the years ended December 31, 2024, and 2023

	December 31, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$12,657,178	$3,665,032
Deposits, planned business acquisition (note 1)	5,994,503	—
Other current assets	958,708	493,769

Total Current Assets	19,610,389	4,158,801
Property and equipment, net	123,366	182,170
Operating right-of-use assets	199,160	20,820
Other noncurrent assets	33,769	—

Total Assets	$19,966,684	$4,361,791

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable and accrued expenses	$5,170,166	$3,438,559
Derivative liability	—	137,000
Lease liabilities, current	159,844	20,820

Total Current Liabilities	5,330,010	3,596,379
Long-term Liabilities:
Convertible notes payable, net	—	2,324,158
Lease liability, long term	42,698	—

Total Liabilities	5,372,708	5,920,537

Stockholders’ Equity (Deficit):
Preferred Stock Series A (assumed in merger); $ 1.00 par value, 278,530 shares outstanding as of December 31, 2024	278,530	—
Preferred stock (Series A, A-1, and B) $0.001 par value; 16,912,843 authorized and outstanding as of December 31, 2023; no shares issued and outstanding as of December 31, 2024	—	16,913
Common stock, $0.001 par value, 75,000,000 shares authorized as of December 31, 2024; 42,323,759 and 12,167,679 shares issued and outstanding as of December 31, 2024 and 2023.	42,324	12,168
Additional paid in capital	125,397,691	86,887,170
Accumulated deficit	(111,124,569)	(88,474,997)

Total Stockholders’ Equity (Deficit )	14,593,976	(1,558,746)

Total Liabilities and Stockholders’ Equity (Deficit)	$19,966,684	$4,361,791

F-
70

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Consolidated statements of operations
For the years ended December 31, 2024, and 2023

	Year Ended December 31,
	2024	2023
Research and development expenses	$13,335,316	$9,402,417
Acquired in-process research and development (“IPR&D”)	—	16,217,655
General and administrative expenses	4,314,176	4,144,648

Operating Loss	(17,649,492)	(29,764,720)
Other (Expense) Income:
Employee Retention Tax Credit	—	334,443
Grant income	57,627	42,466
Interest expense	(4,138,301)	(18,688)
Interest income	361,632	89,673
Change in fair value of derivative liability	(313,772)	—

Total Other (Expense) Income	(4,032,814)	447,894

Net Loss	$(21,682,306)	$(29,316,826)

Series A Preferred cash dividend	(2,089)	—
Deemed dividend on warrant modifications	(965,177)	—

Net Loss attributable to common stockholders	$(22,649,572)	$(29,316,826)

Net Loss per share, basic and diluted	$(1.21)	$(2.47)
Weighted-average shares outstanding, basic and diluted	18,662,690	11,889,193

F-7
1

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Consolidated statements of stockholders’ equity (deficit)
For the years ended December 31, 2024, and 2023

	Preferred Stock		Common Stock		Additional Paid in	Accumulated Equity	Total Stockholders’ Equity
	Shares	Dollars	Shares	Dollars	Capital	(Deficit)	(Deficit)
Balances at January 1, 2023	80,606,229	$8,062	45,286,589	$4,529	$71,449,521	$(59,158,171)	$12,303,941
Retroactive application of reverse recapitalization	(63,682,248)	$8,861	(37,184,819)	$3,573	$(12,434)	$—	$—
Preferred stock (Series A ratio 1.188, Series A-1 ratio of 1.132, and Series B ratio of 1.191) converted into common stock and multiplied by exchange ratio of 0.1789

Recast balances, beginning of period (applying exchange ratio to preferred and common)	16,923,981	$16,923	8,101,770	$8,102	$71,437,087	$(59,158,171)	$12,303,941
Issuance of common shares for asset acquisition	—	—	4,065,909	4,066	14,995,934	—	15,000,000
Shares repurchased	(11,138)	(10)	—	—	(24,741)	—	(24,751)
Stock compensation expense	—	—	—	—	478,890	—	478,890
Net loss	—	—	—	—	—	(29,316,826)	(29,316,826)

Balances at December 31, 2023	16,912,843	$16,913	12,167,679	$12,168	$86,887,170	$(88,474,997)	$(1,558,746)

The accompanying notes to the consolidated financial statements are an integral part of this statement.

F-7
2

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Consolidated statements of stockholders’ equity (deficit) continued
For the years ended December 31, 2024, and 2023

	Preferred Stock		Common Stock		Additional Paid in	Accumulated Equity	Total Stockholders’ Equity
	Shares	Dollars	Shares	Dollars	Capital	(Deficit)	(Deficit)
Balances at January 1, 2024	16,912,843	$16,913	12,167,679	$12,168	$86,887,170	$(88,474,997)	$(1,558,746)
Conversion of preferred stock to common stock	(16,912,843)	(16,913)	16,912,843	16,913	—	—	—
Issuance of common stock upon settlement of convertible notes	—	—	9,866,756	9,867	24,879,782	—	24,889,649
Reclassification of the derivative liability associated with the convertible notes make-whole premium	—	—	—	—	2,853,000	—	2,853,000
Common stock and preferred stock (assumed from merger) to Kintara shareholders in reverse recapitalization	278,530	278,530	1,842,920	1,843	(1,627,285)	—	(1,346,912)
Transaction costs in connection with the reverse recapitalization	—	—	—	—	(4,129,663)	—	(4,129,663)
Issuance of common shares, net of offering costs	—	—	717,322	717	4,599,283	—	4,600,000
Issuance of common shares for equity issuance and convertible notes for placement agent fees	—	—	77,798	78	443,482	—	443,560
Issuance of common shares for warrants exercised	—	—	646,580	647	1,944,118	—	1,944,765
Stock options exercised, cash and cashless	—	—	91,862	92	103,908	—	104,000
Stock compensation expense	—	—	—	—	1,958,663	—	1,958,663
Fair value of warrants associated with convertible notes payable	—	—	—	—	6,520,056	—	6,520,056
Deemed dividend on warrant modifications	—	—	—	—	965,177	(965,177)	—
Series A Preferred Stock cash dividend	—	—	—	—	—	(2,089)	(2,089)
Net loss	—	—	—	—	—	(21,682,306)	(21,682,306)

Balances at December 31, 2024	278,530	$278,530	42,323,759	$42,324	$125,397,691	$(111,124,569)	$14,593,976

F-7
3

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Consolidated statements of cash flows
For the years ended December 31, 2024, and 2023

	Years ended
	December 31, 2024	December 31, 2023
Cash flows from Operating activities:
Net loss	$(21,682,306)	$(29,316,826)
Adjustments to reconcile net loss to cash
used in operating activities:
Stock compensation expense	1,958,663	478,890
Depreciation and amortization	116,710	177,377
Write-off of in-process R&D	—	16,217,655
Amortization of debt discount	1,278,424	5,124
Change in fair value of derivative liability	313,772	—
Changes in operating assets and liabilities:
Other current assets	(464,938)	(1,995)
Other noncurrent assets	106,613	151,173
Accounts payable and accrued expenses	3,644,924	337,746

Net cash flows from operating activities	(14,728,138)	(11,950,856)

Cash flows from investing activities:
Cash paid for asset acquisition	—	(1,217,655)
Deposits, planned business acquisition	(5,994,503)	—
Purchase of property and equipment	(57,906)	(79,224)

Net cash flows from investing activities	(6,052,409)	(1,296,879)

Cash flows from financing activities:
Shares repurchased	—	(24,751)
Proceeds from convertible notes payable	28,568,000	2,685,000
Proceeds from issuance of common stock	5,000,000	—
Proceeds from stock options exercised	104,000	—
Proceeds from warrants exercised	1,944,765	—
Payment of offering costs associated with issuance of common stock	(300,000)	—
Payment of merger transaction costs	(3,629,663)	—
Payment of debt issuance costs	(1,117,497)	—
Payment of net liabilities assumed in reverse recapitalization	(796,912)	—

Net cash flows from financing activities	29,772,693	2,660,249

Net change in cash and cash equivalents	8,992,146	(10,587,486)
Cash and cash equivalents at the beginning of the year	3,665,032	14,252,518

Cash and cash equivalents at the end of the year	$12,657,178	$3,665,032

Supplemental non-cash activity
Shares issued and reserved for asset acquisition	$—	$15,000,000
Right-of-use asset recognized in exchange for operating lease obligations	318,722	—
Debt issuance costs not yet paid	—	242,530
Net liabilities assumed in reverse recapitalization not yet paid	550,000	—
Merger transaction costs not yet paid	500,000	—
Derivative liability associated with make-whole premium	2,402,228	137,000
Fair value of warrants associated with convertible notes payable	6,520,056	—
Deemed dividend on warrant modifications	965,177	—
Issuance of common stock for placement agent fees	443,560	—
Preferred Series A cash dividend not yet paid	2,089	—
Fair value of contingent value rights associated with reverse recapitalization	5,127,927	—
Fair value of warrants issued to financial advisor	1,642,867	—
Shares issued upon settlement of convertible notes	27,742,649	—

F-7
4

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023
Note
1-Description
of business
TuHURA Biosciences, Inc., a Nevada corporation (the “Company”), is a clinical stage immuno-oncology company developing novel personalized cancer vaccine product candidates designed to overcome primary resistance to immunotherapies like checkpoint inhibitors. The Company has entered into a Special Protocol Assessment agreement with the FDA for a single Phase 3 randomized placebo and injection controlled trial for
IFx-2.0,
the Company’s lead personalized cancer vaccine product candidate, as adjunctive therapy to pembrolizumab (Keytruda
®
) in the first line treatment of patients with advanced or metastatic Merkel cell carcinoma who are checkpoint inhibitor naïve utilizing the FDA’s accelerated approval pathway. The Company is also developing novel bi-functional
antibody drug conjugates, or ADCs, targeting myeloid derived suppressor cells, or MDSCs, to modulate their immunosuppressive effects on the tumor microenvironment to overcome acquired resistance to immunotherapies and
IFx-3.0
as an innate immune agonist candidate for intravenous or autologous whole cell administration for blood related cancers.
Reverse Merger with Kintara Therapeutics, Inc.
On October 18, 2024 (the “Closing Date”), the Nevada corporation formerly known as Kintara Therapeutics, Inc. (“Kintara”) consummated a previously announced merger transaction in accordance with the terms of that certain Agreement and Plan of Merger, dated as of April 2, 2024 (the “Merger Agreement”), by and among Kintara, Kayak Mergeco, Inc., a Delaware corporation and direct wholly owned subsidiary of Kintara (“Merger Sub”), and TuHURA Biosciences, Inc., a Delaware corporation (“TuHURA”), pursuant to which, Merger Sub merged with and into TuHURA, with TuHURA surviving as a direct wholly owned subsidiary of Kintara and the surviving corporation of the merger (the “Merger”). In connection with the completion of the Merger, effective on the Closing Date, Kintara effected a
1-for-35
reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.001 per share, completed the merger and changed its name to “TuHURA Biosciences, Inc.”
Under the terms of the Merger, immediately prior to the effective time of the Merger, shares of TuHURA’s preferred stock were converted into shares of TuHURA’s common stock and all of the convertible notes issued in TuHURA’s private placement (the “TuHURA Note Financing”) were converted into shares of TuHURA common stock pursuant to the terms therein. At the effective time of the Merger, (i) Kintara issued an aggregate of approximately 40,441,605 shares of Common Stock to TuHURA stockholders, based on an exchange ratio of 0.1789 (after giving effect to the Reverse Stock Split) shares of Kintara’s common stock for each share of TuHURA common stock outstanding immediately prior to the Merger, (ii) each then-outstanding TuHURA stock option was assumed and converted into an option to purchase shares of Kintara common stock subject to certain adjustments based on the exchange ratio as set forth in the Merger Agreement, and (iii) each then-outstanding warrant to purchase shares of TuHURA common stock was assumed and converted into and exchangeable based on the exchange ratio for a warrant of like tenor entitling the holder to purchase shares of Kintara common stock.
The issuance of the shares of Kintara’s common stock to the former stockholders of TuHURA was registered with the SEC on Kintara’s Registration Statement on Form
S-4
(File
No. 333-279368),
as amended.
The shares of Kintara’s common stock listed on the Nasdaq Capital Market, previously trading through the close of business on Thursday, October 17, 2024 under the ticker symbol “KTRA,” commenced trading on the Nasdaq Capital Market on a post-Reverse Stock Split adjusted basis and post-Merger basis under the ticker symbol “HURA” on Friday, October 18, 2024.
In connection with the Merger, Kintara entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Equiniti Trust Company, LLC, pursuant to which the Kintara common stock holders and

F-7
5

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

Kintara common stock warrant holders of record as of immediately prior to the consummation of the Merger and Reverse Stock Split received one contingent value right (a “CVR”) for each outstanding share of common stock held by such stockholder (or, in the case of warrants, each share of common stock for which such warrant is exercisable into). Pursuant to the CVR Agreement, upon the achievement of (i) Kintara enrolling a minimum of ten cutaneous metastatic breast cancer patients in a study to determine whether a dose of Kintara’s
REM-001
lower than 1.2 mg/kg elicits a treatment effect similar to that seen in prior studies of
REM-001
at the 1.2 mg/kg dose and (ii) such patients enrolled in the study complete eight weeks of follow-up,
in each case, on or before December 31, 2025, as set forth in the CVR Agreement (the holders of CVRs are entitled, in the aggregate, to receive approximately 1,539,918 shares of common stock (which gives effect to the Reverse Stock Split).
Basis of presentation
The merger was accounted for as a reverse recapitalization under which the historical financial statements of the Company prior to the Merger are the historical financial statements of the accounting acquirer, Legacy TuHURA. All share, per share and related information presented in the consolidated financial statements and notes prior to the Merger has been retroactively adjusted to reflect the Exchange Ratio and Reverse Stock Split for all periods presented. See note 6 - Merger with Kintara Therapeutics.
Plan of merger with Kineta, Inc.
On December 11, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement” or “Proposed Transaction”) by and among Kineta, Inc., a Delaware corporation (“Kineta”), Hura Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of TuHURA (“Merger Sub I”), Hura Merger Sub II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of TuHURA (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”), and Craig Philips, solely in his capacity as the representative, agent and attorney-in-fact
of the stockholders of Kineta (the “Stockholders Representative”). Each capitalized term used herein but not otherwise defined has the meaning given to it in the Merger Agreement.
Pursuant to the terms of the Merger Agreement, among other things and subject to the terms and conditions set forth therein, Merger Sub I will (a) merge with and into Kineta (the “First Merger”), with Kineta being the surviving corporation of the First Merger, also known as the “Surviving Entity”; and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Entity will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers” ), with Merger Sub II being the surviving company of the Second Merger, also known as the “Surviving Company.” The Mergers are intended to qualify as a tax-free
reorganization for U.S. federal income tax purposes.
The Registration Statement on
S-4
for the planned merger was filed with the SEC on February 7, 2024.
Merger Consideration
Under the terms of the merger agreement, upon the completion of the Proposed Transaction, Kineta stockholders will receive their pro rata share (based on the number of Kineta fully diluted shares held by them) of aggregate merger consideration consisting of a combination of cash and shares of TuHURA common stock. The cash component of the aggregate merger consideration will be a base cash amount of $9,005,000 (consisting of a value of $15,000,000 minus the $5,995,000 advanced to Kineta under the Exclusivity and Right of First Offer Agreement, or “Exclusivity Agreement”) less the sum of Kineta’s working capital deficit at the closing of the Proposed Transaction and any working capital loans made by TuHURA to Kineta between the signing of the

F-7
6

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

merger agreement and closing of the Proposed Transaction. The share component of the aggregate merger consideration will consist of an aggregate of up to approximately 3,476,568 shares of TuHURA common stock, subject to a six-month
holdback of approximately 869,142 of such shares to satisfy certain additional liabilities of the closing date that may be identified after the closing. As additional merger consideration, Kineta stockholders will be entitled to receive their pro rata share of certain payments that Kineta may receive after the closing from the potential pre-closing
sale by Kineta of certain
non-KVA12123
products and technologies.
In connection with the merger agreement, TuHURA and Kineta entered into a Clinical Trial Funding Agreement under which TuHURA agreed to continue to fund clinical trial expenses for KVA12123 in an amount of up to $900,000, which may be increased upon mutual agreement. The merger agreement also provides that Kineta may request the extension of up to $2,000,000 in working capital loans from TuHURA, $1,750,000 of which will be contingent on the completion of a financing transaction by TuHURA.
The merger agreement has been unanimously approved by the boards of directors of both companies and is subject to Kineta stockholder approval. The completion of the Proposed Transaction is also subject to the satisfaction or waiver of certain other conditions, such as the approval by TuHURA’s stockholders of an increase in the number of authorized shares of TuHURA common stock, Kineta’s working capital deficit not exceeding $6,000,000 at the time of closing, the effectiveness of a registration statement on Form
S-4
registering the shares of TuHURA common stock issuable to the Kineta stockholders in the Proposed Transaction, and other customary closing conditions. The Proposed Transaction is currently expected to close in the first quarter of 2025.
Other Terms of the Merger Agreement
The Merger Agreement contains customary representations, warranties and covenants made by Kineta and TuHURA, including covenants relating to obtaining the requisite approvals of the stockholders of Kineta and TuHURA, indemnification of directors and officers and Kineta’s and TuHURA’s conduct of their respective businesses between the date of signing of the Merger Agreement and the Closing. The parties have agreed to use reasonable best efforts to take all actions necessary to consummate the Mergers, including for Kineta to hold a meeting of its stockholders to vote on proposals related to the Mergers and for TuHURA to hold a meeting of its stockholders to vote on a proposal to increase the authorized shares of TuHURA to 200,000,000 shares of TuHURA Common Stock. The representations and warranties in the Merger Agreement will not survive the Closing.
July 2024 Private Placement
In connection with the Company’s entrance into the Exclusivity Agreement, on July 3, 2024, the Company completed a private placement of its common stock to an existing investor under which the investor paid $5.0 million in exchange for 717,321 shares of the Company’s common stock and a 1.5% royalty right on certain future sales by the Company of products based on Kinteta’s KVA12123. The proceeds received from the Company’s July 2024 private placement were used to fund the Exclusivity Payment due to Kineta pursuant to the Exclusivity Agreement.
Note
2-Summary
of significant accounting policies
Basis for Consolidation -
The consolidated financial statements of the Company have been prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) and are presented in United States dollars. The functional currency of the Company and each of its subsidiaries is the United States dollar.

F-7
7

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Adgero Biopharmaceuticals Holdings Inc., Adgero Biopharmaceuticals, Inc., Veterinary Oncology Services, and TuHURA (Delaware). All intercompany balances and transactions have been eliminated in consolidation.
The principal accounting policies applied in the preparation of these consolidated financial statements are set out below and have been consistently applied to all periods presented.
Accounting Estimates
- The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect various amounts reported in consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
Merger Transaction Costs
- Deferred offering costs consist of direct legal, accounting, and other fees and costs directly related to the Merger with Kintara (See note 1 and note 6). The Company capitalized merger transaction costs and recorded as a direct reduction of stockholders’ equity.
Property and Equipment
- Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (generally five
to seven years). Leasehold improvements are amortized straight-line over the shorter of the lease term or the estimated useful life of the asset
. Property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. No impairment was recorded for the years ended December 31, 2024 and 2023.
Lease Accounting
- The Company recognizes
right-of-use
lease assets and corresponding liabilities arising from leasing activities over the requisite lease period.
I
ncome Taxes
- Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. In December 2023, the FASB issued ASU
No. 2023-09,
Income Taxes (
Topic 740
), which enhances the income tax disclosure requirements for public entities on an annual basis. Under ASU
2023-09,
public entities will be required to disclose in their rate reconciliation, on an annual basis, both percentages and amounts in their reporting currency for certain categories in a tabular format, with accompanying qualitative disclosures. The amendments in ASU
2023-09
are effective fiscal years beginning after December 31, 2024, and early adoption is permitted. The Company does not believe that the adoption of ASU
2023-09
will have a material impact on its consolidated financial statements.
Grant Income
- In April 2021, the Company received approval from the Department of Health and Human Services for a $400,000 grant. The grant was to conduct research for a low-cost
topical immunotherapy formulation suitable for treating cervical cancer in low and middle-income countries and low resource settings in the U.S. Additionally, the Company assumed in the reverse merger a $2,000,000 Business Innovation Research grant, a two year grant that was initiated in June 2023 and set to expire in June 2025, to support the clinical development of
REM-001
for the treatment of CMBC and had a remaining balance of $900,000 as of the merger date. For the years ended December 31, 2024 and 2023, the Company recognized $58,000 and $42,000 of grant income in the consolidated statements of operations.

F-7
8

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

Research and Development Expenses
- Research and development consists of expenses incurred in connection with the discovery and development of product candidates. The Company expenses research and development costs as incurred.
Acquired
In-Process
Research and Development -
Acquired
in-process
research and development expenses consist of existing research and development projects at the time of the acquisition. Projects that qualify as IPR&D assets represent those that have not yet reached technological feasibility and had no alternative future use, which resulted in a write-off
of these IPR&D assets to acquired
in-process
research and development expenses in our consolidated statements of operations.
Concentration of Credit Risk
- The Company maintains cash balances in domestic financial institutions. These balances are insured by the Federal Deposit Insurance Corporation up to $250,000. As of December 31, 2024, the uninsured portion of cash held by the Company was approximately $11,727,000.
Fair Value of Financial Instruments
- ASC 820, Fair Value Measurement, establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability, and are developed based on the best information available in the circumstances.
ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•
Level 3 inputs are unobservable inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. See Note 5 for more information related to the Company’s Level 3 fair value measurement.
The carrying values reported in the Company’s balance sheets for cash and cash equivalents, other current assets, accounts payable, and accrued expenses are reasonable estimates of their fair values due to the short-term nature of these items.
Derivative Financial Instruments -
The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. The Company accounts for

9

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

certain make-whole features that are associated with convertible notes as derivative liabilities at fair value and adjusts the instruments to their fair value at the end of each reporting period. Derivative financial liabilities are initially recorded at fair value, with gains and losses arising from changes in the fair value recognized in other income (expense) in the accompanying consolidated statements of operations for each reporting period while such instruments are outstanding. The embedded derivative liabilities are valued using a probability-weighted expected return method (“PWERM”). The critical inputs used to value the PWERM are a discount rate, the estimated make-whole interest payments for various settlement scenarios and the probability of each settlement scenario. If the Company repays the noteholders or if, during the next round of financing, the noteholders convert the debt into equity, the derivative financial liabilities will be de-recognized
and reclassified to the consolidated statements of stockholders’ (deficit) equity on that date. Derivative instrument liabilities are classified in the balance sheet as current or non-current
based on whether
net-cash
settlement of the derivative instrument could be required within 12 months of the balance sheet date.
Debt Discount and Debt Issuance Costs
-
Debt issuance costs are deferred and presented as a reduction to the convertible note payable. The initial fair value of the derivative liability on the make-whole premium is treated as a debt discount. Debt discount and debt issuance costs are amortized using the effective interest rate method over the term of the convertible promissory note. Amortization of debt discount and debt issuance costs are included within interest expense in the consolidated statements of operations.
Warrants -
The Company has issued warrants to investors on debt and equity raises and for services provided by non-employees.
In accordance with ASC Topic
470-20-25,
when the Company issues debt with warrants, the Company treats the warrants as a debt discount, recorded as a contra-liability against the debt, and amortizes the balance over the life of the underlying debt as amortization of the discount as interest expense in the statements of operations. The offset to the contra-liability is recorded as additional paid-in
capital in the Company’s balance sheets if the warrants on the debt are not treated as a derivative or as liability warrants. The Company determines the fair value of the warrants at issuance using the Black-Scholes option pricing model.
Stock Compensation Expense
- The Company accounts for stock-based awards to employees and nonemployees using the fair value-based method to determine compensation for all arrangements where shares of stock or equity instruments are issued for compensation. Fair value of each common stock option is estimated on the date of grant using the Black-Scholes valuation model. The Black-Scholes model uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. Expected volatility is based on historical volatility of a peer group’s common stock and other factors estimated over the expected term of the options. The expected term of the options granted is derived using the “simplified method” which computes expected term as the average of the sum of the average vesting term plus the contract term. The risk-free rate is based on the U.S. Treasury yield.
Common Stock Valuation
- We are required to estimate the fair value of the common stock underlying our equity awards when performing fair value calculations. Prior to our shares trading on the Nasdaq Capital Markets on October 18, 2024, the fair value of the common stock underlying our equity awards
was determined on each grant taking into account input from management and the pricing offered in our equity raises. All options to purchase shares of our common stock are intended to be granted with an exercise price per share no less than the fair value per share of our common stock underlying those options on the date of grant, based on the information known to us on the date of grant. In the absence of a public trading market for our common stock, on each grant date we develop an estimate of the fair value of our common stock in order to determine an exercise price for the option grants. Our determinations of the fair value of our common stock were made by considering the prices of preferred stock sold to investors in arm’s length transactions and the rights, preferences and privileges of our preferred stock relative to those of our common stock.

F-
80

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

Business Combinations and Asset Acquisitions
- We account for acquired businesses using the acquisition method of accounting, which requires that the assets acquired, and liabilities assumed be recorded at the date of acquisition at their respective fair values if the acquisition meets the definition of a business combination. If the acquisition does not meet the definition of a business combination, then it is accounted for as an asset acquisition and the purchase consideration is allocated to the acquired assets.
ASC 805, Business Combinations, provides a model for determining whether an acquisition represents a business combination. In order to be a business, the integrated set of activities of the acquired entity needs to have an input and a substantive process that together significantly contribute to the ability to create outputs. The acquired entity must also pass the “Screen Test” which involves determining whether the acquisition represents an in-substance
asset acquisition based on whether the fair value of the gross assets acquired is “substantially all” concentrated in a single asset or group of similar assets. This evaluation excludes certain acquired assets such as cash, deferred taxes, and goodwill associated with deferred taxes, but includes all other gross assets, including any consideration transferred in excess of the identified assets.
Segment data -
In November 2023, the FASB issued ASU
2023-07,
Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures
. ASU
2023-07
updates reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. The Company has adopted ASU
2023-07,
and the guidance did not have a material impact on the Company’s consolidated financial statements. The Company operates in one reportable segment, which includes all activities related to advancing therapies for cancer treatment. The determination of a single reportable segment is consistent with the consolidated financial information regularly provided to the Company’s chief operating decision maker (CODM), which is its chief executive officer
, who reviews and evaluates consolidated net loss for purposes of assessing performance, making operating decisions, allocating resources and planning and forecasting for future periods. The measure of segment assets is reported on the balance sheet as total assets. There is no segment revenue for the years ended December 31, 2024, and 2023. The accounting policies of the cancer treatment segment are the same as those described in the summary of significant accounting policies. All tangible assets are held in the United States.
Net loss per share
- Basic net loss per share is calculated by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period, without consideration for common stock equivalents. Diluted net loss per share is the same as basic net loss per share, since the effects of potentially dilutive securities are antidilutive given the Company has reported net losses for each period presented.
Note
3-Liquidity
and management’s plans
The Company has been engaged in research and development activities related to ImmuneFx, the Company’s patented product, which will require additional investment until revenue-generating activities can begin.
The Company has historically incurred negative cash flows from operations.
For the year ended December 31, 2024, the Company incurred $14.7 million of negative cash flows from operations. The Company has approximately $12.7 million of cash and cash equivalents on hand at December 31, 2024. The Company expects that its existing capital resources, including anticipated payment of the Warrant Exercise Notes (as defined and described in Note 15 below), will be sufficient to fund the Company’s planned future operations into the late fourth quarter of 2025.

F-8
1

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

The Company expects to raise cash through the sale of preferred shares, common shares, debt issuances, obtaining grants, or commercial partnerships. However, there can be no assurance that any fundraising will be achieved or on commercially reasonable terms, if at all. As such, there is substantial doubt about the Company’s ability to continue as a going concern for the next 12 months from date that the financial statements were available to be issued.
Note
4-Net
loss per share
Basic and diluted net loss per share attributable to common stockholders was calculated as follows:

	Years Ended December 31,
	2024	2023
Numerator:
Net loss attributable to common stockholders	$(22,649,572)	$(29,316,826)
Denominator:
Weighted-average common shares outstanding - basic and diluted	18,662,690	11,889,193

Net loss per share attributable to common shareholders - basic and diluted	$(1.21)	$(2.47)

Common stock warrants in the amount of 279,029 issued to our financial advisor, H.C. Wainwright & Co., LLC, were not outstanding as common shares as of December 31, 2024, however included in the weighted-average common shares outstanding - basic and diluted as if they were considered outstanding.
The Company’s potential dilutive securities have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. For the years ended December 31, 2024 and 2023, the Company excluded the following potential common shares from the computation of diluted net loss per share attributable to common stockholders for the period because including them would have had an anti-dilutive effect:

	As of December 31,
	2024	2023
Preferred Series A (as converted)	—	7,053,338
Preferred Series A-1 (as converted)	—	4,500,142
Preferred Series B (as converted)	—	5,359,363
Convertible Notes (as converted)	—	847,670
Stock options issued and outstanding	6,403,818	2,781,064
Unvested restricted stock units	114	—
Warrants	10,609,855	8,083,775

Total	17,013,787	28,625,352

F-8
2

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

Note
5-Fair
value measurements
The following tables present information about financial assets and liabilities measured at fair value on a recurring basis and indicate the level of the fair value hierarchy utilized to determine such fair values:

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Derivative Liability	$—	$—	$137,000	$137,000

Total Liabilities	$—	$—	$137,000	$137,000

There were no transfers between the Level 1, Level 2 or Level 3 categories during the years ended December 31, 2024 and 2023.
Derivative Liability
The following table presents activity for the Derivative Liability that were measured at fair value using significant unobservable Level 3 inputs during the years ended December 31, 2024 and, 2023:

Derivative Liability
Balance as of January 1, 2023	$—
Additions (make-whole provision in convertible notes agreement)	137,000
Change in fair value	—

Balance as of December 31, 2023	$137,000

Additions (make-whole provision in convertible notes agreement)	2,402,228
Change in fair value	313,772
Reclassification to additional paid-in capital	(2,853,000)

Balance as of December 31, 2024	$—

Note 6 - Merger with Kintara Therapeutics
Under the terms of the Merger, immediately prior to the effective time of the Merger, shares of the Company’s preferred stock were converted into shares of Company common stock and all of the Notes issued by the Company were converted into shares of Company common stock pursuant to the terms therein. At the effective time of the Merger, (i) Kintara issued an aggregate of approximately 40,441,605 shares of its common stock to Company stockholders, based on an exchange ratio of 0.1789 (after giving effect to the Reverse Stock Split) shares of Kintara’s common stock for each share of Company common stock outstanding immediately prior to the Merger, (ii) each then-outstanding Company stock option was assumed and converted into an option to purchase shares of Kintara common stock subject to certain adjustments based on the exchange ratio as set forth in the Merger Agreement, and (iii) each then-outstanding warrant to purchase shares of Company Common Stock was assumed and converted into and exchangeable based on the exchange ratio for a warrant of like tenor entitling the holder to purchase shares of Kintara common stock.

F-8
3

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

The Merger is accounted for as a reverse recapitalization. Immediately after the merger, there were 42,032,165 shares of the Company’s common stock outstanding. The following table shows the net liabilities assumed in the merger:

October 18, 2024
Cash and cash equivalents	$70,097
Prepaid and other assets	370,030
Accounts payable and accrued expenses	(1,787,039)

Total net liabilities assumed	(1,346,912)
Plus: merger transaction costs	(4,129,663)

Total net liabilities assumed plus merger transaction costs	$(5,476,575)

Accounting treatment on the Contingent Value Rights “CVR” agreement
Based on management’s analysis, the CVRs were identified as freestanding financial instruments and determined to be indexed to Kintara’s own stock, as they are to be settled in Kintara Common Stock. Further, the CVR financial instruments are not mandatorily redeemable as the instruments do not require Kintara to redeem them for cash or other assets at a fixed or determinable date, or upon an event that is certain to occur and the CVRs do not represent an unconditional obligation requiring Kintara to redeem the instruments. The CVRs do not represent outstanding shares of Kintara Common Stock, and the CVRs do not obligate Kintara to buy back some or all of its shares. As such, the CVRs are not precluded from being classified within equity. Given the CVRs are initially being recorded within Equity, if the CVR Milestone were to be achieved, the Company would issue additional Common Stock, thereby resulting in a reclass of the CVRs from Additional paid-in
capital-CVRs to Common Stock and Additional
paid-in
capital. As a result, the accounting for the CVR is determined to have zero net effect on total equity within the consolidated balance sheet as of December 31, 2024.
Note
7-Other
current assets
Other current assets consist of the following as of December 31, 2024, and 2023:

	December 31, 2024	December 31, 2023
Employee Retention Tax Credit	$214,699	$334,443
NIH Grant Receivable	222,702	—
Clinical trial deposit	204,955	—
Other current assets	316,352	159,326

	$958,708	$493,769

Note
8-Property
and equipment, net
Property and equipment, net consists of the following as of December 31, 2024, and 2023:

	December 31, 2024	December 31, 2023
Furniture and fixtures	$170,607	$170,607
Leasehold improvements	544,629	544,628
Machinery and office equipment	1,423,183	1,365,277
Software	72,394	72,394

F-8
4

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

	December 31, 2024	December 31, 2023
	2,210,813	2,152,906
Less accumulated depreciation and amortization	(2,087,447)	(1,970,736)

	$123,366	$182,170

Depreciation and amortization of property and equipment totaled approximately $117,000 and $177,000 for the years ended December 31, 2024, and 2023, respectively.
Note
9-Accounts
payable and accrued expenses
Accounts payable and accrued expenses consist of the following as of December 31, 2024, and 2023:

	December 31, 2024	December 31, 2023
Trade accounts payable	$3,152,816	$1,866,762
Accrued compensation	1,161,650	1,415,397
Other accrued expenses	855,700	156,400

	$5,170,166	$3,438,559

Note
10-Convertible
promissory notes
On various dates beginning on December 11, 2023 through September 18, 2024, the Company completed a private placement in which the Company issued Convertible Promissory Notes (the “Notes”) with various entities at various amounts for an aggregate of $31,253,000. The Notes bear interest at a rate of twenty percent (20%) per annum and were scheduled to mature on the second anniversary of the issuance date. In addition, the investors in the private placement also received common stock purchase warrants (the “2024 Warrants”) in the event they subscribe to purchase Notes in the aggregate principal amount of more than $4.0 million or more, with such number of 2024 Warrants being equal to 50% of the aggregate principal amount of the Note purchased divided by $3.80. The 2024 Warrants related to these Notes have an exercise price of $5.70 per share and expire three years from the date of issuance. On October 18, 2024, under automatic conversion features upon the occurrence of a reverse public merger transaction, the convertible notes payable converted to common stock and the derivative liability was reclassified to additional paid-in
capital.
Conversion feature under reverse public merger transaction
Under a reverse public merger transaction, the Notes convert at the sum of (a) the outstanding principal balance and unpaid accrued interest at the time of the transaction, plus (b) a Make-Whole Amount premium, defined in the Notes as additional interest to be incurred until the next period end date as defined in the Notes, divided by a conversion price equal to $3.80. Upon closing of the merger on October 18, 2024, the Notes were converted into shares of common stock.
The Company evaluated the terms of the Notes for embedded conversion features in accordance with ASC
815-15-25
and determined that the conversion features meet the definition of an embedded derivative liability that is required to be bifurcated from the host instrument and measured at fair value, with subsequent changes in fair value recognized in the consolidated statement of operations. Management used a scenario-based analysis to estimate the fair value of the bifurcated embedded derivative liability at issuance of the Notes. The Company recognized debt discount of $2,539,227 upon issuance of the notes. See note 5 on the fair value of the derivative liability.

F-8
5

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

Warrants issued in connection with convertible notes
The 2024 Warrants were identified as freestanding financial instruments and determined to be indexed to the Company’s own stock. Further, the 2024 Warrants were not precluded from being classified within equity. As such, the proceeds received upon issuing the Notes were first allocated to the fair value of the bifurcated embedded derivative with the remainder allocated to the debt host instrument and 2024 Warrants (within additional paid in capital) on a relative fair value basis. Subsequent fair value measurement is not required as long as the instrument continues to be classified in equity. The Company determined that the fair value of the 2024 Warrants in connection with Notes issued amounted to $6,520,056 and recognized as a debt discount with an offset to additional paid in capital.
Convertible notes and debt discount
Convertible notes issued (including accrued interest) outstanding, and converted are as follows:

Convertible notes payable
Balance as of January 1, 2023	$—
Issuance of convertible notes payable	2,685,000
Interest expense	13,564

Balance as of December 31, 2023	$2,698,564

Issuance of convertible notes payable	28,568,000
Interest expense	2,859,878
Converted to common stock	(34,126,442)

Balance as of December 31, 2024	$—

Debt discount related to the convertible notes are as follows:

Debt discount
Balance as of January 1, 2023	$—
Debt issue costs	(242,530)
Debt discount associated with make-whole features recognized	(137,000)
Amortized to interest expense	5,124

Balance as of December 31, 2023	$(374,406)

Debt issue costs	(1,218,525)
Debt discount associated with make-whole features recognized	(2,402,228)
Debt discount associated with warrants recognized	(6,520,058)
Amortized to interest expense	1,278,424
Reclassified to additional paid-in capital upon conversion of convertible notes payable	9,236,793

Balance as of December 31, 2024	$—

F-8
6

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

Note
11-Income
taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due. Deferred taxes relate to differences between the basis of assets and liabilities for financial and income tax reporting which will be either taxable or deductible when the assets or liabilities are recovered or settled.
The components of the provision for income taxes are as follows:

	2024	2023
Current provision
Federal	—	—
State	3,768	—

Total current provision	3,768	—

Deferred provision
Federal	—	—
State	—	—

Total current provision	—	—

Total provision for income taxes	3,768	—

For the years ended December 31, 2024 and 2023, the loss before income taxes was $21.7 million and $29.3 million, respectively. The Company had an effective tax rate of
-0.02%
and 0.00% for the years ended December 31, 2024 and 2023, respectively. The reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the years ended December 31, 2024 and 2023 were as follows

	2024	2023
U.S. statutory rate	21.00%	21.00%
State taxes, net of federal	4.33%	4.35%
Change in valuation allowance	1.65%	-26.72%
Return to provision - 2023 Tax Free Reorganization	-18.89%	0.00%
Return to provision—Other	-0.46%	0.00%
R&D Credit	-1.65%	1.22%
Other permanent differences	-6.00%	0.15%

Effective tax rate	-0.02%	0.00%

The Company made an acquisition in 2023. The transaction was complex and when preparing the tax provision for the year ended December 31, 2023, the Company made the assumption that the acquisition was taxable asset acquisition for US federal income tax purposes when preparing its initial estimates. The Company booked a deferred tax asset for the intangible tax basis assumed to be acquired in a deemed asset acquisition of $16.2 million which would have been amortized over the next 15 years. After further analysis of the complex transaction, it was determined that the acquisition met the criteria of a tax free reorganization under Section 368(a) and was not a taxable asset acquisition. Therefore, the Company filed its 2023 income tax returns to correctly reflect the acquisition as a tax free reorganization and the temporary book-to-tax
difference for intangible tax basis estimate was reclassified a permanent adjustment of $16.1 million (net of carryover tax basis). This resulted in a
-18.89%
impact to the Company’s effective tax rate for the tax year ended December 31, 2024.

F-8
7

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

The components for the Company’s deferred tax assets and liabilities as of December 31, 2024 and 2023, were as follows:

	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$25,098,126	$11,143,664
Stock compensation expense	2,467,541	589,118
Accrued payroll	294,420	358,732
Section 174 R&D	6,172,416	3,505,667
Intangible assets	26,272	3,909,369
Lease liability	51,334	5,277
Depreciation	94,926	46,960
Capital loss carryforward	10,889,722	—
R&D credits	1,451,300	1,808,131

Total gross deferred tax assets	$46,546,057	$21,366,918
Less valuation allowance	(46,494,883)	(21,301,471)

Net deferred tax assets	$51,174	$65,447

Deferred tax liabilities
Debt discount	$—	$(60,170)
Accrued expense	(697)	—
ROU asset	(50,477)	(5,277)

Total deferred tax liabilities	$(51,174)	$(65,447)

Total deferred tax assets / (liabilities)	$—	$—

The Company has Federal and State net operating loss (“NOLs”) carryforwards of approximately $102.8 million and $69.1 million, respectively, as of December 31, 2024 and 2023. $33.3 million in federal NOLs were generated in tax years beginning prior to January 1, 2018 and can be deducted at 100% of income, some of these NOLs start to expire in 2025. The remaining Federal NOLs of $69.5 million were generated in tax years beginning on or after January 1, 2018 and have an infinite carryforward period but are subject to 80% deduction limitation based upon pre-NOL
deduction taxable income. State NOLs generated have various expiration rules and dates with the first amount of NOLs expiring in 2025.
The utilization of the Company’s net operating loss carryforwards and research tax credit carryovers could be subject to annual limitations under Section 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), and similar state tax provisions, due to ownership change limitations that may have occurred previously or that could occur in the future. These ownership changes limit the amount of net operating loss carryforwards and other deferred tax assets that can be utilized to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382 and 383 of the Code, results from transactions increasing ownership of certain stockholders or public groups in the stock of the corporation by more than 50 percent points over a three-year period.
The acquisition of Kintara by TuHURA Delaware caused an ownership change with respect to the Kintara net operating losses. The Company is in the process of determining what the Section 382 limitation is with respect to the Kintara net operating losses for this ownership change and any prior ownership changes that will limit the Company’s ability to utilize the net operating losses under Section 382. The Company may also make an election to forgo the acquisition of a certain amount of these net operating losses. Since there is a full

F-8
8

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

valuation allowance against the net operating losses, the Company will keep the gross amount of net operating losses with a full valuation allowance until a future date when it is relevant and the Company can better assess the gross amount of Kintara net operating losses that are available subject to Section 382. Due to the full valuation allowance, a Section 382 Analysis is not relevant at this time.
The Company has not completed an analysis of an ownership change under Section 382 of the Code with respect to TuHURA Delaware. The Company understands due to multiple rounds of financing and debt conversions to equity, there may have been an ownership change under Section 382. The Company plans to perform a Section 382 Analysis in the future when it is relevant. Due to the full valuation allowance, a Section 382 Analysis is not relevant at this time.
In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2024 and 2023.
There was income tax expense for the years ended December 31, 2024 and 2023 of $3,768 and $0, respectively.
Note
12-Stockholders’
equity
Immediately prior to the closing of the Merger, all outstanding shares of Company preferred stock were converted into shares of Company common stock (which were converted into shares of Kintara common stock in the Merger), and upon completion of the merger, all warrants of the Company were converted into warrants to purchase Kintara common stock. All outstanding shares of the Company’s Preferred Stock were converted into 16,912,843 shares of common stock.
As of December 31, 2024, the Company had two classes of stock defined in its Amended and Restated Articles of Incorporation (the “Articles).
Common Stock -
The Company is authorized to issue up to 75,000,000 shares of Common Stock based on the Articles. Holders of common stock are entitled to one vote for each share of common stock. As of December 31, 2024, there were 42,323,759 shares of common stock outstanding, of which 4,730 are unregistered shares of warrants exercised after the merger.
Preferred Stock -
The Company is authorized to issue up to 5,000,000 shares of Preferred Stock based on the Articles.
The historical Kineta Series A Preferred Stock were assumed from the merger and outstanding and have a stated value of $278,530 as of December 31, 2024.
Warrants -
The following table summarizes the Company’s outstanding common stock warrants as of December 31, 2024.

9

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

	Outstanding	Weighted average exercise price	Expiration dates
Historical TuHURA common stock warrants	10,592,387	$4.16	February 2025 to August 2029
Historical Kintara common stock warrants	17,468	$1,362.41	March 2025 to April 2027
2024 common stock warrants issued to financial advisor	297,029	$0.01	April 2027
Warrant modification
In August 2024, the Company extended the exercise period of its common stock purchase warrants issued in connection with Legacy TuHURA Series A Preferred Stock (the “Series A Warrants”) for an additional six months, with a new expiry date of February 12, 2025. There were no other changes in the terms of the Series A Warrants. As a result, a deemed dividend to the holders of the Series A Warrants in the amount of $965,177 was recorded as an increase in the net loss attributable to the common stockholders for the year ended December 31, 2024. The incremental value associated with the warrant modification was determined using a Black-Sholes pricing model using the original terms of the warrants and the modified terms of the warrants and the following assumptions: expected term of approximately 0.1 - 0.6 years, dividend yield of 0.0%, volatility of 75%
-112%,
and a risk free rate of 5.4% to 5.5%.
Financial advisor warrants
There were 297,029 warrants issued to our financial advisor, H.C. Wainwright & Co., LLC., related to merger transaction costs in connection with the reverse merger with Kintara. The warrants are considered “penny” warrants and are considered common stock outstanding as of December 31, 2024 (see note 4). The accounting for the warrants is determined to have zero net effect on total equity as of December 31, 2024. The fair value associated with the warrants was determined using Black-Sholes pricing model using the terms of the agreement and the following assumptions expected term of approximately 2.4 years, dividend yield of 0.0%, volatility of 120.4% and a risk free rate of 4.15% resulting in an estimated valuation of approximately $1,600,000.
Warrants exercised
There were 641,850 warrants that were exercised in August and September 2024 and 4,730 warrants that were exercised in December 2024 with proceeds in the amount of $1,944,765. All outstanding warrants entitled the holder thereof to purchase one shares of Company common stock.

F-
90

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

Note
13-Stock
option plans
Stock options
The Company uses the Black-Scholes option pricing model to estimate the fair value of stock-based awards on the date of grant. The assumptions employed in the calculation of the fair value of share-based compensation expense were calculated as follows for all periods presented:

	2024	2023
Common stock fair value	$4.76	$3.69
Risk free interest rate	4.10% - 4.35%	4.05% -4.89%
Expected dividend yield	0%	0%
Expected term	6.0 years	4.9 years
Expected stock volatility	100.1%—103.0%	91.9%—99.7%
Below is a summary of stock option activity for the year ending December 31, 2024:

	Number of options	Weighted Average Exercise Price	Weighted Average Contractual Life
Outstanding at December 31, 2023	2,781,064	$2.97	4.43 years
Options assumed from Kintara upon merger closing	6,345	$1,074.40	6.91 years
Forfeited and cancelled	(249,961)	$3.53
Exercised	(180,689)	$2.66
Granted	4,047,059	$4.76

Outstanding at December 31, 2024	6,403,818	$5.11	7.44 years
Exercisable at December 31, 2024	2,270,626	$5.83	3.30 years
Options outstanding had an intrinsic value of $5,494,000 and $1,964,000 as of December 31, 2024 and December 31, 2023, respectively. As of December 31, 2024, there was $14,300,000 of unrecognized stock compensation, which will be recognized over the next three years.
Restricted Stock units
Restricted stock units “RSU” were assumed from the merger issued to the former Chief Executive Officer and currently is a board of director for the Company and 57 RSU will vest in June 2025 and June 2026. The table below summarizes activity related to RSUs.

Number of RSU
Restricted stock units assumed from Kintara upon merger closing	114
Vesting of restricted stock units	—

Balance as of December 31, 2024	114

The remaining RSUs assumed from the Kintara merger will vest on August 1, 2025 and August 1, 2026 and such shares are not accounted for until they vest.

F-9
1

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

Stock compensation expense
Total stock-based compensation expense was allocated as follows:

	2024	2023
General and administrative	$843,111	$300,986
Research and development	1,115,552	177,904

Total stock-based compensation expense	$1,958,663	$478,890

Note
14-Commitments
and contingencies
Lease Commitments
- The Company leases facilities under
non-cancelable
operating leases for the laboratory and offices in Tampa, Florida. The current lease expires in February 2026.
Future minimum lease payments under these leases are as follows:

Year ending December 31, 2025	$172,931
Year ending December 31, 2026	43,411
Interest portion of right of use liability	(13,800)

Operating lease liabilities	$202,542

Total lease expense was approximately $163,000 and $126,000 for the years ended December 31, 2024 and 2023, respectively.
Cash paid for amounts included in the measurement of lease liabilities was approximately $160,000 and $126,000 for the years ended December 31, 2024 and 2023.
For the current lease, the weighted-average lease term is 1.25 years and 2.25 years and the weighted average discount rate is 10.0% as of December 31, 2024 and 2023
Employment Agreements
- In March 2024, the Company signed a consulting agreement with an entity owned by the former CEO and President and paid approximately $243,000 and $555,000 for the years ended December 31, 2024 and 2023. In May 2023, and amended in March 2024, and in November of 2024, the Company signed employment agreements with the CEO and CFO.
Future minimum payments under these employment and consulting agreements are as follows:

Year ending December 31, 2025	$949,000
Year ending December 31, 2026	874,000

$1,823,000

Note
15-Subsequent
events
Subsequent events -
The Company has evaluated subsequent events through March 31, 2025 in connection with the preparation of these financial statements, which is the date the financial statements were available to be issued.

F-9
2

TUHURA BIOSCIENCES, INC AND SUBSIDIARIES
Notes to the consolidated financial statements
For the years ended December 31, 2024, and 2023

Payments to Kineta
The Company made payments to Kineta in the amount of $851,809 under the clinical trial funding agreement and $250,000 in working capital loans.
Warrants exercised
There were 173,268 warrants that were exercised through March 31, 2025, with proceeds in the amount of $
504,711
. All exercised warrants entitled the holder thereof to purchase one share of Company common stock. The warrant shares are “restricted securities” within the meaning of federal securities laws.
Note receivable to shareholders in connection with warrants exercised
On February 12, 2025, four holders (the “Makers”) of common stock purchase warrants (the “Warrants”) of the Company made and issued to the Company secured promissory notes (the “Warrant Exercise Notes”) in the aggregate principal amount of $3,011,373 as payment of the exercise price of an aggregate of 1,034,836 Warrants held by the Makers. The Makers were comprised of KP Biotech Group, LLC, CA Patel F&F Investments, LLC, Dr. Kiran C. Patel and Donald Wojnowski. Upon the exercise of the Warrants, the Company issued to the Makers an aggregate of 1,034,836 Warrant Shares, all of which are “restricted securities” within the meaning of the federal securities laws. The Warrant Exercise Notes are due and payable on May 30, 2025. In the event that a Note is not paid in full by the Maturity Date, the interest rate on the Notes increases to 18% per annum.

3

PART
I-FINANCIAL
INFORMATION
Item 1. Condensed Financial Statements.
TuHURA Biosciences, Inc.
Condensed Consolidated Balance Sheets

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$8,512,824	$12,657,178
Deposits, planned business acquisition (note 1)	—	5,994,503
Stock subsciption receivable	2,997,547	—
Other current assets	1,029,088	958,708

Total Current Assets	12,539,459	19,610,389
Property and equipment, net	144,171	123,366
Operating right-of-use assets	122,511	199,160
Other noncurrent assets	—	33,769
Goodwill	13,554,163	—
In-process research and development	8,261,000	—

Total Assets	$34,621,304	$19,966,684

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$12,093,163	$5,170,166
Note Payable assumed from Kineta Merger	434,000	—
Holdback liability	2,519,644	—
Lease liabilities, current	124,969	159,844

Total Current Liabilities	15,171,776	5,330,010
Long-term Liabilities:
Lease liability, long term	—	42,698

Total Liabilities	15,171,776	5,372,708

Stockholders’ Equity:
Preferred Stock Series A (assumed in Kintara merger); $1.00 par value, 278,530 shares outstanding as of June 30, 2025 and December 31, 2024	278,530	278,530
Common stock, $0.001 par value, 200,000,000 and 75,000,000 shares authorized; 49,913,946 and 42,323,759 shares issued and outstanding as of June 30, 2025 and December 31, 2024.	49,913	42,324
Additional paid in capital	146,438,038	125,397,691
Accumulated deficit	(127,316,953)	(111,124,569)

Total Stockholders’ Equity	19,449,528	14,593,976

Total Liabilities and Stockholders’ Equity	$34,621,304	$19,966,684

The accompanying notes are an integral part of these condensed consolidated financial statements.

TuHURA Biosciences, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Research and development expenses	$4,926,936	$2,823,064	$9,508,608	$6,412,077
General and administrative expenses	4,949,020	795,660	7,384,371	1,812,401

Operating Loss	(9,875,956)	(3,618,724)	(16,892,979)	(8,224,478)
Other (Expense) Income:
Grant income	322,655	—	575,209	—
Interest expense	—	(1,357,458)	—	(1,612,580)
Interest income	29,466	58,040	129,564	64,682
Change in fair value of derivative liability	—	(347,093)	—	(335,001)

Total Other (Expense) Income	352,121	(1,646,511)	704,773	(1,882,899)

Net Loss	$(9,523,835)	$(5,265,235)	$(16,188,206)	$(10,107,377)

Series A Preferred cash dividend	(2,089)	—	(4,178)	—
Net Loss attributable to common stockholders	$(9,525,924)	$(5,265,235)	$(16,192,384)	$(10,107,377)

Net Loss per share, basic and diluted	$(0.21)	$(0.43)	$(0.36)	$(0.83)
Weighted-average shares outstanding, basic and diluted	44,555,095	12,178,522	44,983,198	12,176,127
The accompanying notes are an integral part of these condensed consolidated financial statements.

TuHURA Biosciences, Inc.
Condensed Consolidated Statements of Stockholders’ Equity (Deficit)
(Unaudited)

	Preferred Stock		Common Stock		Additional Paid in Capital	Due from Stockholders	Accumulated Equity (Deficit)	Total Stockholders’ Equity (Deficit)
	Shares	Dollars	Shares	Dollars
Balances at January 1, 2024	80,561,229	$8,056	68,013,861	$6,801	$86,901,394	$—	$(88,474,997)	$(1,558,746)
Retroactive application of reverse recapitalization	(63,648,386)	$8,857	(55,846,182)	$5,367	$(14,224)	$—	$—	$—
Preferred stock (Series A ratio of 1.188, Series A-1 ratio of 1.132, and Series B ratio of 1.191) converted into common stock and multiplied by exchange ratio of 0.1789

Recast balances, beginning of period (applying exchange ratio to preferred and common)	16,912,843	$16,913	12,167,679	$12,168	$86,887,170	$—	$(88,474,997)	$(1,558,746)
Stock options exercised, cashless	—	—	—	10	(10)	—	—	—
Stock compensation expense	—	—	—	—	334,604	—	—	334,604
Net loss	—	—	—	—	—	—	(4,842,142)	(4,842,142)

Balances at March 31, 2024	16,912,843	16,913	12,167,679	$12,178	$87,221,764	$—	$(93,317,139)	$(6,066,284)

Stock compensation expense	—	—	—	—	275,492	—	—	275,492
Fair value of warrants associated with convertible notes payable	—	—	—	—	4,097,193	—	—	4,097,193
Net loss	—	—	—	—	—	—	(5,265,235)	(5,265,235)

Balances at June 30, 2024	16,912,843	16,913	12,167,679	$12,178	$91,594,449	$—	$(98,582,374)	$(6,958,834)

	Preferred Stock		Common Stock		Additional Paid in Capital	Due from Stockholders	Accumulated Equity (Deficit)	Total Stockholders’ Equity (Deficit)
	Shares	Dollars	Shares	Dollars
Balances at January 1, 2025	278,530	$278,530	42,323,759	$42,324	$125,397,691	$—	$(111,124,569)	$14,593,976
Issuance of common shares for warrants exercised	—	—	1,208,104	1,208	3,560,907	(3,057,904)	—	504,211
Stock options exercised, cashless	—	—	148,533	148	(148)	—	—	—
Stock compensation expense	—	—	—	—	1,424,736	—	—	1,424,736
Fair value of warrants associated with convertible notes payable	—	—	—	—	—	—	—	—
Deemed dividend on warrant modifications	—	—	—	—	—	—	—	—
Series A Preferred Stock cash dividend	—	—	—	—	—	—	(2,089)	(2,089)
Net loss	—	—	—	—	—	—	(6,664,371)	(6,664,371)

Balances at March 31, 2025	278,530	$278,530	43,680,396	$43,680	$130,383,186	$(3,057,904)	$(117,791,029)	$9,856,463

Contributed capital for warrants exercised from stockholders	—	—	—	—	58,542	3,057,904	—	3,116,446
Issuance of common shares, net of issuance costs	—	—	3,363,076	3,363	8,196,116	—	—	8,199,479
Issuance of common shares for Kineta merger	—	—	2,868,169	2,868	6,393,149	—	—	6,396,017
Stock options exercised, cashless	—	—	2,305	2	(2)	—	—	—
Stock compensation expense	—	—	—	—	1,407,047	—	—	1,407,047
Series A Preferred Stock cash dividend	—	—	—	—	—	—	(2,089)	(2,089)
Net loss	—	—	—	—	—	—	(9,523,835)	(9,523,835)

Balances at June 30, 2025	278,530	$278,530	49,913,946	$49,913	$146,438,038	$—	$(127,316,953)	$19,449,528

The accompanying notes are an integral part of these condensed consolidated financial statements.

TuHURA Biosciences, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended
	June 30, 2025	June 30, 2024
Cash flows from Operating activities:
Net loss	$(16,188,206)	$(10,107,377)
Adjustments to reconcile net loss to cash used in operating activities:
Stock compensation expense	2,831,783	610,096
Depreciation and amortization	27,429	69,934
Amortization of debt discount	—	438,172
Change in fair value of derivative liability	—	335,001
Changes in operating assets and liabilities:
Other current assets	110,418	33,704
Other noncurrent assets	(70,380)	87,386
Accounts payable and accrued expenses	2,302,372	(366,969)

Net cash flows from operating activities	(10,986,584)	(8,900,053)

Cash flows from investing activities:
Cash paid for business acquisition, net of cash received from Kineta	(1,259,278)	—
Purchase of property and equipment	(48,233)	(36,498)

Net cash flows from investing activities	(1,307,511)	(36,498)

Cash flows from financing activities:
Cash dividend payment of preferred stock Series A	(4,178)	—
Proceeds from warrants exercised	3,620,657	—
Proceeds from convertible notes payable	—	19,068,000
Payment of debt issuance costs	—	(1,091,488)
Proceeds from issuance of common stock	5,914,625	—
Payment of transaction costs related to Kintara merger	(500,000)	—
Payment of deferred offering costs	(331,363)	(393,707)
Payment of net liabilities assumed in reverse recapitalization with Kintara	(550,000)	—

Net cash flows from financing activities	8,149,741	17,582,805

Net change in cash and cash equivalents	(4,144,354)	8,646,254
Cash and cash equivalents at the beginning of the period	12,657,178	3,665,032

Cash and cash equivalents at the end of the period	$8,512,824	$12,311,286

Supplemental non-cash activity
Due from stockholders not yet received for common stock	$2,997,548	$—
Consideration in common shares for Kineta acquisition	8,875,680	—
Fair value of placement agent warrants issued in connection with common stock issuance	276,649	—
Fair value of investor warrants issued in connection with common stock issuance	6,396,017	—
Right-of-use asset recognized in exchange for operating lease obligations	—	318,722
Debt issuance costs not yet paid	381,332	354,510
Deferred offering costs not yet paid	45,336	527,249
Fair value of warrants associated with convertible notes payable	—	4,097,193
Derivative liability associated with make-whole premium	—	1,534,999
The accompanying notes are an integral part of these condensed consolidated financial statements.

TuHURA Biosciences, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Note
1-Description
of business and basis of presentation
TuHURA Biosciences, Inc., a Nevada corporation (“we,” “our”, “TuHURA,” or the “Company”), is a clinical stage immuno-oncology company with three distinct technologies focused on the development of novel therapeutics designed to overcome primary and acquired resistance to cancer immunotherapies.
Our proprietary Immune FxTM technology platform, or IFx, is an innate immune agonist technology designed to “trick” the body’s immune system to attack tumor cells by making tumor cells look like bacteria. Our lead product candidate, IFx2.0, is an innate immune agonist designed to overcome primary resistance to checkpoint inhibitors. In June 2025, we initiated a single randomized placebo-controlled Phase 3 registration trial of
IFx-2.0
administered as an adjunctive therapy to Keytruda
®
(pembrolizumab) in first line treatment for patients with advanced or metastatic Merkel cell carcinoma who are checkpoint inhibitor naïve utilizing the FDA’s accelerated approval pathway.
In addition to our IFx technology platform, in June 2025 we acquired the rights to
TBS-2025,
a novel VISTA-inhibiting monoclonal antibody formerly known as KVA1213, through our acquisition of Kineta on June 30, 2025. VISTA (otherwise referred to as
V-domain
Ig suppressor of T cell activation
) is an immune checkpoint highly expressed on myeloid cells that is believed to be a strong driver of immunosuppression in the tumor microenvironment and is believed to be a primary mechanism by which leukemic blasts escape immune recognition contributing to low relapse rates and high rates of recurrence in acute myeloid leukemia, or AML. Following our acquisition of Kineta, we are currently planning on investigating
TBS-2025
in a randomized Phase 2 trial in combination with a menin inhibitor vs menin inhibitor alone in mutated NPM1 (
mut
NPM1) AML.
In addition to our IFx and
TBS-2025
technologies, we are leveraging our Delta Opioid Receptor technology to develop tumor microenvironment modulators in the form of first-in-class
bi-specific
antibody-peptide conjugates (“APCs”) and antibody-drug conjugates (“ADCs”) targeting Myeloid Derived Suppressor Cells (“MDSCs”). Our APCs and ADCs are being developed to inhibit the immune-suppressing effects of MDSCs on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.
In the opinion of Management, the accompanying unaudited condensed consolidated financial statements are prepared in accordance with instruction for Form 10-Q, include all adjustments which we considered necessary for a fair presentation of the results for the periods presented. Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the 2024 Annual Report. The results for the three and six months ended June 30, 2025 are not necessary indicative of the results to be expected for future periods or the full year.
June 2025 Private Placement
On June 2, 2025, the Company and certain accredited investors (the “Purchasers”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to issue to the Purchasers, in a private placement (the “Offering”), an aggregate of 4,759,309 shares of common stock together with warrants to purchase an equal number of shares of common stock at an exercise price of $3.3125 (the “Warrants”), for an aggregate offering amount of approximately $12.6 million. The combined effective offering price for each share and accompanying Warrant in the Offering was $2.65.

Pursuant to the Securities Purchase Agreement, each Purchaser was obligated to purchase such Purchaser’s respective investment in the Offering in four equal tranches, as follows:

•	$2.23 million was purchased on June 2, 2025 (the “Initial Closing”);

•
$2.23 million was purchased on June 9, 2025, following the Company’s notification to the Purchasers that the Food and Drug Administration (FDA) has notified the Company that the Company is no longer subject to the partial clinical hold set forth in the FDA’s Partial Clinical Hold letter to the Company dated January 24, 2024, with respect to the Company’s planned Phase 3 trial of
IFx-2.0;

•	$2.23 million was purchased on June 24, 2025, following the Company’s notification to the Purchasers that the Phase 3 trial for IFx-Hu2.0 (the “Phase 3 Trial”) had been initiated; and

•
$2.23 million was purchased on June 30, 2025, following the Company’s notification to the Purchasers that all material conditions for the closing of the Company’s merger transaction with Kineta have been satisfied (other than conditions that cannot be satisfied until on or immediately before the closing of the Kineta Merger) and that the Company is prepared to close the Kineta Merger.

In addition to the approximately $8.9 million that was purchased in four equal tranches pursuant to the foregoing milestones, the remaining $3.7 million in the Offering is required to be purchased and funded by December 31, 2025 by certain Purchasers who agreed to invest an aggregate of $4.0 million or more in the Offering and who elected to defer the purchase of a portion of such Purchaser’s common stock and Warrants until such time.
The Warrants have an exercise price per share equal to $3.3125 and will expire on the fifth (5th) anniversary of December 3, 2025. The exercise price of the Warrants is subject to proportional adjustment for stock splits, reverse stock splits, and similar transactions.
Merger with Kineta, Inc.
On June 30, 2025, the Company completed the previously announced acquisition contemplated by the Agreement and Plan of Merger, dated December 11, 2024, and as amended by that certain First Amendment to Agreement and Plan of Merger, dated May 5, 2025 (as amended, the “TuHURA-Kineta Merger Agreement”), by and among the Company, Hura Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub I”), Hura Merger Sub II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of the Company (“Merger Sub II”), Kineta, and Craig Philips, solely in his capacity the representative, agent and attorney-in-fact
of the stockholders of Kineta. Pursuant to the terms of the TuHURA-Kineta Merger Agreement, among other things, Merger Sub I (a) merged with and into Kineta (the “First Merger”), with Kineta being the surviving corporation of the First Merger, also known as the “Surviving Entity” and (b) immediately following the First Merger, the Surviving Entity merged with and into Merger Sub II (the “Second Merger”, and together with the First Merger, the “Kineta Merger”), with Merger Sub II being the surviving company of the Second Merger.
Upon completion of the Kineta Merger, pursuant to the terms and conditions of the TuHURA-Kineta Merger Agreement, each share of Kineta common stock, par value $0.001 per share (each, a “Kineta Share”), issued and outstanding immediately prior to the First Merger, was converted into the right to receive 0.185298 shares of the Company’s common stock, par value $0.001 per share (“TuHURA common stock”), for an aggregate of approximately 2,868,169 shares of TuHURA common stock. Also pursuant to the terms and conditions of the TuHURA-Kineta Merger Agreement, each Kineta Share is also entitled to (i) its pro rata portion of approximately 1,129,885 shares of TuHURA common stock to be issued after six months following the closing of the Kineta Merger, subject to adjustment for losses incurred or accrued during the six month period from the closing of the Kineta Merger, and (ii) the right to its pro rata share of cash consideration received by Kineta pursuant to disposed asset payments related to legacy Kineta assets. Such payments, if any, will be made at a later date and in accordance with the terms of the TuHURA-Kineta Merger Agreement. In each case, in lieu of the issuance of any fractional shares of TuHURA common stock, we will pay an amount equal to the product of (A) such fractional share and (B) $5.7528.
Special Meeting of the Stockholders
In connection with the closing of the Kineta Merger, the Company held its special meeting of the stockholders in lieu of an annual meeting on June 23, 2025 (the “Special Meeting”) to submit, among other proposals, the proposal to increase the Company’s authorized shares of common stock from 75,000,000 shares to 200,000,000 shares (the “Authorized Share Increase Proposal”). At the Special Meeting, the Company’s stockholders approved the Authorized Share Increase Proposal, and the Company subsequently filed articles of amendment to its Articles of Incorporation to increase the number of shares of common stock authorized from 75,000,000 to 200,000,000..
Note
2-Summary
of significant accounting policies
Basis for Consolidation
- The condensed consolidated financial statements of the Company have been prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) and are presented in United States dollars. The functional currency of the Company and each of its subsidiaries is the United States dollar.
The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Adgero Biopharmaceuticals Holdings Inc., Adgero Biopharmaceuticals, Inc., Veterinary Oncology Services, Kineta, Merger Sub I, Merger Sub II, and Legacy TuHURA. All intercompany balances and transactions have been eliminated in consolidation.
The Company’s significant accounting policies are described herein and in Note 2, “Summary of significant accounting policies,” in the 2024 Annual Report. There have been no changes to the significant accounting policies during the six months ended June 30, 2025
Accounting Estimates
- The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect various amounts reported in condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
Grant Income
- The Company assumed in reverse merger with Kintara Therapeutics, Inc. (the “Kintara Merger”) a $2,000,000 Business Innovation Research grant, a two year grant that was initiated in June 2023 and was set to expire in June 2025 but extended an additional six months, to support the clinical development of
REM-001
for the treatment of CMBC. As of the closing date of the Kintara Merger, the balance under the grant was $900,000. For the three and six months ended June 30, 2025 , the Company recognized approximately $323,000 and $575,000 of grant income in the condensed consolidated statements of operations.
Research and Development Expenses
- Research and development consists of expenses incurred in connection with the discovery and development of product candidates. The Company expenses research and development costs as incurred.
Concentration of Credit Risk
- The Company maintains cash balances in domestic financial institutions. These balances are insured by the Federal Deposit Insurance Corporation up to $250,000. As of June 30, 2025, the uninsured portion of cash held by the Company was approximately $7,580,000.
Stock Compensation Expense
- The Company accounts for stock-based awards to employees and nonemployees using the fair value-based method to determine compensation for all arrangements where shares of stock or equity instruments are issued for compensation. Fair value of each common stock option is estimated on the date of grant using the Black-Scholes valuation model. The Black-Scholes model uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. Expected volatility is based on historical volatility of a peer group’s common stock and other factors estimated over the expected term of the options. The expected term of the options granted is derived using the “simplified method” which computes expected term as the average of the sum of the average vesting term plus the contract term. The risk-free rate is based on the U.S. Treasury yield.
Business Combinations
and
Asset Acquisitions
- We account for acquired businesses using the acquisition method of accounting, which requires that the assets acquired, and liabilities assumed be recorded at the date of acquisition at their respective fair values if the acquisition meets the definition of a business combination. If the acquisition does not meet the definition of a business combination, then it is accounted for as an asset acquisition and the purchase consideration is allocated to the acquired assets.
ASC 805,
Business Combinations
, provides a model for determining whether an acquisition represents a business combination. In order to be a business, the integrated set of activities of the acquired entity needs to have an input and a substantive process that together significantly contribute to the ability to create outputs. The acquired entity must also pass the “Screen Test” which involves determining whether the acquisition represents an in-substance
asset acquisition based on whether the fair value of the gross assets acquired is “substantially all” concentrated in a single asset or group of similar assets. This evaluation excludes certain acquired assets such as cash, deferred taxes, and goodwill associated with deferred taxes, but includes all other gross assets, including any consideration transferred in excess of the identified assets.
Goodwill and Intangible Assets -
We recognized goodwill and other intangible assets comprised of in-process
research and development. (“IPR&D”) during the six months ended June 30, 2025, in connection with its acquisition of Kineta (Note 4), which closed on June 30, 2025. The fair value of acquired IPR&D was capitalized and accounted for as an indefinite-lived intangible asset and is not subject to amortization. Subsequent to the acquisition, the Company will assess goodwill and the IPR&D assets (collectively, the “Intangible Assets”) for impairment at least annually or whenever changes in circumstances indicate the carrying amount may not be recoverable. Acquired IPR&D is subject to impairment testing until completion or abandonment of the associated R&D efforts. If abandoned, the carrying value of the IPR&D asset is written off. Once the associated R&D efforts are completed, the carrying value of the acquired IPR&D is reclassified as a finite-lived asset and amortized over its useful life. Incremental R&D costs incurred subsequent to the acquisition are expensed as incurred.
Segment Data
- In November 2023, the FASB issued ASU
2023-07,
Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures
. ASU
2023-07
updates reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. The Company has adopted ASU
2023-07,
and the guidance did not have a material impact on the Company’s condensed consolidated financial statements. The Company operates in one reportable segment, which includes all activities related to advancing therapies for cancer treatment. The determination of a single reportable segment is consistent with the consolidated financial information regularly provided to the Company’s chief operating decision maker (CODM), which is its chief executive officer
, who reviews and evaluates consolidated net loss for purposes of assessing performance, making operating decisions, allocating resources and planning and forecasting for future periods. The measure of segment assets is reported on the balance sheet as total assets. There is no segment revenue for the six months ended June 30, 2025, and 2024. The accounting policies of the cancer treatment segment are the same as those described in the summary of significant accounting policies. All tangible assets are held in the United States.
Fair Value of Financial Instruments
- ASC 820, Fair Value Measurement (“ASC 820”), establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability, and are developed based on the best information available in the circumstances.
ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•
Level 3 inputs are unobservable inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. See Note 4 for more information related to the Company’s Level 3 fair value measurement.
Net loss per share
- Basic net loss per share is calculated by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period, without consideration for common stock equivalents. Diluted net loss per share is the same as basic net loss per share, since the effects of potentially dilutive securities are antidilutive given the Company has reported net losses for each period presented.
Note
3-Liquidity
and management’s plans
The Company has been engaged in research and development activities related to ImmuneFx, the Company’s proprietary, multi-indication immunomodulatory platform, which will require additional investment until revenue-generating activities can begin.
The Company has historically incurred negative cash flows from operations.
For the six months ended June 30, 2025, the Company incurred $11.0 million of negative cash flows from operations. The Company has approximately $8.5 million of cash and cash equivalents on hand at June 30, 2025. The Company expects that its existing capital resources, including anticipated payment of the remaining funds from the Securities Purchase Agreement, will be sufficient to fund the Company’s planned future operations into the late fourth quarter of 2025.
The Company expects to raise cash through the sale of preferred shares, common shares, debt issuances, obtaining grants, or commercial partnerships. However, there can be no assurance that any fundraising will be achieved or on commercially reasonable terms, if at all. As such, there is substantial doubt about the Company’s ability to continue as a going concern for the next 12 months from the date that these unaudited interim consolidated financial statements were available to be issued.
Note
4-Acquisition
On June 30, 2025, the Company acquired 100% of the issued and outstanding capital stock of Kineta pursuant to the terms of the TuHURA-Kineta Merger Agreement. Kineta is a clinical-biotechnology company, with a mission to develop next-generation immunotherapies, focused on discovering and developing potentially differentiated immunotherapies that address the mechanism of cancer immune resistance. Kineta VISTA blocking immunotherapy, KVA12123, was acquired along with worldwide patents, patent rights, patent applications, product and development program assets, technical and business information, and other rights and assets derived from the development program. The Company renamed the VISTA blocking immunotherapy technology from KVA12123 to
TBS-2025.
The Company anticipates synergies, such as having control over the VISTA blocking immunotherapy development program, continuing employment of Kineta former CEO, and consulting agreement with former CSO, will further enhance our activities advancing therapies for cancer treatment.
Goodwill will not be deductible for tax purposes. We expect the determination of fair value for assets acquired and liabilities assumed to be finalized by the end of 2025.
The preliminary allocation of the consideration for the net assets acquired for the acquisition of Kineta were as follows.

June 30, 2025
Purchase Consideration
Exclusivity cash deposit	$5,994,502
Equity issued to Kineta shareholders	6,396,017
Holdback liability to be issued in equity	2,519,644
Cash previously advanced for clinical trial funding and working capital	1,650,000

Fair value of consideration	$16,560,163

Assets Acquired:
Cash	$390,721
Acquired in-process research and development	8,261,000

Total assets acquired	8,651,721

Liabilities Assumed:
Accrued expenses, assumed debt, and severance liabilities	$(5,645,721)

Total liabilities assumed	(5,645,721)

Net assets acquired	3,006,000

Goodwill	$13,554,163

The fair value of equity was determined based on the closing price of the Company’s common stock immediately prior to acquisition, and included 3,998,053 shares of common stock at $2.23 per share. There were 1,129,883 shares of delayed consideration to satisfy any necessary adjustments, including any net working capital adjustments, and recorded at its acquisition date fair value and classified as a liability within current liabilities as holdback liability on the Company’s Condensed Consolidated Balance Sheets at the acquisition date.
The delayed consideration to be settled in Company shares continues to be recorded at its fair value through the settlement date with changes recorded to earnings. Additionally, the estimated fair value of the delayed consideration that will be settled in equity uses both observable and unobservable inputs, specifically considering the price of the Company’s common stock, as well as the probability of the payout at the end of the holding period, and is considered a Level 3 measurement as defined in ASC 820 and will be fulfilled within 12 months of the balance sheet date.

Included in consideration transferred is the settlement of the preexisting CTF agreement and working capital loans owed to the Company by Kineta, which were effectively settled and became intercompany arrangements as of the closing of the transaction. The settlement of pre-existing
relationships between the Company and Kineta did not result in any material gain or loss.
The preliminary fair value of the acquired IPR&D intangible assets was determined based on the market capitalization of Kineta, as previously traded on the NASDAQ capital market.
The Company valued the fair value of Kineta’s accounts payable, accruals and debt at the acquisition date.
The results of operations of Kineta are included in the accompanying condensed consolidated statement of operations from the June 30, 2025 acquisition date.
The Company incurred approximately $3,900,000 in initial transaction costs for the Kineta merger which is recorded under general and administrative expenses under the Company’s condensed consolidated statement of operations.
The following unaudited pro forma financial information reflects the consolidated results of operations of TuHURA as if the acquisition of Kineta had taken place on January 1, 2024 and January 1, 2025. The pro forma information includes acquisition related expenses. The pro forma financial information is not necessarily indicative of the results of operations as they would have been had the transaction been effected on the assumed date.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses:
Research and development expenses	5,931,446	3,824,064	11,129,676	10,139,077
General and administration expenses	7,631,537	2,382,660	11,469,435	7,079,401

Operating Loss	(13,562,983)	(6,206,724)	(22,599,111)	(17,218,478)
Other (Expense) Income:
Gain on sale of assets	511,799	—	1,011,799	—
Grant income	322,655	—	575,209	—
Gain on accounts payable settlement	296,091	—	296,091	—
Changes in fair value measurements	—	(347,093)	—	(4,176,001)
Interest income (expense), net	65,062	(1,315,418)	109,819	(1,557,898)

Total Other (Expense) Income	1,195,607	(1,662,511)	1,992,918	(5,733,899)

Net Loss	$(12,367,376)	$(7,869,235)	$(20,606,193)	$(22,952,377)

Note
5-Net
loss per share
Basic and diluted net loss per share attributable to common stockholders was calculated as follows:

	Three months ended June 30		Six months ended June 30
	2025	2024	2025	2024
Numerator:
Net loss attributable to common stockholders	$(9,525,924)	$(5,265,235)	$(16,192,384)	$(10,107,377)

Denominator:
Weighted-average common shares outstanding - basic and diluted	44,555,095	12,178,522	44,983,198	12,176,127

Net loss per share attributable to common shareholders - basic and diluted	$(0.21)	$(0.43)	$(0.36)	$(0.83)

Common stock warrants in the amount of 279,029 issued to our financial advisor, H.C. Wainwright & Co., LLC, were not outstanding as common shares as of June 30, 2025, however included in the weighted-average common shares outstanding—basic and diluted as if they were considered outstanding.
The Company’s potential dilutive securities have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. For the three months ended June 30, 2025 and 2024, the Company excluded the following potential common shares from the computation of diluted net loss per share attributable to common stockholders for the period because including them would have had an anti-dilutive effect:

	As of June 30
	2025	2024
Preferred Series A (as converted)	—	7,053,338
Preferred Series A-1 (as converted)	—	4,500,142
Preferred Series B (as converted)	—	5,359,363
Convertible Notes (as converted)	—	5,722,958
Stock options issued and outstanding	6,506,070	3,465,263
Unvested restricted stock units	114	—
Warrants	12,129,635	10,131,268

Total	18,635,819	36,232,332

Note 6-Other current assets
Other current assets consist of the following as of June 30, 2025, and December 31, 2024:

	June 30, 2025	December 31, 2024
Employee Retention Tax Credit	$214,699	$214,699
NIH Grant Receivable	194,670	222,702
Clinical trial deposit	204,955	204,955
Other current assets	414,764	316,352

	$1,029,088	$958,708

Note
7-Property
and equipment, net
Property and equipment, net consists of the following as of June 30, 2025, and December 31, 2024:

	June 30, 2025	December 31, 2024
Furniture and fixtures	$170,607	$170,607
Leasehold improvements	544,629	544,629
Machinery and office equipment	1,471,417	1,423,183
Software	72,394	72,394

	2,259,047	2,210,813
Less accumulated depreciation and amortization	(2,114,876)	(2,087,447)

	$144,171	$123,366

Depreciation and amortization of property and equipment totaled approximately $14,000 and $27,000 for the three and six months ended June 30, 2025, and approximately $35,000 and $70,000 for the three and six months ended June 30 2024, respectively.
Note
8-Accounts
payable, debt, and accrued expenses
Accounts payable and accrued expenses consist of the following as of June 30, 2025, and 2024:

	June 30, 2025	December 31, 2024
Trade accounts payable	$3,646,806	$3,152,816
Accrued compensation	809,237	1,161,650
Assumed liabilities from Kineta merger (accounts payable and employee separation costs)	5,211,727	—
Other accrued expenses	2,425,393	855,700

	$12,093,163	$5,170,166

As part of the acquisition of Kineta, the Company assumed debt with a fair value of $434,000 and included under current liabilities on the Company’s Condensed Consolidated Balance Sheets as of June 30, 2025. The assumed debt was settled and paid in July 2025.
Note
9-Income
taxes
Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, including its net operating losses. Based on its history of operating losses, the Company believes that it is more likely than not that the benefit of its deferred tax assets will not be realized. Accordingly, the Company has provided a full valuation allowance for deferred tax assets as of June 30, 2025, and December 31, 2024.
Note
10-Stockholders’
equity
As of June 30, 2025, the Company had two classes of stock authorized in its Articles of Incorporation, as amended (the “Articles”).

Common Stock
The Company is authorized to issue up to 200,000,000 shares of common stock pursuant to its Articles. Holders of common stock are entitled to one vote for each share of common stock. As of June 30, 2025, there were 49,913,946 shares of common stock outstanding.
Preferred Stock
The Company is authorized to issue up to 5,000,000 shares of Preferred Stock pursuant to its Articles.
The historical Kintara Series A Preferred Stock were assumed in connection with the Kintara Merger and 278,530 are outstanding and have a stated value of $278,530 as of June 30, 2025, and December 31, 2024.
Securities Purchase Agreement
On June 2, 2025, the Company entered into the Securities Purchase Agreement with the Purchasers, pursuant to which the Company issued and sold an aggregate of 4,759,309 shares of common stock and Warrants to purchase up to an aggregate of 4,759,309 shares of common stock, at a combined effective offering price for each share and accompanying Warrant of $2.65. The Warrants have an exercise price of $3.3125 per share and are exercisable beginning December 2, 2025, and will expire five years following the exercisable date. The Purchaser’s obligations to purchase the shares in the Offering were subject to four equal tranches pursuant to separate milestone closings set forth in the Securities Purchase Agreement, all of which were achieved on or before June 30, 2025. The Company received gross proceeds totaling $8,912,175 from the sale of stock, which was fully received through August 14, 2025. In addition to the funds received in the four initial tranches of the Offering, the remaining $3.7 million in the Offering is required to be purchased and funded by December 31, 2025 by certain Purchasers who agreed to invest an aggregate of $4.0 million or more in the Offering and who elected to defer the purchase of a portion of such Purchaser’s common stock and Warrants until such time. The shares associated with this deferred purchase is expected to be issued upon receipt of payment from the Purchasers. The Company incurred issuance costs of approximately $713,000 resulting in net proceeds of $8,199,479. The Securities Purchase Agreement also does not contain any provisions that would preclude equity classification under ASC
815-40.
The Company also entered into placement agent agreements with Paulson as the as the primary placement agent for the offering, and Brookline as the secondary placement agent for the Offering. In connection with the placement agent agreements, the Company agreed to pay Paulson a reimbursement of $10,000 in fees associated with the financing, an aggregate cash fee of 6%, and approximately 135,000 in warrant shares. Additionally, the Company paid Brookline an aggregate cash fee of 1.2%.
On August 12, 2025, the Company filed a registration statement on Form
S-1,
including the prospectus therein, relating to the resale of the common stock from time to time purchased by the Purchasers pursuant to the Securities Purchase Agreement and upon exercise of the Warrants.

Warrants
The following table summarizes the Company’s outstanding common stock warrants as of June 30, 2025

	Outstanding	Weighted average exercise price	Expiration dates
Legacy TuHURA common stock warrants	8,324,808	$4.52	October 2025 to August 2029
Historical Kintara common stock warrants	10,199	$757.65	June 2025 to April 2027
TuHURA Warrants from 2025 Securities Purchase Agreement	3,363,076	$3.32	December 2030
TuHURA Warrants issued to placement agent	134,523	$3.32	December 2030
2024 common stock warrants issued to financial advisor	297,029	$0.01	April 2027
There were 1,208,104 warrants to purchase shares of common stock that were exercised from January 1, 2025 through June 30, 2025, with proceeds in the amount of $3,620,657. All exercised warrants entitled the holder thereof to purchase one share of Company common stock. The warrant shares are “restricted securities” within the meaning of federal securities laws.
In connection with the Securities Purchase Agreement entered on June 2, 2025, relating to the issuance of an aggregate of 4,759,309 shares of common stock and an equal number of Warrants to the Purchasers, as of June 30, 2025, the Company has issued an aggregate of 3,363,076 Warrants at an exercise price of $3.3125 per share. The Warrants are exercisable beginning December 2, 2025 and will expire on December 2, 2030.
Note
11-Stock
option plans
Stock options
The Company uses the Black-Scholes option pricing model to estimate the fair value of stock-based awards on the date of grant. The assumptions employed in the calculation of the fair value of share-based compensation expense were calculated as follows for the six months ended June 30, 2025 and 2024:

	2025	2024
Common stock fair value	$3.39	$3.69
Risk free interest rate	4.04% - 4.66%	4.05% - 4.89%
Expected dividend yield	0%	0%
Expected term	6.0 years	4.9 years
Expected stock volatility	101.9% - 103.0%	91.9% - 99.7%
Below is a summary of stock option activity for the six months ended June 30, 2025:

	Number of options	Weighted Average Exercise Price	Weighted Average Contractual Life
Outstanding at December 31, 2024	6,403,818	$5.11	7.44 years
Forfeited and cancelled	(131,193)	$3.69
Exercised	(271,853)	$2.09
Granted	505,298	$3.39

Outstanding at June 30, 2025	6,506,070	$5.13	7.27 years
Exercisable at June 30, 2025	2,312,493	$5.99	3.63 years

Options outstanding had an intrinsic value of $0 and $5,494,000 as of June 30, 2025 and December 31, 2024, respectively. As of June 30, 2025, there was approximately $14,000,000 of unrecognized stock
compensation, which will be recognized over the next three years.
Stock compensation expense
Total stock-based compensation expense for the six months ended June 30, 2025 and 2024 was allocated as follows:

	2025	2024
General and administrative	$993,831	$372,288
Research and development	1,837,952	237,808

Total stock-based compensation expense	$2,831,783	$610,096

Note
12-Commitments
and contingencies
Lease Commitments
- The Company leases facilities under
non-cancelable
operating leases for the laboratory and offices in Tampa, Florida. The current lease expires in March 2026.
Future minimum lease payments under these leases are as follows:

Year ending December 31, 2025 (6 months)	$86,823
Year ending December 31, 2026	43,411
Interest portion of right of use liability	(5,265)

Operating lease liabilities	$124,969

Total lease expense was approximately $85,000 and $78,000 for the six months ended June 30, 2025 and 2024, respectively.
Cash paid for amounts included in the measurement of lease liabilities was approximately $86,000 and $74,000 for the six months ended June 30, 2025 and 2024.
For the current lease, the weighted-average lease term is 0.75 years and 1.75 years and the weighted average discount rate is 10.0% and 10.0% as of June 30, 2025 and 2024
Employment Agreements
- The Company maintains employment agreements with its Chief Executive Officer and Chief Financial Officer, each entered into in May 2023 by Legacy TuHURA, as amended and as subsequently assumed by the Company in connection with the closing of the Kintara Merger.
Future minimum payments under these employment agreements are as follows:

Year ending December 31, 2025 (6 months)	$437,000
Year ending December 31, 2026	874,000

$1,311,000

Note
13-Subsequent
events
Subsequent events -
The Company has evaluated subsequent events through August 14, 2025 in connection with the preparation of these unaudited condensed consolidated financial statements, which is the date they were available to be issued.

Consulting Agreements with former Kineta employees
Subsequent to the completion of the Kineta Merger, the Company entered into consulting agreements with six former Kineta employees which provides for the payment of a combination of cash and stock awards under the TuHURA Biosciences, Inc. 2024 Equity Incentive Plan (the “2024 Equity Plan”). The amounts payable to such former Kineta employees are in satisfaction of separation payments that were assumed in connection with the Kineta Merger. Approximately 133,000 shares of common stock were issued at $2.50 per share under the 2024 Equity Plan. Additionally, the Company issued notes payable to five of the former employees totaling approximately $590,000 in the aggregate at 10% interest payable monthly from August 15, 2025 to December 15, 2025. The six employees will also provide consulting services to the Company through September 30, 2025.
Registration Statement on Form
S-1
In connection with the Offering and the sale of shares of common stock and warrants to purchase common stock sold to the Purchasers pursuant to the Securities Purchase Agreement, the Company filed a registration statement on Form
S-1,
including the prospectus therein, relating to the resale of the common stock and the shares of common stock underlying the warrants from time to time purchased by the Purchasers.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Kineta, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Kineta, Inc. (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Marcum LLP

Marcum LLP
New York, New York
March 6, 2025

We have served as the Company’s auditor from 2022 to August 22, 2025.

KINETA, INC.

Consolidated Balance Sheets

(in thousands)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash	$634	$5,783
Restricted cash	4	75
Prepaid expenses and other current assets	381	119

Total current assets	1,019	5,977
Operating right-of-use asset	—	472
Rights from Private Placement	—	3,832

Total assets	$1,019	$10,281

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,901	$3,694
Accrued expenses and other current liabilities	2,361	2,211
Exclusivity Payments and advances	5,995	—
Notes payable, current portion	629	620
Operating lease liability, current portion	—	547

Total current liabilities	12,886	7,072
Notes payable, net of current portion	—	150

Total liabilities	12,886	7,222
Commitments and contingencies (Note 6)
Stockholders’ Equity (Deficit):
Common stock, $0.001 par value; 125,000 shares authorized as of December 31, 2024 and December 31, 2023; 12,265 and 10,397 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	12	10
Additional paid-in capital	170,878	168,669
Accumulated deficit	(182,921)	(165,789)

Total stockholders’ equity (deficit) attributable to Kineta, Inc.	(12,031)	2,890
Noncontrolling interest	164	169

Total stockholders’ equity (deficit)	(11,867)	3,059

Total liabilities and stockholders’ equity (deficit)	$1,019	$10,281

See the accompanying notes to the consolidated financial statements.

KINETA, INC.

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Years Ended December 31,
	2024	2023
Revenues:
Licensing revenues	$—	$5,000
Collaboration revenues	—	442

Total revenues	—	5,442
Operating expenses:
Research and development	5,387	9,023
General and administrative	8,145	12,142

Total operating expenses	13,532	21,165

Loss from operations	(13,532)	(15,723)

Other (expense) income :
Interest income	111	325
Interest expense	138	(337)
Change in fair value of rights from Private Placement	(3,832)	1,582
Change in fair value measurement of notes payable	(9)	(22)
Other (expense) income, net	(13)	99

Total other (expense) income, net	(3,605)	1,647

Net loss	$(17,137)	$(14,076)
Net income (loss) attributable to noncontrolling interest	(5)	23

Net loss attributable to Kineta, Inc.	$(17,132)	$(14,099)

Net loss per share, basic and diluted	$(1.42)	$(1.28)
Weighted-average shares outstanding, basic and diluted	12,100	11,054

See the accompanying notes to the consolidated financial statements.

KINETA, INC.

Consolidated Statements of Stockholders’ Equity (Deficit)

(in thousands)

	Common Stock		Additional Paid-In Capital Amount	Accumulated Deficit	Total Shareholders’ Equity (Deficit) Attributable to Kineta	Noncontrolling Interest	Total Shareholders’ Equity (Deficit)
	Shares	Amount
Balance as of December 31, 2022	8,318	$8	$156,106	$(151,690)	$4,424	$146	$4,570
Issuance of common stock and pre-funded warrants	1,185	2	8,559	—	8,561	—	8,561
Issuance of common stock for services	63	—	189	—	189	—	189
Issuance of common stock upon exercise of warrants	696	—	30	—	30	—	30
Issuance of common stock upon vesting of RSUs	135	—	(69)	—	(69)	—	(69)
Stock-based compensation	—	—	3,854	—	3,854	—	3,854
Net loss	—	—	—	(14,099)	(14,099)	23	(14,076)

Balance as of December 31, 2023	10,397	$10	$168,669	$(165,789)	$2,890	$169	$3,059

Issuance of common stock	904	1	499	—	500	—	500
Issuance of common stock for services	173	—	469	—	469	—	469
Issuance of common stock upon exercise of warrants	786	1	1	—	2	—	2
Issuance of common stock upon vesting of RSUs	5	—	—	—	—	—	—
Stock-based compensation	—	—	1,240	—	1,240	—	1,240
Net loss	—	—	—	(17,132)	(17,132)	(5)	(17,137)

Balance as of December 31, 2024	12,265	$12	$170,878	$(182,921)	$(12,031)	$164	$(11,867)

See the accompanying notes to the consolidated financial statements.

KINETA, INC.

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2024	2023
Operating activities:
Net loss	$(17,137)	$(14,076)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of rights from Private Placement	3,832	(1,582)
Change in fair value of notes payable	9	22
Non-cash stock-based compensation	1,240	3,854
Non-cash operating lease expense	472	739
Depreciation and amortization	—	9
Common stock issued for services	469	189
Gain on disposal of asset	—	(91)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(262)	338
Accounts payable	207	(2,941)
Accrued expenses and other current liabilities	150	(1,385)
Operating lease liability	(547)	(843)
Deferred revenue	—	(442)

Net cash used in operating activities	(11,567)	(16,209)
Investing activities:
Proceeds from sale of property and equipment	—	331

Net cash provided by investing activities	—	331
Financing activities:
Proceeds from Exclusivity Payments and advances	5,995	—
Proceeds from issuance of common stock and pre-funded warrants	500	8,561
Proceeds from exercise of warrants	2	30
Repayments of notes payable	(150)	—
Repayments of finance lease liabilities	—	(123)

Net cash provided by financing activities	6,347	8,468

Net change in cash and restricted cash	(5,220)	(7,410)
Cash and restricted cash at beginning of year	5,858	13,268

Cash and restricted cash at end of year	$638	$5,858

Components of cash and restricted cash:
Cash	$634	$5,783
Restricted cash	4	75

Total cash and restricted cash	$638	$5,858

Supplemental disclosure of cash flow information:
Cash paid for interest	$23	$48

Supplemental disclosure of noncash investing and financing activities:
Withholding to cover taxes from RSU vesting	$—	$69

See the accompanying notes to the consolidated financial statements.

KINETA, INC.

Notes to Consolidated Financial Statements

1. Organization and Liquidity

Description of Business

Kineta, Inc. (formerly Yumanity Therapeutics, Inc.) (together with its subsidiaries, the “Company”) is headquartered in Seattle, Washington.

The Company is a clinical stage biotechnology company with a mission to develop next-generation immunotherapies that transform patients’ lives. Kineta has leveraged its expertise in innate immunity and is focused on discovering and developing potentially differentiated immunotherapies that address the mechanisms of cancer immune resistance. Kineta Chronic Pain, LLC (“KCP”) was formed to develop new innovative therapies for pain management. Kineta Viral Hemorrhagic Fever, LLC (“KVHF”) was formed to develop a direct acting anti-viral therapy for the treatment of emerging diseases.

On November 30, 2023, the Company dissolved KVHF and assumed all of the outstanding issued equity. As of December 31, 2024, the Company owns a majority interest of the outstanding issued equity of KCP.

On February 29, 2024, Kineta announced that it had completed a review of its business, including the status of its programs, resources and capabilities. Following this review, Kineta determined that it would implement a significant corporate restructuring to substantially reduce expenses and preserve cash. The restructuring includes a reduction in its workforce by approximately 64% and the termination of enrollment of new patients in its ongoing VISTA-101 Phase 1/2 clinical trial evaluating KVA12123 in patients with advanced solid tumors. Patients currently enrolled in the trial will be permitted to continue to participate. The Company made this decision, in part, because certain investors have failed to fulfill their contractual obligation to consummate the Private Placement (as defined below). In February 2024, the Company initiated a process to explore a range of strategic alternatives to maximize shareholder value. Potential strategic alternatives that may be evaluated include sale of assets of the Company, a sale of the Company, licensing of assets, a merger, liquidation or other strategic action. The outcome of this process was the transaction with TuHURA described below. If the transaction with TuHURA is not consummated, our board of directors may decide to pursue a liquidation or obtain relief under the US Bankruptcy Code.

Reverse Merger and Private Placement

On December 16, 2022, Yumanity Therapeutics, Inc. (“Yumanity”) completed its previously announced merger transaction with Kineta Operating, Inc. (formerly Kineta, Inc.) (“Private Kineta”) in accordance with the terms of the Agreement and Plan of Merger dated June 5, 2022, as amended on December 5, 2022 (the “Kineta-Yumanity Merger Agreement”), pursuant to which Yacht Merger Sub, Inc., a wholly-owned subsidiary of Yumanity (“Merger Sub”), merged with and into Private Kineta, with Private Kineta surviving such merger as a wholly-owned subsidiary of Yumanity (the “Merger”). The surviving corporation from the Kineta-Yumanity Merger subsequently merged with and into Kineta Operating, LLC, with Kineta Operating, LLC being the surviving corporation. On December 16, 2022, in connection with, and prior to the completion of the Kineta-Yumanity Merger, Yumanity effected a 1-for-7 reverse stock split of its common stock (the “Reverse Stock Split”). Immediately following the Kineta-Yumanity Merger, Yumanity changed its name to “Kineta, Inc.” and the business conducted by Private Kineta became the primary business conducted by the Company.

At the effective time of the Kineta-Yumanity Merger, each outstanding share of Private Kineta common stock was converted into the right to receive 0.0688 (the “Exchange Ratio”) shares of common stock of the Company (after giving effect to the Reverse Stock Split). In addition, the Company also assumed all of Private Kineta’s outstanding stock options, warrants, and restricted stock at the Exchange Ratio. Unless otherwise noted herein, references to the

KINETA, INC.

Notes to Consolidated Financial Statements

Company’s common share and per-share amounts give retroactive effect to the Reverse Stock Split and Exchange Ratio. The Merger has been accounted for as a reverse merger and asset acquisition (see Note 3).

In connection and concurrently with the execution of the Kineta-Yumanity Merger Agreement, on June 5, 2022, the Company entered into a financing agreement, as amended on October 24, 2022, December 5, 2022, March 29, 2023, May 1, 2023, July 21, 2023 and October 13, 2023 (such financing agreement, as amended, the “Securities Purchase Agreement”), to sell shares of the Company’s common stock in a private placement (the “Private Placement”). The first closing of the Private Placement occurred on December 16, 2022, and the Company issued 649,346 shares of its common stock and received net proceeds of $7.4 million. The second closing of the Private Placement for an aggregate purchase price of $22.5 million was expected to occur on April 15, 2024, however, the investors failed to fulfill their contractual obligation to fund and the second closing did not occur. We have reached a settlement with one investor and have initiated litigation against the other investors which failed to fund their obligations. Pursuant to the settlement agreement and mutual release (the “Settlement Agreement”) by and between the Company and RLB Holdings Connecticut, LLC (“RLB”), on April 23, 2024, the Company received cash of $500,000 and issued 903,995 shares of its common stock.

Proposed Merger Transaction with TuHURA Biosciences, Inc.

On December 11, 2024, Kineta entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among TuHURA Biosciences, Inc., a Nevada corporation (“TuHURA”), Hura Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of TuHURA (“Merger Sub I”), Hura Merger Sub II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of TuHURA (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”), and Craig Philips, solely in his capacity as the representative, agent and attorney-in-fact of the stockholders of Kineta. Each capitalized term used herein but not otherwise defined has the meaning given to it in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, among other things and subject to the terms and conditions set forth therein, Merger Sub I will (a) merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger, also known as the “Surviving Entity”; and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Entity will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers” ), with Merger Sub II being the surviving company of the Second Merger, also known as the “Surviving Company.” The Mergers are intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share (the “Share”) of Kineta’s common stock, par value $0.001 per share (“Kineta Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in treasury by Kineta or held directly by TuHURA or the Merger Subs, which Shares will be cancelled, or (ii) Shares that are held by any holder who is entitled to demand and properly demands appraisal of such Shares of pursuant to, and in compliance with, Section 262 of the General Corporation Law of the State of Delaware) will thereupon be converted automatically into and will thereafter represent the right to receive, without interest, (x) the number of validly issued, fully paid and non-assessable shares of common stock, $0.001 par value per share, of TuHURA (“TuHURA Common Stock”) (rounded down to the nearest whole share subject to the payment of any cash in lieu of fractional shares as set forth in the Merger Agreement) equal to (i) the Initial Per Share Stock Consideration plus (ii) the Delayed Per Share Stock Consideration, (y) plus an amount in cash equal to (i) the Per Share Cash Consideration plus (ii) the Disposed Asset Payment Right (collectively, the Initial Per Share Stock Consideration, the Delayed Per Share Stock Consideration, the Per Share Cash Consideration and the Disposed Asset Payment Right, the “Merger Consideration”).

KINETA, INC.

Notes to Consolidated Financial Statements

“Initial Per Share Stock Consideration” means the number of shares of TuHURA Common Stock being issued for each share of Kineta Common Stock, determined as follows:

•	the difference of $15,000,000 and any deductions if the Per Share Cash Consideration (as described below) is less than zero;

•	such difference in the first bullet, divided by $5.7528, such stock price, the “Parent Share Value”; and

•	with such resulting quotient from the second bullet, divided by the fully diluted Kineta Common Stock, all rounded down to six (6) decimal places.

“Delayed Per Share Stock Consideration” means the number of shares of TuHURA Common Stock being issued for each share of Kineta Common Stock, determined as follows:

•

the difference of $5,000,000 and (i) any liabilities incurred by TuHURA due to a breach of the undisclosed liabilities representation made by Kineta in the Merger Agreement; (ii) any and all losses incurred through the six months after the closing of the Merger (the “Closing”) and those losses estimated to be incurred by Parent related to any stockholder litigation; and (iii) any amount to which the closing net working capital deficient is greater than $12,000,000;

•	such difference in the first bullet, divided by the Parent Share Value; and

•	with such resulting quotient from the second bullet, divided by the fully diluted Kineta Common Stock, all rounded down to six (6) decimal places.

“Per Share Cash Consideration” means an amount in cash for each share of Kineta Common Stock, determined as follows:

•

the difference of $15,000,000 and (i) $5,000,000 (as credit for the exclusivity payment already made by TuHURA to Kineta); (ii) $300,000 (as credit for the extension payment already made by TuHURA to Kineta); (iii) $695,000 (which represents advances already made by TuHURA to Kineta in connection with the exclusivity agreement); (iv) any amounts loaned by TuHURA to Kineta (not including amounts under the CTF Agreement) after December 31, 2024 pursuant to the terms of the Merger Agreement; and (v) if the net working capital is less than $0, such difference (and if the net working capital is greater than $0, then such difference will be added to the $15,000,000 base cash consideration); and

•	such difference in the first bullet, divided by the fully diluted Kineta Common Stock, all rounded down to six (6) decimal places.

“Disposed Asset Payment Right” means any cash payments received by the Company in connection with any permitted asset disposition (which may not relate to the assets associated with, derived from or relating to KVA12123) received from the Closing Date until the third-year anniversary thereof, extended up to a period of six years in aggregate after the Closing Date.

“net working capital” means any cash Kineta has at the Closing, plus $322,933 for prepaid expenses in connection with their trials minus any liabilities of Kineta at the Closing and any unpaid transaction expenses of the Company.

At the Effective Time, each In-the-Money Company Stock Option that is vested or unvested and held by a Person will become exercisable as set forth in the applicable Optionholder Treatment Agreement and, upon such exercise, the holder will be entitled to receive the Merger Consideration; each Out-of-the-Money Company Stock

KINETA, INC.

Notes to Consolidated Financial Statements

Option held by a Person will be canceled and extinguished for no consideration; the Pre-2023 Company Warrants will terminate upon their terms if such Pre-2023 Company Warrants are not exercised (if the Pre-2023 Company Warrants are exercised prior to the Effective Time, as a holder of the Shares, the holder of such Pre-2023 Company Warrants will be entitled to receive the Merger Consideration); and the 2023 Company Warrants will be entitled to the benefits as set forth in the applicable Warrantholder Treatment Agreement.

The Closing is subject to satisfaction or waiver of certain conditions including, among other things, (i) the required approval of the Mergers by Kineta’s stockholders, (ii) the accuracy of the representations and warranties, subject to certain materiality qualifications, (iii) the effectiveness of the registration statement of TuHURA pursuant to which shares of TuHURA Common Stock to be issued in the Mergers will be registered with the SEC, (iv) compliance by the parties with their respective covenants, (v) no law or order preventing the Mergers and related transactions, (vi) the listing of shares of TuHURA Common Stock issued as Merger Consideration to Kineta stockholders on The Nasdaq Capital Market, (vii) the absence of a continuing material adverse effect with respect to each of TuHURA and Kineta, (viii) the completion by TuHURA of a financing transaction that will result in net proceeds to TuHURA of not less than $35 million, (ix) the approval by TuHURA’s stockholders of an amendment to its articles of incorporation increasing its authorized shares to 200,000,000 shares of TuHURA Common Stock and (x) Kineta having a maximum of $12,000,000 in estimated net working capital deficit at the Closing.

Going Concern and Capital Resources

The Company has incurred recurring net losses and negative cash flows from operations since inception and, as of December 31, 2024, had an accumulated deficit of $182.9 million. The net loss attributable to the Company was $17.1 million for the year ended December 31, 2024. As of December 31, 2024, the Company had unrestricted cash of $634,000, and there is substantial doubt about its ability to continue as a going concern. Based on Kineta’s current operating plans, Kineta does not have sufficient cash and cash equivalents to fund its operating expenses and capital expenditures for at least the next 12 months from the filing date of this joint proxy statement/prospectus.

Kineta is exploring strategic alternatives that may include, but are not limited to, sale of assets of the Company, a sale of the Company, licensing of assets, a merger, liquidation or other strategic action.

On July 3, 2024 (the “Effective Date”), the Company entered into an exclusivity and right of first offer agreement (the “Exclusivity Agreement”) by and between the Company and TuHURA.

Pursuant to the Exclusivity Agreement, among other things, Kineta has granted TuHURA an exclusive right to acquire Kineta’s worldwide patents, patent rights, patent applications, product and development program assets, technical and business information, and other rights and assets associated with and derived from its development program related to KVA12123, the Company’s VISTA blocking immunotherapy, during the period commencing as of the Effective Date and continuing through the first to occur of (a) the execution of any Definitive Agreement (as defined in the Exclusivity Agreement) with respect to a Potential Transaction (as defined in the Exclusivity Agreement) by TuHURA or one or more of its affiliates and (b) 11:59 PM Eastern Time on October 1, 2024, subject to extension as noted in the following sentence (the “Exclusivity Period”). In the event that the Parties are engaged in good faith discussions regarding a Potential Transaction on the date on which the Exclusivity Period (or any renewal thereof) is scheduled to expire and TuHURA has not yet closed the transactions contemplated by that previously announced agreement and plan of merger by and among TuHURA, Kintara Therapeutics, Inc. (“Kintara”) and Kayak Mergeco, Inc., a wholly-owned subsidiary of Kintara, then on such date, the Exclusivity Period shall automatically renew for an additional ten (10) day period (a “Renewal Period”) (up to a total of two (2) renewal periods for an aggregate of twenty (20) days).

KINETA, INC.

Notes to Consolidated Financial Statements

In consideration for Kineta’s compliance with its obligations set forth in the Exclusivity Agreement, TuHURA paid to Kineta $5.0 million (the “Exclusivity Payment”) in July 2024. The Exclusivity Payment is included on the balance sheets. No later than two (2) business days after a Renewal Period has started (to be confirmed in writing by both Parties), TuHURA shall pay an additional $150,000 as an additional Exclusivity Payment, in an amount not to exceed $300,000 for the two (2) available Renewal Periods. The Exclusivity Payment will be credited against the initial cash consideration that may be payable to Kineta pursuant to any Definitive Agreement (if any) between Kineta and TuHURA and/or its affiliates with respect to a Potential Transaction.

In October 2024, TuHURA exercised its right to extend the Exclusivity Agreement and paid the Company $300,000 in Exclusivity Payments. Under the CTF Agreement, the Company has received cash of $695,000 from TuHURA during the year ended December 31, 2024 to reimburse the Company for clinical trial expenses. The clinical trial reimbursements received during 2024 are considered advances to be credited against the Merger Consideration. Subsequent to December 31, 2024, the Company has received cash of $552,000 from TuHURA to reimburse the Company for clinical trial expenses and has received cash of $250,000 from TuHURA as a loan.

Kineta may seek additional funds through equity or debt financings or through collaborations, licensing transactions or other sources that may be identified through the Company’s strategic process. However, there can be no assurance that Kineta will be able to complete any such transactions on acceptable terms or otherwise. The failure to obtain sufficient funds on commercially acceptable terms when needed would have a material adverse effect on Kineta’s business, results of operations, and financial condition. These factors raise substantial doubt about Kineta’s ability to continue as a going concern.

As noted above, certain investors have failed to fulfill their contractual obligation to consummate the Private Placement. As such, Kineta has paused or significantly scaled back the development or commercialization of its future product candidates or other research and development initiatives. If Kineta is unable to complete a strategic transaction or raise additional capital in sufficient amounts, Kineta will not be able to continue its business and the Company may need to file for bankruptcy protection.

Nasdaq Trading Suspension and Delisting

As previously disclosed in a Current Report on Form 8-K filed on September 10, 2024, the Company received a determination letter (the “Letter”) from the Nasdaq Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that after reviewing the materials submitted by the Company, the Staff had determined to deny the Company’s request for continued listing on The Nasdaq Capital Market due to the Company’s lack of compliance with Nasdaq Listing Rules 5550(a)(2) and 5550(b)(1). In the Letter, the Staff also notified the Company that trading of its securities would be suspended and the securities would be removed from listing and registration on Nasdaq unless the Company requested an appeal of Nasdaq’s determination by September 17, 2024. The Company did not appeal the determination, and therefore, the Company’s common stock was suspended from trading on The Nasdaq Capital Market at the opening of business on September 19, 2024. Since September 19, 2024, the Company’s common stock has been trading on the OTC Pink Market under the symbol “KANT.” Effective as of October 25, 2024, the Company’s common stock was delisted from Nasdaq.

Geopolitical Developments

Geopolitical developments, such as the current conflict in Ukraine and the conflict in Israel and the Gaza Strip or deterioration in the bilateral relationship between the United States and China, may impact government spending, international trade and market stability, and cause weaker macro-economic conditions. The impact of these

KINETA, INC.

Notes to Consolidated Financial Statements

developments, including any resulting sanctions, export controls or other restrictive actions that may be imposed against governmental or other entities in, for example, Russia, have in the past contributed and may in the future contribute to disruption, instability and volatility in the global markets, which in turn could adversely impact the Company’s operations and weaken the Company’s financial results. Certain political developments may also lead to uncertainty to regulations and rules that may materially affect the Company’s business.

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and applicable SEC rules regarding annual financial reporting. The consolidated financial statements include all accounts of the Company, its majority owned subsidiary KCP, and its wholly owned subsidiary, KVHF. On November 30, 2023, the Company dissolved KVHF and assumed all of the outstanding issued equity. All intercompany transactions and balances have been eliminated upon consolidation.

Noncontrolling interest in the accompanying consolidated financial statements represents the proportionate share of equity which is not held by the Company. Net income (loss) of the non wholly-owned consolidated subsidiary is allocated to the Company and the holder(s) of the noncontrolling interests in proportion to their percentage ownership considering any preferences specific to the form of equity of the subsidiaries.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. These estimates form the basis for judgments the Company makes about the carrying values of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expense during the reporting periods. The Company bases its estimates and judgments on historical experience and on various other assumptions that the Company believes are reasonable under the circumstances. These estimates are based on management’s knowledge about current events and expectations about actions the Company may undertake in the future. These judgments, estimates and assumptions are used for, but not limited to, revenue recognition, accrued research and development expenses, the fair value of notes payable, the fair value of the Company’s common stock prior to the Kineta-Yumanity Merger, stock-based compensation, uncertain tax positions and the valuation allowance for net deferred tax assets. Actual results may differ from the Company’s estimates.

Foreign Currencies

The Company’s subsidiaries are all located in the U.S. with the U.S. dollar as the functional currency. Certain insignificant transactions during the years ended December 31, 2024 and 2023 were denominated in currencies other than the U.S. dollar. Gains and losses from foreign currency transactions, translated using the average exchange rates prevailing during the respective periods, were not material for all periods presented and are reflected in the consolidated statements of operations as a component of other (expense) income, net.

Segment Reporting

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker (the “CODM”), or decision-making

KINETA, INC.

Notes to Consolidated Financial Statements

group, in making decisions on how to allocate resources and assess performance. Reportable segments are categorized based on various factors that help management assess and allocate resources effectively. The Company operates as a single reportable segment, as the CODM, the Company’s President, evaluates the financial performance and allocates resources based on consolidated financial information.

Risks and Uncertainties

The Company is subject to certain risks and uncertainties associated with companies at a similar stage of development, including, but not limited to: successfully develop, manufacture, and market any approved therapies and products, obtain regulatory approval from the U.S. Food and Drug Administration or foreign regulatory agencies prior to commercial sales, new technological innovations, dependence on key personnel, protection of intellectual property, compliance with governmental regulations, uncertainty of market acceptance of any approved therapies and products, competition from companies with greater financial and technical resources, and the need to obtain additional financing.

Cash and Restricted Cash

Cash includes cash deposited at several financial institutions in operating accounts. Restricted cash relates to a certificate of deposit with a financial institution to secure a letter of credit obtained for the Company’s leased premises. Restricted cash unavailable for a period longer than one year from the consolidated balance sheet date is classified as a noncurrent asset in the consolidated balance sheets.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to significant concentrations of credit risk consist primarily of cash deposited in accounts at several financial institutions that may exceed federally insured limits. The Company is exposed to credit risk in the event of a default by the financial institutions holding its cash to the extent recorded in the consolidated balance sheets. The Company believes it is not exposed to unusual credit risk beyond the normal credit risk associated with commercial banking relationships and has not incurred any such losses to date.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company measures fair value by maximizing the use of observable inputs, where available, and minimizing the use of unobservable inputs when measuring fair value. Financial assets and liabilities recorded at fair value in the consolidated balance sheets are categorized in the fair value hierarchy based upon the lowest level of input that is significant to the fair value as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs (other than quoted prices included in Level 1), such as quoted prices in active markets for identical or similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets of liabilities in markets, or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities.

KINETA, INC.

Notes to Consolidated Financial Statements

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value of the instrument.

Rights from Private Placement

The Company determined that the rights from Private Placement is a derivative asset, which requires the asset to be accounted for and reported at fair value on the balance sheet (see Note 3). The fair value is determined using a Monte Carlo simulation based on the contractual funding date at the measurement date, minimum contractual purchase price and historical stock prices. The significant unobservable inputs used in the fair value measurement are volatility, risk-free interest rates and funding probability.

Impairment of Long-Lived Assets

The Company reviews the carrying amount of its long-lived assets, including the right-of-use assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. If indicators of impairment exist, an impairment loss is recognized when the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. The impairment charge is determined based upon the excess of the carrying value of the asset over its estimated fair value, with estimated fair value determined based upon an estimate of discounted future cash flows or other appropriate measures of estimated fair value. Estimating discounted cash flows requires the Company to make significant judgments and assumptions. Actual results may vary from the Company’s estimates as of the date of impairment testing and adjustments may occur in future periods. For the years ended December 31, 2024 and 2023, there were no impairments of long-lived assets.

Fair Value Option

The Company has elected the fair value option to account for certain of its notes payable (see Note 5). The Company concluded that it was appropriate to apply the fair value option to these certain notes payable because no component of the notes payable were required to be recognized as a component of stockholders’ equity. The Company recorded these notes payable at their estimated fair value with changes in estimated fair value recorded as a component of other (expense) income in the consolidated statement of operations. Under the fair value option, any direct costs and fees related to the notes payable are expensed as incurred.

Leases

The Company determines at the inception of a contract if such arrangement is or contains a lease by assessing whether it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. If a lease is identified, classification is determined at lease commencement as an operating lease or finance lease. The Company recognizes a right-of-use (“ROU”) asset and a lease liability in the consolidated balance sheets for all leases with an initial term of greater than 12 months. Leases with an initial term of 12 months or less are not recognized in the consolidated balance sheets, with payments recognized as expense on a straight-line basis over the lease term.

Lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. The present value of future lease payments is determined by using the implicit interest rate in the lease, if readily

KINETA, INC.

Notes to Consolidated Financial Statements

determinable, otherwise, the Company estimates its incremental borrowing rate at the inception of the lease to discount lease payments. The incremental borrowing rate reflects the estimated interest rate that the Company would have to pay to borrow on a collateralized basis an amount equal to the lease payments in a similar economic environment over a similar term. ROU assets are determined based on the corresponding lease liability adjusted for any lease payments made at or before commencement, initial direct costs, and lease incentives. The ROU asset also includes impairment charges if the Company determines the ROU asset is impaired. Lease expenses are recognized, and the ROU assets are amortized on a straight-line basis over the lease term. The Company has elected to not separate lease and non-lease components for its leased assets and accounts for all lease and non-lease components of its agreements as a single lease component. Variable costs are not included in the measurement of ROU assets and lease liabilities, which are expensed as incurred.

The Company considers a lease term to be the noncancelable period that it has the right to use the underlying asset, including any periods where it is reasonably assured the Company will exercise the option to extend the contract.

Warrants to Purchase Common Stock

The Company has issued warrants to purchase the Company’s common stock in connection with the execution of certain equity and debt financings and other agreements. The fair value of warrants is determined using the Black- Scholes option-pricing model using assumptions regarding volatility of the Company’s common share price, remaining life of the warrant, and risk-free interest rates. The Company classifies warrants indexed to its own equity and meeting the criteria for equity classification within the consolidated statements of stockholders’ equity.

Revenue Recognition

Collaboration Revenues

The Company recognizes collaboration revenue using the cost-to-cost method, which it believes best depicts the transfer of control to the customer. Under the cost-to-cost method, the extent of progress towards completion is measured based on the ratio of actual costs incurred to the total estimated costs expected upon satisfying the identified performance obligation. Under this method, revenue is recognized as a percentage of actual cost incurred to the estimated costs to complete.

License Revenues

The Company enters into license agreements under which it licenses certain intellectual property rights to its product candidates to third parties. The terms of these arrangements typically include payment to the Company of one or more of the following: nonrefundable upfront fees, payment for research and development services provided by the Company under approved work plans, development, regulatory and commercial milestone payments, and sales-based milestones and royalties on net sales of licensed products. Each of these payments results in license revenues, except for revenues from royalties, which are classified as other revenues.

In determining the appropriate amount of revenue to be recognized as the Company fulfills its obligations under each of its agreements, the Company performs the following five steps: (i) identification of the contract(s) with a customer, (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract, (iii) measurement of the transaction price, including the constraint on any variable consideration, (iv) allocation of the transaction price to the performance obligations in the contract, and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

KINETA, INC.

Notes to Consolidated Financial Statements

As part of the accounting for arrangements containing multiple performance obligations, the Company develops assumptions that require judgment to determine the stand-alone selling price for each performance obligation identified in the contract. The Company uses key assumptions to determine the stand-alone selling price, which may include forecasted revenues, development timelines, reimbursement rates for personnel costs, discount rates and probabilities of technical and regulatory success. The Company expects to recognize revenue for variable consideration being constrained when it is probable that a significant revenue reversal will not occur. For performance obligations satisfied over time, the Company estimates the efforts needed to complete the performance obligation and recognizes revenue by measuring the progress towards complete satisfaction of the performance obligation using an input measure.

For arrangements that include development and regulatory milestones, the Company evaluates whether the milestones are considered probable of being reached and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant revenue reversal would not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the Company’s control or the licensee’s control, such as regulatory approvals, are generally not considered probable of being achieved until those approvals are received.

For arrangements that include sales-based royalties, including commercial milestone payments based on pre-specified level of sales, the Company recognizes revenue at the later of (i) when the related sales occur, or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied. Achievement of these royalties and commercial milestones may solely depend upon the performance of the licensee.

Upfront payments are recorded as deferred revenue upon receipt or when due and may require deferral of revenue recognition to a future period until the Company performs its obligations under these arrangements. Amounts are recorded as accounts receivable when the Company’s right to consideration is unconditional. The Company does not assess whether a contract has a significant financing component if the expectation at contract inception is such that the period between payment by the customer and the transfer of the promised goods or services to the customer will be one year or less.

Research and Development Expenses

Research and development expenses represent costs incurred in connection with the discovery, research, preclinical and clinical development, and manufacture of our product candidates. Research and development costs are expensed as incurred and consist of salaries, benefits, and other personnel related costs, including stock-based compensation, fees paid to other entities to conduct certain research and development activities on the Company’s behalf, materials for preclinical studies, clinical studies and laboratory supplies, licensing agreements and associated costs as well as allocated facility and allocated expenses for rent, insurance and other related costs. Nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized as prepaid expenses until the related goods are delivered or services are performed.

Accrued Research and Development Expenses

The Company records accrued expenses for estimated costs of its research and development activities conducted by third-party service providers, such as contract research organizations, contract manufacturing and other vendors, which include the conduct of preclinical studies, clinical trials and contract manufacturing activities. The Company records the estimated costs of research and development activities based upon the estimated

KINETA, INC.

Notes to Consolidated Financial Statements

amount of services provided but not yet invoiced and includes these costs in accrued expenses and other current liabilities in the consolidated balance sheets and within research and development expenses in the consolidated statements of operations. The Company records accrued expenses for these costs based on the estimated amount of work completed and in accordance with agreements established with these third parties, according to the progress of preclinical studies, clinical trials or related activities, and discussions with applicable personnel and service providers as to the progress or state of consummation of goods and services.

The Company makes significant judgments and estimates in determining the accrued balance as of each reporting period. As actual costs become known, the Company adjusts its accrued estimates based on the facts and circumstances known at that time. The Company’s accrued research and development expenses are dependent, in part, upon the receipt of timely and accurate reporting from its third-party service providers. To date, there have been no material differences from the Company’s accrued expenses to its actual expenses.

General and Administrative Expenses

General and administrative expenses consist primarily of employee-related expenses, including salaries, benefits and noncash stock-based compensation for personnel in executive, finance and accounting, and other administrative functions, as well as fees paid for legal, accounting and tax services, consulting fees and facilities costs not otherwise included in research and development expenses. Legal costs include general corporate legal fees and patent costs. General and administrative expenses are expensed as incurred.

Stock-Based Compensation

The Company measures stock-based compensation related to stock-based awards granted to employees, non-employees and directors based on the estimated grant-date fair value of the awards and recognizes the related expense on a straight-line basis over the requisite service period (generally the vesting period). The Company uses the Black-Scholes option-pricing model to estimate the fair value of its stock options. The fair value of restricted stock units (“RSUs”) is estimated based on the fair value of the Company’s common stock at the grant date. For RSUs with performance vesting conditions, the Company evaluates the probability of achieving the performance condition at each reporting date and recognizes expense for such performance awards over the requisite service period using the accelerated attribution method. Forfeitures are recorded as incurred.

The Black-Scholes option pricing model requires the Company to make assumptions and judgments about the inputs used in the calculations as follows:

Expected Term – The Company’s expected term represents the period that the stock-based awards are expected to be outstanding and is determined using the simplified method (based on the mid-point between the vesting date and the end of the contractual term) for employee options.

Exercise Price – The Company grants stock-based awards using the current share price of its common stock on the date of the award.

Expected Volatility – As the Company has only been a publicly-traded company for one year, the expected volatility is estimated based on the average volatility for a group of comparable publicly traded biotechnology companies over a period equal to the expected term of the stock option grants. The comparable companies were chosen based on their similar industry, size, or stage in the product development life cycle and financial leverage.

Risk-Free Interest Rate – The risk-free interest rate is based on the U.S. Treasury zero coupon issues in effect at the time of grant for periods corresponding with the expected term of option.

KINETA, INC.

Notes to Consolidated Financial Statements

Expected Dividend – Other than the Distribution, the Company has never paid dividends on its common stock and has no plans to pay dividends on its common stock. Therefore, it uses an expected dividend yield of zero.

Other (Expense) Income

Interest Income

Interest income consists of interest earned on short term money market accounts.

Interest Expense

Interest expense consists of interest charged on outstanding invoices and outstanding borrowings associated with the Company’s debt arrangements primarily consisting of borrowings under several notes payable agreements. Interest is expensed when incurred.

Change in Fair Value of Rights from Private Placement

The Company determined that the rights from Private Placement is a derivative asset, which requires the asset to be accounted for at fair value. Until settlement, the rights from Private Placement are remeasured at fair value at each reporting period with the changes in fair value recorded in other income (expense) in the Statement of Operations.

Change in Fair Value Measurement of Notes Payable

Change in fair value of notes payable relates to the remeasurement of the notes payable that the Company elected to account for under the fair value option. Until settlement, these notes payable are remeasured at fair value at each reporting period with the changes in fair value recorded in other income (expense) in the Statement of Operations.

Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts or existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of enactment. The Company records a valuation allowance to reduce deferred tax assets to an amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position if it is more likely than not that the tax position will be sustained upon examination by the tax authorities, based on the merits of the position. The Company’s policy is to recognize interest and penalties related to the underpayment of income taxes as a component of income tax expense or benefit. To date, there have been no interest or penalties charged in relation to the unrecognized tax benefits.

Net Loss Per Share

Basic net loss per share is calculated by dividing net loss attributable to the Company by the weighted-average number of shares of common stock outstanding during the period, without consideration for common stock

KINETA, INC.

Notes to Consolidated Financial Statements

equivalents. Diluted net loss per share is the same as basic net loss per share, since the effects of potentially dilutive securities are antidilutive given the net loss for each period presented. In computing basic net loss per share, nominal issuances of common stock, including warrants to purchase the Company’s common stock with exercise prices of $0.001 and $0.14 per share, are reflected in basic net loss per share for all periods, even if antidilutive.

Comprehensive Loss

Comprehensive loss represents the change in the Company’s stockholders’ equity from all sources other than investments by or distributions to stockholders. The Company has no items of other comprehensive loss, and as such, net loss is the same as comprehensive loss.

Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-09, Improvements to Income Tax Disclosures. This new guidance enhances income tax disclosures related to effective tax rates and cash income taxes paid and aims to enhance transparency and provide investors with better insights into income tax matters. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 and can be applied prospectively or retrospectively. The Company has adopted ASU 2023-09, effective January 1, 2025, and does not expect the adoption of this ASU to have a material impact on the Company’s consolidated financial statements.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting - Improvements to Reportable Segment Disclosures (“ASU 2023-07”). This update was issued to enhance the transparency and usefulness of segment reporting and is effective for fiscal years beginning after December 15, 2023 and interim periods beginning after December 15, 2024. The Company has adopted ASU 2023-07, effective January 1, 2024, and the adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). This update requires entities to disclose specified information about certain costs and expenses, including amounts of purchases of inventory, employee compensation, depreciation, and intangible asset amortization. ASU 2024-03 is effective for annual periods beginning after December 15, 2026. The Company has not yet adopted ASU 2024-03 and does not expect the adoption of this ASU to have a material impact on the Company’s consolidated financial statements.

3. Fair Value Measurements

The carrying amounts of the Company’s financial instruments, including cash, restricted cash, and accounts payable, approximate fair value due to the short-term nature of those instruments.

Rights from Private Placement

The Company determined that the rights from Private Placement was a derivative asset, which required the asset to be accounted for at fair value. The second closing of the Private Placement did not occur during 2024 and as a result, the Company deemed the fair value of the rights from Private Placement to be zero as of December 31, 2024. The Company recorded a loss in the fair value of Private Placement of $3.8 million for the year ended December 31, 2024, which is recorded in other income (expense) in the Statement of Operations.

KINETA, INC.

Notes to Consolidated Financial Statements

The fair value as of December 31, 2023 was determined using a Monte Carlo simulation based on the contractual funding date at the measurement date, minimum contractual purchase price of $3.18 and historical stock prices. The significant unobservable inputs used in the fair value measurement for the year ended December 31, 2023 were as follows: volatility ranging from of 76.0% to 114.0%, risk-free interest rates ranging from 4.7% to 5.5% and funding probability of 75%, which resulted in a gain in fair value of $1.6 million for the year ended December 31, 2023, which is recorded in other income (expense) in the Statement of Operations. The fair value measurement as of December 31, 2023 was approximately $3.8 million.

The following table provides a summary of the changes in the fair value of the rights from Private Placement measured using Level 3 inputs:

	Years Ended December 31,
	2024	2023
	(in thousands)
Balance at beginning of period	$3,832	$2,250
Change in fair value of rights from Private Placement	(3,832)	1,582

Balance at end of period	$—	$3,832

2020 Notes

The Company elected the fair value option to account for the 2020 notes (as defined below) (see Note 5).

During 2024, the Company did not obtain an independent valuation of the 2020 notes as they matured on July 31, 2024 and the fair value approximates the principal amount. The 2020 notes matured on July 31, 2024 and are payable anytime after the maturity date upon demand by the holder.

During 2023, the 2020 notes were valued using a discounted cash flow model based on the contractual payment dates, a discount rate and the contractual maturity date. The significant unobservable inputs used in the fair value measurement of the 2020 note for the year ended December 31, 2023 were as follows: discount rates ranging from 13.0% to 15.0% and contractual payment dates ranging from 0.6 years to 1.3 years, which resulted in a fair value range for the 2020 notes of $225,000 to $241,000.

The following table provides a summary of the changes in the fair value of the Company’s 2020 notes payable measured using Level 3 inputs:

	Years Ended December 31,
	2024	2023
	(in thousands)
Balance at beginning of period	$241	$219
Change in fair value of 2020 notes	9	22

Balance at end of period	$250	$241

KINETA, INC.

Notes to Consolidated Financial Statements

4. Balance Sheet Components

Property and Equipment, Net

There was no property and equipment as of December 31, 2024 or December 31, 2023.

Depreciation and amortization expense was zero for the year ended December 31, 2024 and $9,000 for the year ended December 31, 2023. The Company did not dispose of any assets during the year ended December 31, 2024. During the year ended December 31, 2023, the Company disposed of assets with a net carrying value of $240,000 and received proceeds of $331,000. The Company recorded a gain on disposal of fixed assets, which is recorded in other income (expense) in the Statement of Operations.

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following as of the periods presented:

	December 31,
	2024	2023
	(in thousands)
Compensation and benefits	$696	$1,312
Professional services	1,238	97
Accrued interest	228	417
Accrued clinical trial and preclinical costs	80	251
Other	119	134

Total accrued expenses and other current liabilities	$2,361	$2,211

5.	Notes Payable

Notes payable outstanding consisted of the following as of the periods presented:

	December 31, 2024		December 31, 2023
	Principal	Fair Value	Principal	Fair Value
	(in thousands)
Notes payable:
2020 notes	$250	$250	$250	$241
Other notes payable	379	379	379	379
Small Business Administration loan	—	—	150	150

Total notes payable	$629	629	$779	770

Less: current portion		629		620

Notes payable, net of current portion		$—		$150

The Company elected the fair value option for the 2020 notes (see Note 3). The other notes payable approximate their fair value because interest rates are at prevailing market rates.

2020 Notes

In October 2020, the Company refinanced certain notes payable (the “2020 notes”), with an aggregate principal amount of $3.0 million with various investors, including one investor that is a related party. The interest rate was

KINETA, INC.

Notes to Consolidated Financial Statements

reduced on the 2020 notes from 16.0% to 6.0% from October 2020 until the earlier of (i) the Company raises at least $25.0 million in a single transaction or series of transactions after October 2020 and (ii) the original maturity dates (that is, various dates in the first quarter of 2022), after which the interest rate increases to 16.0%. The outstanding principal is due upon demand of the majority of the lenders with respect to (i) 50% on or after nine months after the original maturity date (or on or after various dates in the fourth quarter of 2022) and (ii) 50% on or after fifteen months after the original maturity date (or on or after various dates in the second quarter of 2023). The Company may repay the 2020 notes at any time without penalty. Upon bankruptcy the lender can accelerate all amounts due immediately.

In August 2022, the Company settled $1.4 million in outstanding principal and accrued interest by issuing 59,000 shares of the Company’s non-voting common stock at a 15% discount. The Company extended the maturity date for the remaining 2020 notes with a principal balance of $250,000 to July 31, 2024 and reduced the interest rate to 6%, which was accounted for as a modification. As the 2020 notes were valued pursuant to the fair value election, an immaterial gain was recognized upon extinguishment. The 2020 notes matured on July 31, 2024 and are payable anytime after the maturity date upon demand by the holder.

Other Notes Payable

The Company issued several other notes payable in 2019 and early 2020 at a 12.0% interest rate per annum, with the principal amounts due in full at maturity and interest due monthly or quarterly. The other notes payable were due to mature at various dates between December 2020 through early 2022.

The other notes payable were amended in October 2020 to increase the interest rate to 13.0% and extend the maturity date to be on demand by a majority of the holders on or after April 7, 2022, which resulted in a modification of the other notes payable. The Company may prepay the other notes payable at any time without penalty. In April 2022, the Company extended the maturity date for the remaining other notes payable with a principal balance of $379,000 to June 30, 2024 and decreased the interest rate to 6.0% interest, which was accounted for as a modification. As the other notes payable approximated their fair value, no gain or loss was recognized upon extinguishment. The other notes payable matured on June 30, 2024 and are payable anytime after the maturity date upon demand by the holder.

Small Business Administration Loan

In August 2020, the Company received a U.S. Small Business Administration (“SBA”) loan of $150,000 at a 3.75% interest rate and maturing in August 2050. Repayments of principal are due monthly beginning in June 2027 and interest is due monthly. The Company repaid the SBA loan and accrued interest in April 2024.

6.	Commitments and Contingencies

Leases

Operating Lease

The Company leased office and laboratory premises in Seattle, Washington pursuant to a lease agreement that commenced in April 2011 and expired in July 2024. This lease was not extended and no other facility lease was entered into as the Company’s employees work remotely. The agreement, which required monthly lease payments, is subject to annual rent escalations during the lease term, and contains two five-year options to extend the lease term. In June 2020, the Company amended the lease agreement to reduce the leased space for the premises from approximately 22,064 square feet to approximately 14,870 square feet, which was accounted for as a lease modification and partial termination of the lease.

KINETA, INC.

Notes to Consolidated Financial Statements

Under the lease agreement, the Company was required to pay certain operating costs, in addition to rent, such as common area maintenance, taxes, and utilities. Such additional charges are considered variable lease costs and are recognized in the period in which they are incurred. Rent expense was $486,000 for the year ended December 31, 2024 and variable costs were $349,000. Rent expense was $866,000 for the year ended December 31, 2023 and variable costs were $597,000.

The Company’s operating leases included various covenants, indemnities, defaults, termination rights, security deposits and other provisions customary for lease transactions of this nature.

Supplemental information on the Company’s operating leases was as follows:

	Years Ended December 31,
	2024	2023
Cash paid for operating lease agreement (in thousands)	$157	$701
Remaining lease term (in years)	—	0.8
Incremental borrowing rate	10%	10%

The Company subleased portions of its premises in Seattle to third parties. Under the first sublease agreement, which commenced in December 2017, the Company subleases approximately 1,850 square feet. In October 2020 the sublease expiration date was extended from December 2020 to December 2022. In September 2022, the sublease expiration date was extended from December 2022 to December 2023. In December 2023, the sublease expiration date was extended from December 2023 to July 2024. Sublease income was $114,000 for the year ended December 31, 2024 and $194,000 for the year ended December 31, 2023 and was recorded within operating expenses.

On September 13, 2024 (the “Agreement Effective Date”), the Company entered into a Settlement Agreement (the “Agreement”), as amended on February 4, 2025, with ARE-SEATTLE No. 17, LLC (the “Landlord”), the landlord of the Company’s former premises in Seattle, Washington. Under the terms of the Agreement, the Company has agreed to pay the Landlord the outstanding monetary obligation of $679,000 (the “Outstanding Debt”) pursuant to that certain Lease Agreement, by and between the Company and the Landlord, dated as of November 19, 2010, as amended through June 30, 2020 (collectively, the “Lease”) as follows: (i) the Landlord’s application of the security deposit in the amount of $70,000, (ii) the Company’s payment to the Landlord of $85,000 (the “First Payment”) no later than five (5) business days after the Agreement Effective Date, and (iii) the Company’s payment to the Landlord of the Outstanding Debt balance of $524,000 (the “Second Payment” and together with the First Payment, the “Payment Milestones”) no later than May 31, 2025. The Agreement stipulates that upon the receipt by the Landlord of the Payment Milestones, the Landlord will fully discharge and forever release the Company from any claim, cause of action, or judgment, legal or equitable, in contract or tort, direct or indirect, presently asserted or not, known or unknown, through the date of the Agreement related to the Company’s monetary obligations under the Lease. The Company paid the First Payment to the Landlord on September 18, 2024.

Additionally, under the Agreement, as consideration for the Landlord’s agreement to delay collection of the Outstanding Debt and to not assess additional interest and late fees with respect to the Outstanding Debt, the Company executed a Confession of Judgment (the “Confession”) in favor of the Landlord, and as consideration for the Company’s agreement to execute the Confession, the Landlord agreed not to file any lawsuit or other legal action against the Company related to the Outstanding Debt, or to otherwise cause the Confession to be entered into any legal action or proceeding unless the Company fails to satisfy the Payment Milestones. The Agreement specifies that except as it relates to the matters contemplated in the Agreement, no action by the parties is to be construed as an admission of liability by any party as it relates to such parties’ rights or obligations under the Lease.

KINETA, INC.

Notes to Consolidated Financial Statements

Indemnification

In the ordinary course of business, the Company enters into agreements that may include indemnification provisions. Pursuant to such agreements, the Company may indemnify, hold harmless and defend an indemnified party for losses suffered or incurred by the indemnified party. Some of the provisions will limit losses to those arising from third-party actions. In some cases, the indemnification will continue after the termination of the agreement. The maximum potential amount of future payments the Company could be required to make under these provisions is not determinable. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. The Company has also entered into indemnification agreements with its directors and officers that may require the Company to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted under the Delaware General Corporation Law. The Company currently has directors’ and officers’ insurance.

Other Commitments

The Company has various manufacturing, clinical, research and other contracts with vendors in the conduct of the normal course of its business. Such contracts are generally terminable with advanced written notice and payment for any products or services received by the Company through the effective time of termination and any noncancelable and nonrefundable obligations incurred by the vendor at the effective time of the termination. In the case of terminating a clinical trial agreement at a particular site, the Company would also be obligated to provide continued support for appropriate medical procedures at that site until completion or termination.

Executive Employment and Separation Agreements

On September 20, 2022, the Company entered into an at-will employment agreement (“Baker Employment Agreement”), which became effective on October 3, 2022, with Keith Baker, its Chief Financial Officer. On September 28, 2022, the Company entered into at-will employment agreements (together with the Baker Employment Agreement, the “Executive Employment Agreements”), which became effective on December 16, 2022 upon the closing of the Kineta-Yumanity Merger, with Shawn Iadonato, its former Chief Executive Officer, Craig Philips, its President, and Pauline Kenny, its former General Counsel. On April 23, 2023, the Company’s board of directors (the “Board”) approved salary increases effective at the next payroll period and bonus increases for fiscal year 2023 to Shawn Iadonato, Craig Philips, Keith Baker, and Pauline Kenny.

As part of the Company’s reduction in workforce plan, the Company terminated the employment of Shawn Iadonato and Pauline Kenny, each effective as of March 1, 2024, without cause. In connection with Dr. Iadonato’s departure, the Company entered into a separation and release agreement with Dr. Iadonato (the “Iadonato Separation Agreement”). Pursuant to the Iadonato Separation Agreement, Dr. Iadonato received payment equal to 80 hours of accrued but unused paid time off and two weeks worth of wages, which, in aggregate, is equal to $38,462. In exchange for the payments and other consideration under the Iadonato Separation Agreement, Dr. Iadonato provided the Company with a release, in favor of the Company, of any and all claims relating to his employment with the Company.

In connection with Dr. Iadonato’s departure, the Company also entered into a consulting agreement with Dr. Iadonato, effective as of March 1, 2024 (the “Iadonato Consulting Agreement”). Pursuant to the Iadonato Consulting Agreement, Dr. Iadonato will provide advisory services to the Company beyond December 31, 2024 (such period, the “Iadonato Consulting Period”). As consideration for Dr. Iadonato’s services under the Iadonato Consulting Agreement, Dr. Iadonato’s outstanding unvested equity awards shall continue to vest in accordance

KINETA, INC.

Notes to Consolidated Financial Statements

with the applicable purchase, award or grant agreement during the Iadonato Consulting Period. During the Iadonato Consulting Period through December 31, 2024, 123,000 shares of Dr. Iadonato’s outstanding unvested equity awards have vested and $576,000 is owed to Dr. Iadonato.

In connection with Ms. Kenny’s departure, the Company entered into a separation and release agreement with Ms. Kenny (the “Kenny Separation Agreement”). Pursuant to the Kenny Separation Agreement, Ms. Kenny received payment equal to 80 hours of accrued but unused paid time off and two weeks worth of wages, which, in aggregate, is equal to $25,000. In exchange for the payments and other consideration under the Kenny Separation Agreement, Ms. Kenny provided the Company with a release, in favor of the Company, of any and all claims relating to her employment with the Company.

In connection with Ms. Kenny’s departure, the Company also entered into a consulting agreement with Ms. Kenny, effective as of March 1, 2024 (the “Kenny Consulting Agreement”). Pursuant to the Kenny Consulting Agreement, Ms. Kenny will provide legal advisory services to the Company beyond December 31, 2024 (such period, the “Kenny Consulting Period”). As consideration for Ms. Kenny’s services under the Kenny Consulting Agreement, Ms. Kenny’s outstanding unvested equity awards shall continue to vest in accordance with the applicable purchase, award or grant agreement during the Kenny Consulting Period. During the Kenny Consulting Period through December 31, 2024, 26,000 shares of Ms. Kenny’s outstanding unvested equity awards have vested and $304,000 is owed to Ms. Kenny.

The Executive Employment Agreements referenced above provide that, if the executive’s employment is terminated without Cause (as defined in the Executive Employment Agreements) or the executive resigns for Good Reason (as defined in the Executive Employment Agreements), provided that the executive signs the Release (as defined in the Executive Employment Agreement), the executive will be entitled to (i) accrued compensation, (ii) 39 weeks of pay (currently estimated at approximately $563,000 for the remaining two executives in the aggregate), (iii) nine (9) months of COBRA benefits for executive and eligible dependents, and (iv) three (3) additional months of vesting of unvested and outstanding equity awards. If executive’s employment is terminated without Cause or the executive resigns for Good Reason within the Change in Control Protection Period (as defined in the Executive Employment Agreements), then in addition to (i)-(iv) above, executive will receive current year pro-rated cash bonus.

7.	Strategic License Agreements

Anti-VISTA Antibody Program In-License Agreement

In August 2020, Kineta entered into an Option and License Agreement with GigaGen, Inc. (“GigaGen”), which was amended in November 2020 and further amended in May 2023 and January 2025 (such agreement, as amended, the “VISTA Agreement”) to in-license certain intellectual property and antibodies for the VISTA/KVA12123 drug program. Pursuant to the terms of the VISTA Agreement, GigaGen granted Kineta an exclusive (even as to GigaGen) world-wide license, with the right to grant sublicenses to research, develop, make, have made, use, have used, offer for sale, sell, have sold, distribute, import, have imported, export and have exported and otherwise exploit the licensed antibodies and licensed products. License expenses for the VISTA Agreement were zero for the year ended December 31, 2024 and $250,000 for the year ended December 31, 2023.

Under the VISTA Agreement, GigaGen is eligible to receive approximately $20.3 million in development and regulatory milestone payments and up to $11.0 million in sales milestone payments. In addition, GigaGen is eligible to receive low single-digit royalty percentages based on net sales. Kineta is responsible (with input from GigaGen) for the preparation, filing, prosecution and maintenance of all patents and patent applications, and all associated costs.

KINETA, INC.

Notes to Consolidated Financial Statements

The VISTA Agreement shall remain in effect on a licensed product-by-licensed product and country-by-country basis, until the expiration of the royalty term for a licensed product in a country, which, based on the expiration of the last-to-expire valid claim of the two current patent applications (without any patent term adjustment or extensions) would be February 2042 and March 2044, respectively. Kineta may terminate the VISTA Agreement with 30 days’ written notice to GigaGen. Either party has the right to terminate the VISTA Agreement upon a material breach of the other party that is not cured within 90 days after the breaching party receives written notice of such breach from the non-breaching party.

Anti-CD27 Agonist Antibody Program In-License Agreement

In June 2021, Kineta entered into an Option and License Agreement with GigaGen, as amended in July 2022, December 2022, May 2023 and December 2023 (such agreement, as amended, the “CD27 Agreement”) to in-license certain intellectual property rights and antibodies for the CD27 drug program. Pursuant to the terms of the CD27 Agreement, GigaGen granted Kineta an exclusive (even as to GigaGen) world-wide license, with the right to grant sublicenses to research, develop, make, have made, use, have used, offer for sale, sell, have sold, distribute, import, have imported, export and have exported and otherwise exploit the licensed antibodies and licensed products. License expenses for the CD27 Agreement were $430,000 for the year ended December 31, 2024 and zero for the year ended December 31, 2023.

GigaGen and Kineta entered into a Termination and Mutual Release Agreement, effective January 29, 2025, to terminate their existing CD27 Agreement. The termination is mutually agreed upon and is not due to any fault or breach by either party. GigaGen waived all accrued fees amounting to $180,000 and any future payments from Kineta. Kineta assigned all rights to its sole and joint inventions and patents related to the CD27 program back to GigaGen and transferred all related data and regulatory filings. Both parties released each other from any claims related to the CD27 Agreement and agreed to maintain confidentiality and cooperate in perfecting the transfer of intellectual property.

The Merck Neuromuscular License Agreement, Genentech Small Molecule License Agreement and FAIR License Agreement described below were sold to HCRX Investments Holdco, L.P. (“HCRX”) pursuant to the asset purchase agreement dated February 4, 2025 by and between Kineta and HCRX (the “HCRX Agreement”) (see Note 16).

Merck Neuromuscular License Agreement

In connection with the Kineta-Yumanity Merger, the Company became the successor in interest to an exclusive license and research collaboration agreement (the “Merck Neuromuscular License Agreement”) with Merck to support research, development and commercialization of products for treatment of neuromuscular diseases, including amyotrophic lateral sclerosis. In June 2023, the Company achieved a development milestone pursuant to the Merck Neuromuscular License Agreement, which triggered a $5.0 million payment. Merck will continue to advance the research program for the ALS pipeline, one of the two pipeline programs licensed under the Merck Neuromuscular License Agreement. Following this milestone, Merck will assume sole responsibility for all future development and commercialization for the ALS program. The Company recognized licensing revenues of $5.0 million for the year ended December 31, 2023 and zero for the year ended December 31, 2022 under the Merck Neuromuscular License Agreement and has no further obligations under the Merck Neuromuscular License Agreement.

Genentech

In connection with the Kineta-Yumanity Merger, Kineta became the successor in interest to an exclusive technology transfer and license agreement with Genentech, Inc. to support research, development and

KINETA, INC.

Notes to Consolidated Financial Statements

commercialization of a small molecule product with an undisclosed target (the “Genentech Small Molecule License Agreement”). The Company did not earn revenues under the Genentech Small Molecule License Agreement for the years ended December 31, 2024 and 2023.

FAIR Therapeutics

In connection with the Kineta-Yumanity Merger, Kineta became the successor in interest to an exclusive license agreement with FAIR Therapeutics, B.V. to support research, development and commercialization of products for the treatment of cystic fibrosis (the “FAIR License Agreement”). The Company did not earn revenues under the FAIR License Agreement for the years ended December 31, 2024 and 2023.

8.	Stockholders’ Equity

Warrants to Purchase Common Stock

As of December 31, 2024, the Company has issued and outstanding warrants to purchase shares of the Company’s common stock as follows, which all met the condition for equity classification (in thousands):

Year Issued	Expiration Date	Number Outstanding as of December 31, 2023	Issued	Exercised	Cancelled/ Expired	Number Outstanding as of December 31, 2024	Range of Exercise Price
2017	March 2025 - June 2025	126	—	—	—	126	$0.14 - $21.80
2019	March 2025 - April 2027	44	—	—	—	44	$0.14 - $21.80
2022	August 2025 - December 2029	123	—	(6)	—	117	$0.14 - $168.35
2023	December 2025 - April 2029	3,211	—	(780)	—	2,431	$3.25 - $5.26

Total number of shares underlying warrants		3,504	—	(786)	—	2,718

Warrant Exercises

During the year ended December 31, 2024, the Company issued 786,000 shares of its common stock upon exercise of warrants and received proceeds of $2,000. The exercise price of all shares exercised during the year ended December 31, 2024 ranged from $0.001 to $0.14.

During the year ended December 31, 2023, the Company issued 696,000 shares of its common stock upon exercise of warrants and received proceeds of $30,000. The exercise price of all shares exercised during the year ended December 31, 2023 ranged from $0.001 to $0.14.

Common Stock

Upon completion of the Kineta-Yumanity Merger in December 2022, the number of authorized shares of common stock of the Company was adjusted to 125,000,000 with a par value of $0.001 and all non-voting shares became voting shares. As of December 31, 2024, there were 12,265,496 shares issued and outstanding.

KINETA, INC.

Notes to Consolidated Financial Statements

Common stock reserved for future issuance consisted of the following as the period presented:

December 31, 2024
(in thousands)
Shares reserved for stock options to purchase common stock under equity incentive plans	2,331
Shares reserved for future issuance of equity awards	766
Shares reserved for exercise of warrants	2,718

Total	5,815

On April 22, 2024, the Company entered into the Settlement Agreement with RLB to continue RLB’s investment in the Company and to resolve any and all potential claims or causes of action in connection with RLB’s failure to purchase $2.5 million of shares of the Company’s common stock pursuant to a financing agreement, dated as of June 5, 2022, as amended on October 24, 2022, December 5, 2022, March 29, 2023, May 1, 2023, July 21, 2023 and October 13, 2023.

Pursuant to the Settlement Agreement, on April 23, 2024, the Company received cash proceeds of $500,000 from RLB and on May 1, 2024, the Company issued 903,995 shares of its common stock to RLB.

During the year ended December 31, 2024, the Company issued 786,000 shares of its common stock upon exercise of warrants and received proceeds of $2,000. The exercise price of all shares exercised was $0.001.

During the year ended December 31, 2024, the Company issued 91,000 shares of its common stock for license expenses and recorded $250,000 as license expense within research and development expense.

During the year ended December 31, 2024, the Company issued 82,000 shares of its common stock for professional services and recorded $219,000 as consulting expense within general and administrative expense.

During the year ended December 31, 2024, the Company issued 5,000 shares of its common stock upon vesting of restricted stock units.

For the year ended December 31, 2023, the Company issued 1.2 million shares of its common stock and issued pre-funded warrants exercisable for up to 1,257,387 shares of our common stock to institutional and individual investors, raising net proceeds of $8.6 million.

Private Placement

The Private Placement (see Note 1) provides for the issuance of shares of the Company’s common stock in two closings, one of which occurred immediately following the closing of the Kineta-Yumanity Merger and one of which was expected to occur on April 15, 2024. The first closing of the Private Placement occurred on December 16, 2022 and the Company issued 649,346 shares of its common stock and received net proceeds of $7.4 million to investors that are related parties.

In connection with the Private Placement in December 2022, the Company issued 104,000 warrants to purchase shares of the Company’s non-voting common stock to investors in the Private Placement, each at an exercise price of $0.14, with exercise contingent upon the Kineta-Yumanity Merger closing and exercisable following the first closing of the Private Placement. The Company determined the contingent exercise provisions were indexed to the Company’s operations and the warrants qualified for equity classification.

KINETA, INC.

Notes to Consolidated Financial Statements

The second closing of the Private Placement was expected to occur on April 15, 2024, however, the investors failed to fulfill their contractual obligation to fund and the second closing did not occur. Had the second closing of the Private Placement occurred, the Company would have been obligated to issue a number of shares of its common stock based on the aggregate purchase price of $22.5 million divided by the purchase price equal to (a) the VWAP, plus (b) 10% of the VWAP; provided, however, that the share purchase price shall be at least equal to the closing price of the Company’s common stock on March 29, 2023. The Company determined that its obligation to issue additional shares of its common stock in the second closing at a premium to the VWAP was a freestanding financial instrument and a future right, which is subject to fair value. Accordingly, at inception the future right was recorded as an other asset in the Company’s consolidated balance sheet at its fair value equal to 10% of the second closing amount, or $2.3 million. The remaining proceeds from the first closing were allocated to the shares of common stock issued in the first closing and to the warrants as such instruments are equity-classified. The future right was subject to remeasurement at each reporting date and the Company used the Monte Carlo simulation method to determine fair value of approximately $3.8 million as of December 31, 2023 and zero as of December 31, 2024 as the second closing did not occur. The Company incurred insignificant issuance costs related to the Private Placement.

9.	Licensing Revenue Agreement

Merck

In June 2023, the Company achieved a development milestone pursuant to the Merck Neuromuscular License Agreement, which triggered a $5.0 million payment. This collaboration focused on the discovery and development of novel candidates for the treatment of ALS. Merck will continue to advance the research program for the ALS pipeline, one of the two pipeline programs licensed under the Merck Neuromuscular License Agreement. As a result, the Company is eligible to receive up to an additional $255.0 million in development milestones, sales milestones and royalties on net sales. Following this milestone, Merck will assume sole responsibility for all future development and commercialization for the ALS program. The Company recognized revenue of zero for the year ended December 31, 2024 and one-time licensing revenue of $5.0 million for the year ended December 31, 2023 under the Merck Neuromuscular License Agreement.

10. Collaboration Agreement

The following table shows the activity for the Company’s collaboration revenue agreement and deferred revenue (in thousands):

	December 31,
	2024	2023
	(in thousands)
Balance as of beginning of period	$—	$442
Decrease for provision of research services	—	(442)

Balance as of end of period	$—	$—

Merck

In connection with the Kineta-Yumanity Merger, the Company became the successor in interest to the Merck Neuromuscular License Agreement with Merck to support research, development and commercialization of products for treatment of neuromuscular diseases, including amyotrophic lateral sclerosis (“ALS”). The Company recognized collaboration revenue of zero for the year ended December 31, 2024 and $442,000 for the year ended December 31, 2023, due to completion of research and development services provided by us. As of

KINETA, INC.

Notes to Consolidated Financial Statements

December 31, 2024 and 2023, the Company had zero in deferred revenue under the Merck Neuromuscular License Agreement.

11. Stock-Based Compensation

2008 Equity Incentive Plan

The Company’s 2008 Equity Incentive Plan (the “2008 Plan”) provided for the grant of incentive stock options, non-statutory stock options, restricted stock awards and restricted stock units to employees and non-employee service providers of the Company. Under the 2008 Plan, the exercise price of stock options granted were at 100% of the estimated fair market value of the Company’s common stock on the date of grant and the contractual term of stock options granted were between five and ten years. Options become vested and, if applicable, exercisable based on terms determined by the Company’s board of directors or other plan administrator on the date of grant, which is continued employment or service as defined in each option agreement.

In 2018, the 2008 Plan expired and 86,000 stock options granted prior to the 2008 Plan expiration remain outstanding as of December 31, 2024.

2010 Equity Incentive Plan

The Company’s 2010 Equity Incentive Plan (the “2010 Plan”) provided for the grant of incentive stock option, non-statutory stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards to employees and non-employee service providers of the Company. Under the 2010 Plan, the exercise price of stock options granted were at 100% of the estimated fair market value of the Company’s common stock on the date of grant and the contractual term of stock options granted did not exceed ten years. Options become vested and, if applicable, exercisable based on terms determined by the Company’s board of directors or other plan administrator on the date of grant, which is continued employment or service as defined in each option agreement. Stock appreciation rights (“SARs”) provide a participant with the right to receive the aggregate appreciation in stock price over the market price of the Company’s common stock at the date of grant, payable in cash. The rights granted have varying vesting terms, including SARs that vest immediately on the grant date and upon satisfaction of the service-based requirement, typically three to five years. The maximum fair value is limited to four times the exercise price.

In February 2020, the 2010 Plan expired and 99,000 stock options granted prior to the expiration remain outstanding as of December 31, 2024.

2020 Equity Incentive Plan

The Company’s 2020 Equity Incentive Plan (the “2020 Plan”) authorizes the grant of equity awards for up to 206,000 shares of the Company’s voting common stock and 206,000 of the Company’s non-voting common stock.

The 2020 Plan provides for the grant of incentive stock options, non-statutory stock options and restricted stock to employees and non-employee service providers. Under the 2020 Plan, the contractual term of stock options shall not exceed ten years and the exercise price of stock options granted shall not be less than 100% of the estimated fair market value of the Company’s common stock on the date of grant. However, the exercise price of incentive stock options granted to a 10% stockholder shall not be less than 110% of the fair market value of the common stock on the date of grant and the contractual term shall not exceed ten years. Options become vested and, if applicable, exercisable based on terms determined by the Company’s board of directors or other plan

KINETA, INC.

Notes to Consolidated Financial Statements

administrator on the date of grant, which is continued employment or service as defined in each option agreement. Restricted stock has vesting terms that vest immediately on the grant date or upon satisfaction of the service-based requirement, typically four years or the performance-based requirement. The Company has a repurchase right exercisable upon termination of continuous service with respect to restricted stock for any shares that are issued and unvested.

In December 2022, the 2020 Plan expired and 181,000 stock options granted prior to the 2020 Plan expiration remain outstanding as of December 31, 2024.

2022 Equity Incentive Plan

In December 2022, the Company approved the 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan provides for the grant of incentive stock option, non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), performance units and performance shares to employees, directors and independent contractors of the Company. Under the 2022 Plan, the exercise price of stock options grants shall be at 100% fair market value of the Company’s common stock on the date of grant and the contractual term of stock options granted shall not exceed ten years. Options become vested and, if applicable, exercisable based on terms determined by the Company’s board of directors or other plan administrator on the date of grant, which is continued

employment or service as defined in each option agreement. SARs provide a participant with the right to receive the aggregate appreciation in stock price over the market price of the Company’s common stock at the date of grant, payable in cash or in shares of equivalent value.

Stock Option Activity

The following table summarizes stock option activity under the Company’s equity incentive plans:

	Outstanding Stock Options	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
	(in thousands, except per share amounts and years)
December 31, 2023	1,975	$9.00	7.6	$604
Granted	1,028	$0.38
Exercised	—	$—
Forfeited	(506)	$7.07
Expired	(166)	$11.39

Outstanding as of December 31, 2024	2,331	$5.45	8.2	$—

Exercisable as of December 31, 2024	1,295	$8.67	7.6	$—

Annual Stock Awards and Employee Retention Policy

On April 11, 2024, the Compensation Committee of the Board approved and on April 14, 2024, the Board approved and adopted the Annual Stock Awards and Employee Retention Policy (the “Policy”), which will provide retention awards to key employees, including certain of the Company’s named executive officers. Under the Policy, the Company’s former Chief Executive Officer and the Company’s Chair of the Board, Shawn Iadonato, Ph.D., the Company’s President, Craig W. Philips, the Company’s Chief Financial Officer, Keith A.

KINETA, INC.

Notes to Consolidated Financial Statements

Baker, and the Company’s Chief Scientific Officer, Thierry Guillaudeux, Ph.D., received option awards to purchase 225,000, 225,000, 225,000 and 225,000 shares of the Company’s common stock, respectively. The awards are subject to three-part vesting: (i) 25% of the shares will vest upon award; (ii) 50% of shares will vest in the event of a Transaction or a Qualified Transaction, as such terms are defined in the Policy; and (iii) 25% of the shares will vest and become exercisable over the 36-month period following the award on the one-month anniversary of the vesting commencement date, subject to the optionee’s continued service through each vesting date.

Nonrecourse Promissory Notes for Stock Options Exercised

In March 2021, an employee exercised 56,000 vested stock options and entered into a nonrecourse promissory note in the amount of $0.4 million with the Company. The promissory note provides for a fixed interest rate of 2.0% and payment is required upon the earlier of (i) the sale of the Company, (ii) the borrower’s sale of any of the shares, (iii) five years from the date the promissory note agreement was executed, and (iv) material breach by borrower of any written agreements with the Company, including but not limited to the employment agreement and Company policies. Payment may also be triggered in other specified circumstances. The promissory note remains outstanding as of December 31, 2024.

Fair Value of Stock Options

The fair value of stock options granted for employee and non-employee awards was estimated at the grant date using the Black-Scholes option pricing model based on the following assumptions:

	Years Ended December 31,
	2024	2023
Expected volatility	121.8% -124.9%	111.1% -113.1%
Expected term (years)	1.00	5.35 - 6.08
Risk-free interest rate	4.19% - 5.07%	3.4% - 4.4%
Expected dividend yield	0%	0%

Restricted Stock

The Company has granted RSUs under its equity incentive plans with both service-based and performance-based vesting conditions. As of December 31, 2024, the Company had zero outstanding RSUs.

The following table summarizes the Company’s restricted stock activity consisting of RSUs:

	Number of Restricted Stock (RSUs)	Weighted- Average Grant Date Fair Value Per Share
Outstanding and unvested as of December 31, 2023	7,516	$27.14
Exercised/Released	(6,484)	$27.20
Cancelled/Forfeited	(1,032)	$26.16

Outstanding and unvested as of December 31, 2024	—

KINETA, INC.

Notes to Consolidated Financial Statements

Stock-Based Compensation

The following table summarizes total stock-based compensation included in the Company’s consolidated statements of operations:

	Years Ended December 31,
	2024	2023
	(in thousands)
Research and development	$259	$608
General and administrative	981	3,246

Total stock-based compensation	$1,240	$3,854

As of December 31, 2024, there was $920,000 of unrecognized stock-based compensation related to stock options outstanding, which is expected to be recognized over a weighted-average remaining service period of 1.6 years.

12. Income Taxes

The Company had no income tax expense for the years ended December 31, 2024 and 2023 due to its history of operating losses. The components of income tax expense (benefit) are as follows:

	Years Ended December 31,
	2024	2023
	(in thousands)
Deferred	$(2,896)	$(2,000)
Change in valuation allowance	2,896	2,000

Total	$—	$—

A reconciliation of the Company’s federal income tax rate and effective income tax rate is as follows:

	Years Ended December 31,
	2024	2023
Federal income taxes	21.0%	21.0%
Research and development tax credits	1.4%	2.7%
Change in valuation allowance	(17.0)%	(14.2)%
Debt fair value adjustment	(4.7)%	2.3%
Stock based compensation	(0.6)%	(6.7)%
Expiration of capital loss carryforward	(0.1)%	(2.1)%
Deferred reconciliation adjustments	0.0%	(2.4)%
Transaction costs	0.0%	(0.4)%
Other, net	0.0%	(0.2)%

Effective income tax rate	0.0%	0.0%

Deferred tax assets and liabilities reflect the net tax effects of net operating loss and tax credit carryforwards and temporary differences between the carrying amount of assets and liabilities for financial reporting and the amounts used for tax purposes. Significant components of the Company’s deferred tax assets and liabilities are summarized as follows:

KINETA, INC.

Notes to Consolidated Financial Statements

	Years Ended December 31,
	2024	2023
	(in thousand)
Deferred tax assets:
Net operating losses	$148,105	$145,232
Research and development credits	23,130	22,899
Capitalized research and development expenses	4,212	4,409
Stock-based compensation	1,961	1,807
Operating lease liability	—	115
Capital loss carryforward	—	19
Accrued expenses	126	214
Intangibles	48	57

Total deferred tax assets	177,582	174,752
Less: Valuation allowance	(177,533)	(174,637)

Total deferred tax assets less valuation allowance	49	115
Deferred tax liabilities:
Partnership basis deferred	(49)	(15)
Right-of-use asset	—	(100)

Total deferred tax liabilities	(49)	(115)

Net deferred tax assets	$—	$—

The Company determines its valuation allowance on deferred tax assets by considering both positive and negative evidence in order to ascertain whether it is more likely than not that deferred tax assets will be realized. Realization of deferred tax assets is dependent upon the generation of future taxable income, if any, the timing and amount of which are uncertain. Due to the Company’s recent history of operating losses, the Company believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a valuation allowance on its deferred tax assets. The valuation allowance increased by $2.9 million for the year ended December 31, 2024 and $2.0 million for the year ended December 31, 2023.

As of December 31, 2024, the Company has federal net operating loss carryforwards of approximately $563.3 million of which approximately $304.2 million begins to expire in 2027. The remaining balance can be carried forward indefinitely with utilization limited to 80% of future taxable income. The Company has general business credit carryforwards of $24.2 million as of December 31, 2024, which will begin to expire in 2027. As of December 31, 2024, the Company has state net operating loss carryforwards of $489.9 million, which will begin to expire in 2030.

Utilization of U.S. federal and state net operating loss carryforwards and research and development tax credit carryforwards may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code of 1986 (“Section 382”), and corresponding provisions of state law, due to ownership changes that may have occurred previously or that could occur in the future. These ownership changes may limit the amount of carryforwards that can be utilized annually to offset future taxable income. The Company continues to evaluate whether a change of control has occurred for previous mergers and other shareholder events. We have recorded a full valuation allowance against our net deferred tax assets at each balance sheet date.

The Tax Cuts and Jobs Act contained a provision which requires the capitalization of Section 174 costs incurred in years beginning on or after January 1, 2022. Section 174 costs are expenditures which represent research and

KINETA, INC.

Notes to Consolidated Financial Statements

development costs that are incident to the development or improvement of a product, process, formula, invention, computer software, or technique. This provision changes the treatment of Section 174 costs such that the expenditures are no longer allowed as an immediate deduction but rather must be capitalized and amortized. The Company has included the impact of this provision, which results in a deferred tax asset of approximately $4.2 million as of December 31, 2024 and approximately $4.4 million as of December 31, 2023.

On August 16, 2022, the Inflation Reduction Act (“IRA”) was enacted into US law. Effective for tax years beginning after December 31, 2022, the IRA imposes a 15% corporate minimum tax, a 1% excise tax on share repurchases, and creates and extends certain tax-related energy incentives. Management does not expect the tax-related provisions of the IRA to have a material impact on the Company’s consolidated financial statements.

Unrecognized Tax Benefits

The unrecognized tax benefits, if recognized, would not have an impact on the Company’s effective tax rate assuming the Company continues to maintain a full valuation allowance position. As of December 31, 2024, no significant increases or decreases are expected to the Company’s uncertain tax positions within the next twelve months.

	Years Ended December 31,
	2024	2023
	(in thousands)
Beginning balance of unrecognized tax benefits	$1,000	$828
Gross increases based on tax positions related to current year	77	172

Ending balance of unrecognized tax benefits	$1,077	$1,000

Interest and penalties related to the Company’s unrecognized tax benefits accrued as of December 31, 2024 were not material. The Company does not expect its uncertain tax positions to have material impact on its consolidated financial statements within the next twelve months. All of the unrecognized tax benefits as of December 31, 2024 are accounted for as a reduction in the Company’s deferred tax assets.

The Company files federal and state income tax returns subject to varying statutes of limitations. Due to net operating loss carryforwards, the Company’s income tax returns generally remain subject to examination by federal and state tax authorities.

13. Net Loss Per Share

The following table summarizes the computation of basic and diluted net loss per share:

	Years Ended December 31,
	2024	2023
	(in thousands, excepts per share amounts)
Numerator:
Net loss attributable to Kineta, Inc.	$(17,132)	$(14,099)

Denominator:
Weighted-average common shares outstanding, basic and diluted(1)	12,100	11,054
Net loss per share, basic and diluted	$(1.42)	$(1.28)

KINETA, INC.

Notes to Consolidated Financial Statements

1.

Included in the denominator for the years ended December 31, 2024 and 2023, were 286,000 and 628,000 weighted-average shares of common stock warrants, respectively, with exercise prices of $0.001 and $0.14 issued for nominal consideration.

The following outstanding potentially dilutive common stock equivalents were excluded from the computation of diluted net loss per share as of the periods presented because including them would have been antidilutive:

	Years Ended December 31,
	2024	2023
	(in thousands)
Warrants to purchase common stock	2,559	2,560
Common stock options	2,331	1,975
Vested restricted stock subject to recall	56	56
Unvested restricted stock subject to repurchase	—	8

Total	4,946	4,599

Defined Contribution Plan

The Company sponsors a 401(k) Plan whereby all employees are eligible to participate in the 401(k) Plan after meeting certain eligibility requirements. Participants may elect to have a portion of their salary deferred and contributed to the 401(k) plan, subject to certain limitations. The Company provided matching contributions of $51,000 for the year ended December 31, 2024 and $115,000 for the year ended December 31, 2023.

14. Related Party Transactions

Stock Purchases

Pursuant to the Settlement Agreement, on April 23, 2024, the Company issued 903,995 shares of its common stock to a company controlled by a director.

During the year ended December 31, 2023, five members of the Company’s executive management purchased 43,000 shares of the Company’s common stock on the open market and one director of the Company purchased 5,000 shares of the Company’s common stock on the open market.

RSU Vesting

During the year ended December 31, 2024, the Company issued 5,000 shares of its common stock to members of the Company’s executive management upon vesting of restricted stock units. During the year ended December 31, 2023, the Company issued

123,000 shares of its common stock to members of the Company’s executive management and 10,000 shares to directors of the Company, upon vesting of restricted stock units.

Warrant Exercises

During the year ended December 31, 2023, the Company issued 3,000 shares of its common stock to members of the Company’s executive management and 64,000 shares to a director of the Company, upon exercise of outstanding warrants.

KINETA, INC.

Notes to Consolidated Financial Statements

15. Segment Reporting

The Company operates as a single reportable segment, which is primarily engaged in the development of next-generation immunotherapies. The Company has concluded that its President is the chief operating decision maker (“CODM”) for the year ended December 31, 2024 and its former CEO and President together were the CODM for the year ended December 31, 2023. The CODM reviews the Company’s performance and allocates resources on a consolidated basis. As a result, all financial information is disclosed in accordance with ASC 280-10 for a single reportable segment.

Basis of Presentation

The accounting policies of the segment are the same as those described in the summary of significant accounting policies. Segment information is prepared on the same basis that the CODM uses for internal management reporting.

Segment Information

The following table presents information about the Company’s segment for the years ended December 31, 2024 and 2023:

	Years Ended December 31,
	2024	2023
	(in thousands)
Revenue	$—	$5,442
Operating Loss	$(13,532)	$(15,723)
Segment Assets	$1,019	$10,281
Capital Expenditures	$—	$—
Depreciation and Amortization	$—	$9

Significant Expenses:

The following table presents the Company’s significant operating expenses for the years ended December 31, 2024 and 2023:

	Year Ended December 31, 2024			Year Ended December 31, 2023
	Research and Development	General and Administrative	Total	Research and Development	General and Administrative	Total
Operating expenses:
Personnel	$920	$2,912	$3,832	$1,636	$6,719	$8,355
Facilities	94	642	736	428	934	1,362
Professional Services	—	3,175	3,175	44	2,968	3,012
Travel	31	92	123	15	185	200
Insurance and Other	68	1,055	1,123	58	1,356	1,414
Research and development—Direct	4,255	—	4,255	6,782	—	6,782
Office Expenses	19	268	287	51	323	374
Taxes	—	1	1	9	(352)	(343)
Depreciation	—	—	—	—	9	9

Total operating expenses	$5,387	$8,145	$13,532	$9,023	$12,142	$21,165

KINETA, INC.

Notes to Consolidated Financial Statements

Entity-Wide Disclosures

In addition to the segment information, the Company provides entity-wide disclosures about its products and services, geographic areas, and major customers. The Company did not generate revenue for the year ended December 31, 2024 and generated license and collaboration revenue from one customer located in the United States for the year ended December 31, 2023.

The Company currently operates only in the United States and there were no long-lived assets outside of the United States as of December 31, 2024 and 2023.

16. Subsequent Events

The Company evaluated subsequent events through the date these consolidated financial statements were issued to determine if they must be reported. The management of the Company determined there were no reportable subsequent events other than as described below.

Clinical Trial Funding Agreement

Subsequent to December 31, 2024, pursuant to the Clinical Trial Funding Agreement, the Company received cash of $552,000 from TuHURA to reimburse the Company for clinical trial expenses related to KVA12123 and received cash of $250,000 as a loan.

Pacira Asset Sale

On January 8, 2025, Kineta’ subsidiary, KCP, entered into an exclusivity agreement (“KCP506 Exclusivity Agreement”) with Pacira Pharmaceuticals, Inc. (“Pacira”). Pursuant to the KCP506 Exclusivity Agreement, the Company received cash of $50,000 as an exclusivity payment from Pacira in January 2025.

On February 4, 2025, KCP entered into an Asset Purchase Agreement (the “Pacira APA”) with Pacira. Under the terms of the Pacira APA, Pacira will acquire certain assets from Kineta related to the development of KCP-506. The assets being acquired include intellectual property rights, assumed contracts, permits, inventory, tangible personal property, business records, warranties, and deposits. The purchase price for these assets is $450,000, which will be paid in cash, plus the assumption of certain liabilities associated with the acquired assets. The Pacira APA stipulates that the assets will be transferred free and clear of all encumbrances. Additionally, the Pacira APA includes provisions for indemnification, confidentiality, and further assurances to facilitate the smooth transfer and continued operation of the acquired assets. The closing of the transaction is subject to customary closing conditions and is expected to occur in the first quarter of 2025. In February 2025, the Company received cash of $450,000 pursuant to the asset purchase agreement.

HCRX Asset Sale

The license agreements with each of Merck & Co., Inc., Genentech, Inc. and FAIR Therapeutics, B.V., (collectively, the “Partnered Programs”) were sold to HCRX pursuant to the HCRX Agreement, pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the HCRX Agreement, Kineta will sell to HCRX all of Kineta’s rights, title and interest in and to the Partnered Programs, for a purchase price of $1.00 in cash and the right to receive 72.5% or 45%, as applicable, of any milestone or royalty payments payable to Kineta pursuant to the Partnered Programs for a period not to exceed six years.

KINETA, INC.

Notes to Consolidated Financial Statements

GigaGen

VISTA Agreement Third Amendment

On January 29, 2025, Kineta and GigaGen entered into the Third Amendment to Option and License Agreement (the “Third Amendment to VISTA Agreement”) to, among other things, amend the development and regulatory milestone payments under the VISTA Agreement. Pursuant to the Third Amendment to VISTA Agreement, GigaGen is eligible to receive approximately $20.3 million in development and regulatory milestone payments, including payments previously paid by Kineta.

CD27 Asset Transfer

GigaGen and Kineta entered into a Termination and Mutual Release Agreement, effective January 29, 2025, to terminate their existing CD27 Agreement. The termination is mutually agreed upon and is not due to any fault or breach by either party. GigaGen waived all accrued fees amounting to $180,000 and any future payments from Kineta. Kineta assigned all rights to its sole and joint inventions and patents related to the CD27 program back to GigaGen and transferred all related data and regulatory filings. Both parties released each other from any claims related to the CD27 Agreement and agreed to maintain confidentiality and cooperate in perfecting the transfer of intellectual property.

KINETA, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash	$304	$634
Restricted cash	4	4
Prepaid expenses and other current assets	534	381

Total current assets	842	1,019

Total assets	$842	$1,019

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,886	$3,901
Accrued expenses and other current liabilities	1,413	2,361
Exclusivity Payments and advances	6,005	5,995
Notes payable, current portion	629	629
Loan advances	1,102	—

Total current liabilities	14,035	12,886

Total liabilities	14,035	12,886
Commitments and contingencies (Note 6)
Stockholders’ Deficit:
Common stock, $0.001 par value; 125,000 shares authorized as of March 31, 2025 and December 31, 2024; 13,540 and 12,265 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	14	12
Additional paid-in capital	171,125	170,878
Accumulated deficit	(184,597)	(182,921)

Total stockholders’ deficit attributable to Kineta, Inc.	(13,458)	(12,031)
Noncontrolling interest	265	164

Total stockholders’ deficit	(13,193)	(11,867)

Total liabilities and stockholders’ deficit	$842	$1,019

See the accompanying notes to the unaudited condensed consolidated financial statements.

KINETA, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Operating expenses:
Research and development	617	2,726
General and administrative	1,403	3,680

Total operating expenses	2,020	6,406

Loss from operations	(2,020)	(6,406)

Other (expense) income :
Gain on sale of assets	500	—
Interest income	—	48
Interest expense	(55)	(42)
Change in fair value of rights from Private Placement	—	(3,832)
Other (expense) income, net	—	(17)

Total other (expense) income, net	445	(3,843)

Net loss	$(1,575)	$(10,249)
Net income (loss) attributable to noncontrolling interest	101	(11)

Net loss attributable to Kineta, Inc.	$(1,676)	$(10,238)

Net loss per share, basic and diluted	$(0.13)	$(0.87)
Weighted-average shares outstanding, basic and diluted	12,902	11,738

See the accompanying notes to the unaudited condensed consolidated financial statements.

KINETA, INC.

Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

(in thousands)

(Unaudited)

	Common Stock		Additional Paid-In Capital Amount	Accumulated Deficit	Total Shareholders’ Equity (Deficit) Attributable to Kineta	Noncontrolling Interest	Total Shareholders’ Equity (Deficit)
	Shares	Amount
Balance as of December 31, 2023	10,397	$10	$168,669	$(165,789)	$2,890	$169	$3,059
Issuance of common stock upon exercise of warrants	780	1	—	—	1	—	1
Issuance of common stock for services	173	—	469	—	469	—	469
Stock-based compensation	—	—	477	—	477	—	477
Net loss	—	—	—	(10,238)	(10,238)	(11)	(10,249)

Balance as of March 31, 2024	11,350	$11	$169,615	$(176,027)	$(6,401)	$158	$(6,243)

	Common Stock		Additional Paid-In Capital Amount	Accumulated Deficit	Total Stockholders’ Deficit Attributable to Kineta	Noncontrolling Interest	Total Stockholders’ Deficit
	Shares	Amount
Balance as of December 31, 2024	12,265	$12	$170,878	$(182,921)	$(12,031)	$164	$(11,867)
Issuance of common stock and pre-funded warrants	1,225	2	—	—	2	—	2
Issuance of common stock upon exercise of warrants	50	—	6	—	6	—	6
Stock-based compensation	—	—	241	—	241	—	241
Net loss	—	—	—	(1,676)	(1,676)	101	(1,575)

Balance as of March 31, 2025	13,540	$14	$171,125	$(184,597)	$(13,458)	$265	$(13,193)

See the accompanying notes to the unaudited condensed consolidated financial statements.

KINETA, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Operating activities:
Net loss	$(1,575)	$(10,249)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of rights from Private Placement	—	3,832
Change in fair value of notes payable	—	9
Non-cash stock-based compensation	241	477
Non-cash operating lease expense	—	199
Common stock issued for services	—	469
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(153)	(193)
Accounts payable	985	2,432
Accrued expenses and other current liabilities	(948)	(759)
Operating lease liability	—	(228)
Deferred revenue	10	—

Net cash used in operating activities	(1,440)	(4,011)
Financing activities:
Proceeds from loan advances	1,102	—
Proceeds from issuance of common stock and pre-funded warrants	2	—
Proceeds from exercise of warrants	6	1

Net cash provided by financing activities	1,110	1

Net change in cash and restricted cash	(330)	(4,010)
Cash and restricted cash at beginning of year	638	5,858

Cash and restricted cash at end of year	$308	$1,848

Components of cash and restricted cash:
Cash	$304	$1,773
Restricted cash	4	75

Total cash and restricted cash	$308	$1,848

Supplemental disclosure of cash flow information:
Cash paid for interest	$23	$5

See the accompanying notes to the unaudited condensed consolidated financial statements.

KINETA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1. Organization and Liquidity

Description of Business

Kineta, Inc. (together with its subsidiaries, “Kineta” or the “Company”) is headquartered in Mercer Island, Washington.

The Company is a clinical-stage biotechnology company with a mission to develop next-generation immunotherapies that transform patients’ lives. Kineta has leveraged its expertise in innate immunity and is focused on discovering and developing potentially differentiated immunotherapies that address the mechanisms of cancer immune resistance. Kineta Chronic Pain, LLC (“KCP”) was formed to develop new innovative therapies for pain management. Kineta Viral Hemorrhagic Fever, LLC (“KVHF”) was formed to develop a direct acting anti-viral therapy for the treatment of emerging diseases.

As of March 31, 2025, the Company owned a majority interest of the outstanding issued equity of KCP.

Proposed Merger Transaction with TuHURA Biosciences, Inc.

On December 11, 2024, Kineta entered into an Agreement and Plan of Merger, which was amended by the First Amendment to the Agreement and Plan of Merger dated May 5, 2025 (as amended, the “Merger Agreement”) by and among TuHURA Biosciences, Inc., a Nevada corporation (“TuHURA”), Hura Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of TuHURA (“Merger Sub I”), Hura Merger Sub II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of TuHURA (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”), and Craig Philips, solely in his capacity as the representative, agent and attorney-in-fact of the stockholders of Kineta. Each capitalized term used herein but not otherwise defined has the meaning given to it in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, among other things and subject to the terms and conditions set forth therein, Merger Sub I will (a) merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger, also known as the “Surviving Entity”; and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Entity will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers” ), with Merger Sub II being the surviving company of the Second Merger, also known as the “Surviving Company.” The Mergers are intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share (the “Share”) of Kineta’s common stock, par value $0.001 per share (“Kineta Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in treasury by Kineta or held directly by TuHURA or the Merger Subs, which Shares will be cancelled, or (ii) Shares that are held by any holder who is entitled to demand and properly demands appraisal of such Shares of pursuant to, and in compliance with, Section 262 of the General Corporation Law of the State of Delaware) will thereupon be converted automatically into and will thereafter represent the right to receive, without interest, (x) the number of validly issued, fully paid and non-assessable shares of common stock, $0.001 par value per share, of TuHURA (“TuHURA Common Stock”) (rounded down to the nearest whole share subject to the payment of any cash in lieu of fractional shares as set forth in the Merger Agreement) equal to (i) the Initial Per Share Stock Consideration plus (ii) the Delayed Per Share Stock Consideration, (y) plus an amount in cash equal to (i) the Per Share Cash Consideration plus (ii) the Disposed Asset Payment Right (collectively, the Initial Per Share Stock Consideration, the Delayed Per Share Stock Consideration, the Per Share Cash Consideration and the Disposed Asset Payment Right, the “Merger Consideration”).

“Initial Per Share Stock Consideration” means the number of shares of TuHURA Common Stock being issued for each share of Kineta Common Stock, determined as follows:

•	the difference of $16,500,000 and any deductions if the Per Share Cash Consideration (as described below) is less than zero;

•	such difference in the first bullet, divided by $5.7528, such stock price, the “Parent Share Value”; and

•	with such resulting quotient from the second bullet, divided by the fully diluted Kineta Common Stock, all rounded down to six (6) decimal places.

“Delayed Per Share Stock Consideration” means the number of shares of TuHURA Common Stock being issued for each share of Kineta Common Stock, determined as follows:

•

the difference of $6,500,000 and (i) any liabilities incurred by TuHURA due to a breach of the undisclosed liabilities representation made by Kineta in the Merger Agreement; (ii) any and all losses incurred through the six months after the closing of the Merger (the “Closing”) and those losses estimated to be incurred TuHURA related to any stockholder litigation; and (iii) any amount to which the closing net working capital deficient is greater than $6,000,000;

•	such difference in the first bullet, divided by the Parent Share Value; and

•	with such resulting quotient from the second bullet, divided by the fully diluted Kineta Common Stock, all rounded down to six (6) decimal places.

“Per Share Cash Consideration” means an amount in cash for each share of Kineta Common Stock, determined as follows:

•

the difference of $12,000,000 and (i) $5,000,000 (as credit for the exclusivity payment already made by TuHURA to Kineta); (ii) $300,000 (as credit for the extension payment already made by TuHURA to Kineta); (iii) $695,000 (which represents advances already made by TuHURA to Kineta in connection with the exclusivity agreement); (iv) any Loaned Amount, if any; and (v) if the net working capital is less than $0, such difference (and if the net working capital is greater than $0, then such difference will be added to the $12,000,000 base cash consideration); and

•	such difference in the first bullet, divided by the fully diluted Kineta Common Stock, all rounded down to six (6) decimal places.

“Loaned Amount” means all principal and interest outstanding under any loan between TuHURA, on the one hand, and Kineta, on the other hand, consisting of (i) $250,000 that was previously advanced by TuHURA to Kineta, (ii) $250,000 to be advanced by TuHURA to Kineta on or before May 15, 2025, and (iii) $250,000 to be advanced by TuHURA to Kineta on or before June 3, 2025 (with the advance in foregoing clause (iii) being contingent upon TuHURA’s receipt of (A) proceeds from the Concurrent Investment or (B) proceeds from TuHURA stockholder warrant exercise payments due on May 30, 2025), in each case, for any expenses incurred by Kineta in the ordinary course of business or expenses incurred in connection with the Program Assets and approved by TuHURA, and such amount shall be paid by TuHURA to Kineta no later than five (5) Business Days after the request is made (and invoice or proof of expense is provided to TuHURA) as long as no event of default has occurred and is continuing under the Merger Agreement as of the date of such request and so long as the parties thereto are then still working in good faith toward a Closing.

“Disposed Asset Payment Right” means any cash payments received by the Company in connection with any permitted asset disposition (which may not relate to the assets associated with, derived from or relating to KVA12123) received from the Closing Date until the third-year anniversary thereof, extended up to a period of six years in aggregate after the Closing Date.

“net working capital” means any cash Kineta has at the Closing, plus $322,933 for prepaid expenses in connection with their trials minus any liabilities of Kineta at the Closing and any unpaid transaction expenses of the Company.

At the Effective Time, each In-the-Money Company Stock Option that is vested or unvested and held by a Person will become exercisable as set forth in the applicable Optionholder Treatment Agreement and, upon such exercise, the holder will be entitled to receive the Merger Consideration; each Out-of-the-Money Company Stock Option held by a Person will be canceled and extinguished for no consideration; the Pre-2023 Company Warrants will terminate upon their terms if such Pre-2023 Company Warrants are not exercised (if the Pre-2023 Company Warrants are exercised prior to the Effective Time, as a holder of the Shares, the holder of such Pre-2023 Company Warrants will be entitled to receive the Merger Consideration); and the 2023 Company Warrants will be entitled to the benefits as set forth in the applicable Warrantholder Treatment Agreement.

The Closing is subject to satisfaction or waiver of certain conditions including, among other things, (i) the required approval of the Mergers by Kineta’s stockholders, (ii) the accuracy of the representations and warranties, subject to certain materiality qualifications, (iii) the effectiveness of the registration statement of TuHURA pursuant to which shares of TuHURA Common Stock to be issued in the Mergers will be registered with the SEC, (iv) compliance by the parties with their respective covenants, (v) no law or order preventing the Mergers and related transactions, (vi) the listing of shares of TuHURA Common Stock issued as Merger Consideration to Kineta stockholders on The Nasdaq Capital Market, (vii) the absence of a continuing material adverse effect with respect to each of TuHURA and Kineta, (viii) the completion by TuHURA of a financing transaction that will result in gross proceeds to TuHURA of not less than $20 million, (ix) the approval by TuHURA’s stockholders of an amendment to its articles of incorporation increasing its authorized shares to 200,000,000 shares of TuHURA Common Stock and (x) Kineta having a maximum of $6,000,000 in estimated net working capital deficit at the Closing.

Going Concern and Capital Resources

The Company has incurred recurring net losses and negative cash flows from operations since inception and, as of March 31, 2025, had an accumulated deficit of $184.6 million. The net loss attributable to the Company was $1.7 million for the three months ended March 31, 2025. As of March 31, 2025, the Company had unrestricted cash of $304,000, and there is substantial doubt about its ability to continue as a going concern. Based on Kineta’s current operating plans, Kineta does not have sufficient cash and cash equivalents to fund its operating expenses and capital expenditures for at least the next 12 months from the filing date of this Quarterly Report on Form 10-Q.

Kineta is exploring strategic alternatives that may include, but are not limited to, sale of assets of the Company, a sale of the Company, licensing of assets, a merger, liquidation or other strategic action.

On July 3, 2024 (the “Effective Date”), the Company entered into an exclusivity and right of first offer agreement (the “Exclusivity Agreement”) by and between the Company and TuHURA.

Pursuant to the Exclusivity Agreement, among other things, Kineta has granted TuHURA an exclusive right to acquire Kineta’s worldwide patents, patent rights, patent applications, product and development program assets, technical and business information, and other rights and assets associated with and derived from its development program related to KVA12123, the Company’s VISTA blocking immunotherapy, during the period commencing as of the Effective Date and continuing through the first to occur of (a) the execution of any Definitive Agreement (as defined in the Exclusivity Agreement) with respect to a Potential Transaction (as defined in the Exclusivity Agreement) by TuHURA or one or more of its affiliates and (b) 11:59 PM Eastern Time on October 1, 2024, subject to extension as noted in the following sentence (the “Exclusivity Period”). In the event that the Parties are engaged in good faith discussions regarding a Potential Transaction on the date on which the Exclusivity Period (or any renewal thereof) is scheduled to expire and TuHURA has not yet closed the transactions contemplated by that previously announced agreement and plan of merger by and among TuHURA, Kintara Therapeutics, Inc. (“Kintara”) and Kayak Mergeco, Inc., a wholly-owned subsidiary of Kintara, then on such date, the Exclusivity Period shall automatically renew for an additional ten (10) day period (a “Renewal Period”) (up to a total of two (2) renewal periods for an aggregate of twenty (20) days).

In consideration for Kineta’s compliance with its obligations set forth in the Exclusivity Agreement, TuHURA paid to Kineta $5.0 million (the “Exclusivity Payment”) in July 2024. The Exclusivity Payment is included on the balance sheets. No later than two (2) business days after a Renewal Period has started (to be confirmed in writing by both Parties), TuHURA shall pay an additional $150,000 as an additional Exclusivity Payment, in an amount not to exceed $300,000 for the two (2) available Renewal Periods. The Exclusivity Payment will be credited against the initial cash consideration that may be payable to Kineta pursuant to any Definitive Agreement (if any) between Kineta and TuHURA and/or its affiliates with respect to a Potential Transaction. In October 2024, TuHURA exercised its right to extend the Exclusivity Agreement and paid the Company $300,000 in Exclusivity Payments.

Kineta may seek additional funds through equity or debt financings or through collaborations, licensing transactions or other sources that may be identified through the Company’s strategic process. However, there can be no assurance that Kineta will be able to complete any such transactions on acceptable terms or otherwise. The failure to obtain sufficient funds on commercially acceptable terms when needed would have a material adverse effect on Kineta’s business, results of operations, and financial condition. These factors raise substantial doubt about Kineta’s ability to continue as a going concern.

Kineta does not currently have any commitments for future funding or additional capital. The Company is pursuing litigation or seeking other settlements against certain investors for the failure to fund. Due to the lack of commitments for future funding or additional capital, Kineta has paused or significantly scaled back the development or commercialization of its future product candidates or other research and development initiatives. If Kineta is unable to complete a strategic transaction or raise additional capital in sufficient amounts, Kineta will not be able to continue its business and the Company may need to file for bankruptcy protection.

Political and Geopolitical Developments

Geopolitical developments, such as the current conflict in Ukraine and the conflict in Israel and the Gaza Strip or deterioration in the bilateral relationship between the United States and China, may impact government spending, international trade and market stability, and cause weaker macro-economic conditions. The impact of these developments, including any resulting sanctions, export controls or other restrictive actions that may be imposed against governmental or other entities in, for example, Russia, have in the past contributed and may in the future contribute to disruption, instability and volatility in the global markets, which in turn could adversely impact the Company’s operations and weaken the Company’s financial results. Certain political developments may also lead to uncertainty to regulations and rules that may materially affect the Company’s business.

Under the current U.S. administration, there is significant and increasing uncertainty about the future relationship between the United States, China, and other exporting countries, including with respect to trade policies, treaties, government regulations, and tariffs. On April 9, 2025, President Trump announced a pause to previously announced tariffs on most countries for 90 days. Countries subject to the pause on the tariffs are still to be subject to the baseline 10% tariff. Changes in laws or policies governing the terms of trade could have a material adverse effect on our business and financial results.

2. Summary of Significant Accounting Policies

Unaudited Interim Financial Information

The unaudited condensed consolidated balance sheet as of December 31, 2024 was derived from the Company’s audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying unaudited condensed consolidated financial statements, as of March 31, 2025 and for the three months ended March 31, 2025, are unaudited and have been prepared by the Company pursuant to the rules and regulations of the SEC for interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures are adequate to make the information presented not misleading. There have been no changes to the Company’s significant accounting policies described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 7, 2025 (the “2024 Annual Report on Form 10-K”). These unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements and the notes thereto for the year ended December 31, 2024 included in the 2024 Annual Report on Form 10-K. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair statement of the Company’s condensed consolidated financial position as of March 31, 2025 and condensed consolidated results of operations and cash flows for the three months ended March 31, 2025 and 2024 have been made. The results of operations for the three months ended March 31, 2025 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 2025.

Basis of Presentation and Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. GAAP and applicable SEC rules. The condensed consolidated financial statements include all accounts of the Company and its majority owned subsidiary KCP. All intercompany transactions and balances have been eliminated upon consolidation.

Noncontrolling interest in the accompanying condensed consolidated financial statements represents the proportionate share of equity which is not held by the Company. Net income (loss) of the non-wholly owned consolidated subsidiary is allocated to the Company and the holder(s) of the noncontrolling interests in proportion to their percentage ownership considering any preferences specific to the form of equity of the subsidiaries.

Segment Reporting

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker (the “CODM”), or decision-making group, in making decisions on how to allocate resources and assess performance. Reportable segments are categorized based on various factors that help management assess and allocate resources effectively. The Company operates as a single reportable segment, as the CODM, the Company’s President, evaluates the financial performance and allocates resources based on consolidated financial information.

Net income (loss) per share

Basic net income (loss) per common share is computed by dividing the net income (loss) by the weighted average number of shares of Kineta Common Stock outstanding for the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period, including potential dilutive common shares assuming the dilutive effect of outstanding common share equivalents. For the three months ended March 31, 2025 and the three months ended March 31, 2024, the Company reported a net loss and the diluted net loss per common share is the same as basic net loss per common share, since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

3. Fair Value Measurements

The carrying amounts of the Company’s financial instruments, including cash, restricted cash, and accounts payable, approximate fair value due to the short-term nature of those instruments.

Rights from Private Placement

The Company determined that the rights from Private Placement was a derivative asset, which required the asset to be accounted for at fair value. The second closing of the Private Placement did not occur during 2024 and as a result, the Company deemed the fair value of the rights from Private Placement to be zero and was written off as of December 31, 2024.

The following table provides a summary of the changes in the fair value of the rights from Private Placement measured using Level 3 inputs:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Balance at beginning of period	$—	$3,832
Change in fair value of rights from Private Placement	—	—

Balance at end of period	$—	$3,832

2020 Notes

The Company elected the fair value option to account for the 2020 notes (as defined below) (see Note 5).

During 2024 and 2025, the Company did not obtain an independent valuation of the 2020 notes as they matured on July 31, 2024 and the fair value approximates the principal amount. The 2020 notes matured on July 31, 2024 and are payable any time after the maturity date upon demand by a majority of the holders.

The following table provides a summary of the changes in the fair value of the 2020 notes payable measured using Level 3 inputs:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Balance at beginning of period	$250	$241
Change in fair value of 2020 notes	—	—

Balance at end of period	$250	$241

4. Balance Sheet Components

Property and Equipment, Net

There was no property and equipment as of March 31, 2025 or December 31, 2024.

Depreciation and amortization expense was zero for the three months ended March 31, 2025 and 2024.

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following as of the periods presented:

	March 31,	December 31,
	2025	2024
	(in thousands)
Compensation and benefits	$796	$696
Accrued interest	282	228
Accrued board fees	194	97
Professional services	93	1,238
Accrued clinical trial and preclinical costs	—	80
Other	48	22

Total accrued expenses and other current liabilities	$1,413	$2,361

5. Notes Payable

Notes payable outstanding consisted of the following as of the periods presented:

	March 31, 2025		December 31, 2024
	Principal	Fair Value	Principal	Fair Value
	(in thousands)
Notes payable:
2020 notes	$250	$250	$250	$250
Other notes payable	379	379	379	379

Total notes payable	$629	629	$629	629

Less: current portion		629		629

Notes payable, net of current portion		$—		$—

The Company elected the fair value option for the 2020 notes (see Note 3). The other notes payable approximate their fair value because interest rates are at prevailing market rates.

2020 Notes

In October 2020, the Company refinanced certain notes payable (the “2020 notes”), with an aggregate principal amount of $3.0 million with various investors, including one investor that is a related party. The interest rate was reduced on the 2020 notes from 16.0% to 6.0% from October 2020 until the earlier of (i) the Company raises at least $25.0 million in a single transaction or series of transactions after October 2020 and (ii) the original maturity dates (that is, various dates in the first quarter of 2022), after which the interest rate increases to 16.0%. The outstanding principal is due upon demand of the majority of the lenders with respect to (i) 50% on or after nine months after the original maturity date (or on or after various dates in the fourth quarter of 2022) and (ii) 50% on or after fifteen months after the original maturity date (or on or after various dates in the second quarter of 2023). The Company may repay the 2020 notes at any time without penalty. Upon bankruptcy, the lender can accelerate all amounts due immediately.

In August 2022, the Company settled $1.4 million in outstanding principal and accrued interest by issuing 59,000 shares of the Company’s non-voting common stock at a 15% discount. The Company extended the maturity date for the remaining 2020 notes with a principal balance of $250,000 to July 31, 2024 and reduced the interest rate to 6%, which was accounted for as a modification. As the 2020 notes were valued pursuant to the fair value election, an immaterial gain was recognized upon extinguishment. The 2020 notes matured on July 31, 2024 and are payable anytime after the maturity date upon demand by the holder.

Other Notes Payable

The Company issued several other notes payable in 2019 and early 2020 at a 12.0% interest rate per annum, with the principal amounts due in full at maturity and interest due monthly or quarterly. The other notes payable were due to mature at various dates between December 2020 through early 2022.

The other notes payable were amended in October 2020 to increase the interest rate to 13.0% and extend the maturity date to be on demand by a majority of the holders on or after April 7, 2022, which resulted in a modification of the other notes payable. The Company may prepay the other notes payable at any time without penalty. In April 2022, the Company extended the maturity date for the remaining other notes payable with a principal balance of $379,000 to June 30, 2024 and decreased the interest rate to 6.0% interest, which was accounted for as a modification. As the other notes payable approximated their fair value, no gain or loss was recognized upon extinguishment. The other notes payable matured on June 30, 2024 and are payable anytime after the maturity date upon demand by the holder.

6. Commitments and Contingencies

Leases

Operating Lease

The Company leased office and laboratory premises in Seattle, Washington pursuant to a lease agreement that commenced in April 2011 and expired on July 31, 2024. This lease was not extended and no other facility lease was entered into as the Company’s employees work remotely. The agreement, which required monthly lease payments, was subject to annual rent escalations during the lease term, and contained two five-year options to extend the lease term. In June 2020, the Company amended the lease agreement to reduce the leased space for the premises from approximately 22,064 square feet to approximately 14,870 square feet, which was accounted for as a lease modification and partial termination of the lease.

Under the lease agreement, the Company was required to pay certain operating costs, in addition to rent, such as common area maintenance, taxes and utilities. Such additional charges are considered variable lease costs and are recognized in the period in which they are incurred. Rent expense was zero for the three months ended March 31, 2025 and variable costs were zero. Rent expense was $208,000 for the three months ended March 31, 2024 and variable costs were $151,000.

The Company’s operating leases included various covenants, indemnities, defaults, termination rights, security deposits and other provisions customary for lease transactions of this nature.

Supplemental information on the Company’s operating leases was as follows:

	Three Months Ended March 31,
	2025	2024
Cash paid for operating lease agreement (in thousands)	$—	$238
Remaining lease term (in years)	—	0.3
Incremental borrowing rate	0%	10%

The Company subleased portions of its premises in Seattle, Washington to third parties. Under the first sublease agreement, which commenced in December 2017, the Company subleased approximately 1,850 square feet. In October 2020 the sublease expiration date was extended from December 2020 to December 2022. In September 2022, the sublease expiration date was extended from December 2022 to December 2023. In December 2023, the sublease expiration date was extended from December 2023 to July 2024. Sublease income is recorded within operating expenses and was zero for the three months ended March 31, 2025 and $49,000 for the three months ended March 31, 2024.

On September 13, 2024 (the “Agreement Effective Date”), the Company entered into a Settlement Agreement, which was amended on February 4, 2025 (as amended, the “Agreement”) with ARE-SEATTLE No. 17, LLC (the “Landlord”), the landlord of the Company’s former premises in Seattle, Washington. Under the terms of the Agreement, the Company has agreed to pay the Landlord the outstanding monetary obligation of $679,000 (the “Outstanding Debt”) pursuant to that certain Lease Agreement, by and between the Company and the Landlord, dated as of November 19, 2010, as amended through June 30, 2020 (collectively, the “Lease”) as follows: (i) the Landlord’s application of the security deposit in the amount of $70,000, (ii) the Company’s payment to the Landlord of $85,000 (the “First Payment”) no later than five (5) business days after the Agreement Effective Date, and (iii) the Company’s payment to the Landlord of the Outstanding Debt balance of $524,000 (the “Second Payment” and together with the First Payment, the “Payment Milestones”) no later than May 31, 2025. The Agreement stipulates that upon the receipt by the Landlord of the Payment Milestones, the Landlord will fully discharge and forever release the Company from any claim, cause of action, or judgment, legal or equitable, in contract or tort, direct or indirect, presently asserted or not, known or unknown, through the date of the Agreement related to the Company’s monetary obligations under the Lease. The Company paid the First Payment to the Landlord on September 18, 2024.

Additionally, under the Agreement, as consideration for the Landlord’s agreement to delay collection of the Outstanding Debt and to not assess additional interest and late fees with respect to the Outstanding Debt, the Company executed a Confession of Judgment (the “Confession”) in favor of the Landlord, and as consideration for the Company’s agreement to execute the Confession, the Landlord agreed not to file any lawsuit or other legal action against the Company related to the Outstanding Debt, or to otherwise cause the Confession to be entered into any legal action or proceeding unless the Company fails to satisfy the Payment Milestones. The Agreement specifies that except as it relates to the matters contemplated in the Agreement, no action by the parties is to be construed as an admission of liability by any party as it relates to such parties’ rights or obligations under the Lease.

Indemnification

In the ordinary course of business, the Company enters into agreements that may include indemnification provisions. Pursuant to such agreements, the Company may indemnify, hold harmless and defend an indemnified party for losses suffered or incurred by the indemnified party. Some of the provisions will limit losses to those arising from third-party actions. In some cases, the indemnification will continue after the termination of the agreement. The maximum potential amount of future payments the Company could be required to make under these provisions is not determinable. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. The Company has also entered into indemnification agreements with its directors and officers that may require the Company to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted under the Delaware General Corporation Law. The Company currently has directors’ and officers’ insurance.

Other Commitments

The Company has various manufacturing, clinical, research and other contracts with vendors in the conduct of the normal course of its business. Such contracts are generally terminable with advanced written notice and payment for any products or services received by the Company through the effective time of termination and any noncancelable and nonrefundable obligations incurred by the vendor at the effective time of the termination. In the case of terminating a clinical trial agreement at a particular site, the Company would also be obligated to provide continued support for appropriate medical procedures at that site until completion or termination.

Executive Employment and Separation Agreements

On September 20, 2022, the Company entered into an at-will employment agreement (“Baker Employment Agreement”), which became effective on October 3, 2022, with Keith Baker, its Chief Financial Officer. On September 28, 2022, the Company entered into at-will employment agreements (together with the Baker Employment Agreement, the “Executive Employment Agreements”), which became effective on December 16, 2022 upon the closing of the merger with Yumanity Therapeutics, Inc. which closed on December 16, 2022 (the “Yumanity Merger”), with Shawn Iadonato, its former Chief Executive Officer, Craig Philips, its President, and Pauline Kenny, its former General Counsel. On April 23, 2023, the Company’s board of directors (the “Board”) approved salary increases effective at the next payroll period and bonus increases for fiscal year 2023 to Shawn Iadonato, Craig Philips, Keith Baker, and Pauline Kenny.

As part of the Company’s reduction in workforce plan, the Company terminated the employment of Shawn Iadonato and Pauline Kenny, each effective as of March 1, 2024, without cause. In connection with Dr. Iadonato’s departure, the Company entered into a separation and release agreement with Dr. Iadonato (the “Iadonato Separation Agreement”). Pursuant to the Iadonato Separation Agreement, Dr. Iadonato received payment equal to 80 hours of accrued but unused paid time off and two weeks worth of wages, which, in aggregate, is equal to $38,462. In exchange for the payments and other consideration under the Iadonato Separation Agreement, Dr. Iadonato provided the Company with a release, in favor of the Company, of any and all claims relating to his employment with the Company.

In connection with Dr. Iadonato’s departure, the Company also entered into a consulting agreement with Dr. Iadonato, effective as of March 1, 2024 (the “Iadonato Consulting Agreement”). Pursuant to the Iadonato Consulting Agreement, Dr. Iadonato will provide advisory services to the Company beyond December 31, 2024 (such period, the “Iadonato Consulting Period”). As consideration for Dr. Iadonato’s services under the Iadonato Consulting Agreement, Dr. Iadonato’s outstanding unvested equity awards shall continue to vest in accordance with the applicable purchase, award or grant agreement during the Iadonato Consulting Period. During the Iadonato Consulting Period through March 31, 2025, 142,000 shares of Dr. Iadonato’s outstanding unvested equity awards have vested and $576,000 is owed to Dr. Iadonato.

In connection with Ms. Kenny’s departure, the Company entered into a separation and release agreement with Ms. Kenny (the “Kenny Separation Agreement”). Pursuant to the Kenny Separation Agreement, Ms. Kenny received payment equal to 80 hours of accrued but unused paid time off and two weeks worth of wages, which, in aggregate, is equal to $25,000. In exchange for the payments and other consideration under the Kenny Separation Agreement, Ms. Kenny provided the Company with a release, in favor of the Company, of any and all claims relating to her employment with the Company.

In connection with Ms. Kenny’s departure, the Company also entered into a consulting agreement with Ms. Kenny, effective as of March 1, 2024 (the “Kenny Consulting Agreement”). Pursuant to the Kenny Consulting Agreement, Ms. Kenny will provide legal advisory services to the Company beyond December 31, 2024 (such period, the “Kenny Consulting Period”). As consideration for Ms. Kenny’s services under the Kenny Consulting Agreement, Ms. Kenny’s outstanding unvested equity awards shall continue to vest in accordance with the applicable purchase, award or grant agreement during the Kenny Consulting Period. During the Kenny Consulting Period through March 31, 2025, 33,000 shares of Ms. Kenny’s outstanding unvested equity awards have vested and $304,000 is owed to Ms. Kenny.

The Executive Employment Agreements referenced above provide that, if the executive’s employment is terminated without Cause (as defined in the Executive Employment Agreements) or the executive resigns for Good Reason (as defined in the Executive Employment Agreements), provided that the executive signs the Release (as defined in the Executive Employment Agreement), the executive will be entitled to (i) accrued compensation, (ii) 39 weeks of pay (currently estimated at approximately $563,000 for the remaining two executives in the aggregate), (iii) nine (9) months of COBRA benefits for executive and eligible dependents, and (iv) three (3) additional months of vesting of unvested and outstanding equity awards. If executive’s employment is terminated without Cause or the executive resigns for Good Reason within the Change in Control Protection Period (as defined in the Executive Employment Agreements), then in addition to (i)-(iv) above, executive will receive current year pro-rated cash bonus.

7. Strategic License Agreements

Anti-VISTA Antibody Program In-License Agreement

In August 2020, Kineta entered into an Option and License Agreement with GigaGen, Inc. (“GigaGen”), which was amended in November 2020 and further amended in May 2023 and January 2025 (such agreement, as amended, the “VISTA Agreement”) to in-license certain intellectual property and antibodies for the VISTA/KVA12123 drug program. Pursuant to the terms of the VISTA Agreement, GigaGen granted Kineta an exclusive (even as to GigaGen) world-wide license, with the right to grant sublicenses to research, develop, make, have made, use, have used, offer for sale, sell, have sold, distribute, import, have imported, export and have exported and otherwise exploit the licensed antibodies and licensed products. The Company did not incur any licensing expenses for the VISTA Agreement for the three months ended March 31, 2025 and 2024.

Under the VISTA Agreement, GigaGen is eligible to receive approximately $20.3 million in development and regulatory milestone payments and up to $11.0 million in sales milestone payments. In addition, GigaGen is eligible to receive low single-digit royalty percentages based on net sales. Kineta is responsible (with input from GigaGen) for the preparation, filing, prosecution and maintenance of all patents and patent applications, and all associated costs.

The VISTA Agreement shall remain in effect on a licensed product-by-licensed product and country-by-country basis, until the expiration of the royalty term for a licensed product in a country, which, based on the expiration of the last-to-expire valid claim of the two current patent applications (without any patent term adjustment or extensions) would be February 2042 and March 2044, respectively. Kineta may terminate the VISTA Agreement with 30 days’ written notice to GigaGen. Either party has the right to terminate the VISTA Agreement upon a material breach of the other party that is not cured within 90 days after the breaching party receives written notice of such breach from the non-breaching party.

Anti-CD27 Agonist Antibody Program In-License Agreement

In June 2021, Kineta entered into an Option and License Agreement with GigaGen, as amended in July 2022, December 2022, May 2023 and December 2023 (such agreement, as amended, the “CD27 Agreement”) to in-license certain intellectual property rights and antibodies for the CD27 drug program. Pursuant to the terms of the CD27 Agreement, GigaGen granted Kineta an exclusive (even as to GigaGen) world-wide license, with the right to grant sublicenses to research, develop, make, have made, use, have used, offer for sale, sell, have sold, distribute, import, have imported, export and have exported and otherwise exploit the licensed antibodies and licensed products. License expenses for the CD27 Agreement were a credit of $180,000 for the three months ended March 31, 2025 and $430,000 for the three months ended March 31, 2024.

GigaGen and Kineta entered into a Termination and Mutual Release Agreement, effective January 29, 2025, to terminate their existing CD27 Agreement. The termination is mutually agreed upon and is not due to any fault or breach by either party. GigaGen waived all accrued fees amounting to $180,000 and any future payments from Kineta. Kineta assigned all rights to its sole and joint inventions and patents related to the CD27 program back to GigaGen and transferred all related data and regulatory filings. Both parties released each other from any claims related to the CD27 Agreement and agreed to maintain confidentiality and cooperate in perfecting the transfer of intellectual property.

The Merck Neuromuscular License Agreement, Genentech Small Molecule License Agreement and FAIR License Agreement described below were sold to HCRX Investments Holdco, L.P. (“HCRX”) pursuant to the asset purchase agreement dated February 4, 2025 by and between Kineta and HCRX (the “HCRX Agreement”).

Merck Neuromuscular License Agreement

In connection with the Yumanity Merger, the Company became the successor in interest to the Merck Neuromuscular License Agreement with Merck to support research, development and commercialization of products for treatment of neuromuscular diseases, including amyotrophic lateral sclerosis. In June 2023, the Company achieved a development milestone pursuant to the Merck Neuromuscular License Agreement, which triggered a $5.0 million payment. Merck will continue to advance the research program for the ALS pipeline, one of the two pipeline programs licensed under the Merck Neuromuscular License Agreement. Following this milestone, Merck will assume sole responsibility for all future development and commercialization for the ALS program. The Company did not earn any licensing revenues for the three months ended March 31, 2025 and 2024 under the Merck Neuromuscular License Agreement and has no further obligations under the Merck Neuromuscular License Agreement.

Genentech

In connection with the Yumanity Merger, Kineta became the successor in interest to an exclusive technology transfer and license agreement with Genentech, Inc. to support research, development and commercialization of a small molecule product with an undisclosed target (the “Genentech Small Molecule License Agreement”). The Company did not earn any revenues for the three months ended March 31, 2025 and 2024 under the Genentech Small Molecule License Agreement. Pursuant to the terms of the Genentech Small Molecule License Agreement, Genentech, Inc. provided notice of termination of agreement to Kineta on April 15, 2025. The termination will be effective thirty days from April 15, 2025.

FAIR Therapeutics

In connection with the Yumanity Merger, Kineta became the successor in interest to an exclusive license agreement with FAIR Therapeutics, B.V. to support research, development and commercialization of products for the treatment of cystic fibrosis (the “FAIR License Agreement”). The Company did not earn any revenues for the three months ended March 31, 2025 and 2024 under the FAIR License Agreement.

8. Stockholders’ Equity

Common Stock

On March 7, 2025, the Company entered into a securities exchange agreement (the “Exchange Agreement”) with an existing investor (the “Holder”) pursuant to which the Company issued 1,225,323 shares of Kineta Common Stock and a pre-funded warrant to purchase up to an aggregate of 655,019 shares of Kineta Common Stock (the “Pre-Funded Warrant”), in exchange for certain outstanding warrants (the “Prior Warrant”) held by the Holder to purchase up to 2,315,387 shares of Kineta Common Stock with exercise prices ranging from $3.25 to $4.08 (the “Exchange”). The Company has cancelled the Prior Warrant reacquired in the exchange and such Prior Warrant will not be reissued.

As of March 31, 2025, there were 13,540,355 shares of Kineta Common Stock issued and outstanding.

Warrants to Purchase Common Stock

As of March 31, 2025, the Company had issued and outstanding warrants to purchase shares of Kineta Common Stock as follows, which all met the condition for equity classification (in thousands):

Year Issued	Expiration Date	Number Outstanding as of December 31, 2024	Issued	Exercised	Cancelled/ Expired	Number Outstanding as of March 31, 2025	Range of Exercise Price
2017	June 2025	126	—	(32)	(84)	10	$0.14 - $21.80
2019		44	—	(18)	(26)	—
2022	August 2025 - December 2029	117	—	—	—	117	$0.14 - $168.35
2023	December 2025 - Oct 2028	2,431	—	—	(2,315)	116	$0.14 - $5.26
2025	April 2025	—	655	—	—	655	$0.001

Total number of shares underlying warrants		2,718	655	(50)	(2,425)	898

Warrant Exercises

During the three months ended March 31, 2025, the Company issued 50,000 shares of Kineta Common Stock upon exercise of warrants and received proceeds of $6,000. The exercise price of all shares exercised during the three months ended March 31, 2025 was $0.14.

As of March 31, 2024, the Company had issued and outstanding warrants to purchase shares of Kineta Common Stock as follows, which all met the condition for equity classification (in thousands):

Year Issued	Expiration Date	Number Outstanding as of December 31, 2023	Issued	Exercised	Cancelled/ Expired	Number Outstanding as of March 31, 2024	Range of Exercise Price
2017	March 2025 - June 2025	126	—	—	—	126	$0.14 - $21.80
2019	March 2025 - April 2027	44	—	—	—	44	$0.14 - $21.80
2022	August 2025 - December 2029	123	—	—	—	123	$0.14 - $168.35
2023	December 2025 - April 2029	3,211	—	(780)	—	2,431	$3.25 - $5.26

Total number of shares underlying warrants		3,504	—	(780)	—	2,724

During the three months ended March 31, 2024, the Company issued 780,000 shares of Kineta Common Stock upon exercise of warrants and received proceeds of $1,000. The exercise price of all shares exercised during the three months ended March 31, 2024 was $0.001.

Kineta Common Stock reserved for future issuance consisted of the following as the period presented:

March 31, 2025
(in thousands)
Shares reserved for stock options to purchase common stock under equity incentive plans	2,331
Shares reserved for future issuance of equity awards	766
Shares reserved for exercise of warrants	898

Total	3,995

During the three months ended March 31, 2025, the Company issued 50,000 shares of Kineta Common Stock upon exercise of warrants and received proceeds of $6,000. The exercise price of all shares exercised was $0.14.

During the three months ended March 31, 2024, the Company issued 780,000 shares of Kineta Common Stock upon exercise of warrants and received proceeds of $1,000. The exercise price of all shares exercised was $0.001.

During the three months ended March 31, 2024, the Company issued 91,000 shares of Kineta Common Stock for license expenses and recorded $250,000 as license expense within research and development expense.

During the three months ended March 31, 2024, the Company issued 82,000 shares of Kineta Common Stock for professional services and recorded $219,000 as consulting expense within general and administrative expense.

9. Segment Reporting

The Company operates as a single reportable segment, which is primarily engaged in the development of next-generation immunotherapies. The Company has concluded that its President is the chief operating decision maker (“CODM”) for the three months ended March 31, 2025 and its former CEO and President together were the CODM for the three months ended March 31, 2024. The CODM reviews the Company’s performance and allocates resources on a consolidated basis. As a result, all financial information is disclosed in accordance with ASC 280-10 for a single reportable segment.

Basis of Presentation

The accounting policies of the segment are the same as those described in the summary of significant accounting policies. Segment information is prepared on the same basis that the CODM uses for internal management reporting.

Segment Information

The following table presents information about the Company’s segment:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Revenue	$—	$—
Operating Loss	$(2,020)	$(6,406)
Segment Assets	$842	$2,433
Capital Expenditures	$—	$—
Depreciation and Amortization	$—	$—

Significant Expenses:

The following table presents the Company’s significant operating expenses:

	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
	Research and Development	General and Administrative	Total	Research and Development	General and Administrative	Total
Operating expenses:
Personnel	$188	$566	$754	$349	$1,238	$1,587
Facilities	—	—	—	40	286	326
Professional Services	5	525	530	—	1,768	1,768
Travel	—	—	—	27	51	78
Insurance and Other	14	268	282	9	265	274
Research and development - Direct	408	—	408	2,291	—	2,291
Office Expenses	2	44	46	10	73	83
Taxes	—	—	—	—	(1)	(1)

Total operating expenses	$617	$1,403	$2,020	$2,726	$3,680	$6,406

Entity-Wide Disclosures

In addition to the segment information, the Company provides entity-wide disclosures about its products and services, geographic areas, and major customers. The Company did not generate revenue for the three months ended March 31, 2025 and 2024.

The Company currently operates only in the United States and there were no long-lived assets outside of the United States as of March 31, 2025 and December 31, 2024.

10. Stock-Based Compensation

2008 Equity Incentive Plan

The Company’s 2008 Equity Incentive Plan (the “2008 Plan”) provided for the grant of incentive stock options, non-statutory stock options, restricted stock awards and restricted stock units to employees and non-employee service providers of the Company. Under the 2008 Plan, the exercise price of stock options granted were at 100% of the estimated fair market value of Kineta Common Stock on the date of grant and the contractual term of stock options granted were between five and ten years. Options become vested and, if applicable, exercisable based on terms determined by the Company’s board of directors or other plan administrator on the date of grant, which is continued employment or service as defined in each option agreement.

In 2018, the 2008 Plan expired and 86,000 stock options granted prior to the 2008 Plan expiration remain outstanding as of March 31, 2025.

2010 Equity Incentive Plan

The Company’s 2010 Equity Incentive Plan (the “2010 Plan”) provided for the grant of incentive stock option, non-statutory stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards to employees and non-employee service providers of the Company. Under the 2010 Plan, the exercise price of stock options granted were at 100% of the estimated fair market value of Kineta Common Stock on the date of grant and the contractual term of stock options granted did not exceed ten years. Options become vested and, if applicable, exercisable based on terms determined by the Company’s board of directors or other plan administrator on the date of grant, which is continued employment or service as defined in each option agreement. Stock appreciation rights (“SARs”) provide a participant with the right to receive the aggregate appreciation in stock price over the market price of Kineta Common Stock at the date of grant, payable in cash. The rights granted have varying vesting terms, including SARs that vest immediately on the grant date and upon satisfaction of the service-based requirement, typically three to five years. The maximum fair value is limited to four times the exercise price.

In February 2020, the 2010 Plan expired and 99,000 stock options granted prior to the expiration remain outstanding as of March 31, 2025.

2020 Equity Incentive Plan

The Company’s 2020 Equity Incentive Plan (the “2020 Plan”) authorizes the grant of equity awards for up to 206,000 shares of the Company’s voting common stock and 206,000 of the Company’s non-voting common stock.

The 2020 Plan provides for the grant of incentive stock options, non-statutory stock options and restricted stock to employees and non-employee service providers. Under the 2020 Plan, the contractual term of stock options shall not exceed ten years and the exercise price of stock options granted shall not be less than 100% of the estimated fair market value of Kineta Common Stock on the date of grant. However, the exercise price of incentive stock options granted to a 10% stockholder shall not be less than 110% of the fair market value of Kineta Common Stock on the date of grant and the contractual term shall not exceed ten years. Options become vested and, if applicable, exercisable based on terms determined by the Company’s board of directors or other plan administrator on the date of grant, which is continued employment or service as defined in each option agreement. Restricted stock has vesting terms that vest immediately on the grant date or upon satisfaction of the service-based requirement, typically four years or the performance-based requirement. The Company has a repurchase right exercisable upon termination of continuous service with respect to restricted stock for any shares that are issued and unvested.

In December 2022, the 2020 Plan expired and 181,000 stock options granted prior to the 2020 Plan expiration remain outstanding as of March 31, 2025.

2022 Equity Incentive Plan

In December 2022, the Company approved the 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan provides for the grant of incentive stock option, non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), performance units and performance shares to employees, directors and independent contractors of the Company. Under the 2022 Plan, the exercise price of stock options grants shall be at 100% fair market value of Kineta Common Stock on the date of grant and the contractual term of stock options granted shall not exceed ten years. Options become vested and, if applicable, exercisable based on terms determined by the Company’s board of directors or other plan administrator on the date of grant, which is continued employment or service as defined in each option agreement. SARs provide a participant with the right to receive the aggregate appreciation in stock price over the market price of Kineta Common Stock at the date of grant, payable in cash or in shares of equivalent value.

Stock Option Activity

The following table summarizes stock option activity under the Company’s equity incentive plans:

	Outstanding Stock Options	Weighted-Average Exercise Price Per Share	Weighted-Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
	(in thousands, except per share amounts and years)
December 31, 2024	2,331	$5.45	8.2	$—
Granted	—	$—
Exercised	—	$—
Forfeited	—	$—
Expired	—	$—

Outstanding as of March 31, 2025	2,331	$5.45	8.2	$—

Exercisable as of March 31, 2025	1,389	$8.26	7.4	$—

Fair Value of Stock Options

The Company did not grant any stock options during the three months ended March 31, 2025 or 2024.

Stock-Based Compensation

The following table summarizes total stock-based compensation included in the Company’s consolidated statements of operations:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Research and development	$64	$74
General and administrative	177	403

Total stock-based compensation	$241	$477

As of March 31, 2025, there was $679,000 of unrecognized stock-based compensation related to stock options, which is expected to be recognized over a weighted-average remaining service period of 1.4 years.

11. Net Loss Per Share

The following table summarizes the computation of basic and diluted net loss per share:

	Three Months Ended March 31,
	2025	2024
	(in thousands, excepts per share amounts)
Numerator:
Net loss attributable to Kineta, Inc.	$(1,676)	$(10,238)

Denominator:
Weighted-average common shares outstanding, basic and diluted(1)	12,902	11,738
Net loss per share, basic and diluted	$(0.13)	$(0.87)

(1)

Included in the denominator were 331,000 weighted-average shares of common stock warrants for the three months ended March 31, 2025, with a range of exercise prices of $.001 to $0.14. Included in the denominator were 663,000 weighted-average shares of common stock warrants for the three months ended March 31, 2024, with an exercise price of $0.14.

The following outstanding potentially dilutive Kineta Common Stock equivalents were excluded from the computation of diluted net loss per share as of the periods presented because including them would have been antidilutive:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Warrants to purchase Kineta Common Stock	567	2,560
Common stock options	2,331	1,975
Vested restricted stock subject to recall	56	56
Unvested restricted stock subject to repurchase	—	8

Total	2,954	4,599

Defined Contribution Plan

The Company sponsors a 401(k) Plan whereby all employees are eligible to participate in the 401(k) Plan after meeting certain eligibility requirements. Participants may elect to have a portion of their salary deferred and contributed to the 401(k) plan, subject to certain limitations. The Company provided matching contributions of $3,000 for the three months ended March 31, 2025 and $23,000 for the three months ended March 31, 2024. The Company ceased making matching contributions during January 2025.

12. Related Party Transactions

There were no related party transactions for the three months ended March 31, 2025 or 2024.

13. Subsequent Events

The Company evaluated subsequent events through the date these consolidated financial statements were issued.

Clinical Trial Funding Agreement

Subsequent to March 31, 2025, pursuant to the Clinical Trial Funding Agreement, the Company received cash of $48,000 from TuHURA to reimburse the Company for clinical trial expenses related to KVA12123.

Philanthropos Asset Purchase Agreement

On May 12, 2025, Kineta entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Philanthropos Therapeutics, LLC (“Philanthropos”) pursuant to which Philanthropos agreed to acquire certain assets and properties of Kineta related to the development of LHF-535, a product candidate for the treatment of Lassa Fever. Under the terms of the Purchase Agreement, Philanthropos will acquire all right, title, and interest in the specified assets, including intellectual property, contracts, permits, inventory, tangible personal property, business records, warranties, and certain prepaid expenses, for an aggregate upfront purchase price of $50,000, of which $10,000 was received in March 2025 and the remaining $40,000 was received in May 2025. In addition to the upfront payment, Kineta is entitled to receive revenue sharing payments during a six-year period following the later of the closing of the transactions contemplated by the Merger Agreement and the Effective Date, including (i) a 5% royalty on Net Product Sales derived from the Intellectual Property Rights, (ii) 5% of the net sales price of any Priority Review Voucher associated with the Intellectual Property Rights that is received and sold by Philanthropos, and (iii) 15% of gross Consideration received by Philanthropos from any sale or license of the Product or Seller Product, in whole or in part, associated with the Intellectual Property Rights.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context indicates otherwise in this Unaudited Pro Forma Condensed Combined Financial Information, references to “TuHURA,” “TuHURA Biosciences, Inc.” the “Company,” “we,” “us,” “our” and similar terms refer to TuHURA Biosciences, Inc., a Nevada corporation (formerly known as Kintara Therapeutics, Inc. and our predecessor company) and its consolidated subsidiaries. References to “Kintara” refer to Kintara Therapeutics, Inc. prior to the reverse merger transaction completed on October 18, 2024 (the “Kintara Merger” or “Reverse Recapitalization”) whereby a wholly owned subsidiary of Kintara merged with and into TuHURA Biosciences, Inc., a Delaware corporation and a private company (the private company being referred to as “Legacy TuHURA”), with Kintara changing its name to “TuHURA Biosciences, Inc.” Capitalized terms included but not defined below have the same meaning as defined elsewhere in this filing.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Kintara, TuHURA, and Kineta adjusted to give effect to the Kintara Merger and the Mergers (defined below) and related transactions described below (collectively, the “Transactions”) and in the accompanying notes to the unaudited pro forma condensed combined financial information. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

At the consummation of the Kintara Merger completed on October 18, 2024, Legacy TuHURA was the accounting acquirer and Kintara was the “acquired” company for financial reporting purposes. The Kintara Merger was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under U.S. GAAP, the Kintara Merger was treated as the equivalent of Legacy TuHURA issuing stock for the net assets of Kintara, accompanied by a recapitalization. The net assets of Kintara were stated at historical cost, with no goodwill or other intangible assets recorded. There was no accounting effect or change in the carrying amount of the assets and liabilities as a result of the recapitalization.

In accordance with the presentation requirements of Article 11 of Regulation S-X, since the historical financial information of TuHURA Biosciences Inc. for the twelve months ended December 31, 2024 is not inclusive of the results of operations of Kintara prior to the Kintara Merger, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024, presented herein includes the combination of the Legacy TuHURA historical financial information (the accounting acquirer) and Kintara historical financial information up until the date of the close of the Reverse Recapitalization to give pro forma effect to the Reverse Recapitalization as if it had occurred on January 1, 2024.

On December 11, 2024, TuHURA entered into an Agreement and Plan of Merger, dated December 11, 2024, and as amended by that certain First Amendment to Agreement and Plan of Merger, dated May 5, 2025 (as amended, the “Merger Agreement”), by and among TuHURA, Hura Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of TuHURA (“Merger Sub I”), Hura Merger Sub II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of TuHURA (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”), Kineta, Inc., a Delaware corporation (“Kineta”), and Craig Philips, solely in his capacity as the representative, agent and attorney-in-fact of the stockholders of Kineta. The Merger Agreement contemplated a business combination by means of a series of two mergers (the “Business Combination”) under which (a) Merger Sub I merged with and into Kineta (the “First Merger”), with Kineta being the surviving corporation of the First Merger, also known as the “Surviving Entity” and (b) immediately following the First Merger, the Surviving Entity merged with and into Merger Sub II (the “Second Merger”, and together with the First Merger, the “Mergers”), with Merger Sub II being the surviving company of the Second Merger. The Mergers were completed on June 30, 2025, and pursuant to the Mergers, TuHURA acquired Kineta, including the rights to Kineta’s novel KVA12123 antibody (now renamed and hereafter referred to as “TBS-2025”), for a combination of cash and shares of TuHURA Common Stock. The Mergers were accounted for as a business combination using the acquisition method of accounting in accordance with U.S. GAAP.

Legacy TuHURA, Kintara, and Kineta have different fiscal year ends. Both Legacy TuHURA and Kineta’s fiscal year end is December 31, and Kintara’s fiscal year end was June 30. The following unaudited pro forma condensed combined financial statements have been prepared to present the combined historical financial statements of Legacy TuHURA, Kintara, and Kineta, on a pro forma basis adjusted to give effect to the Transactions. Following the Kintara Merger, TuHURA’s (f/k/a Kintara) fiscal year changed to a fiscal year end of December 31 for financial reporting purposes. Following the consummation of the Mergers, TuHURA continues to have a fiscal year end of December 31. The unaudited pro forma condensed combined financial information includes:

(a) The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025 which combines (i) the unaudited condensed consolidated statement of operations of TuHURA for the six months ended June 30, 2025 and (ii) the unaudited condensed consolidated statement of operations of Kineta for the period ended June 29, 2025, on a pro forma basis as if the Transactions had all been consummated on January 1, 2024.

(b) The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 which combines (i) the audited consolidated statement of operations of TuHURA for the year ended December 31, 2024, (ii) the unaudited condensed consolidated statement of operations of Kintara up through the date that the Reverse Recapitalization closed during the year ended December 31, 2024, as calculated by (a) subtracting the unaudited condensed consolidated statement of operations of Kintara for the six months ended December 31, 2023 from (b) the audited consolidated statement of operations of Kintara for the year ended June 30, 2024, and (c) adding the unaudited condensed consolidated statement of operations of Kintara for the three months ended September 30, 2024 (including the effect of any transactions that were recorded in Kintara’s books and records after September 30, 2024 up through the date of the close of the Kintara Merger on October 18, 2024), and (iii) the audited consolidated statement of operations of Kineta for the year ended December 31, 2024, on a pro forma basis as if the Transactions had all been consummated on January 1, 2024.

Such unaudited pro forma financial information has been prepared on a basis consistent with the financial statements of TuHURA, as TuHURA was determined to be the accounting acquirer in both the Kintara Merger and the Mergers. The unaudited pro forma condensed combined financial statements have been derived from and should be read in connection with:

•	the accompanying notes to these unaudited pro forma condensed combined financial statements;

•

the historical unaudited condensed consolidated financial statements of TuHURA as of and for the six months ended June 30, 2025 and the related notes included in TuHURA’s quarterly report on Form 10-Q, as filed with the SEC on August 14, 2025;

•

the historical audited consolidated financial statements of TuHURA as of and for the year ended December 31, 2024 and the related notes included in TuHURA’s annual report on Form 10-K, as filed with the SEC on March 31, 2025;

•

the historical unaudited condensed consolidated financial statements of Kintara as of and for the three months ended September 30, 2024 and the related notes included in Kintara’s quarterly report on Form 10-Q, as filed with the SEC on November 14, 2024;

•

the historical audited consolidated financial statements of Kintara as of and for the year ended June 30, 2024, and the related notes included in Kintara’s annual report on Form 10-K, as filed with the SEC on October 7, 2024;

•

the historical unaudited consolidated financial statements of Kintara as of and for the six months ended December 31, 2023 and the related notes included in Kintara’s quarterly report on Form 10-Q, as filed with the SEC on February 14, 2024;

•

the historical audited consolidated financial statements of Kineta as of and for the year ended December 31, 2024 and the related notes included in Kineta’s annual report on Form 10-K, as filed with the SEC on March 6, 2025;

•

the sections entitled “TuHURA Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Kineta Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to TuHURA and Kineta included elsewhere in the above filings with the SEC;

•	the Merger Agreement for the Kintara Merger included on Form 8-K, as filed with the SEC on October 21, 2024;

•

and the Merger Agreement, including the First Amendment to the Merger Agreement dated May 5, 2025, for the Mergers and the descriptions of certain terms thereof set forth herein in the section titled “The Merger Agreement.”

Kintara Merger

The Kintara Merger was accounted for as a reverse recapitalization in accordance with U.S. GAAP and Legacy TuHURA was determined to be the accounting acquirer in the Reverse Recapitalization for financial reporting purposes based on evaluation of the following facts and circumstances, including: (i) former Legacy TuHURA securityholders owned approximately 95.6% of the TuHURA Common Stock outstanding immediately following the closing of the Kintara Merger on October 18, 2024 (the “Kintara Closing”), (ii) Legacy TuHURA designated four of the five initial members of the TuHURA Board of Directors, (iii) Legacy TuHURA’s senior management holds both (two of two) positions in the senior management of TuHURA and (iv) Legacy TuHURA represents a significant majority of operations of TuHURA. After the Kintara Closing, the combined operations have consisted of primarily Legacy TuHURA’s operations with the focus mainly on Legacy TuHURA’s in-process research and development assets. As a result of Legacy TuHURA being treated as the acquiring company for financial reporting purposes, the historical financial statements of Legacy TuHURA are the historical consolidated financial statements of TuHURA. Considering the date of the Kintara Closing, the historical consolidated balance sheet as of December 31, 2024 of TuHURA already reflects the effects of the transactions of the Kintara Merger, however, adjustments were made to give pro forma effect to the Kintara Merger and related transactions in the unaudited pro forma condensed combined statements of operations. It is noted that the Kintara chief executive officer was not an assumed employee of TuHURA and as such was not a part of the assembled workforce of TuHURA following the Kintara Closing. TuHURA is in the process of conducting a study on REM-001, a second-generation PDT photosensitizer agent and which study is designed to determine whether a dose of REM-001 lower than 1.2 mg/kg elicits a treatment effect similar to that seen in prior studies of REM-001 at the 1.2 mg/kg dose and optimize the design in advance of a phase 3 trial.

As noted in a Contingent Value Rights Agreement between TuHURA and a rights agent (the “CVR Agreement”), TuHURA is contractually obligated to use commercially reasonable efforts until December 31, 2025 to achieve the Milestone (defined below and in the CVR Agreement). TuHURA anticipates the successful enrollment of the ten cutaneous metastatic breast cancer patients and that such patients will complete the required follow-up to complete the trials in accordance with the CVR Agreement (the “Milestone”). The issuance of shares of TuHURA Common Stock upon the achievement of the Milestone is not contingent on any future outcome of clinical trials, commercialization, or economic benefit to be derived from the REM-001 Study. TuHURA’s management has concluded that it is probable that the Milestone will be achieved and shares of TuHURA Common Stock will be issued. The REM-001 Study is currently in the early stages of the study process with no clinical trials passed or proven efficacy. Once 10 patients are enrolled and tracked in the REM-001 Study to determine whether a lower dose of REM-001 has an acceptable safety profile and elicits a treatment effect similar to that seen in prior REM-001 studies, TuHURA expects to enroll the remaining patients and complete the NIH-funded trial and thereafter evaluate whether the REM-001 technology has potential future value that could be realized by TuHURA. However, TuHURA currently anticipates no significant value derived from any other in-process research and development assets of Kintara. Other than the REM-001 Study, TuHURA does not currently expect to restart or advance any Kintara technologies that were acquired. See Note 1 of the notes to the unaudited pro forma condensed combined financial statements for the background and impact related to the potential issuance of the shares of TuHURA Common Stock pursuant to the terms of the CVR Agreement.

The Mergers (Acquisition of Kineta)

The Mergers were successfully completed on June 30, 2025 and were accounted for as a business combination using the acquisition method of accounting in accordance with U.S. GAAP. Kineta was treated as the acquired business and TuHURA as the accounting acquirer for financial reporting purposes.

Under the acquisition method of accounting, the Mergers were accounted for by recognizing the acquired assets, including separately identifiable intangible assets, including in-process research and development, and assumed liabilities at their acquisition-date fair values. Any excess of the fair value of the Merger Consideration (as defined in the Merger Agreement) transferred by TuHURA to the stockholders of Kineta above the acquisition-date fair values of these identifiable assets and liabilities is recognized as goodwill.

TuHURA was determined to be the accounting acquirer in the Mergers for financial reporting purposes based on evaluation of the following facts and circumstances, including: (i) TuHURA stockholders before the Mergers owned approximately 92.4% of the TuHURA Common Stock outstanding immediately following the Mergers, for which the ownership amount could be higher as the stock consideration to be issued as Merger Consideration is subject to adjustment in accordance with the Merger Agreement, (ii) Kineta is not entitled to designate any of the members of the TuHURA Board of Directors after the Mergers, (iii) TuHURA’s current senior management will hold both (two of two) positions in the senior management of TuHURA following the Mergers and (iv) TuHURA’s operations will continue to represent a significant majority of TuHURA’s operations after the Mergers. Total assets held by TuHURA as of June 30, 2025 was $34,621,304 and included cash and cash equivalents of $8,512,824. As a result of TuHURA being the accounting acquirer for financial reporting purposes, now that the Mergers have been completed, among other things, the historical financial statements of TuHURA will continue to be the historical consolidated financial statements for the Company in future periods. Kineta has been in the process of launching the VISTA-101 clinical trial, for which Kineta and TuHURA have been collaborating on the ongoing Phase 1 clinical trial program in patients with advanced solid tumor cancer; including through TuHURA providing the financing necessary to fund Kineta’s clinical trial expenses (see “Clinical Trial Funding Agreement” section below). Post-Mergers, TuHURA has announced that the Company will continue advancing the clinical development of Kineta’s ongoing trials while also exploring the possibility of certain synergies in combination with TuHURA’s current ongoing studies.

The historical condensed consolidated balance sheet of TuHURA as of June 30, 2025 already reflects the effects of the Reverse Recapitalization and the Mergers. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024, and for the six months ended June 30, 2025 give pro forma effect to the Transactions as if they had occurred on January 1, 2024, the beginning of the earliest period presented. Neither Legacy TuHURA nor Kintara had any historical operating relationships prior to the Kintara Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies, but there are certain pro forma adjustments for the TuHURA and Kineta pro forma combined financial information related to the Exclusivity Agreement and connected transactions between TuHURA and Kineta as further illustrated below.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual reported results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Description of the Reverse Recapitalization and the Legacy TuHURA Note Financing

The Merger Agreement by and among Kintara Therapeutics, Inc. with TuHURA Biosciences, Inc. which closed on October 18, 2024, and accounted for as a Reverse Recapitalization

On April 2, 2024, Kintara, a wholly owned subsidiary of Kintara, and Legacy TuHURA entered into an agreement and plan of merger, pursuant to which, among other things, on October 18, 2024, Kintara’s subsidiary merged with and into Legacy TuHURA, with Legacy TuHURA continuing as a wholly owned subsidiary of Kintara, and Kintara changed its name to “TuHURA Biosciences, Inc.”

In accordance with the terms and conditions of the Kintara Merger, (i) each then-outstanding share of common stock of Legacy TuHURA (other than any shares held in treasury and shares that properly exercised appraisal rights) were converted into shares of common stock of Kintara equal to the exchange ratio (which was calculated to be 0.1789 for purposes of these unaudited pro forma condensed combined financial statements), (ii) each then-outstanding option of Legacy TuHURA was assumed and converted into an option to purchase shares of common stock of Kintara, and (iii) each then-outstanding warrant of Legacy TuHURA was assumed and converted into a warrant of like tenor entitling the holder to purchase shares of common stock of Kintara.

Immediately after the Reverse Recapitalization, Legacy TuHURA stockholders owned approximately 95.6% of the combined company, and the former Kintara stockholders owned approximately 4.4% of the combined company (excluding in each such case the effect of out-of-the-money options and warrants of Kintara that will remain outstanding after the Reverse Recapitalization). The exchange ratio in the Kintara Merger was set to properly allocate the shares of common stock of Kintara to Legacy TuHURA stockholders based on the companies’ relative valuations.

Legacy TuHURA Note Financing

On December 1, 2023, Legacy TuHURA’s board of directors approved the private offering of the convertible promissory notes debt to certain accredited investors in an aggregate principal amount of up to $15,000,000 to be used primarily to fund Legacy TuHURA’s clinical development plan and general corporate expenses (the “Notes”). The Notes bore simple interest at a rate of 20% per annum, which was computed on the basis of a 365-day year. On March 29, 2024, Legacy TuHURA’s board of directors approved increasing the aggregate principal amount of the Notes to be issued to $35,000,000 as well as that in the event a holder subscribed to purchase Notes in the aggregate principal amount of $4,000,000 or more, then such holders would be granted a warrant to purchase shares of common stock of Legacy TuHURA equal to (i) 50% of the aggregate principal amount of the Note purchased by such holder divided by (ii) $0.68. In connection with the Kintara Merger, all outstanding principal and accrued but unpaid interest under the Notes were automatically converted into shares of TuHURA Common Stock.

Description of the Exclusivity Agreement, July 2024 Private Placement, and the Mergers and related Clinical Trial Funding Agreement and the June 2025 Private Placement

Exclusivity Agreement and July 2024 Private Placement

On July 8, 2024, Kineta and Legacy TuHURA entered into the Exclusivity Agreement for the potential acquisition of Kineta’s KVA12123, now renamed as TBS-2025, and related rights and assets associated with and derived from the asset. TBS-2025 is a novel VISTA-inhibiting monoclonal antibody.

Pursuant to the Exclusivity Agreement, among other things, Kineta granted Legacy TuHURA an exclusive right to acquire Kineta’s worldwide patents, patent rights, patent applications, product and development program assets, technical and business information, and other rights and assets associated with and derived from its development program related to the then-named KVA12123 during the period commencing as of July 3, 2024 and continuing through the first to occur of (a) the execution of a definitive agreement with TuHURA or one or more of its affiliates and (b) 11:59 PM Eastern Time on October 1, 2024, which was subject to extension (the “Exclusivity Period”). In accordance with the Exclusivity Agreement, as the parties were engaged in good faith discussions regarding the Mergers on the date on which the Exclusivity Period (or a renewal thereof) was scheduled to expire and since Legacy TuHURA had not yet closed the Kintara Merger, then the Exclusivity Period automatically renewed for an additional ten (10) day period (a “Renewal Period”) (up to a total of two (2) Renewal Periods for an aggregate of twenty (20) additional days).

Under the terms of the Exclusivity Agreement, Legacy TuHURA paid Kineta a fee in the amount of $5,000,000, with $2,500,000 paid at signing and an additional $2,500,000 paid on July 15, 2024. The fee was nonrefundable other than in the case of an uncured breach of the Exclusivity Agreement by Kineta. No later than two (2) business days after a Renewal Period started, TuHURA had to pay an additional $150,000 as an additional Exclusivity Payment, in an amount not to exceed $300,000 for the two (2) available Renewal Periods. On October 4, 2024, TuHURA paid Kineta $150,000 as an additional Exclusivity Payment for the first Renewal Period. On October 15, 2024, TuHURA paid Kineta $150,000 as an additional Exclusivity Payment for the second Renewal Period. The Exclusivity Payments are credited were credited against the cash consideration otherwise payable to Kineta stockholders pursuant to the Merger Agreement.

In conjunction with the Exclusivity Agreement, Legacy TuHURA sold approximately 4,009,000 shares of its Legacy common stock in a private offering (which were exchanged for approximately 717,000 shares of TuHURA Common Stock issued in connection with the consummation of the Kintara Merger) with a purchase price of $5,000,000 (the “July 2024 Private Placement”) to an existing Legacy TuHURA shareholder (the “Investor”). In connection with the July 2024 Private Placement, the Investor is entitled to a 1.5% royalty on certain sales by TuHURA of products based on TBS-2025. Based on the current stage of clinical trials and inherent uncertainties surrounding the regulatory approval of TBS-2025, the royalty is not currently probable and reasonably estimable. Therefore, TuHURA has not recognized or allocated any of the subscription proceeds for the Investor royalty agreement to a royalty obligation liability in the unaudited pro forma financial statements.

The Mergers

TuHURA, the Merger Subs, Kineta and the Stockholder’s Representative, solely in his capacity as the representative, agent and attorney-in-fact of the stockholders of Kineta, entered into the Merger Agreement, which provided for the merger of Merger Sub I with and into Kineta, with Kineta continuing as the Surviving Entity in the First Merger, and immediately following, a merger of the Surviving Entity with and into Merger Sub II, with Merger Sub II continuing as the Surviving Company and as a wholly-owned privately held subsidiary of TuHURA in the Second Merger.

At the June 30, 2025 effective time of the Mergers (the “Effective Time”), each Share of Kineta Common Stock issued and outstanding immediately prior to the Effective Time was converted automatically into the right to receive 0.185298 shares of TuHURA Common Stock, par value $0.001 per share (“TuHURA Common Stock”), for an aggregate of 2,868,169 shares of TuHURA Common Stock. Also pursuant to the terms and conditions of the Merger Agreement, each Share is also entitled to its pro rata portion of 1,129,885 shares of TuHURA Common Stock to be issued after six months following the closing of the Mergers, subject to adjustment for certain losses incurred or accrued during the six month period from the closing of the Mergers, and (ii) the right to its pro rata share of cash consideration received by Kineta pursuant to disposed asset payments related to legacy Kineta assets (the “Disposed Asset Payment Right”). Such payments, if any, will be made at a later date and in accordance with the terms of the Merger Agreement. In each case, in lieu of the issuance of any fractional shares of TuHURA Common Stock, TuHURA will pay an amount equal to the product of (A) such fractional share and (B) $5.7528.

As of the Effective Time, all 15,478,657 outstanding shares of Kineta Common Stock were automatically canceled and ceased to exist, at that point only representing the right to receive the Merger Consideration, without interest, and in each case, the right to receive cash in lieu of fractional shares into which such shares of Kineta Common Stock were converted into TuHURA Common Stock pursuant to the Merger Agreement.

No fractional shares of TuHURA Common Stock were issued upon the conversion of shares of Kineta Common Stock pursuant to the Merger Agreement. Each holder of shares of Kineta Common Stock who would otherwise have been entitled to receive a fraction of a share of TuHURA Common Stock received, in lieu thereof and upon surrender thereof, a cash payment, which payment was calculated by the Exchange Agent and shall represent such holder’s proportionate interest in a share of TuHURA Common Stock based on a TuHURA share value of $5.7528 per share (the “TuHURA Share Value”).

The number of shares of TuHURA Common Stock issued in the Mergers was not based on market prices, but was fixed based on the TuHURA Share Value. Although the number of shares of TuHURA Common Stock issuable in the Mergers did not fluctuate with market prices given that the TuHURA Share Value is fixed, the market value (e.g., the number of shares of TuHURA Common Stock received in the Mergers multiplied by the trading price of TuHURA Common Stock as of immediately prior to the closing date of the Mergers) of the Merger Consideration fluctuated with the price of TuHURA Common Stock up through the Effective Time given TuHURA Common Stock is traded on the Nasdaq Capital Market. TuHURA Common Stock is traded on Nasdaq under the symbol “HURA.” Kineta Common Stock was traded on the OTC, under the symbol “KANT.”

Clinical Trial Funding Agreement

Simultaneously with the execution of the Merger Agreement, Kineta and TuHURA entered into a Clinical Trial Funding Agreement (the “CTF Agreement”), pursuant to which TuHURA agreed to loan up to $900,000 to Kineta solely for the purpose of funding certain research and development expenses, as set forth in the CTF Agreement. Pursuant to the terms of the CTF Agreement, Kineta granted a security interest to TuHURA in the assets, rights, including patents, patent rights, patent application, product and development program assets, and other rights and assets, associated with, derived from, relating to, or used in connection with TBS-2025 and the TBS-2025 development program and clinical trial. Any amounts loaned to Kineta under the CTF Agreement were evidenced by a secured promissory note (the “CTF Note”), bearing interest at 5% simple interest per annum, payable on the earlier of (a) following the closing of the Mergers, any date on which TuHURA demands payment by written notice to Kineta or (b) if the Merger Agreement were to have been terminated, within ten days following the date of such termination.

No proceeds of the CTF Note were permitted to be used for any other purposes, including without limitation, paying any operating, transaction or other expenses of Kineta. The CTF Note included customary protective provisions for the benefit of TuHURA as a lender.

Under the terms of the CTF Agreement, previous advances made by TuHURA to Kineta prior to the execution of the CTF Agreement with the intent of helping Kineta fund payments to contract research organization and other vendors reasonably acceptable to TuHURA for the continued development of the TBS-2025 assets and related clinical trials (collectively, the “Existing Advances”), were aggregated with the principal of the additional funds advanced subsequent to December 11, 2024, however they did not accrue any interest.

The total amount of funding able to be advanced under the terms of the CTF Agreement, without the mutual consent of both TuHURA and Kineta, was an aggregate principal amount equal to the Existing Advances plus $900,000. There were four Existing Advances made between September 18, 2024, and December 9, 2024 that totaled $694,503, which were included in the aggregate principal amount for the purposes of making any future advances under the total CTF Agreement’s funding cap (i.e. $900,000 plus approximately $694,503, or $1,594,503). The Existing Advances funded prior to the execution of both the CTF Agreement as well as the Merger Agreement represented advances already made by TuHURA to Kineta in connection with the Exclusivity Agreement and were included as a credit against the cash component of the Merger Consideration otherwise payable to Kineta stockholders in the Mergers. Any advances made under the CTF Agreement after December 11, 2024 were not counted towards the Merger Consideration. Through the closing of the Mergers and also the date of this unaudited pro forma condensed combined financial information, the total amount of CTF Notes that had been made aggregated to a total principal amount of $900,000, or the maximum amount allowed to be funded under the CTF agreement.

The June 2025 Private Placement (TuHURA Securities Purchase Agreement)

As a condition of the Mergers under the terms of the Merger Agreement, on June 2, 2025, TuHURA Biosciences, Inc. and certain accredited investors (the “Purchasers”) entered into a securities purchase agreement

(the “Securities Purchase Agreement”) pursuant to which the Company agreed to issue and sell to the Purchasers, in a private placement (the “June 2025 Private Placement”), an aggregate of 4,759,309 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), together with warrants to purchase an equal number of shares of Common Stock at an exercise price of $3.3125 (the “Warrants”), for an aggregate offering amount of $12,612,169. The combined effective offering price for each Share and accompanying Warrant in the June 2025 Private Placement was $2.65.

Pursuant to the Securities Purchase Agreement, each Purchaser agreed to purchase such Purchaser’s respective investment in the June 2025 in four equal tranches, as follows:

•	$2,228,038, or 840,769 shares, at the initial closing date of the Securities Purchase Agreement

•

$2,228,038, or 840,769 shares, after the Company notifies the Purchasers that the Food and Drug Administration (FDA) has notified the Company that the Company is no longer subject to the partial clinical hold set forth in the FDA’s Partial Clinical Hold letter to the Company dated January 24, 2024, with respect to the Company’s planned Phase 3 trial of IFx-2.0;

•	$2,228,038, or 840,769 shares, after the Company notifies the investors that the Phase 3 trial for IFx-Hu2.0 (the “Phase 3 Trial”) has been initiated; and

•

$2,228,038, or 840,769 shares, after the Company notifies the investors that all material conditions for the closing of the Mergers have been satisfied (other than conditions that cannot be satisfied until on or immediately before the closing of the Mergers) and that the Company is prepared to close the Mergers.

In addition to the $8,912,151 that was purchased in four equal tranches pursuant to the foregoing milestones, the remaining amount of $3,700,018 in the June 2025 Private Placement is required to be purchased and funded by December 31, 2025 by certain Purchasers who agreed to invest an aggregate of approximately $4,000,000 or more in the June 2025 Private Placement and who elected to defer the purchase of a portion of such Purchaser’s Common Stock and Warrants until such time.

The Company received aggregate gross proceeds from the Initial Closing on June 2, 2025, of approximately $2,228,038, before deducting fees to the placement agents and other estimated offering expenses payable by the Company. The successful completion of the Mergers that occurred on June 30, 2025, was the final funding milestone, as noted above (the other two conditions both being completed earlier in June 2025) which has provided for the entire funding amount from the four tranches above of $8,912,151 being received to-date through the purchase of 3,363,076 shares by the investors. The Company has yet to receive the final $3,700,018 committed to be purchased and funded by December 31, 2025, by those certain investors mentioned above. The Company currently plans to use the net proceeds from the June 2025 Private Placement for cash requirements to fund expenses acquired in connection with the Mergers, to fund the initiation of the Phase 3 Trial for IFx-2.0, to fund the advancement of TBS-2025 to a Phase 2 trial and for other working capital needs after the closing of the Mergers.

The Warrants have an exercise price per share equal to $3.3125 and will expire on December 3, 2030. The exercise price of the Warrants is subject to proportional adjustment for stock splits, reverse stock splits, and similar transactions.

The Company has agreed to file a registration statement to register the resale of the shares issued int eh June 2025 Private Placement and shares of TuHURA Common Stock underlying the Warrants no later than 60 calendar days following the date of the June 4, 2025 initial closing of the private placement and to use reasonable efforts to cause such registration statement to become effective within 120 calendar days following the date of the initial closing.

The June 2025 Private Placement is presented in the unaudited pro forma condensed combined financial statement as contemplated since it was a condition of closing of the Mergers and represents a significant additional financing received by TuHURA subsequent to the most recent historical financial information presented herein. The June 2025 Private Placement is represented in these pro formas to reflect the issuance of 4,759,309 shares of TuHURA Common Stock to the Purchasers at the combined unit price of $2.65 per share and accompanying warrant (see below regarding the warrants), which represents a fifteen percent (15%) discount to the NASDAQ closing price of TuHURA’s Common Stock on June 2, 2025, for proceeds of $11,512,169 net of $1,100,000 of equity issuance costs.

As noted above, in addition to the shares of TuHURA Common Stock issued to the Purchasers who invested in the June 2025 Private Placement, an equal number of warrants to purchase the same amount of common shares at an exercise price of $3.3125 per warrant share were issued together with the common shares issued in the June 2025 Private Placement. These Warrants represent freestanding financial instruments issued together with the common stock purchased, however, they were determined to not be precluded from being classified as equity. As such, the shares underlying the Warrants are initially measured at their relative fair values and not remeasured for subsequent changes in fair value to be recognized as long as the Warrants continue to be classified in equity. Given that the Warrants were issued along with the common stock issued to the private investors in the June 2025 Private Placement and all the net proceeds are already reflected in TuHURA’s historical balance sheet as of June 30, 2025 with the corresponding amount also recorded within equity, the relative fair value that is allocated to the Warrants is also reflected in the corresponding amount recorded within Additional paid-in capital. As a result, the accounting for the Warrants is determined to have zero net effect within equity.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED JUNE 29, 2025

	TuHURA Biosciences, Inc. Historical	Kineta (Historical)	Pro Forma Adjustments	Pro Forma Combined
Operating expenses:
Research and development expenses	9,508,608	1,621,068	—	11,129,676
General and administrative expenses	7,384,371	4,085,064	—	11,469,435

Operating Loss	16,892,979	5,706,132	—	22,599,111

Other income (expense):
Gain on sale of assets	—	1,011,799	—	1,011,799
Grant income	575,209	—	—	575,209
Gain on payables settlement	—	296,091	—	296,091
Interest income (expense), net	129,564	(19,745)	—	109,819

Total other income	704,773	1,288,145	—	1,992,918

Net loss	$(16,192,384)	$(4,511,286)	$—	$(20,606,193)
Series A Preferred cash dividend	(4,178)	—		(4,178)
Net income (loss) attributable to noncontrolling interest	—	(93,299)		(93,299)

Net Loss attributable to common stockholders	$(16,192,384)	$(4,511,286)		$(20,703,670)

Net Loss per share, basic and diluted	$(0.36)	$(0.35)		$(0.39)
Weighted-average shares outstanding, basic and diluted	44,938,198	12,902,000		52,737,094

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

	TuHURA Biosciences, Inc. Historical	Kintara Historical	Pro Forma Adjustments		TuHURA Biosciences, Inc. Pro Forma Combined	Kineta (Historical)	Pro Forma Adjustments		Pro Forma Combined
Operating expenses:
Research and development expenses	13,335,316	945,143	—		14,280,459	5,386,821	—		19,667,280
General and administrative expenses	4,314,176	5,733,582	3,386,840	C	13,434,598	8,144,709	1,121,498	E(i)	26,913,223
							4,212,418	E(ii)

Operating Loss	(17,649,492)	(6,678,725)	(3,386,840)		(27,715,057)	(13,531,530)	(5,333,916)		(46,580,503)
Other (expense) income:
Foreign exchange	—	(1,568)	—		(1,568)	—	—		(1,568)
Grant income	57,627	—	—		57,627	—	—		57,627
Interest income (expense), net	(3,776,301)	184,549	(4,138,301	) A	(7,730,053)	249,591	—		(7,480,462)
Change in fair value of rights from Private Placement	—	—	—		—	(3,832,400)	—		(3,832,400)
Change in fair value measurement of notes payable	—	—	—		—	(9,420)	—		(9,420)
Other income (expense), net	—	—	—		—	(12,862)	—		(12,862)
Change in fair value of derivative liability	(313,772)	—	313,772	B	—	—	—		—

Total other (expense) income	(4,032,446)	182,981	(3,824,529)		(7,673,994)	(3,605,091)	—		(11,279,085)

Net loss	$(21,681,637)	$(6,495,744)	$(7,211,068)		$(35,388,449)	$(17,136,621)	$(5,333,916)		$(57,858,986)
Series A Preferred cash dividend	(2,089)	(6,356)			(8,445)	—			(8,445)
Series C Preferred cash dividend	—	(12,839)	12,839	D	—	—			—
Deemed dividend on warrant modifications	(965,177)	—			(965,177)	—			(965,177)
Net income (loss) attributable to noncontrolling interest	—	—			—	(5,094)			(5,094)

Net loss attributable to common stockholders	$(22,648,903)	$(6,514,939)			$(36,362,071)	$(17,131,527)			$(58,827,514)

Basic and fully diluted loss per share	$(1.21)	$(0.25)				$(1.42)

Basic and fully diluted weighted average number of shares	18,663,000	26,352,000				12,100,000

Net loss per share - basic and diluted (See Note 5)					(0.86)				(1.12)

Weighted average shares outstanding - basic and diluted(1)					42,284,525				52,737,094

(1)	Based on the 1-35 reverse share split effected at the discretion of Kintara’s Board of Directors immediately prior to the consummation of the Kintara Merger on October 18, 2024 (see Note 5).

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Description of Transactions

Kintara Merger (Reverse Recapitalization)

On April 2, 2024, Kintara entered into an agreement and plan of merger with a wholly owned subsidiary of Kintara and Legacy TuHURA. Pursuant to the terms of such agreement, a reverse merger was effected whereby Kintara’s wholly owned subsidiary merged with and into Legacy TuHURA, with Legacy TuHURA continuing as a wholly owned subsidiary of Kintara, which then changed its name to “TuHURA Biosciences, Inc.”

Upon consummation of the Kintara Merger, all shares of common stock of Legacy TuHURA outstanding immediately prior to such time (after giving effect to the conversion of Legacy TuHURA preferred stock and excluding certain excluded and dissenting shares) were converted into and became exchangeable for 57,994,291 shares of common stock of Kintara based on an exchange ratio calculated as follows:

1-35 reverse share split
(a) Legacy TuHURA’s estimated ownership of shares of TuHURA Common Stock post-Kintara Merger on a fully-diluted basis	57,994,291
(b) Legacy TuHURA’s pre-Kintara Merger outstanding shares on a fully-diluted basis	324,171,554

Estimated exchange ratio: equal to (a) divided by (b)	0.1789

The exchange ratio was for the effect and purpose of determining the number of shares of common stock of Kintara to be issued to Legacy TuHURA stockholders (or became issuable to Legacy TuHURA option and warrant holders in respect of such options and warrants) based on the relative valuations of the companies and the fully-diluted shares of each of Kintara and Legacy TuHURA as of immediately prior to the closing of the Kintara Merger. For purposes of calculating the exchange ratio, (i) shares of common stock of Kintara underlying Kintara stock options and warrants outstanding as of immediately prior to the closing of the Kintara Merger with an exercise price per share of less than or equal to $0.20 were deemed to be outstanding and (ii) all shares of common stock of Legacy TuHURA underlying outstanding, Legacy TuHURA preferred stock, Legacy TuHURA options, and Legacy TuHURA warrants were deemed to be outstanding.

Based on the relative valuations as of the date when the Kintara Merger closed, there were no material difference between the fair value and cash value of the options and warrants and as such, they are presented at their cash value on the unaudited pro forma condensed combined financial statements.

After taking into account the conversion of the Notes but without taking into account the possible issuance of shares of common stock upon the achievement of the Milestone as set forth in the CVR Agreement, immediately after the Kintara Merger, Legacy TuHURA stockholders owned approximately 95.6% of the combined company and Kintara stockholders owned approximately 4.4% of the combined company. The unaudited pro forma condensed combined financial information has been prepared to give pro forma effect with respect to the reverse share split, as effected on October 18, 2024, immediately prior to the closing of the Kintara Merger of the then-issued and outstanding shares of common stock of Kintara (1-35 reverse share split):

	Shares (after 1-35 reverse share split as effected)(1)(2)(3)(4)	Approx. %
Legacy TuHURA stockholders pre-transaction	40,441,605	95.6%
Kintara public stockholders pre-Kintara Merger	1,842,920	4.4%

TuHURA Biosciences, Inc. Common Stock	42,284,525	100.0%

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1)

Includes (i) 13,462,217 shares issued to Legacy TuHURA common stockholders, (ii) 14,552,461 shares issued to Legacy TuHURA preferred stockholders and 2,500,315 shares included within the preferred dividends, and (iii) 9,926,612 shares issued to holders of Notes as-converted upon closing of the Kintara Merger.

(2)

Excludes (i) 6,587,057 shares underlying the options issued to Legacy TuHURA stockholders, (ii) 7,305,663 shares underlying the warrants issued to Legacy TuHURA stockholders and (iii) 3,659,967 shares underlying the warrants issued to Note holders.

(3)

Includes (i) 1,590,561 shares resulting from the 1-35 share split and (ii) 252,359 additional shares issued to holders of the Kintara common stock after rounding up all fractional shares resulting from the 1-35 share split to the nearest whole number

(4)	Excludes 1,539,958 shares underlying the CVR Agreement.

Legacy TuHURA Note Financing

On December 1, 2023, Legacy TuHURA’s board of directors approved the private offering of the convertible promissory notes debt to certain accredited investors in an aggregate principal amount of up to $15,000,000 to be used primarily to fund Legacy TuHURA’s clinical development plan and general corporate expenses (the “Notes”). The Notes bore simple interest at a rate of 20% per annum, which was computed on the basis of a 365-day year. On March 29, 2024, Legacy TuHURA’s board of directors approved increasing the aggregate principal amount of the Notes to be issued to $35,000,000 as well as that in the event a holder subscribed to purchase Notes in the aggregate principal amount of $4,000,000 or more, then such holders would be granted a warrant to purchase shares of common stock of Legacy TuHURA equal to (i) 50% of the aggregate principal amount of the Note purchased by such holder divided by (ii) $0.68. In connection with the Kintara Merger, all outstanding principal and accrued but unpaid interest under the Notes were automatically converted into shares of TuHURA Common Stock.

Contingent Value Rights Agreement

Immediately prior to the reverse share split that was consummated immediately prior to the closing of the Kintara Merger on October 18, 2024, Kintara entered into the CVR Agreement with the Rights Agent, pursuant to which holders of record of Kintara Common Stock and Warrants, in each case, immediately prior to the effected reverse share split, received one CVR for each outstanding share of Kintara Common Stock held by such stockholder (or, in the case of the warrants, each share of Kintara Common Stock for which such warrant is exercisable). Each CVR shall entitle the holder thereof to receive its portion of 1,539,958 CVR Shares if TuHURA Biosciences, Inc., as the surviving corporation post-Kintara Merger, achieves the Milestone (defined below and in the CVR Agreement).

The issuance of the CVR Shares is solely based on conducting a study of REM-001 with at least 10 participants, including having those said participants complete a level of follow-up within the appropriate duration required in order to complete the trials (the “Milestone”) and is not contingent on any future outcome of the study, clinical trials, commercialization, or economic benefit to be derived from REM-001. TuHURA, now as the surviving corporation post-Kintara Merger, is not obligated to develop REM-001 besides using commercially reasonable efforts to achieve this Milestone and commercially reasonable efforts shall not require TuHURA to expend monetary resources in excess of $700,000 after taking into account the amount Legacy Kintara reasonably stated it was eligible for and will be reimbursed (or already reimbursed) by $2,000,000 in NIH grants under Federal Award Number 1R44CA281615-01.

Legacy TuHURA determined before the closing date of the Kintara Merger that any in-process research and development assets of Kintara potentially remaining as of the Kintara Merger would not have significant value when compared to the gross assets obtained through the Merger and, other than completing the NIH-funded 15-patient REM-001 Study as described above, Legacy TuHURA never had any intention to start up

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

development efforts for any of Kintara’s legacy clinical studies following the Kintara Merger. However, TuHURA Biosciences, Inc. still anticipates the successful enrollment of the ten patients and that such patients will complete the required follow-up to satisfy the Milestone. Based on these factors, TuHURA’s management has concluded that it is probable that the Milestone of the Legacy Kintara clinical studies pursuant to the CVR Agreement will be achieved and the CVR shares in the combined Company will be issued.

Based on management’s analysis, the CVRs were identified as freestanding financial instruments and determined to be indexed to TuHURA’s own stock, as they are now to be settled in the combined company TuHURA’s Common Stock. Further, the CVR financial instruments are not mandatorily redeemable, as the instruments do not require TuHURA to redeem them for cash or other assets at a fixed or determinable date, or upon an event that is certain to occur, and the CVRs do not represent an unconditional obligation requiring TuHURA to redeem the instruments. The CVRs did not represent outstanding shares of Kintara Common Stock and do not represent outstanding shares of TuHURA Common Stock, and the CVRs do not obligate TuHURA to buy back some or all of its shares. As such, the CVRs are not precluded from being classified within Equity. Given the CVRs are initially being recorded within Equity, if the CVR Milestone were to be achieved, TuHURA would issue additional Common Stock, thereby resulting in a reclass of the CVRs from Additional paid-in capital—CVRs to Common Stock and Additional paid-in capital. As a result, the accounting for the CVR is determined to have zero net effect on total equity within the TuHURA historical consolidated balance sheet as of June 30, 2025.

Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized if the contracts continue to be classified in equity. TuHURA estimated the valuation of the CVR arrangement. Since the Milestone is based on ten participants in the REM-001 study and 8 weeks of follow-up, management determined that the achievement of the Milestone is probable as of the date hereof. The Kintara Merger Agreement specifies achievement of the Milestone will result in the issuance of the CVR Shares. TuHURA leveraged the fair value level 1 input of the closing price of TuHURA’s Common Stock on July 28, 2025, of $2.78 multiplied by 1,539,938 shares resulting in an estimated valuation of the CVR Shares of approximately $4,281,000.

Common Stock Purchase Warrants (“Penny Warrants”) Issued for Transaction Costs Incurred

Following the consummation of the Reverse Recapitalization with Kintara, and in connection with certain transaction costs that would have been due for underwriting and other fees due to Legacy TuHURA’s investment bank as a result of the closing of the Kintara Merger, the newly combined TuHURA entered into an arrangement with Legacy TuHURA’s investment bank, whereby TuHURA would pay $2,000,000 immediately after the close of the Kintara Meger, $500,000 within 60 days after the close, and also issue the investment bank unregistered common stock purchase warrants to purchase up to 297,029 shares of common stock of TuHURA, $0.001 par value, at an exercise price of $0.01 per share (the “Penny Warrants”). The underlying shares of the Penny Warrants are considered to be issued and outstanding for the purposes of calculating share capitalization and also in the context of basic earnings per share.

The aggregate $2,500,000 of costs pertaining to the Reverse Recapitalization noted above (comprised of $2,000,000 being paid in cash after the close and $500,000 to be paid within 60 days after the close) are already reflected within the historical TuHURA consolidated balance sheet and financial statements as of and for the year ended December 31, 2024, along with the other transaction costs incurred for the Kintara Merger. TuHURA incurred and paid approximately $250,000 of additional costs to the same investment bank for advisory fees incurred in connection with the Mergers.

The Penny Warrants have an actual expiration date of April 19, 2027, however, will be assumed to be exercised and converted into TuHURA Common Stock due to their nominal exercise price ($0.01 per warrant per

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

share). Based on management’s analysis, the Penny Warrants were identified as freestanding financial instruments and determined to be indexed to TuHURA’s own stock, as they were initially issued in lieu of transaction fees to close the Reverse Recapitalization but now are to be settled in the combined Company TuHURA’s Common Stock; and therefore have been determined to be an equity instrument rather than being a liability-classified warrant. Further, the Penny Warrants are not mandatorily redeemable as the instruments do not require either counterparty to redeem them for cash or other assets at a fixed or determinable date, or upon an event that is certain to occur and the Penny Warrants do not represent an unconditional obligation requiring either counterparty to redeem the instruments.

The Penny Warrants were not agreed upon nor issued until over a month after the close of the Reverse Recapitalization, and they do not represent outstanding shares of Legacy TuHURA Common Stock or any other equity instrument, and the Penny Warrants do not obligate TuHURA to buy back some or all of its shares in any case. As such, the Penny Warrants are not precluded from being classified within equity.

Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized if the contracts continue to be classified in equity. TuHURA estimated the valuation of the Penny Warrants upon issuance based on a Black-Scholes simulation with key inputs and assumptions such as stock price, term, dividend yield, risk-free rate, and volatility; resulting in a fair value ascribed to the Penny Warrants of $1,642,867. As previously stated, however, the Penny Warrants were also issued as equity issuance costs by TuHURA to Legacy TuHURA’s investment bank in lieu of cash payment for fees that were directly attributable to the consummation of the Reverse Recapitalization. As Legacy TuHURA was treated as the accounting acquirer for reporting purposes, these offering costs were treated as a reduction to Additional paid-in capital, however, the issuance of the underlying shares and increase to outstanding equity would effectively offset the reduction to Additional paid-in capital and the only impacts would be to the common shares outstanding of TuHURA by 297,029 once exercised.

Given the Penny Warrants were recorded within Equity and were also issued by TuHURA in lieu of paying equity issuance costs in connection with the consummation of the Kintara Merger, the assumption of the Penny Warrants being exercised would imply the issuance of additional Common Stock, thereby resulting in a reclassification of the Penny Warrants from Additional paid-in capital—Penny Warrants to Common Stock and Additional paid-in capital. As these Penny Warrants were issued in connection with the consummation of the Kintara Merger and were all still outstanding as of June 30, 2025, the accounting for the Penny Warrants is determined to have zero net effect on total equity within the historical balance sheet of TuHURA. The shares underlying the Penny Warrants are assumed to be outstanding when presenting the share capitalization of the Company and in calculating basic and diluted loss per share amounts, and the impacts to these amounts after assuming their exercise is presented in the unaudited pro forma condensed combined pro forma financial information.

Kineta Exclusivity Agreement, July 2024 Private Placement

On July 8, 2024, Kineta and Legacy TuHURA entered into the Exclusivity Agreement for the potential acquisition of Kineta’s KVA12123, now renamed as TBS-2025, and related rights and assets associated with and derived from the asset. TBS-2025 is a novel VISTA-inhibiting monoclonal antibody.

Pursuant to the Exclusivity Agreement, among other things, Kineta granted Legacy TuHURA an exclusive right to acquire Kineta’s worldwide patents, patent rights, patent applications, product and development program assets, technical and business information, and other rights and assets associated with and derived from its development program related to the then-named KVA12123 during the period commencing as of July 3, 2024 and continuing through the first to occur of (a) the execution of a definitive agreement with TuHURA or one or more of its affiliates and (b) 11:59 PM Eastern Time on October 1, 2024, which was subject to extension (the

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

“Exclusivity Period”). In accordance with the Exclusivity Agreement, as the parties were engaged in good faith discussions regarding the Mergers on the date on which the Exclusivity Period (or a renewal thereof) was scheduled to expire and since Legacy TuHURA had not yet closed the Kintara Merger, then the Exclusivity Period automatically renewed for an additional ten (10) day period (a “Renewal Period”) (up to a total of two (2) Renewal Periods for an aggregate of twenty (20) additional days).

Under the terms of the Exclusivity Agreement, Legacy TuHURA paid Kineta a fee in the amount of $5,000,000, with $2,500,000 paid at signing and an additional $2,500,000 paid on July 15, 2024. The fee is nonrefundable other than in the case of an uncured breach of the Exclusivity Agreement by Kineta. No later than two (2) business days after the Renewal Period started, TuHURA had to pay an additional $150,000 as an additional Exclusivity Payment, in an amount not to exceed $300,000 for the two (2) available Renewal Periods. On October 4, 2024, TuHURA paid Kineta $150,000 as an additional Exclusivity Payment for the first Renewal Period. On October 15, 2024, TuHURA paid Kineta $150,000 as an additional Exclusivity Payment for the second Renewal Period. The Exclusivity Payments were credited against the cash consideration otherwise payable to Kineta stockholders pursuant to the Merger Agreement.

In conjunction with the Exclusivity Agreement, Legacy TuHURA sold 4,009,623 shares of its Legacy common stock in a private offering (which were exchanged for 717,000 shares of TuHURA Common Stock issued in connection with the consummation of the Kintara Merger) with a purchase price of $5,000,000 (the “July 2024 Private Placement”) to an existing Legacy TuHURA shareholder (the “Investor”). In connection with the July 2024 Private Placement, the Investor is entitled to a 1.5% royalty on certain sales by TuHURA of products based on TBS-2025. Based on the current stage of clinical trials and inherent uncertainties surrounding the regulatory approval of TBS-2025, the royalty is not currently probable and reasonably estimable. Therefore, TuHURA has not recognized or allocated any of the subscription proceeds for the Investor royalty agreement to a royalty obligation liability in the unaudited pro forma condensed combined financial statements.

The Mergers (Business Combination with Kineta)

On December 11, 2024, TuHURA entered into the Merger Agreement with Kineta under which it was contemplated that TuHURA would acquire Kineta, including the rights to Kineta’s novel KVA12123 antibody, now renamed as TBS-2025, for a combination of cash and shares of TuHURA Common Stock.

As stated in the Introduction above, the Mergers are accounted for as a business combination in which TuHURA acquired Kineta, including the rights to Kineta’s novel then-named KVA12123 antibody. Under the terms of the Merger Agreement, Kineta stockholders received their pro rata share (based on the number of Kineta fully diluted shares held by them) of aggregate Merger Consideration in the Mergers consisting of, as adjusted pursuant to the terms of the Merger Agreement, shares of TuHURA Common Stock.

After taking into account the issuance of additional TuHURA shares reserved for the Initial Share Consideration (as defined in the Merger Agreement), as adjusted for certain estimated purchase price adjustments based on the calculation of the total Merger Consideration on a pro forma basis as included herein, and the Kineta Delayed Share Consideration (as defined in the Merger Agreement), as estimated immediately after the Mergers, TuHURA stockholders owned approximately 92.4% of the TuHURA Common Stock outstanding following the closing of the Mergers and Kineta stockholders owned approximately 7.6% of the TuHURA Common Stock outstanding, which could be adjusted further as the stock consideration to be issued as the Merger Consideration is subject to adjustment in accordance with the Merger Agreement. The unaudited pro forma condensed combined financial information has been prepared to give pro forma effect with respect to both

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

the reverse share split, as effected on October 18, 2024 for the Kintara Merger, as well as the additional issuance of shares and related transactions surrounding the Merger Consideration in the Mergers for Kineta shareholders.

	Share Ownership Post-Mergers	Approx. %
TuHURA Biosciences, Inc. stockholders at the Effective Time of the Mergers(1)(2)	48,739,040	92.4%
Kineta, Inc. public stockholders at the Effective Time of the Mergers(3)	3,998,054	7.6%

Pro Forma Common Stock	52,737,094	100.0%

(1)

Includes (i) 42,284,525 shares issued and outstanding to TuHURA common stockholders following the closing of the Kintara Merger, (ii) 297,029 shares underlying the penny warrants issued to underwriters in lieu of cash payment notes, as-converted upon their issuance, (iii) 1,398,177 shares issued and outstanding for those TuHURA warrant and option holders who exercised their warrants subsequent to closing of the Kintara Merger and (iv) 4,759,309 shares issued in connection with the June 2025 Private Placement securities purchase agreement

(2)

Excludes (i) 6,511,571 shares underlying the options issued to TuHURA stockholders, (ii) 8,335,007 shares underlying the warrants issued to TuHURA stockholders and Note holders in connection with the Kintara Merger, (iii) 1,539,958 shares underlying the CVR Agreement, and (iv) 4,759,309 warrant shares issued in connection with the June 2025 Private Placement securities purchase agreement

(3)

Includes (i) 2,868,169 shares issued as the “Initial Share Consideration” share component of the aggregate Merger Consideration and (ii) 1,129,885 shares assumed to be issued as the “Kineta Delayed Share Consideration” share component of the aggregate Merger Consideration for historical Kineta common stockholders based on their pro rata share of Kineta’s historical equity (based on the number of Kineta fully diluted shares held by them at the Effective Time)

The closing cash component of the aggregate Merger Consideration was $0 calculated by using a top-line value of $12,000,000 minus the $6,745,000 advanced to Kineta under the Exclusivity, Right of First Offer, Existing Advances, and working capital loans assumed through the closing date of the Mergers for working capital needs pursuant to the Merger Agreement less the sum of Kineta’s working capital deficit of $5,255,000 at the closing of the Mergers thus resulting in no cash consideration being paid to Kineta’s former shareholders at the closing of the Mergers. The share component of the aggregate Merger Consideration consists of an aggregate maximum of up to 3,998,054 shares of TuHURA Common Stock, subject to a six-month holdback of 1,129,885 of such shares to satisfy certain additional liabilities as of the closing date that may be identified after the closing (as of the closing, TuHURA issued 2,868,169 shares of TuHURA Common Stock to former Kineta stockholders as Initial Share Consideration). As additional Merger Consideration, Kineta stockholders are entitled to receive their pro rata share of certain payments that Kineta may receive after the closing from the pre-closing sale by Kineta of certain non-TBS-2025 products and technologies.

TuHURA and Kineta CTF Agreement

In connection with the Merger Agreement, TuHURA and Kineta entered into a Clinical Trial Funding Agreement under which TuHURA agreed to continue to fund clinical trial expenses for then-named KVA12123 in an additional amount of up to $900,000, excluding the Existing Advances already financed, which may be increased upon mutual agreement.

Through the date of this unaudited pro forma condensed combined financial information, the total principal amount of CTF Notes funded under the CTF agreement was $900,000.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

TuHURA June 2025 Securities Purchase Agreement

In connection with the Merger Agreement and as a condition precedent to the completion of the Mergers, on June 2, 2025, the Company entered into a securities purchase agreement with accredited investors under which the investors committed to purchase $12,612,169 of shares of TuHURA Common Stock (representing approximately 476 million shares) on certain dates and contingent on certain milestones over a period beginning on June 2, 2025 and continuing until December 31, 2025 (the “June 2025 Private Placement”).

The June 2025 Private Placement is presented in the unaudited pro forma condensed combined financial statement as contemplated since it was a condition of closing of the Mergers and represents a significant additional financing received by TuHURA subsequent to the most recent historical financial information presented herein. The June 2025 Private Placement is represented in these pro formas to reflect the issuance of 4,759,309 shares of TuHURA Common Stock to the Purchasers at the combined unit price of $2.65 per share and accompanying warrant (see below regarding the warrants), which represents a fifteen percent (15%) discount to the NASDAQ closing price of TuHURA’s Common Stock on June 2, 2025, for proceeds of $11,512,169 net of $1,100,000 of equity issuance costs.

As noted above, in addition to the shares of TuHURA Common Stock issued to the Purchasers who invested in the private offering, an equal number of warrants to purchase the same amount of common shares at an exercise price of $3.3125 per warrant share were also provided together with the common shares issued in the June 2025 Private Placement. These warrants represent freestanding financial instruments issued together with the common stock purchased, however, they were determined to not be precluded from being classified as equity. As such, the shares underlying the warrants are initially measured at their relative fair values and not remeasured for subsequent changes in fair value to be recognized as long as the warrants continue to be classified in equity. Given that the warrants were issued along with the common stock issued to the private investors in the June 2025 Private Placement and all the net proceeds are already reflected in the unaudited pro forma condensed combined balance sheet as of June 30, 2025 with the corresponding amount also recorded within equity, the relative fair value that is allocated to the warrants would also be reflected in that corresponding amount recorded within Additional paid-in capital. As a result, the accounting for the warrants is determined to have zero net effect within equity.

The Merger Agreement was unanimously approved by the boards of directors of both companies, and Kineta stockholder approval was also obtained on June 23, 2025. The completion of the Mergers was also subject to the satisfaction or waiver of certain other conditions, such as the approval by TuHURA’s stockholders of an increase in the number of authorized shares of TuHURA Common Stock, which was approved on June 23, 2025. The Mergers closed on June 30, 2025.

Note 2. Basis of Presentation

Kintara Merger (Reverse Recapitalization)

The Kintara Merger was accounted for as a reverse recapitalization, where the assets and liabilities of Kintara were recorded at their carrying values, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Kintara was treated as the “accounting acquiree” and Legacy TuHURA as the “accounting acquirer” for financial reporting purposes. The determination of Legacy TuHURA as the accounting acquirer was primarily based on the evaluation of the following facts and circumstances:

•	The pre-combination equity holders of Legacy TuHURA held the majority of voting rights after the Kintara Merger,

•	Legacy TuHURA appointed four of the five board seats of TuHURA after the Kintara Merger,

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

•	Executive management of Legacy TuHURA comprised the executive management of TuHURA after the Kintara Merger, and

•	Operations of Legacy TuHURA comprised the majority of ongoing operations of TuHURA after the Kintara Merger.

Accordingly, for accounting purposes, the Kintara Merger was treated as the equivalent of Legacy TuHURA issuing shares for the net assets of Kintara, followed by a recapitalization. The net assets of Legacy TuHURA were stated at historical cost. Operations prior to the Kintara Merger were those of Legacy TuHURA.

The Mergers

The Mergers were successfully completed on June 30, 2025 and were accounted for as a business combination using the acquisition method of accounting in accordance with U.S. GAAP. Under the acquisition method of accounting, the Mergers are accounted for by recognizing the acquired assets, including separately identifiable intangible assets, including in-process research and development, and assumed liabilities at their acquisition-date fair values. Any excess of the fair value of the Merger Consideration issued to the stockholders of Kineta above the acquisition-date fair values of these identifiable assets and liabilities is recognized as goodwill.

TuHURA was determined to be the “accounting acquirer” in the Mergers for financial reporting purposes with Kineta being the “accounting acquiree” for financial reporting purposes. The determination of the Mergers being accounted for as business combination, and for TuHURA being the accounting acquirer is based primarily on evaluation of the following facts and circumstances:

•

Existing TuHURA securityholders still own approximately 92.4% of the combined TuHURA Common Stock outstanding, as calculated immediately following the Effective Time assuming all former Kineta shareholders are issued their pro rata share of the maximum of 3,998,054 shares of TuHURA Common Stock to be issued (currently estimated to be 3,998,054 shares after aggregating both the Initial Share Consideration actually issued and the maximum Delayed Share Consideration that could be issued) as the share component of the consideration transferred in accordance with the Merger Agreement,

•	The TuHURA Board of Directors will remain the same after the Mergers,

•	TuHURA’s current senior management will remain the same after the Mergers, and

•	Operations of TuHURA will comprise the majority of the continuing operations of TuHURA after the Mergers.

As a result of TuHURA being treated as the acquiring company for financial reporting purposes, the historical financial statements of TuHURA remain the historical consolidated financial statements of the Company. Results from operations prior to the Kintara Merger are those of Legacy TuHURA and, as such, results from operations prior to the Mergers are those of TuHURA.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 gives effect to the Transaction as if it occurred on January 1, 2024. This period is presented on the basis that Legacy TuHURA and TuHURA are treated as the acquirer for accounting purposes for both the Kintara Merger and the Mergers, respectively.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that TuHURA management believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

described in the accompanying notes, may be revised as additional information becomes available and is evaluated, including that differences between the acquisition method of accounting estimates of fair value and the final acquisition accounting may occur. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the differences may be material. TuHURA management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of TuHURA after the Transactions. They should be read in conjunction with the separate historical audited and unaudited financial statements and notes thereto of Legacy TuHURA, Kintara, and Kineta as filed with the SEC.

Immediately prior to the consummation of the Kintara Merger, Legacy TuHURA preferred stock converted into shares of common stock of Legacy TuHURA that subsequently was converted into and became exchangeable for shares of common stock of Kintara which were issued upon completion of the Kintara Merger on October 18, 2024 and in accordance with the exchange ratio.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given that Legacy TuHURA and TuHURA incurred significant losses during the historical periods presented.

Upon completion of the Mergers on June 30, 2025, pursuant to the terms and conditions of the Merger Agreement, each share of Kineta common stock, issued and outstanding immediately prior to the First Merger, was converted into the right to receive 0.185298 shares of TuHURA Common Stock, for an aggregate of 2,868,169 shares of TuHURA Common Stock as the Initial Share Consideration. Also pursuant to the terms and conditions of the Merger Agreement, each share of Kineta common stock, issued and outstanding immediately prior to the First Merger, is also entitled to (i) its pro rata portion of 1,129,885 shares of TuHURA Common Stock to be issued after six months following the closing of the Mergers (the Delayed Share Consideration), subject to adjustment for losses incurred or accrued during the six month period from the closing of the Mergers, and (ii) the right to its pro rata share of cash consideration received by Kineta pursuant to disposed asset payments related to legacy Kineta assets.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations for TuHURA Biosciences, Inc. are based upon the number of the combined company’s common shares outstanding following the reverse share split of 1-35 as effected on October 18, 2024, as if the Reverse Recapitalization had occurred on January 1, 2024, as well as for all the transactions that would impact the equity structure of TuHURA in order to consummate the Kintara Merger, assuming the Mergers occurred on January 1, 2024.

Note 3. Accounting Polices

Following the successful completion of the Mergers, management will now perform a comprehensive review of the entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the entities which, when conformed, could have a material impact on the

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

financial statements of TuHURA. Based on the initial analyses performed, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

As a result of TuHURA being treated as the acquiring company for financial reporting purposes in both of the Transactions, the unaudited condensed combined pro forma financial information has been prepared on a basis consistent with the historical financial statements of TuHURA. As part of the preparation of the unaudited pro forma condensed combined financial information under this basis, certain reclassifications were made to align Kintara’s and Kineta’s financial statement presentation with that of TuHURA.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The pro forma adjustments were based on the preliminary information available at the time of the preparation of the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the separate historical audited and unaudited financial statements of TuHURA, Legacy TuHURA, Kintara, and Kineta, as filed with the SEC.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The Company includes additional financing transactions and transaction accounting adjustments in the unaudited pro forma condensed combined statements of operations as if they had occurred as of the earliest period presented, January 1, 2024.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of TuHURA Common Stock outstanding following the reverse share split of 1-35 as effected on October 18, 2024 for the Reverse Capitalization, and assuming the share issuances expected in connection with the Mergers occurred on January 1, 2024.

Estimated Purchase Price Consideration for the Mergers

Estimated purchase price of $16,560,163 related to the Mergers is comprised of the following components:

Cash Consideration Paid at Closing	$—
Total Cash Consideration Paid (Exclusivity Payments, Loans, and Advances)	7,644,502
Initial Share Consideration	6,396,017
Delayed Share Consideration	2,519,644
Contingent Consideration	—

Total consideration	$16,560,163

The cash component of the aggregate Merger Consideration in the Mergers was a cash consideration amount of $6,745,000 (consisting of a top-line cash consideration value of $12,000,000, as stated in the Merger Agreement, less the sum of Kineta’s final calculated working capital deficit of $5,255,000 as of the closing date of the Mergers. Additionally, $750,000 in working capital loans and $900,000 paid in the CTF agreement were effectively settled and became intercompany arrangements. Of the cash consideration amount of $7,644,502, the entire cash component had already been paid by TuHURA to Kineta prior to the closing date of the Mergers and was credited towards the cash component of the aggregate Merger Consideration in the Mergers pursuant to the Merger Agreement.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The estimated share consideration pursuant to the Merger Agreement, which for which certain components are still ultimately subject to adjustment pursuant to the Merger Agreement, to be paid to former Kineta stockholders of record as of the Effective Time will consist of an aggregate of up to 3,998,054 shares of TuHURA Common Stock, which was calculated by using the top-line share value of $23,000,000 (consisting of the maximum value for the Initial Share Consideration of $16,500,000 plus the maximum value for Delayed Share Consideration of $6,500,000) and dividing by the TuHURA Share Value ($23,000,000 divided by $5.7528 per share equals 3,998,054 shares).

As stated in the Introduction section above, while the actual number of shares of TuHURA Common Stock issued in the Mergers was not based on fluctuating market prices, but fixed (i.e. based on the TuHURA Share Value determined as of the date that the acquisition was announced on December 11, 2024), the fair value of the share consideration could also be variable because the predetermined number of shares would be expected to fluctuate along with the publicly listed TuHURA stock price (e.g., the number of shares of TuHURA Common Stock received in the Mergers multiplied by the trading price of TuHURA Common Stock as of immediately prior to the closing date of the Mergers). As a result, the Initial Share Consideration and Delayed Share Consideration are now calculated and estimated at a lower market value issued to Kineta stockholders in the completion of the Mergers relative to the estimated amount that was estimated using only the TuHURA Share Value.

As such, the Initial Share Consideration was calculated to be $6,396,017 as of the closing date of the Mergers (consisting of the calculated 2,868,169 shares of Initial Share Consideration that was based on the top-line $16,500,000 amount divided by the TuHURA Share Value, and then multiplied by the actual TuHURA market price on that date of approximately $2.23). Subject to further adjustment based on subsequent changes to the delayed net working capital or other amounts which could update the calculation of Merger Consideration pursuant to the Merger Agreement, the Delayed Share Consideration is still expected to be the similar calculated value of $2,519,644 which is currently estimated based on the 1,129,885 shares of TuHURA Common Stock expected to be issued (based on the top-line $6,500,000 amount divided by the TuHURA Share Value, multiplied by the market price as of the closing date of $2.23), however, this amount could change both as a result of the adjustment terms and provisions in the Merger Agreement as well as the market price of TuHURA shares as of the future date when the Delayed Share Consideration is issued. For the purposes of this unaudited pro forma condensed combined financial information, the aggregate share consideration is assumed to be $8,915,661 ($6,396,017 plus $2,519,644) for estimating the final market value of consideration to be transferred in the Mergers on a pro forma basis using the relevant details included in this unaudited pro forma condensed combined financial information.

As additional estimated contingent consideration, Kineta stockholders will be entitled to receive their pro rata share of certain payments in cash that Kineta may receive after the closing of the Mergers from certain pre-closing sales by Kineta of certain non-TBS-2025 products and technologies (the “Disposed Asset Payment Right”).

Based on the current stage of clinical trials and inherent uncertainties surrounding the further development, regulatory approval, or viability of being able to enter into an agreement to dispose of any non-VISTA Assets and any other agreement entered into by Kineta prior to the closing of the Mergers in connection with a Permitted Asset Disposition, as defined in the Merger Agreement, including the likelihood of certain clinical and/or regulatory milestones being achieved in the future with regard to the agreements entered into with third parties surrounding the disposal, exclusivity, and licensing, of non-VISTA assets to-date which could result in future Disposed Asset Payments, the contingent consideration resulting from any Disposed Asset Payment Right is not currently probable and reasonably estimable. Therefore, TuHURA has not recognized or allocated any contingent purchase price consideration estimates for the Mergers pertaining to the Disposed Asset Payment Rights in the unaudited pro forma condensed combined financial information or purchase price allocation estimated for the Business Combination as a result of the Mergers.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accounting treatment and valuation for the contingent consideration included in the Mergers, which represents the Disposed Asset Payment Right from Permitted Asset Dispositions, as defined in the Merger Agreement, is preliminary in nature and the final accounting treatment will be determined based on a number of factors, including additional analysis of the transaction, the in-process research and development of the disposed assets themselves, and consideration of relevant accounting standards.

All of the outstanding equity of Kineta . was canceled and ceased to exist at the Effective Time in accordance with the Merger Agreement. These shares, including the newly issued shares, only represented the right to receive the share of Merger Consideration (as stated in the Introduction). Each share of Kineta common stock at the closing of the Mergers was ultimately given the right to receive 0.185298 shares of TuHURA Common Stock as the Initial Share Consideration, which can be illustrated based on the 15,478,657 shares of Kineta common stock immediately prior to the Effective Time (i.e. after the equity issuance presented in this adjustment) and the 2,868,169 shares of Initial Share Consideration calculated above (2,868,169 shares of TuHURA Common Stock divided by the 15,478,657 shares of Kineta common stock outstanding at the Effective Time equals 0.185298).

The preliminary calculation of the estimated preliminary purchase price allocation for the Mergers in the aggregate and the corresponding aggregate Merger Consideration is presented in the table below as of June 30, 2025:

Fair Value
Total Cash Consideration Paid	$7,644,502
Initial Share Consideration	6,396,017
Delayed Share Consideration	2,519,644
Contingent Consideration	—

Total consideration	$16,560,163

Assets acquired:
Cash and cash equivalents	$390,721
Restricted cash	—
Prepaid expenses and other current assets	—
In-process research and development	8,261,000
Goodwill	13,554,163

Total assets acquired	$22,205,884

Liabilities assumed:
Accounts payable and accrued expenses	$5,211,721
Notes payable, current portion	434,000

Total liabilities assumed	5,645,721

Estimated fair value of net assets acquired	$15,560,163

In connection with the Mergers, the Company will recognize approximately $8,261,000 of identifiable intangible assets pertaining to the In-process research and development indefinite-lived intangible asset being acquired in the acquisition of Kineta and $13,544,163 of goodwill, which represents the excess purchase price over fair value of identifiable net assets acquired, pursuant to the preliminary purchase price allocation. The goodwill arising from the transaction is primarily attributable to the expected synergies through the combining of key assets, capabilities, and intellectual property, and is not expected to be deductible for income tax purposes. The final calculation of goodwill could differ materially from the preliminary amounts presented in this unaudited pro forma condensed combined financial information due to several factors including, but not limited to, changes in the estimated fair value of assets acquired and liabilities assumed, and differences in the actual

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

assets acquired and liabilities assumed at the effective time of the Mergers, including the final calculation of merger consideration that is subject to further purchase price adjustments as described in the Merger Agreement. Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill or other intangible assets have become impaired, an accounting charge for impairment during the period in which the determination is made may be recognized.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 are as follows:

A Relating to the Kintara Merger, reflects the Legacy TuHURA reversal of interest expense incurred on the Notes for the year ended December 31, 2024 of $4,138,301.

B Relating to the Kintara Merger, reflects the Legacy TuHURA reversal of the change in fair value of derivative liability associated with make-whole premium that is related to the signed subscription agreements for the year ended December 31, 2024 of $313,772.

C Reflects costs related to the Kintara Merger in the amount of $3,386,840 which pertain to transaction-related expenses incurred by Kintara subsequent to the date at which historical Kintara financial information is presented in the pro forma condensed combined statement of operations and up to the closing date of the Reverse Recapitalization, including the following:

(i) One-time special bonus and additional severance costs in the amount of $1,634,413;

(ii) Merger-related costs incurred by Kintara of $1,752,427 primarily relating to legal and other professional fees.

As the above costs all represent one-time expenses directly attributable to the Kintara Merger, and the unaudited pro forma condensed combined statements of operations give pro forma effect to the Kintara Merger as if the closing had occurred on January 1, 2024, $3,386,840 is presented as an adjustment in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024

D Relating to the Kintara Merger, reflects the elimination of the Series C Preferred Stock Dividends of approximately $12,839 that were all accrued for and paid within Kintara’s historical statements of operations prior to the consummation of the Kintara Merger on October 18, 2024. There was no Series C Preferred Stock assumed by TuHURA in the Kintara Merger as all of the outstanding shares had converted into shares of common stock prior to the consummation of the transaction. Since the transactions contemplated in the Kintara Merger Agreement are already reflected in the historical consolidated balance sheet as of June 30, 2025 of TuHURA, and the unaudited pro forma condensed combined statement of operations, including the per share amounts attributable to common stockholders calculated for the year ended June 30, 2025 are reflected as if the Kintara Merger had occurred on January 1, 2024, the effect of the Series C Preferred Stock Dividends is excluded from the pro forma net loss attributable to common stockholders for the year ended December 31, 2024.

E Reflects the total additional transaction costs incurred related to the Mergers in the amount of $5,333,916 which is comprised of $1,121,498 of costs incurred by Kineta and $4,212,418 of costs incurred by TuHURA subsequent to June 30, 2025 that were directly attributable to the Mergers, including the following:

E(i)a One-time special bonus and additional severance costs incurred by Kineta upon the closing of the Mergers in the amount of $825,321 ($1,415,321 total costs less the $590,000 already incurred during the year ended December 31, 2024 and the period ended June 29, 2025);

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

E(i)b Legal and other professional fees incurred by Kineta of $296,177 ($1,226,182 total costs less the $930,005 already incurred during the year ended December 31, 2024 and the period ended June 29, 2025) that were directly attributable to closing the Mergers.

E(ii) Printing, legal and other professional fees incurred by TuHURA of $4,212,418, consisting of additional transaction-related expenses incurred on the closing date of the Mergers that were directly attributable to the Mergers.

As the above costs all represent the estimate of one-time expenses directly attributable to the Mergers, and the unaudited pro forma condensed combined statements of operations to give pro forma effect to the Mergers as if the Mergers had occurred on January 1, 2024, $5,333,916 are presented as adjustments to general and administrative expenses in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024.

There were no pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025.

Note 5. Net Loss per Share

Net loss per share was first calculated for the Kintara Merger that was completed in October 2024 using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Kintara Merger, assuming the shares were outstanding since January 1, 2024, and after giving effect to the 1-for-35 reverse share split effected on October 18, 2024. As the Kintara Merger is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Kintara Merger have been outstanding for the entirety of all periods presented. The calculation of net loss per share to give pro forma effect to the Kintara Merger is only applicable for the year ended December 31, 2024 as the share exchange pursuant to the exchange ratio and other related share activity attributable to the Kintara Merger was completed when that reverse recapitalization transaction closed. The net loss per share giving effect to only the Kintara Merger for the year ended December 31, 2024 is presented for the illustrative purposes of calculating the weighted average shares outstanding for that transaction prior to the share activity that gives pro forma effect to the Mergers.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information has been prepared to present the Kintara Merger for the year ended December 31, 2024:

For the Year Ended December 31, 2024 (1)
(After share recapitalization as effected on October 18, 2024)
Numerator:
TuHURA Biosciences, Inc. - Net loss attributable to common stockholders	$(36,362,673)
Denominator:
Weighted average shares outstanding - basic and diluted(2)	42,284,525
Net loss per share:
TuHURA Biosciences, Inc. - Net loss attributable to common stockholders per share	$(0.86)
Excluded securities:
TuHURA Warrants(2)	10,965,630
TuHURA Options(2)	6,587,057
CVR Shares(2)	1,539,938

(1)

TuHURA Biosciences, Inc.—Net loss attributable to common stockholders per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”

(2)

The potentially dilutive outstanding securities were excluded from the computation of the TuHURA Biosciences, Inc.—Net loss attributable to common stockholders per share, basic and diluted, because their effect would have been anti-dilutive and/or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.

The following table presents a roll-forward of the shares issued and assumed to be issued following the consummation of the Kintara Merger and the transactions leading up to the closing of the Mergers:

Common Shares Issued or Assumed to be Issued
TuHURA Biosciences, Inc. weighted average shares after Kintara Merger	42,284,525
Shares issued as purchase consideration in Mergers	3,998,054
Shares issued in connection with the June 2025 Private Placement	4,759,309
Shares issued for TuHURA Warrant and Option Exercises(1)	1,398,177
Shares underlying Penny Warrants issued(2)	297,029

Pro Forma weighted average shares outstanding	52,737,094

(1)	The aggregate amount of shares issued in connection with TuHURA Warrants and stock options that have been exercised following the closing of the Kintara Merger through the closing date of the Mergers.
(2)	Penny Warrants assumed to be exercised and converted into shares of TuHURA Common Stock as soon as they were exercisable based on the nominal exercise price of $0.01 per share

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Net loss per share to give pro forma effect of both the Kintara Merger as well as the Mergers was calculated using the weighted average shares outstanding as calculated following the consummation of the Kintara Merger, and the issuance of additional shares in connection with the Mergers, assuming the shares were outstanding since January 1, 2024. As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined financial information has been prepared to present the Mergers for the year ended December 31, 2024 and the six months ended June 30, 2025:

	For the Year Ended December 31, 2024 (1)	For the Six Months Ended June 30, 2025 (1)
Numerator:
Pro Forma Net loss attributable to common stockholders	$(58,828,116)	$(20,703,670)
Denominator:
Weighted average shares outstanding - basic and diluted(2)	52,737,094	52,737,094
Net loss per share:
Pro forma net loss attributable to common stockholders per share - basic and diluted	$(1.12)	$(0.39)
Excluded securities:
TuHURA Options(2)	6,511,571	6,511,571
CVR Shares(2)	1,539,938	1,539,938
TuHURA Warrants(2)	8,335,007	8,335,007
TuHURA Securities Purchase Agreement Warrants(2)	4,759,309	4,759,309

(1)	Pro forma net loss attributable to common stockholders includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”
(2)

The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss attributable to common stockholders per share, basic and diluted, because their effect would have been anti-dilutive and/or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.

4,570,629 Shares of Common Stock

Up to 4,750,916 Shares of Common Stock Issuable Upon Exercise of

Warrants

TuHURA Biosciences, Inc.

Prospectus

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all the costs and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale of the shares of common stock being registered hereby. All amounts shown below are estimates, except the SEC registration fee:

Amount
SEC registration fee	$3,400
Legal fees and expenses	50,000
Accounting fees and expenses	100,000
Miscellaneous expenses	30,000

Total	$183,400

Item 14. Indemnification of Directors and Officers

Neither our Articles of Incorporation or our Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.751 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense of an action to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.751(a) or 78.751(b), or in defense of any claim, issue or matter therein.

NRS Section 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute or agreement, no stockholder, director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

We have entered agreements to indemnify our directors and officers to the maximum extent allowed under Nevada law. These agreements, among other things, indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of us or that person’s status as a member of our board of directors.

Item 15. Recent Sales of Unregistered Securities

In the preceding three years, we have issued and sold the following securities that were not registered under the Securities Act:

•

On June 2, 2025, the Company and the selling stockholders (the “Purchasers”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to issue to the Purchasers, in a private placement (the “Offering”), an aggregate of 4,759,309 shares of common stock together with warrants to purchase an equal number of shares of common stock at an exercise price of $3.3125 (the “Warrants”), for an aggregate offering amount of approximately $12.6 million. The combined effective offering price for each share and accompanying Warrant in the Offering was $2.65. The securities were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

•

During the period from October 18, 2024 through July 12, 2025, an aggregate of 1,212,834 shares of common stock were issued upon the exercise of warrants at an exercise price of $2.91. The securities were issued pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules

(A) Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description

2.1††	Agreement and Plan of Merger, dated as of December 11, 2024, by and among TuHURA Biosciences, Inc., Kineta, Inc., Hura Merger Sub I, Inc., Hura Merger Sub II, LLC and Craig Philips (incorporated by reference to Exhibit 2.1 of TuHURA’s Current Report on Form 8-K filed with the SEC on December 12, 2024)

Exhibit Number	Description

2.2	First Amendment to the Agreement and Plan of Merger, dated May 5, 2025, by and among TuHURA Biosciences, Inc., Kineta, Inc., Hura Merger Sub I, Inc., Hura Merger Sub II, LLC and Craig Philips (incorporated by reference to Exhibit 2.2 of the Amendment No. 1 to Registration Statement on Form S-4 filed on May 6, 2025)

2.3††	Agreement and Plan of Merger, dated as of April 2, 2024, by and among Kintara Therapeutics, Inc., Kayak Mergeco, Inc., and TuHURA Biosciences, Inc., as amended (incorporated by reference to Exhibit 2.1 of TuHURA’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K filed with the SEC on April 3, 2024)

3.1**	Articles of Incorporation of TuHURA Biosciences, Inc. (f/k/a Kintara Therapeutics, Inc.), as amended

3.2	Amended and Restated Bylaws of TuHURA Biosciences, Inc. (f/k/a Kintara Therapeutics, Inc.) (incorporated by reference to Exhibit 3.1 to TuHURA’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2022)

4.1	Form of TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) Common Stock Purchase Warrant issued in Series A Preferred Offering (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

4.2	Form of TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) Common Stock Purchase Warrant, dated June 1, 2019, issued for advisory services (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

4.3	Form of TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) Common Stock Purchase Warrant issued in Series A-1 Preferred Stock Offering (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

4.4	Form of TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) Common Stock Purchase Warrant issued in Note Conversion Transaction (incorporated by reference to Exhibit 4.15 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

4.5	Form of TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) Common Stock Purchase Warrant issued in Series B Preferred Stock Offering (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

4.6	Form of TuHURA Biosciences, Inc. Common Stock Warrant issued in TuHURA Note Financing (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

4.7	Form of Warrant Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K/A filed with the SEC on August 15, 2019)

4.8	Form of Pre-Funded Warrant Certificate (incorporated by reference to Exhibit 4.2 of Amendment No. 1 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K/A filed with the SEC on August 15, 2019)

4.9	Form of Underwriter’s Warrant (incorporated by reference to Exhibit 4.3 of Amendment No. 1 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K/A filed with the SEC on August 15, 2019)

4.10	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.4 of Amendment No. 1 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K/A filed with the SEC on August 15, 2019)

4.11	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K filed with the SEC on September 1, 2020)

Exhibit Number	Description

4.12	Form of Warrant Certificate (incorporated by reference to Exhibit 4.1 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K filed with the SEC on September 27, 2021)

4.13	Form of Pre-Funded Warrant Certificate (incorporated by reference to Exhibit 4.2 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K filed with the SEC on September 27, 2021)

4.14	Form of Placement Agent Warrant Certificate (incorporated by reference to Exhibit 4.3 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K filed with the SEC on September 27, 2021)

4.15	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K filed with the SEC on April 13, 2022)

4.16	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K filed with the SEC on April 13, 2022)

4.17	Form of Warrant (incorporated by reference to Exhibit 4.1 to TuHURA Biosciences, Inc.’s Current Report on Form 8-K filed with the SEC on June 6, 2025)

5.1**	Opinion of Foley & Lardner LLP

10.1	Contingent Value Rights Agreement, dated October 18, 2024, by and between TuHURA Biosciences, Inc. (f/k/a Kintara Therapeutics, Inc.) and Equiniti Trust Company, LLC (incorporated by reference to Exhibit 10.1 to TuHURA’s Registration Statement on Form S-4 filed with the SEC on June 7, 2025)

10.2#	Form of Indemnification Agreement by and between TuHURA Biosciences, Inc and each of its directors and executive officers (incorporated by reference to Exhibit 10.2 of TuHURA’s Current Report on Form 8-K filed with the SEC on October 21, 2024)

10.3#	TuHURA Biosciences, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of TuHURA Biosciences, Inc. (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K filed with the SEC on October 21, 2024)

10.4#	Second Amended and Restated Employment Agreement, dated March 29, 2024, between TuHURA Biosciences, Inc. and Dan Dearborn (incorporated by reference to Exhibit 10.34 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

10.5#	Second Amended and Restated Employment Agreement, dated March 29, 2024, between TuHURA Biosciences, Inc. and James Bianco, M.D (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

10.6†	Exclusive License Agreement, dated March 29, 2019, between Morphogenesis, Inc. and H. Lee Moffitt Cancer Center and Research Institute, Inc., as amended (incorporated by reference to Exhibit 10.37 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

10.7†	Exclusive License Agreement, dated April 23, 2021, between Morphogenesis, Inc. and H. Lee Moffitt Cancer Center and Research Institute, Inc., as amended (incorporated by reference to Exhibit 10.38 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368)

10.8†	Restated and Amended Exclusive License Agreement, effective September 7, 2022, between TuHURA Biopharma, Inc. and West Virginia Research Corporation (incorporated by reference to Exhibit 10.39 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

Exhibit Number	Description

10.9††	Asset Purchase Agreement, dated January 26, 2023, between TuHURA Biopharma Inc. and Morphogenesis, Inc. (incorporated by reference to Exhibit 10.40 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

10.10	Clinical Trial Funding Agreement, dated December 11, 2024, between TuHURA Biosciences, Inc. and Kineta, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 12, 2024)

10.11#	Form of TuHURA Biosciences, Inc. Stock Option Agreement under the TuHURA Biosciences, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 15, 2024)

10.12#	TuHURA Biosciences, Inc. 2025 Non-Employee director Compensation Program (incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K filed with the SEC on March 31, 2025)

10.13	Separation Agreement, dated May 5, 2025, between TuHURA Bioscience, Inc. and Dennis Yamashita (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 6, 2025)

10.14	Form of Securities Purchase Agreement dated June 2, 2025 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 6, 2025)

10.15	Form of Closing Agreement (incorporated by reference to Current Report on Form 8-K filed with the SEC September 11, 2025)

10.16	Form of Warrant Amendment Agreement (incorporated by reference to Current Report on Form 8-K filed with the SEC on September 11, 2025)

21.1**	List of Subsidiaries

23.1*	Consent of Marcum LLP, independent registered public accounting firm of Kineta, Inc.

23.2*	Consent of Cherry Bekaert, LLP, independent registered public accounting firm of TuHURA Biosciences, Inc.

23.3*	Consent of Marcum LLP, independent registered public accounting firm of TuHURA Biosciences, Inc. (formerly Kintara Therapeutics, Inc.)

23.4**	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page of the Registration Statement)

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

107**	Filing fee table

†

Confidential treatment is requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Exchange Act. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

††

Schedule has been omitted pursuant to Item 601(a)(5) of Regulation S-K. TuHURA hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

*	Filed herewith.
**	Previously filed.
#	Indicates management contract or compensatory plan or arrangement.

(B) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, Florida, on this 18th day of September, 2025.

TUHURA BIOSCIENCES, INC.

By:	/s/ James A. Bianco
James A. Bianco, M.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James A. Bianco James A. Bianco, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	September 18, 2025

/s/ * Dan Dearborn	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 18, 2025

/s/ * James Manuso, Ph.D.	Director	September 18, 2025

/s/ * Alan List, M.D.	Director	September 18, 2025

/s/ * George Ng	Director	September 18, 2025

/s/ * Robert Hoffman	Director	September 18, 2025

/s/ * Craig Tendler, M.D.	Director	September 18, 2025

*By: /s/ James A. Bianco, Attorney-in-Fact